As filed with the Securities and Exchange Commission on March 22, 2012.

Registration No. 333-168971

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 2
TO
POST-EFFECTIVE AMENDMENT NO. 4

TO FORM S-11
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

APPLE REIT TEN, INC.
(Exact name of Registrant as specified in its charter)

Virginia	814 East Main Street Richmond, Virginia 23219 (804) 344-8121	27-3218228
(State or other jurisdiction of incorporation)	(Address. Including zip code, and telephone number, including area code, of Registrant’s Principal Executive Offices)	(I.R.S. Employer Identification Number)

Glade M. Knight
Chairman and Chief Executive Officer
Apple REIT Ten, Inc.
814 East Main Street
Richmond, Virginia 23219
(804) 344-8121
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Martin B. Richards, Esq.
David F. Kurzawa, Esq.
McGuireWoods LLP
901 East Cary Street, One James Center
Richmond, Virginia 23219
(804) 775-1029
(804) 775-7471

Approximate date of commencement of proposed sale to the public: As soon as possible after effectiveness of the Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Pre-Effective Amendment No. 2

to

Post-Effective Amendment No. 4

to

Registration Statement on Form S-11
(Registration No. 333-168971)

Contents

(1)	Part I of Registration Statement

(a)	Sticker Supplement for Supplement No. 15

(b)	Supplement No. 15 dated March 22, 2012

(c)	Supplement No. 14 dated February 17, 2012 (cumulative, replacing all prior supplements)

(d)	Prospectus dated January 19, 2011

(2)	Part II of Registration Statement

(3)	Signature Page

(4)	Exhibits (see Part II, Item 36, for Exhibit Index)

APPLE REIT TEN, INC.

STICKER SUPPLEMENT TO
SUPPLEMENT NO. 15 DATED MARCH 22, 2012

Supplements Nos. 14 and 15 to be used with
PROSPECTUS DATED JANUARY 19, 2011

Summary of Supplements to Prospectus (See Supplements for Additional Information)

Supplement No. 14 (cumulative, replacing all prior supplements) dated February 17, 2012 reports on (a) the status of our best-efforts offering of Units; (b) our purchase of 28 hotels containing a total of 3,504 guest rooms for an aggregate gross purchase price of approximately $482.6 million; (c) our execution of certain purchase contracts that relate to 6 hotels containing a total of 745 guest rooms and that provide for an aggregate gross purchase price of approximately $101.6 million; (d) the termination of three purchase contracts; (e) the election of the board of directors included in the prospectus; (f) the resignation of a member of our board of directors; (g) the election of a new director to our board; (h) amendments to our unit redemption program; (i) a summary of certain legal proceedings; (j) financial and operating information for all of our purchased hotels; and (k) our recent financial information and certain additional information about us.

Supplement No. 15 dated March 22, 2012 (a) reports on the status of our best-efforts offering of Units; (b) provides an update regarding our legal proceedings; and (c) provides our audited financial statements as of December 31, 2011 and for the year then ended and certain additional information about us.

As of January 27, 2011, we completed our minimum offering of 9,523,810 Units at $10.50 per Unit and raised gross proceeds of $100 million and proceeds net of selling commissions and marketing expenses of $90 million. Each Unit consists of one common share and one Series A Preferred Share. We are continuing the offering at $11 per Unit in accordance with the prospectus.

As of February 29, 2012, we had closed on the sale of 37,571,845 additional Units at $11 per Unit and from such sale we raised gross proceeds of approximately $413 million and proceeds net of selling commissions and marketing expenses of approximately $372 million. Sales of all Units at $10.50 per Unit and $11.00 per Unit, when combined, represent gross proceeds of approximately $513 million and proceeds net of selling commissions and marketing expenses of approximately $462 million.

In connection with our hotel purchases to date, we paid a total of approximately $9.7 million, representing 2% of the aggregate gross purchase price, as a commission to Apple Suites Realty Group, Inc. This entity is owned by Glade M. Knight, who is our Chairman and Chief Executive Officer.

SUPPLEMENT NO. 15 DATED MARCH 22, 2012

TO PROSPECTUS DATED JANUARY 19, 2011

APPLE REIT TEN, INC.

The following information supplements the prospectus of Apple REIT Ten, Inc. dated January 19, 2011 and is part of the prospectus. This Supplement updates the information presented in the prospectus. Prospective investors should carefully review the prospectus, Supplement No. 14 (which is cumulative and replaces all prior Supplements) and this Supplement No. 15.

Certain forward-looking statements are included in the prospectus and this supplement. These forward-looking statements may involve our plans and objectives for future operations, including future growth and availability of funds. These forward-looking statements are based on current expectations, which are subject to numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, the continuation of our offering of Units, the outcome of current and future litigation, regulatory proceedings or inquiries, future economic, competitive and market conditions and future business decisions, together with local, national and international events (including, without limitation, acts of terrorism or war, and their direct and indirect effects on travel and the economy). All of these matters are difficult or impossible to predict accurately and many of them are beyond our control. Although we believe the assumptions relating to the forward-looking statements, and the statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved.

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“Courtyard by Marriott,” “Fairfield Inn,” “Fairfield Inn & Suites,” “TownePlace Suites,” “Marriott,” “SpringHill Suites” and “Residence Inn” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references below to “Marriott” mean Marriott International, Inc. and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this prospectus supplement, whether relating to hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Ten, Inc., or otherwise. Marriott is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the offering by Apple REIT Ten, Inc. and receives no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this prospectus supplement or the offering related to this prospectus supplement, and the grant by Marriott of any franchise or other rights to Apple REIT Ten, Inc. shall not be construed as any expression of approval or disapproval. Marriott has not assumed, and shall not have, any liability in connection with this prospectus supplement or the offering related to this prospectus supplement.

“Hampton Inn,” “Hampton Inn & Suites,” “Homewood Suites,” “Embassy Suites,” “Hilton Garden Inn” and “Home2 Suites by Hilton” are each a registered trademark of Hilton Worldwide or one of its affiliates. All references below to “Hilton” mean Hilton Worldwide and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this prospectus supplement, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Ten, Inc., or otherwise. Hilton is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the offering by Apple REIT Ten, Inc. and receives no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this prospectus supplement or the offering related to this prospectus supplement, and the grant by Hilton of any franchise or other rights to Apple REIT Ten, Inc. shall not be construed as any expression of approval or disapproval. Hilton has not assumed, and shall not have, any liability in connection with this prospectus supplement or the offering related to this prospectus supplement.

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STATUS OF THE OFFERING

As of January 27, 2011, we completed our minimum offering of 9,523,810 Units at $10.50 per Unit and raised gross proceeds of $100,000,000 and proceeds net of selling commissions and marketing expenses of $90,000,000. Each Unit consists of one common share and one Series A preferred share. We are continuing the offering at $11.00 per Unit in accordance with the prospectus. We registered to sell a total of 182,251,082 Units. As of February 29, 2012, 135,155,427 Units remain unsold. We will offer Units until January 19, 2013, unless the offering is extended, provided that the offering will be terminated if all of the Units are sold before then.

As of February 29, 2012, we had closed on the following sales of Units in the offering:

Price Per Unit	Number of Units Sold	Gross Proceeds	Proceeds Net of Selling Commissions and Marketing Expense Allowance
$10.50	9,523,810	$100,000,000	$90,000,000
$11.00	37,571,845	413,290,295	371,961,266

Total	47,095,655	$513,290,295	$461,961,266

Distributions

Our distributions since initial capitalization through December 31, 2011 totaled approximately $23.6 million and were paid at a monthly rate of $0.06875 per common share beginning in February 2011. For the same period, our cash generated from operations was approximately $0.8 million. Due to the inherent delay between raising capital and investing that same capital in income producing real estate, we have had significant amounts of cash earning interest at short term money market rates. As a result, a portion of distributions paid through December 31, 2011 have been funded from proceeds from our on-going best-efforts offering of Units, and are expected to be treated as a return of capital for federal income tax purposes. The following is a summary of the distributions and net cash from (used in) operations.

Period	Total Distributions Declared and Paid per Share	Total Distributions Declared and Paid	Net Cash From/ (Used in) Operations(a)	Net Income/ (Loss)(a)
For the period Aug. 13, 2010 (initial capitalization) through Dec. 31, 2010	$—	$—	$(6,000)	$(31,000)
1st Quarter 2011	0.13750	1,855,000	(2,488,000)	(2,390,000)
2nd Quarter 2011	0.20625	5,753,000	(1,059,000)	(1,179,000)
3rd Quarter 2011	0.20625	7,596,000	846,000	(473,000)
4th Quarter 2011	0.20625	8,390,000	3,522,000	(1,092,000)

Total	$0.75625	$23,594,000	$815,000	$(5,165,000)

Note for Table:

(a)

See complete consolidated statement of cash flows and consolidated statement of operations for the 12 months ending December 31, 2011 included in our most recent Form 10-K for the year ended December 31, 2011.

In February 2011, our Board of Directors established a policy for an annualized distribution rate of $0.825 per common share, payable in monthly distributions. We intend to continue paying distributions on a monthly basis, consistent with the annualized distribution rate established by our Board of Directors. Our objective in setting a distribution rate is to project a rate that will provide consistency over our existence taking into account acquisitions and capital improvements, ramp up of new properties and varying economic cycles. To meet this objective, we may require the use of debt or offering proceeds in addition to cash from operations. Since a portion of distributions to date have been funded with proceeds from our offering of Units, our ability to maintain our current

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intended rate of distribution will be based on our ability to fully invest our offering proceeds and thereby increase its cash generated from operations. As there can be no assurance of our ability to acquire properties that provide income at this level, or that the properties already acquired will provide income at this level, there can be no assurance as to the classification or duration of distributions at the current rate. Proceeds of the offering which are distributed are not available for investment in properties. See “Risk Factors—We may be unable to make distributions to our shareholders,” on page 26 of the prospectus.

Net Book Value Per Share

In connection with this on-going offering of Units, we are providing information about our net book value per share. Net book value per share is calculated as total book value of assets minus total liabilities. It assumes that the value of real estate assets diminishes predictably over time as shown through the depreciation and amortization of real estate investments. Real estate values have historically risen or fallen with market conditions. Net book value does not reflect value per share upon an orderly sale or liquidation of the Company in accordance with our investment objectives. Our net book value reflects dilution in the value of our Units from the issue price as a result of (i) operating losses, which reflect accumulated depreciation and amortization of real estate investments as well as the fees and expenses paid to acquire real estate including commissions to Apple Suites Realty Group (“ASRG”), (ii) the funding of distributions from sources other than cash flow from operations, and (iii) fees paid in connection with our on-going best-efforts offering, including selling commissions and marketing fees. As of December 31, 2011, our net book value per share was $9.10. We calculated our net book value by subtracting total liabilities from total assets and dividing by the total number of Units outstanding at December 31, 2011.

The offering price of shares under our on-going best-efforts offering at February 29, 2012 was $11.00. Our offering price was not established on an independent basis and bears no relationship to the net book value of our assets. There is currently no established public market in which our common shares or Units are traded, however as discussed above in the Status of the Offering section of this supplement, 37.6 million Units have been purchased at $11 per Unit. As discussed in the prospectus the Units will be illiquid for an indefinite period of time. We will continue to use the $11 per Unit price until such time as buyers are not available, or until we have an orderly sale or liquidation in accordance with our investment objectives outlined in the prospectus.

Source of Funds and Related Party Payments

David Lerner Associates, Inc., ASRG and Apple Ten Advisors, Inc. earned the compensation and expense reimbursements shown below in connection with their services from inception through the period ending December 31, 2011 relating to our offering phase, acquisition phase and operations phase.

David Lerner Associates, Inc. is not related to ASRG or Apple Ten Advisors, Inc. ASRG and Apple Ten Advisors, Inc. are owned by Glade M. Knight, our Chairman and Chief Executive Officer.

As described on page 10 of our prospectus under the heading “Compensation” and as shown below, we pay certain fees and expenses as they are incurred, while others accrue and will be paid in future periods, subject in some cases to the achievement of performance criteria. We did not incur any amounts in connection with our disposition phase through December 31, 2011.

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Cumulative through December 31, 2011

	Incurred	Paid	Accrued
Offering Phase
Selling commissions paid to David Lerner Associates, Inc. in connection with the offering	$35,532,000	$35,532,000	$—
Marketing expense allowance paid to David Lerner Associates, Inc. in connection with the offering	11,844,000	11,844,000	—

	47,376,000	47,376,000	—

Acquisition Phase
Acquisition commission paid to Apple Suites Realty Group, Inc.	9,165,000	9,165,000	—
Reimbursement of costs paid to Apple Suites Realty Group, Inc.	700,000	700,000	—
Reimbursement of certain deposits to Apple Suites Realty Group, Inc.	102,500	102,500	—
Operations Phase
Asset management fee paid to Apple Ten Advisors, Inc.	318,000	318,000	—
Reimbursement of costs paid to Apple Ten Advisors, Inc.	725,000	725,000	—
Fees for Account Maintenance Services to Shareholders paid to David Lerner Associates, Inc.	171,000	131,000	40,000

LEGAL PROCEEDINGS

The term the “Apple REIT Companies” means us, Apple REIT Six, Inc., Apple REIT Seven, Inc., Apple REIT Eight, Inc. and Apple REIT Nine, Inc.

On February 17, 2012, lead plaintiffs and lead counsel in the In re Apple REITs Litigation, Civil Action No. 1:11-cv-02919-KAM-JO, filed an amended consolidated complaint in the United States District Court for the Eastern District of New York against us, Apple Suites Realty Group, Inc., Apple Eight Advisors, Inc., Apple Nine Advisors, Inc., Apple Ten Advisors, Inc., Apple Fund Management, LLC, Apple REIT Six, Inc., Apple REIT Seven, Inc., Apple REIT Eight, Inc. and Apple REIT Nine, Inc., their directors and certain officers, David Lerner Associates, Inc. and David Lerner. The consolidated complaint, purportedly brought on behalf of all purchasers of Units in us and the other Apple REIT Companies, or those who otherwise acquired these Units that were offered and sold to them by David Lerner Associates, Inc., or its affiliates and on behalf of subclasses of shareholders in New Jersey, New York, Connecticut and Florida, asserts claims under Sections 11, 12 and 15 of the Securities Act of 1933. The consolidated complaint also asserts claims for breach of fiduciary duty, aiding and abetting breach of fiduciary duty, negligence, and unjust enrichment, and claims for violation of the securities laws of Connecticut and Florida. The complaint seeks, among other things, certification of a putative nationwide class and the state subclasses, damages, rescission of share purchases and other costs and expenses.

We believe that these claims against us and our officers and directors are without merit, and we intend to defend against them vigorously. At this time, we cannot reasonably predict the outcome of these proceedings or provide a reasonable estimate of the possible loss or range of loss due to these proceedings, if any.

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SELECTED FINANCIAL DATA

(in thousands except per share and statistical data)	Year Ended December 31, 2011	For the period August 13, 2010 (initial capitalization) through December 31, 2010
Revenues:
Room revenue	$37,911	$—
Other revenue	4,180	—

Total revenue	42,091	—
Expenses:
Hotel operating expenses	23,737	—
Taxes, insurance and other	2,545	—
General and administrative	3,062	28
Acquisition related costs	11,265	—
Depreciation	6,009	—
Interest expense, net	607	3

Total expenses	47,225	31

Net loss	$(5,134)	$(31)

Per Share:
Net loss per common share	$(0.18)	$(3,083.50)
Distributions paid per common share	$0.76	$—
Weighted-average common shares outstanding—basic and diluted	29,333	—

Balance Sheet Data (at end of period):
Cash and cash equivalents	$7,079	$124
Investment in real estate, net	$452,205	$—
Total assets	$471,222	$992
Notes payable	$69,636	$400
Shareholders’ equity	$395,915	$17
Net book value per share	$9.10	$—

Other Data:
Cash Flow From (Used In):
Operating activities	$821	$(6)
Investing activities	$(393,640)	$—
Financing activities	$399,774	$82
Number of hotels owned at end of period	26	—
Average Daily Rate(ADR)(a)	$110	$—
Occupancy	69%	—
Revenue Per Available Room(RevPAR)(b)	$76	$—
Total rooms sold(c)	344,152	—
Total rooms available(d)	499,089	—

Modified Funds From Operations Calculation(e):
Net loss	$(5,134)	$(31)
Depreciation of real estate owned	6,009	—

Funds from operations	875	(31)
Acquisition related costs	11,265	—

Modified funds from operations	$12,140	$(31)

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(a)	Total room revenue divided by number of rooms sold.

(b)	ADR multiplied by occupancy percentage.

(c)	Represents the number of room nights sold during the period.

(d)	Represents the number of rooms owned by the Company multiplied by the number of nights in the period.

(e)

Funds from operations (FFO) is defined as net income (loss) (computed in accordance with generally accepted accounting principles—GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization. Modified FFO (MFFO) excludes costs associated with the acquisition of real estate. The Company considers FFO and MFFO in evaluating property acquisitions and its operating performance and believes that FFO and MFFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the Company’s activities in accordance with GAAP. The Company considers FFO and MFFO as supplemental measures of operating performance in the real estate industry, and along with the other financial measures included in this document, including net income, cash flow from operating activities, financing activities and investing activities, they provide investors with an indication of the performance of the Company. The Company’s definition of FFO and MFFO are not necessarily the same as such terms that are used by other companies. FFO and MFFO are not necessarily indicative of cash available to fund cash needs.

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MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
(for the year ended December 31, 2011)

Overview

Apple REIT Ten, Inc., together with its wholly owned subsidiaries (the “Company”) is a Virginia corporation that intends to qualify as a Real Estate Investment Trust (“REIT”) for federal income tax purposes. The Company, which has limited operating history, was formed to invest in hotels and other income-producing real estate in selected metropolitan areas in the United States. The Company was initially capitalized on August 13, 2010, with its first investor closing on January 27, 2011. Prior to the Company’s first hotel acquisition on March 4, 2011, the Company had no revenue, exclusive of interest income. As of December 31, 2011, the Company owned 26 hotels, all of which were purchased during 2011. Results of operations include only results from the date of ownership of the hotels.

Legal Proceedings and Related Matters

The term the “Apple REIT Companies” means the Company, Apple REIT Six, Inc., Apple REIT Seven, Inc., Apple REIT Eight, Inc. and Apple REIT Nine, Inc.

On December 13, 2011, the United States District Court for the Eastern District of New York ordered that three putative class actions, Kronberg, et al. v. David Lerner Associates, Inc., et al., Kowalski v. Apple REIT Ten, Inc., et al., and Leff v. Apple REIT Ten, Inc., et al., be consolidated and amended the caption of the consolidated matter to be In re Apple REITs Litigation. The District Court also appointed lead plaintiffs and lead counsel for the consolidated action and ordered lead plaintiffs to file and serve a consolidated complaint by February 17, 2012. The parties agreed to a schedule for answering or otherwise responding to the complaint and that briefing on any motion to dismiss the complaint will be concluded by June 18, 2012. The Company was previously named as a party in all three of the abovementioned class action lawsuits.

On February 17, 2012, lead plaintiffs and lead counsel in the In re Apple REITs Litigation, Civil Action No. 1:11-cv-02919-KAM-JO, filed an amended consolidated complaint in the United States District Court for the Eastern District of New York against the Company, Apple Suites Realty Group, Inc., Apple Eight Advisors, Inc., Apple Nine Advisors, Inc., Apple Ten Advisors, Inc., Apple Fund Management, LLC, Apple REIT Six, Inc., Apple REIT Seven, Inc., Apple REIT Eight, Inc. and Apple REIT Nine, Inc., their directors and certain officers, and David Lerner Associates, Inc. and David Lerner. The consolidated complaint, purportedly brought on behalf of all purchasers of Units in the Company and the other Apple REIT Companies, or those who otherwise acquired these Units that were offered and sold to them by David Lerner Associates, Inc., or its affiliates and on behalf of subclasses of shareholders in New Jersey, New York, Connecticut and Florida, asserts claims under Sections 11, 12 and 15 of the Securities Act of 1933. The consolidated complaint also asserts claims for breach of fiduciary duty, aiding and abetting breach of fiduciary duty, negligence, and unjust enrichment, and claims for violation of the securities laws of Connecticut and Florida. The complaint seeks, among other things, certification of a putative nationwide class and the state subclasses, damages, rescission of share purchases and other costs and expenses.

The Company believes that any claims against it, its officers and directors and other Apple entities are without merit, and intends to defend against them vigorously. At this time, the Company cannot reasonably predict the outcome of these proceedings or provide a reasonable estimate of the possible loss or range of loss due to these proceedings, if any.

Broker Dealer

On December 13, 2011, the Financial Industry Regulatory Authority (“FINRA”) amended its original complaint, filed on May 27, 2011, against David Lerner Associates, Inc., to include David Lerner, individually, as a party to this matter, as well as add additional claims related to the overall sales practices of both David Lerner Associates, Inc. and David Lerner relative to the Company’s Units. As discussed in

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its prospectus, dated January 19, 2011, the Company is offering its Units for sale through David Lerner Associates, Inc. as the managing dealer for its best efforts offering. A copy of FINRA’s original complaint can be found at: http://www.finra.org/Newsroom/NewsReleases/2011/P123738; and FINRA’s amended complaint can be found at: http://disciplinaryactions.finra.org/viewdocument.aspx?DocNB=29068. David Lerner Associates, Inc. was also the sole distributor (managing dealer) of Apple REIT Six, Inc., Apple REIT Seven, Inc., Apple REIT Eight, Inc., and Apple REIT Nine, Inc. The Company is unaffiliated with David Lerner Associates, Inc. or David Lerner; however, it does rely upon David Lerner Associates, Inc. for the offer and sale and administration of the Company’s Units. The Apple REIT Companies take these allegations against David Lerner Associates, Inc. and David Lerner very seriously, and the Apple REIT Companies intend to cooperate with any and all regulatory or governmental inquiries.

Hotels Owned

As noted above, the Company commenced operations in March 2011 upon the purchase of its first hotel property. The following table summarizes the location, brand, manager, date acquired, number of rooms and gross purchase price for each of the 26 hotels the Company owned as of December 31, 2011. All dollar amounts are in thousands.

City	State	Brand	Manager	Date Acquired	Rooms	Gross Purchase Price
Denver	CO	Hilton Garden Inn	Stonebridge	3/4/2011	221	$58,500
Winston-Salem	NC	Hampton Inn & Suites	McKibbon	3/15/2011	94	11,000
Matthews	NC	Fairfield Inn & Suites	Newport	3/25/2011	94	10,000
Columbia	SC	TownePlace Suites	Newport	3/25/2011	91	10,500
Mobile	AL	Hampton Inn & Suites	McKibbon	6/2/2011	101	13,000
Gainesville	FL	Hilton Garden Inn	McKibbon	6/2/2011	104	12,500
Pensacola	FL	TownePlace Suites	McKibbon	6/2/2011	98	11,500
Knoxville	TN	SpringHill Suites	McKibbon	6/2/2011	103	14,500
Richmond	VA	SpringHill Suites	McKibbon	6/2/2011	103	11,000
Cedar Rapids	IA	Hampton Inn & Suites	Schulte	6/8/2011	103	13,000
Cedar Rapids	IA	Homewood Suites	Schulte	6/8/2011	95	13,000
Hoffman Estates	IL	Hilton Garden Inn	Schulte	6/10/2011	184	10,000
Davenport	IA	Hampton Inn & Suites	Schulte	7/19/2011	103	13,000
Knoxville	TN	Homewood Suites	McKibbon	7/19/2011	103	15,000
Knoxville	TN	TownePlace Suites	McKibbon	8/9/2011	98	9,000
Mason	OH	Hilton Garden Inn	Schulte	9/1/2011	110	14,825
Omaha	NE	Hilton Garden Inn	White	9/1/2011	178	30,018
Des Plaines	IL	Hilton Garden Inn	Raymond	9/20/2011	251	38,000
Merillville	IN	Hilton Garden Inn	Schulte	9/30/2011	124	14,825
Austin/Round Rock	TX	Homewood Suites	Vista	10/3/2011	115	15,500
Scottsdale	AZ	Hilton Garden Inn	White	10/3/2011	122	16,300
South Bend	IN	Fairfield Inn & Suites	White	11/1/2011	119	17,500
Charleston	SC	Home2 Suites	LBA	11/10/2011	122	13,908
Oceanside	CA	Courtyard	Marriott	11/28/2011	142	30,500
Skokie	IL	Hampton Inn & Suites	Raymond	12/19/2011	225	32,000
Tallahassee	FL	Fairfield Inn & Suites	LBA	12/30/2011	97	9,355

				Total	3,300	$458,231

The purchase price for these properties, net of debt assumed, was funded primarily by the Company’s on-going best-efforts offering of Units. The Company assumed approximately $69.4 million of debt secured by five of its hotel properties. The following table summarizes the hotel location, interest rate, maturity date and principal amount assumed associated with each note payable. All dollar amounts are in thousands.

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Location	Brand	Interest Rate(1)	Acquisition Date	Maturity Date	Principal Assumed	Outstanding balance as of December 31, 2011
Knoxville, TN	Homewood Suites	6.30%	7/19/2011	10/8/2016	$11,499	$11,428
Knoxville, TN	TownePlace Suites	5.45%	8/9/2011	12/11/2015	7,392	7,306
Des Plaines, IL	Hilton Garden Inn	5.99%	9/20/2011	8/1/2016	20,838	20,749
Scottsdale, AZ	Hilton Garden Inn	6.07%	10/3/2011	2/1/2017	10,585	10,558
Skokie, IL	Hampton Inn & Suites	6.15%	12/19/2011	7/1/2016	19,092	19,092

					$69,406	$69,133

(1)	At acquisition, the Company adjusted the interest rates on these loans to market rates and is amortizing the adjustments to interest expense over the life of the loan.

The Company leases all of its hotels to its wholly-owned taxable REIT subsidiary (or a subsidiary thereof) under master hotel lease agreements. The Company also used the proceeds of its on-going best-efforts offering to pay approximately $9.2 million, representing 2% of the gross purchase price for these hotels, as a brokerage commission to Apple Suites Realty Group, Inc. (“ASRG”), 100% owned by Glade M. Knight, the Company’s Chairman and Chief Executive Officer.

No goodwill was recorded in connection with any of the acquisitions.

Management and Franchise Agreements

Each of the Company’s 26 hotels are operated and managed, under separate management agreements, by affiliates of one of the following companies: LBAM Investor Group, L.L.C. (“LBA”), Marriott International (“Marriott”), MHH Management, LLC (“McKibbon”), Newport Hospitality Group, Inc. (“Newport”), Raymond Management Company, Inc. (“Raymond”), Schulte Hospitality Group, Inc. (“Schulte”), Stonebridge Realty Advisors, Inc. (“Stonebridge”), Vista Host, Inc. (“Vista”), or White Lodging Services Corporation (“White”). The agreements provide for initial terms of 5 to 30 years. Fees associated with the agreements generally include the payment of base management fees, incentive management fees, accounting fees, and other fees for centralized services which are allocated among all of the hotels that receive the benefit of such services. Base management fees are calculated as a percentage of gross revenues. Incentive management fees are calculated as a percentage of operating profit in excess of a priority return to the Company, as defined in the management agreements. The Company has the option to terminate the management agreements if specified performance thresholds are not satisfied. For the year ended December 31, 2011 the Company incurred approximately $1.3 million in management fees.

LBA, McKibbon, Newport, Raymond, Schulte, Stonebridge, Vista and White are not affiliated with either Marriott or Hilton, and as a result, the hotels they manage were required to obtain separate franchise agreements with each respective franchisor. The Hilton franchise agreements generally provide for a term of 10 to 21 years. Fees associated with the agreements generally include the payment of royalty fees and program fees. The Marriott franchise agreements generally provide for initial terms of 15 to 20 years. Fees associated with the agreements generally include the payment of royalty fees, marketing fees, reservation fees and a communications support fee based on room revenues. For the year ended December 31, 2011 the Company incurred approximately $1.8 million in franchise fees.

Results of Operations

During the period from the Company’s initial capitalization on August 13, 2010 to March 3, 2011, the Company owned no properties, had no revenue, exclusive of interest income and was primarily engaged in capital formation activities. During this period, the Company incurred miscellaneous start- up costs and interest expense related to an unsecured line of credit. The Company’s first investor closing under its on-going best-efforts offering occurred on January 27, 2011 and the Company began operations on March 4, 2011 when it purchased its first hotel. During the

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remainder of 2011, the Company purchased an additional 25 hotel properties. As a result, a comparison of 2011 operating results to prior year results is not meaningful.

Hotel performance is impacted by many factors including local competition, local and general economic conditions in the United States and the performance of individual managers assigned to each hotel. Performance of the hotels as compared to other hotels in their respective local markets in general has met the Company’s expectations for the period owned. In evaluating financial condition and operating performance, the most important indicators on which the Company focuses are revenue measurements, such as average occupancy, average daily rate (“ADR”), revenue per available room (“RevPAR”) and market yield, which compares an individual hotel’s results to others in its local market, and expenses, such as hotel operating expenses, general and administrative and other expenses as described below.

Revenues

The Company’s principal source of revenue is hotel revenue, consisting of room and other related revenue. For the year ended December 31, 2011, the Company had total revenue of approximately $42.1 million. This revenue reflects hotel operations for the 26 hotels acquired through December 31, 2011 for their respective periods of ownership by the Company. For the period from acquisition through December 31, 2011, the hotels achieved combined average occupancy of approximately 69%, ADR of $110 and RevPAR of $76. ADR is calculated as room revenue divided by the number of rooms sold, and RevPAR is calculated as occupancy multiplied by ADR. These rates are consistent with industry and brand averages for the period owned. The average Market Yield for these hotels in 2011 was 130. The Market Yield is a measure of each hotel’s RevPAR compared to the average in the market, with 100 being the average (the index excludes hotels under renovation or open less than two years) and is provided by Smith Travel Research, Inc.®, an independent company that tracks historical hotel performance in most markets throughout the world. The Company will continue to pursue market opportunities to improve revenue. With continued modest improvement in the economy in the United States, the hotel industry and the Company anticipate revenue growth in the mid-single digits in 2012 as compared to 2011 for comparable properties.

Expenses

Hotel operating expenses relate to the 26 hotels acquired through December 31, 2011 for their respective periods owned and consist of direct room expenses, hotel administrative expense, sales and marketing expense, utilities expense, repair and maintenance expense, franchise fees and management fees. For the year ended December 31, 2011, hotel operating expenses totaled approximately $23.7 million or 56% of total revenue. Nine of the hotels acquired by the Company opened within the past two years. As a result, although operating expenses will increase with a full year of ownership for all properties, it is anticipated that expense as a percentage of revenue for the properties owned at December 31, 2011 will decline as new properties establish themselves within their respective markets.

Taxes, insurance, and other expenses for the year ended December 31, 2011 were approximately $2.5 million or 6% of total revenue. For comparable hotels, taxes will likely increase if the economy continues to improve and localities reassess property values accordingly. Also, for comparable hotels, 2012 insurance rates have increased due to property and casualty carriers’ losses world-wide in the past year.

General and administrative expense for the year ended December 31, 2011 was approximately $3.1 million. The principal components of general and administrative expense are advisory fees and reimbursable expenses, legal fees, accounting fees and reporting expense. The Company incurred approximately $0.5 million in legal costs in 2011 due to the legal and related matters discussed above. The Company anticipates it will continue to incur significant legal costs at least during the first half of 2012.

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Acquisition related costs for the year ended December 31, 2011 were approximately $11.3 million. The Company has expensed as incurred all transaction costs associated with the acquisitions of existing businesses, including title, legal, accounting and other related costs, as well as the brokerage commission paid to ASRG.

Depreciation expense for the year ended December 31, 2011 was approximately $6.0 million. Depreciation expense represents expense of the Company’s 26 hotel buildings and related improvements, and associated personal property (furniture, fixtures, and equipment) for their respective periods owned.

For the year ended December 31, 2011, the Company recognized interest income of approximately $0.4 million. Interest income represents earnings on excess cash invested in short term money market instruments. Interest expense for the year ended December 31, 2011 totaled approximately $1.0 million and primarily represents interest expense incurred from debt assumed with the acquisition of five of the Company’s hotels.

Related Parties

The Company has, and is expected to continue to engage in, significant transactions with related parties. These transactions cannot be construed to be at arm’s length and the results of the Company’s operations may be different if these transactions were conducted with non-related parties. The Company’s independent members of the Board of Directors oversee and annually review the Company’s related party relationships (which include the relationships discussed in this section) and are required to approve any significant modifications to the contracts, as well as any new significant related party transactions. The Board of Directors is not required to approve each individual transaction that falls under the related party relationships. However, under the direction of the Board of Directors, at least one member of the Company’s senior management team approves each related party transaction.

The Company has a contract with ASRG, to acquire and dispose of real estate assets for the Company. A fee of 2% of the gross purchase price or gross sale price in addition to certain reimbursable expenses is paid to ASRG for these services. As of December 31, 2011, payments to ASRG for fees under the terms of this contract have totaled approximately $9.2 million since inception, all of which was incurred in 2011 and is included in acquisition related costs in the Company’s consolidated statements of operations.

The Company is party to an advisory agreement with A10A, pursuant to which A10A provides management services to the Company. A10A provides these management services through an affiliate called Apple Fund Management LLC (“AFM”), which is a subsidiary of Apple REIT Six, Inc. An annual fee ranging from 0.1% to 0.25% of total equity proceeds received by the Company, in addition to certain reimbursable expenses, are payable to A10A for these management services. Total advisory fees incurred by the Company under the advisory agreement are included in general and administrative expenses and totaled approximately $318,000 for the year ended December 31, 2011. No advisory fees were incurred by the Company prior to 2011.

In addition to the fees payable to ASRG and A10A, the Company reimbursed A10A or ASRG or paid directly to AFM on behalf of A10A or ASRG approximately $1.4 million and $25,000 for the years ended December 31, 2011 and 2010. The expenses reimbursed were approximately $700,000 and $0, respectively, for costs reimbursed under the contract with ASRG and approximately $700,000 and $25,000, respectively, for costs reimbursed under the contract with A10A. The costs are included in general and administrative expenses and are for the Company’s proportionate share of the staffing and related costs provided by AFM at the direction of A10A.

AFM is an affiliate of Apple Six Advisors, Inc., Apple Seven Advisors, Inc., Apple Eight Advisors, Inc., Apple Nine Advisors, Inc., Apple Ten Advisors, Inc., ASRG and Apple Six Realty Group, Inc., (collectively the “Advisors” which are wholly owned by Glade M. Knight). As such, the Advisors provide management services through the use of AFM to, respectively, Apple REIT Six, Inc., Apple REIT Seven, Inc., Apple REIT Eight, Inc., Apple REIT Nine, Inc. and Apple REIT Ten, Inc. (collectively the “Apple REIT Entities”). Although there is a potential conflict on time

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allocation of employees due to the fact that a senior manager, officer or staff member will provide services to more than one company, the Company believes that the executives and staff compensation sharing arrangement described more fully below allows the companies to share costs yet attract and retain superior executives and staff. The cost sharing structure also allows each entity to maintain a much more cost effective structure than having separate staffing arrangements. Amounts reimbursed to AFM include both compensation for personnel and “overhead” (office rent, utilities, benefits, office supplies, etc.) used by the companies. Since the employees of AFM perform services for the Apple REIT Entities and Advisors at the direction of the Advisors, individuals, including executive officers, receive their compensation at the direction of the Advisors and may receive consideration directly from the Advisors.

The Advisors and Apple REIT Entities allocate all of the costs of AFM among the Apple REIT Entities and the Advisors. The allocation of costs from AFM is reviewed at least annually by the Compensation Committees of the Apple REIT Entities. In making the allocation, management of each of the entities and their Compensation Committee consider all relevant facts related to each Company’s level of business activity and the extent to which each Company requires the services of particular personnel of AFM. Such payments are based on the actual costs of the services and are not based on formal record keeping regarding the time these personnel devote to the Company, but are based on a good faith estimate by the employee and/or his or her supervisor of the time devoted by the employee to the Company. As part of this arrangement, the day to day transactions may result in amounts due to or from the Apple REIT Entities. To efficiently manage cash disbursements, an individual Apple REIT Entity may make payments for any or all of the related companies. The amounts due to or from the related Apple REIT Entity are reimbursed or collected and are not significant in amount.

ASRG and A10A are 100% owned by Glade M. Knight, Chairman and Chief Executive Officer of the Company. Mr. Knight is also Chairman and Chief Executive Officer of Apple REIT Six, Inc., Apple REIT Seven, Inc., Apple REIT Eight, Inc. and Apple REIT Nine, Inc. Another member of the Company’s Board of Directors is also on the Board of Directors of Apple REIT Seven, Inc. and Apple REIT Eight, Inc.

During the first quarter of 2011, the Company entered into an assignment of contract with ASRG to become the purchaser of a Home2 Suites by Hilton under construction in Charleston, South Carolina for a total purchase price of $13.9 million. ASRG entered into the assigned contract on November 5, 2010. Under the terms and conditions of the contract, ASRG assigned to the Company all of its rights and obligations under the purchase contract. There was no consideration paid to ASRG for this assignment, other than the reimbursement of the deposit previously made by ASRG totaling $100,000. There was no profit for ASRG in the assignment. The Company purchased this hotel on November 10, 2011, the same day the hotel opened for business.

During the fourth quarter of 2011, the Company entered into an assignment of contract with ASRG to become the purchaser of all of the ownership interests in a limited liability company, Sunbelt-FTH, LLC, which owned a Fairfield Inn & Suites by Marriott located in Tallahassee, Florida for a total purchase price of $9.4 million. The hotel is newly constructed and opened on December 15, 2011. ASRG entered into the assigned contract on July 8, 2010. Under the terms and conditions of the contract, ASRG assigned to the Company all of its rights and obligations under the purchase contract. There was no consideration paid to ASRG for this assignment, other than the reimbursement of the deposit previously made by ASRG totaling $2,500. There was no profit for ASRG in the assignment. The Company closed on the purchase of the limited liability company on December 30, 2011.

The Company has incurred legal fees associated with the Legal Proceedings and Related Matters discussed herein. The Company also incurs other professional fees such as accounting, auditing and reporting. These fees are included in general and administrative expense in the Company’s consolidated statements of operations. To be cost effective, these services received by the Company are shared as applicable across the other Apple REIT Entities. The professionals cannot always specifically identify their fees for one company and therefore management allocates these costs across the companies that benefit from the services.

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On occasion, the Company uses, for acquisition, renovation and asset management purposes, a Learjet owned by Apple Air Holding, LLC, which is jointly owned by Apple REIT Six, Inc., Apple REIT Seven, Inc., Apple REIT Eight, Inc., and Apple REIT Nine, Inc. Total costs paid for the usage of the aircraft in 2011 were $216 thousand.

Series B Convertible Preferred Stock

The Company has issued 480,000 Series B convertible preferred shares to Glade M. Knight, Chairman and Chief Executive Officer of the Company, in exchange for the payment by him of $0.10 per Series B convertible preferred share, or an aggregate of $48,000. The Series B convertible preferred shares are convertible into common shares pursuant to the formula and on the terms and conditions set forth below.

There are no dividends payable on the Series B convertible preferred shares. Holders of more than two-thirds of the Series B convertible preferred shares must approve any proposed amendment to the articles of incorporation that would adversely affect the Series B convertible preferred shares.

Upon the Company’s liquidation, the holder of the Series B convertible preferred shares is entitled to a priority liquidation payment before any distribution of liquidation proceeds to the holders of the common shares. However, the priority liquidation payment of the holder of the Series B convertible preferred shares is junior to the holders of the Series A preferred shares’ distribution rights. The holder of a Series B convertible preferred share is entitled to a liquidation payment of $11 per number of common shares each Series B convertible preferred share would be convertible into according to the formula described below. In the event that the liquidation of the Company’s assets results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis.

Each holder of outstanding Series B convertible preferred shares shall have the right to convert any of such shares into common shares of the Company upon and for 180 days following the occurrence of any of the following events:

(1)

substantially all of the Company’s assets, stock or business is sold or transferred through exchange, merger, consolidation, lease, share exchange, sale or otherwise, other than a sale of assets in liquidation, dissolution or winding up of the Company;

(2)	the termination or expiration without renewal of the advisory agreement with A10A, or if the Company ceases to use ASRG to provide property acquisition and disposition services; or

(3)	the Company’s common shares are listed on any securities exchange or quotation system or in any established market.

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Upon the occurrence of any conversion event, each Series B convertible preferred share may be converted into a number of common shares based upon the gross proceeds raised through the date of conversion in the Company’s $2 billion offering according to the following table:

Gross Proceeds Raised from Sales of Units through Date of Conversion	Number of Common Shares through Conversion of One Series B Convertible Preferred Share
$400 million	4.83721
$500 million	6.11068
$600 million	7.29150
$700 million	8.49719
$800 million	9.70287
$900 million	10.90855
$1 billion	12.11423
$1.1 billion	13.31991
$1.2 billion	14.52559
$1.3 billion	15.73128
$1.4 billion	16.93696
$1.5 billion	18.14264
$1.6 billion	19.34832
$1.7 billion	20.55400
$1.8 billion	21.75968
$1.9 billion	22.96537
$2 billion	24.17104

In the event that after raising gross proceeds of $2 billion, the Company raises additional gross proceeds in a subsequent public offering, each Series B convertible preferred share may be converted into an additional number of common shares based on the additional gross proceeds raised through the date of conversion in a subsequent public offering according to the following formula: (X/100 million) x 1.20568, where X is the additional gross proceeds rounded down to the nearest $100 million.

No additional consideration is due upon the conversion of the Series B convertible preferred shares. The conversion into common shares of the Series B convertible preferred shares will result in dilution of the shareholders’ interests and the termination of the Series A preferred shares.

Expense related to the issuance of 480,000 Series B convertible preferred shares to Mr. Knight will be recognized at such time when the number of common shares to be issued for conversion of the Series B shares can be reasonably estimated and the event triggering the conversion of the Series B shares to common shares occurs. The expense will be measured as the difference between the fair value of the common stock for which the Series B shares can be converted and the amounts paid for the Series B shares. Although the fair market value cannot be determined at this time, expense if the maximum offering is achieved could range from $0 to in excess of $127 million (assumes $11 per unit fair market value). Based on equity raised through December 31, 2011, if a triggering event had occurred, expense would have ranged from $0 to $25.5 million (assumes $11 per unit fair market value) and approximately 2.3 million common shares would have been issued.

Liquidity and Capital Resources

The following is a summary of the Company’s significant contractual obligations as of December 31, 2011:

(000’s)	Total	Amount of Commitments Expiring per Period
		Less than 1 Year	2-3 Years	4-5 Years	Over 5 Years
Property Purchase Commitments	$116,137	$26,550	$89,587	$—	$—
Debt (including interest of $19.0 million)	88,128	5,453	10,906	62,074	9,695
Ground Leases	107	2	4	4	97

	$204,372	$32,005	$100,497	$62,078	$9,792

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The Company was initially capitalized on August 13, 2010, with its first investor closing on January 27, 2011. The Company’s principal sources of liquidity are cash on hand, the proceeds of its on-going best-efforts offering and the cash flow generated from properties the Company has or will acquire and any short term investments. In addition, the Company may borrow funds, subject to the approval of the Company’s Board of Directors.

The Company anticipates that cash flow from operations, and cash on hand, will be adequate to meet its anticipated liquidity requirements, including debt service, capital improvements, required distributions to shareholders to qualify as a REIT and planned Unit redemptions. The Company intends to use the proceeds from the Company’s on-going best-efforts offering, cash on hand and assumed secured debt to purchase the hotels under contract if a closing occurs, however, it may use debt if necessary to complete the acquisitions.

To maintain its REIT status the Company is required to distribute at least 90% of its ordinary income. Distributions during 2011 totaled approximately $23.6 million and were paid at a monthly rate of $0.06875 per common share beginning in February 2011. For the same period, the Company’s cash generated from operations was approximately $0.8 million. Due to the inherent delay between raising capital and investing that same capital in income producing real estate, the Company has had significant amounts of cash earning interest at short term money market rates. As a result, a portion of distributions paid through December 31, 2011 have been funded from proceeds from the on-going best-efforts offering of Units, and are expected to be treated as a return of capital for federal income tax purposes. In February 2011, the Company’s Board of Directors established a policy for an annualized distribution rate of $0.825 per common share, payable in monthly distributions. The Company intends to continue paying distributions on a monthly basis, consistent with the annualized distribution rate established by its Board of Directors. The Company’s Board of Directors, upon the recommendation of the Audit Committee, may amend or establish a new annualized distribution rate and may change the timing of when distributions are paid. The Company’s objective in setting a distribution rate is to project a rate that will provide consistency over the life of the Company taking into account acquisitions and capital improvements, ramp up of new properties and varying economic cycles. To meet this objective, the Company may require the use of debt or offering proceeds in addition to cash from operations. Since a portion of distributions to date have been funded with proceeds from the offering of Units, the Company’s ability to maintain its current intended rate of distribution will be based on its ability to fully invest its offering proceeds and thereby increase its cash generated from operations. As there can be no assurance of the Company’s ability to acquire properties that provide income at this level, or that the properties already acquired will provide income at this level, there can be no assurance as to the classification or duration of distributions at the current rate. Proceeds of the offering which are distributed are not available for investment in properties.

The Company is raising capital through a best-efforts offering of Units (each Unit consists of one common share and one Series A preferred share) by David Lerner Associates, Inc., the managing dealer, which receives selling commissions and a marketing expense allowance based on proceeds of the Units sold. The minimum offering of 9,523,810 Units at $10.50 per Unit was sold as of January 27, 2011, with proceeds net of commissions and marketing expenses totaling $90 million. Subsequent to the minimum offering and through December 31, 2011, an additional 34.0 million Units, at $11 per Unit, were sold, with the Company receiving proceeds, net of commissions, marketing expenses and other offering costs of approximately $334.6 million. The Company is continuing its offering at $11.00 per Unit. The Company will offer Units until January 19, 2013, unless the offering is extended, or terminated if all of the Units are sold before then. As of December 31, 2011, 138,748,819 Units remained unsold.

The Company’s Board of Directors has approved a Unit Redemption Program to provide limited interim liquidity to its shareholders who have held their Units for at least one year. Shareholders may request redemption of Units for a purchase price equal to 92.5% of the price paid per Unit if the Units have been owned for less than five years, or 100% of the price paid per Unit if the Units have been owned more than five years. The maximum number of Units that may be redeemed in any given year is three percent of the weighted average number of Units outstanding during the 12-month period immediately prior to the date of redemption. The Company reserves the

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right to change the purchase price of redemptions, reject any request for redemption, or otherwise amend the terms of, suspend, or terminate the Unit Redemption Program. If the total redemption requests exceed the authorized amount of redemptions, the Board of Directors may limit the amount of redemptions as it deems prudent. If requests exceed the authorized amount, redemptions will be made on a pro-rata basis. Redemptions will be made quarterly and the Company may use proceeds from its on-going best-efforts offering to redeem Units.

Prior to the commencement of the Company’s on-going best-efforts offering, the Company obtained an unsecured note payable in a principal amount of $400,000 to fund certain start-up costs and offering expenses. The note was fully paid during January 2011 with net proceeds from the Company’s on-going best-efforts offering.

The Company has on-going capital commitments to fund its capital improvements. The Company is required, under all of the hotel management agreements and certain loan agreements, to make available, for the repair, replacement, refurbishing of furniture, fixtures, and equipment, a percentage of gross revenues provided that such amount may be used for the Company’s capital expenditures with respect to the hotels. The Company expects that this amount will be adequate to fund required repair, replacement, and refurbishments and to maintain the Company’s hotels in a competitive condition. As of December 31, 2011, the Company held approximately $5.2 million in reserves for capital expenditures. During 2011, the Company spent approximately $1.7 million in capital expenditures and anticipates spending $12 million during 2012 on properties owned at December 31, 2011. The Company does not currently have any existing or planned projects for development.

As of December 31, 2011, the Company had outstanding contracts for the potential purchase of seven additional hotels for a total purchase price of approximately $116.1 million. Of these seven hotels, six are under construction and should be completed over the next 3 to 18 months from December 31, 2011. Closing on these six hotels is expected upon completion of construction. The existing hotel is expected to close within the next three months. Although the Company is working towards acquiring these hotels, there are many conditions to closing that have not yet been satisfied and there can be no assurance that closings will occur under the outstanding purchase contracts. It is anticipated that the purchase price (less any debt assumed) for the outstanding contracts will be funded from the proceeds of the Company’s on-going best-efforts offering of Units and cash on hand if a closing occurs.

Impact of Inflation

Operators of hotels, in general, possess the ability to adjust room rates daily to reflect the effects of inflation. Competitive pressures may, however, limit the operators’ ability to raise room rates. Currently the Company is not experiencing any material impact from inflation.

Business Interruption

Being in the real estate industry, the Company is exposed to natural disasters on both a local and national scale. Although management believes there is adequate insurance to cover this exposure, there can be no assurance that such events will not have a material adverse effect on the Company’s financial position or results of operations.

Seasonality

The hotel industry historically has been seasonal in nature. Seasonal variations in occupancy at the Company’s hotels may cause quarterly fluctuations in its revenues. To the extent that cash flow from operations is insufficient during any quarter, due to temporary or seasonal fluctuations in revenue, the Company expects to utilize cash on hand or, if necessary, any available other financing sources to make distributions.

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Critical Accounting Policies

The following contains a discussion of what the Company believes to be critical accounting policies. These items should be read to gain a further understanding of the principles used to prepare the Company’s financial statements. These principles include application of judgment; therefore, changes in judgments may have a significant impact on the Company’s reported results of operations and financial condition.

Investment Policy

Upon acquisition of real estate properties, the Company estimates the fair value of acquired tangible assets (consisting of land, land improvements, buildings and improvements) and identified intangible assets and liabilities, in-place leases and assumed debt based on evaluation of information and estimates available at that date. Generally, the Company does not acquire hotel properties that have significant in-place leases as lease terms for hotel properties are very short term in nature. The Company has not assigned any value to intangible assets such as management contracts and franchise agreements as such contracts are generally at current market rates and any other value attributable to these contracts is not considered material. The Company has expensed as incurred all transaction costs associated with the acquisitions of existing businesses, including title, legal, accounting and other related costs, as well as the brokerage commission paid to ASRG.

Capitalization Policy

The Company considers expenditures to be capital in nature based on the following criteria: (1) for a single asset, the cost must be at least $500, including all normal and necessary costs to place the asset in service, and the useful life must be at least one year; (2) for group purchases of 10 or more identical assets, the unit cost for each asset must be at least $50, including all normal and necessary costs to place the asset in service, and the useful life must be at least one year; (3) for major repairs to a single asset, the repair must be at least $2,500 and the useful life of the asset must be substantially extended.

Impairment Losses Policy

The Company records impairment losses on hotel properties used in operations if indicators of impairment are present, and the sum of the undiscounted cash flows estimated to be generated by the respective properties over their estimated remaining useful life, based on historical and industry data, is less than the properties’ carrying amount. Indicators of impairment include a property with current or potential losses from operations, when it becomes more likely than not that a property will be sold before the end of its previously estimated useful life or when events, trends, contingencies or changes in circumstances indicate that a triggering event has occurred and an asset’s carrying value may not be recoverable. The Company monitors its properties on an ongoing basis by analytically reviewing financial performance and considers each property individually for purposes of reviewing for indicators of impairment. As many indicators of impairment are subjective, such as general economic and market declines, the Company also prepares an annual recoverability analysis for each of its properties to assist with its evaluation of impairment indicators. The analysis compares each property’s net book value to each property’s estimated operating income using current operating results for each stabilized property and projected stabilized operating results based on the property’s market for properties that recently opened, were recently renovated or experienced other short-term business disruption. Since the Company’s planned initial hold period for each property is 39 years the Company’s ongoing analysis and annual recoverability analysis have not identified any impairment losses and no impairment losses have been recorded to date. If events or circumstances change such as the Company’s intended hold period for a property or if the operating performance of a property declines substantially for an extended period of time, the Company’s carrying value for a particular property may not be recoverable and an impairment loss will be recorded. Impairment losses are measured as the difference between the asset’s fair value and its carrying value.

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Subsequent Events

In January 2012, the Company declared and paid approximately $3.0 million in dividend distributions to its common shareholders, or $0.06875 per outstanding common share. The Company also closed on the issuance of approximately 1.7 million Units through its on-going best-efforts offering, representing gross proceeds to the Company of approximately $18.7 million and proceeds net of selling and marketing costs of approximately $16.8 million.

In January 2012, the Company entered into an assignment of contract with ASRG to become the purchaser of all of the ownership interests in a limited liability company, which owns a TownePlace Suites by Marriott (under construction) in Nashville, Tennessee for a total purchase price of $9.8 million. ASRG entered into the assigned contract on July 8, 2010. Under the terms and conditions of the contract, ASRG assigned to the Company all of its rights and obligations under the purchase contract. There was no consideration paid to ASRG for this assignment, other than the reimbursement of the deposit previously made by ASRG totaling $2,500. There was no profit for ASRG in the assignment. The Company purchased this hotel on January 31, 2012, the same day the hotel opened for business.

In January 2012, the Company closed on the purchase of a Homewood Suites located in Gainesville, Florida. The gross purchase price for this hotel, which contains 103 guest rooms, was $14.6 million. The Company assumed approximately $13.1 million of mortgage debt associated with this hotel. The loan provides for monthly payments of principal and interest on an amortized basis.

In February 2012, the Company declared and paid approximately $3.1 million in dividend distributions to its common shareholders, or $0.06875 per outstanding common share. The Company also closed on the issuance of approximately 1.9 million Units through its on-going best-efforts offering, representing gross proceeds to the Company of approximately $20.8 million and proceeds net of selling and marketing costs of approximately $18.7 million.

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EXPERTS

The audited consolidated financial statements and financial statement schedule of the Company as of December 31, 2011 and 2010, and the related consolidated statements of operations, shareholders’ equity, and cash flows for the year ended December 31, 2011 and for the period August 13, 2010 (initial capitalization) through December 31, 2010, appearing in this Prospectus and the Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

EXPERIENCE OF PRIOR PROGRAMS

The tables following this introduction set forth information with respect to certain of the prior real estate programs sponsored by Glade M. Knight, who is sometimes referred to as the “prior program sponsor.” These tables provide information for use in evaluating the programs, the results of the operations of the programs, and compensation paid by the programs. Information in the tables is current as of December 31, 2011. The tables are furnished solely to provide prospective investors with information concerning the past performance of entities formed by Glade M. Knight. Regulatory filings and annual reports of Apple REIT Nine, Apple REIT Eight, Apple REIT Seven, Apple REIT Six, Apple Hospitality Five and Apple Hospitality Two will be provided upon request for no cost (except for exhibits, for which there is a minimal charge). In addition, Table VI of this Supplement contains detailed information on the property acquisitions of Apple REIT Nine and is available without charge upon request of any investor or prospective investor. Please send all requests to Apple REIT Ten, Inc., 814 East Main Street, Richmond, VA 23219, Attn: Kelly Clarke; telephone: 804-344-8121.

In the five years ending December 31, 2011, Glade M. Knight sponsored only Apple Hospitality Two, Apple Hospitality Five, Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine, which have investment objectives similar to ours. Apple Hospitality Two, Apple Hospitality Five, Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine were formed to invest in existing residential rental properties and/or extended-stay and select-service hotels and possibly other properties for the purpose of providing regular monthly or quarterly distributions to shareholders and the possibility of long-term appreciation in the value of properties and shares.

On May 23, 2007, Apple Hospitality Two merged with and into an affiliate managed by ING Clarion Partners, LLC. Pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of February 15, 2007, upon the completion of the merger, the separate corporate existence of Apple Hospitality Two ceased. Each shareholder of Apple Hospitality Two received approximately $11.20 for each outstanding unit (consisting of one common share together with one Series A preferred share).

On October 5, 2007, Apple Hospitality Five merged with and into a subsidiary of Inland American Real Estate Trust, Inc. Pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of July 25, 2007, upon the completion of the merger, the separate corporate existence of Apple Hospitality Five ceased. Each shareholder of Apple Hospitality Five received approximately $14.05 for each outstanding unit (consisting of one common share together with one Series A preferred share).

The information in the following tables should not be considered as indicative of our capitalization or operations. Also past performance of prior programs is not necessarily indicative of our future results. Purchasers of units offered by our offering will not have any interest in the entities referred to in the following tables or in any of the properties owned by those entities as a result of the acquisition of Units in us.

Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine have existing Unit Redemption Programs that are similar to our Unit Redemption Program. Currently, the prior companies’ programs redemption requests exceed the redemptions granted. Thus, for the most recent redemption date (January 2012), the percentage of requested redemptions that were honored was as

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follows: Apple REIT Six, approximately 4%; Apple REIT Seven, approximately 4%; Apple REIT Eight, approximately 2% and Apple REIT Nine, approximately 14%.

As with our program, each of these companies’ Board of Directors approved its Unit Redemption Program to provide only limited interim liquidity to its shareholders who have held their Units for at least one year. Investments in these companies as well as Apple REIT Ten, Inc. are, and are intended to be, illiquid investments until a liquidity event occurs.

See, “Apple Ten Advisors and Apple Suites Realty—Prior Performance of Programs Sponsored by Glade M. Knight” in the prospectus for additional information on certain prior real estate programs sponsored by Mr. Knight, including a description of the investment objectives which are deemed by Mr. Knight to be similar and dissimilar to ours.

The following tables use certain financial terms. The following paragraphs briefly describe the meanings of these terms.

•	“Acquisition Costs” means fees related to the purchase of property, cash down payments, acquisition fees, and legal and other costs related to property acquisitions.

•

“Cash Generated From Operations” means the excess (or the deficiency in the case of a negative number) of operating cash receipts, including interest on investments, over operating cash expenditures, including debt service payments.

•	“GAAP” refers to “Generally Accepted Accounting Principles” in the United States.

•	“Recapture” means the portion of taxable income from property sales or other dispositions that is taxed as ordinary income.

•	“Reserves” refers to offering proceeds designated for repairs and renovations to properties and offering proceeds not committed for expenditure and held for potential unforeseen cash requirements.

•	“Return of Capital” refers to distributions to investors in excess of net income.

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Table I: EXPERIENCE IN RAISING AND INVESTING FUNDS

Table I presents a summary of the funds raised and the use of those funds by Apple REIT Nine, whose investment objectives are similar to those of Apple REIT Ten, and whose offering closed within the three years ending December 31, 2011.

Apple REIT Nine
Dollar Amount Offered	$2,000,000,000
Dollar Amount Raised	2,000,000,000
Dollar Amount Raised as % of Total Offering	100%
LESS OFFERING EXPENSES:
Selling Commissions and Discounts	10.00%
Organizational Expenses	0.15%
Other	0.00%
Reserves	0.50%
Percent Available for Investment	89.35%
ACQUISITON COSTS:
Prepaid items and fees to purchase property(1)	85.34%
Cash down payment	0.07%
Acquisition fees(2)	2.00%
Acquisition related reimbursement of employee payroll and benefits and overhead costs(3)	0.13%
Other(4)	1.81%
Total Acquisition Costs	89.35%
Percentage Leverage (excluding unsecured debt)	6.12%
Date Offering Began	April 2008
Length of offering (in months)	32
Months to invest 90% of amount available for investment (measured from beginning of offering)	37

(1)	This line item includes the contracted purchase price plus any additional closing costs such as transfer taxes, title insurance and legal fees.

(2)	Substantially all of the acquisition fees were paid to the sponsor or affiliates of the sponsor. The acquisition fees include real estate commissions paid on an acquisition.

(3)

Represents payroll and benefits expenses and other overhead expenses either directly incurred, or reimbursements to Apple Fund Management (a subsidiary of Apple REIT Six and indirectly controlled by the Prior Performance Sponsor) or a prior related REIT organized and indirectly controlled by the Prior Program Sponsor. Generally Accepted Accounting Principles (“GAAP”) require these amounts to be expensed in the Companies’ statements of operations as incurred. Therefore the amounts reflected in this schedule are not intended to reflect the basis of properties acquired in accordance with GAAP.

(4)	Remaining amount raised as of December 31, 2011 to be used for acquisitions under contract and general working capital.

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results.

Purchasers of Units in our offering will own no interest in these prior programs.

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Table II: COMPENSATION TO SPONSOR AND ITS AFFILIATES

Table II summarizes the compensation paid to the Prior Program Sponsor and its Affiliates (i) by programs organized by it and closed within three years ended December 31, 2011, and (ii) by all other programs during the three years ended December 31, 2011.

	Apple REIT Nine	Apple REIT Eight	Apple REIT Seven	Apple REIT Six
Date offering commenced	April 2008	July 2007	March 2006	April 2004
Dollar amount raised	$2,000,000,000	$1,000,000,000	$1,000,000,000	$1,000,000,000
Amounts Paid to Prior Program Sponsor from Proceeds of Offering:
Underwriting fees	—	—	—	—
Acquisition fees:
—Real Estate commission(1)	33,101,000	19,011,000	18,032,000	16,906,642
—Advisory Fees	—	—	—	—
—Other	—	—	—	—
Other	—	—	—	—
Dollar amount of cash generated from operations before deducting payments to sponsor	225,325,000	192,586,000	314,732,000	531,349,000
Amount paid to sponsor from operations:
Property management fees	—	—	—	—
Partnership management fees	—	—	—	—
Reimbursement of operational employee payroll and benefits and overhead costs(2)	3,902,000	6,606,000	8,006,000	10,979,000
Reimbursement of acquisition employee payroll and benefits and overhead costs(2)	2,505,000	1,116,000	1,269,000	825,000
Leasing commissions	—	—	—	—
Other—Advisory Fees	5,387,000	4,203,000	5,907,000	12,653,000
Dollar amount of property sales and refinancing before deducting payments to sponsor
—Cash	—	—	—	—
—Notes	—	—	—	—
Amount paid to sponsor from property sales and refinancing
Real estate commissions	—	—	—	—
Incentive fees	—	—	—	—
Other	—	—	—	—

(1)

Although reflected in this table as paid from offering proceeds, effective January 1, 2009, the Financial Accounting Standards Board issued a pronouncement requiring acquisition related costs to be expensed as incurred, therefore these costs are reflected in these Company’s Statements of Operations as of the effective date for financial reporting purposes. For all programs noted except Apple REIT Nine, Inc. all acquisition fees were incurred prior to January 1, 2009. Approximately $6.8 million of Apple REIT Nine, Inc.’s acquisition fees were incurred prior to January 1, 2009 and therefore not a deduction from cash generated from operations.

(2)

Represents payroll and benefits expenses and other overhead expenses either directly incurred, or reimbursements to Apple Fund Management (a subsidiary of Apple REIT Six and indirectly controlled by the Prior Performance Sponsor) or a prior related REIT organized and indirectly controlled by the Prior Program Sponsor.

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results.

Purchasers of Units in our offering will own no interest in these prior programs.

S-23

TABLE III: OPERATING RESULTS OF PRIOR PROGRAMS*

Table III presents a summary of the annual operating results for Apple REIT Nine, Apple REIT Eight, Apple REIT Seven and Apple REIT Six, whose offerings closed in the five year period ending December 31, 2011. Table III is shown on both an income tax basis as well as in accordance with generally accepted accounting principles, the only significant difference being the methods of calculating depreciation.

	2011 Apple REIT Nine	2010 Apple REIT Nine	2009 Apple REIT Nine	2008 Apple REIT Nine	2007 Apple REIT Nine
Gross revenues(5)	$341,857,000	$181,460,000	$101,167,000	$11,524,000	$—
Profit on sale of properties	—	—	—	—	—
Less: Operating expenses(5)	217,683,000	133,523,000	67,359,000	9,441,000	15,000
Interest income (expense)	(4,371,000)	(931,000)	(1,018,000)	2,346,000	(2,000)
Depreciation(5)	49,815,000	30,749,000	15,936,000	2,277,000	—
Net income (loss) GAAP basis	69,988,000	16,257,000	16,854,000	2,152,000	(17,000)
Taxable income	—	—	—	—	—
Cash generated from operations	116,044,000	38,758,000	29,137,000	3,317,000	(2,000)
Cash generated from sales	—	—	—	—	—
Cash generated from refinancing	—	—	—	—	—
Less: cash distributions to investors	160,399,000	118,126,000	57,330,000	13,012,000	—
Cash generated after cash distribution	(44,355,000)	(79,368,000)	(28,193,000)	(9,695,000)	(2,000)
Less: Special items	—	—	—	—	—
Cash generated after cash distributions and special items	(44,355,000)	(79,368,000)	(28,193,000)	(9,695,000)	(2,000)
Capital contributions, net	19,675,000	818,395,000	568,098,000	400,779,000	(177,000)
Fixed asset additions	175,983,000	760,865,000	340,061,000	311,092,000	—
Line of credit-change in(1)	—	—	—	(151,000)	151,000
Cash generated(2)	(193,375,000)	(48,805,000)	197,720,000	75,173,000	(28,000)
End of period cash	30,733,000	224,108,000	272,913,000	75,193,000	20,000
Tax and distribution data per $1,000 invested
Federal income tax results
Ordinary income	42	30	38	19	—
Capital gain	—	—	—	—	—
Cash distributions to investors
Source (on GAAP basis)
Investment income(4)	42	30	38	19	—
Long-term capital gain(4)	—	—	—	—	—
Return of capital(4)	38	50	42	27	—
Source (on Cash basis)
Sales	—	—	—	—	—
Refinancings	—	—	—	—	—
Operations	58	26	41	12	—
Other(3)	22	54	39	34	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)	100%

*	Any rows not reflected from the Commission’s Industry Guide 5 are not applicable to the programs.

(1)	Amount reflects change in Company’s short term credit facilities.

(2)	Amount reflects the net change in Company’s cash balance during the year.

(3)

Source of distributions is not defined for purposes of this table. For further information, see cash flow information above or the Company’s related statement of cash flows included in its most recent for Form 10K filed with the Securities and Exchange Commission. However, although the Company believes that cash is fungible and that the statement of cash flows should be read in its entirety, the Company has shown the source of distributions from operations to the extent of cash generated from operations from the Company’s statement of cash flows. It is possible to deem the difference, if any, or any other amount to be paid from debt or offering proceeds to the extent that debt proceeds or offering proceeds were available in the period.

(4)	Amounts determined based on Federal Tax reporting information, Generally Accepted Accounting Principals do not define these line items.

(5)

Includes amounts from discountinued operations, approximately 406 acres of land and land improvements located on 110 sites in the Fort Worth, Texas area which are being leased to Chesapeake Energy Corporation for the production of natural gas classified as real estate held for sale at December 31, 2011.

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results.

Purchasers of Units in our offering will own no interest in these prior programs.

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TABLE III: OPERATING RESULTS OF PRIOR PROGRAMS* (Continued)

	2011 Apple REIT Eight	2010 Apple REIT Eight	2009 Apple REIT Eight	2008 Apple REIT Eight	2007 Apple REIT Eight
Gross revenues	$190,704,000	$182,622,000	$170,885,000	$133,284,000	$1,485,000
Profit on sale of properties	—	—	—	—	—
Less: Operating expenses	134,265,000	130,678,000	126,178,000	95,047,000	2,097,000
Interest income (expense)	(10,988,000)	(6,090,000)	(6,295,000)	(1,928,000)	6,343,000
Depreciation	35,987,000	34,979,000	32,907,000	22,044,000	333,000
Net income (loss) GAAP basis	9,464,000	10,875,000	5,505,000	14,265,000	5,398,000
Taxable income	—	—	—	—	—
Cash generated from operations	45,396,000	44,249,000	45,739,000	39,714,000	5,563,000
Cash generated from sales	—	—	—	—	—
Cash generated from refinancing	43,536,000	—	—	—	—
Less: cash distributions to investors	62,071,000	72,465,000	74,924,000	76,378,000	14,464,000
Cash generated after cash distribution	26,861,000	(28,216,000)	(29,185,000)	(36,664,000)	(8,901,000)
Less: Special items	—	—	—	—	—
Cash generated after cash distributions and special items	26,861,000	(28,216,000)	(29,185,000)	(36,664,000)	(8,901,000)
Capital contributions, net	(12,089,000)	11,345,000	13,692,000	234,054,000	679,435,000
Fixed asset additions	5,227,000	6,671,000	29,923,000	759,346,000	87,643,000
Line of credit-change in(1)	(3,680,000)	18,546,000	48,090,000	10,258,000	—
Cash generated(2)	—	—	—	(562,009,000)	561,985,000
End of period cash	—	—	—	—	562,009,000
Tax and distribution data per $1,000 invested
Federal income tax results
Ordinary income	30	29	24	42	11
Capital gain	—	—	—	—	—
Cash distributions to investors
Source (on GAAP basis)
Investment income(4)	30	29	24	42	11
Long-term capital gain(4)	—	—	—	—	—
Return of capital(4)	30	41	50	38	25
Source (on Cash basis)
Sales	—	—	—	—	—
Refinancings	—	—	—	—	—
Operations	44	43	45	42	14
Other(3)	16	27	29	38	22
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)	100%

*	Any rows not reflected from the Commission’s Industry Guide 5 are not applicable to the programs.

(1)	Amount reflects change in Company’s short term credit facilities.

(2)	Amount reflects the net change in Company’s cash balance during the year.

(3)

Source of distributions is not defined for purposes of this table. For further information, see cash flow information above or the Company’s related statement of cash flows included in its most recent for Form 10K filed with the Securities and Exchange Commission. However, although the Company believes that cash is fungible and that the statement of cash flows should be read in its entirety, the Company has shown the source of distributions from operations to the extent of cash generated from operations from the Company’s statement of cash flows. It is possible to deem the difference, if any, or any other amount to be paid from debt or offering proceeds to the extent that debt proceeds or offering proceeds were available in the period.

(4)	Amounts determined based on Federal Tax reporting information, Generally Accepted Accounting Principals do not define these line items.

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results.

Purchasers of Units in our offering will own no interest in these prior programs.

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TABLE III: OPERATING RESULTS OF PRIOR PROGRAMS* (Continued)

	2011 Apple REIT Seven	2010 Apple REIT Seven	2009 Apple REIT Seven	2008 Apple REIT Seven	2007 Apple REIT Seven
Gross revenues	$208,879,000	$200,531,000	$191,715,000	$214,291,000	$138,564,000
Profit on sale of properties	—	—	—	—	—
Less: Operating expenses	139,731,000	131,202,000	132,285,000	144,028,000	89,338,000
Interest income (expense)	(9,975,000)	(7,837,000)	(6,292,000)	(3,766,000)	997,000
Depreciation	34,160,000	33,174,000	32,425,000	28,434,000	16,990,000
Net income (loss) GAAP basis	25,013,000	28,318,000	20,713,000	38,063,000	33,233,000
Taxable income	—	—	—	—	—
Cash generated from operations	60,035,000	59,915,000	55,460,000	69,025,000	49,957,000
Cash generated from sales	—	—	—	—	—
Cash generated from refinancing	10,500,000	—	—	—	—
Less: cash distributions to investors	70,404,000	71,340,000	75,380,000	81,440,000	60,234,000
Cash generated after cash distribution	131,000	(11,425,000)	(19,920,000)	(12,415,000)	(10,277,000)
Less: Special items	—	—	—	—	—
Cash generated after cash distributions and special items	131,000	(11,425,000)	(19,920,000)	(12,415,000)	(10,277,000)
Capital contributions, net	(10,040,000)	(15,935,000)	1,171,000	20,599,000	542,799,000
Fixed asset additions	7,671,000	4,234,000	13,777,000	129,589,000	391,227,000
Line of credit-change in(1)	19,800,000	33,390,000	11,510,000	—	(18,000,000)
Cash generated(2)	—	—	(20,609,000)	(121,828,000)	97,833,000
End of period cash	—	—	—	20,609,000	142,437,000
Tax and distribution data per $1,000 invested
Federal income tax results
Ordinary income	36	36	35	45	50
Capital gain	—	—	—	—	—
Cash distributions to investors
Source (on GAAP basis)
Investment income(4)	36	36	35	45	50
Long-term capital gain(4)	—	—	—	—	—
Return of capital(4)	34	34	39	35	30
Source (on Cash basis)
Sales	—	—	—	—	—
Refinancings	—	—	—	—	—
Operations	60	59	54	68	66
Other(3)	10	11	20	12	14
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)	100%

*	Any rows not reflected from the Commission’s Industry Guide 5 are not applicable to the programs.

(1)	Amount reflects change in Company’s short term credit facilities.

(2)	Amount reflects the net change in Company’s cash balance during the year.

(3)

Source of distributions is not defined for purposes of this table. For further information, see cash flow information above or the Company’s related statement of cash flows included in its most recent for Form 10K filed with the Securities and Exchange Commission. However, although the Company believes that cash is fungible and that the statement of cash flows should be read in its entirety, the Company has shown the source of distributions from operations to the extent of cash generated from operations from the Company’s statement of cash flows. It is possible to deem the difference, if any, or any other amount to be paid from debt or offering proceeds to the extent that debt proceeds or offering proceeds were available in the period.

(4)	Amounts determined based on Federal Tax reporting information, Generally Accepted Accounting Principals do not define these line items.

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results.

Purchasers of Units in our offering will own no interest in these prior programs.

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TABLE III: OPERATING RESULTS OF PRIOR PROGRAMS* (Continued)

	2011 Apple REIT Six	2010 Apple REIT Six	2009 Apple REIT Six	2008 Apple REIT Six	2007 Apple REIT Six
Gross revenues(5)	$245,937,000	$231,009,000	$219,689,000	$264,302,000	$257,934,000
Profit (loss) on sale of properties(5)	—	(3,567,000)	—	—	—
Less: Operating expenses(5)	164,727,000	158,059,000	153,060,000	173,098,000	165,059,000
Interest income (expense)	(3,617,000)	(3,800,000)	(2,312,000)	(1,784,000)	(1,853,000)
Depreciation(5)	32,432,000	31,199,000	30,938,000	30,918,000	27,694,000
Net income (loss) GAAP basis	45,161,000	34,384,000	33,379,000	58,502,000	63,328,000
Taxable income	—	—	—	—	—
Cash generated from operations	78,138,000	70,956,000	66,029,000	88,747,000	89,848,000
Cash generated from sales	10,755,000	—	—	—	—
Cash generated from refinancing	—	—	—	—	—
Less: cash distributions to investors	71,247,000	72,301,000	82,215,000	81,746,000	78,834,000
Cash generated after cash distribution	17,646,000	(1,345,000)	(16,186,000)	7,001,000	11,014,000
Less: Special items	—	—	—	—	—
Cash generated after cash distributions and special items	17,646,000	(1,345,000)	(16,186,000)	7,001,000	11,014,000
Capital contributions, net	(3,168,000)	85,000	(3,149,000)	16,325,000	13,159,000
Fixed asset additions	14,148,000	8,163,000	9,155,000	33,434,000	15,635,000
Line of credit-change in(1)	4,139,000	13,612,000	25,940,000	—	—
Cash generated(2)	32,000	—	(935,000)	(32,326,000)	7,101,000
End of period cash	32,000	—	—	935,000	33,261,000
Tax and distribution data per $1,000 invested
Federal income tax results
Ordinary income	57	54	51	70	72
Capital gain	—	—	—	—	—
Cash distributions to investors
Source (on GAAP basis)
Investment income(4)	57	54	51	70	72
Long-term capital gain(4)	—	—	—	—	—
Return of capital(4)	14	18	31	12	8
Source (on Cash basis)
Sales	—	—	—	—	—
Refinancings	—	—	—	—	—
Operations(3)	71	71	66	82	80
Other(3)	—	1	16	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)	100%

*	Any rows not reflected from the Commission’s Industry Guide 5 are not applicable to the programs.

(1)	Amount reflects change in Company’s short term credit facilities.

(2)	Amount reflects the net change in Company’s cash balance during the year.

(3)

Source of distributions is not defined for purposes of this table. For further information, see cash flow information above or the Company’s related statement of cash flows included in its most recent for Form 10K filed with the Securities and Exchange Commission. However, although the Company believes that cash is fungible and that the statement of cash flows should be read in its entirety, the Company has shown the source of distributions from operations to the extent of cash generated from operations from the Company’s statement of cash flows. It is possible to deem the difference, if any, or any other amount to be paid from debt or offering proceeds to the extent that debt proceeds or offering proceeds were available in the period.

(4)	Amounts determined based on Federal Tax reporting information, Generally Accepted Accounting Principals do not define these line items.

(5)	Includes amounts from discountinued operations, two properties that were sold in June 2011.

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results.

Purchasers of Units in our offering will own no interest in these prior programs.

S-27

TABLE IV: RESULTS OF COMPLETED PROGRAMS

Table IV shows the aggregate results during the period of operation for Apple Hospitality Two and Apple Hospitality Five, each of which completed operations within the five year period ending December 31, 2011. Apple Hospitality Two merged with and into an affiliate managed by ING Clarion Partners, LLC on May 23, 2007. Apple Hospitality Five merged with and into a subsidiary of Inland American Real Estate Trust, Inc. on October 5, 2007.

	Apple Hospitality Two	Apple Hospitality Five
Dollar Amount Raised	$300,000,000	$500,000,000
Number of Properties Purchased	66	28
Date of Closing of Offering	11/26/02	3/18/04
Date of First Sale of Property	3/24/06	8/10/07
Date of Final Sale of Property	5/23/07	10/5/07
Tax and Distribution Data per $1,000 Investment through:
Federal Income Tax Results:
Ordinary income (loss)
—from operations	$429	$235
—from recapture/return capital	$1,000	$1,000
Capital Gain (loss)	$288	$426
Deferred Gain
—Capital	$—	$—
—Ordinary	$—	$—
Cash Distributions to Investors	$1,717	$1,661
Source (on GAAP basis)
—Investment income	$717	$661
—Return of Capital	$1,000	$1,000
Source (on cash basis)
—Sales	$1,120	$1,277
—Refinancing	$—	$—
—Operations	$597	$384
—Other	$—	$—
Receivable on Net Purchase Money Financing	$—	$—

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results. Purchasers of Units in our offering will own no interest in these prior programs.

S-28

TABLE V: SALES OR DISPOSALS OF PROPERTIES BY PROGRAMS

On May 23, 2007, Apple Hospitality Two merged with and into an affilate manaaged by ING Clarion Partners, LLC. Prior to the merger, Apple Hospitality Two owned 63 hotels.

On October 5, 2007, Apple Hospitality Five merged with and into a subsidiary of Inland American Real Estate Trust, Inc. Prior to the merger, Apple Hospitality Five owned 27 hotels.

Selling Price, Net of Closing Costs and GAAP Adjustments

Property	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program	Adjustments Resulting from Application of GAAP	Total	Original Mortgage Financing	Total Acquisition Cost, Capital Improvements, Closing and Soft Costs	Total	Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures
Sale of two hotels in 2011 Apple REIT Six, Inc.
Tempe, AZ TownePlace Suites	June 05	June 11	$5,310,000	$—	$—	$—	$5,310,000	$—	$8,552,000	$8,552,000	$4,400,000
Tempe, AZ SpringHill Suites	June 05	June 11	5,445,000	—	—	—	5,445,000	—	8,454,000	8,454,000	4,800,000

			$10,755,000				$10,755,000		$17,006,000	$17,006,000	$9,200,000

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results.

Purchasers of Units in our offering will own no interest in these prior programs.

S-29

TABLE VI: ACQUISITIONS OF PROPERTIES BY PROGRAMS

The following is a summary of acquisitions by Apple REIT Nine for the three most recent years, which acquired hotels named according to their location and franchise (as shown below) and other real estate investments. Purchasers of our Units will not have any interest in these properties. See, “Apple Ten Advisors and Apple Suites Realty—Prior Performance of Programs Sponsored by Glade M. Knight” and “—Prior REITS” in the prospectus for additional information on certain prior real estate programs sponsored by Mr. Knight, including a description of the investment objectives which are deemed by Mr. Knight to be similar and dissimilar to ours.

(dollars in thousands)

City	State	Brand	Encumbrances	Initial Investment	Total Investment(1)	Year of Construction	Date Acquired	Rooms
Hotels:
Anchorage	AK	Embassy Suites	$—	$42,008	$42,106	2008	Apr-10	169
Dothan	AL	Hilton Garden Inn	—	11,618	11,622	2009	Jun-09	104
Troy	AL	Courtyard	—	8,852	8,858	2009	Jun-09	90
Rogers	AR	Hampton Inn	8,126	9,444	9,469	1998	Aug-10	122
Rogers	AR	Homewood Suites	—	10,889	10,989	2006	Apr-10	126
Chandler	AZ	Courtyard	—	17,069	17,072	2009	Nov-10	150
Chandler	AZ	Fairfield Inn & Suites	—	12,050	12,050	2009	Nov-10	110
Phoenix	AZ	Courtyard	—	16,082	16,088	2007	Nov-10	164
Phoenix	AZ	Residence Inn	—	14,064	14,075	2008	Nov-10	129
Tucson	AZ	TownePlace Suites	—	15,555	15,555	2011	Oct-11	124
Clovis	CA	Hampton Inn & Suites	—	11,175	11,183	2009	Jul-09	86
Clovis	CA	Homewood Suites	—	12,470	12,478	2010	Feb-10	83
San Bernardino	CA	Residence Inn	—	13,662	13,777	2006	Feb-11	95
Santa Ana	CA	Courtyard	—	24,146	24,146	2011	May-11	155
Miami	FL	Hampton Inn & Suites	—	11,959	13,775	2000	Apr-10	121
Orlando	FL	Fairfield Inn & Suites	—	25,720	25,829	2009	Jul-09	200
Orlando	FL	SpringHill Suites	—	28,920	28,975	2009	Jul-09	200
Panama City	FL	TownePlace Suites	—	10,457	10,457	2010	Jan-10	103
Panama City Beach	FL	Hampton Inn & Suites	—	11,600	11,615	2009	Mar-09	95
Tampa	FL	Embassy Suites	—	21,858	22,006	2007	Nov-10	147
Albany	GA	Fairfield Inn & Suites	—	8,162	8,162	2010	Jan-10	87
Boise	ID	Hampton Inn & Suites	—	22,449	22,471	2007	Apr-10	186
Mettawa	IL	Hilton Garden Inn	—	30,574	30,596	2008	Nov-10	170
Mettawa	IL	Residence Inn	—	23,565	23,572	2008	Nov-10	130
Schaumburg	IL	Hilton Garden Inn	—	20,572	20,573	2008	Nov-10	166
Warrenville	IL	Hilton Garden Inn	—	22,065	22,066	2008	Nov-10	135
Indianapolis	IN	SpringHill Suites	—	12,852	12,864	2007	Nov-10	130
Mishawaka	IN	Residence Inn	—	13,760	13,775	2007	Nov-10	106
Alexandria	LA	Courtyard	—	9,807	9,807	2010	Sep-10	96
Baton Rouge	LA	SpringHill Suites	—	15,150	15,198	2009	Sep-09	119
Lafayette	LA	Hilton Garden Inn	—	17,898	18,217	2006	Jul-10	153
Lafayette	LA	SpringHill Suites	—	10,109	10,109	2011	Jun-11	103
West Monroe	LA	Hilton Garden Inn	—	15,704	15,932	2007	Jul-10	134
Andover	MA	SpringHill Suites	—	6,501	7,256	2000	Nov-10	136
Silver Spring	MD	Hilton Garden Inn	—	17,455	17,460	2010	Jul-10	107
Novi	MI	Hilton Garden Inn	—	16,265	16,308	2008	Nov-10	148
Rochester	MN	Hampton Inn & Suites	—	14,141	14,171	2009	Aug-09	124
Kansas City	MO	Hampton Inn	6,360	10,090	10,115	1999	Aug-10	122
St. Louis	MO	Hampton Inn	13,568	22,712	23,490	2003	Aug-10	190
St. Louis	MO	Hampton Inn & Suites	—	16,045	16,078	2006	Apr-10	126
Fayetteville	NC	Home2 Suites	—	11,309	11,309	2011	Feb-11	118
Holly Springs	NC	Hampton Inn	—	14,880	14,881	2010	Nov-10	124
Jacksonville	NC	TownePlace Suites	—	9,240	9,252	2008	Feb-10	86
Mt. Laurel	NJ	Homewood Suites	—	15,065	15,174	2006	Jan-11	118
West Orange	NJ	Courtyard	—	21,567	22,612	2005	Jan-11	131
Oklahoma City	OK	Hampton Inn & Suites	—	32,757	32,771	2009	May-10	200
Collegeville	PA	Courtyard	—	20,068	21,704	2005	Nov-10	132
Malvern	PA	Courtyard	7,711	21,370	21,429	2007	Nov-10	127

S-30

City	State	Brand	Encumbrances	Initial Investment	Total Investment(1)	Year of Construction	Date Acquired	Rooms
Johnson City	TN	Courtyard	—	9,737	9,739	2009	Sep-09	90
Nashville	TN	Hilton Garden Inn	—	42,751	42,770	2009	Sep-10	194
Arlington	TX	Hampton Inn & Suites	—	9,955	9,984	2007	Dec-10	98
Austin	TX	Courtyard	—	20,066	20,072	2009	Nov-10	145
Austin	TX	Fairfield Inn & Suites	—	17,810	17,812	2009	Nov-10	150
Austin	TX	Hampton Inn	7,092	18,643	20,280	1997	Apr-09	124
Austin	TX	Hilton Garden Inn	—	16,065	16,088	2008	Nov-10	117
Austin	TX	Homewood Suites	7,098	18,360	20,430	1997	Apr-09	97
Dallas	TX	Hilton Full Service	20,686	42,571	42,735	2001	May-11	224
El Paso	TX	Hilton Garden Inn	—	19,544	19,544	2011	Dec-11	145
Ft. Worth	TX	TownePlace Suites	—	18,415	18,415	2010	Jul-10	140
Grapevine	TX	Hilton Garden Inn	—	17,065	17,096	2009	Sep-10	110
Houston	TX	Marriott Full Service	—	50,766	50,769	2010	Jan-10	206
Irving	TX	Homewood Suites	5,911	10,315	10,478	2006	Dec-10	77
Round Rock	TX	Hampton Inn	3,917	11,864	13,151	2001	Mar-09	94
Texarkana	TX	Hampton Inn & Suites	4,893	9,359	9,386	2004	Jan-11	81
Salt Lake City	UT	SpringHill Suites	—	17,557	17,561	2009	Nov-10	143
Alexandria	VA	SpringHill Suites	—	5,968	24,863	2011	Mar-09	155
Manassas	VA	Residence Inn	—	14,962	15,085	2006	Feb-11	107

Total hotels acquisitions			85,362	1,173,503	1,205,735			8,774
Real estate held for sale:
Ft Worth	TX	Land leased to third party	—	147,338	147,346		Apr-09	—

			$85,362	$1,320,841	$1,353,081			8,774

(1)	“Total Investment” for a given property includes the acquisition price for the property plus, as applicable, amounts capitalized subsequent to acquisition for additional fixed assets.

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results.

Purchasers of Units in our offering will own no interest in these prior programs.

S-31

INDEX TO FINANCIAL STATEMENTS

Financial Statements of Apple REIT Ten, Inc.

Page
(Audited)
Report of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheets—December 31, 2011 and 2010	F-3
Consolidated Statements of Operations—Year Ended December 31, 2011 and For the Period August 13, 2010 (initial capitalization) through December 31, 2010	F-4
Consolidated Statements of Shareholders’ Equity—Year Ended December 31, 2011 and For the Period August 13, 2010 (initial capitalization) through December 31, 2010	F-5
Consolidated Statements of Cash Flows—Year Ended December 31, 2011 and For the Period August 13, 2010 (initial capitalization) through December 31, 2010	F-6
Notes to Consolidated Financial Statements	F-7
Schedule III—Real Estate and Accumulated Depreciation	F-21

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders of
APPLE REIT TEN, INC.

We have audited the accompanying consolidated balance sheets of Apple REIT Ten, Inc. as of December 31, 2011 and 2010, and the related consolidated statements of operations, shareholders’ equity and cash flows for the year ended December 31, 2011 and for the period August 13, 2010 (initial capitalization) through December 31, 2010. Our audits also included the financial statement schedule listed in the Index at Item 15(2). These financial statements and schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Apple REIT Ten, Inc. at December 31, 2011 and 2010, and the consolidated results of its operations and its cash flows for the year ended December 31, 2011 and for the period August 13, 2010 (initial capitalization) through December 31, 2010, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ ERNST & YOUNG LLP

Richmond, Virginia
March 12, 2012

F-2

APPLE REIT TEN, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	As of December 31,
	2011	2010
Assets
Investment in real estate, net of accumulated depreciation of $6,009 and $0	$452,205	$0
Cash and cash equivalents	7,079	124
Due from third party managers, net	1,241	0
Other assets, net	10,697	868

Total Assets	$471,222	$992

Liabilities
Notes payable	$69,636	$400
Accounts payable and accrued expenses	5,671	575

Total Liabilities	75,307	975
Shareholders’ Equity
Preferred stock, authorized 30,000,000 shares; none issued and outstanding	0	0
Series A preferred stock, no par value, authorized 400,000,000 shares; issued and outstanding 43,502,273 and 10 shares, respectively	0	0
Series B convertible preferred stock, no par value, authorized 480,000 shares; issued and outstanding 480,000 shares, respectively	48	48
Common stock, no par value, authorized 400,000,000 shares; issued and outstanding 43,502,273 and 10 shares, respectively	424,626	0
Accumulated deficit	(5,165)	(31)
Cumulative distributions paid	(23,594)	0

Total Shareholders’ Equity	395,915	17

Total Liabilities and Shareholders’ Equity	$471,222	$992

See notes to consolidated financial statements.
The Company was initially capitalized on August 13, 2010 and commenced operations on March 4, 2011.

F-3

APPLE REIT TEN, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Year Ended December 31, 2011	For the period August 13, 2010 (initial capitalization) through December 31, 2010
Revenues:
Room revenue	$37,911	$0
Other revenue	4,180	0

Total revenue	42,091	0
Expenses:
Operating expense	10,586	0
Hotel administrative expense	3,477	0
Sales and marketing	3,569	0
Utilities	1,592	0
Repair and maintenance	1,409	0
Franchise fees	1,839	0
Management fees	1,265	0
Taxes, insurance and other	2,545	0
General and administrative	3,062	28
Acquisition related costs	11,265	0
Depreciation expense	6,009	0

Total expenses	46,618	28

Operating loss	(4,527)	(28)
Interest expense, net	(607)	(3)

Net loss	$(5,134)	$(31)

Basic and diluted net loss per common share	$(0.18)	$(3,083.50)

Weighted average common shares outstanding—basic and diluted	29,333	0

See notes to consolidated financial statements.
The Company was initially capitalized on August 13, 2010 and commenced operations on March 4, 2011.

F-4

APPLE REIT TEN, INC.
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
(in thousands, except per share data)

	Common Stock		Series B Convertible Preferred Stock		Accumulated Deficit	Cumulative Distributions Paid	Total
	Number of Shares	Amount	Number of Shares	Amount
Initial capitalization August 13, 2010	0	$0	480	$48	$0	$0	$48
Net loss	0	0	0	0	(31)	0	(31)

Balance at December 31, 2010	0	0	480	48	(31)	0	17
Net proceeds from the sale of common shares	43,502	424,568	0	0	0	0	424,568
Stock options granted	0	58	0	0	0	0	58
Net loss	0	0	0	0	(5,134)	0	(5,134)
Cash distributions declared and paid to shareholders ($0.76 per share)	0	0	0	0	0	(23,594)	(23,594)

Balance at December 31, 2011	43,502	$424,626	480	$48	$(5,165)	$(23,594)	$395,915

See accompanying notes to consolidated financial statements.
The Company was initially capitalized on August 13, 2010 and commenced operations on March 4, 2011.

F-5

APPLE REIT TEN, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31, 2011	For the period August 13, 2010 (initial capitalization) through December 31, 2010
Cash flows from (used in) operating activities:
Net loss	$(5,134)	$(31)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation	6,009	0
Amortization of deferred financing costs, fair value adjustments and other noncash expenses	52	0
Changes in operating assets and liabilities:
Increase in due from third party managers, net	(1,425)	0
Increase in other assets, net	(45)	0
Increase in accounts payable and accrued expenses	1,364	25

Net cash provided by (used in) operating activities	821	(6)

Cash flows used in investing activities:
Cash paid for the acquisition of hotel properties	(391,836)	0
Deposits and other disbursements for potential acquisitions	(433)	0
Capital improvements	(1,297)	0
Increase in capital improvement reserves	(74)	0

Net cash used in investing activities	(393,640)	0

Cash flows from financing activities:
Net proceeds (disbursements) related to issuance of Units	424,947	(318)
Distributions paid to common shareholders	(23,594)	0
Payments of notes payable	(273)	0
Deferred financing costs	(906)	0
Proceeds from (payments on) line of credit	(400)	400

Net cash provided by financing activities	399,774	82

Increase in cash and cash equivalents	6,955	76
Cash and cash equivalents, beginning of period	124	48

Cash and cash equivalents, end of period	$7,079	$124

Supplemental information:
Interest paid	$713	$3

Non-cash transactions:
Notes payable assumed in acquisitions	$69,406	$0

Other assets assumed in acquisitions	$4,065	$0

Other liabilities assumed in acquisitions	$4,136	$0

See notes to consolidated financial statements.
The Company was initially capitalized on August 13, 2010 and commenced operations on March 4, 2011.

F-6

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1

General Information and Summary of Significant Accounting Policies

Organization

Apple REIT Ten, Inc., together with its wholly owned subsidiaries (the “Company”) is a Virginia corporation formed to invest in hotels and other income-producing real estate in selected metropolitan areas in the United States. Initial capitalization occurred on August 13, 2010, when 10 Units, each Unit consisting of one common share and one Series A preferred share, were purchased by Apple Ten Advisors, Inc. (“A10A”) and 480,000 Series B convertible preferred shares were purchased by Glade M. Knight, the Company’s Chairman and Chief Executive Officer. The Company began operations on March 4, 2011 when it purchased its first hotel. The Company’s fiscal year end is December 31. The Company has no foreign operations or assets and its operating structure includes only one reportable segment. The consolidated financial statements include the accounts of the Company and its subsidiaries. All intercompany accounts and transactions have been eliminated. Although the Company has an interest in several variable interest entities through its purchase commitments, it is not the primary beneficiary and therefore does not consolidate any of these entities.

The Company intends to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. The REIT Modernization Act, effective January 1, 2001, permits real estate investment trusts to establish taxable businesses to conduct certain previously disallowed business activities. The Company has a wholly-owned taxable REIT subsidiary (or subsidiary thereof) (collectively, the “Lessee”), which leases all of the Company’s hotels.

Cash and Cash Equivalents

Cash and cash equivalents consist of highly liquid investments with original maturities of three months or less. The fair market value of cash and cash equivalents approximates their carrying value. Cash balances may at times exceed federal depository insurance limits.

Investment in Real Estate and Related Depreciation

Real estate is stated at cost, net of depreciation. Repair and maintenance costs are expensed as incurred while significant improvements, renovations, and replacements are capitalized. Depreciation is computed using the straight-line method over estimated useful lives of the assets, which are 39 years for buildings, 10 to 21 years for franchise fees, ten years for major improvements and three to seven years for furniture and equipment.

The Company considers expenditures to be capital in nature based on the following criteria: (1) for a single asset, the cost must be at least $500, including all normal and necessary costs to place the asset in service, and the useful life must be at least one year; (2) for group purchases of 10 or more identical assets, the unit cost for each asset must be at least $50, including all normal and necessary costs to place the asset in service, and the useful life must be at least one year; (3) for major repairs to a single asset, the repair must be at least $2,500 and the useful life of the asset must be substantially extended.

Upon acquisition of real estate properties, the Company estimates the fair value of acquired tangible assets (consisting of land, land improvements, buildings and improvements) and identified intangible assets and liabilities, in-place leases and assumed debt based on evaluation of information and estimates available at that date. Generally, the Company does not acquire hotel properties that have significant in-place leases as lease terms for hotel properties are very short term in nature. Other than the lease discussed in Note 2, the Company has not assigned any value to intangible assets such as management contracts and franchise agreements as such contracts are generally at current market rates and any other value attributable to these contracts is not considered material. The Company has expensed as incurred all transaction costs associated with the acquisitions of existing businesses, including title, legal, accounting and other related costs, as well as the brokerage commission paid to Apple Suites Realty Group, Inc. (“ASRG”), a related party 100% owned by Glade M. Knight, Chairman and Chief Executive Officer of the Company.

F-7

The Company records impairment losses on hotel properties used in operations if indicators of impairment are present, and the sum of the undiscounted cash flows estimated to be generated by the respective properties over their estimated remaining useful life, based on historical and industry data, is less than the properties’ carrying amount. Indicators of impairment include a property with current or potential losses from operations, when it becomes more likely than not that a property will be sold before the end of its previously estimated useful life or when events, trends, contingencies or changes in circumstances indicate that a triggering event has occurred and an asset’s carrying value may not be recoverable. The Company monitors its properties on an ongoing basis by analytically reviewing financial performance and considers each property individually for purposes of reviewing for indicators of impairment. As many indicators of impairment are subjective, such as general economic and market declines, the Company also prepares an annual recoverability analysis for each of its properties to assist with its evaluation of impairment indicators. The analysis compares each property’s net book value to each property’s estimated operating income using current operating results for each stabilized property and projected stabilized operating results based on the property’s market for properties that recently opened, were recently renovated or experienced other short-term business disruption. Since the Company’s planned initial hold period for each property is 39 years the Company’s ongoing analysis and annual recoverability analysis have not identified any impairment losses and no impairment losses have been recorded to date. If events or circumstances change such as the Company’s intended hold period for a property or if the operating performance of a property declines substantially for an extended period of time, the Company’s carrying value for a particular property may not be recoverable and an impairment loss will be recorded. Impairment losses are measured as the difference between the asset’s fair value and its carrying value.

Revenue Recognition

Revenue is recognized as earned, which is generally defined as the date upon which a guest occupies a room or utilizes the hotel’s services.

Offering Costs

The Company is raising capital through an on-going best-efforts offering of Units by David Lerner Associates, Inc., the managing underwriter, which receives a selling commission and a marketing expense allowance based on proceeds of the Units sold. Additionally, the Company has incurred other offering costs including legal, accounting and reporting services. These offering costs are recorded by the Company as a reduction of shareholders’ equity. Prior to the commencement of the Company’s offering, these costs were deferred and recorded as prepaid expense. As of December 31, 2011, the Company had sold 43.5 million Units for gross proceeds of $473.8 million and proceeds net of offering costs of $424.6 million. The Company will offer Units until January 19, 2013, unless the offering is extended, or terminated if all of the Units are sold before then. Offering costs included $47.4 million in selling commissions and marketing expenses and $1.8 million in other offering costs.

Comprehensive Income

The Company recorded no comprehensive income other than net loss for the periods reported.

Earnings Per Common Share

Basic earnings per common share is computed based upon the weighted average number of shares outstanding during the year. Diluted earnings per share is calculated after giving effect to all potential common shares that were dilutive and outstanding for the year. There were no potential common shares with a dilutive effect for the year ended December 31, 2011 or for the period from August 13, 2010 (initial capitalization) through December 31, 2010. As a result, basic and dilutive outstanding shares were the same. Series B convertible preferred shares are not included in earnings per common share calculations until such time that such shares are eligible to be converted to common shares.

Federal Income Taxes

The Company is operated as, and will elect to be taxed as, a REIT under Sections 856 to 860 of the Internal Revenue Code. As a REIT, the Company will be allowed a deduction for the amount of dividends paid to its shareholders, thereby subjecting the distributed net income of the Company to taxation only at the shareholder level. The Company’s continued qualification as a REIT will depend on its compliance with numerous requirements, including requirements as to the nature of its income and distribution of dividends.

F-8

Earnings and profits, which will determine the taxability of distributions to shareholders, will differ from income reported for financial reporting purposes primarily due to the differences for federal income tax purposes in the estimated useful lives used to compute depreciation and acquisition related costs. Distributions in 2011 of $0.76 per share for tax purposes were 41% ordinary income and 59% return of capital.

The Lessee, as a taxable REIT subsidiary of the Company, is subject to federal and state income taxes. The taxable REIT subsidiary incurred a loss for the year ended December 31, 2011 and therefore did not have any federal tax expense. No operating loss benefit has been recorded in the consolidated balance sheet since realization is uncertain. Total net operating loss carry forward for federal income tax purposes was approximately $2 million as of December 31, 2011. The net operating loss carry forward will expire beginning in 2031. There are no material differences between the book and tax cost basis of the Company’s assets. As of December 31, 2011 the tax years that remain subject to examination by major tax jurisdictions generally included 2010-2011.

Sales and Marketing Costs

Sales and marketing costs are expensed when incurred. These costs represent the expense for franchise advertising and reservation systems under the terms of the hotel management and franchise agreements and general and administrative expenses that are directly attributable to advertising and promotion.

Start Up costs

Start up costs are expensed as incurred.

Use of Estimates

The preparation of the financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Note 2

Investments in Real Estate

The Company’s investment in real estate at December 31, 2011, consisted of the following (in thousands):

Land	$38,661
Building and Improvements	393,334
Furniture, Fixtures and Equipment	24,644
Franchise Fees	1,575

458,214
Less Accumulated Depreciation	(6,009)

Investment in Real Estate, net	$452,205

Hotels Owned

As of December 31, 2011, the Company owned 26 hotels, located in 15 states, consisting of the following:

Brand	Total by Brand	Number of Rooms
Hilton Garden Inn	8	1,294
Hampton Inn & Suites	5	626
Homewood Suites	3	313
Fairfield Inn & Suites	3	310
TownePlace Suites	3	287
SpringHill Suites	2	206
Courtyard	1	142
Home2 Suites	1	122

	26	3,300

F-9

The following table summarizes the location, brand, manager, date acquired, number of rooms and gross purchase price for each of the 26 hotels the Company owned as of December 31, 2011. All dollar amounts are in thousands.

City	State	Brand	Manager	Date Acquired	Rooms	Gross Purchase Price
Denver	CO	Hilton Garden Inn	Stonebridge	3/4/2011	221	$58,500
Winston-Salem	NC	Hampton Inn & Suites	McKibbon	3/15/2011	94	11,000
Matthews	NC	Fairfield Inn & Suites	Newport	3/25/2011	94	10,000
Columbia	SC	TownePlace Suites	Newport	3/25/2011	91	10,500
Mobile	AL	Hampton Inn & Suites	McKibbon	6/2/2011	101	13,000
Gainesville	FL	Hilton Garden Inn	McKibbon	6/2/2011	104	12,500
Pensacola	FL	TownePlace Suites	McKibbon	6/2/2011	98	11,500
Knoxville	TN	SpringHill Suites	McKibbon	6/2/2011	103	14,500
Richmond	VA	SpringHill Suites	McKibbon	6/2/2011	103	11,000
Cedar Rapids	IA	Hampton Inn & Suites	Schulte	6/8/2011	103	13,000
Cedar Rapids	IA	Homewood Suites	Schulte	6/8/2011	95	13,000
Hoffman Estates	IL	Hilton Garden Inn	Schulte	6/10/2011	184	10,000
Davenport	IA	Hampton Inn & Suites	Schulte	7/19/2011	103	13,000
Knoxville	TN	Homewood Suites	McKibbon	7/19/2011	103	15,000
Knoxville	TN	TownePlace Suites	McKibbon	8/9/2011	98	9,000
Mason	OH	Hilton Garden Inn	Schulte	9/1/2011	110	14,825
Omaha	NE	Hilton Garden Inn	White	9/1/2011	178	30,018
Des Plaines	IL	Hilton Garden Inn	Raymond	9/20/2011	251	38,000
Merillville	IN	Hilton Garden Inn	Schulte	9/30/2011	124	14,825
Austin/Round Rock	TX	Homewood Suites	Vista	10/3/2011	115	15,500
Scottsdale	AZ	Hilton Garden Inn	White	10/3/2011	122	16,300
South Bend	IN	Fairfield Inn & Suites	White	11/1/2011	119	17,500
Charleston	SC	Home2 Suites	LBA	11/10/2011	122	13,908
Oceanside	CA	Courtyard	Marriott	11/28/2011	142	30,500
Skokie	IL	Hampton Inn & Suites	Raymond	12/19/2011	225	32,000
Tallahassee	FL	Fairfield Inn & Suites	LBA	12/30/2011	97	9,355

Total					3,300	$458,231

The purchase price for these properties, net of debt assumed, was funded by the Company’s on-going best-efforts offering of Units. The Company assumed approximately $69.4 million of debt secured by five of its hotel properties. The Company also used the proceeds of its on-going best-efforts offering to pay approximately $11.3 million in acquisition related costs, including $9.2 million, representing 2% of the gross purchase price for these hotels, as a brokerage commission to ASRG, 100% owned by Glade M. Knight, the Company’s Chairman and Chief Executive Officer and approximately $2.1 million in other acquisition related costs, including title, legal and other related costs. These costs are included in acquisition related costs in the Company’s consolidated statements of operations for the year ended December 31, 2011.

In connection with the acquisition of the Mobile, Alabama Hampton Inn & Suites hotel in June 2011, the Company assumed a land lease with a remaining lease term of 51 years. The lease was valued at below market rates and as a result the Company recorded an in-place favorable lease asset totaling $1.5 million which is included in other assets, net in the Company’s consolidated balance sheets. The amount is being amortized over the remaining initial lease term and the unamortized balance totaled $1.5 million as of December 31, 2011.

No goodwill was recorded in connection with any of the acquisitions.

On February 4, 2011, the Company entered into a purchase contract for the potential acquisition of a Fairfield Inn & Suites hotel in Wytheville, Virginia. On February 25, 2011, this contract was terminated. The gross purchase price for the 80 room hotel was $7.3 million. In connection with the termination of this contract, the initial deposit of $100,000 was repaid to the Company.

F-10

On April 12, 2011, the Company entered into purchase contracts for the potential acquisition of a SpringHill Suites hotel in Fort Myers, Florida and a TownePlace Suites hotel in Montgomery, Alabama. On April 29, 2011, these contracts were terminated. The gross purchase price for the two hotels totaled $16.5 million. In connection with the termination of these contracts, the initial deposits totaling $200,000 were repaid to the Company.

Note 3

Notes Payable

In conjunction with the acquisition of five hotel properties, the Company assumed approximately $69.4 million in debt secured by first mortgage notes on the applicable hotels. The following table summarizes the hotel location, interest rate, maturity date and the principal amount assumed associated with each note payable outstanding as of December 31, 2011. All dollar amounts are in thousands.

Location	Brand	Interest Rate(1)	Acquisition Date	Maturity Date	Principal Assumed	Outstanding balance as of December 31, 2011
Knoxville, TN	Homewood Suites	6.30%	7/19/2011	10/8/2016	$11,499	$11,428
Knoxville, TN	TownePlace Suites	5.45%	8/9/2011	12/11/2015	7,392	7,306
Des Plaines, IL	Hilton Garden Inn	5.99%	9/20/2011	8/1/2016	20,838	20,749
Scottsdale, AZ	Hilton Garden Inn	6.07%	10/3/2011	2/1/2017	10,585	10,558
Skokie, IL	Hampton Inn & Suites	6.15%	12/19/2011	7/1/2016	19,092	19,092

					$69,406	$69,133

(1)	At acquisition, the Company adjusted the interest rates on these loans to market rates and is amortizing the adjustments to interest expense over the life of the loan.

The aggregate amounts of principal payable under the Company’s debt obligations, for the five years subsequent to December 31, 2011 and thereafter are as follows (in thousands):

2012	$1,242
2013	1,332
2014	1,415
2015	7,862
2016	47,687
Thereafter	9,595

69,133
Fair Value Adjustment of Assumed Debt	503

Total	$69,636

A fair value adjustment was recorded upon the assumption of above or below market rate loans in connection with the Company’s hotel acquisitions. These fair value adjustments will be amortized into interest expense over the remaining term of the related indebtedness using a method approximating the effective interest rate method. The effective interest rates on the applicable debt obligations assumed ranged from 4.7% to 6.5% at the date of assumption. The total adjustment to interest expense was a decrease of $48,000 for the year ended December 31, 2011. The unamortized balance of the fair value adjustment was approximately $503,000 at December 31, 2011.

The Company estimates the fair value of its debt by discounting the future cash flows of each instrument at estimated market rates consistent with the maturity of the debt obligation with similar credit terms and credit characteristics. Market rates take into consideration general market conditions and maturity. As of December 31, 2011, the carrying value and estimated fair value of the Company’s debt was $69.6 million and $69.4 million. The carrying value of the Company’s other financial instruments approximates fair value due to the short-term nature of these financial instruments.

The Company incurred loan origination costs related to the assumption of the mortgage obligations on purchased hotels, totaling $906,000. Such costs are amortized over the period to maturity of the applicable

F-11

mortgage loan, as an addition to interest expense. Amortization of such costs totaled $42,000 for the year ended December 31, 2011.

The Company’s interest expense in 2011 is net of interest capitalized in conjunction with hotel renovations totaling approximately $40,000.

Prior to the commencement of the Company’s best-efforts offering, the Company obtained an unsecured note payable in a principal amount of $400,000 to fund certain start-up costs and offering expenses. The lender was Bank of America. The note payable bore interest at a variable rate based on the London Interbank Borrowing Rate (LIBOR). The note was fully paid in January 2011 with net proceeds from the Company’s on-going best-efforts offering.

Note 4

Shareholders’ Equity

Best-efforts Offering

The Company is currently conducting an on-going best-efforts offering of Units. The Company registered its Units on Registration Statement Form S-11 (File No. 333-168971) filed on August 20, 2010 and the Form S-11 was declared effective by the Securities and Exchange Commission on January 19, 2011. Each Unit consists of one common share and one Series A preferred share. The Company began its best-efforts offering of Units the same day the registration statement was declared effective. The minimum offering of 9,523,810 Units at $10.50 per Unit was sold as of January 27, 2011, with proceeds, net of commissions and marketing expenses totaling $90 million. The offering is continuing as of the date of filing this annual report on Form 10-K. The managing underwriter is David Lerner Associates, Inc. and all of the Units are being sold for the Company’s account. The Company will offer Units until January 19, 2013, unless the offering is extended, or terminated if all of the Units are sold before then.

Series A Preferred Shares

The Series A preferred shares have no voting rights and no conversion rights. In addition, the Series A preferred shares are not separately tradable from the common shares to which they relate. The Series A preferred shares do not have any distribution rights except a priority distribution upon the sale of the Company’s assets. The priority distribution (“Priority Distribution”) will be equal to $11.00 per Series A preferred share, and will be paid before any distribution will be made to the holders of any other shares. Upon the Priority Distribution the Series A preferred shares will have no other distribution rights.

Series B Convertible Preferred Stock

The Company has issued 480,000 Series B convertible preferred shares to Glade M. Knight, Chairman and Chief Executive Officer of the Company, in exchange for the payment by him of $0.10 per Series B convertible preferred share, or an aggregate of $48,000. The Series B convertible preferred shares are convertible into common shares pursuant to the formula and on the terms and conditions set forth below.

There are no dividends payable on the Series B convertible preferred shares. Holders of more than two-thirds of the Series B convertible preferred shares must approve any proposed amendment to the articles of incorporation that would adversely affect the Series B convertible preferred shares.

Upon the Company’s liquidation, the holder of the Series B convertible preferred shares is entitled to a priority liquidation payment before any distribution of liquidation proceeds to the holders of the common shares. However, the priority liquidation payment of the holder of the Series B convertible preferred shares is junior to the holders of the Series A preferred shares’ distribution rights. The holder of a Series B convertible preferred share is entitled to a liquidation payment of $11 per number of common shares each Series B convertible preferred share would be convertible into according to the formula described below. In the event that the liquidation of the Company’s assets results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis.

F-12

Each holder of outstanding Series B convertible preferred shares shall have the right to convert any of such shares into common shares of the Company upon and for 180 days following the occurrence of any of the following events:

(1)

substantially all of the Company’s assets, stock or business is sold or transferred through exchange, merger, consolidation, lease, share exchange, sale or otherwise, other than a sale of assets in liquidation, dissolution or winding up of the Company;

(2)	the termination or expiration without renewal of the advisory agreement with A10A, or if the Company ceases to use ASRG to provide property acquisition and disposition services; or

(3)	the Company’s common shares are listed on any securities exchange or quotation system or in any established market.

Upon the occurrence of any conversion event, each Series B convertible preferred share may be converted into a number of common shares based upon the gross proceeds raised through the date of conversion in the Company’s $2 billion offering according to the following table:

Gross Proceeds Raised from Sales of Units through Date of Conversion	Number of Common Shares through Conversion of One Series B Convertible Preferred Share
$400 million	4.83721
$500 million	6.11068
$600 million	7.29150
$700 million	8.49719
$800 million	9.70287
$900 million	10.90855
$1 billion	12.11423
$1.1 billion	13.31991
$1.2 billion	14.52559
$1.3 billion	15.73128
$1.4 billion	16.93696
$1.5 billion	18.14264
$1.6 billion	19.34832
$1.7 billion	20.55400
$1.8 billion	21.75968
$1.9 billion	22.96537
$2 billion	24.17104

In the event that after raising gross proceeds of $2 billion, the Company raises additional gross proceeds in a subsequent public offering, each Series B convertible preferred share may be converted into an additional number of common shares based on the additional gross proceeds raised through the date of conversion in a subsequent public offering according to the following formula: (X/100 million) x 1.20568, where X is the additional gross proceeds rounded down to the nearest $100 million.

No additional consideration is due upon the conversion of the Series B convertible preferred shares. The conversion into common shares of the Series B convertible preferred shares will result in dilution of the shareholders’ interests and the termination of the Series A preferred shares.

Expense related to the issuance of 480,000 Series B convertible preferred shares to Mr. Knight will be recognized at such time when the number of common shares to be issued for conversion of the Series B shares can be reasonably estimated and the event triggering the conversion of the Series B shares to common shares occurs. The expense will be measured as the difference between the fair value of the common stock for which the Series B shares can be converted and the amounts paid for the Series B shares. Although the fair market value cannot be determined at this time, expense if the maximum offering is achieved could range from $0 to in excess of $127 million (assumes $11 per unit fair market value). Based on equity raised through December 31, 2011, if a triggering event had occurred, expense would have ranged from $0 to $25.5 million (assumes $11 per unit fair market value) and approximately 2.3 million common shares would have been issued.

F-13

Preferred Shares

The Company’s articles of incorporation authorize issuance of up to 30 million additional preferred shares. No preferred shares other than the Series A preferred shares and the Series B convertible preferred shares (discussed above) have been issued. The Company believes that the authorization to issue additional preferred shares benefits the Company and its shareholders by permitting flexibility in financing additional growth, giving the Company additional financing options in corporate planning and in responding to developments in business, including financing of additional acquisitions and other general corporate purposes. Having authorized preferred shares available for issuance in the future gives the Company the ability to respond to future developments and allows preferred shares to be issued without the expense and delay of a special shareholders’ meeting. At present, the Company has no specific financing or acquisition plans involving the issuance of additional preferred shares and the Company does not propose to fix the characteristics of any series of preferred shares in anticipation of issuing preferred shares other than the Series A preferred shares and Series B convertible preferred shares discussed above. The Company cannot now predict whether or to what extent, if any, additional preferred shares will be used or if so used what the characteristics of a particular series may be. The voting rights and rights to distributions of the holders of common shares will be subject to the prior rights of the holders of any subsequently-issued preferred shares. Unless otherwise required by applicable law or regulation, the preferred shares would be issuable without further authorization by holders of the common shares and on such terms and for such consideration as may be determined by the Board of Directors. The preferred shares could be issued in one or more series having varying voting rights, redemption and conversion features, distribution (including liquidating distribution) rights and preferences, and other rights, including rights of approval of specified transactions. A series of preferred shares could be given rights that are superior to rights of holders of common shares and a series having preferential distribution rights could limit common share distributions and reduce the amount holders of common shares would otherwise receive on dissolution.

Unit Redemption Program

The Company’s Board of Directors has approved a Unit Redemption Program to provide limited interim liquidity to its shareholders who have held their Units for at least one year. Shareholders may request redemption of Units for a purchase price equal to 92.5% of the price paid per Unit if the Units have been owned for less than five years, or 100% of the price paid per Unit if the Units have been owned more than five years. The maximum number of Units that may be redeemed in any given year is three percent of the weighted average number of Units outstanding during the 12-month period immediately prior to the date of redemption. The Company reserves the right to change the purchase price of redemptions, reject any request for redemption, or otherwise amend the terms of, suspend, or terminate the Unit Redemption Program. If the total redemption requests exceed the authorized amount of redemptions, the Board of Directors may limit the amount of redemptions as it deems prudent. If requests exceed the authorized amount, redemptions will be made on a pro-rata basis. Redemptions will be made quarterly and the Company may use proceeds from its on-going best- efforts offering to redeem Units.

Distributions

The Company’s annual distribution rate as of December 31, 2011 was $0.825 per common share, payable monthly. The Company began making distributions in February 2011 and for the year ended December 31, 2011, the Company made distributions of $0.76 per common share for a total of $23.6 million.

Note 5

Stock Option Plan

During 2011, the Company adopted a non-employee directors’ stock option plan (the “Directors’ Plan”) to provide incentives to attract and retain directors. The Directors’ Plan provides for an automatic grant of options to purchase a specified number of Units (“Options”) to directors, who are not employees of the Company. The Company’s Compensation Committee (“Committee”) is responsible for administering the Directors’ Plan. The Committee is responsible for granting Options and for establishing the exercise price of Options. Under the Directors’ Plan, the number of Units authorized for issuance is equal to 45,000 plus 1.8% of the number of Units sold in excess of the minimum offering of 9,523,810 Units. This plan currently relates

F-14

to the initial public offering of 182,251,082 Units. Therefore, the maximum number of Units authorized under the Directors’ Plan is currently 656,612 based on the number of Units issued as of December 31, 2011.

The Directors’ Plan generally provides, among other things, that options be granted at exercise prices not lower than the market value of the Units on the date of grant. The options are 100% vested upon issuance and are exercisable six months after the date of grant and will expire 10 years from the date of grant. During 2011, the Company granted options, net of forfeitures, to purchase 41,797 Units under the Directors’ Plan and recorded approximately $58,000 in compensation expense. All of the options issued have an exercise price of $11 per Unit. Activity in the Company Directors’ Plan during 2011 is summarized in the following table:

2011
Outstanding, beginning of year:	—
Granted	53,896
Exercised	—
Expired or canceled	12,099

Outstanding, end of year:	41,797

Exercisable, end of year:	41,797

The weighted-average exercise price:	$11.00

Note 6

Management and Franchise Agreements

Each of the Company’s 26 hotels are operated and managed, under separate management agreements, by affiliates of one of the following companies: LBAM Investor Group, L.L.C. (“LBA”) (2), Marriott International (“Marriott”) (1), MHH Management, LLC (“McKibbon”) (8), Newport Hospitality Group, Inc. (“Newport”) (2), Raymond Management Company, Inc. (“Raymond”) (2), Schulte Hospitality Group, Inc. (“Schulte”) (6), Stonebridge Realty Advisors, Inc. (“Stonebridge”) (1), Vista Host, Inc. (“Vista”) (1), or White Lodging Services Corporation (“White”) (3). The agreements provide for initial terms of 5 to 30 years. Fees associated with the agreements generally include the payment of base management fees, incentive management fees, accounting fees, and other fees for centralized services which are allocated among all of the hotels that receive the benefit of such services. Base management fees are calculated as a percentage of gross revenues. Incentive management fees are calculated as a percentage of operating profit in excess of a priority return to the Company, as defined in the management agreements. The Company has the option to terminate the management agreements if specified performance thresholds are not satisfied. For the year ended December 31, 2011 the Company incurred approximately $1.3 million in management fees.

LBA, McKibbon, Newport, Raymond, Schulte, Stonebridge, Vista and White are not affiliated with either Marriott or Hilton, and as a result, the hotels they manage were required to obtain separate franchise agreements with each respective franchisor. The Hilton franchise agreements generally provide for a term of 10 to 21 years. Fees associated with the agreements generally include the payment of royalty fees and program fees. The Marriott franchise agreements generally provide for initial terms of 15 to 20 years. Fees associated with the agreements generally include the payment of royalty fees, marketing fees, reservation fees and a communications support fee based on room revenues. For the year ended December 31, 2011 the Company incurred approximately $1.8 million in franchise fees.

Note 7

Related Parties

The Company has, and is expected to continue to engage in, significant transactions with related parties. These transactions cannot be construed to be at arm’s length and the results of the Company’s operations may be different if these transactions were conducted with non-related parties. The Company’s independent members of the Board of Directors oversee and annually review the Company’s related party relationships (which include the relationships discussed in this section) and are required to approve any significant modifications to the contracts, as well as any new significant related party transactions. The Board of Directors is not required to approve each individual transaction that falls under the related party relationships. However,

F-15

under the direction of the Board of Directors, at least one member of the Company’s senior management team approves each related party transaction.

The Company has a contract with ASRG, to acquire and dispose of real estate assets for the Company. A fee of 2% of the gross purchase price or gross sale price in addition to certain reimbursable expenses is paid to ASRG for these services. As of December 31, 2011, payments to ASRG for fees under the terms of this contract have totaled approximately $9.2 million since inception, all of which was incurred in 2011 and is included in acquisition related costs in the Company’s consolidated statements of operations.

The Company is party to an advisory agreement with A10A, pursuant to which A10A provides management services to the Company. A10A provides these management services through an affiliate called Apple Fund Management LLC (“AFM”), which is a subsidiary of Apple REIT Six, Inc. An annual fee ranging from 0.1% to 0.25% of total equity proceeds received by the Company, in addition to certain reimbursable expenses, are payable to A10A for these management services. Total advisory fees incurred by the Company under the advisory agreement are included in general and administrative expenses and totaled approximately $318,000 for the year ended December 31, 2011. No advisory fees were incurred by the Company prior to 2011.

In addition to the fees payable to ASRG and A10A, the Company reimbursed A10A or ASRG or paid directly to AFM on behalf of A10A or ASRG approximately $1.4 million and $25,000 for the years ended December 31, 2011 and 2010. The expenses reimbursed were approximately $700,000 and $0, respectively, for costs reimbursed under the contract with ASRG and approximately $700,000 and $25,000, respectively, for costs reimbursed under the contract with A10A. The costs are included in general and administrative expenses and are for the Company’s proportionate share of the staffing and related costs provided by AFM at the direction of A10A.

AFM is an affiliate of Apple Six Advisors, Inc., Apple Seven Advisors, Inc., Apple Eight Advisors, Inc., Apple Nine Advisors, Inc., Apple Ten Advisors, Inc., ASRG and Apple Six Realty Group, Inc., (collectively the “Advisors” which are wholly owned by Glade M. Knight). As such, the Advisors provide management services through the use of AFM to, respectively, Apple REIT Six, Inc., Apple REIT Seven, Inc., Apple REIT Eight, Inc., Apple REIT Nine, Inc. and Apple REIT Ten, Inc. (collectively the “Apple REIT Entities”). Although there is a potential conflict on time allocation of employees due to the fact that a senior manager, officer or staff member will provide services to more than one company, the Company believes that the executives and staff compensation sharing arrangement described more fully below allows the companies to share costs yet attract and retain superior executives and staff. The cost sharing structure also allows each entity to maintain a much more cost effective structure than having separate staffing arrangements. Amounts reimbursed to AFM include both compensation for personnel and “overhead” (office rent, utilities, benefits, office supplies, etc.) used by the companies. Since the employees of AFM perform services for the Apple REIT Entities and Advisors at the direction of the Advisors, individuals, including executive officers, receive their compensation at the direction of the Advisors and may receive consideration directly from the Advisors.

The Advisors and Apple REIT Entities allocate all of the costs of AFM among the Apple REIT Entities and the Advisors. The allocation of costs from AFM is reviewed at least annually by the Compensation Committees of the Apple REIT Entities. In making the allocation, management of each of the entities and their Compensation Committee consider all relevant facts related to each Company’s level of business activity and the extent to which each Company requires the services of particular personnel of AFM. Such payments are based on the actual costs of the services and are not based on formal record keeping regarding the time these personnel devote to the Company, but are based on a good faith estimate by the employee and/or his or her supervisor of the time devoted by the employee to the Company. As part of this arrangement, the day to day transactions may result in amounts due to or from the Apple REIT Entities. To efficiently manage cash disbursements, an individual Apple REIT Entity may make payments for any or all of the related companies. The amounts due to or from the related Apple REIT Entity are reimbursed or collected and are not significant in amount.

ASRG and A10A are 100% owned by Glade M. Knight, Chairman and Chief Executive Officer of the Company. Mr. Knight is also Chairman and Chief Executive Officer of Apple REIT Six, Inc., Apple REIT Seven, Inc., Apple REIT Eight, Inc. and Apple REIT Nine, Inc. Another member of the Company’s Board of Directors is also on the Board of Directors of Apple REIT Seven, Inc. and Apple REIT Eight, Inc.

F-16

During the first quarter of 2011, the Company entered into an assignment of contract with ASRG to become the purchaser of a Home2 Suites by Hilton under construction in Charleston, South Carolina for a total purchase price of $13.9 million. ASRG entered into the assigned contract on November 5, 2010. Under the terms and conditions of the contract, ASRG assigned to the Company all of its rights and obligations under the purchase contract. There was no consideration paid to ASRG for this assignment, other than the reimbursement of the deposit previously made by ASRG totaling $100,000. There was no profit for ASRG in the assignment. The Company purchased this hotel on November 10, 2011, the same day the hotel opened for business.

During the fourth quarter of 2011, the Company entered into an assignment of contract with ASRG to become the purchaser of all of the ownership interests in a limited liability company, Sunbelt-FTH, LLC, which owned a Fairfield Inn & Suites by Marriott located in Tallahassee, Florida for a total purchase price of $9.4 million. The hotel is newly constructed and opened on December 15, 2011. ASRG entered into the assigned contract on July 8, 2010. Under the terms and conditions of the contract, ASRG assigned to the Company all of its rights and obligations under the purchase contract. There was no consideration paid to ASRG for this assignment, other than the reimbursement of the deposit previously made by ASRG totaling $2,500. There was no profit for ASRG in the assignment. The Company closed on the purchase of the limited liability company on December 30, 2011.

The Company has incurred legal fees associated with the Legal Proceedings and Related Matters discussed herein. The Company also incurs other professional fees such as accounting, auditing and reporting. These fees are included in general and administrative expense in the Company’s consolidated statements of operations. To be cost effective, these services received by the Company are shared as applicable across the other Apple REIT Entities. The professionals cannot always specifically identify their fees for one company therefore management allocates these costs across the companies that benefit from the services.

On occasion, the Company uses, for acquisition, renovation and asset management purposes, a Learjet owned by Apple Air Holding, LLC, which is jointly owned by Apple REIT Six, Inc., Apple REIT Seven, Inc., Apple REIT Eight, Inc., and Apple REIT Nine, Inc. Total costs paid for the usage of the aircraft in 2011 were $216 thousand.

Note 8

Lease Commitments

In connection with the acquisition of the Mobile, Alabama Hampton Inn & Suites hotel in June 2011, the Company assumed a land lease with a remaining initial lease term of 51 years with no renewal options and is subject to an annual base rental payment with defined escalations over the life of the lease. The estimated minimum lease payments pertaining to this lease, for the five years subsequent to December 31, 2011 and thereafter are as follows (in thousands):

2012	$2
2013	2
2014	2
2015	2
2016	2
Thereafter	97

Total	$107

In connection with the acquisition of the South Bend, Indiana Fairfield Inn & Suites hotel in November 2011, the land on which the hotel resides was conveyed to the Company with an indefinite term (“Vesting Deed”). Under the terms of the Vesting Deed, the Company is required to pay to the University of Notre Dame (“University”) an amount equal to 2% of the room revenues generated by the hotel through June 2012, and 3.25% of the hotel’s room revenues thereafter. The Vesting Deed also grants the University various rights related to the property, including the right to approve changes to the use of the property and approve potential purchasers of the property.

F-17

Note 9

Pro Forma Information (Unaudited)

The following unaudited pro forma information for the year ended December 31, 2011, is presented as if the acquisitions of the Company’s 26 hotels acquired after December 31, 2010 had occurred on the latter of January 1, 2011 or the opening date of the hotel. The pro forma information does not purport to represent what the Company’s results of operations would actually have been if such transactions, in fact, had occurred on these applicable dates, nor does it purport to represent the results of operations for future periods. Amounts are in thousands except per share data.

Total revenues	$94,214
Net income	2,871
Net income per share—basic and diluted	$0.08

The pro forma information reflects adjustments for actual revenues and expenses of the 26 hotels acquired during 2011 for the respective period owned prior to acquisition by the Company. Net income has been adjusted as follows: (1) interest income and expense have been adjusted to reflect the reduction in cash and cash equivalents required to fund the acquisitions; (2) interest expense related to prior owner’s debt which was not assumed has been eliminated; (3) depreciation has been adjusted based on the Company’s basis in the hotels; and (4) transaction costs have been adjusted for the acquisition of existing businesses.

Note 10

Industry Segments

The Company owns extended-stay and limited service hotel properties throughout the United States that generate rental and other property related income. The Company separately evaluates the performance of each of its hotel properties. However, because each of the hotels has similar economic characteristics, facilities, and services, the properties have been aggregated into a single operating segment. All segment disclosures are included in, or can be derived from, the Company’s consolidated financial statements.

Note 11

Hotel Contract Commitments

As of December 31, 2011, the Company had outstanding contracts for the potential purchase of seven additional hotels for a total purchase price of $116.1 million. Of these seven hotels, six are under construction and should be completed over the next 3 to 18 months from December 31, 2011. Closing on these six hotels is expected upon completion of construction. The existing hotel is expected to close within the next three months. Although the Company is working towards acquiring these hotels, there are many conditions to closing that have not yet been satisfied and there can be no assurance that closings will occur under the outstanding purchase contracts. The following table summarizes the location, brand, number of rooms, refundable (if the seller does not meet its obligations under the contract) contract deposits paid, and gross purchase price for each of the contracts. All dollar amounts are in thousands.

Location	Brand	Rooms	Deposits Paid		Gross Purchase Price
Operating(a)
Gainesville, FL	Homewood Suites	103	$100		$14,550	(c)
Under Construction(b)
Jacksonville, NC	Home2 Suites	105	100		12,000
Dallas, TX	Hilton Garden Inn	165	50		27,300
Grapevine, TX	Courtyard	180		(d)		(d)
Grapevine, TX	TownePlace Suites	120		(d)		(d)
Huntsville, AL	Home2 Suites(f)	77		(e)		(e)
Huntsville, AL	Hampton Inn & Suites(f)	98		(e)		(e)

		848	$303		$116,137

(a)	This hotel is currently operational and assuming all conditions to closing are met should close within three months from December 31, 2011.

(b)

The hotels are currently under construction. The table shows the expected number of rooms upon hotel completion and the expected franchise. Assuming all conditions to closing are met the purchase of these hotels should close over the next 3 to 18 months from December 31, 2011.

F-18

(c)

The purchase contract for this hotel requires the Company to assume approximately $13.1 million in mortgage debt. The loan provides for monthly payments of principal and interest on an amortized basis.

(d)

The Courtyard and TownePlace Suites hotels in Grapevine, TX are part of an adjoining two-hotel complex that will be located on the same site. The two hotels are covered by the same purchase contract with a total gross purchase price of $41.7 million and an initial deposit of $50,000. These amounts are reflected in the total gross purchase price and deposits paid as indicated above.

(e)

The Home2 Suites and Hampton Inn & Suites hotels in Hunstville, AL are part of an adjoining two-hotel complex that will be located on the same site. The two hotels are covered by the same purchase contract with a total gross purchase price of $20.6 million and an initial deposit of $2,500. These amounts are reflected in the total gross purchase price and deposits paid as indicated above.

(f)

If the seller meets all of the conditions to closing, the Company is obligated to specifically perform under the contract. As the properties are under construction, at this time, the seller has not met all of the conditions to closing.

As there can be no assurance that all conditions to closing will be satisfied, the Company includes deposits paid for hotels under contract in other assets, net in the Company’s consolidated balance sheets, and in deposits and other disbursements for potential acquisitions in the Company’s consolidated statements of cash flows. It is anticipated that the purchase price (less any debt assumed) for the outstanding contracts will be funded from the proceeds of the Company’s on-going best-efforts offering of Units and cash on hand if a closing occurs.

Note 12

Legal Proceedings and Related Matters

The term the “Apple REIT Companies” means the Company, Apple REIT Six, Inc., Apple REIT Seven, Inc., Apple REIT Eight, Inc. and Apple REIT Nine, Inc.

On December 13, 2011, the United States District Court for the Eastern District of New York ordered that three putative class actions, Kronberg, et al. v. David Lerner Associates, Inc., et al., Kowalski v. Apple REIT Ten, Inc., et al., and Leff v. Apple REIT Ten, Inc., et al., be consolidated and amended the caption of the consolidated matter to be In re Apple REITs Litigation. The District Court also appointed lead plaintiffs and lead counsel for the consolidated action and ordered lead plaintiffs to file and serve a consolidated complaint by February 17, 2012. The parties agreed to a schedule for answering or otherwise responding to the complaint and that briefing on any motion to dismiss the complaint will be concluded by June 18, 2012. The Company was previously named as a party in all three of the abovementioned class action lawsuits.

On February 17, 2012, lead plaintiffs and lead counsel in the In re Apple REITs Litigation, Civil Action No. 1:11-cv-02919-KAM-JO, filed an amended consolidated complaint in the United States District Court for the Eastern District of New York against the Company, Apple Suites Realty Group, Inc., Apple Eight Advisors, Inc., Apple Nine Advisors, Inc., Apple Ten Advisors, Inc., Apple Fund Management, LLC, Apple REIT Six, Inc., Apple REIT Seven, Inc., Apple REIT Eight, Inc. and Apple REIT Nine, Inc., their directors and certain officers, and David Lerner Associates, Inc. and David Lerner. The consolidated complaint, purportedly brought on behalf of all purchasers of Units in the Company and the other Apple REIT Companies, or those who otherwise acquired these Units that were offered and sold to them by David Lerner Associates, Inc., or its affiliates and on behalf of subclasses of shareholders in New Jersey, New York, Connecticut and Florida, asserts claims under Sections 11, 12 and 15 of the Securities Act of 1933. The consolidated complaint also asserts claims for breach of fiduciary duty, aiding and abetting breach of fiduciary duty, negligence, and unjust enrichment, and claims for violation of the securities laws of Connecticut and Florida. The complaint seeks, among other things, certification of a putative nationwide class and the state subclasses, damages, rescission of share purchases and other costs and expenses.

The Company believes that any claims against it, its officers and directors and other Apple entities are without merit, and intends to defend against them vigorously. At this time, the Company cannot reasonably predict the outcome of these proceedings or provide a reasonable estimate of the possible loss or range of loss due to these proceedings, if any.

Broker Dealer

On December 13, 2011, the Financial Industry Regulatory Authority (“FINRA”) amended its original complaint, filed on May 27, 2011, against David Lerner Associates, Inc., to include David Lerner, individually, as a party to this matter, as well as add additional claims related to the overall sales practices of both David Lerner Associates, Inc. and David Lerner relative to the Company’s Units. As discussed in its prospectus, dated January 19, 2011, the Company is offering its Units for sale through David Lerner Associates, Inc. as the managing dealer for its best efforts offering. A copy of FINRA’s original complaint can be found at:

F-19

http://www.finra.org/Newsroom/NewsReleases/2011/P123738; and FINRA’s amended complaint can be found at: http://disciplinaryactions.finra.org/viewdocument.aspx?DocNB=29068. David Lerner Associates, Inc. was also the sole distributor (managing dealer) of Apple REIT Six, Inc., Apple REIT Seven, Inc., Apple REIT Eight, Inc., and Apple REIT Nine, Inc. The Company is unaffiliated with David Lerner Associates, Inc. or David Lerner; however, it does rely upon David Lerner Associates, Inc. for the offer and sale and administration of the Company’s Units. The Apple REIT Companies take these allegations against David Lerner Associates, Inc. and David Lerner very seriously, and the Apple REIT Companies intend to cooperate with any and all regulatory or governmental inquiries.

Note 13

Quarterly Financial Data (unaudited)

The following is a summary of quarterly results of operations for the year ended December 31, 2011. Income per share for the four quarters in 2011 is non-additive in comparison to income per share for the year ended December 31, 2011 due to the timing and size of the Company’s Unit issuances.

2011 (in thousands except per share data)	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Revenues	$893	$6,631	$14,387	$20,180
Net loss	$(2,390)	$(1,179)	$(473)	$(1,092)
Basic and diluted net income per common share	$(0.23)	$(0.04)	$(0.01)	$(0.03)
Distributions declared and paid per common share	$0.138	$0.206	$0.206	$0.206

Note 14

Subsequent Events

In January 2012, the Company declared and paid approximately $3.0 million in dividend distributions to its common shareholders, or $0.06875 per outstanding common share. The Company also closed on the issuance of approximately 1.7 million Units through its on-going best-efforts offering, representing gross proceeds to the Company of approximately $18.7 million and proceeds net of selling and marketing costs of approximately $16.8 million.

In January 2012, the Company entered into an assignment of contract with ASRG to become the purchaser of all of the ownership interests in a limited liability company, which owns a TownePlace Suites by Marriott (under construction) in Nashville, Tennessee for a total purchase price of $9.8 million. ASRG entered into the assigned contract on July 8, 2010. Under the terms and conditions of the contract, ASRG assigned to the Company all of its rights and obligations under the purchase contract. There was no consideration paid to ASRG for this assignment, other than the reimbursement of the deposit previously made by ASRG totaling $2,500. There was no profit for ASRG in the assignment. The Company purchased this hotel on January 31, 2012, the same day the hotel opened for business.

In January 2012, the Company closed on the purchase of a Homewood Suites located in Gainesville, Florida. The gross purchase price for this hotel, which contains 103 guest rooms, was $14.6 million. The Company assumed approximately $13.1 million of mortgage debt associated with this hotel. The loan provides for monthly payments of principal and interest on an amortized basis.

In February 2012, the Company declared and paid approximately $3.1 million in dividend distributions to its common shareholders, or $0.06875 per outstanding common share. The Company also closed on the issuance of approximately 1.9 million Units through its on-going best-efforts offering, representing gross proceeds to the Company of approximately $20.8 million and proceeds net of selling and marketing costs of approximately $18.7 million.

F-20

SCHEDULE III

REAL ESTATE AND ACCUMULATED DEPRECIATION
As of December 31, 2011
(dollars in thousands)

City	State	Description	Encumbrances	Initial Cost		Subsequently Capitalized	Total Gross Cost(1)	Acc. Deprec.	Date of Construction	Date Acquired	Depreciable Life	# of Rooms
				Land/Land Improvements	Bldg./ FF&E/ Other	Bldg. Imp. & FF&E
Mobile	AL	Hampton Inn & Suites	$—	$—	$11,525	$66	$11,591	$(198)	2006	Jun-11	3 - 39 yrs.	101
Scottsdale	AZ	Hilton Garden Inn	10,558	2,089	14,291	—	16,380	(105)	2005	Oct-11	3 - 39 yrs.	122
Oceanside	CA	Courtyard	—	3,198	27,252	—	30,450	(144)	2011	Nov-11	3 - 39 yrs.	142
Denver	CO	Hilton Garden Inn	—	5,240	53,264	75	58,579	(1,334)	2007	Mar-11	3 - 39 yrs.	221
Gainesville	FL	Hilton Garden Inn	—	860	11,720	110	12,690	(223)	2007	Jun-11	3 - 39 yrs.	104
Pensacola	FL	TownePlace Suites	—	1,003	10,547	1	11,551	(189)	2008	Jun-11	3 - 39 yrs.	98
Tallahassee	FL	Fairfield Inn & Suites	—	1,098	8,267	—	9,365	(26)	2011	Dec-11	3 - 39 yrs.	97
Cedar Rapids	IA	Hampton Inn & Suites	—	784	12,287	—	13,071	(241)	2009	Jun-11	3 - 39 yrs.	103
Cedar Rapids	IA	Homewood Suites	—	868	12,197	—	13,065	(254)	2010	Jun-11	3 - 39 yrs.	95
Davenport	IA	Hampton Inn & Suites	—	1,107	11,964	19	13,090	(179)	2007	Jul-11	3 - 39 yrs.	103
Des Plaines	IL	Hilton Garden Inn	20,749	2,757	33,200	605	36,562	(346)	2005	Sep-11	3 - 39 yrs.	251
Hoffman Estates	IL	Hilton Garden Inn	—	1,496	8,507	137	10,140	(162)	2000	Jun-11	3 - 39 yrs.	184
Skokie	IL	Hampton Inn & Suites	19,092	2,176	29,945	—	32,121	(80)	2000	Dec-11	3 - 39 yrs.	225
Merrillville	IN	Hilton Garden Inn	—	1,403	13,342	—	14,745	(156)	2008	Sep-11	3 - 39 yrs.	124
South Bend	IN	Fairfield Inn & Suites	—	1,100	16,450	—	17,550	(94)	2010	Nov-11	3 - 39 yrs.	119
Matthews	NC	Fairfield Inn & Suites	—	1,377	8,673	—	10,050	(265)	2010	Mar-11	3 - 39 yrs.	94
Winston-Salem	NC	Hampton Inn & Suites	—	1,440	9,610	—	11,050	(289)	2010	Mar-11	3 - 39 yrs.	94
Omaha	NE	Hilton Garden Inn	—	1,397	28,655	8	30,060	(305)	2001	Sep-11	3 - 39 yrs.	178
Mason	OH	Hilton Garden Inn	—	1,183	13,722	—	14,905	(164)	2010	Sep-11	3 - 39 yrs.	110
Columbia	SC	TownePlace Suites	—	613	9,937	1	10,551	(262)	2009	Mar-11	3 - 39 yrs.	91
Charleston	SC	Home2 Suites	—	914	12,994	—	13,908	(84)	2011	Nov-11	3 - 39 yrs.	122
Knoxville	TN	Homewood Suites	11,428	1,069	14,948	17	16,034	(222)	2005	Jul-11	3 - 39 yrs.	103
Knoxville	TN	SpringHill Suites	—	884	13,738	20	14,642	(244)	2006	Jun-11	3 - 39 yrs.	103
Knoxville	TN	TownePlace Suites	7,306	700	8,081	3	8,784	(117)	2003	Aug-11	3 - 39 yrs.	98
Austin/Round Rock	TX	Homewood Suites	—	2,817	12,743	—	15,560	(125)	2010	Oct-11	3 - 39 yrs.	115
Richmond	VA	SpringHill Suites	—	1,088	9,963	—	11,051	(201)	2008	Jun-11	3 - 39 yrs.	103
Other			—	—	—	669	669	—				—

			$69,133	$38,661	$417,822	$1,731	$458,214	$(6,009)				3,300

	2011		2011
Real estate owned:		Accumulated depreciation:
Balance as of January 1	$—	Balance as of January 1	$—
Acquisitions	456,483	Depreciation expense	(6,009)

Improvements	1,731

Balance at December 31	$458,214	Balance at December 31	$(6,009)

(1)	The aggregate cost of real estate for federal income tax purposes is approximately $470 million at December 31, 2011 (unaudited).

F-21

SUPPLEMENT NO. 14 DATED FEBRUARY 17, 2012

TO PROSPECTUS DATED JANUARY 19, 2011

APPLE REIT TEN, INC.

The following information supplements the prospectus of Apple REIT Ten, Inc. dated January 19, 2011 and is part of the prospectus. This Supplement updates the information presented in the prospectus. Prospective investors should carefully review the prospectus and this Supplement No. 14 (which is cumulative and replaces all prior Supplements).

Certain forward-looking statements are included in the prospectus and this supplement. These forward-looking statements may involve our plans and objectives for future operations, including future growth and availability of funds. These forward-looking statements are based on current expectations, which are subject to numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, the continuation of our offering of Units, the outcome of current and future litigation, regulatory proceedings or inquiries, future economic, competitive and market conditions and future business decisions, together with local, national and international events (including, without limitation, acts of terrorism or war, and their direct and indirect effects on travel and the economy). All of these matters are difficult or impossible to predict accurately and many of them are beyond our control. Although we believe the assumptions relating to the forward-looking statements, and the statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved.

“Courtyard by Marriott,” “Fairfield Inn,” “Fairfield Inn & Suites,” “TownePlace Suites,” “Marriott,” “SpringHill Suites” and “Residence Inn” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references below to “Marriott” mean Marriott International, Inc. and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this prospectus supplement, whether relating to hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Ten, Inc., or otherwise. Marriott is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the offering by Apple REIT Ten, Inc. and receives no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this prospectus supplement or the offering related to this prospectus supplement, and the grant by Marriott of any franchise or other rights to Apple REIT Ten, Inc. shall not be construed as any expression of approval or disapproval. Marriott has not assumed, and shall not have, any liability in connection with this prospectus supplement or the offering related to this prospectus supplement.

“Hampton Inn,” “Hampton Inn & Suites,” “Homewood Suites,” “Embassy Suites,” “Hilton Garden Inn” and “Home2 Suites by Hilton” are each a registered trademark of Hilton Worldwide or one of its affiliates. All references below to “Hilton” mean Hilton Worldwide and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this prospectus supplement, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Ten, Inc., or otherwise. Hilton is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the offering by Apple REIT Ten, Inc. and receives no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this prospectus supplement or the offering related to this prospectus supplement, and the grant by Hilton of any franchise or other rights to Apple REIT Ten, Inc. shall not be construed as any expression of approval or disapproval. Hilton has not assumed, and shall not have, any liability in connection with this prospectus supplement or the offering related to this prospectus supplement.

STATUS OF THE OFFERING

As of January 27, 2011, we completed our minimum offering of 9,523,810 Units at $10.50 per Unit and raised gross proceeds of $100,000,000 and proceeds net of selling commissions and marketing expenses of $90,000,000. Each Unit consists of one common share and one Series A preferred share. We are continuing the offering at $11.00 per Unit in accordance with the prospectus. We registered to sell a total of 182,251,082 Units. As of January 31, 2012, 137,049,320 Units remain unsold. We will offer Units until January 19, 2013, unless the offering is extended, provided that the offering will be terminated if all of the Units are sold before then.

As of January 31, 2012, we had closed on the following sales of Units in the offering:

Price Per Unit	Number of Units Sold	Gross Proceeds	Proceeds Net of Selling Commissions and Marketing Expense Allowance
$10.50	9,523,810	$100,000,000	$90,000,000
$11.00	35,677,952	392,457,477	353,211,729

Total	45,201,762	$492,457,477	$443,211,729

The exemption from registration provided under Section 25104(h) of the California Corporations Code will not be available for resales of Units purchased in this offering.

Broker Dealer

On December 13, 2011, the Financial Industry Regulatory Authority (“FINRA”) amended its original complaint, filed on May 27, 2011, against David Lerner Associates, Inc. (“DLA”), to include David Lerner, individually, as a party to this matter, as well as add additional claims related to the overall sales practices of both DLA and David Lerner relative to our Units. As discussed in our prospectus, dated January 19, 2011, we are offering our Units for sale through DLA as the managing dealer for our best efforts offering. A copy of FINRA’s original complaint can be found at: http://www.finra.org/Newsroom/NewsReleases/2011/P123738; and FINRA’s amended complaint can be found at: http://disciplinaryactions.finra.org/viewdocument.aspx?DocNB=29068. DLA was also the sole distributor (managing dealer) of Apple REIT Six, Inc., Apple REIT Seven, Inc., Apple REIT Eight, Inc. and Apple REIT Nine, Inc. We are unaffiliated with DLA or David Lerner; however, we rely upon DLA for the offer and sale and administration of our Units. Apple REIT Six, Inc., Apple REIT Seven, Inc., Apple REIT Eight, Inc., Apple REIT Nine, Inc. and the Company (collectively, the “Apple REIT Companies”) take these allegations against DLA and David Lerner very seriously, and the Apple REIT Companies intend to cooperate with any and all regulatory or governmental inquiries.

Distributions

Our distributions since initial capitalization through September 30, 2011 totaled approximately $15.2 million and were paid at a monthly rate of $0.06875 per common share beginning in February 2011. For the same period, our cash used in operations was approximately $2.7 million. Due to the inherent delay between raising capital and investing that same capital in income producing real estate, we have had significant amounts of cash earning interest at short term money market rates. As a result, distributions paid through September 30, 2011 have been funded from proceeds from the on-going best-efforts offering of Units, and are expected to be treated as a return of capital for federal income tax purposes. The following is a summary of the distributions and net cash from (used in) operations.

Period	Total Distributions Declared and Paid per Share	Total Distributions Declared and Paid	Net Cash From/(Used in) Operations(a)	Net Income/(Loss)(a)
For the period Aug. 13, 2010 (initial capitalization) through Dec. 31, 2010	$—	$—	$(6,000)	$(31,000)
1st Quarter 2011	0.13750	1,855,000	(2,488,000)	(2,390,000)
2nd Quarter 2011	0.20625	5,753,000	(1,059,000)	(1,179,000)
3rd Quarter 2011	0.20625	7,596,000	846,000	(473,000)

Total	$0.55000	$15,204,000	$(2,707,000)	$(4,073,000)

Note for Table:

(a)

See complete consolidated statement of cash flows and consolidated statement of operations for the nine months ending September 30, 2011 included in our most recent Form 10-Q for the quarter ended September 30, 2011.

In February 2011, our Board of Directors established a policy for an annualized distribution rate of $0.825 per common share, payable in monthly distributions. We intend to continue paying distributions on a monthly basis, consistent with the annualized distribution rate established by our Board of Directors. Our objective in setting a distribution rate is to project a rate that will provide consistency over the life of the Company taking into account acquisitions and capital improvements, ramp up of new properties and varying economic cycles. To meet this objective, we may require the use of debt or offering proceeds in addition to cash from operations. Since distributions to date have been funded with proceeds from our offering of Units, our ability to maintain our current intended rate of distribution will be based on our ability to fully invest our offering proceeds and thereby increase our cash generated from operations. As there can be no assurance of our ability to acquire properties that provide income at this level, or that the properties already acquired will provide income at this level, there can be no assurance as to the classification or duration of distributions at the current rate. Proceeds of the offering which are distributed are not available for investment in properties. See “Risk Factors—We may be unable to make distributions to our shareholders,” on page 26 of the prospectus.

Net Book Value Per Share

In connection with this on-going offering of Units, we are providing information about our net book value per share. Net book value per share is calculated as total book value of assets minus total liabilities. It assumes that the value of real estate assets diminishes predictably over time as shown through the depreciation and amortization of real estate investments. Real estate values have historically risen or fallen with market conditions. Net book value does not reflect value per share upon an orderly sale or liquidation of the Company in accordance with our investment objectives. Our net book value reflects dilution in the value of our Units from the issue price as a result of (i) operating losses, which reflect accumulated depreciation and amortization of real estate investments as well as the fees and expenses paid to acquire real estate including commissions to Apple Suites Realty Group (“ASRG”), (ii) the funding of distributions from sources other than cash flow from operations, and (iii) fees paid in connection with our on-going best-efforts offering, including selling commissions and marketing fees. As of September 30, 2011, our net book value per share was $9.26. We calculated our net book value by subtracting total liabilities from total assets and dividing by the total number of Units outstanding at September 30, 2011.

The offering price of shares under our on-going best-efforts offering at January 31, 2012 was $11.00. Our offering price was not established on an independent basis and bears no relationship to the net book value of our assets. There is currently no established public market in which the Company’s common shares or Units are traded, however as discussed above in the Status of the Offering section of this supplement, 35.7 million Units have been purchased at $11 per Unit. As discussed in the prospectus the Units will be illiquid for an indefinite period of time. We will continue to use the $11 per Unit price until such time as buyers are not available, or until we have an orderly sale or liquidation in accordance with our investment objectives outlined in the prospectus.

Updated Risk Factors

The following risk factor updates the disclosure from our “Risk Factors” found in our prospectus dated January 19, 2011, and should be read in conjunction with those risk factors.

The Company is subject to a securities class action lawsuit and governmental regulatory oversight, which could have a material adverse effect on the financial condition, results of operations and cash flows of the Company.

As a result of regulatory inquiries or other regulatory actions, or as a result of being publicly held, the Company may become subject to lawsuits. The Company is currently subject to one securities class action lawsuit and other suits may be filed against the Company in the future. Due to the preliminary status of the lawsuit and uncertainties related to litigation, the Company is unable at this time to evaluate the likelihood of either a favorable or unfavorable outcome or to estimate the range of potential exposure. If the outcome is unfavorable, the Company may be required to pay damages and/or change its business practices, any of which could have a material adverse effect on the Company’s financial condition, results of operations and cash flows.

The Company has been and may continue to be subject to regulatory inquiries, which have resulted in and which could continue to result in costs and personnel time commitment to respond. It may also be subject to action by governing regulatory agencies, as a result of its activities, which could result in costs to respond and fines or changes in the Company’s business practices, any of which could have a material adverse effect on the financial condition, results of operations and cash flows of the Company.

For more information about the Company’s legal proceedings, please see the “Legal Proceedings” section below.

The following updated risk factor amends and replaces the current risk factor found on page 22 of our prospectus dated January 19, 2011.

There will be dilution of shareholders’ interests upon conversion of the Series B convertible preferred shares.

Glade M. Knight, who is our Chairman and Chief Executive Officer, holds 480,000 Series B convertible preferred shares that are convertible into common shares, as described under “Principal and Management Shareholders”. The Series B convertible preferred shares are convertible into common shares upon the occurrence of certain specified events, as specifically described elsewhere in this prospectus. The conversion of the Series B convertible preferred shares into common shares will result in dilution of the shareholders’ interests.

The following chart shows the number of common shares into which the 480,000 Series B convertible preferred shares may be converted based on the number of Units we sell in this offering:

Amount of Proceeds Raised in the Offering	Units Sold	Number of Common Shares into which 480,000 Series B convertible preferred shares convert(a)	Percentage of Common Shares	$ Amount of Converted Shares Assuming an $11 Share Price
$ 100,000,000	9,523,810	443,141	4.45%	$4,874,551
$1,000,000,000	91,341,991	5,814,830	5.98%	$63,963,130
$2,000,000,000	182,251,082	11,602,099	5.98%	$127,623,089

Note for Table:

(a)	Upon conversion of the Series B convertible preferred shares the Series A preferred shares terminate and only common shares will remain outstanding.

Mr. Knight, as our Chairman and Chief Executive Officer, can influence both the conversion of the Series B convertible preferred shares issued to him and the resulting dilution of other shareholders’ interests. See “Compensation—Series B Convertible Preferred Shares.”

Calculation of Asset Management Fee and Amendment to the Advisory Agreement

The calculation of the asset management fee payable to Apple Ten Advisors as discussed on pages 6, 12, 19, 37, 39 and 73 of our prospectus dated January 19, 2011 was amended to be based on funds from operations (FFO) instead of modified funds from operations (MFFO). Therefore, any and all references to MFFO in our prospectus, as it relates to the asset management fee payable to Apple Ten Advisors, shall be deleted and replaced with FFO. FFO is defined by the National Association of Real Estate Investment Trusts (NAREIT) as net income, computed in accordance with generally accepted accounting principles (GAAP), excluding gains or losses on sales of depreciable property, plus depreciation and amortization of real estate property used in operations, less preferred dividends and after adjustments for unconsolidated partnerships and joint ventures. The calculation will be based on the NAREIT definition of FFO. FFO does not represent cash flow from operating, investing or financing activities in accordance with GAAP and is not indicative of cash available to fund all of our cash needs. FFO should not be considered as an alternative to net income or any other GAAP measure as an indicator of performance and should not be considered as an alternative to cash flow as a measure of liquidity or the ability to service debt or to pay dividends. In the future, the Securities and Exchange Commission or NAREIT may decide to modify the definition of FFO and we would have to adjust the calculation and characterization of this non-GAAP measure for purposes of calculating the asset management fee.

In connection with amending the calculation of the asset management fee payable to Apple Ten Advisors from MFFO to FFO, the Advisory Agreement dated December 20, 2010 was amended to reflect this modification.

The following paragraph now replaces the last two paragraphs on page 73 of our prospectus:

“We believe that funds from operations is an appropriate measure to use in determining the fees to be paid to Apple Ten Advisors since it is a common industry performance measurement. Funds from operations is defined by NAREIT as net income (computed in accordance with generally accepted accounting principles), excluding gains or losses on sales of depreciable property, plus depreciation and amortization of real estate property used in operations, less preferred dividends and after adjustments for unconsolidated partnerships and joint ventures. Funds from operations does not represent cash flow from operating, investing or financing activities in accordance with GAAP and is not indicative of cash available to fund all of our cash needs. Funds from operations should not be considered as an alternative to net income or any other GAAP measure as an indicator of performance and should not be considered as an alternative to cash flow as a measure of liquidity or the ability to service debt or to pay dividends. In the future, the SEC or NAREIT may decide to modify the definition of funds from operations and the Company would have to adjust the calculation and characterization of this non-GAAP measure for calculating the asset management fee.”

Amendments to Our Unit Redemption Program

On May 11, 2011, our Board of Directors adopted a resolution amending our Unit redemption program. The first full paragraph under the heading Unit Redemption Program on page 13 of our prospectus describing the Unit redemption program is amended as follows:

“We may use proceeds received from the sale of Units from the offering and our dividend reinvestment plan which we plan to implement following the conclusion of this offering to redeem your Units. We will not begin our Unit redemption program until the expiration of one year from the initial closing of our offering. After you have held your Units for a minimum of one year, our Unit redemption program will provide an opportunity for you to redeem all or a portion of your Units, subject to certain restrictions and limitations, for a purchase price equal to: (1) for redemptions made during the first five (5) years from the date of your purchase of the Units to be redeemed, 92.5% of the price you paid for your Units to be redeemed, and (2) for redemptions made after the first five (5) years from the date of your purchase of the Units to be redeemed, 100% of the price you paid for your Units to be redeemed. In the case of redemption of Units following the death of all shareholders in one account, the purchase price will equal 100% of the price paid by the deceased shareholders for the Units.”

The change reflects an increase from 92% to 92.5% of the price paid for redemptions made in the first five (5) years of ownership. This amendment is also reflected where discussed on pages 27 and 109 of the prospectus.

On October 6, 2011, our Board of Directors adopted a resolution amending our Unit redemption program that changed the way redemption requests are handled in the event we do not have sufficient funds to accommodate all redemption requests. The first sentence of the fourth full paragraph and the fifth full paragraph under the heading Unit Redemption Program on page 109 of our prospectus describing the Unit redemption program is amended as follows:

“Redemption of Units, when requested, will be made quarterly. If we do not have sufficient funds to accommodate all redemption requests, Units will be redeemed as follows: first, pro rata as to redemptions upon the death or disability of a shareholder; next pro rata as to redemptions to shareholders who demonstrate, in the discretion of our board of directors, another involuntary exigent circumstance, such as bankruptcy; next pro rata as to redemptions to shareholders subject to a mandatory distribution requirement under such shareholder’s IRA; next, pro rata as to shareholders seeking redemption of all Units owned by them who own beneficially or of record fewer than 100 Units; and, finally, pro rata as to all other redemption requests.”

This amendment changes the terms of the original unit redemption program, under which Units would be redeemed on a first come, first-served basis if the Company did not have sufficient funds to handle all of the redemption requests. This amendment is also reflected where discussed on page 13 of the prospectus.

Advisory Agreement

Upon a determination by our independent members of our Board of Directors, the Advisory Agreement between us and Apple Ten Advisors, Inc., was renewed for an additional one (1) year term expiring on December 20, 2012.

LEGAL PROCEEDINGS

On December 13, 2011, the District Court ordered that the three putative class actions discussed below be consolidated and amended the caption of the consolidated matter to be In re Apple REITs Litigation. The District Court also appointed lead plaintiffs and lead counsel for the consolidated action and ordered lead plaintiffs to file and serve a consolidated complaint by February 17, 2012. The parties agreed to a schedule for answering or otherwise responding to the complaint and that briefing on any motion to dismiss the complaint will be concluded by June 18, 2012. We believe that these claims against us and our officers and directors are without merit, and we intend to defend against them vigorously. At this time, we cannot reasonably predict the outcome of these proceedings or provide a reasonable estimate of the possible loss or range of loss due to these proceedings, if any.

Nancy Kowalski v. Apple REIT Ten, Inc., et al

On June 17, 2011, one shareholder of Apple REIT Nine, Inc. filed a putative class action lawsuit captioned Nancy Kowalski v. Apple REIT Ten, Inc., et al, Case No. 1:11-cv-2919, in the United States District Court for the Eastern District of New York against the Company, its directors and certain of its officers, Apple REIT Nine, Inc., its directors and certain of its officers, and David Lerner Associates, Inc. and David Lerner. The complaint, purportedly brought on behalf of all purchasers of Units in the Company and Apple REIT Nine, Inc. from June 16, 2008 through and including June 17, 2011, asserts claims under Sections 11, 12 and 15 of the Securities Act of 1933 and seeks, among other things, certification of the class, damages, rescission of share purchases and other costs and expenses. The complaint alleges, among other things, that: (1) the registration statements and prospectuses of the Company and Apple REIT Nine, Inc. failed to disclose material information concerning the value of the Units of the prior Apple REIT Companies, (2) the operations and investment model implemented by the Company and Apple REIT Nine, Inc. are determined to lose investors’ capital, and (3) David Lerner Associates, Inc. solicited purchases of the Company and Apple REIT Nine, Inc. by means of false and misleading statements concerning the distributions paid by prior Apple REIT Companies.

Kronberg et al. v. David Lerner Associates Inc., et al

On June 20, 2011, two shareholders of the Apple REIT Companies filed a putative class action lawsuit captioned Kronberg et al. v. David Lerner Associates Inc., et al, Case No. 2:11-cv-03558, in the United States District Court for the District of New Jersey against David Lerner Associates, Inc. and certain of its officers, and the Apple REIT Companies and Glade M. Knight. The complaint, purportedly brought on behalf of purchasers of Units in the Apple REIT Companies, asserts claims and seeks, among other things, certification of the class, compensatory, special and general damages, and other costs and expenses. The complaint alleges, among other things, that: (1) David Lerner Associates, Inc. made false and misleading misrepresentations about (a) the value of the Units of the Apple REIT Companies, (b) previous distribution payments made by the Apple REIT Companies, and (c) the operations of the Apple REIT Companies, (2) the significant risks associated with the illiquid investment in the Apple REIT Companies were not properly disclosed to investors, and (3) under the various agency agreements between David Lerner Associates, Inc. and the Apple REIT Companies, the Apple REIT Companies and Glade M. Knight are responsible for the actions and representations of David Lerner Associates, Inc. and its certain officers regarding the sale of Units of the Apple REIT Companies.

On October 10, 2011, the plaintiffs amended the complaint, changing the parties and adding new claims to the action originally filed on June 20, 2011. The new plaintiffs are residents of New York, Connecticut, and Florida alleged to be investors in the Company, Apple REIT Eight, Inc. and Apple REIT Nine, Inc. The new defendants are directors of these companies and Apple Suites Realty Group, Inc., Apple Eight Advisors, Inc., Apple Nine Advisors, Inc., Apple Ten Advisors, Inc., and Apple Fund Management, LLC. The amended complaint adds claims on behalf of subclasses of residents of New Jersey, New York, Connecticut and Florida, in addition to the putative nationwide class, and no longer includes purchasers of Apple REIT Six, Inc. and Apple REIT Seven, Inc. The amended complaint asserts new claims for breach of fiduciary duty and for violation of the securities laws of the states of New Jersey, Connecticut and Florida, and seeks certification of the subclasses, monetary damages including pre- and post-judgment interest, equitable relief and fees and costs. In addition to the allegations contained in the original complaint, the amended complaint alleges that David Lerner Associates, Inc., and the directors breached a fiduciary duty to the shareholders by failing to disclose material information about the prior Apple REIT Companies’ sources of distributions and share valuation, that they aided and abetted one another’s breaches, and that the Apple REIT entities and directors are jointly and severally liable for the acts of David Lerner Associates, Inc. The amended complaint also asserts that plaintiffs are entitled to recover under certain state securities laws. By order, dated November 9, 2011, the United States District Court for the District of New Jersey has transferred this case to the United States District Court for the Eastern District of New York.

Marvin Leff v. Apple REIT Ten, Inc., et al

On June 28, 2011, a shareholder of the Company and Apple REIT Nine, Inc. filed a putative class action lawsuit captioned Marvin Leff v. Apple REIT Ten, Inc., et al, Case No. 2:11-cv-03094, in the United States District Court for the Eastern District of New York against the Company, its directors and certain of its officers, Apple REIT Nine, Inc., its directors and certain of its officers, and David Lerner Associates, Inc. and David Lerner. The complaint, purportedly brought on behalf of all purchasers of Units in the Company and Apple REIT Nine, Inc. from June 17, 2008 through and including June 28, 2011, asserts claims under Sections 11, 12 and 15 of the Securities Act of 1933 and seeks, among other things, certification of the class, damages, rescission of share purchases and other costs and expenses. The complaint alleges, among other things, that: (1) the registration statements and prospectuses of the Company and Apple REIT Nine, Inc. failed to disclose material information concerning the value of the Units of the prior Apple REIT Companies, and (2) David Lerner Associates, Inc. solicited purchases of the Company and Apple REIT Nine, Inc. by means of false and misleading statements concerning the distributions paid by prior Apple REIT Companies.

SUMMARY OVERVIEW

Summary of Real Estate Investments

Since our prospectus dated January 19, 2011, through our indirect wholly-owned subsidiaries, we have purchased a total of 28 hotels. These hotels contain a total of 3,504 guest rooms. They were purchased for an aggregate gross purchase price of $482.6 million. Financial and operating information about our purchased hotels is provided in another section below.

Description of Real Estate Owned

The map below shows the states in which our hotels are located, and the following charts summarize our room and franchise information.

States in which Our Hotels are Located

Number of Guest Rooms by State:

Type and Number of Hotel Franchises:

Summary of Potential Acquisitions

We have entered into, or caused one of our indirect wholly-owned subsidiaries to enter into, purchase contracts for 6 other hotels. These contracts are for direct hotel purchases or, in certain cases, a purchase of the entity that currently owns the property. The following table summarizes hotel and contract information:

	Hotel Location	Franchise	Date of Purchase Contract	Number of Rooms	Gross Purchase Price
1.	Jacksonville, North Carolina(a)	Home2 Suites	February 4, 2011	105	$12,000,000
2.	Dallas, Texas(a)	Hilton Garden Inn	November 1, 2011	165	27,300,000
3.	Grapevine, Texas(a)	Courtyard	November 1, 2011	180	(b	)
4.	Grapevine, Texas(a)	TownePlace Suites	November 1, 2011	120	(b	)
5.	Huntsville, Alabama(a)/(d)	Home2 Suites	November 1, 2011	77	(c	)
6.	Huntsville, Alabama(a)/(d)	Hampton Inn & Suites	November 1, 2011	98	(c	)

			Total	745	$101,587,000

Notes for Table:

(a)	The indicated hotels are currently under construction. The table shows the expected number of rooms upon hotel completion and the expected franchise.

(b)

The Courtyard and TownePlace Suites hotels in Grapevine, TX are part of an adjoining two-hotel complex that will be located on the same site. The two hotels are covered by the same purchase contract with a total gross purchase price of $41,700,000. The amount is reflected in the total gross purchase price as indicated above.

(c)

The Home2 Suites and Hampton Inn & Suites hotels in Huntsville, AL are part of an adjoining two-hotel complex that will be located on the same site. The two hotels are covered by the same purchase contract with a total gross purchase price of $20,587,000. The amount is reflected in the total gross purchase price indicated above.

(d)

If the seller meets all of the conditions to closing, the Company is obligated to specifically perform under the contract. As the properties are under construction, at this time, the seller has not met all of the conditions to closing.

We have no material relationship or affiliation with the prospective sellers of the hotels described above, except through the pending purchase contracts and any related documents.

In general, each purchase contract listed above required a deposit upon (or shortly after) execution. An additional deposit is typically due upon the expiration of the contract review period. If a closing occurs under a purchase contract, the initial and additional deposits are credited toward the purchase price. If a closing does not occur because the seller fails to satisfy a condition to closing or breaches the purchase contract, the applicable deposits would be refunded to us. The total of both the initial and additional deposits for the purchase contracts listed above is approximately $0.4 million.

For each purchase contract listed above, there are material conditions to closing that presently remain unsatisfied. Accordingly, there can be no assurance at this time that a closing will occur under any of these purchase contracts.

Purchase Contract Terminations

On February 25, 2011 we caused one of our indirect wholly-owned subsidiaries to terminate a purchase contract for a hotel located in Wytheville, Virginia. The contract was initially entered into on February 4, 2011. The hotel had a purchase price of $7,250,000 and contained 80 guest rooms. In connection with the termination of the contract, the initial deposit of $100,000 was repaid to our contracting subsidiary.

On April 29, 2011, we caused one of our indirect wholly-owned subsidiaries to terminate two separate purchase contracts, one relating to a hotel located in Fort Myers, Florida and the other related to a hotel located in Montgomery, Alabama. Both contracts were initially entered into on April 12, 2011. The purchase price for the hotel located in Fort Myers, Florida, which contained 106 guest rooms, was $9,000,000. The purchase price for the hotel located in Montgomery, Alabama, which contained 95 guest rooms, was $7,500,000, with secured debt to be assumed by our subsidiary totaling $4,100,000. In connection with the termination of the two contracts, the initial aggregate deposit of $200,000 was repaid to our contracting subsidiary.

Source of Funds and Related Party Payments

David Lerner Associates, Inc., Apple Suites Realty Group, Inc. and Apple Ten Advisors, Inc. earned the compensation and expense reimbursements shown below in connection with their services from inception through the period ending September 30, 2011 relating to our offering phase, acquisition phase and operations phase.

David Lerner Associates, Inc. is not related to Apple Suites Realty Group, Inc. or Apple Ten Advisors, Inc. Apple Suites Realty Group, Inc. and Apple Ten Advisors, Inc. are owned by Glade M. Knight, our Chairman and Chief Executive Officer.

As described on page 10 of our prospectus under the heading “Compensation” and as shown below, we pay certain fees and expenses as they are incurred, while others accrue and will be paid in future periods, subject in some cases to the achievement of performance criteria. We did not incur any amounts in connection with our disposition phase through September 30, 2011.

Cumulative through September 30, 2011

	Incurred	Paid	Accrued
Offering Phase
Selling commissions paid to David Lerner Associates, Inc. in connection with the offering	$32,106,000	$32,106,000	$—
Marketing expense allowance paid to David Lerner Associates, Inc. in connection with the offering	10,702,000	10,702,000	—

	42,808,000	42,808,000	$—

Acquisition Phase
Acquisition commission paid to Apple Suites Realty Group, Inc.	6,463,000	6,463,000	—
Reimbursement of costs paid to Apple Suites Realty Group, Inc.	500,000	500,000	—
Reimbursement of certain deposits to Apple Suites Realty Group, Inc.	100,000	100,000	—
Operations Phase
Asset management fee paid to Apple Ten Advisors, Inc.	206,000	206,000	—
Reimbursement of costs paid to Apple Ten Advisors, Inc.	572,000	572,000	—
Fees for Account Maintenance Services to Shareholders paid to David Lerner Associates, Inc.	131,000	94,000	37,000

SUMMARY OF CONTRACTS
FOR OUR PROPERTIES

Ownership, Leasing and Management Summary

Each of our hotels has been leased to one of our indirect wholly-owned subsidiaries, as the lessee, under a separate hotel lease agreement. For simplicity, the applicable lessee will be referred to below as the “lessee.”

Each hotel is managed under a separate management agreement between the applicable lessee and the manager. For simplicity, the applicable manager will be referred to below as the “manager.”

We have no material relationship or affiliation with the sellers or managers, except for the relationship resulting from our purchases, our management agreements for the hotels we own, and any related documents.

The hotel lease agreements and the management agreements are among the contracts described in another section below. The table below specifies the franchise, hotel owner, lessee and manager for our hotels:

	Hotel Location	Franchise(a)	Hotel Owner/Lessor	Lessee	Manager
1.	Denver, Colorado	Hilton Garden Inn	Apple Ten Hospitality Ownership, Inc	Apple Ten Hospitality Management, Inc.	Stonebridge Realty Advisors, Inc.(b)
2.	Winston-Salem, North Carolina	Hampton Inn & Suites	Apple Ten North Carolina, L.P.	Apple Ten Hospitality Management, Inc.	MHH Management, LLC
3.	Matthews, North Carolina	Fairfield Inn & Suites	Apple Ten North Carolina, L.P.	Apple Ten Hospitality Management, Inc.	Newport Charlotte Management, LLC
4.	Columbia, South Carolina	TownePlace Suites	Apple Ten Business Trust	Apple Ten Hospitality Management, Inc.	Newport Columbia Management, LLC
5.	Knoxville, Tennessee	SpringHill Suites	Apple Ten Hospitality Ownership, Inc.	Apple Ten Hospitality Management, Inc.	MHH Management, LLC(b)
6.	Gainesville, Florida	Hilton Garden Inn	Apple Ten Hospitality Ownership, Inc.	Apple Ten Hospitality Management, Inc.	MHH Management, LLC(b)
7.	Richmond, Virginia	SpringHill Suites	Apple Ten Hospitality Ownership, Inc.	Apple Ten Hospitality Management, Inc.	MHH Management, LLC(b)
8.	Pensacola, Florida	TownePlace Suites	Apple Ten Hospitality Ownership, Inc.	Apple Ten Hospitality Management, Inc.	MHH Management, LLC(b)
9.	Mobile, Alabama	Hampton Inn & Suites	Apple Ten Hospitality Ownership, Inc.	Apple Ten Hospitality Management, Inc.	MHH Management, LLC(b)
10.	Cedar Rapids, Iowa	Homewood Suites	Apple Ten Hospitality Ownership, Inc.	Apple Ten Hospitality Management, Inc.	Schulte Hospitality Group, Inc.
11.	Cedar Rapids, Iowa	Hampton Inn & Suites	Apple Ten Hospitality Ownership, Inc.	Apple Ten Hospitality Management, Inc.	Schulte Hospitality Group, Inc.
12.	Hoffman Estates, Illinois	Hilton Garden Inn	Apple Ten Illinois, LLC	Apple Ten Hospitality Management, Inc.	Schulte Hospitality Group, Inc.
13.	Davenport, Iowa	Hampton Inn & Suites	Apple Ten Hospitality Ownership, Inc.	Apple Ten Hospitality Management, Inc.	Schulte Hospitality Group, Inc.
14.	Knoxville, Tennessee	Homewood Suites	Apple Ten SPE Knoxville II, Inc.	Apple Ten Services Knoxville II, Inc.	MHH Management, LLC(b)
15.	Knoxville, Tennessee	TownePlace Suites	Apple Ten SPE Knoxville I, Inc.	Apple Ten Services Knoxville I, Inc.	MHH Management, LLC(b)
16.	Mason, Ohio	Hilton Garden Inn	Apple Ten Hospitality Ownership, Inc.	Apple Ten Hospitality Management, Inc.	Schulte Hospitality Group, Inc.

	Hotel Location	Franchise(a)	Hotel Owner/Lessor	Lessee	Manager
17.	Omaha, Nebraska	Hilton Garden Inn	Apple Ten Nebraska, LLC	Apple Ten Hospitality Management, Inc.	White Lodging Services Corporation
18.	Des Plaines, Illinois	Hilton Garden Inn	Apple Ten OHare, LLC	Apple Ten Services OHare, Inc.	Raymond Management Company, Inc.(b)
19.	Merrillville, Indiana	Hilton Garden Inn	Apple Ten Hospitality Ownership, Inc.	Apple Ten Hospitality Management, Inc.	Schulte Hospitality Group, Inc.
20.	Austin/Round Rock, Texas	Homewood Suites	Apple Ten Hospitality Ownership, Inc.	Apple Ten Hospitality Texas Services, Inc.	Vista Host, Inc.(b)
21.	Scottsdale, Arizona	Hilton Garden Inn	Apple Ten SPE Scottsdale, Inc.	Apple Ten Services Scottsdale, Inc.	White Lodging Services Corporation
22.	South Bend, Indiana	Fairfield Inn & Suites	Apple Ten Hospitality Ownership, Inc.	Apple Ten Hospitality Management, Inc.	White Lodging Services Corporation(b)
23.	Charleston, South Carolina	Home2 Suites	Apple Ten Business Trust	Apple Ten Hospitality Management, Inc.	LBAM Investor Group, L.L.C.
24.	Oceanside, California	Courtyard	Apple Ten Hospitality Ownership, Inc.	Apple Ten Hospitality Management, Inc.	Courtyard Management Corporation
25.	Skokie, Illinois	Hampton Inn & Suites	Apple Ten Skokie, LLC	Apple Ten Services Skokie, Inc.	Raymond Management Company, Inc.(b)
26.	Tallahassee, Florida	Fairfield Inn & Suites	Sunbelt-FTH, L.L.C.	Apple Ten Hospitality Management, Inc.	LBAM Investor Group, L.L.C.(b)
27.	Gainesville, Florida	Homewood Suites	Apple Ten SPE Gainesville, Inc.	Apple Ten Services Gainesville, Inc.	MHH Management, LLC(b)
28.	Nashville, Tennessee	TownePlace Suites	Sunbelt-TNT, L.L.C.	Apple Ten Hospitality Management, Inc.	LBAM Investor Group, L.L.C.(b)

Notes for Table:

(a)

All brand and trade names, logos or trademarks contained, or referred to, in this prospectus supplement are the properties of their respective owners. These references shall not in any way be construed as participation by, or endorsement of, our offering by any of our franchisors or managers.

(b)	The hotel specified was purchased from an affiliate of the indicated manager.

Hotel Lease Agreements

Each of our hotels is covered by a separate hotel lease agreement between the owner (one of our indirect wholly-owned subsidiaries) and the applicable lessee (another one of our indirect wholly-owned subsidiaries, as specified in the previous section). Each lease provides for an initial term of 10 years. The applicable lessee has the option to extend its lease term for two additional five-year periods, provided it is not in default at the end of the prior term or at the time the option is exercised.

Each lease provides for annual base rent and percentage rent. The annual base rent is payable in advance in equal monthly installments and will be adjusted each year in proportion to the Consumer Price Index (based on the U.S. City Average). Shown below are the annual base rent and the lease commencement date for our hotels:

	Hotel Location	Franchise	Annual Base Rent	Date of Lease Commencement
1.	Denver, Colorado	Hilton Garden Inn	$3,995,126	March 4, 2011
2.	Winston-Salem, North Carolina	Hampton Inn & Suites	665,842	March 15, 2011
3.	Matthews, North Carolina	Fairfield Inn & Suites	730,225	March 25, 2011
4.	Columbia, South Carolina	TownePlace Suites	842,281	March 25, 2011
5.	Knoxville, Tennessee	SpringHill Suites	1,350,663	June 2, 2011
6.	Gainesville, Florida	Hilton Garden Inn	804,112	June 2, 2011
7.	Richmond, Virginia	SpringHill Suites	588,699	June 2, 2011
8.	Pensacola, Florida	TownePlace Suites	941,816	June 2, 2011
9.	Mobile, Alabama	Hampton Inn & Suites	1,051,765	June 2, 2011
10.	Cedar Rapids, Iowa	Homewood Suites	896,982	June 8, 2011
11.	Cedar Rapids, Iowa	Hampton Inn & Suites	1,147,639	June 8, 2011
12.	Hoffman Estates, Illinois	Hilton Garden Inn	1,224,306	June 10, 2011
13.	Davenport, Iowa	Hampton Inn & Suites	1,369,947	July 19, 2011
14.	Knoxville, Tennessee	Homewood Suites	1,411,312	July 19, 2011
15.	Knoxville, Tennessee	TownePlace Suites	705,106	August 9, 2011
16.	Mason, Ohio	Hilton Garden Inn	1,246,352	September 1, 2011
17.	Omaha, Nebraska	Hilton Garden Inn	2,345,223	September 1, 2011
18.	Des Plaines, Illinois	Hilton Garden Inn	2,727,920	September 20, 2011
19.	Merrillville, Indiana	Hilton Garden Inn	1,208,494	September 30, 2011
20.	Austin/Round Rock, Texas	Homewood Suites	1,047,594	October 3, 2011
21.	Scottsdale, Arizona	Hilton Garden Inn	1,038,068	October 3, 2011
22.	South Bend, Indiana	Fairfield Inn & Suites	1,380,036	November 1, 2011
23.	Charleston, South Carolina	Home2 Suites	1,320,395	November 10, 2011
24.	Oceanside, California	Courtyard	1,909,287	November 28, 2011
25.	Skokie, Illinois	Hampton Inn & Suites	2,385,702	December 19, 2011
26.	Tallahassee, Florida	Fairfield Inn & Suites	703,822	December 30, 2011
27.	Gainesville, Florida	Homewood Suites	939,223	January 27, 2012
28.	Nashville, Tennessee	TownePlace Suites	856,183	January 31, 2012

The annual percentage rent depends on a formula that compares fixed “suite revenue breakpoints” with a portion of “suite revenue,” which is equal to gross revenue from guest rentals less sales and room taxes and credit card fees. The suite revenue breakpoints will be adjusted each year in proportion to the Consumer Price Index (based on the U.S. City Average). Specifically, the annual percentage rent is equal to the sum of (a) 17% of all suite revenue for the year, up to the applicable suite revenue breakpoint; plus (b) 55% of the suite revenue for the year in excess of the applicable suite revenue breakpoint, as reduced by base rent paid for the year.

Management Agreements

Each of our hotels is being managed by the manager under a separate management agreement between the manager and the applicable lessee (which is one of our indirect wholly-owned subsidiaries, as specified in the previous section). The manager is responsible for managing and supervising the daily operations of the hotel and for collecting revenues for the benefit of the applicable lessee. The fees and other terms of these agreements are the result of commercial negotiations between otherwise unrelated parties. We believe that such fees and terms are appropriate for the hotels and the markets in which they operate. Our leasing subsidiary may terminate the management agreements if the managers fail to achieve certain performance levels.

With respect to the Oceanside, CA Courtyard management agreement, we have caused the owner, Apple Ten Hospitality Ownership, Inc., to guarantee the responsibilities of the lessee.

Franchise Agreements

In general, for our hotels franchised by Hilton Worldwide or one of its affiliates, there is a franchise license agreement between the applicable lessee (as specified in the previous section) and Hilton Worldwide or an affiliate. Each franchise license agreement provides for the payment of royalty fees and program fees to the franchisor. A percentage of gross room revenues is used to determine these payments. Apple Ten Hospitality, Inc. or another one of our subsidiaries has guaranteed the payment and performance of the lessee under the applicable franchise license agreement.

For the hotels franchised by Marriott International, Inc. or one of its affiliates, there is a relicensing franchise agreement between the applicable lessee and Marriott International, Inc. or an affiliate. The relicensing franchise agreements provide for the payment of royalty fees and marketing contributions to the franchisor. A percentage of gross room revenues is used to determine these payments. Apple Ten Hospitality, Inc. or another one of our subsidiaries has guaranteed the payment and performance of the lessee under the applicable relicensing franchise agreement.

The fees and other terms of these agreements are the result of commercial negotiations between otherwise unrelated parties, and we believe that such fees and terms are appropriate for the hotels and the markets in which they operate.

FINANCIAL AND OPERATING INFORMATION FOR OUR PROPERTIES

Our hotels offer guest rooms and suites, together with related amenities, that are consistent with their operations. The hotels are located in developed or developing areas and in competitive markets. We believe the hotels are well-positioned to compete in their markets based on location, amenities, rate structure and franchise affiliation. In the opinion of management, each hotel is adequately covered by insurance. The following tables present further information about our hotels:

Table 1. General Information

	Hotel Location	Franchise	Number of Rooms/ Suites	Gross Purchase Price	Average Daily Rate (Price) per Room/ Suite(a)	Federal Income Tax Basis for Depreciable Real Property Component of Hotel(b)	Purchase Date
1.	Denver, Colorado	Hilton Garden Inn	221	$58,500,000	$159-179	$53,251,891	March 4, 2011
2.	Winston-Salem, North Carolina	Hampton Inn & Suites	94	11,000,000	99-149	9,560,000	March 15, 2011
3.	Matthews, North Carolina	Fairfield Inn & Suites	94	10,000,000	109-119	8,623,000	March 25, 2011
4.	Columbia, South Carolina	TownePlace Suites	91	10,500,000	119	9,887,100	March 25, 2011
5.	Knoxville, Tennessee	SpringHill Suites	103	14,500,000	139-169	13,616,000	June 2, 2011
6.	Gainesville, Florida	Hilton Garden Inn	104	12,500,000	129-139	11,640,500	June 2, 2011
7.	Richmond, Virginia	SpringHill Suites	103	11,000,000	89-129	9,912,500	June 2, 2011
8.	Pensacola, Florida	TownePlace Suites	98	11,500,000	119-164	10,631,500	June 2, 2011
9.	Mobile, Alabama	Hampton Inn & Suites	101	13,000,000	129-139	13,000,000	June 2, 2011
10.	Cedar Rapids, Iowa	Homewood Suites	95	13,000,000	129	12,132,000	June 8, 2011
11.	Cedar Rapids, Iowa	Hampton Inn & Suites	103	13,000,000	119-139	12,216,000	June 8, 2011
12.	Hoffman Estates, Illinois	Hilton Garden Inn	184	10,000,000	119-149	8,503,880	June 10, 2011
13.	Davenport, Iowa	Hampton Inn & Suites	103	13,000,000	134-154	11,892,740	July 19, 2011
14.	Knoxville, Tennessee	Homewood Suites	103	15,000,000	169-179	13,988,500	July 19, 2011
15.	Knoxville, Tennessee	TownePlace Suites	98	9,000,000	119-139	8,275,800	August 9, 2011
16.	Mason, Ohio	Hilton Garden Inn	110	14,825,000	130-160	13,642,000	September 1, 2011
17.	Omaha, Nebraska(c)	Hilton Garden Inn	178	30,018,279	149-169	28,618,279	September 1, 2011
18.	Des Plaines, Illinois	Hilton Garden Inn	251	38,000,000	159-279	35,072,300	September 20, 2011
19.	Merrillville, Indiana	Hilton Garden Inn	124	14,825,000	124-129	13,405,500	September 30, 2011
20.	Austin/Round Rock, Texas	Homewood Suites	115	15,500,000	149-159	12,682,500	October 3, 2011
21.	Scottsdale, Arizona	Hilton Garden Inn	122	16,300,000	169-189	14,211,443	October 3, 2011
22.	South Bend, Indiana	Fairfield Inn & Suites	119	17,500,000	134-170	17,500,000	November 1, 2011
23.	Charleston, South Carolina	Home2 Suites	122	13,908,000	134-139	12,994,455	November 10, 2011
24.	Oceanside, California	Courtyard	142	30,500,000	125-159	27,296,000	November 28, 2011
25.	Skokie, Illinois	Hampton Inn & Suites	225	32,000,000	139-169	29,824,160	December 19, 2011
26.	Tallahassee, Florida	Fairfield Inn & Suites	97	9,354,916	99-149	8,256,916	December 30, 2011
27.	Gainesville, Florida	Homewood Suites	103	14,550,000	149-169	13,398,000	January 27, 2012
28.	Nashville, Tennessee	TownePlace Suites	101	9,848,413	109-124	9,143,413	January 31, 2012

		Total	3,504	$482,629,608

Notes for Table 1:

(a)	The amounts shown are subject to change, and exclude discounts that may be offered to corporate, frequent and other select customers. Rates reflected were in effect at acquisition.

(b)

The depreciable life is 39 years (or less, as may be permitted by federal tax laws) using the straight-line method. The modified accelerated cost recovery system will be used for the hotel’s personal property component.

(c)	For this hotel, the original purchase price was adjusted by $818,279 for the cost associated with the prepayment by the seller of the existing loan secured by this hotel.

Table 2. Loan Information(a)

Hotel	Franchise	Assumed Principal Balance of Loan	Annual Interest Rate	Maturity Date
Knoxville, Tennessee	Homewood Suites	$11,500,000	6.30%	October 2016
Knoxville, Tennessee	TownePlace Suites	7,392,000	5.45%	December 2015
Des Plaines, Illinois	Hilton Garden Inn	20,838,000	5.99%	August 2016
Scottsdale, Arizona	Hilton Garden Inn	10,585,000	6.07%	February 2017
Skokie, Illinois	Hampton Inn & Suites	19,092,000	6.15%	July 2016
Gainesville, Florida	Homewood Suites	13,067,000	5.89%	May 2017

		$82,474,000

Note for Table 2:

(a)

This table summarizes loans that (i) pre-dated our purchase, (ii) are secured by our hotels, as indicated and (iii) were assumed by our purchasing subsidiary. Each loan provides for monthly payments of principal and interest on an amortized basis.

Table 3. Operating Information(a)

PART A

	Hotel Location	Franchise	Avg. Daily Occupancy Rates (%)
			2006	2007	2008	2009	2010
1.	Denver, Colorado	Hilton Garden Inn	n/a	47%	66%	65%	75%
2.	Winston-Salem, North Carolina	Hampton Inn & Suites	n/a	n/a	n/a	n/a	55%
3.	Matthews, North Carolina	Fairfield Inn & Suites	n/a	n/a	n/a	n/a	30%
4.	Columbia, South Carolina	TownePlace Suites	n/a	n/a	n/a	65%	72%
5.	Knoxville, Tennessee	SpringHill Suites	75%	77%	75%	77%	77%
6.	Gainesville, Florida	Hilton Garden Inn	n/a	48%	66%	62%	60%
7.	Richmond, Virginia	SpringHill Suites	n/a	n/a	70%	58%	62%
8.	Pensacola, Florida	TownePlace Suites	n/a	n/a	60%	70%	82%
9.	Mobile, Alabama	Hampton Inn & Suites	16%	82%	80%	67%	82%
10.	Cedar Rapids, Iowa	Homewood Suites	n/a	n/a	n/a	n/a	55%
11.	Cedar Rapids, Iowa	Hampton Inn & Suites	n/a	n/a	n/a	58%	65%
12.	Hoffman Estates, Illinois	Hilton Garden Inn	69%	64%	63%	57%	66%
13	Davenport, Iowa	Hampton Inn & Suites	n/a	34%	64%	69%	76%
14.	Knoxville, Tennessee	Homewood Suites	81%	78%	79%	80%	81%
15.	Knoxville, Tennessee	TownePlace Suites	76%	67%	72%	69%	67%
16.	Mason, Ohio	Hilton Garden Inn	n/a	n/a	n/a	n/a	57%
17.	Omaha, Nebraska	Hilton Garden Inn	77%	80%	71%	72%	74%
18.	Des Plaines, Illinois	Hilton Garden Inn	73%	76%	72%	61%	72%
19.	Merrillville, Indiana	Hilton Garden Inn	n/a	n/a	44%	54%	69%
20.	Austin/Round Rock, Texas	Homewood Suites	n/a	n/a	n/a	n/a	41%
21.	Scottsdale, Arizona	Hilton Garden Inn	68%	66%	63%	55%	60%
22.	South Bend, Indiana	Fairfield Inn & Suites	n/a	n/a	n/a	n/a	46%
23.	Charleston, South Carolina	Home2 Suites	n/a	n/a	n/a	n/a	n/a
24.	Oceanside, California	Courtyard	n/a	n/a	n/a	n/a	n/a
25.	Skokie, Illinois	Hampton Inn & Suites	77%	77%	74%	74%	75%
26.	Tallahassee, Florida	Fairfield Inn & Suites	n/a	n/a	n/a	n/a	n/a
27.	Gainesville, Florida	Homewood Suites	80%	76%	72%	66%	66%
28.	Nashville, Tennessee	TownePlace Suites	n/a	n/a	n/a	n/a	n/a

PART B

	Hotel Location	Franchise	Revenue per Available Room/Suite ($)
			2006	2007	2008	2009	2010
1.	Denver, Colorado	Hilton Garden Inn	n/a	$75	$106	$90	$110
2.	Winston-Salem, North Carolina	Hampton Inn & Suites	n/a	n/a	n/a	n/a	$50
3.	Matthews, North Carolina	Fairfield Inn & Suites	n/a	n/a	n/a	n/a	$22
4.	Columbia, South Carolina	TownePlace Suites	n/a	n/a	n/a	$56	$62
5.	Knoxville, Tennessee	SpringHill Suites	$74	$87	$88	$85	$89
6.	Gainesville, Florida	Hilton Garden Inn	n/a	$58	$77	$69	$64
7.	Richmond, Virginia	SpringHill Suites	n/a	n/a	$70	$54	$55
8.	Pensacola, Florida	TownePlace Suites	n/a	n/a	$49	$53	$63
9.	Mobile, Alabama	Hampton Inn & Suites	$15	$99	$100	$75	$97
10.	Cedar Rapids, Iowa	Homewood Suites	n/a	n/a	n/a	n/a	$63
11.	Cedar Rapids, Iowa	Hampton Inn & Suites	n/a	n/a	n/a	$63	$72
12.	Hoffman Estates, Illinois	Hilton Garden Inn	$66	$67	$64	$49	$52
13	Davenport, Iowa	Hampton Inn & Suites	n/a	$36	$71	$74	$82
14.	Knoxville, Tennessee	Homewood Suites	$92	$97	$99	$99	$100
15.	Knoxville, Tennessee	TownePlace Suites	$53	$53	$55	$50	$51
16.	Mason, Ohio	Hilton Garden Inn	n/a	n/a	n/a	n/a	$60
17.	Omaha, Nebraska	Hilton Garden Inn	$87	$91	$92	$84	$88
18.	Des Plaines, Illinois	Hilton Garden Inn	$87	$95	$91	$68	$79
19.	Merrillville, Indiana	Hilton Garden Inn	n/a	n/a	$49	$59	$70
20.	Austin/Round Rock, Texas	Homewood Suites	n/a	n/a	n/a	n/a	$42
21.	Scottsdale, Arizona	Hilton Garden Inn	$83	$95	$97	$67	$71
22.	South Bend, Indiana	Fairfield Inn & Suites	n/a	n/a	n/a	n/a	$66
23.	Charleston, South Carolina	Home2 Suites	n/a	n/a	n/a	n/a	n/a
24.	Oceanside, California	Courtyard	n/a	n/a	n/a	n/a	n/a
25.	Skokie, Illinois	Hampton Inn & Suites	$98	$101	$95	$82	$85
26.	Tallahassee, Florida	Fairfield Inn & Suites	n/a	n/a	n/a	n/a	n/a
27.	Gainesville, Florida	Homewood Suites	$97	$97	$87	$79	$75
28.	Nashville, Tennessee	TownePlace Suites	n/a	n/a	n/a	n/a	n/a

Note for Table 3:

(a)	Operating data is presented for the last five years (or since the beginning of hotel operations). See Table 1. General Information above for the date the hotel was acquired.

Table 4. Tax and Related Information

	Hotel Location	Franchise	Tax Year		Real Property Tax Rate(a)	Real Property Tax
1.	Denver, Colorado	Hilton Garden Inn	2010	(b)	6.9%	$380,000
2.	Winston-Salem, North Carolina	Hampton Inn & Suites	2010	(b)	1.1%	38,000	(c)
3.	Matthews, North Carolina	Fairfield Inn & Suites	2010	(b)	1.3%	15,500	(c)
4.	Columbia, South Carolina	TownePlace Suites	2010	(b)	2.7%	106,000
5.	Knoxville, Tennessee	SpringHill Suites	2010	(b)	4.8%	110,899
6.	Gainesville, Florida	Hilton Garden Inn	2010	(b)	2.3%	77,761
7.	Richmond, Virginia	SpringHill Suites	2010	(b)	0.9%	48,695
8.	Pensacola, Florida	TownePlace Suites	2010	(b)	1.5%	51,999
9.	Mobile, Alabama	Hampton Inn & Suites	2010	(d)	6.3%	102,513
10.	Cedar Rapids, Iowa	Homewood Suites	2010	(e)	4.2%	16,368	(c)
11.	Cedar Rapids, Iowa	Hampton Inn & Suites	2010	(e)	4.2%	163,340
12.	Hoffman Estates, Illinois	Hilton Garden Inn	2009	(b)	5.2%	313,742
13.	Davenport, Iowa	Hampton Inn & Suites	2010	(e)	3.8%	189,396
14.	Knoxville, Tennessee	Homewood Suites	2010	(b)	4.8%	108,258
15.	Knoxville, Tennessee	TownePlace Suites	2010	(b)	1.0%	35,919
16.	Mason, Ohio	Hilton Garden Inn	2010	(b)	6.5%	118,609	(c)
17.	Omaha, Nebraska	Hilton Garden Inn	2010	(b)	2.1%	292,663
18.	Des Plaines, Illinois	Hilton Garden Inn	2010	(b)	6.6%	846,438
19.	Merrillville, Indiana	Hilton Garden Inn	2010	(b)	3.0%	224,089
20.	Austin/Round Rock, Texas	Homewood Suites	2011	(b)	2.4%	131,512
21.	Scottsdale, Arizona	Hilton Garden Inn	2010	(b)	1.8%	179,687
22.	South Bend, Indiana	Fairfield Inn & Suites	2010	(b)	3.7%	211,756	(c)
23.	Charleston, South Carolina	Home2 Suites	2010	(b)	1.5%	15,499	(c)
24.	Oceanside, California	Courtyard	2011	(f)	1.3%	35,445	(c)
25.	Skokie, Illinois	Hampton Inn & Suites	2010	(b)	7.0%	837,621
26.	Tallahassee, Florida	Fairfield Inn & Suites	2011	(b)	1.9%	12,184	(c)
27.	Gainesville, Florida	Homewood Suites	2011	(b)	2.3%	76,692
28.	Nashville, Tennessee	TownePlace Suites	2011	(b)	1.7%	10,147	(c)

Notes for Table 4:

(a)	Property tax rate is an aggregate figure for county, city and other local taxing authorities (to the extent applicable).

(b)	Represents a calendar year.

(c)	The hotel property consisted of undeveloped land for a portion of the tax year, and the real property tax is not necessarily indicative of property taxes expected for the hotel in the future.

(d)	Represents 12-month period from October 1, 2009 through September 30, 2010.

(e)	Represents 12-month period from July 1, 2009 through June 30, 2010.

(f)	Represents 12-month period from July 1, 2011 through June 30, 2012.

MANAGEMENT

In January 2011 prior to the closing of any sale of Units in our “best-efforts” offering, our sole Shareholder elected Kent W. Colton, R. Garnett Hall, Jr., Anthony Francis “Chip” Keating, III and Ronald A. Rosenfeld as directors. On June 9, 2011, Ronald A. Rosenfeld resigned from the Board of Directors of the Company effective on that date.

Effective July 5, 2011, pursuant to our bylaws, the Board of Directors elected David J. Adams to fill the vacancy of the Board of Directors created by the resignation of Ronald A. Rosenfeld. The following provides additional information on Mr. Adams:

David J. Adams (age 48) was the founder, President and CEO of InteliTap, LLC from 2005 through 2011. InteliTap is the global leader of inventory and supply chain solutions for the hospitality and brewing industry. Additionally, from 2008 through 2010, he served as President and

Chief Executive Officer of BridgeGate International, a company that provides data integration platforms to healthcare and government organizations. From 2002 through 2005, Mr. Adams served as Senior Vice President, Corporate Strategy and Technology of TrenStar, Inc., a company that provides asset tracking and management solutions to its clients, who are primarily in the brewing, synthetic rubber, manufacturing/industrial parts and equipment, and air cargo industries. From 2001 to 2002, he served as Vice President, McKesson Medical Surgical Inc. Previous experience includes several years of service to Pepsi-Cola in purchasing and logistics. Mr. Adams also served as an Operations Officer for the United States Navy. He received his Bachelor’s degree from Virginia Military Institute, a Master of Business Administration from Troy State University and a Master of Science degree in systems analysis from the Naval Postgraduate School.

The biographies of Dr. Colton, Mr. Hall and Mr. Keating appear on pages 63 through 65 of our prospectus within the section captioned “Management.”

Dr. Colton, Mr. Hall, Mr. Keating and Mr. Adams will serve as directors until our Annual Meeting of Shareholders in 2012. Dr. Colton, Mr. Hall and Mr. Keating will serve on the Audit Committee and the Compensation Committee of the Board of Directors. Dr. Colton and Mr. Adams will serve on the Executive Committee of the Board of Directors, along with Mr. Glade M. Knight.

SELECTED FINANCIAL DATA

(in thousands except per share and other data)	Nine Months Ended September 30, 2011	For the period August 13, 2010 (initial capitalization) through December 31, 2010
	(unaudited)
Revenues:
Room revenue	$19,957	$—
Other revenue	1,954	—

Total revenue	21,911	—
Expenses:
Hotel operating expenses	11,425	—
Taxes, insurance and other	1,241	—
General and administrative expenses	2,316	28
Acquisition related costs	8,153	—
Depreciation	2,959	—
Interest (income) expense, net	(141)	3

Total expenses	25,953	31

Net loss	$(4,042)	$(31)

Per Share:
Net loss per common share	$(0.16)	$(3,083.50)
Distributions declared and paid per common share	$0.55	$—
Weighted-average common shares outstanding—basic and diluted	25,430	—

Cash Flow From (Used In):
Operating activities	$(2,701)	$(6)
Investing activities	(287,423)	—
Financing activities	367,875	82

	September 30, 2011	December 31, 2010
	(unaudited)
Balance Sheet Data:
Cash and cash equivalents	$77,875	$124
Investment in hotels, net	318,504	—
Total assets	408,297	992
Notes payable	40,165	400
Shareholders’ equity	364,537	17

Other Data:
Number of hotels owned at end of period	19	—

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
(for the nine months ended September 30, 2011)

Overview

Apple REIT Ten, Inc. together with its wholly owned subsidiaries (the “Company”) is a Virginia corporation that intends to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. The Company, which owned 19 properties as of September 30, 2011 and has a limited operating history, was formed to invest in hotels and other income-producing real estate in selected metropolitan areas in the United States. Initial capitalization occurred on August 13, 2010, when 10 Units, each Unit consisting of one common share and one Series A preferred share, were purchased by Apple Ten Advisors, Inc. (“A10A”) and 480,000 Series B convertible preferred shares were purchased by Glade M. Knight, the Company’s Chairman and Chief Executive Officer. The Company’s fiscal year end is December 31.

Legal Proceedings and Related Matters

The term the “Apple REIT Companies” means Apple REIT Six, Inc. Apple REIT Seven, Inc., Apple REIT Eight, Inc., Apple REIT Nine, Inc. and the Company.

The Company is currently engaged in three ongoing putative class action lawsuits brought on behalf of purchasers of Units of at least one of the Apple REIT Companies during June 2011. As discussed below, one of the complaints was amended in October 2011.

On October 10, 2011, the plaintiffs in Kronberg et al. v. David Lerner Associates Inc., et al, Case No. 2:11-cv-03558, filed an amended class action complaint in the United States District Court for the District of New Jersey, adding new parties and new claims to the action originally filed on June 20, 2011. The plaintiffs are residents of New York, Connecticut, and Florida alleged to be investors in the Company, Apple REIT Eight, Inc. and Apple REIT Nine, Inc. The new defendants are directors of these companies and Apple Suites Realty Group, Inc., Apple Eight Advisors, Inc., Apple Nine Advisors, Inc., Apple Ten Advisors, Inc., and Apple Fund Management, LLC. The amended complaint adds claims on behalf of subclasses of residents of New Jersey, New York, Connecticut and Florida, in addition to the putative nationwide class, and no longer includes purchasers of Apple REIT Six, Inc. and Apple REIT Seven, Inc. The amended complaint asserts new claims for breach of fiduciary duty and for violation of the securities laws of the states of New Jersey, Connecticut and Florida, and seeks certification of the subclasses, monetary damages including pre- and post-judgment interest, equitable relief and fees and costs. In addition to the allegations contained in the original complaint, the amended complaint alleges that David Lerner Associates, Inc., and the directors breached a fiduciary duty to the shareholders by failing to disclose material information about the prior Apple REIT Companies’ sources of distributions and share valuation, that they aided and abetted one another’s breaches, and that the Apple REIT entities and directors are jointly and severally liable for the acts of David Lerner Associates, Inc. The amended complaint also asserts that plaintiffs are entitled to recover under certain state securities laws.

The Company believes that any claims against it, its officers and directors and other Apple entities are without merit, and intends to defend against them vigorously. At this time, the Company cannot reasonably predict the outcome of these proceedings or provide a reasonable estimate of the possible loss or range of loss due to these proceedings, if any.

Also, in May 2011, the Financial Industry Regulatory Authority (“FINRA”) filed a complaint against David Lerner Associates, Inc., related to its sales practices relative to the Units of the Company. The Company is unaffiliated with David Lerner Associates, Inc.; however, the Company relies upon it for the offer and sale and administration of the Units. The Company intends to cooperate with regulatory or governmental inquiries.

Hotels Owned

The Company commenced operations in March 2011 upon the purchase of its first hotel property. The following table summarizes the location, brand, manager, date acquired, number of rooms and gross purchase price for each of the 19 hotels the Company owned as of September 30, 2011. All dollar amounts are in thousands.

City	State	Brand	Manager	Date Acquired	Rooms	Gross Purchase Price
Denver	CO	Hilton Garden Inn	Stonebridge	3/4/2011	221	$58,500
Winston-Salem	NC	Hampton Inn & Suites	McKibbon	3/15/2011	94	11,000
Matthews	NC	Fairfield Inn & Suites	Newport	3/25/2011	94	10,000
Columbia	SC	TownePlace Suites	Newport	3/25/2011	91	10,500
Mobile	AL	Hampton Inn & Suites	McKibbon	6/2/2011	101	13,000
Gainesville	FL	Hilton Garden Inn	McKibbon	6/2/2011	104	12,500
Pensacola	FL	TownePlace Suites	McKibbon	6/2/2011	98	11,500
Knoxville	TN	SpringHill Suites	McKibbon	6/2/2011	103	14,500
Richmond	VA	SpringHill Suites	McKibbon	6/2/2011	103	11,000
Cedar Rapids	IA	Hampton Inn & Suites	Schulte	6/8/2011	103	13,000
Cedar Rapids	IA	Homewood Suites	Schulte	6/8/2011	95	13,000
Hoffman Estates	IL	Hilton Garden Inn	Schulte	6/10/2011	184	10,000
Davenport	IA	Hampton Inn & Suites	Schulte	7/19/2011	103	13,000
Knoxville	TN	Homewood Suites	McKibbon	7/19/2011	103	15,000
Knoxville	TN	TownePlace Suites	McKibbon	8/9/2011	98	9,000
Mason	OH	Hilton Garden Inn	Schulte	9/1/2011	110	14,825
Omaha	NE	Hilton Garden Inn	White	9/1/2011	178	30,018
Des Plaines	IL	Hilton Garden Inn	Raymond	9/20/2011	251	38,000
Merillville	IN	Hilton Garden Inn	Schulte	9/30/2011	124	14,825

				Total	2,358	$323,168

The purchase price for the hotels acquired (net of debt assumed) was funded by the Company’s ongoing best-efforts offering of Units. The Company assumed approximately $39.7 of debt secured by three of its hotel properties. The following table summarizes the hotel location, interest rate, maturity date and the principal amount assumed associated with each note payable outstanding as of September 30, 2011. All dollar amounts are in thousands.

Location	Brand	Interest Rate(1)	Acquisition Date	Maturity Date	Principal Assumed	Outstanding balance as of September 30, 2011
Knoxville, TN	Homewood Suites	6.30%	7/19/2011	10/8/2016	$11,499	$11,472
Knoxville, TN	TownePlace Suites	5.45%	8/9/2011	12/11/2015	7,392	7,359
Des Plaines, IL	Hilton Garden Inn	5.99%	9/20/2011	8/1/2016	20,838	20,807

					$39,729	$39,638

(1)	At acquisition, the Company adjusted the interest rates on these loans to market rates and is amortizing the adjustments to interest expense over the life of the loan.

The Company leases all of its hotels to its wholly-owned taxable REIT subsidiary (or a subsidiary thereof) under hotel lease agreements. The Company also used the proceeds of its on-going best-efforts offering to pay approximately $6.5 million, representing 2% of the gross purchase price for these hotels, as a commission to Apple Suites Realty Group, Inc. (“ASRG”), 100% owned by Glade M. Knight, the Company’s Chairman and Chief Executive Officer.

No goodwill was recorded in connection with any of the acquisitions.

Management and Franchise Agreements

Each of the Company’s 19 hotels are operated and managed, under separate management agreements by affiliates of one of the following companies: MHH Management, LLC (“McKibbon”), Newport Hospitality Group, Inc. (“Newport”), Raymond Management Company, Inc. (“Raymond”), Schulte Hospitality Group, Inc. (“Schulte”), Stonebridge Realty Advisors, Inc. (“Stonebridge”) or White Lodging Services Corporation (“White”). The agreements provide for initial terms of 5-10 years. Fees associated with the agreements generally include the payment of base management fees, incentive management fees, accounting fees, and other fees for centralized services which are allocated among all of the hotels that receive the benefit of such services. Base management fees are calculated as a percentage of gross revenues. Incentive management fees are calculated as a percentage of operating profit in excess of a priority return to the Company, as defined in the management agreements. The Company has the option to terminate the management agreements if specified performance thresholds are not satisfied. For the nine months ended September 30, 2011 the Company incurred approximately $692,000 in management fee expense.

McKibbon, Newport, Raymond, Schulte, Stonebridge and White are not affiliated with either Marriott or Hilton, and as a result, the hotels they manage were required to obtain separate franchise agreements with each respective franchisor. The Hilton franchise agreements generally provide for a term of 10 to 18 years. Fees associated with the agreements generally include the payment of royalty fees and program fees. The Marriott franchise agreements provide for an initial term of 15 to 20 years. Fees associated with the agreement includes the payment of royalty fees, marketing fees, reservation fees and a communications support fee based on room revenues. For the nine months ended September 30, 2011 the Company incurred approximately $978,000 in franchise fees.

Results of Operations

During the period from the Company’s initial formation on August 13, 2010 to March 3, 2011, the Company owned no properties, had no revenue, exclusive of interest income and was primarily engaged in capital formation activities. The Company began operations on March 4, 2011 when it purchased its first hotel and has purchased an additional 18 hotel properties through September 30, 2011. As a result, a comparison of 2011 operating results to prior year results is not meaningful. Hotel performance is impacted by many factors including local competition, local and general economic conditions in the United States and the performance of individual managers assigned to each hotel. Performance of the hotels as compared to other hotels in their respective local markets in general has met the Company’s expectations for the period owned.

Revenues

The Company’s principal source of revenue is hotel revenue, consisting of room and other related revenue. For the three and nine months ended September 30, 2011, the Company had total revenue of approximately $14.4 million and $21.9 million. This revenue reflects hotel operations for the 19 hotels acquired through September 30, 2011 for their respective periods of ownership by the Company. For the three months ended September 30, 2011, the hotels achieved combined average occupancy of approximately 75%, average daily rate (“ADR”) of $110 and revenue per available room (“RevPAR”) of $83. For the nine months ended September 30, 2011, the hotels achieved combined average occupancy of approximately 75%, ADR of $112 and RevPAR of $84. ADR is calculated as room revenue divided by the number of rooms sold, and RevPAR is calculated as occupancy multiplied by ADR. These rates are consistent with industry and brand averages.

Expenses

Hotel operating expenses relate to the 19 hotels acquired through September 30, 2011 for their respective periods owned and consist of direct room expenses, hotel administrative expense, sales and marketing expense, utilities expense, repair and maintenance expense, franchise fees and management fees. For the three months ended September 30, 2011, hotel operating expenses totaled approximately $7.6 million or 53% of total revenue. For the nine months ended September 30, 2011, hotel operating expenses totaled approximately $11.4 million or 52% of total revenue.

Taxes, insurance, and other expense for the three months ended September 30, 2011 totaled approximately $776,000 or 5% of total revenue. Taxes, insurance, and other expense for the nine months ended September 30, 2011 totaled approximately $1.2 million or 6% of total revenue.

General and administrative expense for the three and nine months ended September 30, 2011 totaled approximately $942,000 and $2.3 million. The principal components of general and administrative expense are advisory fees and reimbursable expenses, legal fees, accounting fees and reporting expense. The Company has incurred approximately $300,000 in legal costs in 2011. A significant portion of this is due to the legal and related matters discussed above and the Company anticipates it will continue to incur significant legal costs for at least the remainder of 2011.

Acquisition related costs for the three and nine months ended September 30, 2011 were approximately $3.6 million and $8.2 million. The Company has expensed as incurred all transaction costs associated with the acquisitions of existing businesses, including title, legal, accounting and other related costs, as well as the brokerage commission paid to ASRG.

Depreciation expense for the three and nine months ended September 30, 2011 totaled approximately $1.9 and $3.0 million. Depreciation expense represents depreciation expense of the Company’s 19 hotel buildings and related improvements, and associated personal property (furniture, fixtures and equipment), for their respective periods owned.

For the three and nine months ended September 30, 2011, the Company recognized interest income of approximately $118,000 and $366,000. Interest income represents earnings on excess cash invested in short term money market instruments. Interest expense during the three and nine months ended September 30, 2011 totaled approximately $224,000 and $225,000 and primarily represents interest expense incurred from debt assumed with the acquisition of three of the Company’s hotels.

Liquidity and Capital Resources

The Company was initially capitalized on August 13, 2010, with its first investor closing on January 27, 2011. The Company’s principal source of liquidity is cash on hand, the proceeds of its on-going best-efforts offering and the cash flow generated from properties the Company has or will acquire and any short term investments. In addition, the Company may borrow funds, subject to the approval of the Company’s Board of Directors.

The Company anticipates that cash flow, and cash on hand, will be adequate to cover its operating expenses and to permit the Company to meet its anticipated liquidity requirements, including capital improvements and anticipated distributions to shareholders. The Company intends to use the proceeds from the Company’s on-going best-efforts offering, cash on hand and assumed secured debt to purchase income producing real estate.

To maintain its REIT status the Company is required to distribute at least 90% of its ordinary income. Distributions during the first nine months of 2011 totaled approximately $15.2 million and were paid at a monthly rate of $0.06875 per common share beginning in February 2011. For the same period, the Company’s cash used in operations was approximately $2.7 million. Due to the inherent delay between raising capital and investing that same capital in income producing real estate, the Company has had significant amounts of cash earning interest at short term money market rates. As a result, distributions paid through September 30, 2011 have been funded from proceeds from the on-going best-efforts offering of Units, and are expected to be treated as a return of capital for federal income tax purposes. In February 2011, the Company’s Board of Directors established a policy for an annualized distribution rate of $0.825 per common share, payable in monthly distributions. The Company intends to continue paying distributions on a monthly basis, consistent with the annualized distribution rate established by its Board of Directors. The Company’s Board of Directors, upon the recommendation of the Audit Committee, may amend or establish a new annualized distribution rate and may change the timing of when distributions are paid. The Company’s objective in setting a distribution rate is to project a rate that will provide consistency over the life of the Company taking into account acquisitions and capital improvements, ramp up of new properties and varying economic cycles. To meet this objective, the Company may require the use of debt or offering proceeds in addition to cash from operations. Since distributions to date have been funded with proceeds from the offering of Units, the Company’s ability to maintain its current intended rate of distribution will be based on its ability to fully invest its offering proceeds and thereby increase its cash generated from operations. As there can be no assurance of the Company’s ability to acquire properties that provide income at this level, or that the properties already acquired will provide income at this level, there can be no assurance as to the classification or duration of distributions at the current rate. Proceeds of the offering which are distributed are not available for investment in properties.

The Company is raising capital through a best-efforts offering of Units (each Unit consists of one common share and one Series A preferred share) by David Lerner Associates, Inc., the managing dealer, which receives selling commissions and a marketing expense allowance based on proceeds of the Units sold. The minimum offering of 9,523,810 Units at $10.50 per Unit was sold as of January 27, 2011, with proceeds net of commissions and marketing expenses totaling $90 million. Subsequent to the minimum offering and through September 30, 2011, an additional 29.8 million Units, at $11 per Unit, were sold, with the Company receiving proceeds, net of commissions, marketing expenses and other offering costs of approximately $294 million. The Company is continuing its offering at $11.00 per Unit. The Company will offer Units until January 19, 2013, unless the offer is extended, or terminated if all of the Units are sold before then. As of September 30, 2011, 142,901,475 Units remained unsold.

Prior to the commencement of the Company’s on-going best-efforts offering, the Company obtained an unsecured note payable in a principal amount of $400,000 to fund certain start-up costs and offering expenses. The note was fully paid during January 2011 with net proceeds from the Company’s on-going best-efforts offering.

The Company has on-going capital commitments to fund its capital improvements. The Company is required, under all of the hotel management agreements and certain loan agreements, to make available, for the repair, replacement, refurbishing of furniture, fixtures, and equipment, a percentage of gross revenues provided that such amount may be used for the Company’s capital expenditures with respect to the hotels. The Company expects that this amount will be adequate to fund required repair, replacement, and refurbishments and to maintain the Company’s hotels in a competitive condition. As of September 30, 2011, the Company held approximately $3.5 million in reserve for capital expenditures.

As of September 30, 2011, the Company had cash and cash equivalents totaling $77.9 million, primarily resulting from the sale of Units through that date. The Company intends to use funds generated from its on-going best-efforts offering to invest in hotels and other income-producing real estate. As of September 30, 2011, the Company had outstanding contracts for the potential purchase of seven additional hotels for a total purchase price of $121.8 million and the assumption of approximately $43.0 million in mortgage debt. Of these seven hotels, two are under construction and should be completed by the end of 2011 or early 2012. Closing on these two hotels is expected upon completion of construction. The existing hotels are expected to close within the next three months. Although the Company is working towards acquiring these hotels, there are many conditions to closing that have not yet been satisfied and there can be no assurance that closings will occur under the outstanding purchase contracts. The following table summarizes the location, brand, number of rooms, refundable (if the seller does not meet its obligations under the contract) contract deposits paid, and gross purchase price for each of the contracts. All dollar amounts are in thousands.

Location	Brand	Rooms	Deposits Paid	Gross Purchase Price
Operating(a)
Scottsdale, AZ	Hilton Garden Inn	122	$200	$16,300	(c)
South Bend, IN	Fairfield Inn & Suites	119	800	17,500
Gainesville, FL	Homewood Suites	103	100	14,550	(c)
Skokie, IL	Hampton Inn & Suites	225	125	32,000	(c)
Round Rock, TX	Homewood Suites	115	300	15,500
Under Construction(b)
Jacksonville, NC	Home2 Suites	105	100	12,000
Charleston, SC	Home2 Suites	122	200	13,908	(d)

		911	$1,825	$121,758

(a)	These hotels are currently operational and assuming all conditions to closing are met should close within three months from September 30, 2011.

(b)

The hotels are currently under construction. The table shows the expected number of rooms upon hotel completion and the expected franchise. Assuming all conditions to closing are met the purchase of these hotels should close by the end of 2011 or early 2012.

(c)	Purchase contracts for these hotels require the Company to assume approximately $43.0 million in mortgage debt. The loans provide for monthly payments of principal and interest on an amortized basis.

(d)

If the seller meets all of the conditions to closing, the Company is obligated to specifically perform under the contract. As the property is under construction, at this time, the seller has not met all of the conditions to closing.

It is anticipated that the purchase price (less any debt assumed) for the outstanding contracts will be funded from the proceeds of the Company’s on-going best-efforts offering of Units and cash on hand if a closing occurs.

Related Party Transactions

The Company has, and is expected to continue to engage in, significant transactions with related parties. These transactions cannot be construed to be at arm’s length and the results of the Company’s operations may be different if these transactions were conducted with non-related parties. The Company’s independent members of the Board of Directors oversee and annually review the Company’s related party relationships (which include the relationships discussed in this section) and are required to approve any significant modifications to the contracts, as well as any new significant related party transactions. The Board of Directors is not required to approve each individual transaction that falls under the related party relationships. However, under the direction of the Board of Directors, at least one member of the Company’s senior management team approves each related party transaction.

The Company has a contract with ASRG, to acquire and dispose of real estate assets for the Company. A fee of 2% of the gross purchase price or gross sale price in addition to certain reimbursable expenses is paid to ASRG for these services. As of September 30, 2011, payments to ASRG for fees under the terms of this contract have totaled approximately $6.5 million since inception, all of which was incurred in 2011. Of this amount, $2.7 million was incurred during the three months ending September 30, 2011, and is included in acquisition related costs in the Company’s consolidated statements of operations.

The Company is party to an advisory agreement with A10A, pursuant to which A10A provides management services to the Company. An annual fee ranging from 0.1% to 0.25% of total equity proceeds received by the Company, in addition to certain reimbursable expenses, are payable for these services. Total advisory fees incurred by the Company under the advisory agreement are included in general and administrative expenses and totaled approximately $206,000 for the nine months ended September 30, 2011.

In addition to the fees payable to ASRG and A10A, the Company reimbursed A10A or ASRG or paid directly to Apple REIT Six, Inc. (“AR6”) on behalf of A10A or ASRG approximately $1.0 million for the nine months ended September 30, 2011. The expenses reimbursed are approximately $500,000 for costs reimbursed under the contract with ASRG and approximately $500,000 for costs reimbursed under the contract with A10A. The costs are included in general and administrative expenses and are for the Company’s proportionate share of the staffing and related costs provided by AR6. The costs are actual costs with no markup or profit to AR6.

The advisors are staffed with personnel of AR6. AR6 provides similar staffing for Apple Six Advisors, Inc. (“A6A”), Apple Seven Advisors, Inc. (“A7A”), Apple Eight Advisors, Inc. (“A8A”), Apple Nine Advisors, Inc. (“A9A”), ASRG and Apple Six Realty Group, Inc. (“A6RG”). A6A, A7A, A8A and A9A provide management services to, respectively, AR6, Apple REIT Seven, Inc., Apple REIT Eight, Inc. and Apple REIT Nine, Inc. A6RG provides brokerage services for AR6. Although there is a potential conflict on time allocation of employees due to the fact that a senior manager, officer or staff member will provide services to more than one company, the Company believes that the executives and staff compensation sharing arrangement allows the companies to share costs yet attract and retain superior executives and staff. The cost sharing structure also allows each entity to maintain a much more cost effective structure than having separate staffing arrangements. Amounts reimbursed to AR6 include both compensation for personnel and “overhead” (office rent, utilities, benefits, office supplies, etc.) utilized by the companies. The staff utilized by the Company receives its direction and management for staffing and compensation from the advisory companies (A6A, A7A, A8A, A9A, A10A, ASRG and A6RG) each of which is wholly owned by Glade M. Knight. Since the employees of AR6 may also perform services for the advisors, individuals, including executive officers, have received and may receive payments directly from the advisors. The allocation of costs from AR6 is made by the management of the several REITs and is reviewed at least annually by the Compensation Committees of the several REITs. In making the allocation, management and the Compensation Committee consider all relevant facts related to the Company’s level of business activity and the extent to which the Company requires the services of particular personnel of AR6. Such payments are based on the actual costs of the services and are not based on formal record keeping regarding the time these personnel devote to the Company, but are based on a good faith estimate by the employee and/or his or her supervisor of the time devoted by the employee to the Company. As part of this arrangement, the day to day transactions may result in amounts due to or from the noted related parties. To efficiently manage cash disbursements, the individual companies may make payments for any or all of the related companies. The amounts due to or from the related individual companies are reimbursed or collected and are not significant in amount.

ASRG, A6A, A7A, A8A, A9A and A10A are 100% owned by Glade M. Knight, Chairman and Chief Executive Officer of the Company. Mr. Knight is also Chairman and Chief Executive Officer of AR6, Apple REIT Seven, Inc., Apple REIT Eight, Inc. and Apple REIT Nine, Inc. Members of the Company’s Board of Directors are also on the Board of Directors of Apple REIT Seven, Inc. and Apple REIT Eight, Inc.

During the first quarter of 2011, the Company entered into an assignment of contract with ASRG to become the purchaser of a Home2 Suites by Hilton (currently under construction) located in Charleston, South Carolina for a total purchase price of $13.9 million. ASRG entered into the assigned contract on November 5, 2010. Under the terms and conditions of the contract, ASRG assigned to the Company all of its rights and obligations under the purchase contract. There was no consideration paid to ASRG for this assignment, other than the reimbursement of the deposit previously made by ASRG totaling $100,000. There was no profit for ASRG in the assignment.

The Company has incurred legal fees associated with the Legal Proceedings and Related Matters discussed above. The Company also incurs other professional fees such as accounting and auditing and reporting. These fees are included in General and administrative expense in the Company’s consolidated statements of operations. To be cost effective, these services received by the

Company are shared as applicable across the other Apple REIT Companies (AR6, Apple REIT Seven, Inc., Apple REIT Eight, Inc., and Apple REIT Nine, Inc.). The professionals cannot always specifically identify their fees for one company therefore management allocates these costs across the companies that benefit from the services.

Series B Convertible Preferred Stock

The Company has authorized 480,000 shares of Series B convertible preferred stock. The Company has issued 480,000 Series B convertible preferred shares to Glade M. Knight, Chairman and Chief Executive Officer of the Company, in exchange for the payment by him of $0.10 per Series B convertible preferred share, or an aggregate of $48,000. The Series B convertible preferred shares are convertible into common shares pursuant to the formula and on the terms and conditions set forth below.

There are no distributions payable on the Series B convertible preferred shares. Holders of more than two-thirds of the Series B convertible preferred shares must approve any proposed amendment to the articles of incorporation that would adversely affect the Series B convertible preferred shares.

Upon the Company’s liquidation, the holder of the Series B convertible preferred shares is entitled to a priority liquidation payment before any distribution of liquidation proceeds to the holders of the common shares. However, the priority liquidation payment of the holder of the Series B convertible preferred shares is junior to the holders of the Series A preferred shares distribution rights. The holder of a Series B convertible preferred share is entitled to a liquidation payment of $11 per number of common shares each Series B convertible preferred share would be convertible into according to the formula described below. In the event that the liquidation of the Company’s assets results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis.

Each holder of outstanding Series B convertible preferred shares shall have the right to convert any of such shares into common shares of the Company upon and for 180 days following the occurrence of any of the following events:

(1) substantially all of the Company’s assets, stock or business is sold or transferred through exchange, merger, consolidation, lease, share exchange, sale or otherwise, other than a sale of assets in liquidation, dissolution or winding up of the Company;

(2) the termination or expiration without renewal of the advisory agreement, or if the Company ceases to use ASRG to provide property acquisition and disposition services; or

(3) the Company’s common shares are listed on any securities exchange or quotation system or in any established market.

Upon the occurrence of any conversion event, each Series B convertible preferred share may be converted into a number of common shares based upon the gross proceeds raised through the date of conversion in the Company’s $2 billion offering according to the following table:

Gross Proceeds Raised from Sales of Units through Date of Conversion	Number of Common Shares through Conversion of One Series B Convertible Preferred Share
$400 million	4.83721
$500 million	6.11068
$600 million	7.29150
$700 million	8.49719
$800 million	9.70287
$900 million	10.90855
$1 billion	12.11423
$1.1 billion	13.31991
$1.2 billion	14.52559
$1.3 billion	15.73128
$1.4 billion	16.93696
$1.5 billion	18.14264
$1.6 billion	19.34832
$1.7 billion	20.55400
$1.8 billion	21.75968
$1.9 billion	22.96537
$2 billion	24.17104

In the event that after raising gross proceeds of $2 billion, the Company raises additional gross proceeds in a subsequent public offering, each Series B convertible preferred share may be converted into an additional number of common shares based on the additional gross proceeds raised through the date of conversion in a subsequent public offering according to the following formula: (X/100 million) x 1.20568, where X is the additional gross proceeds rounded down to the nearest 100 million.

No additional consideration is due upon the conversion of the Series B convertible preferred shares. The conversion into common shares of the Series B convertible preferred shares will result in dilution of the shareholders’ interests.

Expense related to the issuance of 480,000 Series B convertible preferred shares to Mr. Knight will be recognized at such time when the number of common shares to be issued for conversion of the Series B shares can be reasonably estimated and the event triggering the conversion of the Series B shares to common shares occurs. The expense will be measured as the difference between the fair value of the common stock for which the Series B shares can be converted and the amounts paid for the Series B shares. Although the fair market value cannot be determined at this time, expense if the maximum offering is achieved could range from $0 to in excess of $127 million (assumes $11 per unit fair market value). Based on equity raised through September 30, 2011, if a triggering event had occurred, expense would have ranged from $0 to $25.5 million (assumes $11 per unit fair market value) and approximately 2.3 million common shares would have been issued.

Impact of Inflation

Operators of hotels, in general, possess the ability to adjust room rates daily to reflect the effects of inflation. Competitive pressures may, however, limit the operators’ ability to raise room rates. Currently the Company is not experiencing any material impact from inflation.

Business Interruption

Being in the real estate industry, the Company is exposed to natural disasters on both a local and national scale. Although management believes there is adequate insurance to cover this exposure, there can be no assurance that such events will not have a material adverse effect on the Company’s financial position or results of operations.

Seasonality

The hotel industry historically has been seasonal in nature. Seasonal variations in occupancy at its hotels may cause quarterly fluctuations in its revenues. To the extent that cash flow from operations is insufficient during any quarter, due to temporary or seasonal fluctuations in revenue, the Company expects to utilize cash on hand to make distributions.

Subsequent Events

In October 2011, the Company declared and paid approximately $2.7 million in dividend distributions to its common shareholders, or $0.06875 per outstanding common share.

During October 2011, the Company closed on the issuance of 1.3 million Units through its on-going best-efforts offering, representing gross proceeds to the Company of $14.3 million and proceeds net of selling and marketing costs of $12.8 million.

Subsequent to September 30, 2011, the Company closed on the purchase of four hotels. The following table summarizes the hotel information. All dollar amounts are in thousands.

Location	Brand	Date of Purchase	Rooms	Gross Purchase Price
Round Rock, TX	Homewood Suites	10/3/2011	115	$15,500
Scottsdale, AZ	Hilton Garden Inn	10/3/2011	122	16,300	(a)
South Bend, IN	Fairfield Inn & Suites	11/1/2011	119	17,500
Charleston, SC	Home2 Suites	11/10/2011	122	13,908

			478	$63,208

(a)	The Company assumed approximately $10.6 million of mortgage debt associated with this hotel. The loan provides for monthly payments of principal and interest on an amortized basis.

Subsequent to September 30, 2011, the Company entered into a series of contracts for the potential purchase of six hotels, all of which are under construction. The following table summarizes the hotel and contract information. All dollar amounts are in thousands.

Location	Brand	Date of Purchase Contract	Rooms	Gross Purchase Price		Initial Refundable Deposit
Oceanside, CA	Courtyard	10/28/2011	142	$30,500		$200
Dallas, TX	Hilton Garden Inn	11/1/2011	165	27,300		50
Grapevine, TX	Courtyard	11/1/2011	180		(a)		(a)
Grapevine, TX	TownePlace Suites	11/1/2011	120		(a)		(a)
Huntsville, AL	Home2 Suites	11/1/2011	77		(b)		(b)
Huntsville, AL	Hampton Inn & Suites	11/1/2011	98		(b)		(b)

			782	$120,087		$303

(a)

The Courtyard and TownePlace Suites hotels in Grapevine, TX are part of an adjoining two-hotel complex that will be located on the same site. The two hotels are covered by the same purchase contract with a total gross purchase price of $41.7 million and an initial deposit of $50,000.

(b)	The Home2 Suites and Hampton Inn & Suites hotels in Huntsville, AL are covered by the same purchase contract with a total gross purchase price of $20.6 million and an initial deposit of $2,500.

EXPERTS

The consolidated financial statements of Apple REIT Ten, Inc. at December 31, 2010 and August 13, 2010 (initial capitalization), and for the period August 13, 2010 (initial capitalization) through December 31, 2010, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of the Denver, Colorado—Hilton Garden Inn at December 31, 2010 and 2009 and for each of the two years in the period ended December 31, 2010, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of the CN Hotel Portfolio (Winston-Salem, North Carolina Hampton Inn & Suites; Matthews, North Carolina Fairfield Inn & Suites; Columbia, South Carolina TownePlace Suites; and Jacksonville, North Carolina Home2 Suites) at December 31, 2010 and 2009 and for the years then ended, appearing in this Prospectus and Registration Statement have been audited by Gerald O. Dry, PA, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of the McKibbon Hotel Portfolio (Knoxville, Tennessee SpringHill Suites; Gainesville, Florida Hilton Garden Inn; Richmond, Virginia SpringHill Suites; Pensacola, Florida TownePlace Suites; Mobile, Alabama Hampton Inn & Suites; Knoxville, Tennessee TownePlace Suites; Knoxville, Tennessee Homewood Suites and Gainesville, Florida Homewood Suites) at December 31, 2010 and 2009 and for the years then ended, appearing in this Prospectus and Registration Statement have been audited by Mauldin & Jenkins, LLC, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of the Hawkeye Hotel Portfolio (Cedar Rapids, Iowa Homewood Suites; Cedar Rapids, Iowa Hampton Inn & Suites and Davenport, Iowa Hampton Inn & Suites) at December 31, 2010 and 2009 and for the years then ended, appearing in this Prospectus and Registration Statement have been audited by Wade Stables P.C., independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of SASI, LLC (Mason, Ohio Hilton Garden Inn) at December 31, 2010 and for the year then ended, appearing in this Prospectus and Registration Statement have been audited by Warren Averett, LLC (formerly Wilson, Price, Barranco, Blankenship & Billingsley, P.C.), independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of Omaha Downtown Lodging Investors II, LLC and Scottsdale Lodging Investors, LLC (Omaha, Nebraska Hilton Garden Inn and Scottsdale, Arizona Hilton Garden Inn) at December 31, 2010 and for the year then ended, appearing in this Prospectus and Registration Statement have been audited by Baker Tilly Virchow Krause, LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of the Chicago Hotel Portfolio (Des Plaines, Illinois Hilton Garden Inn and Skokie, Illinois Hampton Inn & Suites) at December 31, 2010 and 2009 and for the years then ended, appearing in this Prospectus and Registration Statement have been audited by Warren Averett, LLC (formerly Wilson, Price, Barranco, Blankenship & Billingsley, P.C.), independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of Ascent Hospitality, Inc. (Merrillville, Indiana Hilton Garden Inn) at December 31, 2010 and for the year then ended, appearing in this Prospectus and Registration Statement have been audited by Warren Averett, LLC (formerly Wilson, Price, Barranco, Blankenship & Billingsley, P.C.), independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of VHRMR Round Rock, LTD (Austin/Round Rock, Texas Homewood Suites) at December 26, 2010 and for the year then ended, appearing in this Prospectus and Registration Statement have been audited by Pannell Kerr Forster of Texas, P.C., independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of KRG/White LS Hotel, LLC and Kite Realty/White LS Hotel Operators, LLC (South Bend, Indiana Fairfield Inn & Suites) at December 31, 2010 and for the year then ended, appearing in this Prospectus and Registration Statement have been audited by Crowe Horwath LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

EXPERIENCE OF PRIOR PROGRAMS

The tables following this introduction set forth information with respect to certain of the prior real estate programs sponsored by Glade M. Knight, who is sometimes referred to as the “prior program sponsor.” These tables provide information for use in evaluating the programs, the results of the operations of the programs, and compensation paid by the programs. Information in the tables is current as of December 31, 2010. The tables are furnished solely to provide prospective investors with information concerning the past performance of entities formed by Glade M. Knight. Regulatory filings and annual reports of Apple REIT Nine, Apple REIT Eight, Apple REIT Seven, Apple REIT Six, Apple Hospitality Five and Apple Hospitality Two will be provided upon request for no cost (except for exhibits, for which there is a minimal charge). In addition, Part II of our registration statement contains detailed information on the property acquisitions of Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine and is available without charge upon request of any investor or prospective investor. Please send all requests to Apple REIT Ten, Inc., 814 East Main Street, Richmond, VA 23219, Attn: Kelly Clarke; telephone: 804-344-8121.

In the five years ending December 31, 2010, Glade M. Knight sponsored only Apple Hospitality Two, Apple Hospitality Five, Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine, which have investment objectives similar to ours. Apple Hospitality Two, Apple Hospitality Five, Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine were formed to invest in existing residential rental properties and/or extended-stay and select-service hotels and possibly other properties for the purpose of providing regular monthly or quarterly distributions to shareholders and the possibility of long-term appreciation in the value of properties and shares.

On May 23, 2007, Apple Hospitality Two merged with and into an affiliate managed by ING Clarion Partners, LLC. Pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of February 15, 2007, upon the completion of the merger, the separate corporate existence of Apple Hospitality Two ceased. Each shareholder of Apple Hospitality Two received approximately $11.20 for each outstanding unit (consisting of one common share together with one Series A preferred share).

On October 5, 2007, Apple Hospitality Five merged with and into a subsidiary of Inland American Real Estate Trust, Inc. Pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of July 25, 2007, upon the completion of the merger, the separate corporate existence of Apple Hospitality Five ceased. Each shareholder of Apple Hospitality Five received approximately $14.05 for each outstanding unit (consisting of one common share together with one Series A preferred share).

The information in the following tables should not be considered as indicative of our capitalization or operations. Also past performance of prior programs is not necessarily indicative of our future results. Purchasers of units offered by our offering will not have any interest in the entities referred to in the following tables or in any of the properties owned by those entities as a result of the acquisition of Units in us.

Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine have existing Unit Redemption Programs that are similar to our proposed Unit Redemption Program. Currently, the prior companies’ programs redemption requests exceed the redemptions granted. Thus, for the most recent redemption date (January 2012), the percentage of requested redemptions that were honored was as follows: Apple REIT Six, approximately 4%; Apple REIT Seven, approximately 4%; Apple REIT Eight, approximately 2% and Apple REIT Nine, approximately 14%.

As with our proposed program, each of these companies’ Board of Directors approved its Unit Redemption Program to provide only limited interim liquidity to its shareholders who have held their Units for at least one year. Investments in these companies as well as Apple REIT Ten, Inc. are, and are intended to be, illiquid investments until a liquidity event occurs.

See, “Apple Ten Advisors and Apple Suites Realty—Prior Performance of Programs Sponsored by Glade M. Knight” in the prospectus for additional information on certain prior real estate programs sponsored by Mr. Knight, including a description of the investment objectives which are deemed by Mr. Knight to be similar and dissimilar to ours.

The following tables use certain financial terms. The following paragraphs briefly describe the meanings of these terms.

•	“Acquisition Costs” means fees related to the purchase of property, cash down payments, acquisition fees, and legal and other costs related to property acquisitions.

•

“Cash Generated From Operations” means the excess (or the deficiency in the case of a negative number) of operating cash receipts, including interest on investments, over operating cash expenditures, including debt service payments.

•	“GAAP” refers to “Generally Accepted Accounting Principles” in the United States.

•	“Recapture” means the portion of taxable income from property sales or other dispositions that is taxed as ordinary income.

•	“Reserves” refers to offering proceeds designated for repairs and renovations to properties and offering proceeds not committed for expenditure and held for potential unforeseen cash requirements.

•	“Return of Capital” refers to distributions to investors in excess of net income.

TABLE I: EXPERIENCE IN RAISING AND INVESTING FUNDS

Table I presents a summary of the funds raised and the use of those funds by Apple REIT Nine and Apple REIT Eight, whose investment objectives are similar to those of Apple REIT Ten, and whose offering closed within the three years ending December 31, 2010.

	Apple REIT Nine	Apple REIT Eight
Dollar Amount Offered	$2,000,000,000	$1,000,000,000
Dollar Amount Raised	2,000,000,000	1,000,000,000
Dollar Amount Raised as % of Total Offering	100%	100%
LESS OFFERING EXPENSES:
Selling Commissions and Discounts	10.00%	10.00%
Organizational Expenses	0.15%	0.15%
Other	0.00%	0.00%
Reserves	0.50%	0.50%
Percent Available for Investment	89.35%	89.35%
ACQUISITION COSTS:
Prepaid items and fees to purchase property(1)	68.22%	87.35%
Cash down payment	0.62%	0.00%
Acquisition fees(2)	2.00%	2.00%
Acquisition related reimbursement of employee payroll and benefits and overhead costs(3)	0.11%	0.12%
Other(4)	18.40%	0.00%
Total Acquisition Costs	89.35%	89.35%
Percentage Leverage (excluding unsecured debt)	4.83%	12.89%
Date Offering Began	April 2008	July 2007
Length of offering (in months)	32	9
Months to invest 90% of amount available for investment (measured from beginning of offering)	N/A	11

(1)	This line item includes the contracted purchase price plus any additional closing costs such as transfer taxes, title insurance and legal fees.

(2)	Substantially all of the acquisition fees were paid to the sponsor or affiliates of the sponsor. The acquisition fees include real estate commissions paid on an acquisition.

(3)

Represents payroll and benefits expenses and other overhead expenses either directly incurred, or reimbursements to Apple Fund Management (a subsidiary of Apple REIT Six and indirectly controlled by the Prior Performance Sponsor) or a prior related REIT organized and indirectly controlled by the Prior Program Sponsor. Generally Accepted Accounting Principles (“GAAP”) require these amounts to be expensed in the Companies’ statements of operations as incurred. Therefore the amounts reflected in this schedule are not intended to reflect the basis of properties acquired in accordance with GAAP.

(4)	Remaining amount raised as of December 31, 2010 to be used for acquisitions under contract and general working capital.

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results.

Purchasers of Units in our offering will own no interest in these prior programs.

TABLE II: COMPENSATION TO SPONSOR AND ITS AFFILIATES

Table II summarizes the compensation paid to the Prior Program Sponsor and its Affiliates (i) by programs organized by it and closed within three years ended December 31, 2010, and (ii) by all other programs during the three years ended December 31, 2010.

	Apple REIT Nine	Apple REIT Eight	Apple REIT Seven	Apple REIT Six
Date offering commenced	April 2008	July 2007	March 2006	April 2004
Dollar amount raised	$2,000,000,000	$1,000,000,000	$1,000,000,000	$1,000,000,000
Amounts Paid to Prior Program Sponsor from Proceeds of Offering:
Underwriting fees	—	—	—	—
Acquisition fees:
—Real Estate commission(1)	29,134,000	19,011,000	18,032,000	16,906,642
—Advisory Fees	—	—	—	—
—Other	—	—	—	—
Other	—	—	—	—
Dollar amount of cash generated from operations before deducting payments to sponsor	100,253,000	144,458,000	251,992,000	450,159,000
Amount paid to sponsor from operations:
Property management fees	—	—	—	—
Partnership management fees	—	—	—	—
Reimbursement of operational employee payroll and benefits and overhead costs(2)	2,136,000	4,907,000	6,307,000	9,430,000
Reimbursement of acquisition employee payroll and benefits and overhead costs(2)	2,215,000	1,116,000	1,269,000	825,000
Leasing commissions	—	—	—	—
Other—Advisory Fees	2,382,000	3,170,000	4,901,000	11,150,000
Dollar amount of property sales and refinancing before deducting payments to sponsor
—Cash	—	—	—	—
—Notes	—	—	—	—
Amount paid to sponsor from property sales and refinancing
Real estate commissions	—	—	—	—
Incentive fees	—	—	—	—
Other	—	—	—	—

(1)

Although reflected in this table as paid from offering proceeds, effective January 1, 2009, the Financial Accounting Standards Board issued a pronouncement requiring acquisition related costs to be expensed as incurred, therefore these costs are reflected in these Company’s Statements of Operations as of the effective date for financial reporting purposes. For all programs noted except Apple REIT Nine, Inc. all acquisition fees were incurred prior to January 1, 2009. Approximately $6.8 million of Apple REIT Nine, Inc.’s acquisition fees were incurred prior to January 1, 2009 and therefore not a deduction from cash generated from operations.

(2)

Represents payroll and benefits expenses and other overhead expenses either directly incurred, or reimbursements to Apple Fund Management (a subsidiary of Apple REIT Six and indirectly controlled by the Prior Performance Sponsor) or a prior related REIT organized and indirectly controlled by the Prior Program Sponsor.

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results.

Purchasers of Units in our offering will own no interest in these prior programs.

TABLE III: OPERATING RESULTS OF PRIOR PROGRAMS*

Table III presents a summary of the annual operating results for Apple REIT Nine, Apple REIT Eight, Apple REIT Seven and Apple REIT Six, whose offerings closed in the five year period ending December 31, 2010. Table III is shown on both an income tax basis as well as in accordance with generally accepted accounting principles, the only significant difference being the methods of calculating depreciation.

	2010 Apple REIT Nine	2009 Apple REIT Nine	2008 Apple REIT Nine	2007 Apple REIT Nine
Gross revenues	$181,460,000	$101,167,000	$11,524,000	$—
Profit on sale of properties	—	—	—	—
Less: Operating expenses	133,523,000	67,359,000	9,441,000	15,000
Interest income (expense)	(931,000)	(1,018,000)	2,346,000	(2,000)
Depreciation	30,749,000	15,936,000	2,277,000	—
Net income (loss) GAAP basis	16,257,000	16,854,000	2,152,000	(17,000)
Taxable income	—	—	—	—
Cash generated from operations	38,758,000	29,137,000	3,317,000	(2,000)
Cash generated from sales	—	—	—	—
Cash generated from refinancing	—	—	—	—
Less: cash distributions to investors	118,126,000	57,330,000	13,012,000	—
Cash generated after cash distribution	(79,368,000)	(28,193,000)	(9,695,000)	(2,000)
Less: Special items	—	—	—	—
Cash generated after cash distributions and special items	(79,368,000)	(28,193,000)	(9,695,000)	(2,000)
Capital contributions, net	818,395,000	568,098,000	400,779,000	(177,000)
Fixed asset additions	760,865,000	340,061,000	311,092,000	—
Line of credit-change in(1)	—	—	(151,000)	151,000
Cash generated(2)	(48,805,000)	197,720,000	75,173,000	(28,000)
End of period cash	224,108,000	272,913,000	75,193,000	20,000
Tax and distribution data per $1,000 invested
Federal income tax results
Ordinary income	30	38	19	—
Capital gain	—	—	—	—
Cash distributions to investors
Source (on GAAP basis) Investment income(4)	30	38	19	—
Long-term capital gain(4)	—	—	—	—
Return of capital(4)	50	42	27	—
Source (on Cash basis)
Sales	—	—	—	—
Refinancings	—	—	—	—
Operations	26	41	12	—
Other(3)	54	39	34	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)	100%

*	Any rows not reflected from the Commission’s Industry Guide 5 are not applicable to the programs.

(1)	Amount reflects change in Company’s short term credit facilities.

(2)	Amount reflects the net change in Company’s cash balance during the year.

(3)

Source of distributions is not defined for purposes of this table. For further information, see cash flow information above or the Company’s related statement of cash flows included in its most recent for Form 10K filed with the Securities and Exchange Commission. However, although the Company believes that cash is fungible and that the statement of cash flows should be read in its entirety, the Company has shown the source of distributions from operations to the extent of cash generated from operations from the Company’s statement of cash flows. It is possible to deem the difference, if any, or any other amount to be paid from debt or offering proceeds to the extent that debt proceeds or offering proceeds were available in the period.

(4)	Amounts determined based on Federal Tax reporting information, Generally Accepted Accounting Principals do not define these line items.

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results.

Purchasers of Units in our offering will own no interest in these prior programs.

TABLE III: OPERATING RESULTS OF PRIOR PROGRAMS* (Continued)

	2010 Apple REIT Eight	2009 Apple REIT Eight	2008 Apple REIT Eight	2007 Apple REIT Eight
Gross revenues	$182,622,000	$170,885,000	$133,284,000	$1,485,000
Profit on sale of properties	—	—	—	—
Less: Operating expenses	130,678,000	126,178,000	95,047,000	2,097,000
Interest income (expense)	(6,090,000)	(6,295,000)	(1,928,000)	6,343,000
Depreciation	34,979,000	32,907,000	22,044,000	333,000
Net income (loss) GAAP basis	10,875,000	5,505,000	14,265,000	5,398,000
Taxable income	—	—	—	—
Cash generated from operations	44,249,000	45,739,000	39,714,000	5,563,000
Cash generated from sales	—	—	—	—
Cash generated from refinancing	—	—	—	—
Less: cash distributions to investors	72,465,000	74,924,000	76,378,000	14,464,000
Cash generated after cash distribution	(28,216,000)	(29,185,000)	(36,664,000)	(8,901,000)
Less: Special items	—	—	—	—
Cash generated after cash distributions and special items	(28,216,000)	(29,185,000)	(36,664,000)	(8,901,000)
Capital contributions, net	11,345,000	13,692,000	234,054,000	679,435,000
Fixed asset additions	6,671,000	29,923,000	759,346,000	87,643,000
Line of credit-change in(1)	18,546,000	48,090,000	10,258,000	—
Cash generated(2)	—	—	(562,009,000)	561,985,000
End of period cash	—	—	—	562,009,000
Tax and distribution data per $1,000 invested
Federal income tax results
Ordinary income	29	24	42	11
Capital gain	—	—	—	—
Cash distributions to investors Source (on GAAP basis)
Investment income(4)	29	24	42	11
Long-term capital gain(4)	—	—	—	—
Return of capital(4)	41	50	38	25
Source (on Cash basis)
Sales	—	—	—	—
Refinancings	—	—	—	—
Operations	43	45	42	14
Other(3)	27	29	38	22
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)	100%

*	Any rows not reflected from the Commission’s Industry Guide 5 are not applicable to the programs.

(1)	Amount reflects change in Company’s short term credit facilities.

(2)	Amount reflects the net change in Company’s cash balance during the year.

(3)

Source of distributions is not defined for purposes of this table. For further information, see cash flow information above or the Company’s related statement of cash flows included in its most recent for Form 10K filed with the Securities and Exchange Commission. However, although the Company believes that cash is fungible and that the statement of cash flows should be read in its entirety, the Company has shown the source of distributions from operations to the extent of cash generated from operations from the Company’s statement of cash flows. It is possible to deem the difference, if any, or any other amount to be paid from debt or offering proceeds to the extent that debt proceeds or offering proceeds were available in the period.

(4)	Amounts determined based on Federal Tax reporting information, Generally Accepted Accounting Principals do not define these line items.

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results.

Purchasers of Units in our offering will own no interest in these prior programs.

TABLE III: OPERATING RESULTS OF PRIOR PROGRAMS* (Continued)

	2010 Apple REIT Seven	2009 Apple REIT Seven	2008 Apple REIT Seven	2007 Apple REIT Seven	2006 Apple REIT Seven
Gross revenues	$200,531,000	$191,715,000	$214,291,000	$138,564,000	$20,345,000
Profit on sale of properties	—	—	—	—	—
Less: Operating expenses	131,202,000	132,285,000	144,028,000	89,338,000	15,689,000
Interest income (expense)	(7,837,000)	(6,292,000)	(3,766,000)	997,000	1,855,000
Depreciation	33,174,000	32,425,000	28,434,000	16,990,000	3,073,000
Net income (loss) GAAP basis	28,318,000	20,713,000	38,063,000	33,233,000	3,438,000
Taxable income	—	—	—	—	—
Cash generated from operations	59,915,000	55,460,000	69,025,000	49,957,000	5,158,000
Cash generated from sales	—	—	—	—	—
Cash generated from refinancing	—	—	—	—	—
Less: cash distributions to investors	71,340,000	75,380,000	81,440,000	60,234,000	12,526,000
Cash generated after cash distribution	(11,425,000)	(19,920,000)	(12,415,000)	(10,277,000)	(7,368,000)
Less: Special items	—	—	—	—	—
Cash generated after cash distributions and special items	(11,425,000)	(19,920,000)	(12,415,000)	(10,277,000)	(7,368,000)
Capital contributions, net	(15,935,000)	1,171,000	20,599,000	542,799,000	363,640,000
Fixed asset additions	4,234,000	13,777,000	129,589,000	391,227,000	318,157,000
Line of credit-change in(1)	33,390,000	11,510,000	—	(18,000,000)	18,000,000
Cash generated(2)	—	(20,609,000)	(121,828,000)	97,833,000	44,554,000
End of period cash	—	—	20,609,000	142,437,000	44,604,000
Tax and distribution data per $1,000 invested
Federal income tax results Ordinary income	36	35	45	50	38
Capital gain	—	—	—	—	—
Cash distributions to investors Source (on GAAP basis) Investment income(4)	36	35	45	50	38
Long-term capital gain(4)	—	—	—	—	—
Return of capital(4)	34	39	35	30	22
Source (on Cash basis)
Sales	—	—	—	—	—
Refinancings	—	—	—	—	—
Operations	59	54	68	66	25
Other(3)	11	20	12	14	35
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)	100%

*	Any rows not reflected from the Commission’s Industry Guide 5 are not applicable to the programs.

(1)	Amount reflects change in Company’s short term credit facilities.

(2)	Amount reflects the net change in Company’s cash balance during the year.

(3)

Source of distributions is not defined for purposes of this table. For further information, see cash flow information above or the Company’s related statement of cash flows included in its most recent for Form 10K filed with the Securities and Exchange Commission. However, although the Company believes that cash is fungible and that the statement of cash flows should be read in its entirety, the Company has shown the source of distributions from operations to the extent of cash generated from operations from the Company’s statement of cash flows. It is possible to deem the difference, if any, or any other amount to be paid from debt or offering proceeds to the extent that debt proceeds or offering proceeds were available in the period.

(4)	Amounts determined based on Federal Tax reporting information, Generally Accepted Accounting Principals do not define these line items.

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results.

Purchasers of Units in our offering will own no interest in these prior programs.

TABLE III: OPERATING RESULTS OF PRIOR PROGRAMS* (Continued)

	2010 Apple REIT Six	2009 Apple REIT Six	2008 Apple REIT Six	2007 Apple REIT Six	2006 Apple REIT Six
Gross revenues(5)	$231,009,000	$219,689,000	$264,302,000	$257,934,000	$235,875,000
Profit (loss) on sale of properties(5)	(3,567,000)	—	—	—	—
Less: Operating expenses(5)	158,059,000	153,060,000	173,098,000	165,059,000	154,424,000
Interest income (expense)	(3,800,000)	(2,312,000)	(1,784,000)	(1,853,000)	(1,809,000)
Depreciation(5)	31,199,000	30,938,000	30,918,000	27,694,000	25,529,000
Net income (loss) GAAP basis	34,384,000	33,379,000	58,502,000	63,328,000	54,113,000
Taxable income	—	—	—	—	—
Cash generated from operations	70,956,000	66,029,000	88,747,000	89,848,000	81,363,000
Cash generated from sales	—	—	—	—	—
Cash generated from refinancing	—	—	—	—	—
Less: cash distributions to investors	72,301,000	82,215,000	81,746,000	78,834,000	77,997,000
Cash generated after cash distribution	(1,345,000)	(16,186,000)	7,001,000	11,014,000	3,366,000
Less: Special items	—	—	—	—	—
Cash generated after cash distributions and special items	(1,345,000)	(16,186,000)	7,001,000	11,014,000	3,366,000
Capital contributions, net	85,000	(3,149,000)	16,325,000	13,159,000	78,026,000
Fixed asset additions	8,163,000	9,155,000	33,434,000	15,635,000	62,075,000
Line of credit-change in(1)	13,612,000	25,940,000	—	—	(28,000,000)
Cash generated(2)	—	(935,000)	(32,326,000)	7,101,000	(9,788,000)
End of period cash	—	—	935,000	33,261,000	26,160,000
Tax and distribution data per $1,000 invested
Federal income tax results
Ordinary income	54	51	70	72	66
Capital gain	—	—	—	—	—
Cash distributions to investors Source (on GAAP basis) Investment income(4)	54	51	70	72	66
Long-term capital gain(4)	—	—	—	—	—
Return of capital(4)	18	31	12	8	14
Source (on Cash basis)
Sales	—	—	—	—	—
Refinancings	—	—	—	—	—
Operations(3)	71	66	82	80	80
Other(3)	1	16	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)	100%

*	Any rows not reflected from the Commission’s Industry Guide 5 are not applicable to the programs.

(1)	Amount reflects change in Company’s short term credit facilities.

(2)	Amount reflects the net change in Company’s cash balance during the year.

(3)

Source of distributions is not defined for purposes of this table. For further information, see cash flow information above or the Company’s related statement of cash flows included in its most recent for Form 10K filed with the Securities and Exchange Commission. However, although the Company believes that cash is fungible and that the statement of cash flows should be read in its entirety, the Company has shown the source of distributions from operations to the extent of cash generated from operations from the Company’s statement of cash flows. It is possible to deem the difference, if any, or any other amount to be paid from debt or offering proceeds to the extent that debt proceeds or offering proceeds were available in the period.

(4)	Amounts determined based on Federal Tax reporting information, Generally Accepted Accounting Principals do not define these line items.

(5)	Includes amounts from discountinued operations, two properties were held for sale at December 31, 2010.

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results.

Purchasers of Units in our offering will own no interest in these prior programs.

TABLE IV: RESULTS OF COMPLETED PROGRAMS

Table IV shows the aggregate results during the period of operation for Apple Hospitality Two and Apple Hospitality Five, each of which completed operations within the five year period ending December 31, 2010. Apple Hospitality Two merged with and into an affiliate managed by ING Clarion Partners, LLC on May 23, 2007. Apple Hospitality Five merged with and into a subsidiary of Inland American Real Estate Trust, Inc. on October 5, 2007.

	Apple Hospitality Two	Apple Hospitality Five
Dollar Amount Raised	$300,000,000	$500,000,000
Number of Properties Purchased	66	28
Date of Closing of Offering	11/26/02	3/18/04
Date of First Sale of Property	3/24/06	8/10/07
Date of Final Sale of Property	5/23/07	10/5/07
Tax and Distribution Data per $1,000 Investment through:
Federal Income Tax Results:
Ordinary income (loss)
—from operations	$429	$235
—from recapture/return capital	$1,000	$1,000
Capital Gain (loss)	$288	$426
Deferred Gain
—Capital	$—	$—
—Ordinary	$—	$—
Cash Distributions to Investors	$1,717	$1,661
Source (on GAAP basis)
—Investment income	$717	$661
—Return of Capital	$1,000	$1,000
Source (on cash basis)
—Sales	$1,120	$1,277
—Refinancing	$—	$—
—Operations	$597	$384
—Other	$—	$—
Receivable on Net Purchase Money Financing	$—	$—

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results. Purchasers of Units in our offering will own no interest in these prior programs.

TABLE V: SALES OR DISPOSALS OF PROPERTIES

On May 23, 2007, Apple Hospitality Two merged with and into an affiliate managed by ING Clarion Partners, LLC. Prior to the merger, Apple Hospitality Two owned 63 hotels.

On October 5, 2007, Apple Hospitality Five merged with and into a subsidiary of Inland American Real Estate Trust, Inc. Prior to the merger, Apple Hospitality Five owned 27 hotels.

Selling Price, Net of Closing Costs and GAAP Adjustments

Property	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program	Adjustments Resulting from Application of GAAP	Total	Original Mortgage Financing	Total Acquisition Cost, Capital Improvements, Closing and Soft Costs	Total	Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures
Sale of two hotels in 2006 Apple Hospitality Two, Inc.
Charlotte	Aug 02	Mar 06	$3,700,000	—	—	—	$3,700,000	—	$5,833,000	$5,833,000	$452,000
Spartanburg	Aug 02	Mar 06	1,900,000	—	—	—	1,900,000	—	3,202,000	3,202,000	343,000

			$5,600,000				$5,600,000		$9,035,000	$9,035,000	$795,000

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results.

Purchasers of Units in our offering will own no interest in these prior programs.

TABLE VI: ACQUISITIONS OF PROPERTIES BY PROGRAMS

The following is a summary of acquisitions by Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple Nine for the three most recent years, each of which acquired hotels, which are named according to their location and franchise (as shown below). Purchasers of our units will not have any interest in these properties. See, “Apple Ten Advisors and Apple Suites Realty—Prior Performance of Programs Sponsored by Glade M. Knight” and “—Prior REITS” in the prospectus for additional information on certain prior real estate programs sponsored by Mr. Knight, including a description of the investment objectives which are deemed by Mr. Knight to be similar and dissimilar to ours.

APPLE REIT SIX
(dollars in thousands)

City	State	Brand	Encumbrances	Initial Investment	Total Investment(1)	Year of Construction	Date Acquired	# of Rooms
Roanoke Rapids	North Carolina	Hilton Garden Inn	—	$18,171	$18,177	2008	Mar-08	147

(1)	“Total Investment” for a given property includes the acquisition price for the property plus, as applicable, amounts capitalized subsequent to acquisition for additional fixed assets.

TABLE VI: ACQUISITIONS OF PROPERTIES BY PROGRAMS
APPLE REIT SEVEN
(dollars in thousands)

City	State	Brand	Encumbrances	Initial Investment	Total Investment(1)	Construction Year	Date Acquired	Rooms
Dothan	AL	Residence Inn	$—	$9,918	$9,920	2008	Apr-08	84
Tucson	AZ	Residence Inn	—	16,958	16,958	2008	Jan-08	124
Miami	FL	Courtyard	—	15,463	15,597	2008	Sep-08	118
Columbus	GA	SpringHill Suites	—	9,946	9,952	2008	Mar-08	85
Columbus	GA	TownePlace Suites	—	8,643	8,653	2008	May-08	86
El Paso	TX	Homewood Suites	—	15,825	15,862	2008	Apr-08	114
Richmond	VA	Marriott	23,686	59,614	74,655	1984	Jan-08	410

			$23,686	$136,367	$151,597			1,021

(1)	“Total Investment” for a given property includes the acquisition price for the property plus, as applicable, amounts capitalized subsequent to acquisition for additional fixed assets.

TABLE VI: ACQUISITIONS OF PROPERTIES BY PROGRAMS
APPLE REIT EIGHT
(dollars in thousands)

City	State	Brand	Encumbrances	Initial Investment	Total Investment(1)	Construction Year	Date Acquired	Guestrooms
Birmingham	AL	Homewood Suites	$11,446	$17,093	$17,400	2005	May-08	95
Rogers	AR	Fairfield Inn & Suites	—	8,275	9,417	2002	February-08	99
Rogers	AR	Residence Inn	—	12,107	12,318	2003	February-08	88
Springdale	AR	Residence Inn	—	5,830	7,219	2001	March-08	72
Burbank	CA	Residence Inn	12,500	51,429	51,463	2007	May-08	166
Cypress	CA	Courtyard	—	31,922	32,513	1988	April-08	180
Oceanside	CA	Residence Inn	12,500	29,276	29,335	2007	May-08	125
Sacramento	CA	Hilton Garden Inn	—	28,308	30,260	1999	March-08	154
San Jose	CA	Homewood Suites	—	22,424	23,251	1991	July-08	140
Tulare	CA	Hampton Inn & Suites	—	10,595	10,604	2008	June-08	86
Jacksonville	FL	Homewood Suites	16,638	23,916	24,524	2005	June-08	119
Sanford	FL	SpringHill Suites	—	11,542	11,861	2000	March-08	105
Tallahassee	FL	Hilton Garden Inn	—	13,580	13,621	2006	January-08	85
Tampa	FL	TownePlace Suites	8,019	11,651	11,948	1999	June-08	95
Port Wentworth	GA	Hampton Inn	—	11,125	11,251	1997	January-08	106
Savannah	GA	Hilton Garden Inn	5,403	15,119	15,776	2004	July-08	105
Overland Park	KS	Fairfield Inn & Suites	—	12,446	12,450	2008	August-08	110
Overland Park	KS	Residence Inn	6,638	16,153	16,500	2000	April-08	120
Overland Park	KS	SpringHill Suites	—	9,153	9,877	1999	March-08	102
Wichita	KS	Courtyard	—	9,190	9,440	2000	June-08	90
Marlborough	MA	Residence Inn	—	20,703	20,888	2006	January-08	112
Westford	MA	Hampton Inn & Suites	—	15,692	15,758	2007	March-08	110
Westford	MA	Residence Inn	6,979	15,079	16,082	2000	April-08	108
Annapolis	MD	Hilton Garden Inn	—	25,782	25,820	2007	January-08	126
Kansas City	MO	Residence Inn	11,211	17,330	19,297	1968	April-08	106
Carolina Beach	NC	Courtyard	—	24,861	26,592	2003	June-08	144
Concord	NC	Hampton Inn	4,964	9,607	9,668	1996	March-08	101
Dunn	NC	Hampton Inn	—	13,087	13,158	2006	January-08	120
Fayetteville	NC	Residence Inn	7,000	13,238	13,386	2006	May-08	92
Matthews	NC	Hampton Inn	—	11,072	11,663	1995	January-08	92
Wilmington	NC	Fairfield Inn & Suites	—	15,316	15,316	2008	December-08	122
Winston-Salem	NC	Courtyard	7,809	13,896	13,926	1998	May-08	122
New York	NY	Renaissance	—	111,870	132,953	1916	January-08	201
Columbia	SC	Hilton Garden Inn	10,784	21,884	21,896	2006	September-08	143
Greenville	SC	Residence Inn	6,308	9,064	9,235	1998	May-08	78
Hilton Head	SC	Hilton Garden Inn	6,041	14,208	15,626	2001	May-08	104
Texarkana	TX	Courtyard	—	13,334	13,505	2003	March-08	90
Texarkana	TX	TownePlace Suites	—	9,357	9,650	2006	March-08	85
Charlottesville	VA	Courtyard	—	28,748	28,901	2000	June-08	137
Chesapeake	VA	Marriott Full Service	—	39,640	39,670	2008	October-08	226
Suffolk	VA	Courtyard	8,226	12,652	12,653	2007	July-08	92
Suffolk	VA	TownePlace Suites	6,310	10,140	10,140	2007	July-08	72
Virginia Beach	VA	Courtyard	—	27,911	28,035	1999	June-08	141
Virginia Beach	VA	Courtyard	—	40,859	42,790	2002	June-08	160
Tukwila	WA	Homewood Suites	—	16,144	17,615	1991	July-08	106

			$148,776	$902,608	$945,251			5,232

(1)	“Total Investment” for a given property includes the acquisition price for the property plus, as applicable, amounts capitalized subsequent to acquisition for additional fixed assets.

TABLE VI: ACQUISITIONS OF PROPERTIES BY PROGRAMS
APPLE REIT NINE
(dollars in thousands)

City	State	Brand	Encumbrances	Initial Investment	Total Investment(1)	Year of Construction	Date Acquired	Rooms
Hotels Owned:
Anchorage	AK	Embassy Suites	$—	$42,008	$42,042	2008	Apr-10	169
Dothan	AL	Hilton Garden Inn	—	11,618	11,621	2009	Jun-09	104
Troy	AL	Courtyard	—	8,852	8,852	2009	Jun-09	90
Rogers	AR	Hampton Inn	8,286	9,444	9,449	1998	Aug-10	122
Rogers	AR	Homewood Suites	—	10,889	10,904	2006	Apr-10	126
Chandler	AZ	Courtyard	—	17,075	17,075	2009	Nov-10	150
Chandler	AZ	Fairfield Inn & Suites	—	12,050	12,050	2009	Nov-10	110
Phoenix	AZ	Courtyard	—	16,082	16,082	2007	Nov-10	164
Phoenix	AZ	Residence Inn	—	14,064	14,064	2008	Nov-10	129
Tucson	AZ	Hilton Garden Inn	—	18,930	18,937	2008	Jul-08	125
Clovis	CA	Hampton Inn & Suites	—	11,175	11,175	2009	Jul-09	86
Clovis	CA	Homewood Suites	—	12,470	12,470	2010	Feb-10	83
Santa Clarita	CA	Courtyard	—	23,290	23,299	2007	Sep-08	140
Santa Clarita	CA	Fairfield Inn	—	9,617	10,052	1996	Oct-08	66
Santa Clarita	CA	Hampton Inn	—	17,573	18,697	1987	Oct-08	128
Santa Clarita	CA	Residence Inn	—	17,032	18,040	1996	Oct-08	90
Pueblo	CO	Hampton Inn & Suites	—	8,317	9,535	2000	Oct-08	81
Fort Lauderdale	FL	Hampton Inn	—	19,825	20,902	2000	Dec-08	109
Miami	FL	Hampton Inn & Suites	—	11,959	13,033	2000	Apr-10	121
Orlando	FL	Fairfield Inn & Suites	—	25,720	25,769	2009	Jul-09	200
Orlando	FL	SpringHill Suites	—	28,920	28,920	2009	Jul-09	200
Panama City	FL	Hampton Inn & Suites	—	11,600	11,612	2009	Mar-09	95
Panama City	FL	TownePlace Suites	—	10,457	10,457	2010	Jan-10	103
Tampa	FL	Embassy Suites	—	21,882	21,882	2007	Nov-10	147
Albany	GA	Fairfield Inn & Suites	—	8,162	8,162	2010	Jan-10	87
Boise	ID	Hampton Inn & Suites	—	22,449	22,451	2007	Apr-10	186
Mettawa	IL	Hilton Garden Inn	—	30,574	30,574	2008	Nov-10	170
Mettawa	IL	Residence Inn	—	23,565	23,565	2008	Nov-10	130
Schaumburg	IL	Hilton Garden Inn	—	20,572	20,572	2008	Nov-10	166
Warrenville	IL	Hilton Garden Inn	—	22,065	22,065	2008	Nov-10	135
Indianapolis	IN	SpringHill Suites	—	12,852	12,852	2007	Nov-10	130
Mishawaka	IN	Residence Inn	—	13,760	13,760	2007	Nov-10	106
Alexandria	LA	Courtyard	—	9,926	9,926	2010	Sep-10	96
Baton Rouge	LA	SpringHill Suites	—	15,150	15,159	2009	Sep-09	119
Lafayette	LA	Hilton Garden Inn	—	17,898	17,921	2006	Jul-10	153
West Monroe	LA	Hilton Garden Inn	—	15,704	15,708	2007	Jul-10	134
Andover	MA	SpringHill Suites	—	6,500	6,500	2000	Nov-10	136
Silver Spring	MD	Hilton Garden Inn	—	17,455	17,458	2010	Jul-10	107
Novi	MI	Hilton Garden Inn	—	16,265	16,265	2008	Nov-10	148
Rochester	MN	Hampton Inn & Suites	—	14,141	14,155	2009	Aug-09	124
Kansas City	MO	Hampton Inn	6,479	10,089	10,093	1999	Aug-10	122
St. Louis	MO	Hampton Inn & Suites	—	16,045	16,056	2006	Apr-10	126
St. Louis	MO	Hampton Inn	13,831	22,712	22,774	2003	Aug-10	190
Hattiesburg	MS	Residence Inn	—	10,057	10,060	2008	Dec-08	84
Charlotte	NC	Homewood Suites	—	5,996	9,328	1990	Sep-08	112
Durham	NC	Homewood Suites	—	19,575	21,407	1999	Dec-08	122
Holly Springs	NC	Hampton Inn	—	14,880	14,880	2010	Nov-10	124
Jacksonville	NC	TownePlace Suites	—	9,240	9,246	2008	Feb-10	86
Twinsburg	OH	Hilton Garden Inn	—	18,033	18,619	1999	Oct-08	142
Oklahoma City	OK	Hampton Inn & Suites	—	32,757	32,766	2009	May-10	200
Collegeville	PA	Courtyard	—	20,068	20,076	2005	Nov-10	132
Malvern	PA	Courtyard	7,880	21,370	21,372	2007	Nov-10	127
Pittsburgh	PA	Hampton Inn	—	21,040	22,111	1990	Dec-08	132
Jackson	TN	Courtyard	—	15,642	15,642	2008	Dec-08	94
Jackson	TN	Hampton Inn & Suites	—	12,973	12,984	2007	Dec-08	83
Johnson City	TN	Courtyard	—	9,737	9,737	2009	Sep-09	90

City	State	Brand	Encumbrances	Initial Investment	Total Investment(1)	Year of Construction	Date Acquired	Rooms
Nashville	TN	Hilton Garden Inn	$—	$42,751	$42,754	2009	Sep-10	194
Allen	TX	Hampton Inn & Suites	—	12,898	13,156	2006	Sep-08	103
Allen	TX	Hilton Garden Inn	10,401	18,861	21,575	2002	Oct-08	150
Arlington	TX	Hampton Inn & Suites	—	9,955	9,955	2007	Dec-10	98
Austin	TX	Courtyard	—	20,072	20,072	2009	Nov-10	145
Austin	TX	Hampton Inn	7,274	18,643	20,251	1997	Apr-09	124
Austin	TX	Hilton Garden Inn	—	16,065	16,065	2008	Nov-10	117
Austin	TX	Homewood Suites	7,279	18,360	20,329	1997	Apr-09	97
Austin	TX	Fairfield Inn & Suites	—	17,810	17,810	2009	Nov-10	150
Beaumont	TX	Residence Inn	—	17,357	17,359	2008	Oct-08	133
Duncanville	TX	Hilton Garden Inn	13,560	18,313	18,761	2005	Oct-08	142
Fort Worth	TX	TownePlace Suites	—	18,415	18,415	2010	Jul-10	140
Frisco	TX	Hilton Garden Inn	—	15,488	15,490	2008	Dec-08	102
Grapevine	TX	Hilton Garden Inn	—	17,065	17,065	2009	Sep-10	110
Houston	TX	Marriott	—	50,766	50,766	2010	Jan-10	206
Irving	TX	Homewood Suites	6,041	10,315	10,315	2006	Dec-10	77
Lewisville	TX	Hilton Garden Inn	—	27,280	27,319	2007	Oct-08	165
Round Rock	TX	Hampton Inn	4,017	11,864	12,523	2001	Mar-09	93
Salt Lake City	UT	SpringHill Suites	—	17,557	17,557	2009	Nov-10	143
Bristol	VA	Courtyard	9,514	20,885	21,667	2004	Nov-08	175

Total hotels owned			94,562	1,318,821	1,340,367			9,695

Other real estate investments:
Ft Worth	TX	Land leased to third party	—	148,677	148,685		Apr-09	—
Alexandria	VA	Hotel under construction	—	5,968	20,734		Mar-09	—
Other			—	—	1,098			—

			$94,562	$1,473,466	$1,510,884			9,695

(1)	“Total Investment” for a given property includes the acquisition price for the property plus, as applicable, amounts capitalized subsequent to acquisition for additional fixed assets.

INDEX TO FINANCIAL STATEMENTS

Page
Financial Statements of Company
Apple REIT Ten, Inc.
(Audited)
Report of Independent Registered Public Accounting Firm	F-5
Consolidated Balance Sheets—December 31, 2010 and August 13, 2010 (initial capitalization)	F-6
Consolidated Statement of Operations—For the Period August 13, 2010 (initial capitalization) through December 31, 2010	F-7
Consolidated Statement of Shareholders’ Equity—For the Period August 13, 2010 (initial capitalization) through December 31, 2010	F-8
Consolidated Statement of Cash Flows—For the Period August 13, 2010 (initial capitalization) through December 31, 2010	F-9
Notes to Consolidated Financial Statements	F-10
(Unaudited)
Consolidated Balance Sheets—September 30, 2011 and December 31, 2010	F-16
Consolidated Statements of Operations—Three and nine months ended September 30, 2011 and for the period from August 13, 2010 (initial capitalization) through September 30, 2010	F-17
Consolidated Statements of Cash Flows—Nine months ended September 30, 2011 and for the period from August 13, 2010 (initial capitalization) through September 30, 2010	F-18
Notes to Consolidated Financial Statements	F-19
Financial Statements of Businesses Acquired
Denver, Colorado—Hilton Garden Inn
(Audited)
Report of Independent Auditors	F-31
Balance Sheets—As of December 31, 2010 and 2009	F-32
Statements of Operations—Years Ended December 31, 2010 and 2009	F-33
Statements of Owners’ Equity—Years Ended December 31, 2010 and 2009	F-34
Statements of Cash Flows—Years Ended December 31, 2010 and 2009	F-35
Notes to Financial Statements	F-36
CN Hotel Portfolio
(Winston-Salem, North Carolina Hampton Inn & Suites; Matthews, North Carolina Fairfield Inn & Suites; Columbia, South Carolina TownePlace Suites; and Jacksonville, North Carolina Home2 Suites)
(Audited)
Independent Auditors’ Report	F-40
Combined Balance Sheets—December 31, 2010 and 2009	F-41
Combined Statements of Operations—For the Years Ended December 31, 2010 and 2009	F-42
Combined Statements of Cash Flows—For the Years Ended December 31, 2010 and 2009	F-43
Notes to Combined Financial Statements	F-44
McKibbon Hotel Portfolio

(Knoxville, Tennessee SpringHill Suites; Gainesville, Florida Hilton Garden Inn; Richmond, Virginia SpringHill Suites; Pensacola, Florida TownePlace Suites; Mobile, Alabama Hampton Inn & Suites; Knoxville, Tennessee TownePlace Suites; Knoxville, Tennessee Homewood Suites and Gainesville, Florida Homewood Suites)

(Audited)
Independent Auditor’s Report	F-50
Combined Balance Sheets—As of December 31, 2010 and 2009	F-51
Combined Statements of Income—For the Years Ended December 31, 2010 and 2009	F-52
Combined Statements of Owner’s (Deficit)—For the Years Ended December 31, 2010 and 2009	F-53
Combined Statements of Cash Flows—For the Years Ended December 31, 2010 and 2009	F-54
Notes to Combined Financial Statements	F-55

Page
Pro Forma Financial Information
Apple REIT Ten, Inc.
(Unaudited)
Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2011	F-153
Notes to Pro Forma Condensed Consolidated Balance Sheet	F-155
Pro Forma Condensed Consolidated Statements of Operations for the Year Ended December 31, 2010 and the Nine Months Ended September 30, 2011	F-156
Notes to Pro Forma Condensed Consolidated Statements of Operations	F-161

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholder of APPLE REIT TEN, INC.

We have audited the accompanying consolidated balance sheets of Apple REIT Ten, Inc. as of December 31, 2010 and August 13, 2010 (initial capitalization), and the related consolidated statements of operations, shareholder’s equity, and cash flows for the period August 13, 2010 (initial capitalization) through December 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Apple REIT Ten, Inc. at December 31, 2010 and August 13, 2010, and the consolidated results of its operations and its cash flows for the period August 13, 2010 (initial capitalization) through December 31, 2010, in conformity with U.S. generally accepted accounting principles.

/s/ ERNST & YOUNG LLP

Richmond, Virginia

March 9, 2011

APPLE REIT TEN, INC.
CONSOLIDATED BALANCE SHEETS

	December 31, 2010	August 13, 2010 (Initial Capitalization)
ASSETS
Cash	$124,357	$48,110
Deferred Offering Costs	868,113	10,000

Total Assets	$992,470	$58,110

LIABILITIES AND SHAREHOLDERS’ EQUITY
Note Payable	$400,000	$—
Accrued expenses	575,195	10,000

Total Liabilities	975,195	10,000
Preferred stock, authorized 30,000,000 shares; none issued and outstanding	—	—
Series A preferred stock, no par value, authorized 400,000,000 shares; issued and outstanding 10 shares	—	—
Series B convertible preferred stock, no par value, authorized 480,000 shares; issued and outstanding 480,000 shares	48,000	48,000
Common stock, no par value, authorized 400,000,000 shares; issued and outstanding 10 shares	110	110
Accumulated deficit	(30,835)	—

Total Shareholders’ Equity	17,275	48,110

Total Liabilities and Shareholders’ Equity	$992,470	$58,110

See accompanying notes to consolidated financial statements.

APPLE REIT TEN, INC.
CONSOLIDATED STATEMENT OF OPERATIONS

For the period August 13, 2010 (initial capitalization) through December 31, 2010
Revenue	$—
Expenses:
General and Administrative	27,464
Interest	3,371

Total Expenses	30,835
Net loss	$(30,835)

Basic and diluted net loss per common share	$(3,083.50)

Weighted average common shares—basic and diluted	10

See accompanying notes to consolidated financial statements.

APPLE REIT TEN, INC.
CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY

	Common Stock		Class B Convertible Stock		Accumulated Deficit	Total
	Number of Shares	Amount	Number of Shares	Amount
Initial capitalization August 13, 2010	10	$110	480,000	$48,000	$—	$48,110
Offering costs	—	—	—	—	—	—
Net loss	—	—	—	—	(30,835)	(30,835)

Balance at December 31, 2010	10	$110	480,000	$48,000	$(30,835)	$17,275

See accompanying notes to consolidated financial statements.

APPLE REIT TEN, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS

For the period August 13, 2010 (initial capitalization) through December 31, 2010
Cash flow from operating activities:
Net loss	$(30,835)
Changes in operating assets and liabilities:
Accrued expenses	25,040

Net cash used in operating activities	(5,795)
Cash flow from investing activities	—
Cash flow from financing activities:
Cash paid for offering costs	(317,958)
Proceeds from line of credit	400,000

Cash used in financing activities	82,042

Increase in cash and cash equivalents	76,247
Cash and cash equivalents, beginning of period	48,110

Cash and cash equivalents, end of period	$124,357

Supplemental information:
Accrued deferred offering costs	$550,155
Interest Paid	$3,371

See accompanying notes to consolidated financial statements.

APPLE REIT TEN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. General Information and Summary of Significant Accounting Policies

Organization

Apple REIT Ten, Inc. together with its wholly owned subsidiaries (the “Company”) is a Virginia corporation that intends to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. The Company, which has no operating history, was formed to invest in hotels and other income-producing real estate assets in selected metropolitan areas in the United States. Initial capitalization occurred on August 13, 2010, when 10 Units (each Unit represents one share of common stock and one Series A preferred share) were purchased by Apple Ten Advisors, Inc. (“A10A”) (see Notes 2 and 3) and 480,000 Series B convertible preferred shares were purchased by Glade M. Knight, the Company’s chairman, chief executive officer and president. The Company’s fiscal year end is December 31. The consolidated financial statements include the accounts of the Company and its subsidiaries. All intercompany accounts and transactions have been eliminated.

Significant Accounting Policies

Start Up Costs

Start up costs incurred will be expensed.

Use of Estimates

The preparation of the financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Offering Costs

Offering costs have been deferred and recorded as prepaid expense. Upon the commencement of the Company’s offering these costs will be recorded as a reduction to Shareholders’ equity.

Earnings Per Common Share

Basic earnings per common share was computed using the weighted average number of shares outstanding during the period. Diluted earnings per share was calculated after giving effect to all potential common shares that were dilutive and outstanding for the year. There were no dilutive shares outstanding at December 31, 2010. Series B convertible preferred shares are not included in earnings per common share calculations until such time that such shares are converted to common shares (see Note 5).

Cash and Cash Equivalents

Cash and cash equivalents consist of highly liquid investments with original maturities of three months or less. The fair market value of cash and cash equivalents approximates their carrying value. Cash balances may at times exceed federal depository insurance limits.

Investments in Real Estate

Real estate will be stated at cost, net of depreciation. Repair and maintenance costs will be expensed as incurred while significant improvements, renovations, and replacements will be capitalized. Depreciation will be computed using the straight-line method over estimated useful lives of the assets, which are 39 years for buildings, ten years for major improvements and three to seven years for furniture and equipment. The Company considers expenditures to be capital in nature

APPLE REIT TEN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

based on the following criteria: (1) for a single asset, the cost must be at least $500, including all normal and necessary costs to place the asset in service, and the useful life must be at least one year; (2) for group purchases of 10 or more identical assets, the unit cost for each asset must be at least $50, including all normal and necessary costs to place the asset in service, and the useful life must be at least one year; (3) for major repairs to a single asset, the repair must be at least $2,500 and the useful life of the asset must be substantially extended.

Upon acquisition of real estate properties, the Company will estimate the fair value of acquired tangible assets (consisting of land, land improvements, buildings and improvements) and identified intangible assets and liabilities, in-place leases and assumed debt based on evaluation of information and estimates available at that date. The Company will expense as incurred all transaction costs associated with the acquisitions of existing businesses, including title, legal, accounting and other related costs, as well as the brokerage commission paid to Apple Suites Realty Group, Inc. (“ASRG”), a related party 100% owned by Glade M. Knight, Chairman and Chief Executive Officer of the Company.

The Company will record impairment losses on real estate investments used in operations if indicators of impairment are present, and the sum of the undiscounted cash flows estimated to be generated by the respective properties, based on historical and industry information, is less than the properties’ carrying amount. Impairment losses are measured as the difference between the asset’s fair value less cost to sell, and its carrying value.

Federal Income Taxes

The Company intends to elect to be taxed as a REIT under Sections 856 to 860 of the Internal Revenue Code in 2011. The Company incurred a loss for the period August 13, 2010 (initial capitalization) through December 31, 2010 and therefore did not have any federal tax expense. No operating loss benefit has been recorded in the consolidated balance sheet since realization is uncertain.

Comprehensive Income

For the period ending December 31, 2010, the Company recorded no comprehensive income other than net income.

2. Offering of Shares

The Company intends to raise capital through a “best-efforts” offering of Units by David Lerner Associates, Inc. (the “Managing Dealer”), which will receive a total of 10% in selling commissions and a marketing expense allowance based on gross proceeds of the Units sold.

The minimum offering must be sold within one year from the beginning of this offering or the offering will terminate and investors’ subscription payments, with interest, will be refunded to investors. Pending sale of such minimum offering amount, investors’ subscription payments will be placed in an escrow account.

With each purchase of a Unit, the Company will issue one common share and one Series A preferred share. The Series A preferred shares will have no voting rights, no conversion rights and no distribution rights. The only right associated with the Series A preferred shares will be a priority distribution upon the sale of the Company’s assets. The priority will be equal to $11.00 per Series A preferred share, and no more, before any distributions are made to the holders of any other shares. In the event the Company pays special dividends, the amount of the $11.00 priority will be reduced by the amount of any special dividends approved by the board. The Series A preferred shares will not be separately tradable from the common shares to which they relate.

APPLE REIT TEN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

3. Related Parties

The Company will have significant transactions with related parties. These transactions cannot be construed to be at arms length and the results of the Company’s operations may be different than if conducted with non-related parties.

The Company has negotiated, a Property Acquisition and Disposition Agreement with ASRG, to acquire and dispose of real estate assets for the Company. A commission of 2% of the gross purchase price or gross sale price in addition to certain reimbursable expenses will be payable for these services. The fees paid to ASRG will be expensed as incurred.

The Company has negotiated, an Advisory Agreement with A10A to provide management of the Company and its assets. An annual fee ranging from 0.1% to 0.25% of total equity proceeds received by the Company in addition to certain reimbursable expenses will be payable for these services.

Under the terms of the Advisory Agreement and the Property Acquisition/Disposition Agreement, A10A and ASRG will utilize the services of officers and personnel and other administrative resources of Apple REIT Six, Inc. (“AR6”), to provide the operational and managerial services A10A and ASRG are obligated to perform for the Company since neither A10A or ASRG have personnel. The Company will either reimburse A10A and ASRG for the costs of the services provided by AR6 to the Company and A10A and ASRG will reimburse AR6 or the Company will reimburse AR6 directly. The amount of costs reimbursed will be based on the estimated amount of time devoted to activities required by the Company. Such payments will not be based on formal record keeping regarding the time these personnel devote to the Company, but will be based on a good faith estimate by the employee and/or his or her supervisor of the time devoted by the employee to such companies. Reimbursement amounts are in addition to the advisory fees and commissions the Company will be obligated to pay A10A and ASRG. AR6 provides similar resources for and has similar arrangements with Apple REIT Seven, Inc., Apple REIT Eight, Inc. and Apple REIT Nine, Inc. During the period from August 13, 2010 through December 31, 2010 the Company utilized resources from AR6 for administrative support in organizing the Company. The Company has agreed to reimburse AR6 approximately $25,000 for the cost of these services. This expense is included in General and Administrative Expense in the Company’s Statement of Operations.

ASRG and A10A are 100% owned by Glade M. Knight, chairman, chief executive officer and president of the Company. ASRG and A10A may purchase in the “best efforts” offering up to 2.5% of the total number of Units sold in the offering.

Glade M. Knight is also chairman and chief executive officer of Apple REIT Six, Inc., Apple REIT Seven, Inc., Apple REIT Eight, Inc. and Apple REIT Nine, Inc.

4. Stock Incentive Plans

The Company intends to adopt a stock incentive plan (“Directors’ Plan”) to provide incentives to attract and retain directors. The plan provides for the grant of options to purchase a specified number of shares of common stock (“Options”) to directors of the Company. Following consummation of the offering, a Compensation Committee (“Committee”) will be established to implement and administer the plan. The Committee will be responsible for granting Options and for establishing the exercise price of Options.

5. Series B Convertible Preferred Stock

The Company has authorized 480,000 shares of Series B convertible preferred stock. The Company has issued 480,000 Series B convertible preferred shares to Glade M. Knight, chairman, chief executive officer and president of the Company, in exchange for the payment by him of $0.10

APPLE REIT TEN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

per Series B convertible preferred share, or an aggregate of $48,000. The Series B convertible preferred shares are convertible into common shares pursuant to the formula and on the terms and conditions set forth below.

There are no dividends payable on the Series B convertible preferred shares. Holders of more than two-thirds of the Series B convertible preferred shares must approve any proposed amendment to the articles of incorporation that would adversely affect the Series B convertible preferred shares.

Upon the Company’s liquidation, the holder of the Series B convertible preferred shares is entitled to a priority liquidation payment before any distribution of liquidation proceeds to the holders of the common shares. However, the priority liquidation payment of the holder of the Series B convertible preferred shares is junior to the holders of the Series A preferred shares distribution rights. The holder of a Series B convertible preferred share is entitled to a liquidation payment of $11 per number of common shares each Series B convertible preferred share would be convertible into according to the formula described below. In the event that the liquidation of the Company’s assets results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis.

Each holder of outstanding Series B convertible preferred shares shall have the right to convert any of such shares into Common Shares of the Company upon and for 180 days following the occurrence of any of the following events:

(1) substantially all of the Company’s assets, stock or business is sold or transferred through exchange, merger, consolidation, lease, share exchange, sale or otherwise, other than a sale of assets in liquidation, dissolution or winding up of the Company;

(2) the termination or expiration without renewal of the Advisory Agreement, or if the Company ceases to use ASRG to provide property acquisition and disposition services; or

(3) the Company’s common shares are listed on any securities exchange or quotation system or in any established market.

APPLE REIT TEN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Upon the occurrence of any conversion event, each Series B convertible preferred share may be converted into a number of common shares based upon the gross proceeds raised through the date of conversion in the Company’s $2 billion offering according to the following table:

Gross Proceeds Raised from Sales of Units through Date of Conversion	Number of Common Shares through Conversion of One Series B Convertible Preferred Share
$100 million	0.92321
$200 million	1.83239
$300 million	3.19885
$400 million	4.83721
$500 million	6.11068
$600 million	7.29150
$700 million	8.49719
$800 million	9.70287
$900 million	10.90855
$1 billion	12.11423
$1.1 billion	13.31991
$1.2 billion	14.52559
$1.3 billion	15.73128
$1.4 billion	16.93696
$1.5 billion	18.14264
$1.6 billion	19.34832
$1.7 billion	20.55400
$1.8 billion	21.75968
$1.9 billion	22.96537
$2 billion	24.17104

In the event that after raising gross proceeds of $2 billion, the Company raises additional gross proceeds in a subsequent public offering, each Series B convertible preferred share may be converted into an additional number of common shares based on the additional gross proceeds raised through the date of conversion in a subsequent public offering according to the following formula: (X/50 million) x 1.20568, where X is the additional gross proceeds rounded down to the nearest 50 million.

No additional consideration is due upon the conversion of the Series B convertible preferred shares. The conversion into common shares of the Series B convertible preferred shares will result in dilution of the shareholders’ interests.

Expense related to the issuance of 480,000 Series B convertible preferred shares to Glade M. Knight will be recognized at such time when the number of common shares to be issued for conversion of the Series B shares can be reasonably estimated and the event triggering the conversion of the Series B shares to common shares occurs. The expense will be measured as the difference between the fair value of the common stock for which the Series B shares can be converted and the amounts paid for the Series B shares. Although the fair market value cannot be determined at this time, expense if the maximum offering is achieved could range from $0 to in excess of $127 million (assumes $11 per unit fair market value).

6. Note Payable

The Company has obtained an unsecured Note Payable in a principal amount of $400,000 to fund some of the offering expenses. The lender is Bank of America. The Note Payable bears interest at a variable rate based on the London Interbank Borrowing Rate (LIBOR). Interest is payable monthly. Glade M. Knight, the Company’s chairman and chief executive officer, has guaranteed repayment of the Note Payable. Mr. Knight will not receive any consideration in

APPLE REIT TEN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

exchange for providing this guarantee. The Note Payable will mature in August 2011. The Company may prepay the Note Payable without premium or penalty. The outstanding balance as of December 31, 2010 was $400,000. The Company will repay the outstanding borrowings with proceeds from the sale of Units.

The fair value of this note approximates face value as of December 31, 2010.

7. Subsequent Events

The Company’s offering was declared effective by the Securities and Exchange Commission on January 19, 2011. On January 27, 2011 the Company completed the minimum offering of 9.5 million Units representing gross proceeds to the Company of $100 million and proceeds net of selling and marketing costs of $90 million.

The Company adopted the Directors’ stock option plan and signed the agreements with A10 and ASRG.

The Company entered into a series of contracts for the potential purchase of seven hotels. The following table summarizes the hotel information.

	Hotel Location	Franchise	Date of Purchase Contract	Number of Rooms	Gross Purchase Price
1.	Denver, Colorado	Hilton Garden Inn	February 1, 2011	221	$58,500,000
2.	Columbia, South Carolina	TownePlace Suites	February 4, 2011	91	10,500,000
3.	Winston-Salem, North Carolina	Hampton Inn & Suites	February 4, 2011	94	11,000,000
4.	Jacksonville, North Carolina(a)	Home2 Suites	February 4, 2011	105	12,000,000
5.	Charleston, South Carolina(a)(b)	Home2 Suites	February 8, 2011	122	13,908,000
6.	Matthews, North Carolina	Fairfield Inn & Suites	February 25, 2011	94	10,000,000
7.	South Bend, Indiana	Fairfield Inn & Suites	March 1, 2011	119	17,500,000

			Total	846	$133,408,000

(a)	Hotels are currently under construction. The table shows the expected number of rooms upon hotel completion and the expected franchise.

(b)	Property contract was assigned to the Company by ASRG at no cost to the Company other than the sale price of the property under the purchase contract. There was no profit for ASRG in the assignment.

On March 4, 2011 the Company completed the acquisition of the Denver, Colorado Hilton Garden Inn. The purchase price was $58.5 million and the hotel contains 221 guestrooms.

With the proceeds from the minimum offering the Company paid in full the Note Payable of $400,000 on January 27, 2011

In February 2011, the Company declared and paid approximately $655,000 in distributions to its common shareholders, or $0.06875 per outstanding common share.

In February 2011, the Company closed on the issuance of 7.9 million Units through its ongoing best-efforts offering, representing gross proceeds to the Company of $87.3 million and proceeds net of selling and marketing costs of $78.6 million.

APPLE REIT TEN, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	September 30, 2011	December 31, 2010
	(Unaudited)
ASSETS
Investment in real estate, net of accumulated depreciation of $2,959 and $0	$318,504	$0
Cash and cash equivalents	77,875	124
Due from third party managers	2,681	0
Other assets	9,237	868

Total Assets	$408,297	$992

LIABILITIES
Notes payable	$40,165	$400
Accounts payable and accrued expenses	3,595	575

Total Liabilities	43,760	975
Shareholders’ Equity
Preferred stock, authorized 30,000,000 shares; none issued and outstanding	0	0
Series A preferred stock, no par value, authorized 400,000,000 shares; issued and outstanding 39,349,617 and 10 shares, respectively	0	0
Series B convertible preferred stock, no par value, authorized 480,000 shares; issued and outstanding 480,000 shares, respectively	48	48
Common stock, no par value, authorized 400,000,000 shares; issued and outstanding 39,349,617 and 10 shares, respectively	383,766	0
Accumulated deficit	(4,073)	(31)
Cumulative distributions paid	(15,204)	0

Total Shareholders’ Equity	364,537	17

Total Liabilities and Shareholders’ Equity	$408,297	$992

See notes to consolidated financial statements.
The Company was initially capitalized on August 13, 2010 and commenced operations on March 4, 2011.

APPLE REIT TEN, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except per share data)

	Three Months Ended September 30, 2011	Nine Months Ended September 30, 2011	For the period from August 13, 2010 (initial capitalization) through September 30, 2010
Revenues:
Room revenue	$13,246	$19,957	$0
Other revenue	1,141	1,954	0

Total revenue	14,387	21,911	0
Expenses:
Operating expense	3,317	5,063	0
Hotel administrative expense	1,098	1,614	0
Sales and marketing	1,091	1,652	0
Utilities	554	813	0
Repair and maintenance	416	613	0
Franchise fees	640	978	0
Management fees	454	692	0
Taxes, insurance and other	776	1,241	0
General and administrative	942	2,316	6
Acquisition related costs	3,605	8,153	0
Depreciation expense	1,861	2,959	0

Total expenses	14,754	26,094	6
Operating loss	(367)	(4,183)	(6)
Interest income (expense), net	(106)	141	(1)

Net loss	$(473)	$(4,042)	$(7)

Basic and diluted net loss per common share	$(0.01)	$(0.16)	$(663.90)

Weighted average common shares outstanding—basic and diluted	37,005	25,430	0

See notes to consolidated financial statements.
The Company was initially capitalized on August 13, 2010 and commenced operations on March 4, 2011.

APPLE REIT TEN, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Nine Months Ended September 30, 2011	For the period from August 13, 2010 (initial capitalization) through September 30, 2010
Cash flows from operating activities:
Net loss	$(4,042)	$(7)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation	2,959	0
Amortization of deferred financing costs and fair value adjustments	(18)	0
Stock option expense	58	0
Changes in operating assets and liabilities:
Increase in funds due from third party managers	(2,708)	0
Increase in other assets	(91)	0
Increase in accounts payable and accrued expenses	1,141	5

Net cash used in operating activities	(2,701)	(2)
Cash flows used in investing activities:
Cash paid for the acquisition of hotel properties	(285,004)	0
Deposits and other disbursements for potential acquisitions	(2,312)	0
Capital improvements	(95)	0
Increase in capital improvement reserves	(12)	0

Net cash used in investing activities	(287,423)	0
Cash flows from financing activities:
Net proceeds related to issuance of Units	384,067	(279)
Distributions paid to common shareholders	(15,204)	0
Payments on notes payable	(90)	0
Deferred financing costs	(498)	0
Proceeds from (payments on) line of credit	(400)	400

Net cash provided by financing activities	367,875	121
Increase in cash and cash equivalents	77,751	119
Cash and cash equivalents, beginning of period	124	48

Cash and cash equivalents, end of period	$77,875	$167

Non-cash transactions:
Notes payable assumed in acquisitions	$39,729	$0

See notes to consolidated financial statements.
The Company was initially capitalized on August 13, 2010 and commenced operations on March 4, 2011.

APPLE REIT TEN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with the rules and regulations for reporting on Form 10-Q. Accordingly, they do not include all of the information required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. These unaudited financials should be read in conjunction with the Company’s audited consolidated financial statements included in its prospectus supplement No. 3 pursuant to Rule 424(b)(3) and filed with the Securities and Exchange Commission (File No. 333-168971) on March 17, 2011. Operating results for the three and nine months ended September 30, 2011 are not necessarily indicative of the results that may be expected for the twelve month period ending December 31, 2011.

2. General Information and Summary of Significant Accounting Policies

Organization

Apple REIT Ten, Inc. together with its wholly owned subsidiaries (the “Company”) is a Virginia corporation that intends to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. The Company was formed to invest in hotels and other income-producing real estate assets in selected metropolitan areas in the United States. Initial capitalization occurred on August 13, 2010, when 10 Units, each Unit consisting of one common share and one Series A preferred share, were purchased by Apple Ten Advisors, Inc. (“A10A”) and 480,000 Series B convertible preferred shares, were purchased by Glade M. Knight, the Company’s Chairman and Chief Executive Officer. The Company began operations on March 4, 2011, when it purchased its first hotel. The Company’s fiscal year end is December 31. The Company has no foreign operations or assets and its operating structure includes only one reportable segment. The consolidated financial statements include the accounts of the Company and its subsidiaries. All intercompany accounts and transactions have been eliminated.

Significant Accounting Policies

Start Up Costs

Start up costs are expensed as incurred.

Use of Estimates

The preparation of the financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Offering Costs

The Company is raising capital through an on-going best-efforts offering of Units by David Lerner Associates, Inc., the managing underwriter, which receives a selling commission and a marketing expense allowance based on proceeds of the shares sold. Additionally, the Company has incurred other offering costs including legal, accounting and reporting services. These offering costs are recorded by the Company as a reduction of shareholders’ equity. Prior to the commencement of the Company’s offering, these costs were deferred and recorded as prepaid expense. As of September 30, 2011, the Company had sold 39.3 million Units for gross proceeds of $428.1 million and proceeds net of offering costs of $383.7 million. Offering costs included $42.8 million in selling commissions and marketing expenses and $1.6 million in other offering costs.

APPLE REIT TEN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Earnings Per Common Share

Basic earnings per common share is computed based upon the weighted average number of shares outstanding during the period. Diluted earnings per share is calculated after giving effect to all potential common shares that were dilutive and outstanding for the period. There were no potential common shares with a dilutive effect for the three and nine months ended September 30, 2011 or for the period from August 13, 2010 (initial capitalization) through December 31, 2010. As a result, basic and diluted outstanding shares were the same. Series B convertible preferred shares are not included in earnings per common share calculations until such time that such shares are eligible to be converted to common shares.

Cash and Cash Equivalents

Cash and cash equivalents consist of highly liquid investments with original maturities of three months or less. The fair market value of cash and cash equivalents approximates their carrying value. Cash balances may at times exceed federal depository insurance limits.

Investments in Real Estate and Related Depreciation

Real estate is stated at cost, net of depreciation. Repair and maintenance costs are expensed as incurred while significant improvements, renovations, and replacements are capitalized. Depreciation is computed using the straight-line method over estimated useful lives of the assets, which are 39 years for buildings, ten years for major improvements and three to seven years for furniture and equipment.

The Company considers expenditures to be capital in nature based on the following criteria: (1) for a single asset, the cost must be at least $500, including all normal and necessary costs to place the asset in service, and the useful life must be at least one year; (2) for group purchases of 10 or more identical assets, the unit cost for each asset must be at least $50, including all normal and necessary costs to place the asset in service, and the useful life must be at least one year; (3) for major repairs to a single asset, the repair must be at least $2,500 and the useful life of the asset must be substantially extended.

Upon acquisition of real estate properties, the Company estimates the fair value of acquired tangible assets (consisting of land, land improvements, buildings and improvements) and identified intangible assets and liabilities, in-place leases and assumed debt based on evaluation of information and estimates available at that date. Generally, the Company does not acquire hotel properties that have significant in-place leases as lease terms for hotel properties are very short term in nature. Other than the lease discussed in Note 3, the Company has not assigned any value to intangible assets such as management contracts and franchise agreements as such contracts are generally at current market rates and any other value attributable to these contracts is not considered material. The Company has expensed as incurred all transaction costs associated with the acquisitions of existing businesses, including title, legal, accounting and other related costs, as well as the brokerage commission paid to Apple Suites Realty Group, Inc. (“ASRG”), a related party 100% owned by Glade M. Knight, Chairman and Chief Executive Officer of the Company.

The Company records impairment losses on hotel properties used in operations if indicators of impairment are present, and the sum of the undiscounted cash flows estimated to be generated by the respective properties, based on historical and industry information, is less than the properties’ carrying amount. Indicators of impairment include a property with current or potential losses from operations, when it becomes more likely than not that a property will be sold before the end of its previously estimated useful life or when events, trends, contingencies or changes in circumstances indicate that a triggering event has occurred and an asset’s carrying value may not be recoverable. Impairment losses are measured as the difference between the asset’s fair value and its carrying value. No impairment losses have been recorded to date.

APPLE REIT TEN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Federal Income Taxes

The Company intends to elect to be taxed, and expects to qualify, as a REIT under Sections 856 to 860 of the Internal Revenue Code. As a REIT, the Company will be allowed a deduction for the amount of dividends paid to its shareholders, thereby subjecting the distributed net income of the Company to taxation only at the shareholder level. The Company’s continued qualification as a REIT will depend on its compliance with numerous requirements, including requirements as to the nature of its income and distribution of dividends.

The Company has established Apple Ten Hospitality Management, Inc. as a 100% owned taxable REIT subsidiary (“TRS”). The TRS leases all hotels from the Company and is subject to income tax at regular corporate rates on any income that it would earn.

Revenue Recognition

Revenue is recognized as earned, which is generally defined as the date upon which a guest occupies a room or utilizes the hotel’s services.

Comprehensive Income

The Company recorded no comprehensive income other than net loss for the periods reported.

Sales and Marketing Costs

Sales and marketing costs are expensed when incurred. These costs represent the expense for franchise advertising and reservation systems under the terms of the hotel management and franchise agreements and general and administrative expenses that are directly attributable to advertising and promotion.

3. Real Estate Investments

The Company acquired 19 hotels during the first nine months of 2011. The following table sets forth the location, brand, manager, date acquired, number of rooms and gross purchase price for each hotel. All dollar amounts are in thousands.

City	State	Brand	Manager	Acquired Date	Rooms	Gross Purchase Price
Denver	CO	Hilton Garden Inn	Stonebridge	3/4/2011	221	$58,500
Winston-Salem	NC	Hampton Inn & Suites	McKibbon	3/15/2011	94	11,000
Matthews	NC	Fairfield Inn & Suites	Newport	3/25/2011	94	10,000
Columbia	SC	TownePlace Suites	Newport	3/25/2011	91	10,500
Mobile	AL	Hampton Inn & Suites	McKibbon	6/2/2011	101	13,000
Gainesville	FL	Hilton Garden Inn	McKibbon	6/2/2011	104	12,500
Pensacola	FL	TownePlace Suites	McKibbon	6/2/2011	98	11,500
Knoxville	TN	SpringHill Suites	McKibbon	6/2/2011	103	14,500
Richmond	VA	SpringHill Suites	McKibbon	6/2/2011	103	11,000
Cedar Rapids	IA	Hampton Inn & Suites	Schulte	6/8/2011	103	13,000
Cedar Rapids	IA	Homewood Suites	Schulte	6/8/2011	95	13,000
Hoffman Estates	IL	Hilton Garden Inn	Schulte	6/10/2011	184	10,000
Davenport	IA	Hampton Inn & Suites	Schulte	7/19/2011	103	13,000
Knoxville	TN	Homewood Suites	McKibbon	7/19/2011	103	15,000
Knoxville	TN	TownePlace Suites	McKibbon	8/9/2011	98	9,000
Mason	OH	Hilton Garden Inn	Schulte	9/1/2011	110	14,825
Omaha	NE	Hilton Garden Inn	White	9/1/2011	178	30,018
Des Plaines	IL	Hilton Garden Inn	Raymond	9/20/2011	251	38,000
Merillville	IN	Hilton Garden Inn	Schulte	9/30/2011	124	14,825

				Total	2,358	$323,168

The purchase price for these properties, net of debt assumed, was funded by the Company’s on-going best-efforts offering of Units. The Company assumed approximately $39.7 million of debt

APPLE REIT TEN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

during the first nine months of 2011, in connection with the acquisition of the Homewood Suites and TownePlace Suites hotels in Knoxville, Tennessee as well as the Hilton Garden Inn hotel in Des Plaines, Illinois. The Company also used proceeds from its on-going best-efforts offering to pay approximately $8.2 million in acquisition related costs, including $6.5 million, representing 2% of the gross purchase price for these hotels, as a brokerage commission to ASRG, which is 100% owned by Glade M. Knight, the Company’s Chairman and Chief Executive Officer, and approximately $1.7 million in other acquisition related costs, including title, legal and other related costs. These costs are included in acquisition related costs in the Company’s consolidated statement of operations for the nine months ended September 30, 2011.

The Company leases all of its hotels to its wholly-owned taxable REIT subsidiary (or a subsidiary thereof) under master hotel lease agreements.

In connection with the acquisition of the Mobile, Alabama Hampton Inn & Suites hotel in June 2011, the Company assumed a land lease with a remaining lease term of 51 years. The lease was valued at below market rates and as a result the Company recorded an in-place favorable lease asset totaling $1.5 million which is included in other assets in the Company’s consolidated balance sheets. The amount is being amortized over the remaining lease term. As of September 30, 2011 the remaining minimum lease payments are $107,000.

No goodwill was recorded in connection with any of the acquisitions.

At September 30, 2011, the Company’s investment in real estate consisted of the following (in thousands):

Land	$25,288
Building and Improvements	279,667
Furniture, Fixtures and Equipment	15,255
Franchise fees	1,253

321,463
Less Accumulated Depreciation	(2,959)

Investment in real estate, net	$318,504

As of September 30, 2011, the Company had outstanding contracts for the potential purchase of seven additional hotels for a total purchase price of $121.8 million. Of these seven hotels, two are under construction and should be completed by the end of 2011 or early 2012. Closing on these two hotels is expected upon completion of construction. The existing hotels are expected to close within the next three months. Although the Company is working towards acquiring these hotels, there are many conditions to closing that have not yet been satisfied and there can be no assurance that closings will occur under the outstanding purchase contracts. The following table summarizes the location, brand, number of rooms, refundable (if the seller does not meet its obligations under the contract) contract deposits paid, and gross purchase price for each of the contracts. All dollar amounts are in thousands.

APPLE REIT TEN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Location	Brand	Rooms	Deposits Paid	Gross Purchase Price
Operating(a)
Scottsdale, AZ	Hilton Garden Inn	122	$200	$16,300	(c)
South Bend, IN	Fairfield Inn & Suites	119	800	17,500
Gainesville, FL	Homewood Suites	103	100	14,550	(c)
Skokie, IL	Hampton Inn & Suites	225	125	32,000	(c)
Round Rock, TX	Homewood Suites	115	300	15,500
Under Construction(b)
Jacksonville, NC	Home2 Suites	105	100	12,000
Charleston, SC	Home2 Suites	122	200	13,908	(d)

		911	$1,825	$121,758

(a)	These hotels are currently operational and assuming all conditions to closing are met should close within three months from September 30, 2011.

(b)

The hotels are currently under construction. The table shows the expected number of rooms upon hotel completion and the expected franchise. Assuming all conditions to closing are met the purchase of these hotels should close by the end of 2011 or early 2012.

(c)	Purchase contracts for these hotels require the Company to assume approximately $43.0 million in mortgage debt. The loans provide for monthly payments of principal and interest on an amortized basis.

(d)

If the seller meets all of the conditions to closing, the Company is obligated to specifically perform under the contract. As the property is under construction, at this time, the seller has not met all of the conditions to closing.

As there can be no assurance that all conditions to closing will be satisfied, the Company includes deposits paid for hotels under contract in other assets, net in the Company’s consolidated balance sheets, and in deposits and other disbursements for potential acquisitions in the Company’s consolidated statement of cash flows. It is anticipated that the purchase price (less any debt assumed) for the outstanding contracts will be funded from the proceeds of the Company’s on-going best-efforts offering of Units and cash on hand if a closing occurs.

On February 4, 2011, the Company entered into a purchase contract for the potential acquisition of a Fairfield Inn & Suites hotel in Wytheville, Virginia. On February 25, 2011, this contract was terminated. The gross purchase price for the 80 room hotel was $7.3 million. In connection with the termination of this contract, the initial deposit of $100,000 was repaid to the Company.

On April 12, 2011, the Company entered into purchase contracts for the potential acquisition of a SpringHill Suites hotel in Fort Myers, Florida and a TownePlace Suites hotel in Montgomery, Alabama. On April 29, 2011, these contracts were terminated. The gross purchase price for the two hotels totaled $16.5 million. In connection with the termination of these contracts, the initial deposits totaling $200,000 were repaid to the Company.

4. Notes Payable

Upon acquisition of the properties, the Company assumed approximately $39.7 million of debt secured by first mortgage notes on the Homewood Suites and TownePlace Suites hotels in Knoxville, Tennessee as well as the Hilton Garden Inn hotel in Des Plaines, Illinois. The following table summarizes the hotel location, interest rate, maturity date and the principal amount assumed associated with each note payable outstanding as of September 30, 2011 and December 31, 2010. All dollar amounts are in thousands.

APPLE REIT TEN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Location	Brand	Interest Rate(1)	Acquisition Date	Maturity Date	Principal Assumed	Outstanding balance as of September 30, 2011	Outstanding balance as of December 31, 2010
Knoxville, TN	Homewood Suites	6.30%	7/19/2011	10/8/2016	$11,499	$11,472	$—
Knoxville, TN	TownePlace Suites	5.45%	8/9/2011	12/11/2015	7,392	7,359	—
Des Plaines, IL	Hilton Garden Inn	5.99%	9/20/2011	8/1/2016	20,838	20,807	—

					$39,729	$39,638	$—

(1)	At acquisition, the Company adjusted the interest rates on these loans to market rates and is amortizing the adjustments to interest expense over the life of the loan.

A fair value adjustment was recorded upon the assumption of above or below market rate loans in connection with the Company’s hotel acquisitions. These fair value adjustments will be amortized into interest expense over the remaining term of the related indebtedness using a method approximating the effective interest method. The effective interest rates on the applicable debt obligations assumed ranged from 4.7% to 6.5% at the date of assumption. The total adjustment to interest expense was a decrease of $25,000 for both the three month and nine month periods ended September 30, 2011. The unamortized balance of the fair value adjustment was approximately $527,000 at September 30, 2011.

The Company estimates the fair value of its debt by discounting the future cash flows of each instrument at estimated market rates consistent with the maturity of the debt obligation with similar credit terms and credit characteristics. Market rates take into consideration general market conditions and maturity. As of September 30, 2011, the carrying value and estimated fair value of the Company’s debt was $40.2 million and $40.5 million. The carrying value of the Company’s other financial instruments approximates fair value due to the short-term nature of these financial instruments.

Prior to the commencement of the Company’s best-efforts offering, the Company obtained an unsecured note payable in a principal amount of $400,000 to fund certain start-up costs and offering expenses. The lender was Bank of America. The note payable bore interest at a variable rate based on the London Interbank Borrowing Rate (LIBOR). The note was fully paid in January 2011 with net proceeds from the Company’s on-going best-efforts offering.

5. Related Parties

The Company has, and is expected to continue to engage in, significant transactions with related parties. These transactions cannot be construed to be at arm’s length and the results of the Company’s operations may be different if these transactions were conducted with non-related parties. The Company’s independent members of the Board of Directors oversee and annually review the Company’s related party relationships (which include the relationships discussed in this section) and are required to approve any significant modifications to the contracts, as well as any new significant related party transactions. The Board of Directors is not required to approve each individual transaction that falls under the related party relationships. However, under the direction of the Board of Directors, at least one member of the Company’s senior management team approves each related party transaction.

The Company has a contract with ASRG, to acquire and dispose of real estate assets for the Company. A fee of 2% of the gross purchase price or gross sale price in addition to certain reimbursable expenses is paid to ASRG for these services. As of September 30, 2011, payments to ASRG for fees under the terms of this contract have totaled approximately $6.5 million since inception, all of which was incurred in 2011. Of this amount, $2.7 million was incurred during the

APPLE REIT TEN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

three months ending September 30, 2011, and is included in acquisition related costs in the Company’s consolidated statements of operations.

The Company is party to an advisory agreement with A10A, pursuant to which A10A provides management services to the Company. An annual fee ranging from 0.1% to 0.25% of total equity proceeds received by the Company, in addition to certain reimbursable expenses, are payable for these services. Total advisory fees incurred by the Company under the advisory agreement are included in general and administrative expenses and totaled approximately $206,000 for the nine months ended September 30, 2011.

In addition to the fees payable to ASRG and A10A, the Company reimbursed A10A or ASRG or paid directly to Apple REIT Six, Inc. (“AR6”) on behalf of A10A or ASRG approximately $1.0 million for the nine months ended September 30, 2011. The expenses reimbursed are approximately $500,000 for costs reimbursed under the contract with ASRG and approximately $500,000 for costs reimbursed under the contract with A10A. The costs are included in general and administrative expenses and are for the Company’s proportionate share of the staffing and related costs provided by AR6. The costs are actual costs with no markup or profit to AR6.

The advisors are staffed with personnel of AR6. AR6 provides similar staffing for Apple Six Advisors, Inc. (“A6A”), Apple Seven Advisors, Inc. (“A7A”), Apple Eight Advisors, Inc. (“A8A”), Apple Nine Advisors, Inc. (“A9A”), ASRG and Apple Six Realty Group, Inc. (“A6RG”). A6A, A7A, A8A and A9A provide management services to, respectively, AR6, Apple REIT Seven, Inc., Apple REIT Eight, Inc. and Apple REIT Nine, Inc. A6RG provides brokerage services for AR6. Although there is a potential conflict on time allocation of employees due to the fact that a senior manager, officer or staff member will provide services to more than one company, the Company believes that the executives and staff compensation sharing arrangement allows the companies to share costs yet attract and retain superior executives and staff. The cost sharing structure also allows each entity to maintain a much more cost effective structure than having separate staffing arrangements. Amounts reimbursed to AR6 include both compensation for personnel and “overhead” (office rent, utilities, benefits, office supplies, etc.) utilized by the companies. The staff utilized by the Company receives its direction and management for staffing and compensation from the advisory companies (A6A, A7A, A8A, A9A, A10A, ASRG and A6RG) each of which is wholly owned by Glade M. Knight. Since the employees of AR6 may also perform services for the advisors, individuals, including executive officers, have received and may receive payments directly from the advisors. The allocation of costs from AR6 is made by the management of the several REITs and is reviewed at least annually by the Compensation Committees of the several REITs. In making the allocation, management and the Compensation Committee consider all relevant facts related to the Company’s level of business activity and the extent to which the Company requires the services of particular personnel of AR6. Such payments are based on the actual costs of the services and are not based on formal record keeping regarding the time these personnel devote to the Company, but are based on a good faith estimate by the employee and/or his or her supervisor of the time devoted by the employee to the Company. As part of this arrangement, the day to day transactions may result in amounts due to or from the noted related parties. To efficiently manage cash disbursements, the individual companies may make payments for any or all of the related companies. The amounts due to or from the related individual companies are reimbursed or collected and are not significant in amount.

ASRG, A6A, A7A, A8A, A9A and A10A are 100% owned by Glade M. Knight, Chairman and Chief Executive Officer of the Company. Mr. Knight is also Chairman and Chief Executive Officer of AR6, Apple REIT Seven, Inc., Apple REIT Eight, Inc. and Apple REIT Nine, Inc. Members of the Company’s Board of Directors are also on the Board of Directors of Apple REIT Seven, Inc. and Apple REIT Eight, Inc.

During the first quarter of 2011, the Company entered into an assignment of contract with ASRG to become the purchaser of a Home2 Suites by Hilton (currently under construction) located

APPLE REIT TEN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

in Charleston, South Carolina for a total purchase price of $13.9 million. ASRG entered into the assigned contract on November 5, 2010. Under the terms and conditions of the contract, ASRG assigned to the Company all of its rights and obligations under the purchase contract. There was no consideration paid to ASRG for this assignment, other than the reimbursement of the deposit previously made by ASRG totaling $100,000. There was no profit for ASRG in the assignment.

The Company has incurred legal fees associated with the Legal Proceedings and Related Matters discussed below. The Company also incurs other professional fees such as accounting and auditing and reporting. These fees are included in General and administrative expense in the Company’s consolidated statements of operations. To be cost effective, these services received by the Company are shared as applicable across the other Apple REIT Companies (AR6, Apple REIT Seven, Inc., Apple REIT Eight, Inc., and Apple REIT Nine, Inc.). The professionals cannot always specifically identify their fees for one company therefore management allocates these costs across the companies that benefit from the services.

6. Stock Incentive Plan

During January 2011, the Company adopted a non-employee directors’ stock option plan (the “Directors’ Plan”) to provide incentives to attract and retain directors. The Directors’ Plan provides for the grant of options to purchase a specified number of Units (“Options”) to directors, who are not employees of the Company. A Compensation Committee (“Committee”) was established to administer the Directors’ Plan. The Committee is responsible for granting Options and for establishing the exercise price of Options. As of September 30, 2011, the Company has granted Options to purchase approximately 42,000 Units under the Directors’ Plan and recorded approximately $58,000 in compensation expense.

7. Shareholders’ Equity

Best-efforts Offering

The Company is currently conducting an on-going best-efforts offering. The Company registered its Units on Registration Statement Form S-11 (File No. 333-168971) filed on August 20, 2010 and the Form S-11 was declared effective by the SEC on January 19, 2011. Each Unit consists of one common share and one Series A preferred share. The Company began its best-efforts offering of Units the same day the registration statement was declared effective. The minimum offering of 9,523,810 Units at $10.50 per Unit was sold as of January 27, 2011, with proceeds, net of commissions and marketing expenses totaling $90 million. The offering is continuing as of the date of these financial statements. The managing underwriter is David Lerner Associates, Inc., and all of the Units are being sold for the Company’s account.

The Series A preferred shares have no voting rights and no conversion rights. In addition, the Series A preferred shares are not separately tradable from the common shares to which they relate. The Series A preferred shares do not have any distribution rights except a priority distribution upon the sale of the Company’s assets. The priority distribution (“Priority Distribution”) will be equal to $11.00 per Series A preferred share, and will be paid before any distribution will be made to the holders of any other shares. Upon the Priority Distribution the Series A preferred shares will have no other distribution rights.

Series B Convertible Preferred Stock

The Company has authorized 480,000 shares of Series B convertible preferred stock. The Company has issued 480,000 Series B convertible preferred shares to Glade M. Knight, Chairman and Chief Executive Officer of the Company, in exchange for the payment by him of $0.10 per Series B convertible preferred share, or an aggregate of $48,000. The Series B convertible preferred

APPLE REIT TEN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

shares are convertible into common shares pursuant to the formula and on the terms and conditions set forth below.

There are no dividends payable on the Series B convertible preferred shares. Holders of more than two-thirds of the Series B convertible preferred shares must approve any proposed amendment to the articles of incorporation that would adversely affect the Series B convertible preferred shares.

Upon the Company’s liquidation, the holder of the Series B convertible preferred shares is entitled to a priority liquidation payment before any distribution of liquidation proceeds to the holders of the common shares. However, the priority liquidation payment of the holder of the Series B convertible preferred shares is junior to the holders of the Series A preferred shares distribution rights. The holder of a Series B convertible preferred share is entitled to a liquidation payment of $11 per number of common shares each Series B convertible preferred share would be convertible into according to the formula described below. In the event that the liquidation of the Company’s assets results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis.

Each holder of outstanding Series B convertible preferred shares shall have the right to convert any of such shares into common shares of the Company upon and for 180 days following the occurrence of any of the following events:

(1) substantially all of the Company’s assets, stock or business is sold or transferred through exchange, merger, consolidation, lease, share exchange, sale or otherwise, other than a sale of assets in liquidation, dissolution or winding up of the Company;

(2) the termination or expiration without renewal of the advisory agreement, or if the Company ceases to use ASRG to provide property acquisition and disposition services; or

(3) the Company’s common shares are listed on any securities exchange or quotation system or in any established market.

Upon the occurrence of any conversion event, each Series B convertible preferred share may be converted into a number of common shares based upon the gross proceeds raised through the date of conversion in the Company’s $2 billion offering according to the following table:

Gross Proceeds Raised from Sales of Units through Date of Conversion	Number of Common Shares through Conversion of One Series B Convertible Preferred Share
$400 million	4.83721
$500 million	6.11068
$600 million	7.29150
$700 million	8.49719
$800 million	9.70287
$900 million	10.90855
$1 billion	12.11423
$1.1 billion	13.31991
$1.2 billion	14.52559
$1.3 billion	15.73128
$1.4 billion	16.93696
$1.5 billion	18.14264
$1.6 billion	19.34832
$1.7 billion	20.55400
$1.8 billion	21.75968
$1.9 billion	22.96537
$2 billion	24.17104

APPLE REIT TEN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

In the event that after raising gross proceeds of $2 billion, the Company raises additional gross proceeds in a subsequent public offering, each Series B convertible preferred share may be converted into an additional number of common shares based on the additional gross proceeds raised through the date of conversion in a subsequent public offering according to the following formula: (X/100 million) x 1.20568, where X is the additional gross proceeds rounded down to the nearest 100 million.

No additional consideration is due upon the conversion of the Series B convertible preferred shares. The conversion into common shares of the Series B convertible preferred shares will result in dilution of the shareholders’ interests.

Expense related to the issuance of 480,000 Series B convertible preferred shares to Mr. Knight will be recognized at such time when the number of common shares to be issued for conversion of the Series B shares can be reasonably estimated and the event triggering the conversion of the Series B shares to common shares occurs. The expense will be measured as the difference between the fair value of the common stock for which the Series B shares can be converted and the amounts paid for the Series B shares. Although the fair market value cannot be determined at this time, expense if the maximum offering is achieved could range from $0 to in excess of $127 million (assumes $11 per unit fair market value). Based on equity raised through September 30, 2011, if a triggering event had occurred, expense would have ranged from $0 to $25.5 million (assumes $11 per unit fair market value) and approximately 2.3 million common shares would have been issued.

Distributions

The Company’s annual distribution rate as of September 30, 2011 was $0.825 per common share, payable monthly. For the three months ended September 30, 2011, the Company made distributions of $0.20625 per common share for a total of $7.6 million. For the nine months ended September 30, 2011, the Company made distributions of $0.55 per common share for a total of $15.2 million.

8. Management and Franchise Agreements

Each of the Company’s 19 hotels are operated and managed, under separate management agreements by affiliates of one of the following companies: MHH Management, LLC (“McKibbon”), Newport Hospitality Group, Inc. (“Newport”), Raymond Management Company, Inc. (“Raymond”), Schulte Hospitality Group, Inc. (“Schulte”), Stonebridge Realty Advisors, Inc. (“Stonebridge”) or White Lodging Services Corporation (“White”). The agreements provide for initial terms of 5-10 years. Fees associated with the agreements generally include the payment of base management fees, incentive management fees, accounting fees, and other fees for centralized services which are allocated among all of the hotels that receive the benefit of such services. Base management fees are calculated as a percentage of gross revenues. Incentive management fees are calculated as a percentage of operating profit in excess of a priority return to the Company, as defined in the management agreements. The Company has the option to terminate the management agreements if specified performance thresholds are not satisfied. For the nine months ended September 30, 2011 the Company incurred approximately $692,000 in management fee expense.

McKibbon, Newport, Raymond, Schulte, Stonebridge and White are not affiliated with either Marriott or Hilton, and as a result, the hotels they manage were required to obtain separate franchise agreements with each respective franchisor. The Hilton franchise agreements generally provide for a term of 10 to 18 years. Fees associated with the agreements generally include the payment of royalty fees and program fees. The Marriott franchise agreements provide for an initial term of 15 to 20 years. Fees associated with the agreement includes the payment of royalty fees, marketing fees, reservation fees and a communications support fee based on room revenues. For the nine months ended September 30, 2011 the Company incurred approximately $978,000 in franchise fees.

APPLE REIT TEN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

9. Pro Forma Information (Unaudited)

The following unaudited pro forma information for the nine months ended September 30, 2011, is presented as if the acquisitions of the Company’s 19 hotels acquired after December 31, 2010 had occurred on the latter of January 1, 2011 or the opening date of the hotel. The pro forma information does not purport to represent what the Company’s results of operations would actually have been if such transactions, in fact, had occurred on these applicable dates, nor does it purport to represent the results of operations for future periods. Amounts are in thousands, except per share data.

	Three Months Ended September 30, 2011	Nine Months Ended September 30, 2011
Total revenues	$21,093	$56,943
Net income	4,644	1,605
Net income per share—basic and diluted	$0.13	$0.05

The pro forma information reflects adjustments for actual revenues and expenses of the 19 hotels acquired during the nine months ended September 30, 2011 for the respective period owned prior to acquisition by the Company. Net income has been adjusted as follows: (1) interest income and expense has been adjusted to reflect the reduction in cash and cash equivalents required to fund the acquisitions; (2) interest expense related to prior owner’s debt which was not assumed has been eliminated; (3) depreciation has been adjusted based on the Company’s basis in the hotels; and (4) transaction costs have been adjusted for the acquisition of existing businesses.

10. Legal Proceedings and Related Matters

The term the “Apple REIT Companies” means Apple REIT Six, Inc. Apple REIT Seven, Inc., Apple REIT Eight, Inc., Apple REIT Nine, Inc. and the Company.

The Company is currently engaged in three ongoing putative class action lawsuits brought on behalf of purchasers of Units of at least one of the Apple REIT Companies during June 2011. As discussed below, one of the complaints was amended in October 2011.

On October 10, 2011, the plaintiffs in Kronberg et al. v. David Lerner Associates Inc., et al, Case No. 2:11-cv-03558, filed an amended class action complaint in the United States District Court for the District of New Jersey, adding new parties and new claims to the action originally filed on June 20, 2011. The plaintiffs are residents of New York, Connecticut, and Florida alleged to be investors in the Company, Apple REIT Eight, Inc. and Apple REIT Nine, Inc. The new defendants are directors of these companies and Apple Suites Realty Group, Inc., Apple Eight Advisors, Inc., Apple Nine Advisors, Inc., Apple Ten Advisors, Inc., and Apple Fund Management, LLC. The amended complaint adds claims on behalf of subclasses of residents of New Jersey, New York, Connecticut and Florida, in addition to the putative nationwide class, and no longer includes purchasers of Apple REIT Six, Inc. and Apple REIT Seven, Inc. The amended complaint asserts new claims for breach of fiduciary duty and for violation of the securities laws of the states of New Jersey, Connecticut and Florida, and seeks certification of the subclasses, monetary damages including pre- and post-judgment interest, equitable relief and fees and costs. In addition to the allegations contained in the original complaint, the amended complaint alleges that David Lerner Associates, Inc., and the directors breached a fiduciary duty to the shareholders by failing to disclose material information about the prior Apple REIT Companies’ sources of distributions and share valuation, that they aided and abetted one another’s breaches, and that the Apple REIT entities and directors are jointly and severally liable for the acts of David Lerner Associates, Inc. The amended complaint also asserts that plaintiffs are entitled to recover under certain state securities laws.

The Company believes that any claims against it, its officers and directors and other Apple entities are without merit, and intends to defend against them vigorously. At this time, the Company

APPLE REIT TEN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

cannot reasonably predict the outcome of these proceedings or provide a reasonable estimate of the possible loss or range of loss due to these proceedings, if any.

Also, in May 2011, the Financial Industry Regulatory Authority (“FINRA”) filed a complaint against David Lerner Associates, Inc., related to its sales practices relative to the Units of the Company. The Company is unaffiliated with David Lerner Associates, Inc.; however, the Company relies upon it for the offer and sale and administration of the Units. The Company intends to cooperate with regulatory or governmental inquiries.

11. Subsequent Events

In October 2011, the Company declared and paid approximately $2.7 million in dividend distributions to its common shareholders, or $0.06875 per outstanding common share.

During October 2011, the Company closed on the issuance of 1.3 million Units through its on-going best-efforts offering, representing gross proceeds to the Company of $14.3 million and proceeds net of selling and marketing costs of $12.8 million.

Subsequent to September 30, 2011, the Company closed on the purchase of four hotels. The following table summarizes the hotel information. All dollar amounts are in thousands.

Location	Brand	Date of Purchase	Rooms	Gross Purchase Price
Round Rock, TX	Homewood Suites	10/3/2011	115	$15,500
Scottsdale, AZ	Hilton Garden Inn	10/3/2011	122	16,300	(a)
South Bend, IN	Fairfield Inn & Suites	11/1/2011	119	17,500
Charleston, SC	Home2 Suites	11/10/2011	122	13,908

			478	$63,208

(a)	The Company assumed approximately $10.6 million of mortgage debt associated with this hotel. The loan provides for monthly payments of principal and interest on an amortized basis.

Subsequent to September 30, 2011, the Company entered into a series of contracts for the potential purchase of six hotels, all of which are under construction. The following table summarizes the hotel and contract information. All dollar amounts are in thousands.

Location	Brand	Date of Purchase Contract	Rooms	Gross Purchase Price		Initial Refundable Deposit
Oceanside, CA	Courtyard	10/28/2011	142	$30,500		$200
Dallas, TX	Hilton Garden Inn	11/1/2011	165	27,300		50
Grapevine, TX	Courtyard	11/1/2011	180		(a)		(a)
Grapevine, TX	TownePlace Suites	11/1/2011	120		(a)		(a)
Huntsville, AL	Home2 Suites	11/1/2011	77		(b)		(b)
Huntsville, AL	Hampton Inn & Suites	11/1/2011	98		(b)		(b)

			782	$120,087		$303

(a)

The Courtyard and TownePlace Suites hotels in Grapevine, TX are part of an adjoining two-hotel complex that will be located on the same site. The two hotels are covered by the same purchase contract with a total gross purchase price of $41.7 million and an initial deposit of $50,000.

(b)	The Home2 Suites and Hampton Inn & Suites hotels in Huntsville, AL are covered by the same purchase contract with a total gross purchase price of $20.6 million and an initial deposit of $2,500.

REPORT OF INDEPENDENT AUDITORS

Board of Directors
Apple REIT Ten, Inc.

We have audited the accompanying balance sheets of the Denver, Colorado—Hilton Garden Inn (the Hotel) as of December 31, 2010 and 2009, and the related statements of operations, cash flows, and owner’s equity for the years then ended. These financial statements are the responsibility of the Hotel’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Hotel’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Hotel’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Denver, Colorado—Hilton Garden Inn at December 31, 2010 and 2009, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

May 10, 2011

DENVER, COLORADO—HILTON GARDEN INN
BALANCE SHEETS

	As of December 31
	2010	2009
ASSETS
Cash and cash equivalents	$386,202	$294,518
Investments	—	1,036,863
Accounts receivable	96,685	65,648
Prepaid expenses and other assets, net	293,841	400,722
Investment in real estate, net of accumulated depreciation of $4,482,398 and $3,189,207, respectively	30,323,062	31,695,955

	$31,099,790	$33,493,706

LIABILITIES AND OWNER’S EQUITY
Accounts payable and accrued expenses	$948,670	$795,004
Mortgage payable	24,817,950	25,327,285

Total liabilities	25,766,620	26,122,289
Owner’s equity	5,333,170	7,371,417

Total liabilities and owner’s equity	$31,099,790	$33,493,706

See accompanying notes.

DENVER, COLORADO—HILTON GARDEN INN
STATEMENTS OF OPERATIONS

	Year Ended December 31
	2010	2009
Revenues
Rooms	$8,978,312	$7,202,922
Other revenue	2,371,649	2,210,898

Total revenues	11,349,961	9,413,820

Expenses
Operating Expenses	2,766,902	2,429,711
Hotel administrative expenses	1,022,739	956,448
Utilities	343,523	289,709
Depreciation and amortization	1,324,718	1,320,642
Taxes, insurance and other	374,287	525,363
Sales and marketing	555,539	280,531
Repair and maintenance	132,239	145,353
Franchise and management fees	1,003,183	831,997
General and administrative	611,750	461,081

Total expenses	8,134,880	7,240,835

Operating income	3,215,081	2,172,985
Interest expense, net	753,328	728,039

Net income	$2,461,753	$1,444,946

See accompanying notes.

DENVER, COLORADO—HILTON GARDEN INN
STATEMENTS OF OWNER’S EQUITY

	Year Ended December 31
	2010	2009
Owner’s equity at beginning of period	$7,371,417	$8,726,471
Distributions to owner	(4,500,000)	(2,800,000)
Net income	2,461,753	1,444,946

Owner’s equity at end of period	$5,333,170	$7,371,417

See accompanying notes.

DENVER, COLORADO—HILTON GARDEN INN
STATEMENTS OF CASH FLOWS

	Year Ended December 31
	2010	2009
Cash flows from operating activities
Net income	$2,461,753	$1,444,946
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	1,324,718	1,320,642
Changes in operating assets and liabilities:
Accounts receivable	(31,037)	17,896
Prepaid expenses and other assets, net	94,361	(37,540)
Accounts payable and accrued expenses	153,666	157,875

Net cash provided by operating activities	4,003,461	2,903,819

Cash flows from investing activities
Investments in CDs	1,036,863	(36,863)
Purchase of property and equipment	(91,145)	(206,086)
Reimbursement for property and equipment	170,847	—
Net increase in cash restricted for property improvements	—	33,376

Net cash used in investing activities	1,116,565	(209,573)

Cash flows from financing activities
Payment of financing costs	(19,007)	—
Payments on secured notes payable	(509,335)	(538,454)
Distributions to owner	(4,500,000)	(2,800,000)

Net cash used in financing activities	(5,028,342)	(3,338,454)

Increase (decrease) in cash and cash equivalents	91,684	(644,208)
Cash and cash equivalents
Beginning of year	294,518	938,726

End of year	$386,202	$294,518

Supplemental information
Cash paid for interest	$695,005	$779,181

See accompanying notes.

DENVER, COLORADO—HILTON GARDEN INN
NOTES TO FINANCIAL STATEMENTS
December 31, 2010 and 2009

1. Nature of Business

The accompanying financial statements present the financial information of the Denver, Colorado—Hilton Garden Inn (the Hotel) as of December 31, 2010 and 2009, and for the years then ended. The Hotel was owned by 5280 Lodging, LLC (the Company), a Colorado Limited Liability Company that was formed for the purpose of acquiring, owning, and operating hotels. The Hotel commenced operations in July 2007 and has 221 rooms operating under the Hilton franchise in Denver, Colorado. On March 4, 2011 the Company sold the Hotel to a subsidiary of Apple REIT Ten, Inc., a Virginia Corporation, for $58,500,000.

2. Significant Accounting Policies

Basis of Accounting

The financial statements have been prepared on the accrual basis in accordance with accounting principles generally accepted in the United States.

Cash and Cash Equivalents

The Hotel considers all highly liquid instruments purchased with maturities of three months or less to be cash and cash equivalents.

Restricted Cash

Restricted cash includes reserves for furniture, fixtures, and equipment replacements. There was a zero balance at December 31, 2010 and 2009.

Investments

Investments consist of certificates of deposits (CD). The CD was purchased in December 2008 with an interest rate of 3.5% and maturity term of 14 months. The interest earned in 2010 and 2009 was $3,376 and $36,862, respectively.

Accounts Receivable

Accounts receivable are comprised of receivables due from guests of the hotel and credit card receipts yet to be processed from guests of the hotel. The Hotel records an allowance for doubtful accounts sufficient to cover potential credit losses. Management has determined that no allowance was considered necessary at December 31, 2010 and 2009.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Investment in Real Estate

Real estate is stated at cost, net of accumulated depreciation. The Hotel capitalizes costs, which both materially add value and extend the useful life of an asset. Provisions for depreciation of buildings and improvements, furniture, fixtures, and equipment are computed on a straight-line basis over the estimated useful lives, ranging from five to 30 years. Repairs and maintenance costs are expensed as incurred.

DENVER, COLORADO—HILTON GARDEN INN
NOTES TO FINANCIAL STATEMENTS—(Continued)
December 31, 2010 and 2009

Impairment of Long-Lived Assets

The Hotel follows the requirements of ASC Topic 360, Impairment or Disposal of Long-Lived Assets (ASC 360). ASC 360 requires impairment losses to be recorded on long-lived assets held for investment when indicators of impairment are present and the future undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying value.

The Hotel’s management reviews the carrying value of tangible and intangible assets whenever significant events or changes in circumstances occur that might impair the recovery of these costs. Recovery is evaluated by measuring the carrying value of the assets against the associated future estimated cash flows. Management’s estimates of fair values are based on the best information available and require the use of estimates, judgment and projections as considered necessary. As of December 31, 2010 and 2009, no impairment losses were recognized.

Revenue Recognition

Revenue is recognized as earned, which is generally defined as the date upon which a guest occupies a room or utilizes the hotel’s services.

Advertising costs

Advertising costs are expensed when incurred. Advertising expense for the years ended December 31, 2010 and 2009 was $33,100 and $34,179, respectively, which is included in sales and marketing expense in the accompanying statements of operations.

Income Taxes

The Hotel was owned by a limited liability company. The members of the Company separately accounted for the Hotel’s items of income, deductions, losses, and credits for federal and state income tax reporting.

New Accounting Pronouncements

In January 2010, the FASB issued Accounting Standards Update No. 2010-06, Improving Disclosures About Fair Value Measurements (ASU 2010-06), which provides amendments to ASC Subtopic No. 820-10, Fair Value Measurements and Disclosures—Overall. ASU 2010-06 requires additional disclosures and clarifications of existing disclosures for recurring and nonrecurring fair value measurements. The revised guidance was effective January 1, 2010. The adoption of this guidance did not have a material impact on the Hotel’s financial position or results of operations.

3. Investment in Real Estate

Investment in real estate at December 31, 2010 and December 31, 2009 consisted of the following:

	2010	2009
Land	$3,489,630	$3,489,630
Building and improvements	27,577,216	27,558,068
Furnishings and equipment	3,738,614	3,837,464

Total cost	34,805,460	34,885,162
Less accumulated depreciation	(4,482,398)	(3,189,207)

Investment in real estate, net	$30,323,062	$31,695,955

DENVER, COLORADO—HILTON GARDEN INN
NOTES TO FINANCIAL STATEMENTS—(Continued)
December 31, 2010 and 2009

Depreciation expense for the years ended 2010 and 2009 was $1,293,190 and $1,287,031, respectively. During 2010, the Hotel received reimbursements from a contractor of $170,897 for certain improvement costs incurred in 2009.

4. Loan Fees

The Hotel capitalizes fees related to mortgage note issuance costs and modifications in accordance with ASC 470. These costs are amortized as amortization expense on the effective interest method over the term of the mortgage note. The amortization expense totaled $25,753 and $27,836 for the years ended December 31, 2010 and 2009, respectively. The unamortized loan fees at December 31, 2010 and 2009 were $18,995 and $25,741, respectively.

5. Fair Value Disclosures

At December 31, 2010, as required by ASC 825, Financial Instruments, the following presents the net book value and estimated value of the Hotel’s certificate of deposit and notes payable.

	December 31, 2010		December 31, 2009
	Cost	Fair Market Value	Cost	Fair Market Value
Certificate of Deposits	$—	$—	$1,036,863	$1,067,204
FirsTier Bank Mortgage	24,817,950	24,817,950	25,327,285	24,363,421

The estimated fair values of the Hotel’s financial instruments are based on a cash flow model discounted at market interest rates that considers the underlying risks of these instruments.

6. Franchise Agreement

The Hotel operates as a Hilton Garden Inn under a franchise agreement. The Hotel is required to pay the franchisor a flat fee monthly for various supporting services, and is required to pay franchise, marketing, and reservation service fees which are based on a percentage of gross room revenues. These fees totaled $791,281 and $638,383 for the years ended 2010 and 2009, respectively. Of these amounts, $439,090 and $355,104 are included in franchise and management fees for the years ended 2010 and 2009, respectively. The remaining amounts are included in sales and marketing expense and operating expense.

The franchise agreement required an initial one-time fee of $91,500, which was recorded as an intangible asset. Amortization is calculated on a straight-line basis over 20 years, and began on the first day of operations.

Franchise fees at December 31, 2010 and 2009 consisted of the following:

	2010	2009
Initial Cost	$91,500	$91,500
Less accumulated amortization	16,394	11,819

Franchise fees, net	$75,106	$79,681

Amortization expense for 2010 and 2009 was $4,575 in each period. The estimated aggregate amortization expense is $22,875 for the five succeeding fiscal years.

The Hotel also entered into an insignificant franchise agreement that required an initial one-time fee of $12,000, which was recorded as an intangible asset. Amortization is calculated on a straight-line basis over 10 years and began on the first day of operations.

DENVER, COLORADO—HILTON GARDEN INN
NOTES TO FINANCIAL STATEMENTS—(Continued)
December 31, 2010 and 2009

7. Related Parties

The Hotel pays a monthly management fee of 5% of gross sales, as outlined in the management agreement, to Stonebridge Hospitality Services (the Manager), an affiliate of the Company. For the years ending December 31, 2010 and 2009, the fees were $564,093 and $476,893, respectively.

The Company makes distributions to the owners when cash on hand exceeds the current and anticipated needs of the Company. For the years ending December 31, 2010 and 2009, the distributions were $4,500,000 and $2,800,000, respectively.

8. Mortgage Payable

The Hotel had a mortgage note with FirsTier Bank at December 31, 2009 with outstanding balance of $25,327,285.

On December 31, 2010, the Hotel modified the FirsTier Bank note to extend the maturity date to January 1, 2014 and changed the monthly payment to $153,315 and interest rate to Prime Rate quoted in Wall Street Journal plus 2%, with floor of 5.9%. The outstanding balance of the note at December 31, 2010 was $24,817,950.

The FirsTier Bank note requires the Hotel to maintain compliance with certain financial and non-financial covenants, as defined. As of December 31, 2010, the hotel was in compliance with these covenants.

The annual principal payment requirements are as follows:

2011	$332,121
2012	381,382
2013	409,020
2014	23,695,427

$24,817,950

9. Subsequent Events

On March 4, 2011 the Company sold the Hotel to a subsidiary of Apple REIT Ten, Inc., a Virginia Corporation, for $58,500,000.

On March 4, 2011 the Company paid off the mortgage note.

On March 4, 2011 the Company made a distribution to the owners for $32,000,000.

On April 15, 2011 the Company made a distribution to the owners for $1,375,000.

The Hotel has evaluated events through May 10, 2011, which is the date the financial statements were available for issuance.

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors
APPLE REIT TEN, INC.

We have audited the accompanying combined balance sheets of CN Hotel Portfolio (the Hotels) as of December 31, 2010 and 2009, and the related combined statements of operations and cash flows for the years then ended. These financial statements are the responsibility of the Hotels’ management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CN Hotel Portfolio as of December 31, 2010 and 2009, and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

     /s/ GERALD O. DRY, PA
Gerald O. Dry, PA
Certified Public Accountants

Concord, North Carolina
May 1, 2011

CN HOTEL PORTFOLIO
COMBINED BALANCE SHEETS
December 31, 2010 and 2009

	2010	2009
ASSETS
Investment in hotels, net of accumulated depreciation of $598,835 and $161,589, respectively (Note B)	$21,383,811	$14,991,431
Cash and cash equivalents	197,733	333,851
Accounts receivable	172,567	33,900
Intangible assets, net of accumulated amortization of $29,567 and $3,318, respectively (Note E)	262,256	214,322
Other assets	26,265	10,200

Total Assets	$22,042,632	$15,583,704

LIABILITIES AND OWNERS’ EQUITY
Liabilities
Mortgages payable (Note C)	$15,612,329	$10,009,411
Accounts payable and accrued expenses	331,316	568,513

Total Liabilities	15,943,645	10,577,924
Owners’ Equity	6,098,987	5,005,780

Total Liabilities and Owners’ Equity	$22,042,632	$15,583,704

See independent auditors’ report & notes to combined financial statements.

CN HOTEL PORTFOLIO
COMBINED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2010 and 2009

	2010	2009
Revenues
Rooms	$3,338,812	$1,100,673
Other	59,176	23,993

Total revenues	3,397,988	1,124,666
Expenses
Hotel administration	34,164	57,967
Property maintenance	47,661	92,198
Property operations	650,563	138,793
Utilities	239,980	91,960
Credit card fees	86,818	31,927
Depreciation and amortization	463,495	164,907
Management and franchise fees	494,190	299,253
Taxes, insurance and other	233,843	54,875
Commissions	49,014	27,380
Advertising	22,192	13,063

Total expenses	2,321,920	972,323
Other income (expense)
Interest income	914	483
Interest expense	(325,246)	(73,746)

Total other income (expense)	(324,332)	(73,263)

Net income	$751,736	$79,080

See independent auditors’ report & notes to combined financial statements.

CN HOTEL PORTFOLIO
COMBINED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2010 and 2009

	2010	2009
Cash flows from operating activities
Net income (loss)	$751,736	$79,080
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	463,495	164,907
(Increase) decrease in accounts receivable	(138,667)	(33,900)
(Increase) decrease in intangible assets	—	(10,000)
(Increase) decrease in other non-current assets	(16,065)	(10,200)
Increase (decrease) in accounts payable and accrued expenses	(237,197)	(135,922)

Net cash provided by operating activities	823,302	53,965
Cash flows from investing activities
Purchases of capital assets (net)	(6,829,626)	(8,140,608)

Net cash provided (used) by investing activities	(6,829,626)	(8,140,608)
Cash flows from financing activities
Borrowings on mortgages payable	6,088,575	7,477,771
Principal payments on mortgages payable	(485,657)	(154,706)
Additional owner equity investments	1,091,471	960,000
Distributions (net)	(750,000)	—
Payment for debt issue costs	(74,183)	—

Net cash provided (used) by financing activities	5,870,206	8,283,065

Net increase in cash	(136,118)	196,422
Cash at beginning of year	333,851	137,429

Cash at end of year	$197,733	$333,851

Supplemental disclosure of cash flows information:
Cash paid for interest	$487,093	$235,575

See independent auditors’ report & notes to combined financial statements.

CN HOTEL PORTFOLIO
NOTES TO COMBINED FINANCIAL STATEMENTS
December 31, 2010 and 2009

Note A—Summary of Significant Accounting Policies

This summary of significant accounting policies of CN Hotel Portfolio (the Hotels) is presented to assist in understanding the Hotels’ financial statements. The financial statements and notes are representations of the Hotels’ management, who is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Nature of Business and Organization

The accompanying combined financial statements present the financial information of the following properties of the Hotels:

Columbia East Hospitality, Inc. is a South Carolina corporation which was formed on February 21, 2007, for the purpose of developing a TownePlace Suites by Marriott and operating the hotel under a management agreement with CN Hotels, Inc. (the Manager). The hotel is located in Columbia, South Carolina and opened in May, 2009.

Independence Hospitality, Inc. is a North Carolina corporation which was formed on February 18, 2008, for the purpose of developing a Fairfield Inn and Suites by Marriott and operating the hotel under a management agreement with CN Hotels, Inc. (the Manager). The hotel is located in Charlotte, North Carolina and opened in November, 2010.

Yogi Hotel, Inc. is a North Carolina corporation which was formed on July 10, 2007, for the purpose of developing a Hampton Inn and Suites by Hilton and operating the hotel under a management agreement with CN Hotels, Inc. (the Manager). The hotel is located in Winston Salem, North Carolina and opened in April, 2010.

Onslow Hospitality, Inc. is North Carolina corporation which was formed on June 4, 2007, for the purpose of developing a Home2 Suites by Hilton and operating the hotel under a management agreement with CN Hotels, Inc. (the Manager). The hotel is located in Jacksonville, North Carolina and is currently under construction.

Principles of Combination

The accompanying financial statements of CN Hotel Portfolio include the accounts of Columbia East Hospitality, Inc., Independence Hospitality, Inc., Yogi Hotel, Inc. and Onslow Hospitality, Inc. (collectively the Hotels). The Hotels are separate legal entities that share management and common ownership. All significant related balances and transactions have been eliminated in combination.

Method of Accounting

The Hotels report assets, liabilities, revenues and expenses using the accrual method of accounting.

The Hotels have evaluated subsequent events, as defined by the Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 855-50, through the date that the financial statements were available to be issued on May 1, 2011.

Cash and Cash Equivalents

The Hotels consider all short-term investments with an original maturity of three months or less to be cash equivalents.

At times, the Hotels may have cash on deposit with financial institutions in excess of the Federal Deposit Insurance Corporation (FDIC) limit ($250,000 as of December 31, 2010 and 2009).

CN HOTEL PORTFOLIO
NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)
December 31, 2010 and 2009

At December 31, 2010 and 2009, the Hotels had no cash balances in excess of the FDIC insurance limit.

Accounts Receivable and Allowance for Doubtful Accounts

The Hotels report trade receivables at gross amounts due from customers. Because historical losses related to these receivables have been insignificant, management uses the direct write-off method to account for bad debts. On a continuing basis, management analyzes delinquent receivables. Once receivables are determined to be uncollectible, they are written off through a charge against operations.

Investment in Hotel Property

The investment in hotels is stated at cost. Interest and property taxes incurred during the construction of the facilities were capitalized and depreciated over the life of the asset. Costs of improvements are capitalized. Costs of normal repairs and maintenance are charged to expense as incurred. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation are removed from the respective accounts, and the resulting gain or loss, if any, is included in operations.

Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets. The principal ranges of estimated useful lives of the assets are as follows:

Buildings	39 to 40 years
Furniture, fixtures and equipment	5 to 10 years

Impairment of Long-Lived Assets

Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of an impairment loss for long-lived assets that management expects to hold and use is based on the fair value of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell. To date, no impairment losses have been recorded.

Franchise Fees

Franchise fees are amortized on a straight-line basis, which approximates the effective interest method, over the term of the agreement commencing on the hotel opening dates.

Loan Origination Costs

Permanent loan costs are amortized on a straight-line basis, which approximates the effective interest method, over the terms of the respective mortgages.

Revenue Recognition

Revenue is recognized when earned, which is generally defined as the date upon which a guest occupies a room or consummation of purchases of other hotel services.

CN HOTEL PORTFOLIO
NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)
December 31, 2010 and 2009

Sales and Marketing

Sales and marketing costs are expensed when incurred. These costs represent the expense for franchise advertising and reservation systems under the terms of the franchise agreements and general and administrative expenses that are directly attributable to advertising and promotion. Sales and marketing expenses totaled $22,192 and $13,063, for the years ended December 31, 2010 and 2009, respectively.

Income Taxes

No federal or state income taxes are payable by the Hotels, and therefore, no tax provision has been reflected in the accompanying financial statements. The owners are required to include their respective share of the Hotels’ profits or losses in their individual tax returns. The tax returns, the status of the Hotels as such for tax purposes, and the amount of allowable income or loss are subject to examinations by the Internal Revenue Service. If such examinations result in changes with respect to the Hotels’ status or in changes to allowable income or loss, the tax liability of the owners would be changed accordingly.

The Hotels account for uncertainty in income taxes pursuant to Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 740-10, Income Taxes. This guidance contains a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon settlement.

As of December 31, 2010, the Hotels had no uncertain tax positions that qualify for either recognition or disclosure in the financial statements and no interest or penalties related to income taxes. The federal and state income tax years of 2007 through 2010 remain subject to examination as of December 31, 2010.

Lodging and Sales Taxes

The Hotels collect various taxes from customers and remit these amounts to applicable taxing authorities. The Hotels’ accounting policy is to exclude these taxes from revenues and cost of sales.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from these estimates.

CN HOTEL PORTFOLIO
NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)
December 31, 2010 and 2009

Note B—Investment in Hotel Properties

The following is a reconciliation of the carrying value of the investment in hotels at December 31, 2010 and 2009:

	2010	2009
Land and land improvements	$3,038,000	$3,038,000
Building and improvements	17,088,289	5,026,761
Furniture and fixtures	964,407	594,435
Machinery and equipment	603,405	324,016
Construction in progress	288,545	6,169,808

	21,982,646	15,153,020
Less accumulated depreciation	(598,835)	(161,589)

Investment in hotels, net	$21,383,811	$14,991,431

Depreciation expense was $437,246 and $161,589 for the years ended December 31, 2010 and 2009, respectively.

Note C—Mortgages Payable

Mortgages payable at December 31, 2010 and 2009, consisted of the following:

	2010	2009
TownePlace Suites—Columbia:
Commercial note with BB&T Bank, payable in monthly installments of $36,316 including interest at a variable rate equal to the sum of the effective one month LIBOR plus 2.25% (2.51% and 2.48% at December 31, 2010 and 2009, respectively) through December 2013.	$4,632,646	$4,945,881
Hampton Inn and Suites—Winston Salem:
Commercial note with Southern Community Bank and Trust, payable in monthly installments of $50,880 including interest at a variable rate equal to the sum of the effective three month LIBOR plus 2.0%, but not less than 5.0% (5.0% at both December 31, 2010 and 2009) through June 2015.	6,143,043	5,063,530
Fairfield Inn and Suites—Charlotte:
Commercial note with RBC Bank, payable in monthly interest only payments at 4.5% through October 2012.	4,836,640	0

	$15,612,329	$10,009,411

Future maturities of notes payable are as follows:

Year ending December 31,	Amount
2011	$5,441,040
2012	652,944
2013	4,326,895
2014	359,139
2015 and thereafter	4,832,311

$15,612,329

On August 24, 2010, Onslow Hospitality, Inc. entered into a construction loan with Carter Bank & Trust whereby $5,000,000 was to be available in funds to construct the Home2 Suites hotel in Jacksonville, North Carolina. At December 31, 2010, no amounts were outstanding on the construction loan which bears interest at 7.25%.

The mortgages payable are secured by the related hotel property and equipment.

CN HOTEL PORTFOLIO
NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)
December 31, 2010 and 2009

Interest of $161,332 and $172,387 was capitalized in the years ended December 31, 2010 and 2009, respectively.

Note D—Changes in Equity

Changes in the Hotels’ equity accounts during 2010 and 2009 are summarized below:

	2010	2009
Equity at beginning of year	$5,005,780	$3,966,700
Net income	751,736	79,080
Additional capital contributions	1,091,471	960,000
Distributions (net)	(750,000)	0

Equity at end of year	$6,098,987	$5,005,780

Note E—Intangible Assets

Franchise Fees

Franchise fees totaling $100,000 and $50,000 have been paid to Hilton Hotels and Marriott International, respectively, as of December 31, 2010.

The Hotels are subject to various franchise agreements under which the Hotels agree to use the Franchisor’s trademark, standards of service (such as cleanliness, management and advertising) and construction quality and design. There are agreements with Hilton Hotels and Marriott International. These agreements cover an initial term of 20 years with varying renewal terms. The agreements provide for payment of royalty, advertising and other fees, which are calculated monthly and are approximately 5% to 7% of gross rental revenues. Royalty and related fees totaled $ 281,135 and $60,734 for the years ended December 31, 2010 and 2009, respectively.

Loan Costs

Permanent loan costs totaling $141,823 and $67,640 have been paid as of December 31, 2010 and 2009, respectively.

Estimated aggregate amortization expenses for franchise and loan fees are as follows:

Year ending December 31:	Franchise Fees	Loan Fees
2011	$5,000	$43,356
2012	7,500	11,401
2013	7,500	11,401
2014	7,500	5,712
2015 and thereafter	120,625	42,736

	$148,125	$114,606

Total amortization expense was $26,249 and $3,318 for the years ended December 31, 2010 and 2009, respectively.

Note F—Related Parties

The Hotels are subject to management agreements with CN Hotels, Inc., which cover an unstated term. The agreements provide for payment of external start-up support and payroll related fees as well as management fees equal to approximately 4% of gross rental revenues assessed periodically. Management fees of $213,055 and $238,519 were expensed in 2010 and 2009, respectively. There were no amounts due to CN Hotels, Inc. at December 31, 2010 and 2009.

CN HOTEL PORTFOLIO
NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)
December 31, 2010 and 2009

Note G—Subsequent Events

In February 2011, the Hotels entered into contracts to sell the real and personal property of Columbia East Hospitality, Inc., Yogi Hotel, Inc., Independence Hospitality, Inc. and Onslow Hospitality, Inc. to Apple Ten Hospitality Ownership, Inc. for a gross purchase price of $43,500,000. The hotel sales were closed in March 2011, with the exception of the Onslow Hospitality, Inc. hotel sale, which was not final as of the date that the financial statements were available to be issued on May 1, 2011.

The South Carolina Department of Revenue is currently conducting an audit of the Hotels’ sales and use (occupancy) tax returns for the 2009 and 2010 tax years. Although the outcome of tax audits is always uncertain, currently, management does not anticipate material adjustments resulting from this audit. Management expects the sales and use tax audit to be resolved in 2011.

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors
APPLE REIT TEN, INC.

We have audited the accompanying combined balance sheets of McKibbon Hotel Portfolio as of December 31, 2010 and 2009, and the related combined statements of income, owner’s (deficit), and cash flows for the years then ended. These combined financial statements are the responsibility of the Hotel’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of McKibbon Hotels Portfolio as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Mauldin & Jenkins, LLC

Atlanta, Georgia
June 21, 2011

McKIBBON HOTEL PORTFOLIO
COMBINED BALANCE SHEETS
December 31, 2010 and 2009

	2010	2009
ASSETS
Current assets
Cash and cash equivalents	$6,037,296	$5,406,561
Accounts receivable	308,254	195,754
Inventory	2,349	1,766
Escrow deposits	283,923	257,307
Prepaid expenses	240,331	219,047

Total current assets	6,872,153	6,080,435

Other assets
Franchise fees, net of accumulated amortization of $99,287 and $76,727, respectively	239,113	261,673
Loan origination costs, net of accumulated amortization of $1,058,200 and $885,893, respectively	473,150	645,457
Restricted deposits	1,022,552	773,935
Other assets	630,496	572,196

	2,365,311	2,253,261

Property and equipment
Land	6,333,323	6,333,323
Building and improvements	41,173,359	41,173,359
Grounds and landscaping	6,129,930	6,127,430
Furniture, fixtures and equipment	15,855,550	15,677,980
Accumulated depreciation	(18,667,631)	(15,211,894)

Net property and equipment	50,824,531	54,100,198

Total assets	$60,061,995	$62,433,894

LIABILITIES AND OWNER’S (DEFICIT)
Current liabilities
Accounts payable	$323,855	$467,194
Accounts payable—related party	154,495	124,154
Accrued mortgage interest	222,584	227,522
Current portion of mortgage payable	14,438,990	2,155,448
Accrued payroll	166,932	155,043
Accrued expenses	323,746	319,669
Deferred revenue	140,279	153,611

Total current liabilities	15,770,881	3,602,641

Mortgage payable, less current maturities	53,405,216	67,563,713

Total liabilities	69,176,097	71,166,354

Owner’s (deficit)	(9,114,102)	(8,732,460)

Total Liabilities and Owners’ (Deficit)	$60,061,995	$62,433,894

See Notes to Combined Financial Statements.

McKIBBON HOTEL PORTFOLIO
COMBINED STATEMENTS OF INCOME
For the Years Ended December 31, 2010 and 2009

	2010	2009
Revenues
Rooms	$21,902,971	$20,891,139
Restaurant	221,255	235,431
Other	288,590	278,488

Total revenues	22,412,816	21,405,058

Operating expenses
Rooms	3,942,685	3,848,477
Restaurant	97,766	96,831
Other operating departments	162,018	173,605
Hotel administration	2,368,633	2,326,514
Advertising and promotion	1,729,233	1,624,251
Utilities	1,153,697	1,175,060
Repairs and maintenance	839,516	797,915
Property taxes, insurance and other	1,069,529	1,189,028
Depreciation	3,901,242	4,276,487
Amortization	181,535	181,533
Management fees	672,338	642,111
Franchise fees	806,303	740,374
Incentive fees	456,277	420,638
State excise taxes	136,395	118,557
Ground lease	129,939	155,904

Total operating expenses	17,647,106	17,767,285

Income from operations	4,765,710	3,637,773

Financial (income) expense
Interest income	(42,749)	(21,790)
Interest expense	3,270,101	3,413,511

Total other income	3,227,352	3,391,721

Net income	$1,538,358	$246,052

See Notes to Combined Financial Statements.

McKIBBON HOTEL PORTFOLIO
COMBINED STATEMENTS OF OWNER’S (DEFICIT)
For the Years Ended December 31, 2010 and 2009

Balance, December 31, 2008	$(6,448,512)
Net income	246,052
Distributions to owners	(2,530,000)

Balance, December 31, 2009	(8,732,460)
Net income	1,538,358
Contributions from owners	300,000
Distributions to owners	(2,220,000)

Balance, December 31, 2010	$(9,114,102)

See Notes to Combined Financial Statements.

McKIBBON HOTEL PORTFOLIO
COMBINED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2010 and 2009

	2010	2009
Cash flows from operating activities
Net income	$1,538,358	$246,052

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	3,901,242	4,276,487
Amortization	181,535	181,533
(Increase) decrease in assets:
Accounts receivable	(112,500)	118,921
Prepaid expenses	(21,284)	(36,859)
Inventory	(583)	734
Other assets	(58,300)	546,152
Increase (decrease) in liabilities:
Accounts payable	(143,339)	(151,915)
Accounts payable—related party	30,341	(12,993)
Accrued mortgage interest	(4,938)	21,848
Accrued payroll	11,889	(3,392)
Accrued expense	4,077	(6,473)

Total adjustments	3,788,140	4,934,043

Net cash provided by operating activities	5,326,498	5,180,095

Cash flows from investing activities
Purchases of fixed assets	(625,575)	(72,810)
Increase in:
Escrow deposits	(26,616)	(72,958)
Restricted cash accounts	(248,617)	(270,931)

Net cash (used in) investing activities	(900,808)	(416,699)

Cash flows from financing activities
Principal payments on mortgage payable	(1,874,955)	(2,061,588)
Contributions from owners	300,000	—
Distributions to owners	(2,220,000)	(2,530,000)

Net cash used in financing activities	(3,794,955)	(4,591,588)

Net increase in cash and cash equivalents	630,735	171,808
Cash and cash equivalents at beginning of year	5,406,561	5,234,753

Cash and cash equivalents at end of year	$6,037,296	$5,406,561

Supplemental Disclosures
Cash paid for interest	$3,275,039	$3,391,663

See Notes to Combined Financial Statements.

McKIBBON HOTEL PORTFOLIO
NOTES TO COMBINED FINANCIAL STATEMENTS

Note 1. Nature of Business and Significant Accounting Policies

Nature of Business:

The accompanying combined financial statements present the financial information of the following Hotel properties (the Hotels):

McKibbon Hotel Group of Gainesville, Florida #2, L.P. is a Georgia limited partnership which was formed for the purpose of developing and operating a Homewood Suites and operating the hotel under a management agreement with McKibbon Hotel Group / McKibbon Hotel Management (the Manager). The hotel is located in Gainesville, Florida.

McKibbon Hotel Group of Gainesville, Florida #3, LLC is a Georgia limited liability company which was formed for the purpose of developing and operating a Hilton Garden Inn and operating the hotel under a management agreement with McKibbon Hotel Group / McKibbon Hotel Management (the Manager). The hotel is located in Gainesville, Florida.

McKibbon Hotel Group of Knoxville, Tennessee #3, L.P. is a Georgia limited partnership which was formed for the purpose of developing and operating a TownePlace Suites by Marriott hotel and operating the hotel under a management agreement with McKibbon Hotel Group / McKibbon Hotel Management (the Manager). The hotel is located in Knoxville, Tennessee.

McKibbon Hotel Group of Mobile, Alabama #5, LLC is an Georgia limited liability company which was formed for the purpose of developing and operating a Hampton Inn and Suites hotel and operating the hotel under a management agreement with McKibbon Hotel Group / McKibbon Hotel Management (the Manager). The hotel is located in Mobile, Alabama.

MHG-TC, LLC is a Tennessee limited liability company which was formed for the purpose of developing and operating a Homewood Suites hotel and operating the hotel under a management agreement with McKibbon Hotel Group / McKibbon Hotel Management (the Manager). The hotel is located in Knoxville, Tennessee.

MHG-TC #2, LLC is a Tennessee limited liability company which was formed for the purpose of developing and operating a SpringHill Suites by Marriott hotel and operating the hotel under a management agreement with McKibbon Hotel Group / McKibbon Hotel Management (the Manager). The hotel is located in Knoxville, Tennessee.

MHG of Pensacola, Florida, LLC is a Georgia limited liability company which was formed for the purpose of developing and operating a TownePlace Suites by Marriott hotel and operating the hotel under a management agreement with McKibbon Hotel Group / McKibbon Hotel Management (the Manager). The hotel is located in Pensacola, Florida.

MHG of Richmond, Virginia, LLC is a Georgia limited liability company which was formed for the purpose of developing and operating a SpringHill Suites by Marriott hotel and operating the hotel under a management agreement with McKibbon Hotel Group / McKibbon Hotel Management (the Manager). The hotel is located in Richmond, Virginia.

Each of the Hotels primary operations consist of offering temporary lodging to the general public at their respective locations.

Significant Accounting Policies:

Basis of Combination:

The accompanying financial statements of McKibbon Hotels Portfolio include the accounts of McKibbon Hotel Group of Gainesville, Florida #2, L.P., McKibbon Hotel Group of Gainesville, Florida #3, LLC, McKibbon Hotel Group of Knoxville, Tennessee #3, L.P., McKibbon Hotel Group of Mobile, Alabama #5, LLC, MHG-TC, LLC, MHG-TC #2, LLC, MHG of Pensacola, Florida, LLC, and MHG of Richmond, Virginia, LLC (collectively the Hotels). The Hotels are separate legal

McKIBBON HOTEL PORTFOLIO
NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

entities that share management and common ownership. There are no significant intercompany balances or transactions to be eliminated in combination.

Basis of Presentation:

The accompanying financial statements of the Hotels have been prepared on the accrual basis of accounting and conform to accounting principles generally accepted in the United States of America. The Hotels, included in the financial statements as the McKibbon Hotel Portfolio, represent a combined group of hotels that operate individually. Management of the Hotels selected the Hotels to be included in the combined financial statements as McKibbon Hotel Portfolio.

Member Assets, Liabilities and Salaries:

In accordance with the generally accepted method of presenting limited liability companies and partnership financial statements, the combined financial statements do not include assets and liabilities of any member, including their obligation for income taxes on their distributive shares of the net income of the limited liability companies or partnership nor any provision for income tax expense. The expenses shown in the statement of income do not include any salaries to the members.

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents:

The Hotels consider all highly liquid debt instruments purchased with maturity dates of three months or less to be cash equivalents. Cash balances are federally insured up to $250,000 and the Hotels occasionally maintain balances that may exceed this amount. The Hotels have not experienced any losses in such accounts and believe they are not exposed to any significant credit risk on its cash.

Restricted Deposits:

As required by some debt agreements, some of the Hotels are required to fund renewal and replacements accounts. These funds are held by the mortgage holder and may be released to fund repairs and replacement costs.

Receivables

The Hotels report trade receivables at gross amounts due from customers. Because historical losses related to these receivables have been insignificant, management uses the direct write-off method to account for bad debts. Management analyzes delinquent receivables on a continuing basis. Once these receivables are determined to be uncollectible, they are written off through a charge against operations.

Asset Impairment:

The Hotels review their long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets held and used is measured by a comparison of the carrying amount of an asset to undiscounted expected cash flows. Future events could cause the Hotels to conclude that impairment indicators exist and that long-lived assets may be impaired. To date, no impairment losses have been recorded.

McKIBBON HOTEL PORTFOLIO
NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

Franchise Fees:

Franchise fees are amortized on a straight-line basis, which approximates the effective interest method, over the term of the agreement commencing on the hotel opening dates.

Loan Origination Costs:

Permanent loan costs are amortized using straight-line method, which approximates the effective interest method, over the terms of the respective mortgages.

Property and Equipment:

Property and equipment are stated at cost. Interest and property taxes incurred during the construction of the facilities were capitalized and are depreciated over the life of the asset. Additions, replacements, and betterments are charged to the property accounts, while repairs and maintenance are charged to expense as incurred. Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets. The useful lives of assets are: 39 years for buildings, 15 years for improvements and 3 to 5 years for furniture, fixtures and equipment.

Revenue Recognition:

Revenue is recognized as earned, which is generally defined as the date upon which a guest occupies a room or consummation of purchases of other hotel services.

Deferred Revenue:

Deferred revenue consists of unearned franchise incentive fees received from the franchisor. These fees are to be taken into income ratably in a manner consistent with amortization of the franchise license.

Sales Taxes:

The Hotels collect various taxes from customers and remits these amounts to applicable taxing authorities. The Hotels’ accounting policy is to exclude these taxes from revenues and cost of sales.

Income Taxes:

The Hotels, with the consent of its owners, have elected to be taxed under sections of Federal income tax law, which provide that, in lieu of entity income taxes, the owners separately account for the Hotels’ items of income, deductions, losses and credits. As a result of this election, no income taxes have been recognized in the accompanying financial statements.

The Financial Accounting Standards Board issued new guidance on accounting for uncertainty in income taxes. The Hotels adopted this new guidance for the year ended December 31, 2009. Management evaluated the Hotel’s tax positions and concluded that the Hotel had taken no uncertain tax positions that require adjustment to the financial statements to comply with the provisions of this guidance. With few exceptions, the Hotels are no longer subject to income tax examinations by the U.S. federal, state or local tax authorities for years before 2007.

Subsequent Events:

Subsequent events have been evaluated through June 21, 2011, the date the financial statements were available to be issued.

McKIBBON HOTEL PORTFOLIO
NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

Note 2. Escrow Deposits

Escrow deposits at December 31, 2010 and 2009, consisted of the following:

		2010	2009
Hilton Garden Inn	Property tax	$64,284	$15,683
—Gainesville, Florida	Property insurance	40,605	30,855
TownePlace Suites by Marriot	Property tax	34,572	37,787
—Knoxville, Tennessee	Property insurance	28,459	30,955
HomeWood Suites	Property tax	91,974	84,429
—Knoxville, Tennessee	Property insurance	24,029	57,598

		$283,923	$257,307

Note 3. Mortgage Payable

Mortgages payable at December 31, 2010 and 2009, consisted of the following:

	2010	2009
Homewood Suites—Gainesville, Florida: Note with Wells Fargo Bank; matures March 2017; interest at 5.892%; secured by the hotel, escrow deposits and general intangibles.	$13,268,524	$13,444,449
Hilton Garden Inn—Gainesville, Florida: Note with Hamilton StateBank; matures March 2012; interest at prime minus 0.5%; secured by the hotel.	7,627,927	7,910,109
TownePlace Suites—Knoxville, Tennessee: Note with Berkadia Commercial Mortgage; matures November 2015; interest at 5.45%; secured by the hotel, escrow deposits and general intangibles.	7,511,813	7,706,860
TownePlace Suites—Knoxville, Tennessee: Note with McKibbon Hotel Group, Inc.; subordinated 3.25% note matures April 2011;	275,000	—
Hampton Inn and Suites—Mobile, Alabama: Note with Wells FargoBank; matures September 2011; interest at prime minus 0.5%; secured by the hotel.	6,169,033	6,548,665
Homewood Suites—Knoxville, Tennessee: Note with Wells FargoBank; matures October 2016: interest at 6.297%; secured by the hotel, escrow deposits and general intangibles.	11,598,485	11,758,327
SpringHill Suites—Knoxville, Tennessee: Note with SunTrust Bank; matures April 2011: interest at LIBOR plus 2.0%; secured by the hotel.	6,457,075	6,762,768
TownePlace Suites—Pensacola, Florida: Note with Regions Bank; matures November 2013; interest at LIBOR plus 2.0%; secured by the hotel.	6,766,333	7,143,997
SpringHill Suites—Richmond, Virginia: Note with SunTrust Bank matures March 2012; interest at prime minus 0.75% with 4.95%/8.95% ceiling/floor; secured by the hotel.	8,170,016	8,443,986

	$67,844,206	$69,719,161

Future maturities are as follows at December 31:

2011	$14,438,990
2012	16,192,454
2013	6,622,813
2014	672,296
2015	7,072,356
Thereafter	22,845,297

$67,844,206

McKIBBON HOTEL PORTFOLIO
NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

Total interest expense on mortgage notes payable during December 31, 2010 and 2009 was $3,270,101 and $3,413,511, respectively.

Note 4. Restricted Deposits

Pursuant to the loan agreements, some Hotels are required to make monthly deposits designated to fund hotel fixed assets replacements and refurbishments and such funds are held by the lender. As expenditures arise the Hotels request funds held to fund replacement and refurbishment expenses. At December 31, 2010 and 2009, consisted of the following:

	2010	2009
McKibbon Hotel Group of Gainesville, Florida #2, L.P	$513,189	$368,057
McKibbon Hotel Group of Knoxville, Tennessee #3, L.P.	27,377	55,786
MHG-TC, LLC	481,986	350,092

	$1,022,552	$773,935

Note 5. Intangible Assets

Franchise Fees

Initial franchise fees totaling $338,400 were paid to Hilton Hotels and Marriott Hotels as of December 31, 2010 and 2009. Amortization expense totaled $22,561 for the years ended December 31, 2010 and 2009. The franchise fees are amortized over the lesser of the term of the franchise agreement or fifteen years.

Estimated aggregate amortization expense is as follows:

2011	$22,561
2012	22,561
2013	22,561
2014	22,561
2015	22,561
Thereafter	126,308

$239,113

The Hotels are subject to various franchise agreements with Hilton Hotels and Marriott Hotels, under which the Hotels agree to use the Franchisor’s trademark, standards of service (cleanliness, management, advertising) and construction quality and design. The agreements cover an initial term in excess of 15 years with varying renewal terms. The agreements provide for payment of franchise or royalty fees, which are calculated monthly and range from 4% to 5% of gross rental revenues. Franchise fees of $806,303 and $740,374 were paid in 2010 and 2009, respectively.

Loan Costs

Permanent loan costs totaling $1,531,350 have been paid for costs associated with mortgages obtained as of December 31, 2010 and 2009. Amortization expense totaled $172,306 for the years ended December 31, 2010 and 2009.

McKIBBON HOTEL PORTFOLIO
NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

Estimated aggregate amortization expense is as follows:

2011	$154,240
2012	86,779
2013	71,723
2014	59,865
2015	57,278
Thereafter	43,265

$473,150

Note 6. Defined Contribution Retirement Plan

Employees are allowed to participate in the McKibbon Brothers, Inc. 401(k) profit sharing plan. Enrollment date is in January or July following the employee’s first anniversary with the employer. Prior to 2009, the employer contributed $.50 for every $1.00 contributed by the participant, up to 10% of the participant’s compensation, from available business profits. The Hotels temporarily discontinued the matching of employee contributions from February 2009 to December 2010. Beginning January 2011, the employer will contribute $.25 for every $1.00 contributed by the participant, up to 10% of the participant’s compensation, from available business profits.

Note 7. Lease Commitment

McKibbon Hotel Group of Gainesville, Florida #2, L.P. leases the land for its hotel site under a non-cancelable operating lease with McKibbon Land Holdings, LLC, an entity related through common control, for a term of 50 years.

McKibbon Hotel Group of Mobile, Alabama #5, LLC leases the land for its hotel site under a non-cancelable operating lease with McKibbon Brothers, Inc., an entity related through common control, for a term of 50 years.

Future minimum lease payments, by year and in the aggregate, under this non-cancelable operating lease consisted of the following at December 31, 2010:

2011	$129,000
2012	129,000
2013	129,000
2014	129,000
2015	129,000
Therafter	5,042,000

$5,687,000

Rental expense under these operating leases amounted to $129,939 and $155,904 during the years ended December 31, 2010 and 2009, respectively.

Note 8. Related Party Transactions

The Hotels are subject to management agreements with McKibbon Hotel Group, Inc. and McKibbon Hotel Management, Inc. which cover an initial term of twenty years with varying renewal terms. The agreements provide for monthly payments of base management fees, accounting fees, asset management fees, technical service fees, external support fees and reimbursements of miscellaneous operating expenses, all of which are included in Hotel administration expense as reflected in the statement of income. Management, accounting and asset management fees paid to McKibbon Hotel Group, Inc. during the years ended December 31, 2010 and 2009 amounted to $907,005 and $878,234, respectively. Management and technical service fees paid to McKibbon Hotel

McKIBBON HOTEL PORTFOLIO
NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

Management, Inc. during the years ended December 31, 2010 and 2009 amounted to $80,995 and $74,305, respectively. Miscellaneous operating expenses paid to other related parties amounted to $17,536 and $12,486 for the years ended December 31, 2010 and 2009, respectively. Accounts payable at December 31, 2010 and 2009 consist of $154,495 and $124,154, respectively, for services rendered, are due to McKibbon Hotel Group, Inc. or McKibbon Hotel Management, Inc., which are under common control with the Hotels. At December 31, 2010 and 2009, there were no amounts in accounts payable due to related parties other than amounts disclosed above. Included in accounts receivable at December 31, 2010 and 2009 are $1,013 and $7,711, respectively, for refunds due from related parties.

During the years ended December 31, 2010 and 2009, the Hotels incurred tiered incentive management fees of $456,277 and $420,638, respectively, paid to McKibbon Hotel Group, Inc. based on excess cash flow after return on investment is determined.

Under the terms of the management agreements, the hotels are required to fund reserve accounts to ensure that funds are available for general liability claims not covered by insurance for amounts less than deductible and uninsured weather claims for coastal properties in the event of a hurricane or other natural disaster. Monies are deposited to a reserve account held by McKibbon Hotel Group, Inc. and are available for withdrawal by covered properties as needed. Included in other assets as reflected in the combined balance sheets is $243,672 and $185,372 of deposits held by McKibbon Hotel Group, Inc for the years ended December 31, 2010 and 2009.

As disclosed in Note 7, rental expense paid to related parties amounted to $129,939 and $155,904 during the years ended December 31, 2010 and 2009, respectively.

In addition, during 2010 McKibbon Hotel Group of Knoxville, Tennessee #3, L.P. borrowed from McKibbon Hotel Group, Inc. an amount of $275,000 which was outstanding at December 31, 2010. The note is due in April 2011 with interest at a rate of 3.25%. Interest expense recognized on related party notes payable during December 31, 2010 amounted to $6,538.

Note 9. Subsequent Events

The Hotels have agreed to sell the real and personal property of McKibbon Hotel Group of Gainesville, Florida #2, L.P., McKibbon Hotel Group of Gainesville, Florida #3, LLC, McKibbon Hotel Group of Knoxville, Tennessee #3, L.P., McKibbon Hotel Group of Mobile, Alabama #5, LLC, MHG- TC, LLC, MHG-TC #2, LLC, MHG of Pensacola, Florida, LLC, and MHG of Richmond, Virginia, LLC to an unrelated party.

McKIBBON HOTEL PORTFOLIO
COMBINED BALANCE SHEETS
March 31, 2011 and 2010
Unaudited

	March 31, 2011	March 31, 2010
ASSETS
Current assets
Cash and cash equivalents	$4,620,708	$4,562,357
Accounts receivable	394,887	363,380
Inventory	4,375	2,600
Escrow deposits	224,161	278,551
Prepaid expenses	140,678	116,298

Total current assets	5,384,809	5,323,186

Other assets
Franchise fees, net of accumulated amortization of $104,926 and $99,287, respectively	233,474	256,033
Loan origination costs, net of accumulated amortization of $1,101,275 and $1,058,200, respectively	430,075	602,381
Restricted deposits	1,091,887	853,597
Other assets	630,496	640,764

	2,385,932	2,352,775

Property and equipment
Land	6,333,323	6,333,323
Building and improvements	41,173,359	41,173,359
Grounds and landscaping	6,129,930	6,127,430
Furniture, fixtures and equipment	16,062,596	15,682,101
Construction in process	—	246,548
Accumulated depreciation	(19,548,260)	(16,281,907)

Net property and equipment	50,150,948	53,280,854

Total assets	$57,921,689	$60,956,815

LIABILITIES AND OWNER’S EQUITY (DEFICIT )
Current liabilities
Accounts payable	$458,169	$442,764
Accounts payable—related party	156,460	138,088
Accrued mortgage interest	222,263	209,730
Current portion of mortgage payable	29,318,479	2,171,939
Accrued payroll	99,713	83,026
Accrued expenses	501,812	532,820
Deferred revenue	136,943	150,279

Total current liabilities	30,893,839	3,728,646

Mortgage payable, less current maturities	37,962,066	67,002,074

Total liabilities	68,855,905	70,730,720

Owner’s (deficit)	(10,934,216)	(9,773,905)

Total Liabilities and Owners’ (Deficit)	$57,921,689	$60,956,815

McKIBBON HOTEL PORTFOLIO
COMBINED STATEMENTS OF INCOME
For the Three Months Ended March 31, 2011 and 2010
Unaudited

	2011	2010
Revenues
Rooms	$5,203,109	$4,867,982
Restaurant	64,449	54,617
Other	58,077	52,289

Total revenues	5,325,635	4,974,888

Operating expenses
Rooms	970,922	901,404
Restaurant	32,293	21,997
Other operating departments	43,764	39,639
Hotel administration	666,864	597,517
Advertising and promotion	439,584	398,470
Utilities	271,106	270,098
Repairs and maintenance	217,845	206,726
Property taxes, insurance and other	273,625	306,184
Depreciation	880,630	1,070,013
Amortization	45,378	45,384
Management fees	159,758	149,241
Franchise fees	210,492	175,012
Incentive fees	91,137	72,376
State excise taxes	34,080	29,650
Ground lease	34,071	32,492

Total operating expenses	4,371,549	4,316,203

Income from operations	$954,086	$658,685

Financial (income) expense
Interest income	(7,387)	(1,278)
Interest expense	788,457	791,408

Total other income	781,070	790,130

Net income	$173,016	$(131,445)

McKIBBON HOTEL PORTFOLIO
COMBINED STATEMENTS OF OWNER’S (DEFICIT)
For the Three Months Ended March 31, 2011 and 2010
Unaudited

	March 31, 2011	March 31, 2010
Balance, beginning	$(9,114,102)	$(8,732,460)
Net income (loss)	173,016	(131,445)
Contributions from owners	—	300,000
Distributions to owners	(1,993,130)	(1,210,000)

Balance, ending	$(10,934,216)	$(9,773,905)

McKIBBON HOTEL PORTFOLIO
COMBINED STATEMENTS OF CASH FLOWS
For the Three Months Ended March 31, 2011 And 2010
Unaudited

	2011	2010
Cash flows from operating activities
Net income (loss)	$173,016	$(131,445)

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	880,630	1,070,013
Amortization	45,378	45,384
(Increase) decrease in assets:
Accounts receivable	(86,633)	(167,626)
Prepaid expenses	99,653	102,749
Inventory	(2,026)	(834)
Other assets	—	(68,568)
Increase (decrease) in liabilities:
Accounts payable	134,314	(24,430)
Accounts payable—related party	1,965	13,934
Accrued mortgage interest	(321)	(17,792)
Accrued payroll	(67,219)	(72,017)
Accrued expense	178,066	213,151

Total adjustments	1,183,807	1,093,964

Net cash provided by operating activities	1,356,823	962,519

Cash flows from investing activities
Purchases of fixed assets	(207,047)	(250,669)
(Increase) decrease in:
Escrow deposits	59,762	(21,244)
Restricted cash accounts	(69,335)	(79,662)

Net cash (used in) investing activities	(216,620)	(351,575)

Cash flows from financing activities
Principal payments on mortgage payable	(563,661)	(545,148)
Contributions from owners	—	300,000
Distributions to owners	(1,993,130)	(1,210,000)

Net cash (used in) financing activities	(2,556,791)	(1,455,148)

Net decrease in cash	(1,416,588)	(844,204)
Cash and cash equivalents at beginning of period	6,037,296	5,406,561

Cash and cash equivalents at end of period	$4,620,708	$4,562,357

Supplemental Disclosures
Cash paid for interest	$788,778	$809,200

INDEPENDENT AUDITORS REPORT

Members of the Board of Directors
APPLE REIT TEN, INC.
Richmond, Virginia

We have audited the accompanying combined balance sheets of the group of selected entities managed by Hawkeye Hospitality Management, Inc., an Iowa corporation, as defined in Note 1, as of December 31, 2010 and 2009, and the related statements of operations, statements of members’ equity and accumulated comprehensive loss, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the group of selected entities managed by Hawkeye Hospitality Management, Inc. at December 31, 2010 and 2009 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

     /s/ WADE STABLES P.C.
Wade Stables P.C.
Certified Public Accountants

Hannibal, Missouri

June 17, 2011

GROUP OF SELECTED ENTITIES MANAGED BY
HAWKEYE HOSPITALITY MANAGEMENT, INC.
COMBINED BALANCE SHEETS
December 31, 2010 and 2009

	2010	2009
ASSETS
Current assets
Cash and Cash equivalents	$2,188,768	$419,433
Tax Escrow	17,993	—
Accounts receivable	54,931	42,158
Due from affiliated parties (Note 6)	3,841,628	1,769,808

Total current assets	$6,103,320	$2,231,399

Property and equipment (Note 3)
Property and equipment	$26,499,545	$20,660,908
Accumulated depreciation	(1,533,135)	(820,540)

	$24,966,410	$19,840,368

Other assets
Franchise fees, net of amortization (Note 1)	$147,970	$154,356

	$147,970	$154,356

	$31,217,700	$22,226,123

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities
Accounts payable	$7,058	$56,067
Due to affiliated parties (Note 7)	5,217,083	6,072,911
Accrued payroll and payroll taxes	12,939	—
Accrued property taxes	8,184	108,188
Other accrued expenses	42,174	53,321
Current portion of long-term debt (Note 8)	714,515	926,713

Total current liabilities	$6,001,953	$7,217,200

Long-term debt (Note 8)	$22,311,334	$12,851,899
Fair value of interest rate swap (Note 9)	289,830	73,747

	$22,601,164	$12,925,646

Members’ equity	$2,904,413	$2,157,024
Accumulated comprehensive income (Loss)	(289,830)	(73,747)

Total members’ equity	$2,614,583	$2,083,277

	$31,217,700	$22,226,123

The accompanying notes to financial statements are an integral part of this statement.

GROUP OF SELECTED ENTITIES MANAGED BY
HAWKEYE HOSPITALITY MANAGEMENT, INC.
COMBINED STATEMENTS OF OPERATIONS
Years ended December 31, 2010 and 2009

	2010	2009
Revenue
Rooms	$6,644,418	$5,130,598
Food and beverage	—	—
Telephone	—	—
Vending, rent, and other	66,382	47,577

Total revenue	$6,710,800	$5,178,175

Department expense
Rooms	$988,020	$845,913
Food and beverage	—	—
Telephone	12,035	13,519
Vending, rent, and other	3,980	—

Total department expense	$1,004,035	859,432

Department profit	$5,706,765	$4,318,743

Undistributed expenses
Administrative and general	$386,690	$339,916
Sales and promotion	43,701	18,422
Franchise fees (Note 4)	529,626	408,467
Other outside administration and program fees (Note 4)	522,873	360,086
Utilities	223,896	179,122
Repairs and maintenance	151,008	101,512

Total undistributed expenses	$1,857,794	$1,407,525

House profit	$3,848,971	$2,911,218

Other expenses
Property tax	$369,104	$216,376
Property insurance	82,096	80,290

Income before management fees and other expense	$3,397,771	$2,614,552

Management and accounting fees (Note 5)	$420,544	$288,960

Income before other expense	$2,977,227	$2,325,592

Other (income) expense
Depreciation and amortization	$718,980	$512,852
Interest expense (net)	1,051,435	802,880
Organizational and preopening expenses (Note 1)	18,359	11,250
Loan and refinancing expenses (Note 1)	158,516	40,465
Swap agreement fees (Note 9)	154,565	95,563
Other	(17,017)	(15,299)

Total other expense	$2,084,838	$1,447,711

Net income	$892,389	$877,881

The accompanying notes to financial statements are an integral part of this statement.

GROUP OF SELECTED ENTITIES MANAGED BY
HAWKEYE HOSPITALITY MANAGEMENT, INC.
COMBINED STATEMENTS OF MEMBERS’ EQUITY AND
ACCUMULATED COMPREHENSIVE LOSS
Years ended December 31, 2010 and 2009

	Members’ Equity	Accumulated Comprehensive Income (Loss)	Total Members’ Equity	Comprehensive Income
Balances, January 1, 2009	$1,323,545	$—	$1,323,545
Contributions from members	200,000	—	200,000
Distributions to members	(244,402)	—	(244,402)
Comprehensive income:
Net income	877,881	—	877,881	$877,881
Unrealized loss on hedging activities, net	—	(73,747)	(73,747)	(73,747)

Total comprehensive income (loss)				$804,134

Balances, December 31, 2009	$2,157,024	$(73,747)	$2,083,277
Contributions from members/partners	—	—	—
Distributions to members	(145,000)	—	(145,000)
Comprehensive income:
Net income	892,389	—	892,389	$892,389
Unrealized loss on hedging activities, net	—	(216,083)	(216,083)	(216,083)

Total comprehensive income (loss)				$676,306

Balances, December 31, 2010	$2,904,413	$(289,830)	$2,614,584

The accompanying notes to financial statements are an integral part of this statement.

GROUP OF SELECTED ENTITIES MANAGED BY
HAWKEYE HOSPITALITY MANAGEMENT, INC.
COMBINED STATEMENTS OF CASH FLOWS
Years ended December 31, 2010 and 2009

	2010	2009
Cash flows from operating activities
Net income	$892,389	$877,881
Adjustments to reconcile net profit to net cash provided by (used in) operating activities
Depreciation	712,595	507,717
Amortization	6,385	5,135
(Increase)/decrease in assets
Accounts receivable	(12,773)	(38,494)
Due from affiliatied companies	(16,667)	2,146
Increase/(decrease) in liabilities
Accounts payable	(49,009)	(1,105)
Due to affiliated companies	8,249	8,249
Accrued payroll and payroll taxes	12,939	—
Accrued property taxes	(100,004)	56,087
Other accrued expenses	(11,147)	(91,086)

Net cash provided by (used in) operating activities	$1,424,964	$1,326,532

Cash flows from investing activities
Capital expenditures for property and equipment	$(5,838,636)	$(6,246,087)

Net cash used in investing activites	$(5,838,636)	$(6,246,087)

Cash flows from financing activities
Proceeds from the issuance of debt	$23,067,000	$8,433,583
Principal payments on debt	(13,819,763)	(5,195,215)
Due from affiliated companies	(2,055,154)	(746,558)
Due to affiliated companies	(864,076)	2,828,946
Contributions from members	—	200,000
Distributions to members	(145,000)	(244,402)

Net cash provided by financing activities	$6,183,006	$5,276,354

Net change in cash and cash equivalents	$1,769,335	$356,798
Cash and cash equivalents at beginning of year	419,433	62,635

Cash and cash equivalents at end of year	$2,188,768	$419,433

Supplemental disclosure of cash flow information
Cash paid during the year for interest, net of capitalized interest	$1,088,749	$944,972

The accompanying notes to financial statements are an integral part of this statement.

GROUP OF SELECTED ENTITIES MANAGED BY
HAWKEYE HOSPITALITY MANAGEMENT, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS
Years ended December 31, 2010 and 2009

Note 1—Nature of Business and Significant Accounting Policies

Nature of Business and Basis of Combination: The accompanying combined financial statements include the accounts of the following group of selected entities managed by Hawkeye Hospitality, Inc.:

•	Sajni, Inc. which owns and operates a Hampton Inn and Suites located in Davenport, IA. The hotel was opened for operations on October 9, 2007.

•	Collins Hospitality, Inc. which owns and operates a Hampton Inn and Suites located in Cedar Rapids, IA. The hotel opened for operations on January 8, 2009.

•	Five Seasons Hospitality, Inc. which owns and operates a Homewood Suites located in Cedar Rapids, IA. The hotel opened for operations on August 13, 2010.

The above entities are managed by Hawkeye Hospitality Management, Inc., a related party as discussed in Note 5. All material intercompany accounts have been eliminated.

Use of Estimates in the Preparation of Financial Statements: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents: Cash and cash equivalents include deposits in financial institutions.

Accounts Receivable: The selected entities account for trade receivables based on the amounts billed to customers. The selected entities periodically review outstanding accounts for potential losses of receivables based on existing economic conditions and historical relationships with customers. Management has determined no allowance on the receivable accounts is necessary as of December 31, 2010 and 2009.

Depreciation: Property and equipment are carried at cost less accumulated depreciation. Depreciation is provided on the property and equipment over their estimated useful lives. The selected entities compute depreciation using a straight-line depreciation method.

Financial Instruments: The carrying values of accounts receivable, accounts payable, and current and long-term debt approximate fair value. The fair value of the derivative instrument is based on the amount the selected entities would pay to terminate the agreement as of December 31, 2010 and 2009.

Revenue Recognition: Revenue is recognized as services are provided.

Franchise Fees: Franchise fees are carried at cost less accumulated amortization and are being amortized on a straight-line basis over 20 years. At December 31, 2010 and 2009, accumulated amortization was $14,729 and $8,344, respectively. Total amortization expense was $6,385 and $5,135 for December 31, 2010 and 2009 respectively.

Refinancing and Loan Costs: Due to the nature of these financial statements and subsequent sale of entities costs incurred to obtain debt financing are expensed in the period incurred.

Preopening and other organizational Expenses: Preopening and other organizational expenses consist of legal and other period expenses incurred prior to the opening of the hotel and are expensed in the period incurred.

Comprehensive Loss: Comprehensive Loss includes both the net loss and other comprehensive income (loss). Other Comprehensive income (loss) represents the change in unrealized gains and losses on hedging activities relating to an interest rate swap.

GROUP OF SELECTED ENTITIES MANAGED BY
HAWKEYE HOSPITALITY MANAGEMENT, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS
Years ended December 31, 2010 and 2009

Impairment of Long-Lived Assets: On an ongoing basis, the selected entities review long-lived assets for impairment whenever events or circumstances indicate that the carrying amounts may be overstated. The selected entities recognize impairment losses if the undiscounted cash flows expected to be generated by the asset are less than the carrying value of the related asset. The impairment loss adjusts the assets to fair value. As of December 31, 2010 and 2009, management believes no impairments existed.

Note 2—Income Taxes

The combined financial statements include three S-corporation entities. Under the Internal Revenue Code S-corporations will be treated as a partnership for tax purposes. A partnership is not subject to income taxes. Each member or partner reports their distributive share of the selected entities’ profit or loss on their personal income tax return.

Note 3—Property and Equipment

Property and Equipment at December 31, 2010 and 2009 consisted of the following:

	2010	2009
Land	$2,436,902	$2,436,902
Building and building improvements	19,896,749	15,733,461
Furniture, fixtures, and equipment	4,165,894	2,490,545

	$26,499,545	$20,660,908
Accumulated Depreciation	(1,533,135)	(820,540)

	$24,966,410	$19,840,368

A total of $808,255 in interest cost was capitalized and added to building costs above over the construction periods involved. Depreciation expense was $712,595 and $507,717 for the years ended December 31, 2010 and 2009, respectively.

Note 4—Franchise Agreements

Franchise fees and royalty fees are computed in accordance with the terms of individual franchise agreements between the selected entities and Promus Hotels, Inc. The agreements are for periods of 20 years from the opening date of the hotels. As of December 31, 2010 and 2009, franchise fees are computed as 4% of the gross room revenues, as defined in the agreement. Royalty fees are computed as 5% of the gross room revenues.

During the years ended December 31, 2010 and 2009, franchise fee and royalty expenses were $529,626 and $408,467, respectively.

In addition to the monthly fees above, the entities are subject to other costs including the Hilton HHonors, computer and marketing support, and travel agent commissions.

During the years ended December 31, 2010 and 2009, these fees were $522,873 and $360,086, respectively.

Note 5—Related-Party Transactions

The selected entities have entered into individual management agreements with Hawkeye Hospitality Management, Inc., an entity related through common ownership. No written agreements exist between entities. The agreements provide for base monthly management fees calculated at 4% of gross revenue, as calculated by Hawkeye Hospitality Management, Inc. Base management fees for

GROUP OF SELECTED ENTITIES MANAGED BY
HAWKEYE HOSPITALITY MANAGEMENT, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS
Years ended December 31, 2010 and 2009

2010 and 2009 were $408,540 and $278,960, respectively. In addition base monthly accounting fees of $400 per month are charged by Hawkeye Hospitality Management, Inc. to all selected entities. Accounting fees for 2010 and 2009 were $12,004 and $10,000, respectively.

Note 6—Due from Affiliated Parties

A summary of due from affiliated parties follows. All amounts are considered in the ordinary course of business and have not been eliminated in these combined financial statements.

	2010	2009
Sanji, Inc. (Hampton Inn and Suites’—Davenport)
Due from Patel Investments. No written note. No interest paid or accrued.	$2,206,053	$1,761,559
Due from Bapa, Inc. No written note. No interest paid or accrued.	100,000	—
Due from Kriya, Inc. No written note. No interest paid or accrued.	100,000	—
Due from Mile High, Inc. No written note. No interest paid or accrued	600,000	—
Collins Hospitality, Inc. (Hampton Inn and Suites’ - Cedar Rapids)
Due from Five Seasons, Inc. for property taxes. No written note. No interest paid or accrued.	16,498	8,249
Due from Sajni, Inc. No written note. No interest paid or accrued.	810,659	—
Due from Arya Hospitality, Inc. No written note. No interest paid or accrued.	8,418	—

Total	$3,841,628	$1,769,808

GROUP OF SELECTED ENTITIES MANAGED BY
HAWKEYE HOSPITALITY MANAGEMENT, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS
Years ended December 31, 2010 and 2009

Note 7—Due to Affiliated Parties

A summary of due to affiliated parties follows. All amounts are considered in the ordinary course of business and have not been eliminated in these combined financial statements.

	2010	2009
Sanji, Inc. (Hampton Inn and Suites’—Davenport)
Due to Collins Hospitality. No written note. No interest paid or accrued.	$810,659	$—
Due to Hawkeye Hospitality. No Written note. No interest paid or accrued	20,000	—
Five Seasons Hospitality, Inc. (Homewood Suites—Cedar Rapids)
Due to Parul Patel. No written note. Interest paid and expensed in 2010 $21,713, none in 2009. No interest accrued.	250,000	250,000
Due to Collins Hospitality. No written note. Due for property tax.	16,498	8,249
Due to Patel Investments. No written note. Interest paid and capitalized to building costs $153,339 in 2009 and $156,126 in 2010. $95,338 in interest paid and expensed in 2010 after facility opened.	3,667,941	5,017,412
Collins Hospitality, Inc. (Hampton Inn and Suites’—Cedar Rapids)
Due to Patel Investments. No written note. $96,535 interest expensed in 2009 and $58,278 in 2010.	451,985	397,250
Due to Sat West Enterprises, Inc. No written note. $5,359 interest expense in 2009 and $1,677 in 2010.	—	200,000
Due to Sat West Live Oak. No written note. $3,353 interest expense in 2009 and $839 in 2010.	—	100,000
Due to Val Plaza, LLC. No written note. $3,353 interest expense in 2009 and $839 in 2010.	—	100,000

Total	$5,217,083	$6,072,911

GROUP OF SELECTED ENTITIES MANAGED BY
HAWKEYE HOSPITALITY MANAGEMENT, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS
Years ended December 31, 2010 and 2009

Note 8–Long-Term Debt

The Company had the following long-term debt obligations at December 31, 2010 and 2009:

	2010	2009
Sanji, Inc. (Hampton Inn and Suites’ Davenport)
GE Capital Financial, Inc. dated December 31, 2010. Original amount $8,510,000. Due in 60 monthly payments of $59,166 including interest at 5.55%. In addition the note requires a monthly tax escrow impound amount.	$8,510,000	$—
Bankers Trust Company, N.A. dated April 21, 2009. Original amount $7,000,000. Due in 58 monthly payments of $42,569 including interest at 4.08531%. Note was paid off December 31, 2010 by GE Capital Financial, Inc.	—	6,850,082
Five Seasons Hospitality, Inc. (Homewood Suites—Cedar Rapids)
Bjorsen Investment Corporation dated February 15, 2007. Original amount $567,200. Due in monthly payments of $4,569 including interest at 7.5%. Due February 15, 2012. Note was paid off by Patel Investments on January 19, 2010.	—	528,530
State Central Bank dated December 3, 2010. Original amount $6,200,105. Beginning February 1, 2011 due in monthly payments of $49,236 including interest at 7% over a 19 year term.	6,199,448	—
State Central Bank dated December 3, 2010. Original amount $1,146,895. Beginning February 1, 2011 due in monthly payments of $16,699 including interest at 7% over a 7 year term.	1,106,400	—
Collins Hospitality, Inc. (Hampton Inn and Suites’—Cedar Rapids)
GE Capital Financial, Inc. dated December 31, 2010. Original amount $7,210,100. Due in 60 monthly payments of $50,128 including interest at 5.55%. In addition the note requires a monthly tax escrow impound amount.	7,210,000	—
Cedar Rapids Bank and Trust dated April 1, 2008. Original amount $5,225,000. Due in 24 monthly interest only payments beginning May 1, 2008. Beginning April 16, 2010 due in 47 semi-monthly payments of $17,464 including interest at 6.3%. Balloon payment due April 1, 2012. Note was paid off December 31, 2010 by GE Capital Financial, Inc.	—	5,225,000
Cedar Rapids Bank and Trust dated April 1, 2008. Original amount $1,175,000. Due in 24 monthly interest only payments beginning May 1, 2008. Beginning April 16, 2010 due in 47 semi-monthly payments of $8,693 including interest at 6.3%. Balloon payment due April 1, 2012. Note was paid off December 31, 2010 by GE Capital Financial, Inc.	—	1,175,000

	$23,025,849	$13,778,612
Current Portion	(714,515)	(926,713)

	$22,311,334	$12,851,899

GROUP OF SELECTED ENTITIES MANAGED BY
HAWKEYE HOSPITALITY MANAGEMENT, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS
Years ended December 31, 2010 and 2009

Long-term debt maturities for the years subsequent to December 31, 2010 are as follows:

2011	$714,515
2012	784,108
2013	833,480
2014	886,006
2015	14,138,336
Thereafter	5,669,405

$23,025,849

During 2010 and 2009, the Company capitalized interest of $329,214 and $193,578, respectively, related to the construction of the selected hotels.

Note 9—Financial Derivatives

As a result of financing activities, the Company is exposed to change in interest rates which may adversely affect its results of operations and financial condition. In seeking to minimize the risks and/or costs associated with such activities, the Company manages exposure to changes in interest rates through its regular operating and financing activities and, when deemed appropriate, through the use of swap agreements. On April 21, 2009, the Company entered into an interest rate swap agreement which expires on April 21, 2014. Under the agreement, the rate of interest on $6,300,000 of variable rate debt was converted to a fixed interest rate. This interest rate swap was entered into by Sanji, Inc. on its note with Bankers Trust Company, N.A.

The Company accounts for this instrument as a cash flow hedge and considers the hedge to be highly effective. Any ineffective amounts are considered not to be significant. As a result, the Company records the derivative instrument as an asset or liability at its fair value, with any unrealized gains or losses recognized as other comprehensive income (loss) in the statements of members’ equity. In 2010 and 2009, the Company recognized an unrealized loss of $216,083 and an unrealized loss of $73,747, respectively, relating to the swap agreement. The net settlements on the interest rate swap ($154,565 in 2010 and $95,563 in 2009) are included in the combined statements of operations. The Company expects to hold this swap through its term, and the fair value of the swap will reverse out of other comprehensive income with the passage of time.

Below is a summary of the interest rate swap classification on the balance sheet:

	Balance Sheet Location	Fair Value of Interest Rate Swap
		2010	2009
Interest rate swap
	Current liabilities	$—	$—
	Long-term liabilities	289,830	73,747

		$289,830	$73,747

Although the Note entered into with Bankers Trust Company, N.A., was paid off December 31, 2010, the swap agreement will continue with agreed upon future financing.

The ability of the Company to realize the benefit of this arrangement is dependent upon the creditworthiness of the counterparty, which the Company expects will perform in accordance with the terms if the swap.

GROUP OF SELECTED ENTITIES MANAGED BY
HAWKEYE HOSPITALITY MANAGEMENT, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS
Years ended December 31, 2010 and 2009

Note 10—Fair Value

The Company accounts for items requiring fair value hierarchy which requires the Company to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The three levels of inputs within the fair value hierarchy are defined as follows:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the Company has the ability to access as of the measurement date.

Level 2: Significant other observable inputs other that Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3: Significant unobservable inputs that reflect the Company’s own assumptions about the assumptions that market participants would use in pricing an asset or liability

The interest rate swap does not have observable market quotes. For this financial instrument, the related Company’s swap counterparty provides a periodic valuation using the difference between the fixed rate paid by the related Company and the counterparty’s interest rate forecast discounted at the swap yield curve. The model is based on observable inputs for forward interest rates and discount rates. As such, this derivative instrument is classified within Level 2 of the fair value hierarchy.

Note 11—Other Comprehensive Income (Loss)

The activity relating to hedging transactions included in other comprehensive income (loss) in 2010 and 2009 is as follows:

	2010	2009
Unrealized gain (loss) on hedging activities with interest rate swap	$(216,083)	$(73,747)

Note 12—Cash Concentration

At December 31, 2010, the Company had deposits in various financial institutions. At December 31, 2010 no accounts at any one institution exceeded $250,000. Due to the Company’s participation in the Transaction Account Guarantee Program, presently deposits are unlimitedly secured by the FDIC.

Included in cash at December 31, 2010 the company had $2,544,304 in an uninsured sweep account backed by various securities.

Note 13—Subsequent Events

On April 4, 2011, The Group of Selected Entities Managed by Hawkeye Hospitality Management, Inc. entered into agreements with Apple Ten Hospitality Ownership, Inc. for a sale of the three hotels. As of June 17, 2011 two of the three properties have closed. A total of $39,000,000 will be paid for the three hotels including all of the associated furniture and equipment of each property. As part of the sale agreement, a total of $600,000 will be put into escrow for a period of nine months for any potential asserted claims. As part of the transaction, all of the related debt and the interest rate swap will be paid off or renegotiated. In addition, the existing management agreements were terminated and new management agreements were entered into between Apple Ten Hospitality Ownership, Inc. and new management.

As part of the sale contract, the existing franchise agreements discussed in note 4 were terminated and new agreements were obtained by Apple Ten Hospitality Ownership, Inc.

The Company has evaluated subsequent events through June 17, 2011, the date the financial statements were available to be issued.

GROUP OF SELECTED ENTITIES MANAGED BY
HAWKEYE HOSPITALITY MANAGEMENT, INC.
COMBINED BALANCE SHEETS (UNAUDITED)
March 31, 2011 and 2010

	2011	2010
ASSETS
Current assets
Cash and Cash equivalents	$1,546,581	$372,494
Tax Escrow	77,958	—
Accounts receivable	120,310	77,712
Due from affiliated parties	4,965,086	2,578,126

Total current assets	$6,709,935	$3,028,332

Property and equipment
Property and equipment	$26,504,325	$21,629,052
Accumulated depreciation	(1,781,634)	(948,690)

	$24,722,691	$20,680,362

Other assets
Franchise fees, net of amortization	$145,970	$153,131

	$145,970	$153,131

	$31,578,596	$23,861,825

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities
Accounts payable	$11,626	$61,241
Due to affiliated parties	5,589,718	5,116,221
Accrued payroll and payroll taxes	36,388	601
Accrued property taxes	8,184	91,000
Swap termination fee payable	21,683	—
Other accrued expenses	117,049	64,174
Current portion of long-term debt	724,515	491,010

Total current liabilities	$6,509,163	$5,824,247

Long-term debt	$22,180,758	$15,634,897
Fair value of interest rate swap	—	73,747

	$22,180,758	$15,708,644

Members’ equity	$2,888,675	$2,402,681
Accumulated comprehensive income	—	(73,747)

Total members’ equity	$2,888,675	$2,328,934

	$31,578,596	$23,861,825

GROUP OF SELECTED ENTITIES MANAGED BY
HAWKEYE HOSPITALITY MANAGEMENT, INC.
COMBINED STATEMENTS OF OPERATIONS (UNAUDITED)
For the three months ended March 31, 2011 and 2010

	2011	2010
Revenue
Rooms	$1,699,657	$1,288,776
Telephone	181	—
Vending, rent, and other	16,776	13,590

Total revenue	$1,716,614	$1,302,366

Department expense
Rooms	$278,807	$163,514
Telephone	2,500	2,563

Total department expense	$281,307	166,077

Department profit	$1,435,307	$1,136,290

Undistributed expenses
Administrative and general	$124,076	$56,295
Sales and promotion	10,985	3,043
Franchise fees	141,537	102,662
Other outside administration and program fees	124,075	90,205
Utilities	88,542	43,114
Repairs and maintenance	42,335	22,667

Total undistributed expenses	$531,550	$317,985

House profit	$903,757	$818,304

Other expenses
Property tax	$184,552	$91,000
Property insurance	—	5,250

Income before management fees and other expense	$719,205	$722,054

Management and accounting fees	$87,273	$99,611

Income before other expense	$631,932	$622,443

Other (income) expense
Depreciation and amortization	$250,500	$129,375
Interest expense (net)	343,237	205,344
Organizational and preopening expenses	—	5,025
Swap agreement fees	37,533	39,101
Swap termination fees	21,683	—
Other	(5,283)	(2,060)

Total other expense	$647,670	$376,786

Net income (Loss)	$(15,738)	$245,657

GROUP OF SELECTED ENTITIES MANAGED BY
HAWKEYE HOSPITALITY MANAGEMENT, INC.
COMBINED STATEMENTS OF MEMBERS’ EQUITY AND ACCUMULATED
COMPREHENSIVE LOSS (UNAUDITED)
For the three months ended March 31, 2011 and 2010

	Members’ Equity	Accumulated Comprehensive Income (Loss)	Total Members’ Equity	Comprehensive Income
Balances, January 1, 2010	$2,157,024	$(73,747)	$2,083,277
Contributions from members	—	—	—
Distributions to members	—	—	—
Comprehensive income:
Net income	245,657	—	245,657	$245,657
Unrealized loss on hedging activities, net	—	—	—	—

Total comprehensive income (loss)				$245,657

Balances, March 31, 2010	$2,402,681	$(73,747)	$2,328,934

Balances, January 1, 2011	$2,904,413	$(289,830)	$2,614,583
Contributions from members	—	—	—
Distributions to members	—	—	—
Comprehensive income:
Net income (Loss)	(15,738)	—	(15,738)	$(15,738)
Unrealized gain on hedging activities, net	—	289,830	289,830	289,830

Total comprehensive income (loss)				$274,092

Balances, March 31, 2011	$2,888,675	$—	$2,888,675

GROUP OF SELECTED ENTITIES MANAGED BY
HAWKEYE HOSPITALITY MANAGEMENT, INC.
COMBINED STATEMENTS OF CASH FLOWS (UNAUDITED)
For the three months ended March 31, 2011 and 2010

	2011	2010
Cash flows from operating activities
Net income (loss)	$(15,738)	$245,657
Adjustments to reconcile net profit to net cash provided by (used in) operating activities
Depreciation	248,500	128,150
Amortization	2,000	1,225
(Increase)/decrease in assets
Escrow—tax and insurance	(59,965)	—
Accounts receivable	(65,379)	(35,554)
Due from affiliatied companies	—	(8,249)
Increase/(decrease) in liabilities
Accounts payable	4,568	5,174
Due to affiliated companies	—	8,249
Accrued payroll and payroll taxes	23,449	601
Accrued property taxes	—	(17,188)
Swap termination fees	21,683	—
Other accrued expenses	74,875	10,853

Net cash provided by (used in) operating activities	$233,993	$338,918

Cash flows from investing activities
Capital expenditures for property and equipment	$(4,781)	$(968,144)

Net cash used in investing activites	$(4,781)	$(968,144)

Cash flows from financing activities
Proceeds from the issuance of debt	$—	$2,930,397
Principal payments on debt	(120,576)	(583,102)
Due from affiliated companies	(1,123,457)	(800,070)
Due to affiliated companies	372,634	(964,939)
Contributions from members	—	—
Distributions to members	—	—

Net cash provided by financing activities	$(871,399)	$582,286

Net change in cash and cash equivalents	$(642,187)	$(46,939)
Cash and cash equivalents at beginning of year	2,188,768	419,433

Cash and cash equivalents at end of year	$1,546,581	$372,494

Supplemental disclosure of cash flow information
Cash paid during the year for interest, net of capitalized interest	$271,115	$196,901

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors
APPLE TEN HOSPITALITY OWNERSHIP, INC.

We have audited the accompanying balance sheet of SASI, LLC, as of December 31, 2010, and the related statement of income and cash flows for the year then ended. These financial statements are the responsibility of SASI, LLC’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SASI, LLC, as of December 31, 2010, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Montgomery, Alabama

October 5, 2011

SASI, LLC
BALANCE SHEET
December 31, 2010

ASSETS
Investment in hotels, net of accumulated depreciation of $563,028	$9,672,904
Cash and cash equivalents	719,486
Accounts receivable	39,005
Prepaid expenses and other current assets	21,677
Intangible assets, net of accumulated amortization of $7,014	107,757
Other assets	14,467

Total assets	$10,575,296

LIABILITIES AND MEMBERS’ EQUITY
Liabilities
Mortgage payable	$8,356,109
Accounts payable and accrued expenses	195,487

Total liabilities	8,551,596

Members’ equity	2,023,700

Total liabilities and members’ equity	$10,575,296

See independent auditors’ report and notes to financial statements.

SASI, LLC
STATEMENT OF INCOME
For the Year Ended December 31, 2010

Revenues
Rooms	$2,190,282
Other	303,414

Total revenues	2,493,696

Expenses
Rooms	608,852
Hotel administration	362,719
Property operation, maintenance and energy costs	237,610
Management and franchise fees	188,689
Taxes, insurance and other	153,888
Depreciation and amortization	570,042

Total expenses	2,121,800

Operating income	371,896

Other Expense
Interest expense	(349,109)

Net income	$22,787

See independent auditors’ report and notes to financial statements.

SASI, LLC
STATEMENT OF CASH FLOWS
For the Year Ended December 31, 2010

Increase (decrease) in cash and cash equivalents
Cash flows from operating activities
Net income	$22,787
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	570,042
Change in assets and liabilities:
Increase in:
Accounts receivable	(39,005)
Prepaid expenses and other current assets	(36,144)
Increase in:
Accounts payable and accrued expenses	195,487

Net cash provided by operating activities	713,167

Cash flows from investing activities
Purchase of capital assets	(3,661,824)
Franchise fees	(60,000)

Net cash used by investing activities	(3,721,824)

Cash flows from financing activities
Principal payments on mortgage payable	(109,312)
Borrowings on mortgage payable	1,738,055
Payment of loan fees	(54,771)
Contributions	2,148,338

Net cash provided by financing activities	3,722,310

Net increase in cash and cash equivalents	713,653
Cash and cash equivalents at beginning of year	5,833

Cash and cash equivalents at end of year	$719,486

Supplemental disclosure of cash flow information
Cash payments for interest, including capitalized interest	$387,789

See independent auditors’ report and notes to financial statements.

SASI, LLC
NOTES TO FINANCIAL STATEMENTS
December 31, 2010

1. Nature of Business and Significant Accounting Policies

Nature of Business

SASI, LLC (the Company) is an Ohio limited liability company which was formed on March 29, 2007 for the purpose of developing and operating a Hilton Garden Inn and operating the hotel under a management agreement with Schulte Hospitality Group, Inc. (the Manager). The hotel opened on February 8, 2010 and is located in Mason, Ohio.

Personal Assets and Liabilities and Members’ Salaries

In accordance with the generally accepted method of presenting limited liability company and partnership financial statements, the financial statements do not include the personal assets and liabilities of the members, including their obligation for income taxes on their distributive shares of the net income of the limited liability company or partnership nor any provision for income tax expense.

The expenses shown in the statements of income do not include any salaries to the members.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

The Company reports trade receivables at gross amounts due from customers. Because historical losses related to these receivables have been insignificant, management uses the direct write-off method to account for bad debts. On a continuing basis, management analyzes delinquent receivables and, once these receivables are determined to be uncollectible, they are written off through a charge against operations.

Investment in Hotel Property

The investment in the hotel is stated at cost. Interest and property taxes incurred during the construction of the facilities were capitalized and depreciated over the life of the asset. Costs of improvements are capitalized. Costs of normal repairs and maintenance are charged to expense as incurred. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation are removed from the respective accounts, and the resulting gain or loss, if any, is included in income.

Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets. The useful lives of assets are 39 years for buildings, 15 years for improvements and 5 years for furniture, fixtures and equipment.

Asset Impairment

The Company reviews their long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets held and used is measured by a comparison of the carrying amount of an asset to undiscounted expected cash flows. Future events could cause the Company to conclude that impairment indicators exist and that long-lived assets may be impaired. To date, no impairment losses have been recorded.

SASI, LLC
NOTES TO FINANCIAL STATEMENTS—(Continued)
December 31, 2010

Franchise Fees

Franchise fees are amortized on a straight-line basis over the term of the agreement commencing on the hotel opening date.

Loan Origination Costs

Permanent loan costs are amortized using a straight-line basis, which approximates the effective interest method, over the term of the respective mortgage.

Income Taxes

No federal or state income taxes are payable by the Company, and therefore, no tax provision has been reflected in the accompanying financial statements. The members are required to include their respective share of the Company’s profit or loss in their individual tax returns. The tax returns, the status of the Company as such for tax purposes, and the amount of allocable income or loss, are subject to examinations by the Internal Revenue Service. If such examinations result in changes with respect to the Company’s status, or in changes to allowable income or loss, the tax liability of the members would be changed accordingly.

Effective January 1, 2009, the Company implemented the accounting guidance for uncertainty in income taxes using the provisions of Financial Accounting Standards Board (FASB) ASC 740-10, Income Taxes. Using that guidance, tax positions initially need to be recognized in the financial statements when it is more-likely-than-not the position will be sustained upon examination by the tax authorities.

As of December 31, 2010, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the financial statements and no interest or penalties related to income taxes. The federal and state income tax years of 2007 through 2010 remain subject to examination as of December 31, 2010.

Revenue Recognition

Revenue is recognized as earned, which is generally defined as the date upon which a guest occupies a room or utilizes the Company’s services.

Sales and Marketing

Sales and marketing costs are expensed when incurred. These costs represent the expense for franchise advertising and reservation systems under the terms of the hotel management agreement and general and administrative expenses that are directly attributable to advertising and promotion. Sales and marketing expenses totaled $133,106 for the year ended December 31, 2010.

Lodging and Sales Taxes

The Company collects various taxes from customers and remits these amounts to applicable taxing authorities. The Company’s accounting policy is to exclude these taxes from revenues and expenses.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of

SASI, LLC
NOTES TO FINANCIAL STATEMENTS—(Continued)
December 31, 2010

contingencies at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

Subsequent Events

Management has evaluated subsequent events through October 5, 2011, which is the date the financial statements were available to be issued.

2. Investment in Hotel Properties

Investment in hotel properties as of December 31, 2010, is summarized below:

Land and land improvements	$1,359,852
Building and improvements	6,741,898
Furniture, fixtures and equipment	2,134,182

10,235,933
Less accumulated depreciation	(563,028)

Investment in hotels, net	$9,672,904

Depreciation expense was $563,028 for the year ended December 31, 2010.

3. Intangible Assets

Franchise Fees

Franchise fees totaling $60,000 have been paid to Hilton Hotels as of December 31, 2010. Amortization expense totaled $3,667 for the year ended December 31, 2010.

Estimated aggregate amortization expense is as follows:

2011	$4,000
2012	4,000
2013	4,000
2014	4,000
2015	4,000
Thereafter	36,333

Total	$56,333

The Company is subject to a franchise agreement with Hilton Hotels under which the Company agrees to use the Franchisor’s trademark, standards of service (cleanliness, management, advertising) and construction quality and design. The agreement covers a term of 20 years. The agreement provides for payment of royalty fees, which are calculated monthly, and totaled $107,315 in 2010.

Loan Costs

Permanent loan costs totaling $54,771 have been paid as of December 31, 2010. Amortization expense totaled $3,347 for the year ended December 31, 2010.

SASI, LLC
NOTES TO FINANCIAL STATEMENTS—(Continued)
December 31, 2010

Estimated aggregate amortization expense is as follows:

2011	$3,651
2012	3,651
2013	3,651
2014	3,651
2015	3,651
Thereafter	33,169

Total	$51,424

4. Mortgage Payable

Mortgage payable at December 31, 2010, consisted of the following:

Note with WesBanco Bank; term of 27 years and due April 2035; interest at 5.27%, secured by the related hotel property and equipment	$8,356,109

Future maturities at December 31, 2010, are as follows:

Year ending December 31,
2011	$173,854
2012	183,241
2013	193,134
2014	203,562
2015	214,553
Thereafter	7,387,765

Total	$8,356,109

5. Changes in Equity

Changes in the Company’s equity accounts during 2010 are summarized below:

Members’ equity at beginning of year	$(147,425)
Net income	22,787
Contributions	2,148,338

Members’ equity at end of year	$2,023,700

6. Related Parties

The Company is subject to a management agreement with Schulte Hospitality Group, Inc., which covers an initial term of 3 years with automatic, annual renewals. The agreement provides for payment of accounting fees of $450 per month, external support fees of $300 per month and monthly base management fees equal to 3.25% of gross rental revenues. Management fees of $81,374 were expensed in 2010. Amounts due to Schulte Hospitality Group, Inc. totaled $6,243 at December 31, 2010.

7. Concentration of Credit Risk

The Company maintains their cash in bank deposit accounts which, at times, may exceed federally insured limits. The balances are insured by the Federal Deposit Insurance Corporation up to $250,000. At December 31, 2010, the Company uninsured cash balances totaled $248,768 and the Company has not experienced any losses.

SASI, LLC
NOTES TO FINANCIAL STATEMENTS—(Continued)
December 31, 2010

8. Subsequent Event

In July 2011, the Company entered into a contract to sell the real and personal property of the hotel to Apple Ten Hospitality Ownership, Inc. for a gross purchase price of $14,825,000. The sale was completed on September 1, 2011.

SASI, LLC
BALANCE SHEETS (UNAUDITED)
June 30, 2011 and 2010

	2011	2010
ASSETS
Investment in hotels, net of accumulated depreciation of $870,133 and $255,923, respectively	$9,366,436	$9,980,008
Cash and cash equivalents	342,970	297,511
Accounts receivable	59,119	46,200
Prepaid expenses and other current assets	35,672	13,052
Intangible assets, net of accumulated amortization of $10,840 and $3,188, respectively	103,931	111,583

Total assets	$9,908,128	$10,448,354

LIABILITIES AND MEMBERS’ EQUITY
Liabilities
Mortgages payable	$8,270,494	$8,438,248
Accounts payable and accrued expenses	203,936	192,777

Total liabilities	8,474,430	8,631,025

Members’ Equity	1,433,698	1,817,329

Total Liabilities and Members’ Equity	$9,908,128	$10,448,354

SASI, LLC
STATEMENTS OF INCOME (UNAUDITED)
For the Six Months Ended June 30, 2011 And 2010

	2011	2010
Revenues
Rooms	$1,370,519	$706,516
Other	238,506	104,692

Total revenues	1,609,025	811,208

Expenses
Rooms	328,864	218,390
Hotel administration	303,634	170,076
Property operation, maintenance and energy costs	90,989	57,384
Management and franchise fees	121,747	89,742
Taxes, insurance and other	71,174	70,783
Depreciation and amortization	310,931	259,111

Total expenses	1,227,339	865,486

Operating Income (Loss)	381,686	(54,278)

Other Income (Expense)
Interest expense	(221,688)	(80,950)

Total other income (expense)	(221,688)	(80,950)

Net Income (Loss)	$159,998	$(135,228)

SASI, LLC
STATEMENTS OF CASH FLOWS (UNAUDITED)
For the Six Months Ended June 30, 2011 and 2010

	2011	2010
Increase (Decrease) in Cash and Cash Equivalents
Cash Flows from Operating Activities
Net income (loss)	$159,998	$(135,228)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	310,931	259,111
Change in assets and liabilities:
(Increase) decrease in:
Accounts receivable	(20,114)	(46,200)
Prepaid expenses and other current assets	472	(13,052)
Increase in:
Accounts payable and accrued expenses	8,449	192,777

Net cash provided by operating activities	459,736	257,408

Cash Flows from Investing Activities
Purchase of capital assets	(637)	(3,661,824)
Franchise fees	—	(60,000)

Net cash used by investing activities	(637)	(3,721,824)

Cash Flows from Financing Activities
Principal payments on mortgages payable	(85,615)	(27,173)
Borrowings on mortgages payable	—	1,738,055
Payment of loan fees	—	(54,771)
Contributions	—	2,099,983
Distributions	(750,000)	—

Net cash provided (used) by financing activities	(835,615)	3,756,094

Net increase (decrease) in cash and cash equivalents	(376,516)	291,678
Cash and cash equivalents at beginning of year	719,486	5,833

Cash and cash equivalents at June 30	$342,970	$297,511

Supplemental disclosure of cash flow information
Cash payments for interest	$221,688	$119,630

INDEPENDENT AUDITORS’ REPORT

To the Members and Managers
OMAHA DOWNTOWN LODGING INVESTORS II, LLC AND SCOTTSDALE LODGING INVESTORS, LLC
Middleton, Wisconsin

We have audited the accompanying combined balance sheet of Omaha Downtown Lodging Investors II, LLC and Scottsdale Lodging Investors, LLC as of December 31, 2010 and the related combined statements of operations and members’ deficit and cash flows for the year then ended. These financial statements are the responsibility of the companies’ management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Omaha Downtown Lodging Investors II, LLC and Scottsdale Lodging Investors, LLC as of December 31, 2010 and the results of their operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Baker Tilly Virchow Krause, LLP

Madison, Wisconsin
September 15, 2011

OMAHA DOWNTOWN LODGING
INVESTORS II, LLC AND SCOTTSDALE
LODGING INVESTORS, LLC
COMBINED BALANCE SHEET
December 31, 2010

ASSETS
Current assets
Cash and cash equivalents	$185,124
Cash reserves	1,880,271
Accounts receivable	238,312
Inventories	78,773
Prepaid expenses	37,318
Other current assets	3,615
Current portion of notes receivable	250,748

Total Current assets	2,674,161

Property and equipment, net	18,166,519

Other assets
Notes receivable	581,004
Deferred costs, net	99,397
Intangible assets, net	19,587

Total Other assets	699,988

Total assets	$21,540,668

LIABILITIES AND MEMBERS’ DEFICIT
Current liabilities
Current maturities of long term debt	$703,050
Accounts payable	199,335
Accrued expenses	340,910
Accrued property taxes	408,004
Deferred revenues	831,752

Total Current Liabilities	2,483,051

Long-term liabilities
Long-term debt	26,203,272

Total liabilities	28,686,323

Members’ deficit	(7,145,655)

Total Liabilities and Members’ Deficit	$21,540,668

See accompanying notes to combined financial statements.

OMAHA DOWNTOWN LODGING
INVESTORS II, LLC AND SCOTTSDALE
LODGING INVESTORS, LLC
COMBINED STATEMENT OF OPERATIONS AND MEMBERS’ DEFICIT
Year Ended December 31, 2010

Revenues
Rooms	$8,905,433
Food and beverage	1,618,963
Other	713,397

Total Revenues	11,237,793

Costs and expenses
Rooms	980,771
Food and beverage	1,215,469
Advertising and marketing	750,117
General and administrative	2,367,426
Utilities	460,190
Repairs and maintenance	384,778
Franchise and management fees	898,590
Taxes, insurance and other	587,375
Depreciation and amortization	1,192,618

Total costs and expenses	8,837,334

Operating income	2,400,459

Other income (expenses)
Interest expense	(1,541,301)
Interest income	93,167
TIF revenue	205,897
Loss on fixed asset disposal	(2,177)

Total other income (expenses)	(1,244,414)

Net income	1,156,045
Preferred return to Class A member	(17,350)

Net income attributable to members	1,138,695
Members’ deficit—beginning of year	(7,111,339)
Distributions	(1,173,011)

Members’ deficit—end of year	$(7,145,655)

See accompanying notes to combined financial statements.

OMAHA DOWNTOWN LODGING
INVESTORS II, LLC AND SCOTTSDALE
LODGING INVESTORS, LLC
COMBINED STATEMENT OF CASH FLOWS
Year Ended December 31, 2010

Cash flows from operating activities
Net income	$1,156,045
Adjustments to reconcile net income to net cash flows from operating activities:
Loss on fixed asset disposal	2,177
Depreciation and amortization	1,192,618
Changes in assets and liabilities:
Accounts receivable	66,201
Inventories	3,326
Prepaid expenses	15,430
Accounts payable	(14,165)
Accrued expenses	(15,240)
Accrued property taxes	14,124
Deferred revenues	(205,897)

Net cash flows from operating activities	2,214,619

Cash flows from investing activities
Capital expenditures	(26,904)
Principal received for note receivable	205,897
Net increase in cash reserves	(552,088)

Net cash flows from investing activities	(373,095)

Cash flows from financing activities
Principal payments on long-term debt	(666,375)
Preferred return payment to Class A member	(17,350)
Distributions to members	(1,173,011)

Net Cash Flows from Financing Activities	(1,856,736)

Net change in cash and cash equivalents	(15,212)
Cash and cash equivalents—beginning of year	200,336

Cash and cash equivalents—end of year	$185,124

Supplemental cash flow disclosures
Cash paid for interest	$1,543,226

See accompanying notes to combined financial statements.

OMAHA DOWNTOWN LODGING
INVESTORS II, LLC AND SCOTTSDALE
LODGING INVESTORS, LLC
NOTES TO COMBINED FINANCIAL STATEMENTS
Year Ended December 31, 2010

Note 1—Summary of Significant Accounting Policies

Nature of Operations

Omaha Lodging Investors, LLC and Scottsdale Lodging Investors, LLC (the “Companies”) are limited liability companies organized under the laws of the state Wisconsin for the purpose of developing, owning and operating hotels and restaurants in the cities of Omaha, Nebraska and Scottsdale, Arizona, respectively. The hotel in Omaha also includes a free-standing restaurant and parking ramp. The hotels operate as Hilton Garden Inn hotels pursuant to franchise license agreements with a franchise company that is part of Hilton Worldwide, Inc.

Principles of Combination

Due to common ownership, the accompanying combined financial statements include the accounts of the aforementioned entities as if they were a single entity. There were no transactions between the entities during 2010.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Companies consider all highly liquid investments with maturities of three months or less when purchased to be cash equivalents. The Companies maintain cash accounts which, at various times, exceed the federally insured limits of $250,000 per bank. The Companies have not experienced any losses in such accounts and do not believe they are exposed to any significant credit risks.

Cash Reserves

The Companies maintain a reserve for replacements fund used to fund renovations and the replacement of fixed assets. As of December 31, 2010 the balance in the reserve for replacements fund was $1,547,079. Of this total, $606,525 is being held with the lender and withdrawals are subject to their approval. The Companies also maintain a tax escrow account used to fund the payment of real estate taxes. As of December 31, 2010 the balance in the tax escrow account was $333,192.

Accounts Receivable

Customer accounts receivable are reported at the amount management expects to collect from balances outstanding at year-end. Receivables primarily exist from nightly hotel occupancy. Balances are considered past due after 30 days and do not bear interest. Uncollectible balances are written off

OMAHA DOWNTOWN LODGING
INVESTORS II, LLC AND SCOTTSDALE
LODGING INVESTORS, LLC
NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)
Year Ended December 31, 2010

against bad debt expense when they become known. Management closely monitors outstanding balances and has not experienced historical losses from bad debt write-offs. As such, no allowance for doubtful accounts is considered necessary.

Inventories

Inventories consist primarily of food and beverage inventory and are valued at lower of cost, using the first-in, first-out (FIFO) method, or market.

Deferred Costs, Net

Deferred costs consist of loan fees of $255,326 which are being amortized over the lives of the loans using the effective interest method. Accumulated amortization of these fees was $155,929 as of December 31, 2010.

Intangible Assets, Net

Intangible assets consist of franchise fees of $28,000 which are being amortized over the term of the franchise agreement. Accumulated amortization of these franchise fees was $8,413 as of December 31, 2010.

Property and Equipment, Net

Property and equipment are stated at cost and depreciated using the straight-line method over their estimated useful lives. Major expenditures for property and equipment are capitalized. Maintenance, repairs, and minor renewals are expensed as incurred. When assets are retired or otherwise disposed of, their costs and related accumulated depreciation are removed from the accounts and resulting gains or losses are included in income.

Depreciation of property and equipment is provided over the following useful lives:

Years
Land improvements	15
Buildings and improvements	39
Furniture, fixtures and equipment	5-7

Impairment of Long-Lived Assets

The Companies review long-lived assets, including property and equipment, for impairment whenever events or changes in business circumstances indicate that the carrying amount of an asset may not be fully recoverable. An impairment loss would be recognized when the estimated future cash flows from the use of the asset are less than the carrying amount of that asset. To date, there have been no such losses.

OMAHA DOWNTOWN LODGING
INVESTORS II, LLC AND SCOTTSDALE
LODGING INVESTORS, LLC
NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)
Year Ended December 31, 2010

Deferred Revenues

The Companies record income from a Tax Increment Financing (TIF) agreement when received. The total amount of TIF receipts under the agreement is $1,553,000. During 2010, the Companies received $205,897 of TIF receipts. The Companies have received $721,248 through December 31, 2010 and the remaining $831,752 is shown as deferred revenues on the accompanying combined financial statements.

Preferred Member’s Interest

Omaha Downtown Lodging Investors II, LLC has two classes of members. A preferred return in an amount equal to 6.50% per annum of the outstanding Class A preferred capital balance is paid to the Class A member. At December 31, 2010, the outstanding preferred capital balance of the Class A member was $226,989.

Revenue Recognition

The Companies recognize revenue from rooms as earned on the close of business each day. Revenues from advanced sales are recorded as deposits and are recognized after the obligation has been satisfied. Revenues do not include sales tax as the Companies consider themselves a pass-through conduit for collecting and remitting sales taxes.

Advertising and Marketing Costs

The Companies expense all advertising and marketing costs as incurred.

Income Taxes

The Companies have elected to be taxed as partnerships. As such, the Companies’ income, losses and credits are reflected on the income tax returns of the members. Therefore, no provision or liability for income taxes has been included in the accompanying combined financial statements.

The Companies follow an accounting standard related to the accounting for uncertainty in income taxes, which states that the tax effects from an uncertain tax position can be recognized in the financial statements only if the position is more likely than not to be sustained on audit, based on the technical merits of the position. The Companies recognize the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority. At the adoption date, the Companies applied the new accounting standard to all tax positions for which the statute of limitations remained open.

OMAHA DOWNTOWN LODGING
INVESTORS II, LLC AND SCOTTSDALE
LODGING INVESTORS, LLC
NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)
Year Ended December 31, 2010

Fair Value of Financial Instruments

The Companies’ short-term financial instruments consist of the following: cash, accounts receivable and accounts payable. The carrying values of these short-term financial instruments approximate their estimated fair values based on the instruments short-term nature.

The carrying value of the Companies’ variable rate long-term debt approximates fair value because interest rates on the variable rate debt change as the underlying market rates change. The carrying value of the Companies’ fixed rate debt is considered to approximate fair value as there is no separate market for the debt and the loans cannot be settled by the Companies for amounts different than the recorded amounts.

Note 2—Property and Equipment

The major categories of property and equipment at December 31, 2010 are summarized as follows:

Land improvements	$3,528,909
Buildings and improvements	15,046,056
Furniture, fixtures and equipment	11,032,208
Land	3,555,672

Subtotal	33,162,845
Less: Accumulated depreciation	15,056,081

Subtotal	18,106,764
Construction in progress	59,755

Property and Equipment, Net	$18,166,519

Note 3—Notes Receivable

Omaha Downtown Lodging Investors II, LLC entered into a redevelopment promissory note with the City of Omaha on March 2, 2000 in the amount of $1,553,000. The note accrues interest at 9.00% per annum. The Companies receive back from the City of Omaha in the form of note payments, 99% of the real estate taxes incurred annually by Omaha Downtown Lodging Investors II, LLC, until the entire amount of the note is satisfied. The balance of the note at December 31, 2010 was $831,752. The Companies expect to receive $250,748 during 2011 based on the 2010 real estate tax assessment. This amount is shown as current portion of notes receivable on the accompanying balance sheet.

Note 4—Accrued Expenses

Accrued expenses consist of the following at December 31, 2010:

Advanced deposits	$28,477
Accrued wages	65,582
Accrued payroll, room and sales taxes	112,829
Accrued interest	134,022

Total Accrued Expenses	$340,910

OMAHA DOWNTOWN LODGING
INVESTORS II, LLC AND SCOTTSDALE
LODGING INVESTORS, LLC
NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)
Year Ended December 31, 2010

Note 5—Long-Term Debt

Long-term debt is summarized as follows:

Promissory note payable to Morgan Stanley Mortgage Capital with monthly payments of $67,957, including principal and interest at 6.07% per annum. This note is due February 2017 and is secured by a first mortgage on the Arizona property.	$10,718,524
Promissory note payable to Morgan Stanley Mortgage Capital with monthly payments of $92,321, including principal and interest at 5.26% per annum. This note is due September 2012 and is secured by a first mortgage on the Nebraska property.	15,932,937
Promissory note payable to First National Bank of Omaha that accrues interest at 250 basis points over the Five Year Treasury Constant Maturities rate (4.84% at December 31, 2010) per annum. The note matures on November 15, 2014. The note is secured by the TIF note receivable as described in Note 3.	254,861

Total	26,906,322
Less: Current portion	(703,050)

Long-Term Portion	$26,203,272

Principal requirements on long-term debt for years ending after December 31, 2010 are as follows:

2011	$703,050
2012	15,842,672
2013	194,116
2014	206,233
2015	219,105
Thereafter	9,741,146

Total Long-Term Debt	$26,906,322

Note 6—Related Party

North Central Management, Inc, an affiliate of the Companies, provides management services to the Companies for a fee of 4% of gross revenues, as defined in the management agreement. Total fees paid by the Companies to the affiliate were $395,628 during 2010. There were no accrued management fees as of December 31, 2010.

Note 7—Subsequent Event

The Companies have evaluated subsequent events through September 15, 2011, the date that the financial statements were available to be issued for events requiring recording or disclosure in the Companies’ combined financial statements.

The Omaha property was sold on September 1, 2011 to an unrelated party in an arms length transaction. The selling price was greater than the net book value of the property. The proceeds were used to retire the mortgage and satisfy other liabilities with the remaining assets distributed to the members according to the operating agreement.

OMAHA DOWNTOWN LODGING
INVESTORS II, LLC AND SCOTTSDALE
LODGING INVESTORS, LLC
NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)
Year Ended December 31, 2010

During 2011, the Scottsdale property entered into a contract to sell the property to an unrelated party in an arms length transaction. The sale has not been completed as of the issuance of these combined financial statements. The contract price is greater than the net book value of the property. According to the contract, the existing mortgage will be assumed by the buyer. The proceeds will be used to satisfy other liabilities with the remaining assets distributed to the members according to the operating agreement.

OMAHA DOWNTOWN LODGING
INVESTORS II, LLC AND SCOTTSDALE
LODGING INVESTORS, LLC
COMBINED BALANCE SHEETS (UNAUDITED)
June 30, 2011 and June 30, 2010

	June 30, 2011	June 30, 2010
ASSETS
Current assets
Cash and cash equivalents	$1,180,396	$467,833
Cash reserves	2,319,980	1,822,520
Accounts receivable	395,191	389,623
Inventories	69,997	81,916
Prepaid expenses	6,723	21,670
Other current assets	3,615	3,615
Current portion of notes receivable	250,000	214,217

Total current assets	4,225,902	3,001,394

Property and equipment, net	17,668,700	18,680,322

Other assets
Notes receivable	456,377	706,377
Deferred costs, net	84,382	114,659
Intangible assets, net	18,867	20,309

Total other assets	559,626	841,345

Total assets	$22,454,228	$22,523,061

LIABILITIES AND MEMBERS’ DEFICIT
Current liabilities
Current maturities of long term debt	$738,202	$684,712
Accounts payable	318,009	295,184
Accrued expenses	447,541	402,490
Accrued property taxes	392,660	391,521
Deferred revenues	706,377	920,594

Total current liabilities	2,602,789	2,694,501

Long-term liabilities
Long-term debt	25,817,961	26,560,890

Total liabilities	28,420,750	29,255,391

Members’ deficit	(5,966,522)	(6,732,330)

Total liabilities and members’ deficit	$22,454,228	$22,523,061

OMAHA DOWNTOWN LODGING
INVESTORS II, LLC AND SCOTTSDALE
LODGING INVESTORS, LLC
COMBINED STATEMENTS OF OPERATIONS AND MEMBERS’ DEFICIT (UNAUDITED)
Periods From January 1, 2011 to June 30, 2011 and January 1, 2010 to June 30, 2010

	June 30, 2011	June 30, 2010
Revenues
Rooms	$5,204,981	$4,889,344
Food and beverage	941,712	853,336
Other	480,684	420,686

Total Revenues	6,627,377	6,163,366

Costs and expenses
Rooms	547,294	484,476
Food and beverage	670,749	634,075
Advertising and marketing	464,722	388,316
General and administrative	1,348,655	1,253,102
Utilities	234,694	221,702
Repairs and maintenance	184,173	184,081
Franchise and management fees	532,079	490,707
Taxes, insurance and other	295,671	293,051
Depreciation and amortization	525,353	661,325

Total Costs and Expenses	4,803,390	4,610,835

Operating income	1,823,987	1,552,531

Other income (expenses)
Interest expense	(751,461)	(769,998)
Interest income	26,415	30,800
TIF revenue	125,374	117,055
Loss on fixed asset disposal	—	(6,198)

Total other income (expenses)	(599,672)	(628,341)

Net income	1,224,315	924,190
Preferred return to Class A member	(6,862)	(8,863)

Net income attributable to members	1,217,453	915,327
Members’ deficit—beginning of year	(7,145,656)	(7,111,339)
Distributions	(38,319)	(536,318)

Members’ deficit—end of year	$(5,966,522)	$(6,732,330)

OMAHA DOWNTOWN LODGING
INVESTORS II, LLC AND SCOTTSDALE
LODGING INVESTORS, LLC
COMBINED STATEMENTS OF CASH FLOWS (UNAUDITED)
Periods From January 1, 2011 to June 30, 2011 and January 1, 2010 to June 30, 2010

	June 30, 2011	June 30, 2010
Cash flows from operating activities
Net income	$1,224,315	$924,190
Adjustments to reconcile net income to net cash flows from operating activities:
Loss on fixed asset disposal	—	6,198
Depreciation and amortization	525,353	661,325
Changes in assets and liabilities:
Accounts receivable	(156,879)	(85,110)
Inventories	8,776	183
Prepaid expenses	30,595	31,078
Accounts payable	118,673	81,684
Accrued expenses	106,631	46,340
Accrued property taxes	(15,344)	(2,359)
Deferred revenues	(125,374)	(117,055)

Net Cash flows from operating activities	1,716,746	1,546,474

Cash flows from investing activities
Capital expenditures	(11,799)	(29,419)
Principal received for note receivable	125,374	117,055
Net increase in cash reserves	(439,709)	(494,337)

Net Cash Flows from Investing Activities	(326,134)	(406,701)

Cash flows from financing activities
Principal payments on long-term debt	(350,159)	(327,095)
Preferred return payment to Class A member	(6,862)	(8,863)
Distributions to members	(38,319)	(536,318)

Net cash flows from financing activities	(395,340)	(872,276)

Net change in cash and cash equivalents	995,272	267,497
Cash and cash equivalents—beginning of year	185,124	200,336

Cash and cash equivalents—end of year	$1,180,396	$467,833

Supplemental cash flow disclosures
Cash paid for interest	$758,977	$778,770

Independent Auditors’ Report

To the Board of Directors
APPLE TEN HOSPITALITY OWNERSHIP, INC.

We have audited the accompanying combined balance sheets of Chicago Hotels Portfolio, as of December 31, 2010 and 2009, and the related combined statements of income and cash flows for the years then ended. These financial statements are the responsibility of the Hotels’ management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Chicago Hotels Portfolio, as of December 31, 2010 and 2009, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Montgomery, Alabama
August 1, 2011

CHICAGO HOTELS PORTFOLIO
COMBINED BALANCE SHEETS
December 31, 2010 and 2009

	2010	2009
ASSETS
Investment in hotels, net of accumulated depreciation of $16,202,465 and $16,223,368, respectively	$31,892,854	$32,838,455
Cash and cash equivalents	788,577	3,036,875
Escrow deposits	2,393,072	1,947,900
Accounts receivable	210,493	156,374
Prepaid expenses and other current assets	49,275	69,353
Intangible assets, net of accumulated amortization of $255,271 and $210,639, respectively	284,004	328,637
Other assets	3,300	3,300

Total assets	$35,621,575	$38,380,894

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Liabilities
Mortgages payable	$40,436,869	$41,045,356
Accounts payable and accrued expenses	1,937,657	1,783,185
Due to related parties	1,216,910	336,097

Total liabilities	43,591,436	43,164,638

Members’ equity (deficit)	(7,969,861)	(4,783,744)

Total Liabilities and Members’ Equity (Deficit)	$35,621,575	$38,380,894

See independent auditors’ report and notes to combined financial statements.

CHICAGO HOTELS PORTFOLIO
COMBINED STATEMENTS OF INCOME
For the Years Ended December 31, 2010 and 2009

	2010	2009
Revenues
Rooms	$14,489,937	$13,257,388
Other	2,398,697	2,235,907

Total revenues	16,888,634	15,493,295

Expenses
Rooms	4,577,385	4,389,062
Hotel administration	2,946,966	2,729,843
Property operation, maintenance and energy costs	2,582,767	1,928,547
Management and franchise fees	1,228,835	1,123,157
Taxes, insurance and other	1,699,423	1,588,431
Depreciation and amortization	2,299,834	2,528,665

Total expenses	15,335,210	14,287,705

Operating income	1,553,424	1,205,590

Other income (expense)
Interest income	13,332	36,268
Loss on disposal of assets	(321,417)	(60,990)
Interest expense	(2,530,851)	(2,543,461)

Total other income (expense)	(2,838,936)	(2,568,183)

Net loss	$(1,285,512)	$(1,362,593)

See independent auditors’ report and notes to combined financial statements.

CHICAGO HOTELS PORTFOLIO
COMBINED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2010 and 2009

	2010	2009
Increase (decrease) in cash and cash equivalents
Cash flows from operating activities
Net loss	$(1,285,512)	$(1,362,593)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,299,834	2,528,665
Bad debts	11,179	9,799
Loss on disposal of assets	321,417	60,990
Change in assets and liabilities:
(Increase) decrease in:
Accounts receivable	(65,298)	111,218
Prepaid expenses and other current assets	20,078	60,564
Increase (decrease) in:
Accounts payable and accrued expenses	154,472	(428,678)
Due to related parties	302,567	408,182

Net cash provided by operating activities	1,758,737	1,388,147

Cash flows from investing activities
Purchase of capital assets	(1,709,409)	(1,566,155)
Proceeds from sale of fixed assets	78,392	400
Net increase in escrow deposits	(445,172)	(4,082)

Net cash used by investing activities	(2,076,189)	(1,569,837)

Cash flows from financing activities
Principal payments on mortgages payable	(608,487)	(572,296)
Distributions	(1,900,605)	(277,778)
Borrowings on related party note payable	578,246	—

Net cash used by financing activities	(1,930,846)	(850,074)

Net decrease in cash and cash equivalents	(2,248,298)	(1,031,764)
Cash and cash equivalents at beginning of year	3,036,875	4,068,639

Cash and cash equivalents at end of year	$788,577	$3,036,875

Supplemental disclosure of cash flow information
Cash payments for interest	$2,507,563	$2,543,461

See independent auditors’ report and notes to combined financial statements.

CHICAGO HOTELS PORTFOLIO
NOTES TO COMBINED FINANCIAL STATEMENTS
December 31, 2010 and 2009

1. Nature of Business and Significant Accounting Policies

Nature of Business

The accompanying combined financial statements present the financial information of the following Hotel properties (the Hotels):

Chicago North Shore Lodging Associates, LLC is a Wisconsin limited liability company which was formed on September 11, 1998 for the purpose of developing and operating a Hampton Inn & Suites by Hilton and operating the hotel under a management agreement with Raymond Management Company, Inc. (the Manager). The hotel is located in Skokie, Illinois.

Chicago River Road Lodging Associates, LLC is a Wisconsin limited liability company which was formed on February 12, 2001 for the purpose of developing and operating a Hilton Garden Inn by Hilton and operating the hotel under a management agreement with Raymond Management Company, Inc. (the Manager). The hotel is located in Des Plaines, Illinois.

Personal Assets and Liabilities and Members’ Salaries

In accordance with the generally accepted method of presenting limited liability company and partnership financial statements, the combined financial statements do not include the personal assets and liabilities of the members, including their obligation for income taxes on their distributive shares of the net income of the limited liability company or partnership nor any provision for income tax expense.

The expenses shown in the combined statements of income do not include any salaries to the members.

Cash and Cash Equivalents

The Hotels consider all short-term investments with an original maturity of three months or less to be cash equivalents.

Principles of Combination

The accompanying financial statements of Chicago Hotels Portfolio include the accounts of Chicago North Shore Lodging Associates, LLC and Chicago River Road Lodging Associates, LLC (collectively the Hotels). The Hotels are separate legal entities that share management and common ownership. All significant related balances and transactions have been eliminated in combination.

Restricted Funds

The Hotels are required to fund the mortgage holders with sufficient funds to cover property taxes and the cost of replacements and renewals to the hotel’s property and improvements. The mortgagor holds these funds in escrow in short-term money market securities on behalf of the hotels until the funds are spent on property taxes and capital improvements.

Accounts Receivable

The Hotels report trade receivables at gross amounts due from customers. Because historical losses related to these receivables have been insignificant, management uses the direct write-off method to account for bad debts. On a continuing basis, management analyzes delinquent receivables and, once these receivables are determined to be uncollectible, they are written off through a charge against operations.

CHICAGO HOTELS PORTFOLIO
NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)
December 31, 2010 and 2009

Investment in Hotel Property

The investment in hotels is stated at cost. Interest and property taxes incurred during the construction of the facilities were capitalized and depreciated over the life of the asset. Costs of improvements are capitalized. Costs of normal repairs and maintenance are charged to expense as incurred. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation are removed from the respective accounts, and the resulting gain or loss, if any, is included in operations.

Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets. The useful lives of assets are 39 to 40 years for buildings, 15 years for improvements and 5 to 10 years for furniture, fixtures and equipment.

Asset Impairment

The Hotels review their long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets held and used is measured by a comparison of the carrying amount of an asset to undiscounted expected cash flows. Future events could cause the Hotels to conclude that impairment indicators exist and that long-lived assets may be impaired. To date, no impairment losses have been recorded.

Franchise Fees

Franchise fees are amortized on a straight-line basis which approximates the effective interest method over the term of the agreement commencing on the hotel opening dates.

Loan Origination Costs

Permanent loan costs are amortized using a straight-line basis, which approximates the effective interest method, over the terms of the respective mortgages.

Income Taxes

No federal or state income taxes are payable by the Hotels, and therefore, no tax provision has been reflected in the accompanying financial statements. The members are required to include their respective share of the Hotels profits or losses in their individual tax returns. The tax returns, the status of the Hotels as such for tax purposes, and the amount of allocable Hotels income or loss, are subject to examinations by the Internal Revenue Service. If such examinations result in changes with respect to the Hotels’ status, or in changes to allowable Hotels’ income or loss, the tax liability of the members would be changed accordingly.

Effective January 1, 2009, the Hotels implemented the accounting guidance for uncertainty in income taxes using the provisions of Financial Accounting Standards Board (FASB) ASC 740-10, Income Taxes. Using that guidance, tax positions initially need to be recognized in the financial statements when it is more-likely-than-not the position will be sustained upon examination by the tax authorities.

As of December 31, 2010, the Hotels had no uncertain tax positions that qualify for either recognition or disclosure in the financial statements and no interest or penalties related to income taxes. The federal and state income tax years of 2007 through 2010 remain subject to examination as of December 31, 2010.

CHICAGO HOTELS PORTFOLIO
NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)
December 31, 2010 and 2009

Revenue Recognition

Revenue is recognized as earned, which is generally defined as the date upon which a guest occupies a room or utilizes the Hotels’ services.

Sales and Marketing

Sales and marketing costs are expensed when incurred. These costs represent the expense for franchise advertising and reservation systems under the terms of the hotel management agreement and general and administrative expenses that are directly attributable to advertising and promotion. Sales and marketing expenses totaled $1,029,500 and $1,014,257 for the years ended December 31, 2010 and 2009, respectively.

Lodging and Sales Taxes

The Hotels collect various taxes from customers and remit these amounts to applicable taxing authorities. The Hotels’ accounting policy is to exclude these taxes from revenues and expenses.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingencies at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

Subsequent Events

Management has evaluated subsequent events through August 1, 2011, which is the date the financial statements were available to be issued.

2. Investment in Hotel Properties

The following is a reconciliation of the carrying value of the investment in hotels at December 31, 2010 and 2009:

	2010	2009
Land and land improvements	$7,870,099	$7,896,298
Building and improvements	27,881,121	28,553,841
Furniture, fixtures and equipment	12,344,099	12,611,684

	48,095,319	49,061,823
Less accumulated depreciation	(16,202,465)	(16,223,368)

Investment in hotels, net	$31,892,854	$32,838,455

Depreciation expense was $2,255,201 and $2,484,032 for the years ended December 31, 2010 and 2009, respectively.

CHICAGO HOTELS PORTFOLIO
NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)
December 31, 2010 and 2009

3. Escrow Deposits

Escrow deposits at December 31, 2010 and 2009, consisted of the following:

		2010	2009
Hampton Inn & Suites—Skokie	Property Tax Escrow	$791,666	$549,264
	Capital Reserve Escrow	189,689	233,728
Hilton Garden Inn—Des Plaines	Property Tax Escrow	715,955	606,042
	Capital Reserve Escrow	695,762	558,866

		$2,393,072	$1,947,900

4. Intangible Assets

Franchise Fees

Franchise fees totaling $219,650 have been paid to Hilton Hotels as of December 31, 2010 and 2009. Amortization expense totaled $12,670 for the years ended December 31, 2010 and 2009.

Estimated aggregate amortization expense is as follows:

2011	$12,670
2012	12,670
2013	12,670
2014	12,670
2015	9,295
Thereafter	56,796

Total	$116,771

The Hotels are subject to various franchise agreements under which the Hotels agree to use the Franchisor’s trademark, standards of service (cleanliness, management, advertising) and construction quality and design. There are agreements with Hilton Hotels. The agreements cover an initial term of 20 years with varying renewal terms. The agreements provide for payment of royalty fees, which are calculated monthly, and totaled $641,894 and $582,876 in 2010 and 2009, respectively.

Loan Costs

Permanent loan costs totaling $319,625 have been paid as of December 31, 2010 and 2009. Amortization expense totaled $31,963 for the years ended December 31, 2010 and 2009.

Estimated aggregate amortization expense is as follows:

2011	$31,963
2012	31,963
2013	31,963
2014	31,963
2015	31,963
Thereafter	7,418

Total	$167,233

5. Mortgages Payable

Mortgages payable at December 31, 2010 and 2009, consisted of the following:

CHICAGO HOTELS PORTFOLIO
NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)
December 31, 2010 and 2009

	2010	2009
Hampton Inn & Suites—Skokie: Note with Wells Fargo Bank; term of 10 years and due July 2016; interest at 6.15%	$19,368,273	$19,649,884
Hilton Garden Inn—Des Plaines: Note with Wells Fargo Bank; term of 10 years and due July 2016; interest at 5.99%	21,068,596	21,395,472

	$40,436,869	$41,045,356

Future maturities at December 31, 2010, are as follows:

Year ending December 31,
2011	$646,974
2012	706,997
2013	758,138
2014	805,532
2015	855,892
Thereafter	36,663,336

Total	$40,436,869

The mortgages payable are secured by the related hotel property and equipment.

6. Changes in Equity

Changes in the Hotels’ equity accounts during 2010 and 2009 are summarized below:

	2010	2009
Retained earnings (deficit) at beginning of year	$(4,783,744)	$(3,143,373)
Net loss	(1,285,512)	(1,362,593)
Distributions	(1,900,605)	(277,778)

Retained earnings (deficit) at end of year	$(7,969,861)	$(4,783,744)

7. Related Parties

The Hotels are subject to management agreements with Raymond Management Company, Inc., which cover an initial term of 10 years with varying renewal terms. The agreements provide for payment of accounting fees of $500 per month, external support fees of $580-$950 per month and monthly base management fees equal to 3.5% of gross rental revenues. Management fees of $586,942 and $540,281 were expensed in 2010 and 2009, respectively. Amounts due to Raymond Management Company, Inc. totaled $638,664 and $336,097 at December 31, 2010 and 2009, respectively.

Hampton Inn & Suites—Skokie has an unsecured note payable to a member of $578,246 and $0 at December 31, 2010 and 2009, respectively. The note accrues interest at 6.25% at December 31, 2010. Interest expense related to this note was $23,288 and $0 at December 31, 2010 and 2009, respectively. Accrued interest payable was $23,288 and $0 at December 31, 2010 and 2009, respectively.

8. Concentration of Credit Risk

The Hotels maintain their cash in bank deposit accounts which, at times, may exceed federally insured limits. The balances are insured by the Federal Deposit Insurance Corporation up to $250,000. At December 31, 2010, the Hotels uninsured cash balances totaled $3,286 and the Hotels have not experienced any losses.

CHICAGO HOTELS PORTFOLIO
NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)
December 31, 2010 and 2009

9. Subsequent Event

In May 2011, the Hotels entered into a contract to sell the real and personal property of Chicago North Shore Lodging Associates, LLC and Chicago River Road Lodging Associates, LLC to Apple Ten Hospitality Ownership, Inc. for a gross purchase price of $70,000,000. As of August 1, 2011, the sales have not closed.

CHICAGO HOTELS PORTFOLIO
COMBINED BALANCE SHEETS
JUNE 30, 2011 and 2010
(Unaudited)

	2011	2010
ASSETS
Investment in hotels, net of accumulated depreciation of $16,911,844 and $17,350,970, respectively	$31,331,892	$33,364,499
Cash and cash equivalents	1,773,835	1,160,531
Escrow deposits	2,213,613	1,836,797
Accounts receivable	323,327	371,158
Prepaid expenses and other current assets	122,873	95,195
Intangible assets, net of accumulated amortization of $277,588 and $232,955, respectively	261,688	306,320
Other assets	3,300	3,300

Total assets	$36,030,528	$37,137,800

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Liabilities
Mortgages payable	$40,108,164	$40,735,443
Accounts payable and accrued expenses	2,345,319	2,476,902
Due to related parties	1,328,318	934,256

Total liabilities	43,781,801	44,146,601

Members’ Equity (Deficit)	(7,751,273)	(7,008,801)

Total Liabilities and Members’ Equity (Deficit)	$36,030,528	$37,137,800

CHICAGO HOTELS PORTFOLIO
COMBINED STATEMENTS OF INCOME
For the Six Months Ended June 30, 2011 and 2010
(Unaudited)

	2011	2010
Revenues
Rooms	$7,113,447	$6,727,261
Other	1,417,320	1,109,120

Total revenues	8,530,767	7,836,381

Expenses
Rooms	2,358,324	2,144,057
Hotel administration	1,492,532	1,504,037
Property operation, maintenance and energy costs	980,283	1,484,719
Management and franchise fees	609,987	571,183
Taxes, insurance and other	802,552	1,170,794
Depreciation and amortization	741,499	1,149,917

Total expenses	6,985,177	8,024,707

Operating Income (Loss)	1,545,590	(188,326)

Other Income (Expense)
Interest income	2,906	8,373
Loss on disposal of assets	(54)	(22,666)
Interest expense	(1,229,173)	(1,248,262)

Total other income (expense)	(1,226,321)	(1,262,555)

Net Income (Loss)	$319,269	$(1,450,881)

CHICAGO HOTELS PORTFOLIO
COMBINED STATEMENTS OF CASH FLOWS
For the Six Months Ended June 30, 2011 and 2010
(Unaudited)

	2011	2010
Increase (decrease) in cash and cash equivalents
Cash flows from operating activities
Net income (loss)	$319,269	$(1,450,881)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	741,499	1,149,917
Bad debts	3,458	2,507
Loss on disposal of assets	54	22,666
Change in assets and liabilities:
(Increase) decrease in:
Accounts receivable	(116,292)	(217,291)
Prepaid expenses and other current assets	(73,598)	(25,842)
Increase (decrease) in:
Accounts payable and accrued expenses	407,662	693,717
Due to related parties	46,408	19,913

Net cash provided by operating activities	1,328,460	194,706

Cash flows from investing activities
Purchase of capital assets	(158,275)	(1,676,310)
Net decrease in escrow deposits	179,459	111,103

Net cash provided (used) by investing activities	21,184	(1,565,207)

Cash flows from financing activities
Principal payments on mortgages payable	(328,705)	(309,913)
Distributions	(100,681)	(774,176)
Borrowings on related party note payable	65,000	578,246

Net cash used by financing activities	(364,386)	(505,843)

Net increase (decrease) in cash and cash equivalents	985,258	(1,876,344)
Cash and cash equivalents at beginning of year	788,577	3,036,875

Cash and cash equivalents at June 30	$1,773,835	$1,160,531

Supplemental disclosure of cash flow information
Cash payments for interest	$1,229,173	$1,248,262

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors
APPLE TEN HOSPITALITY OWNERSHIP, INC.

We have audited the accompanying balance sheet of Ascent Hospitality, Inc., as of December 31, 2010, and the related statement of income and cash flows for the year then ended. These financial statements are the responsibility of the Ascent Hospitality Inc.’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ascent Hospitality, Inc., as of December 31, 2010, and the results of its operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Montgomery, Alabama

November 7, 2011

ASCENT HOSPITALITY, INC.
BALANCE SHEET
December 31, 2010

ASSETS
Investment in hotel, net of accumulated depreciation of $1,684,568	$13,530,466
Cash and cash equivalents	9,035
Accounts receivable	46,972
Intangible assets, net of accumulated amortization of $12,682	67,434
Other assets	30,358

Total assets	$13,684,265

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Mortgage payable	$10,152,909
Accounts payable and accrued expenses	296,593
Due to management company	37,091

Total liabilities	10,486,593

Stockholders’ Equity
Common stock—$10 par value, 1,000 shares authorized, issued and outstanding	10,000
Retained earnings	3,187,672

Total stockholders’ equity	3,197,672

Total liabilities and stockholders’ equity	$13,684,265

ASCENT HOSPITALITY, INC.
STATEMENT OF INCOME
For the Year Ended December 31, 2010

Revenues
Rooms	$3,203,052
Other	342,591

Total revenues	3,545,643

Expenses
Rooms	833,549
Hotel administration	631,068
Property operation, maintenance and energy costs	402,131
Management and franchise fees	261,069
Taxes, insurance and other	289,591
Depreciation and amortization	679,168

Total expenses	3,096,576

Operating income	449,067

Other income (expense)
Interest income	1,154
Interest expense	(345,573)

Total other income (expense)	(344,419)

Net income	$104,648

ASCENT HOSPITALITY, INC.
STATEMENT OF CASH FLOWS
For the Year Ended December 31, 2010

Increase (decrease) in cash and cash equivalents
Cash flows from operating activities
Net income	$104,648
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	679,168
Change in assets and liabilities:
Increase in:
Accounts receivable	(16,069)
Prepaid expenses and other current assets	(16,079)
Increase in:
Accounts payable and accrued expenses	82,433

Net cash provided by operating activities	834,101

Cash flows from investing activities
Purchase of capital assets	(26,199)

Cash flows from financing activities
Principal payments on mortgage payable	(278,798)
Advances from related parties	30,000
Distributions	(560,000)

Net cash used by financing activities	(808,798)

Net decrease in cash and cash equivalents	(896)
Cash and cash equivalents at beginning of year	9,931

Cash and cash equivalents at end of year	$9,035

Supplemental disclosure of cash flow information
Cash payments for interest	$346,069

ASCENT HOSPITALITY, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2010

1. Nature of Business and Significant Accounting Policies

Nature of Business

Ascent Hospitality, Inc. (the Company) was incorporated in the State of Indiana on November 10, 2005 for the purpose of developing and operating a Hilton Garden Inn and operating the hotel under a management agreement with Schulte Hospitality Group, Inc. (the Manager). The hotel is located in Merrillville, Indiana.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

The Company reports trade receivables at gross amounts due from customers. Because historical losses related to these receivables have been insignificant, management uses the direct write-off method to account for bad debts. On a continuing basis, management analyzes delinquent receivables and, once these receivables are determined to be uncollectible, they are written off through a charge against operations.

Investment in Hotel Property

The investment in the hotel is stated at cost. Interest and property taxes incurred during the construction of the facilities were capitalized and depreciated over the life of the asset. Costs of improvements are capitalized. Costs of normal repairs and maintenance are charged to expense as incurred. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation are removed from the respective accounts, and the resulting gain or loss, if any, is included in income.

Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets. The useful lives of assets are 39 years for buildings, 15 years for improvements and 5 years for furniture, fixtures and equipment.

Asset Impairment

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets held and used is measured by a comparison of the carrying amount of an asset to undiscounted expected cash flows. Future events could cause the Company to conclude that impairment indicators exist and that long-lived assets may be impaired. To date, no impairment losses have been recorded.

Franchise Fees

Franchise fees are amortized on a straight-line basis over the term of the agreement commencing on the hotel opening date.

ASCENT HOSPITALITY, INC.
NOTES TO FINANCIAL STATEMENTS—(Continued)
December 31, 2010

Income Taxes

The Company, with the consent of its stockholders, has elected under the Internal Revenue Code to be taxed as an S corporation. In lieu of corporation income taxes, the stockholders of an S corporation are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision or liability for federal or state income taxes has been included in the financial statements.

The Company follows the accounting guidance for uncertainty in income taxes using the provisions of Financial Accounting Standards Board Accounting Standards Codification 740-10, Income Taxes. Using that guidance, tax positions initially need to be recognized in the financial statements when it is more-likely-than-not the positions will be sustained upon examination by the tax authorities.

As of December 31, 2010, the Company had no uncertain tax positions, or interest and penalties, that qualify for either recognition or disclosure in the financial statements.

With few exceptions, the Company is no longer subject to U.S. federal, state, and local income tax examinations by tax authorities for years before 2007.

Revenue Recognition

Revenue is recognized as earned, which is generally defined as the date upon which a guest occupies a room or utilizes the Company’s services.

Sales and Marketing

Sales and marketing costs are expensed when incurred. These costs represent the expense for franchise advertising and reservation systems under the terms of the hotel franchise agreement and general and administrative expenses that are directly attributable to advertising and promotion. Sales and marketing expenses totaled $250,526 for the year ended December 31, 2010.

Lodging and Sales Taxes

The Company collects various taxes from customers and remits these amounts to applicable taxing authorities. The Company’s accounting policy is to exclude these taxes from revenues and expenses.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingencies at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

Subsequent Events

Management has evaluated subsequent events through November 7, 2011, which is the date the financial statements were available to be issued.

ASCENT HOSPITALITY, INC.
NOTES TO FINANCIAL STATEMENTS—(Continued)
December 31, 2010

2. Investment in Hotel Properties

The following is a reconciliation of the carrying value of the investment in hotel at December 31, 2010:

Land and land improvements	$1,641,000
Building and improvements	10,762,835
Furniture, fixtures and equipment	2,811,199

15,215,034
Less accumulated depreciation	(1,684,568)

Investment in hotel, net	$13,530,466

Depreciation expense was $673,827 for the year ended December 31, 2010.

3. Intangible Assets

Franchise Fees

Franchise fees totaling $80,116 have been paid to Hilton Hotels as of December 31, 2010. Amortization expense totaled $5,341 for the year ended December 31, 2010.

Estimated aggregate amortization expense is as follows:

2011	$5,341
2012	5,341
2013	5,341
2014	5,341
2015	5,341
Thereafter	40,729

Total	$67,434

The Company is subject to a franchise agreement with Hilton Hotels under which the Company agrees to use the Franchisor’s trademark, standards of service (cleanliness, management, advertising) and construction quality and design. The agreement covers a term of 20 years. The agreement provides for payment of royalty fees, which are calculated monthly, and totaled $154,388 in 2010.

4. Mortgage Payable

Mortgage payable at December 31, 2010, consisted of the following:

Note with Specialty Finance Group, LLC due August 31, 2012; interest at LIBOR plus 3%, secured by the related hotel property and equipment	$10,152,909

Future maturities at December 31, 2010, are as follows:

Year ending December 31,
2011	$288,332
2012	9,864,577

Total	$10,152,909

ASCENT HOSPITALITY, INC.
NOTES TO FINANCIAL STATEMENTS—(Continued)
December 31, 2010

5. Changes in Equity

Changes in Company retained earnings during 2010 are summarized below:

Retained earnings at beginning of year	$3,643,024
Net income	104,648
Distributions	(560,000)

Retained earnings at end of year	$3,187,672

6. Management Agreement

The Company is subject to a management agreement with Schulte Hospitality Group, Inc., which covers an initial term of 3 years with automatic, annual renewals. The agreement provides for payment of accounting fees of $300 per month and monthly base management fees equal to 3% of gross rental revenues. Management fees of $106,681 were expensed in 2010. Amounts due to Schulte Hospitality Group, Inc. totaled $37,091 at December 31, 2010.

7. Concentration of Credit Risk

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The balances are insured by the Federal Deposit Insurance Corporation up to $250,000. At December 31, 2010, the Company had no uninsured cash balances and the Company has not experienced any losses.

8. Subsequent Event

In July 2011, the Company amended the terms of its loan agreement with Specialty Finance Group, LLC to primarily extend the maturity date and change the note interest rate in addition to other changes.

In July 2011, the Company entered into a contract to sell the real and personal property of the hotel to Apple Ten Hospitality Ownership, Inc. for a gross purchase price of $14,825,000. The sale was completed on September 30, 2011.

ASCENT HOSPITALITY, INC.
BALANCE SHEETS
June 30, 2011 and 2010
(Unaudited)

	2011	2010
ASSETS
Investment in hotel, net of accumulated depreciation of $2,021,482 and $1,347,655, respectively	$13,213,552	$13,842,379
Cash and cash equivalents	169,101	345,235
Accounts receivable	109,153	74,201
Prepaid expenses and other current assets	8,699	8,303
Intangible assets, net of accumulated amortization of $15,353 and $10,012, respectively	114,763	70,104
Other assets	20,135	20,821

Total assets	$13,635,403	$14,361,043

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Mortgages payable	$10,010,071	$10,293,442
Accounts payable and accrued expenses	257,537	350,059
Due to management company	30,000	—

Total liabilities	10,297,608	10,643,501

Stockholders’ Equity
Common stock—$10 par value, 1,000 shares authorized, issued and outstanding	10,000	10,000
Additional paid-in capital	60,000	—
Retained earnings	3,267,795	3,707,542

Total stockholders’ equity	3,337,795	3,717,542

Total liabilities and stockholders’ equity	$13,635,403	$14,361,043

ASCENT HOSPITALITY, INC.
STATEMENTS OF INCOME
For the Six Months Ended June 30, 2011 and 2010
(Unaudited)

	2011	2010
Revenues
Rooms	$1,634,991	$1,527,509
Other	180,342	180,629

Total revenues	1,815,333	1,708,138

Expenses
Rooms	393,259	376,191
Hotel administration	400,763	373,161
Property operation, maintenance and energy costs	127,906	127,820
Management and franchise fees	160,194	127,869
Taxes, insurance and other	110,119	90,456
Depreciation and amortization	339,585	339,585

Total expenses	1,531,826	1,435,082

Operating income	283,507	273,056

Other expense
Interest expense	203,384	148,538

Net income	$80,123	$124,518

ASCENT HOSPITALITY, INC.
STATEMENTS OF CASH FLOWS
For the Six Months Ended June 30, 2011 and 2010
(Unaudited)

	2011	2010
Increase (Decrease) In Cash and Cash Equivalents
Cash flows from operating activities
Net income	$80,123	$124,518
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	339,585	339,585
Change in assets and liabilities:
(Increase) decrease in:
Accounts receivable	(62,181)	(43,298)
Prepaid expenses and other current assets	1,524	5,290
Other assets	—	(20,134)
Increase (decrease) in:
Accounts payable and accrued expenses	(46,147)	128,807

Net cash provided by operating activities	312,904	534,768

Cash flows from investing activities
Purchase of capital assets	(20,000)	(1,199)

Cash flows from financing activities
Principal payments on mortgages payable	(142,838)	(138,265)
Payments for debt issue costs	(50,000)	—
Contributions	60,000	—
Distributions	—	(60,000)

Net cash used by financing activities	(132,838)	(198,265)

Net increase in cash and cash equivalents	160,066	335,304
Cash and cash equivalents at beginning of year	9,035	9,931

Cash and cash equivalents at June 30	$169,101	$345,235

Supplemental disclosure of cash flow information
Cash payments for interest	$203,384	$148,538

INDEPENDENT AUDITORS’ REPORT

To the Owners
VHRMR ROUND ROCK, LTD

We have audited the accompanying balance sheet of VHRMR Round Rock, LTD (the “Partnership”) as of December 26, 2010, and the related statements of operations, owners’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of VHRMR Round Rock, LTD as of December 26, 2010, and the results of its operations and its cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

/s/ PANNELL KERR FORSTER OF TEXAS, P.C.

Houston, TX
October 3, 2011

VHRMR ROUND ROCK, LTD
BALANCE SHEET
December 26, 2010

ASSETS
Property and equipment, at cost
Land	$2,607,157
Buildings and improvements	5,712,268
Furniture, fixtures and equipment	3,819,872
Automobiles	24,666

12,163,963
Less accumulated depreciation and amortization	(168,019)

Property and equipment, net	11,995,944

Other assets
Cash and cash equivalents	230,326
Accounts receivable	27,800
Prepaid expenses	3,045
Deferred charges, net	202,747
Deposits	34,225

Total assets	$12,494,087

LIABILITIES AND OWNERS’ EQUITY
Liabilities
Mortgage note payable	$6,787,403
Accounts payable	54,286
Accrued expenses and other liabilities	275,561

Total liabilities	7,117,250

Commitments and contingencies	—
Owners’ equity	5,376,837

Total liabilities and owners’ equity	$12,494,087

The accompanying notes are an integral part of these financial statements.

VHRMR ROUND ROCK, LTD
STATEMENT OF OPERATIONS
Year Ended December 26, 2010

Revenue
Rooms	$458,809
Telephone	233
Other	9,583

468,625

Departmental expenses
Rooms	150,163
Telephone	4,135
Food and beverage	25,466
Other	3,495

183,259

Other operating expenses
General and administrative	82,073
Advertising and marketing	56,841
Repairs and maintenance	18,446
Utilities	37,895
Management fees—affiliate	14,051
Pre-opening costs	210,100
Other	34,192

453,598

Interest expense	93,637
Depreciation and amortization	171,019

Net loss	$(432,888)

The accompanying notes are an integral part of these financial statements.

VHRMR ROUND ROCK, LTD
STATEMENT OF OWNERS’ EQUITY
Year Ended December 26, 2010

Balance, December 27, 2009	$3,939,725
Contributions	1,870,000
Net loss	(432,888)

Balance, December 26, 2010	$5,376,837

The accompanying notes are an integral part of these financial statements.

VHRMR ROUND ROCK, LTD
STATEMENT OF CASH FLOWS
Year Ended December 26, 2010

Cash flows from operating activities
Net loss	$(432,888)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	171,019
Amortization of deferred financing costs	26,938
Changes in operating assets and liabilities:
Accounts receivable	(26,500)
Prepaid expenses	(3,045)
Deposits	(34,225)
Accounts payable	(300,415)
Accrued expenses and other liabilities	(350,524)

Net cash used in operating activities	(949,640)
Cash flows from investing activities
Purchases of property and equipment	(9,788,138)

Net cash used in investing activities	(9,788,138)

Cash flows from financing activities
Contributions	1,870,000
Deferred financing costs	(148,228)
Borrowings on mortgage note payable	6,786,403

Net cash provided by financing activities	8,508,175

Net decrease in cash and cash equivalents	(2,229,603)
Cash and cash equivalents at beginning of year	2,459,929

Cash and cash equivalents at end of year	$230,326

Supplemental disclosure of cash flow information:
Cash paid for interest	$95,760

The accompanying notes are an integral part of these financial statements.

VHRMR ROUND ROCK, LTD
NOTES TO FINANCIAL STATEMENTS
December 26, 2010

Note 1—Organization and Summary of Significant Accounting Policies

History

VHRMR Round Rock, LTD (a Texas limited partnership) was formed on July 13, 2006 to own and operate the Homewood Suites Round Rock. The partnership will cease to exist upon the earlier of December 31, 2055, sale of all property, agreement to dissolve by all partners, or other acts by partners as specifically defined in the partnership agreement. Homewood Suites Round Rock is an 115 room hotel located in Round Rock, Texas, and it opened for business in September 2010.

VHRMR Round Rock, LTD will herein be referred to as the “Partnership.” Vista Host, Inc. (“Vista Host”), the management company, is responsible for the daily management of the hotel and accounting for the Partnership. The Partnership is affiliated with Vista Host through common ownership and management. The significant accounting policies of the Partnership are as follows:

Basis of presentation

The accompanying financial statements have been prepared in accordance with U. S. generally accepted accounting principles and present the financial information of the Partnership as of December 26, 2010. The Partnership ends its fiscal year on the last Sunday of December.

Property and equipment

Property and equipment are stated at cost. Depreciation is calculated on the straight-line method based upon the estimated useful lives of the assets as follows:

Buildings and improvements	6–39 years
Furniture, fixtures and equipment	4–15 years

Improvements that extend the life of the asset are capitalized. Maintenance and repairs are charged to expense as incurred.

Long-lived assets

The Partnership reviews their long-lived assets whenever changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable, as measured by comparing their book value to the estimated future cash flows generated by their use. The Partnership does not believe that any such changes have occurred and there were no impairment losses recorded in 2010.

Cash equivalents

For purposes of the statement of cash flows, the Partnership considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.

Accounts receivable

Accounts receivable represent unbilled hotel guest charges for guests staying at the hotel at year end and corporate account customer charges from various times throughout the year. The Partnership estimates an allowance for doubtful accounts based on historical activity, with no allowance deemed necessary as of December 26, 2010.

Deferred charges, net

Deferred charges include deferred loan costs and franchise fees. Deferred loan costs are those costs incurred in connection with obtaining mortgage notes payable and are amortized to interest expense, on a straight-line basis, over the term of the notes payable. Deferred franchise fees represent the initial fees to obtain the right to operate the hotel under the Homewood Suites name. Deferred franchise fees are amortized on a straight-line basis from the date the hotel opened for

VHRMR ROUND ROCK, LTD
NOTES TO FINANCIAL STATEMENTS—(Continued)
December 26, 2010

business through the expiration date of the franchise agreement. Deferred charges are shown net of accumulated amortization of $29,938 as of December 26, 2010.

Income taxes

No income tax is reflected in the accompanying financial statements because any resulting income tax liability is that of the owners and not the Partnership due to the limited partnership structure.

The Partnership reviews its uncertain tax positions and recognizes the impact of a tax position in the financial statements only if that position is more likely than not of being sustained upon examination to the taxing authority. Any adjustment required would be passed through to the partners for their share of such adjustments. The 2009 and 2010 tax periods remain subject to examination by various tax jurisdictions.

Owners’ equity

The Partnership’s net income or loss is allocated to the owners in accordance with the Partnership’s formation documents.

Revenue recognition

Revenues are derived primarily from the rental of hotel rooms and are recognized as earned.

Advertising

Advertising costs are expensed as incurred. Advertising expense, not including salaries and other related allocated expenses, was $22,032 for the year ended December 26, 2010.

Concentrations of credit risk

Financial instruments which potentially subject the Partnership to concentrations of credit risk are primarily cash equivalents, reserve and escrow accounts, and trade receivables.

The Partnership maintains cash accounts in major U.S. financial institutions. The terms of these deposits are on demand to minimize risk. The balances of these accounts occasionally exceed the federally insured limits, although no losses have been incurred in connection with such cash balances.

Any losses incurred in connection with accounts receivable historically have been immaterial and considered a normal cost of operations.

Economic concentrations

The Partnership operates one hotel. Future operations could be affected by economic or other conditions in their geographical area or by changes in the travel and tourism industry.

Fair value of financial instruments

The Partnership records financial instruments under Accounting Standards Codification (“ASC”) 820 which defines fair value, establishes a framework for measuring fair value, establishes a fair value hierarchy based on the quality of inputs used to measure fair value and enhances disclosure requirements for fair value measurements.

A three-level valuation hierarchy for disclosure of fair value measurements categorizes assets and liabilities measured at fair value into one of three different levels depending on the observability of the inputs employed in the measurement. Level 1 inputs include observable inputs such as quoted prices in active markets at the measurement date for identical, unrestricted assets or liabilities. Level 2 inputs include inputs that are observable directly or indirectly such as quoted

VHRMR ROUND ROCK, LTD
NOTES TO FINANCIAL STATEMENTS—(Continued)
December 26, 2010

prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability. Level 3 inputs include unobservable inputs for which there is little or no market data and which the Partnership makes its own assumptions about how market participants would price the assets and liabilities.

The Partnership’s cash and cash equivalents include a money market fund of $2,278 as of December 26, 2010. The money market fund is valued as a Level 1 input at cost, which approximates fair value.

Use of estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 2—Mortgage Note Payable

A mortgage note payable was entered into on August 3, 2009 with an original principal amount of $8,921,500 available for draw, and was subsequently amended on March 8, 2010 to decrease the amount available to $6,875,000. Interest only payments are due monthly through September 10, 2011. Beginning on October 10, 2011, forty-two principal installments are to be made on a monthly basis, with the installment amount accelerating. During this period, interest payments are due as well. Installments one(1) through twelve(12) are due in the amount of $8,433, installments thirteen(13) through twenty-four(24) are due in the amount of $9,065, installments twenty-five(25) through thirty-six(36) are due in the amount of $9,745, and installments thirty-seven(37) through forty-one(41) are due in the amount of $10,475. The final installment payment is due at maturity, March 10, 2015, and represents a balloon payment for the remaining balance. Interest accrues at LIBOR plus 3% with the minimum rate being 4.25%. The note is secured by the underlying property.

Accrued interest on the mortgage note payable was $20,479 as of December 26, 2010. Interest incurred during the construction of the hotels is capitalized to property and equipment. During the year ended December 26, 2010, the Partnership capitalized interest of $49,145.

Aggregate principal maturities of the mortgage notes payable at December 26, 2010 are:

2011	$25,299
2012	103,093
2013	110,821
2014	119,128
2015	6,429,062

Total future maturities	$6,787,403

Note 3—Related Party Transactions

Hotel management agreement

Vista Host manages the Partnership under the terms of a management agreement. Principals of Vista Host are also owners of the Partnership. The agreement entitles Vista Host to receive a base fee of 3% of gross revenues of the hotel, plus an incentive management fee of 2% of gross revenues after a preferred return to the owners. Management fees totaled $14,051 for the year ended December 26, 2010, of which $4,458 was accrued at December 26, 2010.

VHRMR ROUND ROCK, LTD
NOTES TO FINANCIAL STATEMENTS—(Continued)
December 26, 2010

Additionally, $148,095 is due to Vista Host at December 26, 2010 for funds advanced to the Partnership during the hotel’s pre-opening period. These funds are expected to be repaid during 2011, and are included in accrued expenses and other liabilities on the balance sheet.

Litigation

The Partnership is currently not involved in any legal proceedings as of December 26, 2010.

Note 4—Commitments and Contingencies

Service agreements

The Partnership has entered into numerous service agreements with various terms for telecommunications, maintenance, pest control, billboard advertising, and other services. Future commitments under these service agreements as of December 26, 2010 are as follows:

2011	$30,130
2012	21,155
2013	20,410
2014	20,410
2015	13,087

Total future commitments	$105,192

In addition to the above service agreements, the Partnership is required under the franchise agreement to maintain computer system maintenance contracts with the franchisor. As of December 26, 2010, monthly fees for these contracts ranged from approximately $200 to $550 per month. These fees are subject to change at the discretion of the franchisor.

Note 5—Subsequent Events

On October 3, 2011, the Partnership sold the Homewood Suites Roundrock to Apple REIT Ten, Inc., with a sales price of $15.5 million.

The Partnership has performed an evaluation of subsequent events as October 3, 2011, which is the date the financials were available to be issued and has determined that no additional subsequent events should be disclosed.

VHRMR ROUND ROCK, LTD
BALANCE SHEETS
(Unaudited)

	June 30,
	2011	2010
ASSETS
Property and equipment, at cost
Land	$2,607,157	$2,640,259
Buildings and improvements	5,712,776	12,857
Furniture, fixtures and equipment	3,830,704	229,451
Automobiles	24,666	—
Construction in progress	—	4,190,667

	12,175,303	7,073,234
Less accumulated depreciation and amortization	(505,014)	—

Property and equipment, net	11,670,289	7,073,234

Other assets
Cash and cash equivalents	730,744	47,277
Accounts receivable	26,608	50,000
Prepaid expenses	4,987	—
Deferred charges, net	182,136	231,185
Deposits	34,225	—

Total assets	$12,648,989	$7,401,696

LIABILITIES AND OWNERS’ EQUITY
Liabilities
Mortgage note payable	$6,875,000	$1,542,761
Accounts payable	61,745	9,221
Accrued expenses and other liabilities	265,788	1,323
Accrued management fees - affiliate	—	50,000

Total liabilities	7,202,533	1,603,305

Commitments and contingencies	—	—
Owners’ equity	5,446,456	5,798,391

Total liabilities and owners’ equity	$12,648,989	$7,401,696

VHRMR ROUND ROCK, LTD
STATEMENTS OF OPERATIONS
(Unaudited)

	Six Months Ended June 30,
	2011	2010
Revenue
Rooms	$1,901,624	$—
Telephone	5,780	—
Other	30,570	268

	1,937,974	268

Departmental expenses
Rooms	313,632	—
Telephone	6,299	—
Food and beverage	66,909	—
Other	5,272	—

	392,112	—

Other operating expenses
General and administrative	212,201	256
Advertising and marketing	179,213	—
Repairs and maintenance	41,018	—
Utilities	69,372	—
Management fees—affiliate	96,880	—
Other	80,089	9,846

	678,773	10,102

Interest expense	158,973	—
Depreciation and amortization	338,497	1,500

Net income (loss)	$369,619	$(11,334)

VHRMR ROUND ROCK, LTD
STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
	2011	2010
Cash flows from operating activities
Net income (loss)	$369,619	$(11,334)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	338,497	1,500
Interest associated with amortization of deferred financing costs	19,111	—
Changes in operating assets and liabilities:
Accounts receivable	1,192	(48,700)
Prepaid expenses	(1,942)	—
Accounts payable	7,459	(345,480)
Accrued expenses and other liabilities	(9,773)	(574,762)

Net cash provided by (used in) operating activities	724,163	(978,776)

Cash flows from investing activities
Purchases of property and equipment	(11,342)	(4,697,409)

Net cash used in investing activities	(11,342)	(4,697,409)

Cash flows from financing activities
Contributions	—	1,870,000
Distributions	(300,000)	—
Deferred financing costs	—	(148,228)
Borrowings on mortgage note payable	87,597	1,541,761

Net cash provided by (used in) financing activities	(212,403)	3,263,533

Net increase (decrease) in cash and cash equivalents	500,418	(2,412,652)
Cash and cash equivalents at beginning of period	230,326	2,459,929

Cash and cash equivalents at end of period	$730,744	$47,277

Supplemental disclosure of cash flow information:
Cash paid for interest	$147,355	$—

REPORT OF INDEPENDENT AUDITORS

Members of the Board of Directors
Apple REIT Ten, Inc.
Richmond, Virginia

We have audited the accompanying combined balance sheet of KRG/White LS Hotel, LLC and Kite Realty/White LS Hotel Operators, LLC (the “Company”) as of December 31, 2010, and the related combined statements of operations and members’ equity and cash flows for the year then ended. These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of KRG/White LS Hotel, LLC and Kite Realty/White LS Hotel Operators, LLC as of December 31, 2010, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Crowe Horwath LLP

Oak Brook, Illinois

October 31, 2011

KRG/WHITE LS HOTEL, LLC and KITE REALTY/WHITE LS HOTEL
OPERATORS, LLC
COMBINED BALANCE SHEET
December 31, 2010

ASSETS
Current assets
Cash and cash equivalents	$836,710
Escrow–tax and insurance	60,000
Accounts receivable	30,553
Prepaid expenses	8,179
Due from affiliated company (Note 5)	147,654

Total current assets	1,083,096
Property and equipment (Note 3)
Property and equipment	9,438,205
Accumulated depreciation	(610,294)

8,827,911
Other assets
Restricted cash - escrow	29,945
Deferred loan costs, net of amortization	86,153
Operating supplies	13,697
Deposits	16,176

145,971

$10,056,978

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities
Accounts payable	$22,618
Accrued payroll and payroll taxes	41,793
Accrued property taxes	114,500
Other accrued expenses	160,378

Total current liabilities	339,289
Long-term debt (Note 6)	9,414,141
Members’ equity	303,548

$10,056,978

See accompanying notes to combined financial statements.

KRG/WHITE LS HOTEL, LLC and KITE REALTY/WHITE LS HOTEL
OPERATORS, LLC
COMBINED STATEMENT OF OPERATIONS AND MEMBERS’ EQUITY
Year ended December 31, 2010

Revenue
Rooms	$1,567,624
Telephone	1,677
Vending, rent, and other	17,321

Total revenue	1,586,622
Department expense
Rooms	266,911
Telephone	19,603
Vending, rent, and other	7,471

Total department expense	293,985

Department profit	1,292,637
Undistributed expenses
Administrative and general	195,101
Sales and promotion	139,709
Utilities	54,588
Repairs and maintenance	38,073

Total undistributed expenses	427,471

House profit	865,166
Other expenses
Property tax	114,500
Property insurance	13,126

Income before management fees and other expense	737,540
Management fees	55,532

Income before other expense	682,008
Other expense
Depreciation and amortization	624,000
Interest expense	175,662
Preopening expenses	224,454
Other	37,667

Total other expense	1,061,783

Net loss	(379,775)
Members’ equity at beginning of year	683,323

Members’ equity at end of year	$303,548

See accompanying notes to combined financial statements.

KRG/WHITE LS HOTEL, LLC and KITE REALTY/WHITE LS HOTEL
OPERATORS, LLC
COMBINED STATEMENT OF CASH FLOWS
Year ended December 31, 2010

Cash flows from operating activities
Net loss	$(379,775)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation	610,294
Amortization	13,706
(Increase)/decrease in assets
Escrow–tax and insurance	(60,000)
Accounts receivable	(30,553)
Prepaid expenses	109,637
Due from affiliated company	(147,654)
Increase/(decrease) in liabilities
Accounts payable	(71,387)
Accrued payroll and payroll taxes	41,793
Accrued property taxes	114,500
Other accrued expenses	160,378

Net cash provided by operating activities	360,939
Cash flows from investing activities
Capital expenditures for property and equipment	(6,698,723)
Restricted cash	(29,945)
Operating supplies	(13,697)
Deposits	(1,176)

Net cash used in investing activities	(6,743,541)
Cash flows from financing activities
Proceeds from the issuance of debt	7,450,955
Deferred loan costs	(6,359)
Due to affiliated company	(225,724)

Net cash provided by financing activities	7,218,872

Net change in cash and cash equivalents	836,270
Cash and cash equivalents at beginning of year	440

Cash and cash equivalents at end of year	$836,710

Supplemental disclosure of cash flow information
Cash paid during the year for interest, net of interest capitalized	$175,662

See accompanying notes to combined financial statements.

KRG/WHITE LS HOTEL, LLC and KITE REALTY/WHITE LS HOTEL
OPERATORS, LLC
NOTES TO COMBINED FINANCIAL STATEMENTS
December 31, 2010

Note 1—Nature of Business and Significant Accounting Policies

Nature of Business: KRG/White LS Hotel, LLC and Kite Realty/White LS Hotel Operators, LLC (the “Company”) own and operate a Fairfield Inn and Suites by Marriott located in South Bend, Indiana. The hotel opened for operations on June 15, 2010.

Principles of Combination: The combined financial statements include the accounts of KRG/White LS Hotel, LLC (owner of real property) and Kite Realty/White LS Hotel Operators, LLC (lessee of real property). All significant accounts and transactions between the above entities have been eliminated.

Use of Estimates in the Preparation of Financial Statements: The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents: Cash and cash equivalents include deposits in financial institutions and certificates of deposit with maturities of 90 days or less when acquired.

Property and Equipment: Property and equipment are carried at cost less accumulated depreciation. Depreciation is provided on the property and equipment over their estimated useful lives. The Company computes depreciation using the straight-line and accelerated depreciation methods.

Impairment of Long-Lived Assets: Long-lived assets are reviewed for impairment when events indicate their carrying amount may not be recoverable from future undiscounted cash flows. If impaired, the assets are recorded at fair value. There was no impairment of long-lived assets for the year ended December 31, 2010.

Deferred Loan Costs: Costs incurred to obtain debt financing are amortized over the term of the loan. At December 31, 2010, accumulated amortization was $13,706.

Expected future amortization of deferred loan costs for the years subsequent to December 31, 2010 are as follows:

2011	$23,496
2012	23,496
2013	23,496
2014	15,665

Revenue Recognition: Revenue is recognized as services are provided.

Uncertainty of Income Taxes: The Company adheres to guidance issued by the FASB with respect to accounting for uncertainty of income taxes. A tax position is recognized as a benefit only if it is more likely than not that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

The Company recognizes interest and penalties related to unrecognized tax benefits in interest and income tax expense, respectively. The Company has no amounts accrued for interest or penalties as of December 31, 2010. The Company is subject to examination by taxing authorities for the year ending December 31, 2010. The Company does not expect the total amount of unrecognized tax benefits to significantly change in the next 12 months.

KRG/WHITE LS HOTEL, LLC and KITE REALTY/WHITE LS HOTEL
OPERATORS, LLC
NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)
December 31, 2010

Preopening Expenses: Preopening expenses consist of wages and other period expenses incurred prior to the opening of the hotel.

Note 2—Income Taxes

Under Section 7701A.2 of the Internal Revenue Code and a similar section of the state income tax law, these limited liability companies will be treated as partnerships for tax purposes. A partnership is not subject to income taxes. Each member reports their distributive share of the Company’s profit or loss on their personal income tax return.

Note 3—Property and Equipment

Property and equipment at December 31, 2010 consisted of the following:

Building and building improvements	$6,751,021
Land improvements	463,503
Furniture, fixtures, and equipment	2,223,681

9,438,205
Accumulated depreciation	(610,294)

$8,827,911

Note 4—Franchise Agreement

Franchise fees are computed in accordance with the terms of the franchise agreement dated September 1, 2009 between the Company and Marriott International, Inc. The agreement is for a 20-year period from the opening date of the hotel. As an incentive to open additional hotels, the Company entered into a Development Incentive Program with Marriott International, Inc. whereby the Company would not be required to pay franchise fees if the conditions of the Development Agreement were met. The Company met the conditions and as a result will not be required to pay franchise fees from the opening of the hotel through December 31, 2011.

Franchise fees will be computed at 4% of the gross room revenues, as defined in the agreement. Additionally, the agreement requires marketing fees to be paid based upon 2.5% (with possible escalation to 3.5%) of the gross room revenues, as defined. During the year ended December 31, 2010, there was no franchise fee expense and marketing fee expense was $39,191.

Note 5—Related-party Transactions

The Company has a management agreement with White Lodging Services Corp., an entity related through common ownership. The agreement expires December 31, 2030 and has two 10-year renewal options. The agreement provides for base and incentive management fees. Base management fees are calculated at 3.5% of gross revenue, as defined, and incentive management fees are based upon achieving certain performance levels, as defined. Base management fees for 2010 were $55,532. There were no incentive management fees incurred in 2010.

Due from affiliated company at December 31, 2010 represents the balance arising from construction related costs and intercompany transactions with White Lodging Services Corp.

Included in capitalized costs during 2010 is $117,816 in development fees for White Lodging Services Corp.

Under the terms of the management agreement, the Company is required to deposit into a furniture, fixtures and equipment reserve a percentage of the gross revenues. The percentage through December 31, 2011 is 2%; 3% in 2012; 4% in 2013 and 5% thereafter.

KRG/WHITE LS HOTEL, LLC and KITE REALTY/WHITE LS HOTEL
OPERATORS, LLC
NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)
December 31, 2010

Note 6—Long-term Debt

The Company had the following long-term debt obligation at December 31, 2010:

Construction loan dated August 19, 2009 with a total commitment amount of $10,875,000 with interest-only payments at the greater of the 30-day LIBOR plus 3.15%, or 4.0% (4.0% at December 31, 2010) until August 1, 2012, at which time the construction loan converts to a 24-month term loan. The term loan has interest rate options of a variable rate as defined above or a fixed rate established using the Lender’s then current pricing matrix. The term loan will require monthly principal and/or interest payments until August 18, 2014, at which time a balloon payment is due. The loan is secured by property, furniture, fixtures, and equipment. In addition, the loan is guaranteed by related parties of the members.

$9,414,141

$9,414,141

Long-term debt maturities for the years subsequent to December 31, 2010 are as follows:

2011	$—
2012	80,139
2013	192,334
2014	9,141,668

$9,414,141

During 2010, the Company capitalized interest of $74,215 relating to the construction of the hotel.

Note 7—Revenue Interest

In May 2008, the Company obtained a Limited Warranty Deed for the land on which the hotel operates with the University of Notre Dame du Lac (the University). Under the terms of the deed, the Company will pay a revenue interest to the University equaling 2% of room revenues, as defined, for a 2-year period commencing on the opening date of the hotel and 3.25% thereafter. Payments are due quarterly, in arrears, on or before the 30th day of the calendar month following each calendar quarter. For the year ended December 31, 2010, total revenue interest paid to the University is as follows:

Room revenue for the year ended December 31, 2010	$1,567,624
Applicable percentage rate per the agreement	2%

Total revenue interest for the year ended December 31, 2010	$31,352

Note 8—Subsequent Event

On March 1, 2011, the Company entered into an agreement to sell substantially all its assets for an amount in excess of their carrying values and sufficient to repay all remaining liabilities. The agreement is contingent upon the purchaser being able to satisfy certain closing conditions. If these conditions are met, the sale is expected to close in the fourth quarter of 2011. If the sale is closed, the Company will discharge the remaining assets and liabilities in accordance with existing contractual provisions. Once contractual provisions are satisfied, any remaining net assets will be distributed to the members in accordance with the operating agreement.

Upon closing of the sale transaction, the new owners of the Hotel will enter into a new franchise agreement with Marriott International, Inc. and management agreement with White Lodging Services Corp. (Note 4).

The Company has evaluated subsequent events through October 31, 2011, the date the financial statements were available to be issued.

KRG/WHITE LS HOTEL, LLC and KITE REALTY/WHITE LS HOTEL
OPERATORS, LLC
COMBINED BALANCE SHEETS (UNAUDITED)
June 30, 2011 and 2010

	2011	2010
ASSETS
Current assets
Cash and cash equivalents	$990,267	$93,190
Escrow–tax and insurance	260,998	—
Accounts receivable	28,263	5,461
Prepaid expenses	21,575	10,866

Total current assets	1,301,103	109,517
Property and equipment
Property and equipment	9,542,054	9,349,599
Accumulated depreciation	(1,056,075)	(47,790)

	8,485,979	9,301,809
Other assets
Restricted cash–escrow	53,635	—
Deferred loan costs, net of amortization	74,405	97,901
Operating supplies	13,697	—
Deposits	16,176	127,024

	157,913	224,925

	$9,944,995	$9,636,251

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities
Accounts payable	$115,004	$51,587
Due to affiliated company	80,746	1,090,469
Accrued payroll and payroll taxes	57,171	31,741
Accrued property taxes	184,998	12,000
Other accrued expenses	300,846	966,587

Total current liabilities	738,765	2,152,384
Long-term debt	9,515,066	6,963,502
Members’ equity	(308,836)	520,365

	$9,944,995	$9,636,251

KRG/WHITE LS HOTEL, LLC AND KITE REALTY/WHITE LS HOTEL
OPERATORS, LLC
COMBINED STATEMENTS OF OPERATIONS (UNAUDITED)
For the six months ended June 30, 2011 and 2010

	2011	2010
Revenue
Rooms	$1,380,533	$77,724
Telephone	2,131	130
Vending, rent, and other	18,917	1,119

Total revenue	1,401,581	78,973
Department expense
Rooms	245,399	26,745
Food and beverage	390	—
Telephone	19,242	997
Vending, rent, and other	6,668	248

Total department expense	271,699	27,990

Department profit	1,129,882	50,983
Undistributed expenses
Administrative and general	148,222	14,920
Sales and promotion	123,608	7,441
Utilities	63,770	3,055
Repairs and maintenance	36,501	2,982

Total undistributed expenses	372,101	28,398

House profit	757,781	22,585
Other expenses
Property tax	186,529	12,000
Property insurance	11,397	3,666

Income before management fees and other expense	559,855	6,919
Management fees	49,055	2,764

Income before other expense	510,800	4,155
Other expense
Depreciation and amortization	457,530	49,748
Interest expense	190,481	12,113
Preopening expenses	929	103,698
Other	49,244	1,554

Total other expense	698,184	167,113

Net loss	$(187,384)	$(162,958)

KRG/WHITE LS HOTEL, LLC and KITE REALTY/WHITE LS HOTEL
OPERATORS, LLC
COMBINED STATEMENTS OF CASH FLOWS (UNAUDITED)
For the six months ended June 30, 2011 and 2010

	2011	2010
Cash flows from operating activities
Net loss	$(187,384)	$(162,958)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation	445,782	47,790
Amortization	11,748	1,958
Increase in assets
Escrow–tax and insurance	(200,998)	—
Accounts receivable	2,290	(5,461)
Prepaid expenses	(13,396)	106,950
Decrease in liabilities
Accounts payable	92,386	(42,418)
Due to affiliated company	228,400	864,745
Accrued payroll and payroll taxes	15,378	31,741
Accrued property taxes	70,498	12,000
Other accrued expenses	140,468	966,587

Net cash provided by operating activities	605,172	1,820,934
Cash flows from investing activities
Capital expenditures for property and equipment	(103,850)	(6,610,117)
Restricted cash	(23,690)	—
Deposits	—	(112,024)

Net cash used in investing activities	(127,540)	(6,722,141)
Cash flows from financing activities
Proceeds from issuance of debt	100,925	5,000,316
Distributions to members	(425,000)	—
Deferred loan costs	—	(6,359)

Net cash (used in) provided by financing activities	(324,075)	4,993,957

Net change in cash and cash equivalents	153,557	92,750
Cash and cash equivalents at beginning of year	836,710	440

Cash and cash equivalents at end of year	$990,267	$93,190

Supplemental disclosure of cash flow information
Cash paid during the year for interest, net of interest capitalized	$190,481	$12,113

APPLE REIT TEN, INC.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2011 (UNAUDITED)
(In thousands, except share data)

The following unaudited Pro Forma Condensed Consolidated Balance Sheet of Apple REIT Ten, Inc. gives effect to the following hotel acquisitions

Franchise	Location	Gross Purchase Price (millions)	Actual Acquisition Date
CN Hotel Portfolio (1 Hotel):
Home2 Suites	Jacksonville, NC	$12.0	Pending
McKibbon Hotel Portfolio (1 Hotel):
Homewood Suites	Gainesville, FL	14.6	January 27, 2012
Chicago Hotel Portfolio (1 Hotel):
Hampton Inn & Suites	Skokie, IL	32.0	December 19, 2011
Omaha and Scottsdale Hotel Portfolio (1 Hotel):
Hilton Garden Inn	Scottsdale, AZ	16.3	October 3, 2011
Homewood Suites	Austin/Round Rock, TX	15.5	October 3, 2011
Fairfield Inn & Suites	South Bend, IN	17.5	November 1, 2011

Total		$107.9

This Pro Forma Condensed Consolidated Balance Sheet also assumes all of the hotels had been leased to our wholly-owned taxable REIT subsidiaries pursuant to master hotel lease arrangements. The hotels acquired will be managed by affiliates of LBAM Investor Group, L.L.C., MHH Management, LLC, Raymond Management Company, Inc., Vista Host, Inc. and White Lodging Services Corporation under separate management agreements.

Such pro forma information is based in part upon the historical Consolidated Balance Sheet of Apple REIT Ten, Inc. and the historical balance sheets of the hotel properties.

The following unaudited Pro Forma Condensed Consolidated Balance Sheet of Apple REIT Ten, Inc. is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of September 30, 2011 nor does it purport to represent the future financial position of Apple REIT Ten, Inc.

The unaudited Pro Forma Condensed Consolidated Balance Sheet should be read in conjunction with, and is qualified in its entirety by, the historical balance sheets of the acquired hotels.

APPLE REIT TEN, INC.
BALANCE SHEET AS OF SEPTEMBER 30, 2011 (UNAUDITED)
(In thousands, except share data)

	Company Historical Balance Sheet	Pro forma Adjustments		Total Pro forma
ASSETS
Investment in hotel properties, net	$318,504	$108,251	(A)	$426,755
Cash and cash equivalents	77,875	$(69,021	)(D)	8,854
Other assets	11,918	1,604	(C)	13,522

Total Assets	$408,297	$40,834		$449,131

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Notes payable	$40,165	42,841	(C)	$83,006
Accounts payable and accrued expenses	3,595	420	(C)	4,015

Total Liabilities	43,760	43,261		87,021

Preferred stock, authorized 30,000,000 shares	—	—		—
Series A preferred stock, no par value, authorized 400,000,000 shares	—	—		—
Series B convertible preferred stock, no par value, authorized 480,000 shares	48	—		48
Common stock, no par value, authorized 400,000,000 shares	383,766	—		383,766
Accumulated deficit	(4,073)	(2,427	)(B)	(6,500)
Cumulative distributions paid	(15,204)	—		(15,204)

Total Shareholders’ Equity	364,537	(2,427)		362,110

Total Liabilities and Shareholders’ Equity	$408,297	$40,834		$449,131

APPLE REIT TEN, INC.
NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
(UNAUDITED)

(A)

The estimated total purchase price for the six properties that have been, or will be purchased after September 30, 2011 consists of the following. This purchase price allocation is preliminary and subject to change.

(In thousands)	Jacksonville, NC Home2 Suites	Gainesville, FL Homewood Suites	Skokie, IL Hampton Inn & Suites	Scottsdale, AZ Hilton Garden Inn	Austin/Round Rock, TX Homewood Suites	South Bend Indiana Fairfield Inn & Suites	Total Combined
Purchase price per contract	$12,000	$14,550	$32,000	$16,300	$15,500	$17,500	$107,850
Other capitalized costs (credits) incurred	25	65	121	80	60	50	401

Investment in hotel properties	12,025	14,615	32,121	16,380	15,560	17,550	108,251	(A)
Acquisition fee payable to Apple Suites Realty Group (2% of purchase price per contract)	240	291	640	326	310	350	2,157	(B)
Other acquisition related costs	30	36	80	41	39	44	270	(B)
Net other assets/ (liabilities) assumed	(24)	(13,113)	(19,143)	(8,900)	(99)	(378)	(41,657	)(C)

Total purchase price	$12,271	$1,829	$13,698	$7,847	$15,810	$17,566	$69,021	(D)

(B)

Represents costs incurred to complete the acquisition, including, title, legal, accounting and other related costs, as well as the commission paid to Apple Suites Realty Group totaling 2% of purchase price per contract.

(C)	Represents other assets and liabilities assumed in the acquisition of the hotel including, mortgage payable, escrows, operational charges and credits and accrued property taxes.

(D)	Represents the reduction of cash and cash equivalents by the amount utilized to fund the acquisitions.

APPLE REIT TEN, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
For the year ended December 31, 2010 and nine months ended September 30, 2011
(in thousands, except per share data)

The following unaudited Pro Forma Condensed Consolidated Statements of Operations of Apple REIT Ten, Inc. gives effect to the following hotel acquisition:

Franchise	Location	Gross Purchase Price (millions)	Actual Acquisition Date
Hilton Garden Inn	Denver, CO	$58.5	March 4, 2011
CN Hotel Portfolio (4 Hotels):
Hampton Inn & Suites	Winston-Salem, NC	11.0	March 15, 2011
Fairfield Inn & Suites	Matthews, NC	10.0	March 25, 2011
TownePlace Suites	Columbia, SC	10.5	March 25, 2011
Home2 Suites	Jacksonville, NC	12.0	Pending
McKibbon Hotel Portfolio (8 Hotels):
SpringHill Suites	Knoxville, TN	14.5	June 2, 2011
Hilton Garden Inn	Gainesville, FL	12.5	June 2, 2011
SpringHill Suites	Richmond, VA	11.0	June 2, 2011
TownePlace Suites	Pensacola, FL	11.5	June 2, 2011
Hampton Inn & Suites	Mobile, AL	13.0	June 2, 2011
Homewood Suites	Knoxville, TN	15.0	July 19, 2011
TownePlace Suites	Knoxville, TN	9.0	August 9, 2011
Homewood Suites	Gainesville, FL	14.6	January 27, 2012
Hawkeye Hotel Portfolio (3 Hotels):
Homewood Suites	Cedar Rapids, IA	13.0	June 8, 2011
Hampton Inn & Suites	Cedar Rapids, IA	13.0	June 8, 2011
Hampton Inn & Suites	Davenport, IA	13.0	July 19, 2011
Omaha and Scottsdale Hotel Portfolio (2 Hotels):
Hilton Garden Inn	Omaha, NE	30.0	September 1, 2011
Hilton Garden Inn	Scottsdale, AZ	16.3	October 3, 2011
Chicago Hotel Portfolio (2 Hotels):
Hilton Garden Inn	Des Plaines, IL	38.0	September 20, 2011
Hampton Inn & Suites	Skokie, IL	32.0	December 19, 2011
Hilton Garden Inn	Mason, OH	14.8	September 1, 2011
Hilton Garden Inn	Merrillville, IN	14.8	September 30, 2011
Homewood Suites	Austin/Round Rock, TX	15.5	October 3, 2011
Fairfield Inn & Suites	South Bend, IN	17.5	November 1, 2011

Total		$421.0

These Pro Forma Condensed Consolidated Statements of Operations also assume all of the hotels had been leased to our wholly-owned taxable REIT subsidiaries pursuant to master hotel lease arrangements. The hotels acquired will be managed by affiliates of LBAM Investor Group, L.L.C., MHH Management, LLC, Newport Hospitality Group, Inc., Raymond Management Company, Inc., Schulte Hospitality Group, Inc., Stonebridge Realty Advisors, Inc., Vista Host, Inc. and White Lodging Services Corporation under separate management agreements.

Such pro forma information is based in part upon the historical Consolidated Statements of Operations of Apple REIT Ten, Inc. and the historical Statements of Operations of the hotel properties.

The following unaudited Pro Forma Condensed Consolidated Statements of Operations of Apple REIT Ten, Inc. are not necessarily indicative of what the actual financial results would have been assuming such transactions had been completed on the latter of January 1, 2010, or the date the hotel began operations nor do they purport to represent the future financial results of Apple REIT Ten, Inc.

The unaudited Pro Forma Condensed Consolidated Statements of Operations should be read in conjunction with, and is qualified in its entirety by the historical Statements of Operations of the acquired hotels.

APPLE REIT TEN, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
For the year ended December 31, 2010
(In thousands, except per share data)

	Company Historical Statement of Operations	Denver, CO Hilton Garden Inn (A)	CN Hotel Portfolio (A)	McKibbon Hotel Portfolio (A)	Hawkeye Hotel Portfolio (A)	Omaha Downtown Lodging Investors II, LLC and Scottsdale Lodging Investors, LLC (A)	Chicago Hotel Portfolio (A)
Revenue:
Room revenue	$—	$8,978	$3,339	$21,903	$6,644	$8,905	$14,490
Other revenue	—	2,372	59	510	67	2,333	2,399

Total revenue	—	11,350	3,398	22,413	6,711	11,238	16,889

Expenses
Operating expenses	—	3,798	1,097	7,925	1,946	3,792	7,161
General and administrative	28	1,635	34	2,369	387	2,367	2,947
Management and franchise fees	—	1,003	494	1,935	950	899	1,229
Taxes, insurance and other	—	374	234	1,336	451	587	1,699
Acquisition related costs	—	—	—	—	—	—	—
Depreciation of real estate owned	—	1,325	463	4,083	720	1,193	2,300
Interest, net	3	753	324	3,227	1,365	1,244	2,839

Total expenses	31	8,888	2,646	20,875	5,819	10,082	18,175
Income tax expense	—	—	—	—	—	—	—

Net income (loss)	$(31)	$2,462	$752	$1,538	$892	$1,156	$(1,286)

Basic and diluted earnings per common share	$(3,083.50)

Weighted average common shares outstanding—basic and diluted	—

APPLE REIT TEN, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
For the year ended December 31, 2010
(In thousands, except per share data)

	SASI, LLC Mason, OH Hilton Garden Inn (A)	Ascent Hospitality, Inc. Merrillville, IN Hilton Garden Inn (A)	VHRMR Round Rock, LTD Austin/Round Rock, TX Homewood Suites (A)	KRG/White LS Hotel, LLC & Kite Realty/White LS Hotel Operators, LLC South Bend, IN Fairfield Inn & Suites (A)	Pro forma Adjustments		Total Pro forma
Revenue:
Room revenue	$2,190	$3,203	$459	$1,568	$—		$71,679
Other revenue	304	343	10	19	—		8,416

Total revenue	2,494	3,546	469	1,587	—		80,095

Expenses
Operating expenses	846	1,236	297	526	—		28,624
General and administrative	363	631	64	195	1,000	(B)	12,020
Management and franchise fees	189	261	32	56	—		7,048
Taxes, insurance and other	154	290	244	352	(434	)(I)	5,287
Acquisition related costs	—	—	—	—	9,821	(H)	9,821
Depreciation of real estate owned	570	679	171	624	(12,128	)(C)	10,737
					10,737	(D)
Interest, net	349	344	94	214	(5,835	)(E)	4,921

Total expenses	2,471	3,441	902	1,967	3,161		78,458
Income tax expense	—	—	—	—	—	(G)	—

Net income (loss)	$23	$105	$(433)	$(380)	$(3,161)		$1,637

Basic and diluted earnings per common share							$0.05

Weighted average common shares outstanding—basic and diluted					31,423	(F)	31,423

APPLE REIT TEN, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
For the nine months ended September 30, 2011
(In thousands, except per share data)

	Company Historical Statement of Operations	Denver, CO Hilton Garden Inn (A)	CN Hotel Portfolio (A)	McKibbon Hotel Portfolio (A)	Hawkeye Hotel Portfolio (A)	Omaha Downtown Lodging Investors II, LLC and Scottsdale Lodging Investors, LLC (A)	Chicago Hotel Portfolio (A)
Revenue:
Room revenue	$19,957	$1,273	$1,061	$11,265	$3,312	$7,356	$11,126
Other revenue	1,954	381	19	237	44	1,944	2,048

Total revenue	21,911	1,654	1,080	11,502	3,356	9,300	13,174

Expenses
Operating expenses	9,755	736	334	4,119	1,190	2,935	6,021
General and administrative	2,316	142	68	1,258	235	1,895	1,009
Management and franchise fees	1,670	224	96	1,010	447	749	1,136
Taxes, insurance and other	1,241	66	84	685	368	412	1,255
Acquisition related costs	8,153	—	—	—	—	—	—
Depreciation of real estate owned	2,959	225	135	1,365	469	727	1,112
Interest, net	(141)	128	137	2,031	662	859	1,839

Total expenses	25,953	1,521	854	10,468	3,371	7,577	12,372
Income tax expense	—	—	—	—	—	—	—

Net income (loss)	$(4,042)	$133	$226	$1,034	$(15)	$1,723	$802

Basic and diluted earnings per common share	$(0.16)

Weighted average common shares outstanding—basic and diluted	25,430

APPLE REIT TEN, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
For the nine months ended September 30, 2011
(In thousands, except per share data)

	SASI, LLC Mason, OH Hilton Garden Inn (A)	Ascent Hospitality, Inc. Merrillville, IN Hilton Garden Inn (A)	VHRMR Round Rock, LTD Austin/Round Rock, TX Homewood Suites (A)	KRG/White LS Hotel, LLC & Kite Realty/White LS Hotel Operators, LLC South Bend, IN Fairfield Inn & Suites (A)	Pro forma Adjustments		Total Pro forma
Revenue:
Room revenue	$1,841	$2,585	$2,719	$2,083	$—		$64,578
Other revenue	321	290	55	32	—		7,325

Total revenue	2,162	2,875	2,774	2,115	—		71,903

Expenses
Operating expenses	564	1,217	925	748	—		28,544
General and administrative	408	213	297	223	300	(B)	8,364
Management and franchise fees	164	255	248	74	—		6,073
Taxes, insurance and other	95	169	120	299	—		4,794
Acquisition related costs	—	—	—	—	(7,834	)(H)	319
Depreciation of real estate owned	418	510	536	691	(6,188	)(C)	9,064
					6,105	(D)
Interest, net	298	305	216	362	(3,248	)(E)	3,448

Total expenses	1,947	2,669	2,342	2,397	(10,865)		60,606
Income tax expense	—	—	—	—	—	(G)	—

Net income (loss)	$215	$206	$432	$(282)	$10,865		$11,297

Basic and diluted earnings per common share							$0.31

Weighted average common shares outstanding—basic and diluted					10,739	(F)	36,169

APPLE REIT TEN, INC.
NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED):

(A)

Represents results of operations for the hotels on a pro forma basis as if the hotels were owned by the Company at January 1, 2010 for the respective period prior to acquisition by the Company. The Company was initially formed on August 13, 2010, and had no operations prior to that date. Additionally, six properties began operations subsequent to January 1, 2010, and one property remained under construction as of September 30, 2011. Therefore, these hotels had limited historical operational activity prior to their opening. The properties and their applicable status are as follows: Mason, OH Hilton Garden Inn, opened February 2010, Winston-Salem, NC Hampton Inn & Suites, opened April 2010, South Bend, IN Fairfield Inn & Suites, opened June 2010, Cedar Rapids, IA Homewood Suites, opened August 2010, Austin/Round Rock, TX Homewood Suites, opened September 2010, Matthews, NC Fairfield Inn & Suites, opened November 2010 and Jacksonville, NC Home2 Suites is under construction.

(B)

Represents adjustments to level of administrative and other costs associated with being a public company and owning additional properties, including the advisory fee, accounting and legal expenses, net of cost savings derived from owning multiple operating properties.

(C)	Represents elimination of historical depreciation and amortization expense of the acquired properties.

(D)

Represents the depreciation on the hotels acquired based on the purchase price allocation to depreciable property and the dates the hotels began operation. The weighted average lives of the depreciable assets are 39 years for building and seven years for furniture, fixtures and equipment (FF&E). These estimated useful lives are based on management’s knowledge of the properties and the hotel industry in general.

(E)	Interest expense related to prior owner’s debt which was not assumed has been eliminated.

(F)

Represents the weighted average number of shares required to be issued to generate the purchase price of each hotel, net of any debt assumed. The calculation assumes all properties were acquired on the latter of January 1, 2010, or the dates the hotels began operations.

(G)

Estimated income tax expense of our wholly owned taxable REIT subsidiaries is zero based on the contractual agreement put in place between the Company and our lessees, based on a combined tax rate of 40% of taxable income. Based on the terms of the lease agreements, our taxable subsidiaries would have incurred a loss during these periods. No operating loss benefit has been recorded as realization is not certain.

(H)

Represents costs incurred to complete acquisitions, including, title, legal, accounting and other related costs, as well as the commission paid to Apple Suites Realty Group totaling 2% of purchase price per contract. These costs have been adjusted for hotel acquisitions on the latter of January 1, 2010 or the dates the hotels began operations.

(I)	Represents preopening expenses which are the Seller’s responsibility and therefore have been eliminated.

PROSPECTUS

AN OFFERING OF UNITS
(EACH UNIT CONSISTS OF ONE COMMON SHARE
AND ONE SERIES A PREFERRED SHARE)
 MINIMUM OFFERING:     9,523,810 UNITS
MAXIMUM OFFERING: 182,251,082 UNITS

We plan to acquire hotels and other income-producing real estate. We plan to qualify as a real estate investment trust.

We are currently offering up to 182,251,082 Units in this offering. Of our 182,251,082 Units, we are offering 9,523,810 Units at $10.50 per Unit. We are offering the remaining 172,727,272 Units at $11.00 per Unit. Purchasers must purchase a minimum of $5,000 in Units except that specified benefit plans may purchase a minimum of $2,000 in Units.

Each Unit consists of one common share and one Series A preferred share. The Series A preferred shares will have no voting rights and no conversion rights. The only right associated with the Series A preferred shares will be a priority distribution upon the sale of our assets in liquidation or other event of liquidation. Moreover, the Series A preferred shares will not be separately tradable from the common shares to which they relate and will terminate on conversion of our Series B convertible preferred shares. If a minimum of 9,523,810 Units is not sold within one year after the date of this prospectus, we will terminate this offering and all money received will be promptly refunded to investors without deduction and with interest. We will not charge fees on funds returned if the minimum offering is not reached. The Units are being offered on a best efforts, minimum offering basis through David Lerner Associates, Inc., an unaffiliated broker-dealer. None of our affiliates will purchase Units for the purpose of meeting the minimum offering amount. If David Lerner Associates, Inc. purchases Units, we will not count any of the Units purchased by them to reach the minimum offering amount. Until the minimum offering is achieved, all funds received from investors will be deposited into an interest-bearing escrow account. The escrow agent is Branch Banking and Trust Company.

We expect to terminate the offering when all of the Units offered by this prospectus have been sold or two years from the date hereof (whichever occurs sooner), unless extended by us for up to an additional year, in order to achieve the maximum offering of 182,251,082 Units.

We intend to qualify and elect to be taxed as a real estate investment trust, or REIT, for federal income tax purposes commencing with our taxable year ending December 31, 2011. The securities offered by this prospectus are subject to restrictions on ownership and transfer that are intended, among other purposes, to assist us in qualifying and maintaining our qualification as a REIT. Our bylaws, subject to certain exceptions, limit direct and indirect ownership to no more than 9.8% of the total number of the issued and outstanding Units. See “Description of Capital Stock—Restrictions On Transfer.”

Consider carefully the Risk Factors beginning on Page 15 of this prospectus. This offering involves material risks and investment considerations including:

•	There will be no public trading market for our Units for an indefinite period of time, if ever. Therefore, the Units will be highly illiquid and very difficult to trade.

•

We will pay a fee of 2% of the gross purchase price and 2% of the gross sale price associated with property acquisitions and dispositions to Apple Suites Realty Group, Inc. and an annual fee ranging from 0.1% to 0.25% of total equity proceeds to Apple Ten Advisors, Inc., both of which are owned by Glade M. Knight our chairman and chief executive officer. In addition, Apple Ten Advisors will be reimbursed for specified costs and expenses incurred on our behalf.

•

There are conflicts between us and Glade M. Knight because he owns the companies with which we will enter into contracts for services. Also, Mr. Knight is a principal in other real estate investment programs which may compete with us.

•

We issued to Glade M. Knight all of our 480,000 Series B convertible preferred shares at a purchase price of $0.10 per share. The Series B convertible preferred shares are convertible into common shares under certain circumstances. Mr. Knight can cause the conversion of the Series B convertible shares into common shares. Shareholders’ interests will be diluted upon conversion of these shares.

•

We own no properties at this time and we have not identified any properties to purchase. This is a “blind pool” offering and, therefore, investors will have to rely upon the ability of Glade M. Knight and his affiliates to acquire a suitable portfolio of properties.

•

We may be unable to generate sufficient cash for distributions. If our properties do not generate sufficient revenue to meet operating expenses, our cash flow and our ability to make distributions to shareholders may be adversely affected. Our distributions to our shareholders may not be sourced from cash generated from operations but from offering proceeds or the proceeds of indebtedness and this will decrease our distributions in the future. There is no limit on the amount of distributions that can be funded from offering or financing proceeds.

•

We have no restriction on changes in our investment and financing policies. Our board of directors may, in its sole discretion, determine the amount of our aggregate debt. Therefore, our properties may be highly leveraged and subject to a greater risk of default. In addition, since Apple Suites Realty’s commission is based on gross purchase price, it may have an incentive to encourage us to purchase highly-leveraged properties in order to maximize commissions.

	Price To Public	Commissions & Marketing Expenses	Proceeds To Apple REIT Ten, Inc.

Per Unit(1)	$10.50	$1.05	$9.45

Total Minimum offering	$100,000,000	$10,000,000	$90,000,000

Total Maximum offering	$2,000,000,000	$200,000,000	$1,800,000,000

(1)	Once the minimum offering of 9,523,810 Units is achieved, the per Unit offering price will rise to $11, the selling commission and marketing expenses per Unit will become $1.10, and the proceeds per Unit to Apple REIT Ten, Inc. will be $9.90.

We will comply with the provisions of Securities and Exchange Commission Rule 10b-9 under the Securities Exchange Act of 1934, as amended.

Neither the Securities and Exchange Commission nor any State Securities Commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

All proceeds of this offering will be held in trust and used only for the purposes set forth in this prospectus.

Prior to the sale of the minimum offering within the one-year period after the date of this prospectus, all monies received from subscribers will be held in trust for their benefit in a special escrow account.

The date of this prospectus is January 19, 2011.

SUITABILITY STANDARDS

Except for the states specifically described below, each purchaser of Units must certify that he has either (1) a minimum annual gross income of $45,000 and a net worth (exclusive of equity in home, home furnishings and personal automobiles) of at least $45,000, or (2) a net worth (similarly defined) of at least $150,000.

Each North Carolina, Pennsylvania, Virginia and Washington purchaser must certify that he has either (1) a minimum annual gross income of $70,000 and a net worth (similarly defined) of at least $70,000, or (2) a net worth (similarly defined) of at least $250,000.

Each California purchaser must certify that (i) the purchaser has annual gross income of at least $75,000 with a net worth (exclusive of home, home furnishings and automobiles) of at least $150,000, or a net worth (exclusive of home, home furnishings and automobiles) of at least $250,000; and (ii) units purchased do not exceed 10% of the purchaser’s net worth (exclusive of home, home furnishings and automobiles). The exemption from registration provided under Section 25104(h) of the California Corporations Code will not be available for resales of units purchased in this offering.

Pennsylvania investors must have a net worth of at least 10 times their investment in Apple REIT Ten.

PENNSYLVANIA INVESTORS: Because the minimum closing amount is less than $133 million (15:1 max-min ratio), you are cautioned to carefully evaluate the program’s ability to accomplish its stated objectives and to inquire as to the current dollar volume of program subscriptions.

No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the offering made by this prospectus, and, if given or made, any other information or representations must not be relied upon. This prospectus does not constitute an offer in any state in which an offer may not legally be made. The delivery of this prospectus at any time does not imply that information contained in this prospectus has not changed as of any time after its date.

*  *  *

“Marriott,” “Courtyard by Marriott,” “SpringHill Suites,” “Fairfield Inn,” “TownePlace Suites,” “Residence Inn” and “Renaissance Hotels and Resorts” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references below to “Marriott” means Marriott International, Inc. and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this prospectus, whether relating to hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Ten, Inc., or otherwise. Marriott is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the offering by Apple REIT Ten, Inc. and receives no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this prospectus or the offering related to this prospectus, and the grant by Marriott of any franchise or other rights to Apple REIT Ten, Inc. shall not be construed as any expression of approval or disapproval. Marriott has not assumed, and shall not have, any liability in connection with this prospectus or the offering related to this prospectus.

“Hampton Inn,” “Hilton Garden Inn” “Embassy Suites” and “Homewood Suites” are each a registered trademark of Hilton Hotels Corporation or one of its affiliates. All references below to “Hilton” means Hilton Worldwide and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this prospectus, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Ten, Inc., or otherwise. Hilton is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the offering by Apple REIT Ten, Inc. and receives no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this prospectus or the offering related to this prospectus and the grant by Hilton of any franchise or other rights to Apple REIT Ten, Inc. shall not be construed as any expression of approval or disapproval. Hilton has not assumed, and shall not have, any liability in connection with this prospectus or the offering related to this prospectus.

The foregoing disclaimers do not apply to our own officers when they serve as members of groups such as the Marriott Owners Advisory Council and the Hilton Garden Inn Advisory Council. As of the date of this prospectus, Mr. Justin Knight, our President, and Ms. Kristian Gathright, our Executive Vice President and Chief Operating Officer, both serve as members on each of these Councils, which are owner-representative advisory groups.

TABLE OF CONTENTS

Page
SUMMARY	1
Apple REIT Ten, Inc.	1
Hotels	1
Other Real Estate	1
Apple Ten Advisors and Apple Suites Realty	1
Other Apple Entities	4
Risk Factors	4
The Offering	6
Use of Proceeds	7
Conflicts of Interest	7
Liquidity	8
Investment and Distribution Policy	9
Borrowing Policy	10
Compensation	10
Unit Redemption Program	13
RISK FACTORS	15
General Risk Factors	15
We have no operating history and we can give no assurance of success. We own no properties at this time and must rely on Glade M. Knight and his affiliates to purchase appropriate properties for us. This offering is a “blind pool” offering.	15
The past performance of programs sponsored or affiliated with Glade M. Knight is not an indicator of our future performance.	15
We are a thinly-capitalized company and, as a result, you cannot be sure how we will be operated or if we will achieve the investment objectives described in this prospectus. Furthermore, the actual amount of proceeds that will ultimately be available for investment in properties is uncertain.	15
Our distributions to our shareholders may not be sourced from our cash generated from operations but from offering proceeds or indebtedness and this will decrease our distributions in the future.	16
There would be significant adverse consequences of our failure to qualify as a REIT, including our ability to make distributions to shareholders.	16
We will not obtain a tax ruling on our REIT status or any other tax matters.	17
There is no public market for our common shares, so investors may be unable to dispose of their investment.	17
There will never be a public market for our Series A preferred shares separate from any market that may develop for our common shares and investors will not be able to separately dispose of their Series A preferred shares without disposing of the common shares to which the Series A preferred shares relate.	17
We will not attempt to calculate our net asset value on a regular basis.	17
There is a “dilutive” effect to investors who purchase our Units at $11.00 rather than at the initial offering price of $10.50 per Unit.	18
Our Board of Directors will decide when and whether we list our Units, engage in a merger or similar sale transaction or dissolve, and we are under no obligation to take any of these actions at any particular time; therefore, our shares may be illiquid for an indefinite period of time.	18
The compensation to Apple Ten Advisors, Apple Suites Realty Group and David Lerner Associates will decrease our net proceeds and the cash available for acquisitions and for distributions to shareholders. This will tend to reduce the return on our shareholders’ investment.	18

i

Page
There were no arms-length negotiations for our agreements with Apple Ten Advisors and Apple Suites Realty and the terms of those agreements may be more favorable to those entities and more to our detriment than had the negotiations been arms-length with third parties.	19
Since neither Apple Ten Advisors nor Apple Suites Realty currently has employees, they must use the services of other employees to fulfill their duties and there is no complete assurance that other employees will be available for such purpose.	19
The compensation to Apple Ten Advisors and Apple Suites Realty is variable and at this time such compensation cannot be stated with certainty; therefore, our expectations on how such compensation will affect our operating costs may not be accurate.	19
There are conflicts of interest with our chairman and chief executive officer because he has duties as an officer and director to companies with which we contract or with which we may compete for properties.	20
There may be a conflict of interest with our chairman and chief executive officer because he has guaranteed our unsecured line of credit.	20
There may be conflicts of interest because of interlocking boards of directors with affiliated companies.	20
There are conflicts of interest with our advisor and broker because it could be financially advantageous for them to recommend certain actions that may be disadvantageous to us.	20
There are conflicts of interest for our management personnel because they are required to spend time on activities with other entities, and these other entities may compete with us in our business activity.	21
Since neither Apple Ten Advisors nor Apple Suites Realty is required to maintain any minimum assets or net worth, we may not as a practical matter be able to sue them for money damages for breach of their agreements with us.	21
Apple Ten Advisors may terminate the Advisory Agreement, which would require us to find a new advisor or become self-advised.	22
There will be dilution of shareholders’ interests upon conversion of the Series B convertible preferred shares.	22
The Series A preferred shares will terminate and have no liquidation preference upon the conversion of the Series B convertible preferred shares and there will be dilution of the common shares.	23
The Series B convertible preferred shares will have a liquidation preference before any distribution of liquidation proceeds on the common shares.	23
A merger or similar sale transaction by us or listing our Units on a securities exchange would likely cost more in transaction fees than a liquidation.	23
If we lose Glade M. Knight or are unable to attract and retain the talent required for our business, our acquisition of suitable properties and future operating results could suffer.	24
We are not diversified and will be dependent on our investment in only a few industries.	24
There is a possible lack of diversification and our shareholders may recognize a lower return due to the minimum size of our offering.	24
Since this is a “best-efforts” offering of Units, there is neither any requirement, nor any assurance, that more than the minimum offering amount will be raised.	24
There may be delays in investment in real property, and this delay may decrease the return to shareholders.	25
Our board may, in its sole discretion, determine the amount and nature of our aggregate debt and as a result may achieve a debt ratio that decreases shareholder returns.	25
Our loans may be secured by mortgages on our properties and if we default under our loans, we may lose properties through foreclosure.	25

Page
The per-Unit offering prices have been established arbitrarily by us and may not reflect the true value of the Units; therefore, investors may be paying more for a Unit than the Unit is actually worth.	26
We may be unable to make distributions to our shareholders.	26
Investors may wait up to one year before receiving their Units or a refund of their money if the minimum offering is not achieved.	26
Our real estate investments will be relatively illiquid and may adversely affect returns to our shareholders.	26
We may be subject to certain fixed costs that will not decrease if revenues decrease, and this may decrease distributions to shareholders.	27
We have no restriction on changes in our investment and financing policies and our board may change these policies without shareholder approval.	27
Our shareholders’ interests may be diluted in various ways, which may result in lower returns to our shareholders.	27
You will be limited in your ability to sell your Units pursuant to the Unit redemption program.	27
We may be required to indemnify Apple Ten Advisors against losses in various circumstances.	28
Our rights and the rights of our shareholders to recover claims against our officers and directors are limited, which could reduce your and our recovery against them if they cause us to incur losses.	28
Virginia law and certain provisions under our articles of incorporation and bylaws may impede attempts to acquire control of us and may deter or prevent our shareholders’ ability to change our management.	29
Possible lack of diversification increases the risk of investment.	29
We may become subject to environmental liabilities, which may decrease profitability and shareholders’ return.	29
We may incur significant costs complying with the Americans with Disabilities Act and similar laws, which may decrease profitability and shareholder return.	30
We may not have control over properties under construction.	30
We will depend in part on leasing space to tenants on economically favorable terms and collecting rent from our tenants, who may not be able to pay.	30
Our real properties are subject to property taxes that may increase in the future, which could adversely affect our cash flows.	30
We may invest in joint ventures, which could adversely affect our ability to control decisions and increase our costs or liability.	31
We may not be able to use debt to meet our cash requirements.	31
Hotel Risk Factors	31
Our probable lack of diversification in property type increases the risk of investment.	31
Adverse trends in the hotel industry may impact our properties.	31
An economic downturn and concern about terrorist activities could adversely affect the travel and lodging industries and may affect hotel operations for the hotels we acquire	32
The hotel industry is seasonal.	32
There may be operational limitations associated with management and franchise agreements affecting our properties and these limitations may prevent us from using these properties to their best advantage for our shareholders.	32
We will face competition in the hotel industry, which may limit our profitability and return to our shareholders.	33
Additional Ventures Risk Factors	33
The value of real estate fluctuates depending on conditions in the general economy and the real estate business. These conditions may also limit our revenues and available cash.	33

v

SUMMARY

The following information is a summary about this offering and may not contain all of the detailed information that is important to you. Accordingly, we urge you to read this summary together with the information contained in this prospectus.

Apple REIT Ten, Inc.

Apple REIT Ten, Inc. was formed on August 11, 2010 for the purpose of acquiring and owning hotels and other income-producing real estate. Glade M. Knight, our chairman and chief executive officer, is our only promoter. His business address is 814 East Main Street, Richmond, Virginia 23219. We are located at 814 East Main Street, Richmond, Virginia and our telephone number is (804) 344-8121 and our website is www.applereitten.com.

We plan to elect to be treated as a real estate investment trust for federal income tax purposes beginning with our taxable year ending December 31, 2011. As a real estate investment trust, we will generally not be subject to federal income tax. We will, however, be subject to a number of organizational and operational requirements and limitations. We have created two wholly-owned subsidiaries to hold our acquisitions: Apple Ten Hospitality, Inc. and Apple Ten Ventures, Inc. We refer to Apple Ten Hospitality, Inc. as Apple Ten Hospitality and Apple Ten Ventures, Inc. as Apple Ten Ventures in this prospectus. These types of properties and entities are described below.

Hotels

We may acquire full-service or select-service hotels, including extended-stay hotels. Full-service hotels generally provide a full complement of guest amenities including restaurants, concierge and room service, porter service or valet parking. Select-service hotels typically do not include these amenities. Extended-stay hotels offer upscale, high-quality, residential style lodging with a comprehensive package of guest services and amenities for extended-stay business and leisure travelers. We will have no limitation as to the brand of franchise or license with which our hotels will be associated. Currently, we do not own any hotels. Apple Ten Hospitality, or one of its wholly-owned subsidiaries, will own all of the hotels we acquire.

As a real estate investment trust, we are prohibited under federal tax laws from operating our hotel properties directly. The provisions of the Internal Revenue Code, however, allow us to enter into leases for each of our hotels, which will in turn be operated by third-party hotel operators and franchisers. All our hotels will be leased to Apple Ten Hospitality Management, Inc., our wholly owned, taxable REIT subsidiary, or one of its wholly-owned subsidiaries. Apple Ten Hospitality Management has no significant assets. We refer to Apple Ten Hospitality Management, Inc. as Apple Ten Hospitality Management in this prospectus.

Other Real Estate

Even though we intend primarily to acquire hotels, we may use a significant portion of the offering proceeds to purchase other income-producing real estate. This real estate will be owned by Apple Ten Ventures, or one of its wholly-owned subsidiaries. Apple Ten Ventures has no significant assets. We believe that approximately 20% of the net proceeds raised in this offering will be used to acquire real estate other than hotels and apartment communities. However, we may use more or less than 20% of the proceeds from this offering to acquire real estate other than hotels and are not bound to that limit. Real estate we acquire may include but will not be limited to retail and office space.

Apple Ten Advisors and Apple Suites Realty

We do not have any employees. Apple Ten Advisors, Inc. will provide us with our day-to-day management. We refer to Apple Ten Advisors, Inc. as Apple Ten Advisors in this prospectus. Apple Ten Advisors does not have any significant assets. Apple Suites Realty Group, Inc. will provide us with property acquisition and disposition services. We refer to Apple Suites Realty Group, Inc. as Apple Suites Realty in this prospectus. Apple Suites Realty has no significant assets. Neither Apple Ten Advisors nor Apple Suites Realty currently has employees. We will pay fee compensation and reimbursement compensation to Apple Ten Advisors and Apple Suites Realty. Glade M. Knight owns all of the outstanding capital stock of Apple Ten Advisors and Apple Suites Realty. Apple Ten Advisors and Apple Suites Realty will use the services of certain officers and employees of Apple Fund Management, LLC (a subsidiary of Apple REIT Six, Inc. and indirectly controlled by Glade M. Knight). We refer to Apple Fund Management, LLC as Apple Fund Management in this prospectus.

Under the Advisory Agreement, we pay Apple Ten Advisors fee compensation and under the Property Acquisition/Disposition Agreement, we pay Apple Suites Realty fee compensation. In addition, under each such agreement, and in exchange for the services rendered under each such agreement, we pay each of Apple Ten Advisors and Apple Suites Realty reimbursement compensation for payments it makes to Apple Fund Management. More specifically, since they have no employees of their own, Apple Ten Advisors and Apple Suites Realty will use the personnel and office space of Apple Fund Management to satisfy their respective obligations under the Advisory Agreement and Property Acquisition/Disposition Agreement, and will be required to reimburse Apple Fund Management for such expense. They will use the reimbursement compensation received from us under the Advisory Agreement and the Property Acquisition/Disposition Agreement to pay Apple Fund Management. Apple Fund Management is a subsidiary of Apple REIT Six, Inc. and indirectly controlled by Glade M. Knight. Alternatively, we may elect that reimbursement amounts otherwise payable to Apple Ten Advisors and Apple Suites Realty shall instead be paid directly by us to Apple REIT Six, Inc., the parent of Apple Fund Management.

We expect that each property acquired by us will be managed by a third-party manager or operator, who will be paid a management fee. These property-level management fees to third-party managers or operators will be in addition to the fee compensation and reimbursement compensation payable to Apple Ten Advisors and Apple Suites Realty under the Advisory Agreement and Property Acquisition/Disposition Agreement.

The following chart illustrates the relationships among us, our subsidiaries, Apple Ten Advisors, Apple Suites Realty and Apple Fund Management.

(1)

Purchasers of Units will become our shareholders. Upon our formation, Apple Ten Advisors (which is wholly-owned by Glade M. Knight, our Chairman and Chief Executive Officer) acquired 10 Units for $110 in the aggregate. In addition, Mr. Knight acquired 480,000 Series B convertible preferred shares for $0.10 per Series B convertible preferred share or an aggregate of $48,000.

(2)	We will enter into an Advisory Agreement with Apple Ten Advisors.

(3)	We will enter into a Property Acquisition/Disposition Agreement with Apple Suites Realty.

(4)	Wholly-owned by Glade M. Knight, our Chairman and Chief Executive Officer.

(5)

Apple Ten Advisors and Apple Suites Realty have no employees of their own. Thus, Apple Ten Advisors and Apple Suites Realty will use the personnel of Apple Fund Management to satisfy their respective obligations under the Advisory Agreement and Property Acquisition/Disposition Agreement. Apple Ten Advisors and Apple Suites Realty intend to pay Apple Fund Management the reimbursement compensation they receive from us under the Advisory Agreement and Property Acquisition/Disposition Agreement, respectively.

(6)	Wholly-owned by Apple REIT Six, Inc. and indirectly controlled by Glade M. Knight.

Other Apple Entities

Our chairman and chief executive officer, Glade M. Knight, is also chairman and chief executive officer of Apple REIT Six, Inc., Apple REIT Seven, Inc., Apple REIT Eight, Inc and Apple REIT Nine, Inc. Mr. Knight is and will be a principal in other real estate investment transactions or programs that may compete with us. In addition, our other executive officers serve as officers of, and devote time to, Apple REIT Six, Inc., Apple REIT Seven, Inc., Apple REIT Eight, Inc. and Apple REIT Nine, Inc. and may serve as officers of, and devote time to, other companies which may be organized by Mr. Knight in the future. Neither Mr. Knight nor any of these other persons is required to devote any minimum amount of time and attention to us as opposed to the other companies.

Apple REIT Six, Inc., Apple REIT Seven, Inc., Apple REIT Eight, Inc. and Apple REIT Nine, Inc. currently own hotels. We intend to acquire and own hotels and other property in select metropolitan areas throughout the United States. Thus, there may be instances where our hotels will be in the same markets as Apple REIT Nine, Inc., Apple REIT Eight, Inc., Apple REIT Seven, Inc. or Apple REIT Six, Inc. The investment objectives and policies of these companies are the same as our investment objectives and policies.

Our offering of Units will not begin until the offering of Apple REIT Nine has been completed. Therefore, as a general proposition, we would not seek to acquire properties or compete for property acquisitions with other programs sponsored by Glade M. Knight. Furthermore, although Apple REIT Six, Inc., Apple REIT Seven, Inc., Apple REIT Eight, Inc. and Apple REIT Nine, Inc. were organized and acquired their properties at different times—and are thus in different stages of their “business cycles”—we could still compete with them in the sale or other disposition of our properties or business.

Risk Factors

We urge you to consider carefully the matters discussed under “Risk Factors” beginning on Page 15 before you decide to purchase our Units. An investment in our securities involves a number of risks including:

•	We do not have an operating history and, therefore, there is no assurance that we will be successful in our operations.

•

There will be no public trading market for the common shares and the Series A preferred shares for an indefinite period of time, if ever. Therefore, the Units will be highly illiquid and very difficult to trade. In addition, there are restrictions on the transfer of our common shares. In order to qualify as a REIT, our shares must be beneficially owned by 100 or more persons and no more than 50% of the value of our issued and outstanding shares may be owned directly or indirectly by five or fewer individuals. Therefore, our bylaws provide that no person may own more than 9.8% of the total number of the issued and outstanding Units. Any purported transfer of our shares that would result in a violation of either of these limits will be declared null and void.

•

We will pay a fee to Apple Suites Realty of 2% of the gross purchase price and 2% of the gross sale price associated with property acquisitions and dispositions, whether these dispositions are dispositions of individual properties or of interests in us, the purpose or effect of which is to dispose of some or all of our properties. We will pay an annual fee ranging from 0.1% to 0.25% of total equity proceeds received to Apple Ten Advisors. In addition, Apple Ten Advisors and Apple Suites Realty will be reimbursed for specified costs and expenses incurred on our behalf. These compensation arrangements have been established without the benefit of arms-length negotiation. Glade M. Knight, our chairman and chief executive officer, is the sole shareholder of Apple Suites Realty and Apple Ten Advisors.

•

There are conflicts of interest between us and our chairman and chief executive officer, Glade M. Knight, because he is the chief executive officer and sole shareholder of companies with which we will enter into contracts for services for day-to-day operations and for the purchase or sale of real estate. Mr. Knight is the chief executive officer and sole shareholder of Apple Ten Advisors and Apple Suites Realty. In addition, Mr. Knight is a principal in other real estate investment programs, and he may in the future organize additional programs, which may compete with us. Mr. Knight is the chairman and chief executive officer of Apple REIT Six, Inc., Apple REIT Seven, Inc., Apple REIT Eight, Inc. and Apple REIT Nine, Inc. Apple REIT Six, Inc., Apple REIT Seven, Inc., Apple REIT Eight, Inc. and Apple REIT Nine, Inc. currently own hotels. Mr. Knight was also the chairman and chief executive officer of Apple Hospitality Five, Inc. and Apple Hospitality Two, Inc., which owned hotels. The investment objectives and policies of these companies are the same as our investment objectives and policies. We refer to Apple REIT Nine, Inc. as Apple REIT Nine, Apple REIT Eight, Inc. as Apple REIT Eight, Apple REIT Seven, Inc. as Apple REIT Seven, Apple REIT Six, Inc. as Apple REIT Six, Apple Hospitality Five, Inc. as Apple Hospitality Five and Apple Hospitality Two, Inc. as Apple Hospitality Two in this prospectus. In addition, our other executive officers serve as officers of, and devote time to Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine and may serve as officers of, and devote time to, other companies which may be organized by Mr. Knight in the future. Neither Mr. Knight nor any of these other persons is required to devote any minimum amount of time and attention to us as opposed to the other companies.

•

We have issued to our chairman and chief executive officer, Glade M. Knight, 480,000 Series B convertible preferred shares at a purchase price of $0.10 per share. Shareholders’ interests will be diluted upon conversion of the Series B convertible preferred shares. The number of common shares into which the Series B convertible preferred shares are convertible as a result of this offering ranges from approximately .92 to 24.17 per Series B convertible preferred share or from 4.45% to 5.98% of the total number of common shares then outstanding following the conversion. Additional common shares will be issuable on conversion of the Series B convertible preferred shares if we sell common shares in additional public offerings after we complete this offering. Upon liquidation, Mr. Knight, as the holder of the Series B convertible preferred shares, has a junior right to our assets after distributions to the holders of the Series A preferred shares. However, Mr. Knight can cause the conversion of the Series B convertible preferred shares and the resulting dilution of shareholders’ interests. Upon conversion of the Series B convertible preferred shares, the Series A preferred shares will terminate and will no longer have the priority distribution on liquidation associated with the Series A preferred shares.

•

We own no properties at this time. This is a “blind pool” offering and, therefore, investors will have to rely upon the ability of Glade M. Knight and his affiliates to acquire a suitable portfolio of unspecified properties.

•

We may be unable to generate sufficient cash for distributions. If our properties do not generate sufficient revenue to meet operating expenses, our cash flow and our ability to make distributions to shareholders will be adversely affected. We might make distributions in some circumstances in part from financing proceeds or other sources, such as proceeds from our offering of Units. Our distributions may include a return of capital. There is no limit on the amount of distributions that may be funded with offering proceeds or proceeds from debt, as opposed to cash generated from operations. If we make distributions from offering proceeds or from financing proceeds, the return to investors on invested capital will be lower than if distributions are made from cash generated from operations.

•

There may be a “lag” or delay between the raising of offering proceeds and their investment in real estate properties. Persons who acquire Units relatively early in our offering, as compared with later investors, may receive a greater return of offering proceeds as part of the earlier distributions. If investors receive different amounts of returns of offering proceeds as distributions based upon when they acquire Units, the investors will experience different rates of return on their invested capital and some investors may have less net cash per Unit invested after distributions than other investors. Further, offering proceeds that are returned to investors as part of distributions to them will not be available for investments in properties.

The payment of distributions from sources other than cash generated from operations will decrease the cash available to invest in properties and will reduce the amount of distributions we may make in the future.

•

We have no restrictions on changes in our investment and financing policies. This lack of restrictions on changes in our policies could result in those policies being changed without Unit holder approval. Further, our board may, in its sole discretion, determine the amount of our aggregate debt. Therefore, our properties may be highly leveraged and thereby subject to a greater risk of default. In addition, since Apple Suites Realty’s commission is based on gross purchase price, it may have an incentive to encourage us to purchase highly-leveraged properties in order to maximize commissions.

•

Apple Ten Advisors will receive an asset management fee based on the ratio of our modified funds from operations to the amount raised in this offering. In order to increase this fee, Apple Ten Advisors could have an incentive to recommend riskier or more speculative investments.

•

Due to federal income tax restrictions, we cannot operate our hotels directly. Our hotels will be managed pursuant to franchise or license agreements with nationally recognized hotel brands. These agreements may contain limitations on the operation and maintenance of our properties. Our other real estate may be managed by third-party managers.

•

Neither Apple Ten Advisors nor Apple Suites Realty currently has employees. Each company will make arrangements with third-parties (currently expected to be Apple Fund Management) to provide services for day-to-day operations and for the purchase or sale of real estate. These third-parties may compete with us and may be affiliated with Glade M. Knight.

•	There may be conflicts of interest because of interlocking boards of directors with our affiliated companies.

•	The current financial and economic crisis could adversely affect our operations and our business objectives.

The Offering

We are offering Units at $10.50 per Unit until the minimum of 9,523,810 Units have been sold. Thereafter, the Units will be offered at $11 per unit until a maximum of 182,251,082 Units have been sold. Purchasers must purchase a minimum of $5,000 in Units except that certain benefit plans may purchase a minimum of $2,000 in Units. The Units are being offered through David Lerner Associates, Inc., an unaffiliated broker-dealer.

If we have not sold at least 9,523,810 Units within one year after the date of this prospectus, we will terminate this offering of Units and all moneys received will be promptly refunded to investors without deduction and with interest. We will not charge fees on funds returned if the minimum offering is not reached. None of our affiliates (including our officers or directors) will purchase Units for the purpose of meeting the minimum offering amount. We will not count any Units purchased by David Lerner Associates, Inc. toward the minimum offering amount.

This offering of Units will continue until all the Units offered under this prospectus have been sold or until two years from the date of this prospectus, unless we extend the offering for up to an additional year in order to achieve the maximum offering of 182,251,082 Units. The States of Colorado, Delaware, New York and Virginia will allow us to extend the offering without taking any further action. In all of the other states where we plan to sell the Units, we may be required to make certain filings, including the filing of new applications, with the state administrators to extend the offering.

This is a best-efforts offering. Purchasers will be sold Units at one or more closings. An initial closing will occur after the minimum offering of 9,523,810 Units is achieved. Thereafter, additional closings are expected to occur on a monthly basis as Units are sold during the offering period.

With each purchase of a Unit you will receive one common share and one Series A preferred share. The Series A preferred shares will have no voting rights and no conversion rights. The only right associated with the Series A preferred shares will be a priority distribution upon the sale of our assets or other event of liquidation. The priority will be equal to $11.00 per Series A preferred share, and no more, before any distributions are made to the holders of any other shares. In the event we pay special dividends, the amount of the $11.00 priority will be reduced by the amount of any special dividends approved by our board. The Series A preferred shares will not be separately tradable from the common shares to which they relate. The Series A preferred shares will terminate and no longer have a priority distribution right upon conversion of the Series B convertible preferred shares.

Use of Proceeds

The proceeds of the offering will be used:

•	to pay organizational expenses;

•	to repay any outstanding balance on our line of credit;

•	to pay expenses and fees of selling the Units;

•	to invest in properties;

•	to pay expenses and fees associated with acquiring properties; and

•	to establish a working capital reserve.

If the minimum offering of $100 million is sold, we expect to acquire two to 10 properties, if we have little or no debt. If the properties purchased are encumbered by debt equal to 50% of their fair market values, we expect to acquire four to 20 properties with proceeds from the minimum offering. If the maximum offering of $2 billion is sold, we expect to acquire approximately 120 to 160 properties, if we have little or no debt. If the properties purchased are encumbered by debt equal to 50% of their fair market values, we expect to acquire approximately 250 properties with the proceeds of the maximum offering.

We have obtained an unsecured line of credit in a principal amount of $400,000 to fund some of our offering expenses. The lender is Bank of America. The line of credit bears interest at a variable rate based on the London InterBank Offered Rate (LIBOR). Interest is payable monthly. Glade M. Knight, our chairman and chief executive officer, has guaranteed repayment of the line of credit. Mr. Knight did not receive any consideration in exchange for providing this guarantee. The maturity date of the line of credit is August 2011. We may prepay the line of credit without premium or penalty. We would expect to repay this debt with proceeds from the sale of Units.

Conflicts of Interest

We may be subject to conflicts of interest arising from our relationship with Apple Ten Advisors, Apple Suites Realty, and Glade M. Knight, our chairman and chief executive officer. More specifically:

•	Apple Ten Advisors, Apple Suites Realty and Glade M. Knight are not restricted from engaging for their own account in business activities of the type conducted by us.

•

There may be conflicts with respect to commissions we pay to Apple Suites Realty because its compensation will increase in proportion to the number of properties purchased and sold by us and the properties’ purchase and sale prices. In addition, since Apple Suites Realty’s commission is based on gross purchase price, it may have an incentive to encourage us to purchase highly leveraged properties in order to maximize commissions.

•

There may be conflicts with respect to the asset management fee we pay to Apple Ten Advisors since its compensation is a percentage of total proceeds received from time to time by us from the sales of our Units.

•

Glade M. Knight is also the chairman and chief executive officer of Apple REIT Nine, Apple REIT Eight, Apple REIT Seven and Apple REIT Six, all of which own extended-stay, select-service and other hotels. In addition, Mr. Knight is a trustee of Colonial Properties Trust, which owns apartment communities, office buildings and certain mixed-use real property. There may be times when he may owe certain duties to those entities which conflict with his duties to us. Mr. Knight may in the future organize additional programs which may compete with us and may, as a director and officer of those programs, owe duties to those programs.

•

We issued 480,000 Series B convertible preferred shares to Glade M. Knight in exchange for $0.10 per share. Mr. Knight is the sole owner of all Series B convertible preferred shares. Under limited circumstances, the Series B convertible preferred shares may be converted into common shares, thereby resulting in dilution of the shareholders’ interest in us. As chairman of our board and chief executive officer, Mr. Knight can influence the conversion of the Series B convertible preferred shares. As owner of the advisory company, Mr. Knight could terminate the Advisory Agreement, and thereby cause the conversion of the Series B convertible preferred shares. Under a merger transaction or listing our Units on a securities exchange, the Series B convertible preferred shares would be converted into Units. In the event we were to liquidate, the Series B convertible preferred shares would not be converted. The possibility of this conversion may influence Mr. Knight’s judgment when recommending (or not recommending) to our board a merger, the timing of listing, a disposition of our assets or liquidation.

•

We have obtained an unsecured line of credit in a principal amount of $400,000 to fund some of our preliminary offering expenses. This line of credit has been guaranteed by Glade M. Knight. We expect to repay this debt with proceeds of this offering. Because Mr. Knight is personally liable for repayment of this debt, he would have an incentive to see that at least the minimum offering is raised. This could present a conflict of interest for Mr. Knight since his personal interests would be adversely affected if the offering is not successful for any reason.

•

Glade M. Knight also serves as a trustee for Colonial Properties Trust, and as a director for Apple REIT Nine, Apple REIT Eight, Apple REIT Seven and Apple REIT Six. Mr. Knight is chairman and chief executive officer of Apple REIT Nine, Apple REIT Eight, Apple REIT Seven and Apple REIT Six. There may be instances where our hotels will be in the same markets as hotels owned by these other entities. Even though the hotels are managed by third-party management companies and neither our board nor the boards of Apple REIT Nine, Apple REIT Eight, Apple REIT Seven and Apple REIT Six are engaged in the management of the hotels, having one or more directors of the board of directors who are also directors of the board of directors of Apple REIT Eight, Apple REIT Seven or Apple REIT Six or having hotels in some of the same markets as Apple REIT Nine, Apple REIT Eight, Apple REIT Seven or Apple REIT Six may, at times, present a conflict of interest.

•

Officers and other employees of Apple Fund Management will serve as officers of and devote time to us, Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine, and may serve as officers of, and devote time to, other companies which have been or may be organized by Glade M. Knight, including Apple Ten Advisors and Apple Suites Realty. Neither Mr. Knight nor any of these other persons is required to devote any minimum amount of time and attention to us as opposed to the other companies.

Liquidity

Before this offering there has been no public market for the Units and initially we do not expect a market to develop for the common shares or the Series A preferred shares. Prospective shareholders should view the Units as illiquid and must be prepared to hold their investment for an indefinite length of time.

We do not plan to cause the common shares or the Series A preferred shares to be listed on any securities exchange or quoted on any system or in any established market either immediately or at any definite time in the future. We may cause the common shares to be listed or quoted if the board of directors determines this action to be prudent. However, there can be no assurance that this event will ever occur. We expect that within approximately seven years from the initial closing we will:

•	cause the common shares to be listed on a national securities exchange or quoted on the NASDAQ National Market System;

•	dispose of all of our properties in a manner which will permit distributions to shareholders of cash; or

•	merge, consolidate or otherwise combine with a real estate investment trust or similar investment vehicle.

However, we are under no obligation to take any of these actions, and these actions, if taken, might be taken after seven years from the initial closing. In the event we merge, consolidate or otherwise combine with a real estate investment trust or similar investment vehicle, there can be no assurance that such event will result in liquidity for the common shares.

There are restrictions on the transfer of our common shares. In order to qualify as a REIT, our shares must be beneficially owned by 100 or more persons and no more than 50% of the value of our issued and outstanding shares may be owned directly or indirectly by five or fewer individuals. Therefore, our bylaws provide that no person may own more than 9.8% of the total number of the issued and outstanding Units. Any purported transfer of our shares that would result in a violation of either of these limits will be declared null and void.

If we undertake a transaction of the type described above, we would report on and explain the transaction to the extent required by applicable securities laws and regulations. However, we are under no legal obligation to undertake any transaction of the type described above at any particular time. Thus, we would not expect to disclose in a formal way our not taking an action of the type described above unless required at that time by law. As a practical matter, however, we expect to communicate with our shareholders at least quarterly through quarterly and annual reports to shareholders and we would expect to keep our shareholders informed of our decisions and reasons with respect to not taking any action of the type described above if that course of action is deemed by us to be appropriate to us and the shareholders.

Investment and Distribution Policy

We intend to seek to maximize shareholder value by acquiring hotels and other real estate for long-term ownership. We generally intend to acquire fee ownership of our properties. We will seek opportunities, through the direct ownership of our properties, that provide acceptable investment returns and growth in cash distributions to our shareholders. As a REIT, we are required to make dividend distributions to our shareholders. We intend to make monthly distributions commencing after the first full month following the closing of the minimum offering of 9,523,810 Units. While we will seek generally to make distributions from our cash generated from operations, we might make distributions (although there is no obligation to do so) in certain circumstances in part from proceeds from our offering of Units or from proceeds of borrowings. While distributions from such sources would result in the shareholder receiving cash, the consequences to us and the shareholder would differ from a distribution out of our cash generated from operations. The payment of distributions from sources other than cash generated from operations will decrease the cash available to invest in properties and will reduce the amount of distributions we may make in the future. Since we do not own any properties at this time, initial distributions likely will not be from our cash generated from operations. We will depreciate our fixed assets on a straight-line basis over their expected useful lives. These factors will cause a portion of the distribution to be treated as a return of capital for tax purposes.

To maintain REIT status, we generally must distribute to our shareholders in each taxable year at least 90% of our net ordinary income. More precisely, we must distribute an amount equal to the sum of 90% of our REIT taxable income before deduction of dividends paid and excluding any net capital gain and 90% of any net income from foreclosure property less the tax on that income, minus limited categories of excess non-cash income including, cancellation of indebtedness and original issue discount income.

The voting rights and rights to distributions of the holders of common shares will be subject to the prior rights of the holders of any subsequently-issued preferred shares. Unless otherwise required by applicable law or regulation, the preferred shares would be issuable without further authorization by holders of the common shares and on the terms and for the consideration as may be determined by the board of directors. The preferred shares could be issued in one or more series having varying voting rights, redemption and conversion features, distribution (including liquidation distribution) rights and preferences, and other rights, including rights of approval of specified transactions. A series of preferred shares could be given rights that are superior to rights of holders of common shares and a series having preferential distribution rights could limit common share distributions and reduce the amount holders of common shares would otherwise receive on dissolution.

Borrowing Policy

We generally intend to purchase our properties using cash and interim borrowings. We will endeavor to repay any interim borrowings with proceeds from the sale of Units. However, we may not necessarily hold our properties on an unleveraged basis. When advisable, we may incur medium or long- term debt secured by our properties. We expect borrowings to come from third-party, non-affiliated lenders.

After the initial closing of Units, our bylaws will prohibit us from incurring debt if the debt would result in our total debt exceeding 100% of the value of our net assets, before subtracting any liabilities. The value of our net assets means the value of our total tangible assets at cost before deducting depreciation or other non-cash reserves. However, our bylaws allow us to incur debt in excess of this limitation when the excess borrowing is approved by a majority of our independent directors and disclosed to the shareholders. The bylaws also will prohibit us from allowing total borrowings to exceed 50% of the fair market value of our assets, before subtracting liabilities, subject to the same exception described in the previous sentence. The two limitations on debt described in this paragraph are applied separately and independently. For example, it is possible that incurring debt may require approval by a majority of the directors under one limitation even though the other limitation on debt does not apply. In addition, the bylaws will provide that our borrowings must be reasonable in relation to our net assets and must be reviewed quarterly by the directors. Subject to these limitations on the permitted maximum amount of debt, there is no limitation on the number of mortgages or deeds of trust that may be placed against any particular property.

Assuming the directors approve, we may borrow in excess of the debt limitations described in the previous paragraph in order to acquire a portfolio of properties. Management believes that the acquisition of a portfolio of properties early in our existence could provide us with greater ability to acquire properties in the future as proceeds from the sale of Units are received and provide us with economies of scale from the outset.

Compensation

Glade M. Knight is our sole promoter. We do not expect to pay a material salary to Mr. Knight. However, Mr. Knight is currently the sole shareholder of Apple Ten Advisors and Apple Suites Realty, which are entitled to receive fees for advisory services as well as operational and managerial services rendered by them to us. On our behalf and pursuant to the terms of the Advisory Agreement and the Property Acquisition/Disposition Agreement, Apple Ten Advisors and Apple Suites Realty will utilize the services of certain officers and employees of Apple Fund Management (a subsidiary of Apple REIT Six and indirectly controlled by Glade M. Knight) to provide the advisory, operational and managerial services they are obligated to perform for us since neither Apple Ten Advisors nor Apple Suites Realty has any employees. From reimbursement compensation received from us by Apple Ten Advisors and Apple Suites Realty under the Advisory Agreement and Property Acquisition/Disposition Agreement, Apple Ten Advisors and Apple Suites

Realty will reimburse Apple Fund Management for a portion of the compensation paid by Apple Fund Management to its senior managers and staff, based on the estimated amount of time they devote to activities required by Apple Ten Advisors and Apple Suites Realty. Such payments are not based on any formal record keeping regarding the time these employees devote to Apple Ten Advisors and Apple Suites Realty but are based on a good faith estimate by the employee and/or his or her supervisor of the time devoted by the employee to such companies. Reimbursement amounts are in addition to the advisory fees and commissions we are contractually obligated to pay Apple Ten Advisors and Apple Suites Realty.

The compensation and reimbursements payable to Apple Ten Advisors and Apple Suites Realty are listed below. Except as indicated, we cannot determine the maximum dollar amount of this compensation and reimbursement. We also show compensation payable to David Lerner Associates, Inc. David Lerner Associates is not related to, nor an affiliate of, either Apple Ten Advisors or Apple Suites Realty.

Person Receiving Compensation	Type of Compensation	Amount of Compensation
Offering Phase
David Lerner Associates	Selling Commissions

7.5% of the purchase price of the Units. If the minimum offering of $100,000,000 is sold, the selling commissions would be $7,500,000. If the maximum offering of $2 billion is sold, the selling commissions would be $150,000,000.

David Lerner Associates	Marketing Expense Allowance

2.5% of the purchase price of the Units. If the minimum offering of $100,000,000 is sold, the marketing expense allowance would be $2,500,000. If the maximum offering of $2 billion is sold, the marketing expense allowance would be $50,000,000.

Acquisition Phase
Apple Suites Realty	Commission for acquiring our properties and real estate acquisition expenses

2% of the gross purchase price of the properties purchased by us—estimated at $1,720,000 if the minimum offering is sold (assuming no debt is incurred) and at $34.8 million if the maximum offering is sold (assuming no debt is incurred). If debt is incurred in each acquisition to the maximum permitted by our bylaws, and the maximum offering is sold, the amount of compensation would be $69.6 million. In addition, typical real estate acquisition expenses are estimated to be $500,000 if the minimum offering is sold and $10,000,000 if the maximum offering is sold.

Person Receiving Compensation	Type of Compensation	Amount of Compensation
Operational Phase
Apple Ten Advisors	Asset management fee for managing our day-to-day operations

Annual fee payable quarterly based upon a ratio of our modified funds from operations to the amount raised in this offering ranging from 0.1% to 0.25% of the amount raised in this offering—a maximum of $250,000 per year if the minimum offering is sold; a maximum of $5,000,000 per year if the maximum offering is sold.

Apple Ten Advisors and Apple Suites Realty	Reimbursement for compensation and overhead costs incurred on our behalf

Estimated to be $100,000 (per year) if the minimum offering is sold and $2,000,000 (per year) if the maximum offering is sold. See below under “Reimbursement Compensation under the Advisory Agreement and the Property/ Acquisition Disposition Agreement.”

Not Estimable, but subject to the limits described below under “Reimbursements to Apple Ten Advisors and Apple Suites Realty.”
Apple Ten Advisors and Apple Suites Realty	Reimbursement for certain deposits and costs incurred on our behalf	Not Estimable, but based on the number of shareholder accounts, as described below under “Account Maintenance Services to Shareholders.”
David Lerner Associates	Fee for Account Maintenance Services to Shareholders	Not estimable, but based on the number of shareholder accounts, as described below under “Account Maintenance Services to Shareholders.”
Disposition Phase
Apple Suites Realty	Commission for selling our properties	Up to 2% of the gross sales prices of the properties sold by us.

Person Receiving Compensation	Type of Compensation	Amount of Compensation
Glade M. Knight	Series B convertible preferred shares (or common shares, if Series B is converted)

If we sell our assets in liquidation, each Series A preferred share receives a liquidation preference of $11. Amounts in excess of this are paid as described below under “Compensation—Series B Convertible Preferred Shares.” If the Series B convertible preferred shares are converted into common shares, their value is estimated to range from $4.8 million (if minimum offering is sold) to $127 million (if maximum offering is sold) (these estimates assume a common share is worth $11).

Unit Redemption Program

We may use proceeds received from the sale of Units from the offering and our dividend reinvestment plan which we plan to implement following the conclusion of this offering to redeem your Units. We will not begin our Unit redemption program until the expiration of one year from the initial closing of our offering. After you have held your Units for a minimum of one year, our Unit redemption program will provide an opportunity for you to redeem all or a portion of your Units, subject to certain restrictions and limitations, for a purchase price equal to: (1) for redemptions made during the first five (5) years from the date of your purchase of the Units to be redeemed, 92% of the price you paid for your Units to be redeemed, and (2) for redemptions made after the first five (5) years from the date of your purchase of the Units to be redeemed, 100% of the price you paid for your Units to be redeemed. In the case of redemption of Units following the death of all shareholders in one account, the purchase price will equal 100% of the price paid by the deceased shareholders for the Units.

We reserve the right to determine the number of units redeemed under our Unit redemption program. The board of directors reserves the right in its sole discretion at any time and from time to time to:

•

waive the one-year holding period in the event of the death of a shareholder, a shareholder’s disability or need for long-term care, other involuntary exigent circumstances such as bankruptcy, or a mandatory distribution requirement under a shareholder’s IRA;

•	reject any request for redemption;

•	change the purchase price for redemptions; or

•	otherwise amend the terms of, suspend or terminate our Unit redemption program.

If the board of directors amends, suspends or terminates the Unit redemption program or reduces the number of Units purchased under the Unit redemption program, we will provide shareholders with thirty (30) days advance written notice by means of either (1) an annual or quarterly report or (2) a separate mailing accompanied by disclosure in a current or periodic report under the Securities Exchange Act of 1934.

Redemption of Units, when requested, will be made quarterly on a first-come, first-served basis. We will limit the number of Units redeemed pursuant to our Unit redemption program to the lesser of as follows: (1) during any 12-month period, we will not redeem in excess of three percent (3.0%) of the weighted average number of Units outstanding during the 12-month period immediately prior to the date of redemption; and (2) funding for the redemption of Units will come exclusively from the net proceeds we receive from the sale of Units under this offering or our dividend reinvestment plan which we plan to implement following the conclusion of the offering so that in no event will the aggregate amount of redemptions under our Unit redemption program exceed aggregate net proceeds received by us from the sale of Units (after commissions), pursuant to this offering or our dividend reinvestment plan.

We cannot guarantee that the funds set aside for the Unit redemption program will be sufficient to accommodate all requests made in any year. If we do not have such funds available at the time when redemption is requested, you can withdraw your request for redemption by submitting a written request to withdraw your request for redemption to David Lerner Associates. If no withdrawal is requested, we will honor your request at such time, if any, when sufficient funds become available. You may withdraw your request for redemption at any time up until the time at which Units are redeemed.

If your redemption request is granted, you will receive the redemption amount within 30 days following the end of the quarter in which your redemption request is granted. We will not reject a request for redemption unless you have not held the units for one year or you have failed to fill out a redemption request form completely. You will have no right to request redemption of your Units after the Units are listed on any securities exchange or quoted on any system or in any established market. If you redeem Units under the Unit redemption program you will not be permitted to purchase additional Units in this offering for a period of one year from the date of redemption.

The Units we purchase under the Unit redemption program will be cancelled, and will have the status of authorized, but unissued shares. We will not reissue such Units unless they are first registered with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 and under appropriate state securities laws or otherwise issued in compliance with such laws.

In the unlikely event that the Series B convertible preferred shares are converted and there is no related liquidity event with respect to the Units, the Unit redemption program will be reformulated or modified by the board of directors at that time.

RISK FACTORS

An investment in Units involves a number of risks. We urge you to carefully consider the following information describing the material risks inherent in investing in Units, together with the other information in this prospectus, before making a decision to purchase our Units

General Risk Factors

We have no operating history and we can give no assurance of success. We own no properties at this time and must rely on Glade M. Knight and his affiliates to purchase appropriate properties for us. This offering is a “blind pool” offering.

We do not have an operating history. We can give no assurance that we will operate successfully or achieve our objectives. We have no significant assets at this time. We have not committed to purchasing any specific properties with the proceeds of this offering as of the date of this prospectus. This offering is a “blind pool” offering and, therefore, investors will have to rely upon the ability of Glade M. Knight and his affiliates to acquire a suitable portfolio of properties. We will use the proceeds of this offering to acquire properties and the investors will be unable to review the terms of the purchase, financing and management of these properties before we enter into these arrangements. However, when at any time during the offering period we enter into a contract for and/or contemplate the purchase of a specific property, this prospectus will be supplemented to provide a description of the property and the anticipated terms of its purchase and financing. A prospective shareholder will only be able to evaluate information as to properties that are disclosed in a prospectus supplement issued before the prospective shareholder makes its investment. See “Business” and “Investment Objectives and Policies.” In addition, we have no employees and will be dependent upon Apple Ten Advisors and Apple Suites Realty. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Apple Ten Advisors and Apple Suites Realty.”

The past performance of programs sponsored or affiliated with Glade M. Knight is not an indicator of our future performance.

You should not rely upon the past performance of other programs sponsored or affiliated with Glade M. Knight as an indicator of our future performance.

We are a thinly-capitalized company and, as a result, you cannot be sure how we will be operated or if we will achieve the investment objectives described in this prospectus. Furthermore, the actual amount of proceeds that will ultimately be available for investment in properties is uncertain.

Our initial “capitalization” consists of approximately $48,000 paid by our sponsor, Glade M. Knight, to acquire his Series B convertible preferred shares. We also have obtained an unsecured line of credit in a principal amount of $400,000, guaranteed by Mr. Knight, to help defray the initial organizational and operating expenses we will incur. Collectively, these amounts could be viewed as “thin capitalization” relative to the ultimate size of the company planned by us. In particular the North American Securities Administrators Association Statement of Policy regarding Real Estate Investment Trusts generally requires that the sponsor of an offering contribute to the company upon formation the lesser of 10% of the total net assets upon completion of the offering or $200,000. As indicated, Mr. Knight has contributed $48,000 in cash to us as an initial contribution and has guaranteed a line of credit of $400,000 but has not contributed $200,000 in cash to us. Our “thin capitalization” could entail additional risks for prospective investors. Since we only have nominal assets, you cannot be sure how we will be operated, whether we will achieve the objectives described in this prospectus or how we will perform financially. Furthermore, although the minimum amount of units that may be sold corresponds to $100 million in gross proceeds, should only the minimum amount of units be sold, we could acquire as few as two to 10 properties, if we had little or no debt (or four to 20 properties if we encumber the properties with debt equal to 50% of their fair market values). The relatively low number of properties acquired would mean that our portfolio of properties might not be diversified. The fewer properties purchased, the greater the potential adverse effect of a single unproductive property upon our profitability.

Although we estimate in this prospectus the net amount of offering proceeds that will be available for investment in properties, the actual amount available for investment may be less. For example, we might deem it necessary to establish a larger than expected working capital or contingency reserve to cover unexpected environmental liabilities from unexpected lawsuits or governmental regulatory judgments or fines. Any liabilities of this sort, or other unanticipated expenses or debts, would reduce the amount we have available for investment in properties. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Apple Ten Advisors and Apple Suites Realty” and “Use of Proceeds.”

Our distributions to our shareholders may not be sourced from our cash generated from operations but from offering proceeds or indebtedness and this will decrease our distributions in the future; furthermore, we cannot guarantee that investors will receive any specific return on their investment.

We intend to make distributions monthly following the closing of the minimum offering. As a result, we may be more likely to have a return of capital as a part of distributions to shareholders early in our operations. This is because as proceeds are raised in the offering, it is not always possible immediately to invest them in real estate properties that generate our desired return on investment. There may be a “lag” or delay between the raising of offering proceeds and their investment in real estate properties. Persons who acquire Units relatively early in our offering, as compared with later investors, may receive a greater return of offering proceeds as part of the earlier distributions. If investors receive different amounts of returns of offering proceeds as distributions based upon when they acquire Units, the investors will experience different rates of return on their invested capital and some investors may have less net cash per Unit invested after distributions than other investors. Further, offering proceeds that are returned to investors as part of distributions to them will not be available for investments in properties. The payment of distributions from sources other than cash generated from operations will decrease the cash available to invest in properties and will reduce the amount of distributions we may make in the future, and may therefore reduce the return on an investor’s invested capital. See “Plan of Distribution.” We cannot and do not guarantee that investors will receive any specific return on their investment. Further, there is no limitation on the amount of distributions that can be funded from offering proceeds or financing proceeds.

There would be significant adverse consequences of our failure to qualify as a REIT, including our ability to make distributions to shareholders.

Qualification as a real estate investment trust, or REIT, involves the application of highly technical and complex Internal Revenue Code provisions for which there are limited judicial or administrative interpretations. If we were to fail to qualify as a REIT for any taxable year, and the relief provisions discussed under “Material Federal Income Tax Considerations” do not apply, we would be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to our shareholders because of the additional tax liability. In addition, distributions to our shareholders would no longer qualify for the dividends paid deduction and we would no longer be required to make distributions. To the extent we would have made distributions in anticipation of qualifying as a REIT, we might be required to borrow funds or liquidate investments in order to pay the applicable tax. See “Federal Income Tax Considerations—Failure to Qualify as a REIT.”

We will not obtain a tax ruling on our REIT status or any other tax matters.

Our legal counsel, McGuireWoods LLP, has rendered to us an opinion to the effect that commencing with our first taxable year, we were organized as a corporation in conformity with the requirements for qualification and taxation as a REIT under the Code and our proposed method of operations described in this prospectus will enable us to satisfy the requirements for qualification as a REIT. However, the opinion of McGuireWoods LLP is not binding on the IRS. We have not requested and do not plan to request a ruling from the IRS that we qualify as a REIT (or concerning any other tax matter), and the legal opinion and statements in this prospectus are not binding on the IRS or any court. See “Federal Income Tax Considerations—General.”

There is no public market for our common shares, so investors may be unable to dispose of their investment.

Prospective shareholders should view the common shares, to be issued as part of each Unit sold, as illiquid and must be prepared to hold their common shares for an indefinite length of time. Before this offering, there has been no public market for our common shares, and initially we do not expect a market to develop. We have no current plans to cause our common shares to be listed on any securities exchange or quoted on any system or in any established market either immediately or at any definite time in the future. While we, acting through our board of directors, may cause the common shares to be listed or quoted if the board of directors determines this action to be prudent, there can be no assurance that this event will ever occur. Shareholders may be unable to resell their common shares at all, or may be able to resell them only at a later date at a substantial discount from the purchase price. Thus, the common shares should be considered a long-term investment. In addition, there are restrictions on the transfer of our common shares. In order to qualify as a REIT, our shares must be beneficially owned by 100 or more persons and no more than 50% of the value of our issued and outstanding shares may be owned directly or indirectly by five or fewer individuals. Therefore, our bylaws provide that no person may own more than 9.8% of the total number of the issued and outstanding Units. Any purported transfer of our shares that would result in a violation of either of these limits will be declared null and void. See “Description of Capital Stock—Restrictions on Transfer,” and “Description of Capital Stock—Facilities for Transferring Common Shares.”

There will never be a public market for our Series A preferred shares separate from any market that may develop for our common shares and investors will not be able to separately dispose of their Series A preferred shares without disposing of the common shares to which the Series A preferred shares relate.

Prospective shareholders should view the Series A preferred shares as illiquid and must be prepared to hold those shares for as long as they hold the common shares to which each Series A preferred share relates. No public market for our Series A preferred shares will exist separate from any public market that may exist for our common shares. Each Series A preferred share will not trade separately from each common share to which it relates. Our Series A preferred shares will never trade separately from our common shares nor ever be listed on any securities exchange or quoted on any system or in any established market. Shareholders will be unable to resell their Series A preferred shares without selling the common shares to which they relate. See “Description of Capital Stock—Series A Preferred Shares.”

We will not attempt to calculate our net asset value on a regular basis.

We will not attempt to calculate our net asset value on a regular basis. Accordingly, investors will not have reliable information on the net fair value of the assets owned by us.

There is a “dilutive” effect to investors who purchase our Units at $11.00 rather than at the initial offering price of $10.50 per Unit.

Investors who purchase our Units at $10.50 receive a discounted price compared to investors who purchase after the minimum offering of Units has been achieved. Investors who purchase our Units at $11.00 experience “dilution” because the sale of some of our Units at $10.50 results in the average per Unit price being less than $11.00 per Unit. The Units are identical in terms of rights to distributions, voting and other rights, but the purchasers who acquire Units at $11.00 per Unit are paying a comparative premium over the $10.50 per Unit purchasers.

Our Board of Directors will decide when and whether we list our Units, engage in a merger or similar sale transaction or dissolve, and we are under no obligation to take any of these actions at any particular time; therefore, our shares may be illiquid for an indefinite period of time.

We expect that within approximately seven years from the closing of the minimum offering of 9,523,810 Units we will:

•	cause our common shares to be listed on a national securities exchange or quoted on the NASDAQ National Market System;

•	dispose of all of our properties in a manner which will permit distributions to our shareholders of cash; or

•	merge, consolidate or otherwise combine with a real estate investment trust or similar investment vehicle.

If we liquidate all of our assets, the Series A preferred shares would have a priority distribution followed by a priority distribution to the Series B convertible preferred shares, on an as converted basis. In the event that the liquidation of our assets resulted in proceeds that exceeded the distribution rights of the Series A preferred shares and Series B convertible preferred shares, the remaining proceeds would be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis. Upon conversion of the Series B convertible preferred shares, the Series A preferred shares will terminate and will no longer have the priority distribution on liquidation associated with the Series A preferred shares. Certain of these transactions, such as a merger or sale of all of our assets, or our dissolution, will require shareholder approval. See “Investment Objectives and Policies—Sale Policies” and “Description of Capital Stock—Series B Convertible Preferred Shares.”

Any of these actions will be conditioned on the board of directors determining the action to be prudent and in the best interests of our shareholders. However, we are under no obligation to take any of these actions, and any action, if taken, might be taken after the seven-year period mentioned above. Therefore, our shares may be illiquid for an indefinite period of time.

The compensation to Apple Ten Advisors, Apple Suites Realty Group and David Lerner Associates will decrease our net proceeds and the cash available for acquisitions and for distributions to shareholders. This will tend to reduce the return on our shareholders’ investment.

The investment return to our shareholders likely will be less than could be obtained by a shareholder’s direct acquisition and ownership of the same properties. We will pay to David Lerner Associates, an unaffiliated third-party, substantial fees to sell our Units, which will reduce the net proceeds available for investment in properties. These fees include selling commissions on all sales made in an amount equal to 7.5% of the purchase price of the Units or $0.7875 per Unit purchased at $10.50 per Unit and $0.825 per Unit purchased at $11 per Unit. We will also pay to David Lerner Associates a marketing expense allowance equal to 2.5% of the purchase price of the Units, as a non-accountable reimbursement for expenses incurred by it in connection with the offer and sale of the Units. The marketing expense allowance will equal $0.2625 per Unit purchased at $10.50 per Unit and $0.275 per Unit purchased at $11 per Unit. The maximum selling commission payable to David Lerner Associates is $150,000,000. The maximum marketing expense allowance payable to David Lerner Associates is $50,000,000. The selling commissions and marketing expense allowance are payable to David Lerner Associates as we issue Units to purchasers.

We will pay to Apple Suites Realty a fee of 2% of the gross purchase price and 2% of the gross sale price (subject to the sale price exceeding 110% of the original cost) associated with property acquisitions and dispositions, whether these dispositions are dispositions of individual properties or of interests in us, the purpose or effect of which is to dispose of some or all of our properties. We will pay an annual fee ranging from 0.1% to 0.25% of total equity proceeds received plus reimbursement of certain expenses to Apple Ten Advisors. The payment of compensation to Apple Ten Advisors, Apple Suites Realty and David Lerner Associates (an unaffiliated third-party) from proceeds of the offering and property revenues will reduce the amount of proceeds available for investment in properties, or the cash available for distribution and will therefore tend to reduce the return on our shareholders’ investments. Since these commissions and fees will reduce the gross proceeds of the offering available for investment in properties, the revenues we obtain may be reduced compared to the revenues we might have achieved in the absence of these fees. In addition, this compensation is payable in most instances regardless of our profitability, and is payable prior to distributions and without regard to whether we have sufficient cash for distributions. See “Compensation.”

There were no arms-length negotiations for our agreements with Apple Ten Advisors and Apple Suites Realty and the terms of those agreements may be more favorable to those entities and more to our detriment than had the negotiations been arms-length with third parties.

Apple Ten Advisors and Apple Suites Realty will receive substantial compensation from us in exchange for management/investment and brokerage services they have agreed to render to us. This compensation has been established without the benefits of arms-length negotiation. The terms of those agreements may be more favorable to those entities and to our detriment than had the negotiations been arms-length with third parties. Apple Ten Advisors will supervise and arrange for the day-to-day management of our operations and will assist us in maintaining a continuing and suitable property investment program. Apple Suites Realty will act as a real estate broker in connection with our purchase and sales of properties. See “Compensation” and “Conflicts of Interests—Conflicts with Respect to Fees Paid by us to Apple Ten Advisors and Apple Suites Realty.”

Since neither Apple Ten Advisors nor Apple Suites Realty currently has employees, they must use the services of other employees to fulfill their duties and there is no complete assurance that other employees will be available for such purpose.

Instead of retaining their own employees, each of Apple Ten Advisors and Apple Suites Realty will make arrangements with third-parties to provide services for day-to-day operations and for the purchase or sale of real estate. It is expected that these companies will use the services of persons who are employed by Apple Fund Management. These third-parties (and specifically Apple Fund Management) will compete with us and will be affiliated with Glade M. Knight our chairman and chief executive officer. There is no complete assurance that the employees of Apple Fund Management, or other employees, will be available for such purposes. If such employees were not available for such purposes, Apple Ten Advisors and Apple Suites Realty might be unable to fulfill their obligations to us. See “Apple Ten Advisors and Apple Suites Realty—General.”

The compensation to Apple Ten Advisors and Apple Suites Realty is variable and at this time such compensation cannot be stated with certainty; therefore, our expectations on how such compensation will affect our operating costs may not be accurate.

Apple Suites Realty and Apple Ten Advisors will receive compensation for services rendered by them to us that cannot be determined with certainty. Apple Ten Advisors will receive an asset management fee that may range from $100,000 to $5,000,000 per year. The asset management fee will be based upon the ratio of our modified funds from operations to the amount raised in this offering. Apple Suites Realty will receive a commission for each property purchased or sold based upon the gross purchase price of the properties we purchase. The total compensation to Apple Suites Realty is therefore dependent upon (1) the number of properties we purchase or sell and (2)

the gross purchase or sale price of each property purchased or sold. Because the commission payable to Apple Suites Realty is determined by the gross purchase price of each property purchased, Apple Suites Realty may encourage us to purchase highly-leveraged properties in order to maximize those commissions. In addition, Apple Ten Advisors will be reimbursed for certain of their costs incurred on our behalf and are entitled to compensation for other services and property we may request that they provide to us. The dollar amount of the cost and the compensation cannot now be determined. The real estate commissions payable to Apple Suites Realty equal 2% of the gross purchase price of the properties acquired. If debt is incurred in each acquisition to the maximum permitted by our bylaws, and the maximum offering is sold, we estimate that the amount of these real estate commissions would be $69.6 million. See “Compensation” and “Apple Ten Advisors and Apple Suites Realty—The Advisory Agreement” and “—Apple Suites Realty.”

There are conflicts of interest with our chairman and chief executive officer because he has duties as an officer and director to companies with which we contract or with which we may compete for properties.

Generally, conflicts of interest between Glade M. Knight and us arise because he is the sole shareholder, sole director and president of Apple Ten Advisors and Apple Suites Realty. These companies will enter into contracts with us to provide us with asset management, property acquisition and disposition services. Mr. Knight will not receive a material salary from us but will receive benefit from fees paid to Apple Ten Advisors and Apple Suites Realty.

In addition, Glade M. Knight is and will be a principal in other real estate investment transactions or programs that may compete with us. Currently, Mr. Knight is the chairman and chief executive officer of Apple REIT Nine, Apple REIT Eight, Apple REIT Seven and Apple REIT Six, which are real estate investment trusts. Mr. Knight has economic interests in these other transactions or programs by virtue of his positions in those companies. Mr. Knight is also a minority shareholder in Apple REIT Nine, Apple REIT Eight, Apple REIT Seven and Apple REIT Six. In addition, Mr. Knight is a trustee and shareholder of Colonial Properties Trust.

There may be a conflict of interest with our chairman and chief executive officer because he has guaranteed our unsecured line of credit.

We have obtained an unsecured line of credit in a principal amount of $400,000 to fund some of our offering expenses. This line of credit has been guaranteed by Glade M. Knight, chairman and chief executive officer. We would expect to repay this debt with proceeds of this offering. Because Mr. Knight is personally liable for repayment of this debt, he would have an incentive to see that at least the minimum offering is raised. This could present a conflict of interest for Mr. Knight since his personal interests would be adversely affected if the offering is not successful for any reason. See “Conflicts of Interest.”

There may be conflicts of interest because of interlocking boards of directors with affiliated companies.

Kent W. Colton will serve as a director on our board and concurrently serves as a director for Apple REIT Eight and Apple REIT Seven. Glade M. Knight is chairman and chief executive officer of Apple REIT Nine, Apple REIT Eight, Apple REIT Seven and Apple REIT Six and was chairman and chief executive officer of Apple Hospitality Five and Apple Hospitality Two. There may be instances where our hotels are in the same markets as hotels owned by Apple REIT Nine, Apple REIT Eight, Apple REIT Seven or Apple REIT Six. See “Conflicts of Interest—Interlocking Boards of Directors.”

There are conflicts of interest with our advisor and broker because it could be financially advantageous for them to recommend certain actions that may be disadvantageous to us.

We will pay Apple Suites Realty an acquisition commission in connection with each acquisition of a property and a disposition commission in connection with property dispositions. As a consequence, Apple Suites Realty may have an incentive to recommend the purchase or disposition of a property in order to receive a commission. In addition, since Apple Suites Realty’s commission is based on gross purchase price, it may have an incentive to encourage us to purchase highly-leveraged properties in order to maximize commissions. In addition, because Apple Ten Advisors will receive a fee which is a percentage of the total consideration we receive from the sale of Units, it could have an incentive to see that sales of Units are closed as rapidly as possible.

There are conflicts of interest for our management personnel because they are required to spend time on activities with other entities, and these other entities may compete with us in our business activity.

Glade M. Knight, the sole executive officer and director of Apple Ten Advisors and Apple Suites Realty, also serves as an officer and/or director of entities that engage in the ownership of hotels and other properties. These entities are Colonial Properties Trust, Apple REIT Nine, Apple REIT Eight, Apple REIT Seven and Apple REIT Six. These entities share similar investment objectives and policies and may compete for properties against us. Because Mr. Knight is required to spend time on other activities, there may be instances when he may not be able to assist us with certain matters and, as a result, we may be negatively impacted.

In addition, our other executive officers serve as officers of, and devote time to, other companies previously organized by Glade M. Knight (including Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine), and may serve as officers of, and devote time to, other companies which may be organized by Mr. Knight in the future. Neither Mr. Knight nor any of these other executive officers is required to devote any minimum amount of time and attention to us as opposed to the other companies. Although Mr. Knight believes that, collectively, he and our other executive officers will have sufficient time to provide management and other services both to us and to the other companies Mr. Knight has organized, or may in the future, organize, there can be no assurance that such persons will have sufficient time. If it became necessary, Mr. Knight could seek to hire additional personnel to provide management and other services to us, but there can be no assurance that he would be successful in hiring additional personnel, if necessary.

Apple REIT Nine, in particular, has investment objectives and policies which are substantially the same to our investment objectives and policies. Moreover, it is currently expected that the types of assets we will acquire will be substantially similar to the types of assets previously acquired by Apple REIT Nine. Thus, the conflicts of interest experienced by Glade M. Knight and our other executive officers in allocating management time and efforts between us and Apple REIT Nine may be particularly acute. However, the similarity between us and Apple REIT Nine, and the conflicts of interest in allocating time and efforts between us and Apple REIT Nine are in addition to conflicts of interest that Mr. Knight and such executive officers have or may in the future have with respect to other companies, including Apple REIT Eight, Apple REIT Seven, Apple REIT Six and future entities that may be organized.

Glade M. Knight may form additional REITs, limited partnerships and other entities, and such companies may engage in activities similar to ours. Companies organized by Mr. Knight in the future could have fees and other benefits payable to him (or to companies owned by him) which are more favorable than the fees and benefits payable by us to him (or to companies owned by him). The effect of this could be that Mr. Knight would spend more time on the activities of these other companies than on our activities, and/or prefer one or more of these companies to us with respect to actions such as the sale of properties. See “Conflicts of Interest—Competition Between Us and Mr. Knight and Other Companies Organized by Mr. Knight.”

Since neither Apple Ten Advisors nor Apple Suites Realty is required to maintain any minimum assets or net worth, we may not as a practical matter be able to sue them for money damages for breach of their agreements with us.

Neither Apple Ten Advisors nor Apple Suites Realty is required to maintain any minimum assets or minimum net worth. Thus, our ability to recover money damages from either of them in the event of their breach of their agreements with us may be limited. The Advisory Agreement between us and Apple Ten Advisors is terminable by us on 60 days’ notice. Thus, our most effective remedy in the event of a breach by Apple Ten Advisors of the Advisory Agreement between us and Apple Ten Advisors could be to terminate the Advisory Agreement.

Apple Ten Advisors may terminate the Advisory Agreement, which would require us to find a new advisor or become self-advised.

Our management advisor, Apple Ten Advisors, may terminate the Advisory Agreement entered into with us upon 60-days written notice. We do not have any employees. Apple Ten Advisors will provide us with supervisory and day-to-day management services and will assist us in maintaining a continuing and suitable property investment program. If Apple Ten Advisors were to terminate the Advisory Agreement, we would need to find another advisor to provide us with these services or hire employees to provide these services directly to us.

Additionally, if we hire our own employees, while we would no longer bear the costs of the various fees and expenses we expect to pay to Apple Ten Advisors and Apple Suites Realty, our direct expenses could include correspondingly increased costs, including legal, accounting, other expenses related to corporate governance, Commission reporting and compliance, and brokerage or other real estate acquisition costs. We could also be subject to potential liabilities commonly faced by employers, such as workers disability and compensation claims, potential labor disputes and other employee- related liabilities and grievances as well as incur 100% of the compensation and benefits costs of our officers and other employees and consultants. We might issue equity awards to officers, employees and consultants, which awards would decrease net income and funds from operations and may further dilute your investment. We cannot reasonably estimate the amount of fees and reimbursements to Apple Ten Advisors and Apple Suites Realty we would save or the costs we would incur if we became self-managed. If the expenses we assume as a result of an internalization are higher than the expenses we avoid paying to Apple Ten Advisors and Apple Suites Realty, our earnings per share and funds from operations per share would be lower as a result of the internalization than they otherwise would have been, potentially decreasing the amount of funds available to distribute to our shareholders and the value of our shares.

There can be no assurance that we would be able to find another advisor or hire employees to provide us these services or that we could enter into an Advisory Agreement with a new advisor on terms as favorable to us. See “Apple Ten Advisors and Apple Suites Realty—The Advisory Agreement.”

There will be dilution of shareholders’ interests upon conversion of the Series B convertible preferred shares.

Glade M. Knight, who is our chairman and chief executive officer, holds 480,000 Series B convertible preferred shares that are convertible into common shares, as described under “Principal and Management Shareholders”. The Series B convertible preferred shares are convertible into common shares upon the occurrence of certain specified events, as specifically described elsewhere in this prospectus. The conversion of the Series B convertible preferred shares into common shares will result in dilution of the shareholders’ interests.

The following chart shows the number of common shares into which the 480,000 Series B convertible preferred shares may be converted based on the number of Units we sell in this offering:

Amount of Proceeds Raised in the Offering	Units Sold	Number of common shares into which 480,000 Series B convertible preferred shares convert	Percentage of common shares owned
$100,000,000	9,523,810	443,141	4.45%
$1,000,000,000	91,341,991	5,814,830	5.98%
$2,000,000,000	182,251,082	11,602,099	5.98%

Mr. Knight, as our chief executive officer, can influence both the conversion of the Series B convertible preferred shares issued to him and the resulting dilution of other shareholders’ interests. See “Compensation—Series B Convertible Preferred Shares.”

The Series A preferred shares will terminate and have no liquidation preference upon the conversion of the Series B convertible preferred shares and there will be dilution of the common shares.

The Series B convertible preferred shares are convertible into common shares upon and for 180 days following the occurrence of specific triggering events described elsewhere in this prospectus. Upon the conversion of the Series B convertible preferred shares, the Series A preferred shares will terminate and Unit holders will lose the liquidation preference associated with such shares. The Series A preferred shares terminate upon such a conversion event, even if the value of any consideration received in the conversion event, or the value of our common shares at that time, is less than the $11.00 priority distribution on liquidation associated with the Series A preferred shares.

Glade M. Knight, who is our chairman and chief executive officer, holds all of the outstanding 480,000 Series B convertible preferred shares and would receive significant value upon their conversion. If the maximum offering is achieved, for the consideration of $48,000, the potential value of Mr. Knight’s holdings at $11.00 per Unit would exceed $127 million upon conversion. If the minimum offering is achieved, upon liquidation and after our Series A preferred shareholders have been paid their liquidation preference, Mr. Knight could receive in excess of $4.8 million. As a board member and as our chief executive officer, Mr. Knight can influence whether we engage in an event that would trigger such a conversion. However, before we can take any such action it must be approved by the board.

Once the Series B convertible preferred shares are converted into common shares, a Unit holder will only hold common shares, and there will be dilution of the common shares. See “Compensation—Series B Convertible Preferred Shares.”

The Series B convertible preferred shares will have a liquidation preference before any distribution of liquidation proceeds on the common shares.

Glade M. Knight, who is our chairman and chief executive officer, holds all of the outstanding 480,000 Series B convertible preferred shares which have a liquidation preference upon our liquidation, as described under “Principal and Management Shareholders.” Upon our liquidation, the holders of the Series B convertible preferred shares are entitled to a priority liquidation payment before any distribution of liquidation proceeds to the holders of the common shares. However, priority liquidation payments to the holders of the Series B convertible preferred shares are junior to the holders of the Series A preferred shares distribution rights. The holders of the Series B convertible preferred shares are entitled to a liquidation payment of $11 per number of common shares each Series B convertible preferred share would be convertible into according to the formula described under “Principal and Management Shareholders.”

Although the liquidation preference of the Series A preferred shares has priority over the liquidation preference of the Series B convertible preferred shares, Glade M. Knight can effectively eliminate that priority by influencing whether substantially all of our assets, stock or business is transferred or influencing whether our common shares are listed or quoted, resulting in the conversion of the Series B convertible preferred shares into Units. The effect of the conversion of the Series B convertible preferred shares is that Mr. Knight would own approximately 4.45% to 5.98% of the total number of Units outstanding following the conversion, depending on the conversion ratio applicable to the Series B convertible preferred shares, in exchange for an aggregate payment of $48,000. See “Compensation—Series B Convertible Preferred Shares” and “Principal and Management Shareholders.”

A merger or similar sale transaction by us or listing our Units on a securities exchange would likely cost more in transaction fees than a liquidation.

A merger or similar sale transaction by us or listing our Units on a securities exchange would likely cost us more in fees and transaction costs than a liquidation. However, notwithstanding the higher fees and transaction costs, we expect to either engage in a merger or similar sale transaction at a suitable future time or as an alternative, list our Units on a securities exchange or quotation system, but it is unlikely that we would merely liquidate.

Since a merger or similar sale transaction by us, or our listing of our Units on a securities exchange, would result in the Series B convertible preferred shares being converted into common shares (while a simple liquidation by us would not result in the conversion of the Series B convertible preferred shares into common shares, although it might result in the payment of a sales commission of 2% to Apple Suites Realty), Glade M. Knight, as holder of the Series B convertible preferred shares, could have an incentive to recommend to us to engage in a merger or similar sale transaction or cause the listing of our Units on a securities exchange. It is likely that a merger or similar sale transaction would require the affirmative vote of our shareholders, and if our Unites were listed on a securities exchange, shareholders would be able to dispose of their Units, if they so desired, on the securities exchange. Notwithstanding the considerations discussed herein, however, we would expect to pursue whatever liquidation alternative is in the overall best interest of the shareholders. See “Conflicts of Interest.”

If we lose Glade M. Knight or are unable to attract and retain the talent required for our business, our acquisition of suitable properties and future operating results could suffer.

Our future success depends to a significant degree on the skills, experience and efforts of Glade M. Knight, our chairman and chief executive officer. We do not carry key-man life insurance on Mr. Knight or any other executive officer. The loss of the services of Mr. Knight or the inability to retain the talent required for our businesses would negatively impact our ability to acquire suitable properties and could cause our future operating results to suffer.

We are not diversified and will be dependent on our investment in only a few industries.

Our current strategy is to acquire interests primarily in hotels and other income-producing real estate in metropolitan areas throughout the United States. As a result, we will be subject to the risks inherent in investing in only a few industries. A downturn in the hotel industry may have more pronounced effects on the amount of cash available to us for distribution or on the value of our assets than if we had diversified our investments. See “Investment Objectives and Policies.”

There is a possible lack of diversification and our shareholders may recognize a lower return due to the minimum size of our offering.

If we sell only the minimum offering amount, after paying estimated offering costs and expenses, we will be funded with contributions of approximately $88,500,000. Our profitability could be affected if we do not sell more than the minimum offering. In the event we sell only the minimum offering of 9,523,810 Units, we will invest in fewer properties. The fewer properties purchased, the greater the potential adverse effect of a single unproductive property upon our profitability since a reduced degree of diversification will exist among our properties. In addition, the returns on the Units sold will be reduced as a result of allocating our expenses among the smaller number of Units. While we cannot say with certainty how many properties we would purchase if we do not sell more than the minimum offering, we would hope to purchase a minimum of two properties. Except by the amount of proceeds raised in this offering, we are not limited in the number or the size of any properties we may purchase. Neither are we limited in the percentage of the proceeds we may invest on any single property. See “Investment Objectives and Policies.”

Since this is a “best-efforts” offering of Units, there is neither any requirement, nor any assurance, that more than the minimum offering amount will be raised.

This is a “best-efforts,” as opposed to a “firm commitment” offering of Units. This means that the managing dealer (David Lerner Associates) is not obligated to purchase any Units, but has only agreed to use its “best efforts” to sell Units to investors. So long as the minimum of 9,523,810 Units (representing $100 million in gross proceeds) is sold no later than one year after the date of this prospectus, these proceeds may be released from escrow to us and used by us for acquisitions, operations and the other purposes described generally in this prospectus. There is no requirement that any Units above the minimum offering amount be sold, and there is no assurance that any Units above the minimum offering amount will be sold. Thus, aggregate gross proceeds from the offering made by this prospectus could be as low as $100 million. In such event, we estimate that less than $86 million would be available for investment in properties after the payment of offering and organizational fees and expenses and the establishment of a working capital reserve. This relatively small amount of net offering proceeds available for investment would limit flexibility in implementation of our business plans and result in minimal, if any, diversification in property ownership.

As a general matter, at any point during the offering of our Units after the minimum offering is sold, there can be no assurance that more Units will be sold than have already been sold. Accordingly, investors purchasing Units should not assume that the number of Units sold, or gross offering proceeds received, by us will be greater than the number of Units sold or the gross offering proceeds received by us to that point in time. No investor should assume that we will sell the maximum offering made by this prospectus, or any other particular offering amount. See “Plan of Distribution” and “Use of Proceeds.”

There may be delays in investment in real property, and this delay may decrease the return to shareholders.

We may experience delays in finding suitable properties to acquire. Pending investment of the proceeds of this offering in real estate, and to the extent the proceeds are not invested in real estate, the proceeds may be invested in permitted temporary investments such as U.S. government securities, certificates of deposit, or commercial paper. The rate of return on those investments has fluctuated in recent years and most likely will be less than the return obtainable from real property or other investments. See “Plan of Distribution” and “Use of Proceeds.”

Our board may, in its sole discretion, determine the amount and nature of our aggregate debt and as a result may achieve a debt ratio that decreases shareholder returns.

Subject to the limitations in our bylaws on the permitted maximum amount of debt, there is no limitation on the number of mortgages or deeds of trust that may be placed against any particular property. Our bylaws will prohibit us from incurring debt if the debt would result in our total debt exceeding 100% of the value of our assets at cost. The bylaws also will prohibit us from allowing total borrowing to exceed 50% of the fair market value of our assets. However, our bylaws allow us to incur debt in excess of these limitations when the excess borrowing is approved by a majority of the directors and disclosed to the shareholders. In addition, the bylaws will provide that our borrowings must be reasonable in relation to our net assets and must be reviewed quarterly by the directors. See “Investment Objectives and Policies—Borrowing Policies.”

Our loans may be secured by mortgages on our properties and if we default under our loans, we may lose properties through foreclosure.

Loans we obtain may be evidenced by promissory notes secured by mortgages on our properties. As a general policy, we would seek to obtain mortgages securing indebtedness which encumber only the particular property to which the indebtedness relates, but recourse on these loans may include all of our assets. If recourse on any loan incurred by us to acquire or refinance any particular property includes all of our assets, the equity in other properties could be reduced or eliminated through foreclosure on that loan. If a loan is secured by a mortgage on a single property, we could lose that property through foreclosure if we default on that loan. In addition, if we default under a loan, it is possible that we could become involved in litigation related to matters concerning the loan, and such litigation could result in significant costs to us which could affect distributions to shareholders or lower our working capital reserves or our overall value. See “Investment Objectives and Policies—Borrowing Policies.”

The per-Unit offering prices have been established arbitrarily by us and may not reflect the true value of the Units; therefore, investors may be paying more for a Unit than the Unit is actually worth.

If we listed our Units on a national securities exchange, the Unit price might drop below our shareholder’s original investment. Neither prospective investors nor shareholders should assume that the per-Unit prices reflect the intrinsic or realizable value of the Units or otherwise reflect our value, earnings or other objective measures of worth. The increase in the per-Unit offering price from $10.50 to $11 once the minimum offering is achieved is also not based upon or reflective of any meaningful measure of our share value or in any increase in the share value. In addition, while investors who purchase at a price of $10.50 per Unit will pay less than investors who purchase at a price of $11 per Unit, they will have to make an investment decision more quickly and may have less information about us, our properties and our operations than if they purchased later. See “Plan of Distribution.”

We may be unable to make distributions to our shareholders.

If our properties do not generate sufficient revenue to meet operating expenses, our cash flow and our ability to make distributions to shareholders may be adversely affected. We are subject to all operating risks common to hotels. These risks might adversely affect occupancy or room rates. Increases in operating costs due to inflation and other factors may not necessarily be offset by increased room rates. The local, regional and national hotel markets may limit the extent to which room rates may be increased to meet increased operating expenses without decreasing occupancy rates. There can be no assurance that we will be able to make distributions at any particular time or rate, or at all. Further, there is no assurance that a distribution rate achieved for a particular period will be maintained in the future.

We might make distributions (although there is no obligation to do so) in certain circumstances in part from financing proceeds or other sources, such as proceeds from our offering of Units. While distributions from such sources would result in the shareholder receiving cash, the consequences to us would differ from a distribution out of our cash generated from operations. For example, if financing is the source of a distribution, that financing would have to be repaid, and if proceeds from the offering of Units are distributed, those proceeds would not then be available for other uses (such as property acquisitions or improvements). See “Distributions Policy.”

Investors may wait up to one year before receiving their Units or a refund of their money if the minimum offering is not achieved.

Until the minimum offering of 9,523,810 Units is achieved, investors will not receive their Units. If at least 9,523,810 Units have not been sold within one year after the date of this prospectus, we will terminate this offering of Units. If the minimum offering is sold within one year, investors will receive their Units plus interest on their subscription monies at the time of closing. If the offering is terminated, investors will have their money promptly refunded with interest. See “Plan of Distribution.”

Our real estate investments will be relatively illiquid and may adversely affect returns to our shareholders.

Real estate investments are, in general, relatively difficult to sell. This illiquidity will tend to limit our ability to promptly vary our portfolio in response to changes in economic or other conditions. In addition, provisions of the Internal Revenue Code relating to REITs limit our ability to sell properties held for fewer than four years. This limitation may affect our ability to sell properties without adversely affecting returns to our shareholders. See “Business—Business Strategies.”

We may be subject to certain fixed costs that will not decrease if revenues decrease, and this may decrease distributions to shareholders.

The rents we receive and the occupancy levels at the properties we acquire may decline as a result of various adverse changes affecting the properties, or our tenants, including an economic recession or an increase in unemployment rates. If the rental revenue from the properties we acquire declines, we generally would expect to have less cash available to distribute to our shareholders. In addition, some of the major expenses we may incur, including expenses like mortgage payments, real estate taxes and maintenance costs, generally do not decline when the related rents decline. If rent from the properties we acquire declines while costs remain the same, our income and funds available for distribution to our shareholders would decline.

We have no restriction on changes in our investment and financing policies and our board may change these policies without shareholder approval.

Our board of directors approves our investment and financing policies, including our policies with respect to growth, debt, capitalization and payment of distributions. The board of directors could at any time amend or waive our current investment or financing policies, or from time to time, at its discretion without a vote of our shareholders. For example, our board could determine without shareholders’ approval that it is in the best interests of the shareholders to cease all investments in hotels, to make investments primarily in other types of assets or to dissolve the business. Further, our board may in its sole discretion determine the amount and nature of our aggregate debt. See “Investment Objectives and Policies—Changes in Objectives and Policies.”

Our shareholders’ interests may be diluted in various ways, which may result in lower returns to our shareholders.

The board of directors is authorized, without shareholder approval, to cause us to issue additional common shares and, therefore, additional Series A preferred shares, or to raise capital through the issuance of preferred shares, options, warrants and other rights, on terms and for consideration as the board of directors in its sole discretion may determine. Any such issuance could result in dilution of the equity of the shareholders. The board of directors may, in its sole discretion, authorize us to issue common shares or other equity or debt securities, to persons from whom we purchase property, as part or all of the purchase price of the property, or to Apple Ten Advisors or Apple Suites Realty in lieu of cash payments required under the Advisory Agreement or other contract or obligation. The board of directors, in its sole discretion, may determine the value of any common shares or other equity or debt securities issued in consideration of property or services provided, or to be provided, to us, except that while common shares are offered by us to the public, the public offering price of the shares shall be deemed their value.

We plan to adopt a stock incentive plan for the benefit of our directors. The effect of the exercise of those options could be to dilute the value of the shareholders’ investments to the extent of any difference between the exercise price of an option and the value of the shares purchased at the time of the exercise of the option.

In addition, we expressly reserve the right to implement a dividend reinvestment plan involving the issuance of additional shares by us, at an issue price determined by the board of directors. See “Description of Capital Stock—Series B Convertible Preferred Shares” and “—Preferred Shares.”

You will be limited in your ability to sell your Units pursuant to the Unit redemption program.

Even though after you have held your Units for at least one year our Unit redemption program may provide you with the opportunity to redeem your Units (for a purchase price equal to: (1) for redemptions made during the first five (5) years from the date of your purchase of the Units to be redeemed, 92% of the price you paid for your Units to be redeemed, and (2) for redemptions made after the first five (5) years from the date of your purchase of the Units to be redeemed, 100% of the price you paid for your Units to be redeemed.), you should be fully aware that our Unit redemption program will contain certain restrictions and limitations. Redemption of Units, when requested, will be made quarterly, and there are specific limits placed on the number of Units we may redeem at any specific time.

The board of directors, in its sole discretion, may choose to suspend or terminate the Unit redemption program or to reduce the number of Units purchased under the Unit redemption program if it determines the funds otherwise available to fund our Unit redemption program are needed for other purposes. In addition, the board of directors reserves the right to reject any request for redemption or to amend or terminate the Unit redemption program at any time. In making a decision to purchase Units, you should not assume that you will be able to sell any of your Units back to us pursuant to our Unit redemption program. In addition, if you redeem Units under the Unit redemption program, you will not be permitted to purchase additional Units in this offering for a period of one year from the date of redemption. In the unlikely event that the Series B convertible preferred shares are converted and there is no related liquidity event with respect to the Units, the Unit redemption program could be reformulated or modified by the board of directors at that time. Any such reformation or modification by the board of directors may include a reduction in the redemption price. See “Description of Capital Stock—Unit Redemption Program.”

We may be required to indemnify Apple Ten Advisors against losses in various circumstances.

Under the terms of the Advisory Agreement, we have agreed to indemnify Apple Ten Advisors if:

•

our directors have determined in good faith that the course of conduct which caused the liability or loss was undertaken in good faith within what the advisor reasonably believed to be the scope of its employment or authority and for a purpose which it reasonably believed to be in our best interests;

•

our directors have determined in good faith that the liability or loss was not the result of willful misconduct, bad faith, reckless disregard of duties or violation of the criminal law on the part of the advisor; and

•	the indemnified amount is recoverable only out of our assets and not from the shareholders.

See “Apple Ten Advisors and Apple Suites Realty—The Advisory Agreement—Limits of Responsibility.”

Our rights and the rights of our shareholders to recover claims against our officers and directors are limited, which could reduce your and our recovery against them if they cause us to incur losses.

Virginia law provides that a director has no liability in that capacity if he or she performs his or her duties in accordance with his or her good faith business judgment of the best interests of the corporation. In addition, subject to certain limitations set forth in our articles of incorporation or under Virginia law, our articles of incorporation provide that no director or officer will be liable to us or to our shareholders for monetary damages, and requires us to indemnify and advance expenses to our present and former directors and officers, and permits us to indemnify and advance expenses to our employees and agents. However, our articles of incorporation provide that we may not indemnify a director for any loss or liability suffered by him or her or hold harmless such indemnitee for any loss or liability suffered by him or her unless: (1) the indemnitee determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests, (2) the indemnitee was acting on behalf of or performing services for us, (3) the loss or liability was not the result of (A) negligence or misconduct in the case of a director who is not an independent director, or (B) gross negligence or willful misconduct, in the case of an independent director, and (4) the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our shareholders. As a result, we and our shareholders may have more limited rights against our directors, officers, employees and agents than might otherwise exist under common law, which could reduce your and our recovery against them. In addition, we may be obligated to fund the defense costs incurred by our directors, officers, employees and agents which would decrease the cash otherwise available for distribution to you. See “Summary of Organizational Documents—Responsibility of Board of Directors, Apple Ten Advisors, Officers and Employees.”

Virginia law and certain provisions under our articles of incorporation and bylaws may impede attempts to acquire control of us and may deter or prevent our shareholders’ ability to change our management.

Some provisions of our articles of incorporation and bylaws may have the effect of delaying, deferring or preventing a change in control. These provisions may make it more difficult for other persons, without the approval of our board, to make a tender offer or otherwise acquire substantial amounts of our shares or to launch other takeover attempts that a shareholder might consider to be in such shareholder’s best interest. These provisions include a prohibition on ownership, either directly or indirectly, of more than 9.8% of the outstanding Units by any shareholder, the ability of our board to issue a new class of preferred shares with voting or other rights senior to any existing class of stock, the ability of our board to increase the size of the board and install directors opposed to the takeover attempt, and procedural conditions and requirements that make it difficult for a shareholder to nominate a candidate for election to the board or to raise business matters at a meeting of shareholders. See “Summary of Organizational Documents—Anti-Takeover Provisions.”

Similarly, we are subject to certain provisions of the Virginia Stock Corporation Act which, in general, are designed to protect Virginia corporations from the adverse effects of hostile corporate takeovers. These provisions prevent an interested shareholder (i.e., a holder of more than 10% of any class of a corporation’s outstanding voting shares) from engaging in specified affiliated transactions with the corporation without the approval of at least two-thirds of the shareholders not including the interested shareholder. Affiliated transactions requiring this two-thirds approval include mergers, share exchanges, material dispositions of corporate assets, or dissolution proposed by the interested shareholder. The Virginia Stock Corporation Act also contains provisions regarding certain control share acquisitions, which are transactions causing the voting strength of shares of any person acquiring beneficial ownership of shares to meet or exceed certain threshold voting percentages (20%, 33 1/3%, or 50%). Shares acquired in a control share acquisition have no voting rights unless the voting rights are granted by a majority vote of all outstanding shares other than those held by the acquiring person or any officer or employee-director of the corporation. These provisions of Virginia corporate law may delay, impede or prevent attempts to acquire control of us (including attempts to acquire control of us to change management personnel, policies or objectives) including attempts which are (or perceived to be) in the best interests of our shareholders. See “Summary of Organizational Documents—Virginia Antitakeover Statutes.”

Possible lack of diversification increases the risk of investment.

There is no limit on the number of properties in a particular area which we may acquire. The board will review our properties and investments in terms of geographic diversification. Our profitability and our ability to diversify our investments, both geographically and by type of properties purchased, will be limited by the amount of further funds at our disposal. If our assets become geographically concentrated, an economic downturn in one or more of the markets in which we have invested could have an adverse effect on our financial condition and our ability to make distributions.

We may become subject to environmental liabilities, which may decrease profitability and shareholders’ return.

Although we will subject our properties to an environmental assessment prior to acquisition, we may not be made aware of all the environmental liabilities associated with a property prior to its purchase. There may be hidden environmental hazards that may not be discovered prior to acquisition. The costs of investigation, remediation or removal of hazardous substances may be substantial. In addition, the presence of hazardous substances on one of our properties, or the failure to properly remediate a contaminated property, could adversely affect our ability to sell or rent the property or to borrow using the property as collateral.

Various federal, state and local environmental laws impose responsibilities on an owner or operator of real estate and subject those persons to potential joint and several liabilities. Typical provisions of those laws include:

•

Responsibility and liability for the costs of removal or remediation of hazardous substances released on or in real property, generally without regard to knowledge of or responsibility for the presence of the contaminants.

•	Liability for the costs of removal or remediation of hazardous substances at disposal facilities for persons who arrange for the disposal or treatment of those substances.

•	Potential liability under common law claims by third parties based on damages and costs of environmental contaminants.

See “Business—Environmental Matters.”

We may incur significant costs complying with the Americans with Disabilities Act and similar laws, which may decrease profitability and shareholder return.

Our properties will be required to meet federal requirements related to access and use by disabled persons as a result of the Americans with Disabilities Act of 1990. In addition, a number of additional federal, state and local laws may require modifications to any properties we purchase, or may restrict further renovations thereof, with respect to access by disabled persons. Noncompliance with these laws or regulations could result in the imposition of fines or an award of damages to private litigants. Additional legislation could impose additional financial obligations or restrictions with respect to access by disabled persons. If required changes involve greater expenditures than we currently anticipate, or if the changes must be made on a more accelerated basis, our ability to make expected distributions could be adversely affected. See “Business—Americans With Disabilities Act.”

We may not have control over properties under construction.

We may acquire sites under development, including properties that require renovation as well as sites which have existing properties. If we acquire a property for development or renovation, we may be subject to certain risks in connection with a developer’s ability to control construction or renovation costs and the timing of completion of construction or a developer’s ability to build in conformity with plans, specifications and timetables.

We will depend in part on leasing space to tenants on economically favorable terms and collecting rent from our tenants, who may not be able to pay.

Our financial results will depend in part on leasing space in the properties we acquire to tenants on economically favorable terms. In addition, because much of our income will come from rentals of real property, our income and funds available for distribution to our shareholders will decrease if a significant number of our tenants cannot pay their rent. If a tenant does not pay its rent, we might not be able to enforce our rights as landlord without delays and might incur substantial legal costs. See “Business—Business Strategies.”

Our real properties are subject to property taxes that may increase in the future, which could adversely affect our cash flows.

Our real properties are subject to property taxes that may increase as tax rates change and as the real properties are assessed or reassessed by taxing authorities. As the owner of the properties, we will be ultimately responsible for payment of the taxes to the applicable government authorities. If property taxes increase, a reduction of our cash flows will occur.

We may invest in joint ventures, which could adversely affect our ability to control decisions and increase our costs or liability.

We may co-invest in the future with third parties through partnerships, joint ventures or other entities, acquiring non-controlling interests in, or sharing responsibility for, managing the affairs of a property, partnership, joint venture or other entity. In that event, we would not be in a position to exercise sole decision-making authority regarding the property, partnership, joint venture or other entity. Investments in partnerships, joint ventures, or other entities may, under certain circumstances, involve risks not present when a third-party is not involved, including the possibility that partners or co- venturers might become bankrupt or fail to fund their share of required capital contributions. Partners or co-venturers may have economic or other business interests or goals which are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such investments may also lead to impasses, for example, as to whether to sell a property, because neither we nor the partner or co-venturer would have full control over the partnership or joint venture. Disputes between us and partners or co-venturers may result in litigation or arbitration that would increase our expenses and prevent our officers and/or directors from focusing their time and effort on our day-to-day business. Consequently, actions by or disputes with partners or co-venturers may subject properties owned by the partnership or joint venture to additional risk. In addition, we may in certain circumstances be liable for the actions of our third-party partners or co-venturers which may exceed our investment in a particular partnership or joint venture. See “Investment Objectives and Policies—Investments in Real Estate or Interests in Real Estate.”

We may not be able to use debt to meet our cash requirements.

Due to the current economic events in the United States, there has been a contraction in available credit in the marketplace. As a result, we may not be able to use debt to meet our cash requirements.

Hotel Risk Factors

Our probable lack of diversification in property type increases the risk of investment.

One of our primary areas of investment will be hotels.

There is no limit on the number of properties of a particular hotel brand which we may acquire. The board will review our properties and investments in terms of geographic and hotel brand diversification. Our profitability and our ability to diversify our investments, both geographically and by type of properties purchased, will be limited by the amount of further funds at our disposal. If our assets become geographically concentrated, an economic downturn in one or more of the markets in which we have invested could have an adverse effect on our financial condition and our ability to make distributions.

Adverse trends in the hotel industry may impact our properties.

Our hotels will be subject to all the risks and trends common to the hotel industry. Adverse trends in the hotel industry could adversely affect hotel occupancy and the rates that can be charged for hotel rooms. The success of our properties will depend largely on the property operators’ ability to adapt to dominant trends in the hotel industry. These trends include greater competitive pressures, increased consolidation, a supply of hotel rooms that exceeds demands due to industry overbuilding, dependence on consumer spending patterns and changing demographics, the introduction of new concepts and products, availability of labor, price levels and general economic conditions. The success of a particular hotel brand, the ability of a hotel brand to fulfill any obligations to operators of its business, and trends in the hotel industry may affect our income and the funds we have available to distribute to our shareholders.

An economic downturn and concern about terrorist activities could adversely affect the travel and lodging industries and may affect hotel operations for the hotels we acquire.

Due to an economic downturn or an increase in energy costs and other travel related expenses, the lodging industry could experience a significant decline in business due to a reduction in travel for both business and pleasure. Consistent with the rest of the lodging industry, the hotels we acquire may experience declines in occupancy and average daily rates due to a decline in travel. Any kind of terrorist activity within the United States, including terrorist acts against public institutions or buildings or modes of public transportation (including airlines, trains or buses) could lessen travel by the public, which could have a negative effect on any of our hotel operations. Any terrorist act directly against or affecting any of our properties would also negatively affect our operations. Our property insurance will typically cover losses for property damage to our properties if there are terrorist attacks against our properties. However, we will not be insured for losses arising from terrorist attacks against other properties or against modes of public transportation (such as airlines, trains or buses), even though such terrorist attacks may curtail travel generally and negatively affect our hotel operations.

Aggressive cost containment and a significant slowdown in the construction of new hotels could occur. In addition, continued U.S. military operations abroad or other significant military or possible terrorist activity could have additional adverse effects on the economy, including the travel and lodging industry. It is possible that these factors could have a material adverse effect on the value of the assets we acquire. Any hotels we acquire and the business of the managers with which we contract, may be affected, including hotel occupancy and revenues and, as a result, the revenues for the hotels we acquire may be at reduced levels to the extent that rents and other revenues received by us are calculated as a percentage of hotel revenues. Additionally, if the managers with which we contract default in their obligations to us, our revenues and cash flows may decline or be at reduced levels for extended periods. Operating with reduced revenues would have a negative impact on our cash available for distributions to shareholders.

The hotel industry is seasonal.

The hotel industry is seasonal in nature. Generally, occupancy rates and hotel revenues are greater in the second and third quarters than in the first and fourth quarters. As a result of the seasonality of the hotel industry, there may be quarterly fluctuations in results of operations of properties leased to subsidiaries. Quarterly financial results may be adversely affected by factors outside our control, including weather conditions and poor economic factors. As a result, we may need to enter into short-term borrowing in certain periods in order to offset these fluctuations in revenues and to make distributions to our shareholders.

There may be operational limitations associated with management and franchise agreements affecting our properties and these limitations may prevent us from using these properties to their best advantage for our shareholders.

Apple Ten Hospitality Management, Inc., our wholly-owned taxable REIT subsidiary (or another subsidiary), will operate all of our properties pursuant to franchise or license agreements with nationally recognized hotel brands. These franchise agreements may contain specific standards for, and restrictions and limitations on, the operation and maintenance of our properties in order to maintain uniformity within the franchiser system. We do not know whether those limitations may conflict with our ability to create specific business plans tailored to each property and to each market.

The standards are subject to change over time, in some cases at the direction of the franchisor, and may restrict Apple Ten Hospitality Management’s ability, as franchisee, to make improvements or modifications to a property without the consent of the franchisor. In addition, compliance with the standards could require us or Apple Ten Hospitality Management, as franchisee, to incur significant expenses or capital expenditures. Action or inaction on our part or by Apple Ten Hospitality Management could result in a breach of those standards or other terms and conditions of the franchise agreements and could result in the loss or cancellation of a franchise license.

In connection with terminating or changing the franchise affiliation of a property, we may be required to incur significant expenses or capital expenditures. Moreover, the loss of a franchise license could have a material adverse effect upon the operations or the underlying value of the property covered by the franchise because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

We will face competition in the hotel industry, which may limit our profitability and return to our shareholders.

The hotel industry is highly competitive. This competition could reduce occupancy levels and rental revenues at our properties, which would adversely affect our operations. We expect to face competition from many sources. We will face competition from other hotels both in the immediate vicinity and the geographic market where our hotels will be located. Over-building in the hotel industry will increase the number of rooms available and may decrease occupancy and room rates. In addition, increases in operating costs due to inflation may not be offset by increased room rates. We will also face competition from nationally recognized hotel brands with which we will not be associated.

We will also face competition for investment opportunities. These competitors may be other real estate investment trusts, national hotel chains and other entities that may have substantially greater financial resources than we do. We will also face competition for investors from other real estate investment trusts and real estate entities.

See “Business—Business Strategies—Hotels.”

Additional Ventures Risk Factors

We have not currently identified the additional ventures that we may purchase. Real estate we acquire may include but will not be limited to retail and office space.

The value of real estate fluctuates depending on conditions in the general economy and the real estate business. These conditions may also limit our revenues and available cash.

The types of risks to which we may be subject if we acquire other types of real estate include our ability to attract and maintain tenants which pay their rents when due, our ability to increase rents over time, competition from similar real estate owned by other persons (including an increase in supply from new construction of such real estate), changes in governmental regulations, including zoning laws, and potential liability under environmental or other laws or regulations. Any of these factors could decrease our cash generated from operations and our distributions to shareholders.

See “Business—Business Strategies—Other Real Estate.”

USE OF PROCEEDS

We intend to invest the net proceeds of this offering in equity ownership interests in hotels, and other income-producing real estate in metropolitan areas throughout the United States. Pending investment in real estate, the proceeds may be invested in temporary investments consistent with our bylaws and the Internal Revenue Code. These temporary investments include U.S. government securities, certificates of deposit or commercial paper. The proceeds of this offering will be received and held in trust for the benefit of investors in compliance with applicable securities laws, to be used only for the purposes set forth in this prospectus.

Our bylaws prohibit our total organizational and offering expenses from exceeding 15% of the amount raised in this offering. Organizational and offering expenses are all expenses incurred in organizing us and offering and selling the Units, including: selling commissions and fees, legal fees and accounting fees, and federal, state and other regulatory filing fees. The bylaws also prohibit the total of all acquisition fees and acquisition expenses paid in connection with an acquisition of a property from exceeding 6% of the contract price for the property unless these excess fees or expenses are approved by the board of directors. Acquisition fees are all fees and commissions paid by any party in connection with our purchase of real property. Acquisition expenses are all expenses related to the selection or acquisition of properties by us. Any organizational and offering expenses or acquisition fees and acquisition expenses incurred by us in excess of the permitted limits will be payable by Apple Ten Advisors or Apple Suites Realty to us immediately upon our demand.

We have obtained an unsecured line of credit in a principal amount of $400,000 to fund some of our offering expenses. The lender is Bank of America. The line of credit bears interest at a variable interest rate based on LIBOR. Interest is payable monthly. Glade M. Knight, our chairman and chief executive officer, has guaranteed repayment of the line of credit. Mr. Knight will not receive any consideration in exchange for providing the guarantee. We would expect to repay this debt with proceeds from the sale of Units.

As indicated below, we expect that once the minimum offering of 9,523,810 Units is completed, 85.78% of the gross offering proceeds will be available for investment in properties and 0.5% will be allocated to our working capital reserve. However, the percentage of gross offering proceeds available for investment could be less if the offering expenses or the acquisition fees are greater than the amounts indicated or if we feel it prudent to establish a larger working capital reserve. For example, we might feel it prudent to establish a larger working capital reserve to cover possible unanticipated costs or liabilities. If we only receive the proceeds from the minimum offering, we will invest in fewer properties than if we were to receive the proceeds from the maximum offering of 182,251,082 Units. The following table reflects the intended application of the proceeds from the sale of the Units.

	Minimum Offering		Maximum Offering
	Gross Amount	% of Proceeds	Gross Amount	% of Proceeds
Gross Proceeds(1)(8)	$100,000,000	100.00%	$2,000,000,000	100.00%
Less Offering Expenses(2)	1,500,000	1.50%	10,000,000	0.50%
Selling Commissions(3)	7,500,000	7.50%	150,000,000	7.50%
Marketing Expense Allowance(3)	2,500,000	2.50%	50,000,000	2.50%
Net Proceeds after Offering Costs	88,500,000	88.50%	1,790,000,000	89.50%
Less Acquisition Fees(4)	1,720,000	1.72%	34,800,000	1.74%
Less Acquisition Expenses(5)	500,000	0.50%	10,000,000	0.50%
Proceeds Available for Investment and Working Capital	86,280,000	86.28%	1,745,200,000	87.26%
Less Working Capital Reserve(6)	500,000	0.50%	10,000,000	0.50%
Net Amount Available for Investment in Properties(7)	85,780,000	85.78%	1,735,200,000	86.76%

(1)	The Units are being offered on a “best-efforts” basis.

(2)

These amounts reflect our estimate of offering expenses, exclusive of the selling commissions and the marketing expense allowance payable to David Lerner Associates, such as filing and registration fees, legal, accounting and financial printing fees. If the offering expenses are greater than the amounts indicated, the amount of proceeds available for investment will decrease, and if these expenses are less, the amount available for investment will increase. However, the longer our offering continues, the more likely it is that we will incur increased printing, legal and accounting costs. This is because the longer the offering continues, the more prospectus supplements and post-effective amendments to our registration statement will have to be prepared by us. There will be an additional incremental printing, legal and accounting cost each time we prepare and (as applicable) file a prospectus supplement or post-effective amendment to our registration statement. Until the minimum offering is reached, offering expenses will be funded by the unsecured line of credit. We expect to repay the unsecured line of credit once the minimum offering is reached.

(3)	Payable to David Lerner Associates, an unaffiliated third-party.

(4)

These amounts include our estimate of real estate commissions payable to Apple Suites Realty in an amount equal to 2% of the gross purchase price of each property acquired. These amounts assume that we acquire our properties without debt. These amounts would be higher if we acquire properties with debt. If debt is incurred in each acquisition to the maximum permitted by our bylaws, and the maximum offering is sold, the amount of compensation would be $69.6 million.

(5)

These amounts include our estimate of acquisition expenses such as title insurance, surveys, environmental examination fees, recording costs, transfer taxes and other routine real estate transactional expenses incurred on our behalf in connection with property acquisitions.

(6)

Until used for operating expenses, amounts in our working capital reserve, together with any other proceeds not invested in properties or used for other company purposes, will be invested in permitted temporary investments such as U.S. Government securities or similar liquid instruments.

(7)	We expect the investment properties to be hotels and other income-producing real estate located in metropolitan areas throughout the United States.

(8)	We may use proceeds of the offering to fund distributions to our shareholders. There is no limit on the amount of proceeds that may be used for such purposes.

COMPENSATION

The table below describes all the compensation, fees, reimbursement and other benefits which we will pay to, or which may be realized by, Apple Ten Advisors, Apple Suites Realty and Mr. Glade M. Knight. Currently, Mr. Knight is the sole shareholder of Apple Ten Advisors and Apple Suites Realty. As sole shareholder of Apple Ten Advisors and Apple Suites Realty, Mr. Knight will receive income from Apple Ten Advisors and Apple Suites Realty.

We also show compensation payable to David Lerner Associates, Inc. David Lerner Associates is not related to, nor an affiliate of, either Apple Ten Advisors or Apple Suites Realty.

Each member of the senior management team and certain staff members will provide certain services to us (as well as to other companies organized by Glade M. Knight). For administrative convenience, these persons are all employed by Apple Fund Management, which is a subsidiary of Apple REIT Six and indirectly controlled by Glade M. Knight. From the reimbursement compensation received by Apple Ten Advisors and Apple Suites Realty under the Advisory Agreement and Property Acquisition/Disposition Agreement, Apple Ten Advisors and Apple Suites Realty will reimburse Apple Fund Management for a portion of the compensation paid to its senior managers and staff, based on the amount of time they devote to activities required by Apple Ten Advisors and Apple Suites Realty. Alternatively, Apple Ten Advisors and Apple Suites Realty may direct that reimbursement amounts otherwise payable to them shall instead be paid directly by us to Apple REIT Six, the parent of Apple Fund Management.

Person Receiving Compensation	Type of Compensation	Amount of Compensation
Offering Phase
David Lerner Associates	Selling Commissions

7.5% of the purchase price of the Units. If the minimum offering of $100,000,000 is sold, the selling commissions would be $7,500,000. If the maximum offering of $2 billion is sold, the selling commissions would be $150,000,000.

Marketing Expense Allowance

2.5% of the purchase price of the Units. If the minimum offering of $100,000,000 is sold, the marketing expense allowance would be $2,500,000. If the maximum offering of $2 billion is sold, the marketing expense allowance would be $50,000,000.

Acquisition Phase
Apple Suites Realty	Commission for acquiring our properties and real estate acquisition expenses

2% of the gross purchase price of the properties purchased by us—estimated at $1,720,000 if the minimum offering is sold (assuming no debt is incurred) and at $34.8 million if the maximum offering is sold (assuming no debt is incurred). If debt is incurred in each acquisition to the maximum permitted by our bylaws, and the maximum offering is sold, the

Person Receiving Compensation	Type of Compensation	Amount of Compensation

amount of compensation would be $69.6 million. In addition, typical real estate acquisition expenses are estimated to be $500,000 if the minimum offering is sold and $10,000,000 if the maximum offering is sold.

Operational Phase
Apple Ten Advisors	Asset management fee for managing our day-to-day operations

Annual fee payable quarterly based upon a ratio of our modified funds from operations to the amount raised in this offering ranging from 0.1% to 0.25% of the amount raised in this offering—a maximum of $250,000 per year if the minimum offering is sold; a maximum of $5,000,000 per year if the maximum offering is sold.

Apple Ten Advisors and Apple Suites Realty	Reimbursement for compensation and overhead costs of Apple Fund Management

Estimated to be $100,000 (per year) if the minimum offering is sold and $2,000,000 (per year) if the maximum offering is sold. See below under “Reimbursement Compensation under the Advisory Agreement and the Property/Acquisition Disposition Agreement.”

Apple Ten Advisors and Apple Suites Realty	Reimbursement for certain deposits and costs incurred on our behalf	Not Estimable, but subject to the limits described below under “Reimbursements to Apple Ten Advisors and Apple Suites Realty.”
David Lerner Associates	Fee for Account Maintenance Services to Shareholders	Not estimable, but based on the number of shareholder accounts, as described below under “Account Maintenance Services to Shareholders.”
Disposition Phase
Apple Suites Realty	Commission for selling our properties	Up to 2% of the gross sales prices of the properties sold by us.

Person Receiving Compensation	Type of Compensation	Amount of Compensation
Glade M. Knight	Series B convertible preferred shares (or common shares, if Series B is converted)

If we sell our assets in liquidation, each Series A preferred share receives a liquidation preference of $11. Amounts in excess of this are paid as described below under “Series B Convertible Preferred Shares.” If the Series B convertible preferred shares are converted into common shares, their value is estimated to range from $4.8 million (if minimum offering is sold) to $127 million (if maximum offering is sold) (these estimates assume a common share is worth $11).

Conflicts of Interest as a Result of Fees

Apple Ten Advisors and Apple Suites Realty will receive different types of compensation for services rendered in connection with the acquisition and disposition of our properties, as well as the management of our day-to-day operations. As discussed under “Conflicts of Interest,” the receipt of these fees could result in potential conflicts of interest for persons who participate in decision making on behalf of both our company and these other entities.

Specific Amounts of Compensation Payable to Apple Ten Advisors and Apple Suites Realty

Except as otherwise indicated in the table, the specific amounts of compensation or reimbursement payable to Apple Ten Advisors and Apple Suites Realty are not now known and generally will depend upon factors determinable only at the time of payment. Compensation payable to these entities may be shared or reallocated among them or their affiliates in their sole discretion as they may agree. However, compensation and reimbursements which would exceed specified limits or ceilings cannot be recovered by them or their affiliates through reclassification into a different category.

Property Acquisition/Disposition Agreement

Under a Property Acquisition/Disposition Agreement with us, Apple Suites Realty has agreed to serve as the real estate advisor in connection with both our purchases and sales of properties. In exchange for these services, Apple Suites Realty will be entitled to a fee from us of 2% of the gross purchase price of each property purchased (including any debt assumed or incurred in connection with the purchase of the property) by us not including amounts budgeted for repairs and improvements. Under our bylaws, the maximum leverage initially permitted is equal to half of the purchase price of all properties bought by us. If the person from whom we purchase or to whom we sell a property pays any fee to Apple Suites Realty, that amount will decrease the amount of our obligation to Apple Suites Realty. We estimate typical real estate acquisition expenses, such as title insurance, surveys, environmental examination fees, recording costs, transfer taxes and other routine real estate transactional expenses to be approximately $500,000 if the minimum offering is sold and $10,000,000 if the maximum offering is sold.

Under the Property Acquisition/Disposition Agreement, Apple Suites Realty also will be entitled to a fee from us in connection with the disposition of some or all of our properties equal to 2% of the gross sales price whether these dispositions are dispositions of individual properties or of interests in us, the purpose or effect of which is to dispose of some or all of our properties, if and only if, the sales price exceeds the sum of our cost basis in the property consisting of the original purchase price plus any and all capitalized costs and expenditures connected with the property plus 10% of the cost basis. For purposes of this calculation, our cost basis will not be reduced by depreciation.

Under the Property Acquisition/Disposition Agreement, Apple Suites Realty is not entitled to any real estate commission upon our sale of a property to, or purchase of a property from, Apple Suites Realty or an affiliate of Apple Suites Realty (including any other program organized by Glade M. Knight), but Apple Suites Realty will, in such case, be entitled to payment by us of its direct costs in performing services pertaining to any such purchase or sale. Direct costs are costs incurred to third parties by Apple Suites Realty on our behalf, not including any “mark-up” of such costs. No company owned by Mr. Knight is entitled to a commission on any sale of a property by us to any other program organized by Mr. Knight.

Advisory Agreement

Under the Advisory Agreement with Apple Ten Advisors we are obligated to pay an asset management fee which is a percentage of the cumulative gross offering proceeds which have been received from time to time from the sale of the Units. The percentage used to calculate the asset management fee is based on the return ratio, calculated on a per annum basis, for the calendar year. The return ratio for a calendar year is the ratio of our modified funds from operations for that year to the cumulative amount raised through all of our offerings through and including the year in question. Modified funds from operations means net income (computed in accordance with generally accepted accounting principles), excluding gains on sales of depreciable property, plus depreciation and amortization of real estate property used in operations, less preferred dividends and after adjustments for unconsolidated partnerships and joint ventures, but allows for adding back non-recurring items which are not indicative of on-going performance. Modified funds from operations does not represent cash flow from operating, investing or financing activities in accordance with GAAP and is not indicative of cash available to fund all of our cash needs. The per annum asset management fee is equal to the following with respect to each calendar year: 0.1% of the amount raised in this offering if the return ratio for the calendar year or prorata for a partial year is 6% or less; 0.15% of the amount raised in this offering if the return ratio for the calendar year or prorata for a partial year is more than 6% but not more than 8%; and 0.25% of the amount raised in this offering if the return ratio for the calendar year or prorata for a partial year is above 8%. Assuming the minimum offering of $100,000,000 is sold, the annual asset management fee would be between $100,000 and $250,000. Assuming the maximum offering of $2,000,000,000 is sold, the annual asset management fee would be between $2,000,000 and $5,000,000.

Reimbursement Compensation under the Advisory Agreement and Property Acquisition/Disposition Agreement

Under the Advisory Agreement, we pay Apple Ten Advisors fee compensation and under the Property Acquisition/Disposition Agreement, we pay Apple Suites Realty fee compensation. In addition, under each such agreement, and in exchange for the services rendered under each such agreement, we pay each of Apple Ten Advisors and Apple Suites Realty reimbursement compensation for payments it makes to Apple Fund Management. More specifically, since they have no employees of their own, Apple Ten Advisors and Apple Suites Realty will use the personnel and office space of Apple Fund Management to satisfy their respective obligations under the Advisory Agreement and Property Acquisition/Disposition Agreement, and will be required to reimburse Apple Fund Management for such expense. They will use the reimbursement compensation received from us under the Advisory Agreement and the Property Acquisition/Disposition Agreement to pay Apple Fund Management. Apple Fund Management is a subsidiary of Apple REIT Six, Inc. and indirectly controlled by Glade M. Knight. Alternatively, we may elect that reimbursement amounts otherwise payable to Apple Ten Advisors and Apple Suites Realty shall instead be paid directly by us to Apple REIT Six, Inc., the parent of Apple Fund Management.

Certain Other Reimbursements to Apple Ten Advisors and Apple Suites Realty

Apple Ten Advisors and Apple Suites Realty will be reimbursed for certain direct costs incurred on our behalf for acquiring and operating our properties and for goods and materials used for or by us and obtained from entities that are not affiliated with Apple Ten Advisors or Apple Suites Realty, although whenever possible we and Apple Ten Advisors and Apple Suites Realty will attempt to have costs incurred on our behalf to be charged to us, rather than charged to Apple Ten Advisors or Apple Suites Realty and thereafter reimbursed by us. Possible reimbursable costs and expenses include, but are not limited to, interest and other costs for money borrowed on our behalf, taxes on our property or business, fees for legal counsel and independent auditors engaged for us, expenses relating to shareholder communications, costs of appraisals, non-refundable option payments on property not acquired, title insurance. These expenses also include ongoing accounting, reporting and filing obligations of ours that are provided to us by Apple Ten Advisors or Apple Suites Realty and payments made to third-parties that are made by Apple Ten Advisors or Apple Suites Realty on our behalf. These expenses will not include any amounts for overhead of Apple Ten Advisors or Apple Suites Realty. In addition, there will be no “mark-up” of these expenses by either of these entities. Operating expenses reimbursable to Apple Ten Advisors are subject to the overall limitation on operating expenses discussed under “Apple Ten Advisors and Apple Suites Realty—The Advisory Agreement,” but the amount of reimbursement is not otherwise limited.

Apple Ten Advisors and Apple Suites Realty may provide other services to us and be entitled under certain conditions to compensation or payment for those services. Those conditions, which are summarized under “Conflicts of Interest—Transactions with Affiliates and Related Parties,” include the requirement that each transaction be approved by the affirmative vote of a majority of the directors. Currently, there are no arrangements or proposed arrangements between us, on the one hand, and these two entities, on the other hand, for the provision of other services to us or the payment of compensation or reimbursement. If any other arrangements arise in the future, the terms of the arrangements, including the compensation or reimbursement payable, will be subject to the restrictions in our bylaws. The compensation, reimbursement or payment could take the form of cash or property, including Units.

Account Maintenance Services to Shareholders

We will pay David Lerner Associates $5 per new customer account and $10 per year for each active customer account which holds our Units, as a fee for David Lerner Associates maintaining information about the account and its owner(s).

Allocation of Reimbursements between Operating Expenses and Acquisition Expenses

The reimbursement amounts paid by us will be allocated by us between Operating Expenses and Acquisition Expenses (as each of those terms is defined in our bylaws). Such allocation will be used to determine whether either of the limitations described below under “Limitation on Operating Expenses” or “Limitation on Acquisition Fees and Acquisition Expenses” has been exceeded. On our financial statements, we will allocate reimbursement amounts between those associated with operations and those associated with acquisitions only if such amounts are material, or if so required by Generally Accepted Accounting Principles, or applicable law.

Limitation on Operating Expenses

Our total operating expenses, including fees paid to Apple Ten Advisors, may not exceed in any year the greater of 2% of our “Average Invested Assets” or 25% of our “Company Net Income” for such year. Pursuant to our bylaws and our Advisory Agreement, the Advisor is required to reimburse us at least annually for the amount by which our operating expenses exceed these limitations. Average Invested Assets means, generally, the monthly average of the aggregate book value of assets invested in real estate, before deducting depreciation. Company Net Income means, generally, the revenues for any period, less expenses other than depreciation or similar non-cash items. The limitations on our operating expenses are further discussed under “Apple Ten Advisors and Apple Suites Realty—The Advisory Agreement.” The amount of compensation and reimbursement is not otherwise limited.

Limitation on Acquisition Fees and Acquisition Expenses

Our total of all acquisition fees and acquisition expenses paid in connection with an acquisition of a property may not exceed 6% of the contract price for the property unless these excess fees or expenses are approved by the board of directors. Acquisition fees are all fees and commissions paid by any party in connection with our purchase of real property. Acquisition expenses are all expenses related to the selection or acquisition of properties by us. Any acquisition fees and acquisition expenses incurred by us in excess of the permitted limits will be payable by Apple Ten Advisors to us immediately upon our demand. The limitations on our acquisition fees and acquisition expenses are further discussed under “Apple Ten Advisors and Apple Suites Realty—The Advisory Agreement.”

Limitation on Organizational and Offering Expenses

Our total organizational and offering expenses paid in connection with our formation or this offering of our Units may not exceed an amount equal to 15% of the gross proceeds raised in this offering. Organizational and offering expenses are all expenses incurred in organizing us and offering and selling the Units, including: selling commissions and fees, legal fees and accounting fees, and federal, state and other regulatory filing fees. Any organizational and offering expenses incurred by us in excess of the permitted limits will be payable by Apple Ten Advisors or Apple Suites Realty to us immediately upon our demand. The limitations on our organizational and offering expenses are further discussed under “Apple Ten Advisors and Apple Suites Realty—The Advisory Agreement.”

Series B Convertible Preferred Shares

Glade M. Knight will receive no compensation directly from us, except that as described in various places throughout this prospectus (including, without limitation, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Series B Convertible Preferred Shares”), the issuance to Mr. Knight of his Series B convertible preferred shares will result in us recognizing compensation expense for accounting purposes if certain events occur. Consistent with the accounting treatment, the Series B convertible preferred shares will constitute an economic benefit to Mr. Knight measured by the difference between the purchase price for the Series B convertible preferred shares and the value of common shares into which they are converted. The conversion rate of the Series B convertible preferred shares varies from .92 to 24.17 depending upon the number of Units sold in this offering, and Mr. Knight’s ownership position as a result of the conversion of the Series B convertible preferred shares will remain relatively constant between 4 and 6% of the outstanding common shares at any given time. If the maximum offering is achieved, for the consideration of $48,000, the potential value of Mr. Knight’s holdings at $11.00 per common share would exceed $127 million upon conversion. If the minimum offering is achieved, in the event of liquidation and after our Series A preferred shareholders have been paid their liquidation preference, Mr. Knight could receive in excess of $4.8 million.

The holder of outstanding Series B convertible preferred shares has the right to convert any of such shares into common shares upon and for 180 days following the occurrence of any of the following conversion events:

•

substantially all of our assets, stock or business, is transferred through exchange, merger, consolidation, lease, share exchange or otherwise, other than a sale of assets in liquidation, dissolution or winding up of our business;

•	the termination or expiration without renewal of the Advisory Agreement, or if we cease to use Apple Suites Realty to provide property acquisition and disposition services; or

•	our common shares are listed on any securities exchange or quotation system or in any established market.

The Series A preferred shares terminate on conversion of the Series B convertible preferred shares even if the value of any consideration received in the transaction resulting in conversion, or the value of our common shares at that time, is less than the $11.00 priority distribution on liquidation associated with the Series A preferred shares.

There are no dividends payable on the Series B convertible preferred shares. On liquidation, the holder of the Series B convertible preferred shares will be entitled to a liquidation payment of $11 per number of common shares into which the Series B convertible preferred shares would be convertible, before any distributions of liquidation proceeds to holders of the common shares. However, the priority liquidation payment of the holder of the Series B convertible preferred shares is junior to the holders of the Series A preferred shares distribution rights. In the event that the liquidation of our assets results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred share, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares on an as converted basis.

The Series B convertible preferred shares were issued to Glade M. Knight upon our formation, at a time when we had no material assets. Accordingly, the Series B shares are in the nature of “founder’s shares” with no substantial value as of the date of issuance. For financial reporting, tax and other purposes, the issuance of the Series B shares has not and will not prior to conversion be treated as compensation to Mr. Knight. Rather, expense related to issuance of the Series B shares to Mr. Knight will be recognized only at such time as the number of common shares to be issued for conversion of the Series B shares can be reasonably estimated and the event triggering conversion of the Series B shares to common shares occurs. The expense at that time will be measured as the difference between the fair value of the common shares for which the Series B shares can be converted and the amount paid for the Series B shares.

Cost-Sharing Arrangements and Reimbursements to Apple Fund Management

We have entered into contracts with Apple Ten Advisors and Apple Suites Realty to provide us with advisory services and also to provide for the day to day operational and managerial functions of our Company. The strategic planning, general industry expertise and advisory services are primarily provided to us by Glade M. Knight through Apple Ten Advisors and Apple Suites Realty in exchange for the advisory fees and commissions we pay to both of these companies. However, since neither of these companies has any employees of its own, Apple Ten Advisors and Apple Suites Realty have made arrangements with Apple Fund Management to provide the employees necessary to perform operational and managerial services they are required to provide to us. Many of the senior employees of Apple Fund Management have been providing similar services for various REIT companies organized by Glade M. Knight for over 10 years. We are obligated to reimburse Apple Ten Advisors and Apple Suites Realty for their costs incurred in using employees of Apple Fund Management. We plan to pay such reimbursement amounts directly to Apple Fund Management, or its parent company, Apple REIT Six, in the interest of efficiency. There is no additional “mark-up” of such costs by Apple Ten Advisors, Apple Suites Realty or Apple Fund Management. We have contracted with Apple Ten Advisors and Apple Suites Realty and they are contractually obligated to fulfill their responsibilities. We do not have a direct contractual arrangement with Apple Fund Management.

Neither Apple Ten Advisors nor Apple Suites Realty is required to maintain any minimum assets or minimum net worth. Thus, our ability to recover money damages from either of them in the event of their breach of their agreements with us may be limited. The Advisory Agreement between us and Apple Ten Advisors is terminable by us on 60 days’ notice. Thus, our most effective remedy in the event of a breach by Apple Ten Advisors of the Advisory Agreement between us and Apple Ten Advisors could be to terminate the Advisory Agreement.

It is expected that each member of the senior management team will perform similar advisory, operational and managerial functions for us, Apple REIT Six, Apple REIT Seven, Apple REIT Eight, Apple REIT Nine, Apple Suites Realty Group (ASRG), Apple Six Realty Group, Apple Six Advisors, Inc. (A6A), Apple Seven Advisors, Inc. (A7A), Apple Eight Advisors, Inc (A8A), Apple

Nine Advisors (A9A) and Apple Ten Advisors (A10A). Each senior manager is employed by, and each senior manager’s compensation is paid by, Apple Fund Management, which is a subsidiary of Apple REIT Six and indirectly controlled by Glade M. Knight. The compensation paid by Apple Fund Management is allocated among the various companies organized by Mr. Knight in a manner that is proportionate to the estimated amount of time devoted to the activities associated with each such individual company. In the initial stages of an entity the allocation is lower than once the company is more established. The allocation is made by the management of the several REITs and is reviewed by the Compensation Committees of the several REITs. There is a potential conflict of interests among the companies using the employees of Apple Fund Management in making the cost allocation. However, historically with other Apple REIT programs, this conflict has not presented a material issue. Although there is a potential conflict on time allocation of employees due to the fact that a senior manager, officer or staff member will provide services to more than one company, we believe that our executives and staff compensation sharing arrangement allows the companies to share costs yet attract and retain superior executives and staff. The cost sharing structure also allows each entity to maintain a much more cost effective structure than having separate staffing arrangements. Amounts reimbursed to Apple Fund Management include both compensation for personnel and “overhead” (office rent, utilities, employee benefits, office supplies, etc.) utilized by the companies.

Apple Ten Advisors and Apple Suites Realty will be obligated to perform certain services for us. There will be a written Advisory Agreement between us and Apple Ten Advisors and a written Property Acquisition/Disposition Agreement between us and Apple Suites Realty. However, Apple Ten Advisors and Apple Suites Realty have no employees, and will instead use the services of another entity to fulfill their obligations to us. Apple Ten Advisors and Apple Suites Realty will use initially (and likely for the life of the program) the services of the employees of Apple Fund Management There is no written contract between either Apple Ten Advisors and Apple Suites Realty, on the one hand, and us, on the other hand that documents this arrangement. However, we believe that this “cost-sharing” and “employee sharing” arrangement will result in significant efficiencies and cost savings for us, since Apple Ten Advisors and Apple Suites Realty will not be required to maintain and pay a fixed set of personnel employed by them.

Our officers are also the officers of Apple Fund Management. Other than Glade M. Knight, the officers of Apple Fund Management, and of us, will not be compensated by us, except by the compensation payable by us to Apple Ten Advisors and Apple Suites Realty.

Pursuant to our Advisory Agreement with Apple Ten Advisors and under the Property Acquisition/Disposition Agreement with Apple Suites Realty, we have agreed to reimburse the costs of the employees of Apple Fund Management and other overhead costs (office rent, utilities, employee benefits, office supplies, etc.) used by Apple Ten Advisors and Apple Suites Realty, based on the amount of time such employees spend performing services for Apple Ten Advisors and Apple Suites Realty on our behalf. Thus, as indicated below, Apple Ten Advisors and Apple Suites Realty will receive both “fee compensation” and “reimbursement compensation” from us. These companies will use the “reimbursement compensation” paid by us to reimburse Apple Fund Management. As noted, Apple Fund Management employs our management team (under a “common paymaster” arrangement), but we will bear the expenses (through such reimbursement arrangement) of the portion of each employee’s compensation, based on the amount of time devoted to Apple Ten Advisors and Apple Suites Realty on our behalf. As indicated, the “cost-sharing” and “employee sharing” arrangement results, we believe, in both substantial operational efficiency and cost savings to us.

The Advisory Agreement and the Property Acquisition/Disposition Agreement enumerate the costs that are reimbursable by us to Apple Ten Advisors and Apple Suites Realty. Employees of Apple Fund Management do not maintain hourly time sheets to record the exact time spent on the affairs of each company. The “reimbursement compensation” payable by us to such entities will equal each employee’s total compensation from Apple Fund Management times a percentage that reflects the percentage of estimated time expended by that employee to Apple Ten Advisors and Apple Suites Realty, on our behalf. The estimated time expended by an employee on our behalf to Apple Ten Advisors or Apple Suites Realty will be determined in good faith by the employee and/or his or her supervisor. The reimbursement compensation will also include our allocable share of office “overhead” expenses attributable to services rendered to us. The percentage used in determining the portion so allocated will be approved by our Compensation Committee annually. In making such an evaluation, the Compensation Committee, with the assistance of our officers, will consider all relevant facts related to our level of business activity and the extent to which we require the services of particular employees of Apple Fund Management. Additionally, each of the Apple Companies’ Compensation Committees review annually the salaries of Apple Fund Management included in the allocation of employer costs.

The total amount paid to Apple Ten Advisors and Apple Suites Realty is in essence a cost plus a fee arrangement where we pay all direct costs of the services plus a fee for the services. The result of our payments to Apple Ten Advisors and Apple Suites Realty is income before their expenses not directly related to our Company. However, to the extent (based on time allocation of employees) that Apple Ten Advisors or Apple Suites Realty performs services for persons other than us, such as for Glade M. Knight individually, that person (such as Glade M. Knight individually or companies owned by him) will also be required to reimburse Apple Fund Management and we will not bear any of those costs. Also, Apple Ten Advisors and Apple Suites Realty themselves bear (and we do not pay) a portion of the office “overhead” expenses, properly allocable to them or to Glade M. Knight, and these companies also incur direct costs for the operation of their businesses such as legal, accounting and travel costs, and which are not associated with their services on our behalf.

Thus, in summary, under the Advisory Agreement, we pay Apple Ten Advisors fee compensation and under the Property Acquisition/Disposition Agreement, we pay Apple Suites Realty fee compensation. In addition, under each such agreement, and in exchange for the services rendered under each such agreement, we pay each of Apple Ten Advisors and Apple Suites Realty reimbursement compensation for payments it makes to Apple Fund Management. More specifically, since they have no employees of their own, Apple Ten Advisors and Apple Suites Realty will use the personnel and office space of Apple Fund Management to satisfy their respective obligations under the Advisory Agreement and Property Acquisition/Disposition Agreement, and will be required to reimburse Apple Fund Management for such expense. They will use the reimbursement compensation received from us under the Advisory Agreement and the Property Acquisition/Disposition Agreement to pay Apple Fund Management. Apple Fund Management is a subsidiary of Apple REIT Six, Inc. and indirectly controlled by Glade M. Knight. Alternatively, we may elect that reimbursement amounts otherwise payable to Apple Ten Advisors and Apple Suites Realty shall instead be paid directly by us to Apple REIT Six, Inc., the parent of Apple Fund Management.

Glade M. Knight is Chairman of the Board of Directors, chief executive officer and owner of ASRG, A6A, A7A, A8A, A9A and A10A each of which have various agreements with us and Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine. During 2006, ASRG, Apple Six Realty Group, A6A and A7A received fee compensation of approximately $10.7 million from Apple REIT Six and Apple REIT Seven, and Apple REIT Six and Apple REIT Seven also paid approximately $2.3 million in reimbursement compensation on behalf of the previously mentioned companies. During 2007, ASRG, Apple Six Realty Group, A6A, A7A and A8A received fee compensation of approximately $14.2 million from Apple REIT Six, Apple REIT Seven and Apple REIT Eight, and Apple REIT Six, Apple REIT Seven and Apple REIT Eight also paid approximately $3.1 million in reimbursement compensation on behalf of the previously mentioned companies. During 2008, ASRG, A6A, A7A, A8A and A9A received fee compensation of $32.2 million from Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine, and Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine also paid approximately $6.0 million in reimbursement compensation on behalf of the previously mentioned companies. During 2009, ASRG, A6A, A7A, A8A and A9A received fee compensation of $11.0 million from Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine, and Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine also paid approximately $7.6 million in reimbursement compensation on behalf of the previously mentioned companies.

It is expected that the Compensation Committee of the Board of Directors will consider these agreements when developing the CEO’s compensation. As a result, our CEO may not be otherwise materially compensated by us through reimbursements to Apple Fund Management.

Property Management

We expect that each property acquired by us will be managed by a third-party manager or operator, who will be paid a management fee. These property-level management fees to third-party managers or operators will be in addition to the fee compensation and reimbursement compensation payable to Apple Ten Advisors and Apple Suites Realty under the Advisory Agreement and Property Acquisition/Disposition Agreement.

Share Incentive Awards

Our directors may receive grants of options under the Director’s Plan.

CONFLICTS OF INTEREST

General

We may be subject to various conflicts of interest arising from our relationship with Apple Ten Advisors, Apple Suites Realty and Glade M. Knight, our chairman and chief executive officer. Mr. Knight is currently the sole shareholder of Apple Ten Advisors and Apple Suites Realty. In addition, Mr. Knight, and our other executive officers, may have conflicts of interest in allocating time and attention among us, other programs previously organized by Mr. Knight (including Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine), and other programs which may be organized by Mr. Knight in the future. These prior programs have, and other programs organized by Mr. Knight in the future may have, investment objectives, policies and management and personnel needs similar or identical to ours.

Apple Ten Advisors and Apple Suites Realty and Glade M. Knight are not restricted from engaging for their own account in business activities of the type conducted by us. Occasions may arise when our interests conflict with those of one or more of Mr. Knight, Apple Ten Advisors, Apple Suites Realty, or other programs organized by Mr. Knight. Subject to certain limitations in our articles of organization and the Advisory Agreement, Apple Ten Advisors, Apple Suites Realty, Mr. Knight, and our other officers are accountable to us and our shareholders as fiduciaries, and consequently must exercise good faith and integrity in handling our affairs.

Apple Ten Advisors and Apple Suites Realty will assist us in acquisition, organization, servicing, management and disposition of investments.

Although we do not currently anticipate entering into joint ventures with other entities, including Apple Ten Advisors or Apple Suites Realty, we may do so in order to obtain an interest in properties. These joint ventures may have divergent interests or goals which may be inconsistent with our goals. In addition, we are represented by the same legal counsel that represents Glade M. Knight, Apple Ten Advisors and Apple Suites Realty. To the extent a conflict arises regarding legal representation, Mr. Knight, Apple Ten Advisors and Apple Suites Realty will obtain separate independent counsel.

Conflicts Related to Fees, Compensation and Economic Benefits Paid or Incurred by us to Apple Ten Advisors, Apple Suites Realty and Glade M. Knight

The receipt of various fees and other economic benefits from us by Apple Ten Advisors, Apple Suites Realty or Glade M. Knight may result in potential conflicts of interest for persons, particularly Mr. Knight, who participate in decision making on behalf of both us and these other entities (or, in the case of Mr. Knight, on behalf of himself individually).

Conflicts With Respect To Commissions. For example, Apple Suites Realty will receive a 2% commission upon each purchase by us of a property, and a commission of 2% upon each sale by us of a property. Therefore, its compensation will increase in proportion to the number of properties purchased and sold by us and the properties’ gross purchase and sale prices. Apple Suites Realty has an incentive to see that multiple properties are purchased and sold by us. In addition, since Apple Suites Realty’s commission is based on gross purchase price, it has an incentive to encourage us to purchase highly-leveraged properties in order to maximize commissions.

Under the Property Acquisition/Disposition Agreement, Apple Suites Realty is not entitled to a real estate commission upon our sale of a property to, or purchase of a property from, Apple Suites Realty or an affiliate of Apple Suites Realty (including any other program organized by Glade M. Knight), but Apple Suites Realty may, in such case, be entitled to payment by us of its direct costs in performing services pertaining to any such purchase or sale.

Conflicts With Respect To Asset Management Fees. Apple Ten Advisors’ asset management fee is a percentage of total proceeds received from time to time by us from the sales of our Units. Accordingly, it has an incentive to see that sales of Units are closed as quickly as possible by us.

Conflicts With Respect To Series B Convertible Preferred Shares. As discussed in the following subsection of this section and elsewhere in this prospectus, we have issued to Glade M. Knight all of the 480,000 outstanding Series B convertible preferred shares. Under certain circumstances, these Series B convertible preferred shares are convertible into common shares, and the Series A preferred shares terminate on conversion of the Series B convertible preferred shares (even if the value of any consideration received in the transaction resulting in conversion is less than the $11.00 priority distribution on liquidation associated with the Series A preferred shares). Events permitting conversion of the Series B convertible preferred shares include our sale or transfer of substantially all of our assets, stock or business, including a transfer through merger or similar business combination, and this includes a merger or similar business combination with another program organized (either previously or in the future) by Mr. Knight (although no such transaction is now contemplated), subject to required shareholder approval of the transaction. Thus, a merger or other business combination with another program organized by Mr. Knight could permit him to convert his Series B convertible preferred shares into common shares and cause the termination of the Series A preferred shares (and termination of the priority distribution in liquidation associated with the Series A preferred shares), subject to required shareholder approval of the transaction.

Series B Convertible Preferred Shares

We issued to Glade M. Knight all of the 480,000 outstanding Series B convertible preferred shares. Each Series B convertible preferred share was issued in exchange for $0.10 per share. There are no dividends payable on the Series B convertible preferred shares. Under limited circumstances these shares may be converted into common shares thereby resulting in dilution of the shareholders’ interest in us. If the Series B convertible preferred shares were converted into common shares, Mr. Knight would own approximately 4.45% to 5.98% of the total number of common shares outstanding following the conversion in exchange for an aggregate payment of $48,000. Upon conversion of the Series B convertible preferred shares into common shares, the Series A preferred shares will terminate and will no longer have the priority distribution in liquidation associated with the Series A preferred shares. Glade M. Knight is our chairman of the board and chief executive officer. As chairman of our board, Mr. Knight will chair meetings of the board and vote with our other directors. As chief executive officer, Mr. Knight also has in-depth knowledge of our day-to-day operations. In these roles Mr. Knight can influence both the timing and conversion of the Series B convertible preferred shares and the resulting dilution of our other shareholders; however any of these actions would require board approval.

As sole owner of Apple Ten Advisors, Glade M. Knight could terminate our Advisory Agreement at any time and without cause upon 60 days’ prior written notice. If the Advisory Agreement were terminated, no additional asset management fees would be payable by us to Apple Ten Advisors which, as noted, is wholly-owned by Glade M. Knight. In the unlikely event Mr. Knight were to terminate the agreement as the owner of Apple Ten Advisors, it would trigger the conversion of the Series B convertible preferred shares pursuant to our articles of incorporation. For a description of the Series B convertible shares see “Principal and Management Shareholders” and “Description of Capital Stock.”

Policies to Address Conflicts

The board of directors, our officers, Apple Ten Advisors and Apple Suites Realty will also be subject to the various conflicts of interest described below. Our board of directors will have no conflicts committee. However, policies and procedures will be implemented to try to ameliorate the effect of potential conflicts of interest. By way of illustration, the bylaws place limitations on the terms of contracts between us and Apple Ten Advisors or Apple Suites Realty designed to ensure that these contracts are not less favorable to us than would be available from an unaffiliated party. Although some potential conflicts of interest are not easily susceptible to resolution, we expect conflicts of interest to be resolved through our bylaws and, if necessary, the consent of a majority of the independent directors.

Subject to certain limitations in our articles of incorporation and the Advisory Agreement, prospective shareholders are entitled to rely on the general fiduciary duties of the directors, our officers, Apple Ten Advisors and Apple Suites Realty as well as the specific policies and procedures designed to ameliorate potential conflicts of interest. Glade M. Knight, Apple Ten Advisors and Apple Suites Realty believe that general legal principles dealing with fiduciary and similar duties of corporate officers and directors, combined with specific contractual provisions in the agreements between us, on the one hand, and Apple Ten Advisors and Apple Suites Realty, on the other hand, will provide substantial protection for the interests of the shareholders. We do not believe that the potential conflicts of interests described in this prospectus will have a material adverse effect upon our ability to realize our investment objectives.

Transactions with Affiliates and Related Parties

Under the bylaws, transactions between us and Apple Ten Advisors or Apple Suites Realty must be in all respects fair and reasonable to our shareholders. If any proposed transaction involves the purchase of property, the purchase must be on terms not less favorable to us than those prevailing for arms-length transactions concerning comparable property, and at a price to us no greater than the cost of the asset to the seller unless a majority of the directors determines that substantial justification for the excess exists. Examples of substantial justification might include, without limitation, an extended holding period or capital improvements by the seller which would support a higher purchase price.

Under the Property Acquisition/Disposition Agreement, Apple Suites Realty is not entitled to any real estate commission upon our sale of a property to, or purchase of a property from, Apple Suites Realty or an affiliate of Apple Suites Realty, but Apple Suites Realty will, in such case, be entitled to payment by us of its direct costs in performing services pertaining to any such purchase or sale.

Apple Ten Advisors and Apple Suites Realty will receive compensation from us for providing many different services. The fees payable and expenses reimbursable are subject to the general limitation on operation expenses. The board of directors will have oversight responsibility with respect to our relationships with Apple Ten Advisors and Apple Suites Realty and will attempt to ensure that they are structured to be no less favorable to us than our relationships with unrelated persons or entities and are consistent with our objectives and policies. Otherwise, there are no limitations on the reimbursements we may make to Apple Ten Advisors or Apple Suites Realty for expenses they incur on our behalf.

Prior to the effective date of the registration statement of which this prospectus is a part, our board of directors will adopt a policy that requires a majority of the disinterested directors serving on our board of directors to review and approve in advance certain related party transactions. All of our executive officers, directors and employees will be required to report to the board of directors any related party transaction prior to its implementation where the amount involved exceeds $120,000.

In addition, prior to the effective date of the registration statement of which this prospectus is a part, our board of directors will adopt a policy that requires any material agreement or arrangement between, or transaction that involves, our company, on the one hand, and our affiliates, on the other hand, be approved by a majority of the disinterested directors serving on our board of directors.

Any arrangement or agreement between us and any related parties described in this prospectus, including but not limited to the Advisory Agreement, Property Acquisition/Disposition Agreement and the issuance and conversion of the Series B convertible preferred shares, is not subject to approval by the independent directors of the Company. See “Compensation” for a discussion of the foregoing matters.

Interlocking Boards of Directors

Glade M. Knight and Kent W. Colton will serve as directors on our board and concurrently serve as directors for Apple REIT Nine, Apple REIT Eight, Apple REIT Seven and/or Apple REIT Six. In 2010, the aggregate fees paid (including value of stock options issued in the respective company) to interlocking directors were (i) $— by Apple REIT Six; (ii) $54,177 by Apple REIT Seven; (iii) $51,094 by Apple REIT Eight and $— by Apple REIT Nine. Mr. Knight is chairman and chief executive officer of Apple REIT Nine, Apple REIT Eight, Apple REIT Seven and Apple REIT Six and was chairman and chief executive officer of Apple Hospitality Five and Apple Hospitality Two. There may be instances where our properties are in the same markets as properties owned by Apple REIT Nine, Apple REIT Eight, Apple REIT Seven or Apple REIT Six. However, because the hotels are managed by third-party management companies and none of our directors plays a direct role in the management of the hotels for any of the companies, we do not believe that any director’s service as a director in these companies or these companies being in the same markets will present a material conflict of interest. The board endeavors to act in the best interests of each company.

We expect that no third-party management company will have personal or business relations to us, Apple REIT Nine, Apple REIT Eight, Apple REIT Seven or Apple REIT Six other than through the management of our properties.

Competition Between Us and Glade M. Knight and Other Companies Organized by Mr. Knight

Glade M. Knight or other companies organized by him, may form additional REITs, limited partnerships and other entities to engage in activities similar to ours. We have no contractual rights with Mr. Knight, such as a right of first refusal, that obligates him to sell any property to us or specifies a minimum standard of time and attention that he is required to devote to us.

The competing activities of Apple Ten Advisors and Apple Suites Realty and Glade M. Knight may involve conflicts of interest. For example, Mr. Knight is interested in the continuing success of previously formed ventures because he has existing fiduciary responsibilities to investors in those ventures, he may be personally liable on obligations of those ventures and he has equity and incentive interests in those ventures. Those ventures are Apple REIT Nine, Apple REIT Eight, Apple REIT Seven, Apple REIT Six, and Colonial Properties Trust. All of these entities have similar investment objectives as we do and, in addition, may compete against us for properties.

Glade M. Knight, our chairman and chief executive officer, may from time to time become aware of properties of different types available for sale that could be purchased by us, Apple REIT Nine, Apple REIT Eight, Apple REIT Seven, Apple REIT Six or by Colonial Properties Trust. Mr. Knight would expect to recommend the possible acquisition of a particular property that might be available for purchase to one company or another company based upon their respective business plans, the markets in which the companies already own properties, the type of property involved and other relevant considerations, but there can be no assurance that these types of considerations will eliminate any potential conflict of interest presented by this situation.

We, Apple REIT Nine, Apple REIT Eight, Apple REIT Seven, Apple REIT Six and other companies that may in the future be formed by Glade M. Knight, may in certain circumstances compete with one another in seeking to dispose of properties. This could occur when a potential purchaser of properties has an interest in properties or types of properties owned by more than one of these companies. Mr. Knight believes that the magnitude of this potential risk will be lessened by certain factors, including that the companies will differ in certain aspects in the types and locations of the assets they hold and will often, at any given time, be in different stages of their business or development plans. However, there is no assurance that a prospective purchaser would not make an attractive offer to more than one of these companies. The boards of directors of the companies to whom such a potential offer might be made would have to carefully evaluate all terms of the offer in light of the particular company’s overall business plan, including possible future alternative disposition or liquidation options.

Our offering of Units will not begin until the offering of Apple REIT Nine has been completed and Glade M. Knight expects that during the term of our offering of Units, there will not be another offering for interests in any similar company organized by him. In addition, by the time we seek to acquire properties, Apple REIT Nine (and any other prior companies organized by Mr. Knight) will have substantially completed their property acquisition phase, and while we are in our property acquisition phase, Glade M. Knight will not organize a similar company that will be seeking to acquire properties at the same time. Thus, we do not expect there to be any conflict for the acquisition of properties between our interests and the interests of any other similar company organized by Glade M. Knight during the offering of Units or our seeking to acquire properties. Therefore, we do not believe we will be subject to the risks of either competing for property acquisitions with any other similar program organized by Glade M. Knight, or possibly being required to pay increased acquisition fees because we and another similar program “bid up” the price of a given property. However, Mr. Knight’s plans as described in this paragraph and elsewhere in this prospectus are not memorialized in any binding, written agreement with him.

As noted above, notwithstanding Glade M. Knight’s proposal that our offering of Units and our property acquisition phase will not coincide with the offering of interests in or the property acquisition activities of any other similar company organized by him, it is not possible to provide the same protection against potential conflicts of interest with respect to the sale or other disposition of properties by us and other companies organized by Mr. Knight. Mr. Knight believes that our ultimate property portfolio will be distinguishable to a degree from the property portfolios of Apple REIT Six, Apple REIT Seven, Apple REIT Eight, Apple REIT Nine and other companies that may in the future be organized by Mr. Knight. In addition to the differences in the actual assets these various companies own, they may own different mixes of types of assets (for example, the distribution of assets within the categories of hotels, office buildings, and other broad property types) or may differ as to the mix of properties within subcategories of particular property types (such as extended-stay hotels as compared with full-service hotels) and/or the identity of the business franchise involved, and there may be differences in the mix of locations of the assets of the various companies. In addition, since we and each of the other companies will be, or were, organized at a different time, we and the other companies will, at any point, be in different stages of our business and development plans. Mr. Knight believes that, as a general rule, companies organized earlier will tend to seek to dispose of their properties earlier than companies organized later. However, there can be no assurance that this principle would always apply, and there can be no assurance that a potential purchaser of properties might not express an interest in properties owned by more than one of the companies organized by Mr. Knight. As noted, the boards of directors of the companies involved would have to carefully evaluate all terms of any offer in light of the companies’ overall business and development plans, but potential conflicts with respect to the possible disposition of properties by us and other companies that may be organized by Mr. Knight may not be subject to complete elimination.

Although our operational phase will overlap with the operational phases of other programs organized by Glade M. Knight (including, in particular, Apple REIT Nine), and it is possible that our disposition and liquidation phase could coincide or partially overlap with the disposition and liquidation phase of Apple REIT Nine or other programs organized by Mr. Knight, certain factors will tend to ameliorate the effect of the resulting potential conflicts of interest associated with these factors. First, both we and the advisor will endeavor to make certain that we and the advisor have sufficient personnel to devote time and attention to our needs, apart from the needs of any other related programs. Second, we expect that a large proportion (and perhaps most, or substantially all) of our properties will be managed by third-party management companies which are unaffiliated with Mr. Knight or the advisor. To the extent we engage third-party management companies, these companies will provide their own personnel who do not have the potential conflicts of interest in operational matters that may be experienced by Mr. Knight and our other executive officers. It is impossible to predict when other programs organized by Mr. Knight may seek to engage in a merger or similar sale transaction, or alternatively list their Units on a securities exchange. Apple Ten Advisors and our management and board of directors (as well as the advisory companies and management and boards for the other programs) continually assess the feasibility and desirability of a merger or similar sale transaction, listing, or other action. However, many conditions and factors, including general economic conditions and the state of the economic sector(s) in which we and other such companies are engaged, make it impossible to estimate any specific time frames for any such action. Thus, as disclosed under “Prior REITs,” both Apple Hospitality Two and Apple Hospitality Five engaged in merger transactions in the same year (2007), which likely would not have been predicted in advance. Apple REIT Six reached its initial closing on April 29, 2004. Apple REIT Seven reached its initial closing on March 16, 2006. Apple REIT Eight reached its initial closing on July 27, 2007. Apple REIT Nine reached its initial closing on May 14, 2008. In each prospectus, Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine stated that within approximately seven years from the initial closing it may: (i) cause its common shares to be listed on a national securities exchange or quoted on the NASDAQ National Market System; (ii) dispose of all of its properties in a manner which will permit distributions to it shareholders of cash; or (iii) merge, consolidate or otherwise combine with a real estate investment trust or similar investment vehicle. As stated in the prospectuses of Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine, there is no assurance that any of such events will occur with the stated time period.

With respect to our disposition and liquidation phase, and the disposition and liquidation phases of other related programs, insofar as such matters are within our control, we would expect to take steps and implement procedures to minimize potential conflicts between us and other programs. Thus, for example, we would expect to engage third-party investment advisors to recommend when and how we or another program should seek to dispose of its properties or engage in some other liquidation or “exit” strategy. We would endeavor to avoid having a situation where we and another program are simultaneously engaged in an attempted disposition or liquidation strategy at the same time if this would present a potential conflict of interest. This might mean, for example, that we would defer disposition of our properties or other “exit” strategy until after another previously-organized program had implemented its disposition or exit strategy. However, depending upon the facts, the amelioration of potential conflicts of interest could take other forms. For example, if our board and management deemed it advisable, it is possible that we and another program could simultaneously be offered for sale in a proposed single transaction. This could occur, for example, if our ultimate size if relatively small and simultaneous sale of the company and another program to a single purchaser could maximize benefits to the shareholders of both programs.

If we undertake a stock exchange listing of the Units or a disposition of our properties, or a merger or similar business combination involving us, or a similar transaction, we would report on and explain the transaction to the extent required by applicable securities laws and regulations. However, we are under no legal obligation to undertake any transaction of the type described at any particular time. Thus, we would not expect to disclose in a formal way our not taking an action of the type described, unless required at that time by law. As a practical matter, however, we expect to communicate with our shareholders at least quarterly through quarterly and annual reports to shareholders and we would expect to keep our shareholders informed of our decisions and reasons with respect to not taking an action of the type described if that course of action is deemed by us to be appropriate to use and the shareholders.

Our board and management are sensitive to the various potential conflicts of interest associated with the simultaneous operation of multiple programs with similar investment objectives, policies and strategies. In analyzing potential conflict of interests, our board and management considers factors of the type discussed in this section of the prospectus, their legal obligations to our shareholders, and the advice of independent experts, including investment advisors and legal counsel. However, shareholders must assume that not every potential conflict of interest can be eliminated. For example, we do not necessarily control our disposition or “exit” phase. A third-party purchaser could make unsolicited offers for us and another program at the same time. In such event, as noted, the boards of directors of the companies involved would have to carefully evaluate all terms of any offer in light of the respective companies’ overall business and development plans, including the stage of development of the company, its current plans for ongoing continued operations, the likelihood of alternative exit strategies in the future, the advice of third-party advisors and other factors. Management believes that the policies and procedures described in this section to ameliorate potential conflicts of interest are sufficient to adequately safeguard the interests of our shareholders, but our shareholders must be aware that there exist these other programs, and there may be organized in the future additional programs, that are substantially similar to us and that are under related management.

In connection with evaluating potential conflicts of interest involving us and our officers and directors, prospective investors should also note that use of the same management personnel for us and other programs may result in certain cost-efficiencies and advantages in management experience and expertise that might not be present if we and each other program organized or owned by Glade M. Knight had its own distinct set of officers and other management personnel. This is because our officers and management personnel have experience working for several different companies involved in similar businesses, and the cost of employing these persons is spread among multiple companies.

Glade M. Knight, or companies owned by him, are entitled to certain fees and other economic benefits in connection with the ultimate sale or other disposition of properties. Mr. Knight may be entitled to fees and benefits from future companies that he may organize when those future companies dispose of their properties. The fee and benefit structure offered by our company to Mr. Knight is the same in format to the fee and benefit structure in place with respect to Mr. Knight (and companies owned by him) from Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine.

Although our fee structure is the same as the fee structure with respect to Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine, it is possible that based upon our ultimate size relative to these other companies or the perceived profitability upon the sale of our properties as compared with the sale of the properties of the other companies, Glade M. Knight could have a personal interest in seeking to dispose of the properties of another company organized by him in preference to the disposition of our properties. It is also possible that Mr. Knight may organize other companies in the future and that he may have a personal interest in having one of those companies dispose of its properties in preference to our disposition of our properties either based on the same sort of consideration, or because the fee structure with respect to a company formed after us is more favorable to Mr. Knight than the fee structure afforded to him and companies owned by him by our company. We have no agreement with Mr. Knight limiting his ability to form other companies in the future that may be similar to ours or that limit the type and amount of compensation payable to him (or companies owned by him) by any future companies that he may organize.

Competition for Management Services

Glade M. Knight is, and in the future will be, an officer or director of one or more entities, which engage in the brokerage, sale, operation, or management of real estate. These entities include Apple REIT Nine, Apple REIT Eight, Apple REIT Seven and Apple REIT Six and Colonial Properties Trust. Accordingly, Mr. Knight may have conflicts of interest in allocating management time and services between us and those entities. None of the organizational documents for us, Apple REIT Nine, Apple REIT Eight, Apple REIT Seven, Apple REIT Six or Colonial Properties Trust specify a minimum standard of time and attention that Mr. Knight is required to provide to each of those entities.

In addition, our other executive officers serve as officers of, and devote time to, other companies previously organized by Glade M. Knight (including Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine), and may serve as officers of, and devote time to, other companies which may be organized by Mr. Knight in the future. None of these persons is required to devote any minimum amount of time and attention to us as opposed to the other companies.

Glade M. Knight believes that, collectively, he and our other executive officers will have sufficient time to provide management and other services both to us and to other companies Mr.

Knight has organized, or may in the future organize. If it became necessary, Mr. Knight could seek to hire additional personnel to provide management and other services, but there can be no assurance that he would be successful in hiring additional personnel, if necessary.

Glade M. Knight’s Liability for Line of Credit

We have obtained an unsecured line of credit in a principal amount of $400,000 to fund some of our offering expenses. This line of credit has been guaranteed by Glade M. Knight, our chairman and chief executive officer. We would expect to repay this debt with proceeds of this offering. Because Mr. Knight is personally liable for repayment of this debt, he would have an incentive to see that at least the minimum offering is raised. This could present a conflict of interest for Mr. Knight since his personal interests would be adversely affected if the offering is not successful for any reason.

INVESTMENT OBJECTIVES AND POLICIES

The following is a discussion of our current policies with respect to investments, financing and other activities. These policies have been established by our management. These policies may be amended or waived from time to time at the discretion of our board of directors without a vote of our shareholders. No assurance can be given that our investment objectives will be attained.

Investments in Real Estate or Interests in Real Estate

Our primary business objective is to maximize shareholder value by achieving long-term growth in cash distributions to our shareholders. We intend to pursue this objective by acquiring hotels and other income-producing real estate in metropolitan areas throughout the United States for long-term ownership. We generally intend to acquire fee ownership of our properties. We seek to maximize current and long-term net income and the value of our assets. Our policy is to acquire assets where we believe opportunities exist for acceptable investment returns. We expect to pursue our objectives primarily through the direct ownership of hotels and other income-producing real estate assets in metropolitan areas throughout the United States.

Although we are not currently doing so, we also may participate with other entities in property ownership, through joint ventures or other types of common ownership. We will only enter into joint ventures to the extent that such ventures are consistent with our goal of acquiring hotels and other income-producing real estate, which we believe will provide acceptable investment returns. Equity investments may be subject to existing mortgage financing and other indebtedness which have priority over our equity interests. We do not anticipate investing in the securities of other issuers for the purpose of exercising control. It is our policy that we will not offer securities in exchange for property.

It is possible that we may purchase properties from affiliates. We have no limitation on the portion of our portfolio that may be purchased from our affiliates. However, we have no present plan or intention to purchase properties from any affiliates.

It is our policy that we will not sell, transfer or lend any assets or property to any of our affiliates, including without limitation Apple Ten Advisors, Apple Suites Realty, Apple REIT Six, Apple REIT Seven, Apple REIT Eight, Apple REIT Nine and Glade Knight, or purchase, borrow or otherwise acquire any assets or property from any of our affiliates, including Apple Ten Advisors, Apple Suites Realty, Apple REIT Six, Apple REIT Seven, Apple REIT Eight, Apple REIT Nine and Glade Knight, directly or indirectly, unless the transaction comes within one of the following exceptions:

•	the transaction consists of the acquisition of property or assets at our formation or shortly thereafter, and is fully disclosed in this prospectus; or

•	the transaction is a borrowing or lending of money by us on terms not less favorable than those then prevailing for comparable arms-length borrowings; or

•

the transaction consists of the acquisition by us of federally insured or guaranteed mortgages at prices not exceeding the currently quoted prices at which the Federal National Mortgage Association is purchasing comparable mortgages; or

•

the transaction consists of the acquisition of other mortgages if an appraisal is obtained concerning the underlying property and on terms not less favorable to us than similar transactions involving unaffiliated parties; or

•	the transaction consists of the acquisition by us of other property at prices not exceeding the fair value thereof as determined by an independent appraisal.

All of the above transactions and all other transactions (other than the entering into, and the initial term under, the Advisory Agreement and the property acquisition/disposition agreement, each of which agreement is specifically disclosed in this prospectus), whether the transaction involves the transfer of property, the lending of money or the rendition of any services, in which any persons have any direct or indirect interest will be permitted only if:

•	the transaction has been approved by the affirmative vote of the majority of the independent directors; and

•

if the transaction involves the purchase or acquisition of property, the purchase or acquisition from any person is on terms not less favorable to us than those then prevailing for arms-length transactions concerning comparable property (based upon a determination of a majority of the directors, including a majority of the independent directors); and

•

each transaction is in all respects on the terms at the time of the transaction and under the circumstances then prevailing, fair and reasonable to our shareholders and, in the case of a purchase or acquisition of property, at a price to us no greater than the cost of the asset to other persons (based upon a determination of a majority of the directors, including a majority of the independent directors) or, if the price to us is in excess of such cost, then substantial justification for such excess must exist and such excess is not unreasonable (based upon a determination of a majority of the directors, including a majority of the independent directors).

However, notwithstanding any of the preceding conditions (which are set forth in our bylaws), we may both make and accept assignments of purchase agreements or other contracts to or from any of our affiliates, without the need to comply with any of the provisions set forth above, so long as there is no consideration for the assignment other than the reimbursement to the assigning party of the assigning party’s direct costs related to the agreement or contract. The intention of this provision is to allow us to either make or accept the assignments of contracts where we or an affiliate of ours initially enters into such contract and it is later determined that the contract should be assigned to (or by) us without any payment of compensation or profit for the assignment, other than reimbursement of actual direct costs.

We will not invest in joint ventures with either Apple Ten Advisors or any affiliate of Apple Ten Advisors, unless:

•	the transaction has been approved by the affirmative vote of a majority of the independent directors;

•

the transaction is on terms not less favorable to us than those then prevailing for comparable arms-length transactions (based upon a determination of a majority of the directors, including a majority of the independent directors); and

•

each such transaction is in all respects on such terms at the time of the transaction and under the circumstances then prevailing, fair and reasonable to our shareholders and on substantially the same terms and conditions as those received by other joint venturers (based upon a determination of a majority of the directors, including a majority of the independent directors).

We reserve the right to dispose of any property if we determine the disposition of a property is in our best interests and the best interests of our shareholders.

Borrowing Policies

We intend to purchase our properties using cash from the proceeds of this offering. In certain circumstances, we may purchase properties using interim borrowings, to be repaid from the proceeds of this offering, if we believe that such action is in the best interest of us and our shareholders. However, at this time, we have no specific plans to use interim borrowings to purchase properties nor have we discussed possible borrowings or loan terms with potential lenders. Prospective investors should assume that the rate at which proceeds from this offering are raised will generally correspond to the rate at which we will acquire properties.

However, we are not required by our articles of incorporation or bylaws to hold our properties on an unleveraged basis. When advisable, we may incur medium or long-term debt secured by our properties. One purpose of borrowing could be to permit our acquisition of additional properties through the “leveraging” of shareholders’ equity contributions. Alternatively, we might find it necessary to borrow to permit the payment of operating deficits at properties we already own.

Furthermore, properties may be financed or refinanced if the board of directors deems it in the best interests of shareholders because, for example, indebtedness can be incurred on favorable terms and the incurring of indebtedness is expected to improve the shareholders’ after-tax cash return on invested capital.

Loans we obtain may be evidenced by promissory notes secured by mortgages on our properties. As a general policy, we would seek to obtain mortgages securing indebtedness which encumber only the particular property to which the indebtedness relates, but recourse on these loans may include all of our assets. If recourse on any loan incurred by us to acquire or refinance any particular property includes all of our assets, the equity in other properties could be reduced or eliminated through foreclosure on that loan.

Subject to the approval of the board of directors, we may borrow from Apple Ten Advisors or Apple Suites Realty. Those entities are under no obligation to make any loans, however. After the initial closing of $100,000,000, any loans made by Apple Ten Advisors or Apple Suites Realty must be approved by a majority of the directors as being fair, competitive and commercially reasonable and no less favorable to us than loans between unaffiliated lenders and borrowers under the same circumstances.

After the initial closing of $100,000,000, our bylaws will prohibit us from incurring debt if the debt would result in aggregate debt exceeding 100% of “Net Assets,” defined generally to mean assets at cost, before subtracting liabilities, unless the excess borrowing is approved by a majority of the directors and disclosed to the shareholders as required by the bylaws. The bylaws also will prohibit us from allowing aggregate borrowings to exceed 50% of our “Adjusted Net Asset Value,” defined generally to mean assets at fair market value, before subtracting liabilities, subject to the same exception described in the previous sentence. In addition, the bylaws will provide that the aggregate borrowings must be reasonable in relation to our net assets and must be reviewed quarterly by the directors. Subject to the limitations on the permitted maximum amount of debt, there is no limitation on the number of mortgages or deeds of trust which may be placed against any particular property.

Assuming the directors approve, we may borrow in excess of the debt limitations described in the previous paragraph in order to acquire a portfolio of properties. If attainable, the acquisition of a portfolio of properties early in our existence would, in the opinion of our management, provide us with greater ability to acquire other properties in the future as proceeds from the sale of Units are received and provide us with economies of scale from the outset. We have no current plan or intention to make loans to other persons or entities.

Reserves

A portion of the proceeds of this offering will be reserved to meet working capital needs and contingencies associated with our operations. We will initially allocate not less than 0.5% of the proceeds of the offering to our working capital reserve. As long as we own any properties, we will retain as working capital reserves an amount equal to at least 0.5% of the proceeds of the offering, subject to review and re-evaluation by the board of directors. If reserves and any other available income become insufficient to cover our operating expenses and liabilities, it may be necessary to obtain additional funds by borrowing, refinancing properties or liquidating our investment in one or more properties.

Sale Policies

We are under no obligation to sell our properties, and we currently anticipate that we will hold our properties for a minimum of seven years. However, a sale of one or more properties may occur at any time if Apple Ten Advisors deems it advisable for us based upon current economic considerations, and the board of directors concurs with the decision. In deciding whether to sell a property, Apple Ten Advisors will also take into consideration factors such as: the amount of appreciation in value, if any, to be realized; federal, state and local tax consequences; the possible risks of continued ownership; and the anticipated advantages to be gained for the shareholders from sale of a property versus continuing to hold property.

Currently, we expect that within approximately seven years from the initial closing, we will:

•	cause the common shares to be listed on a national securities exchange or quoted on the NASDAQ National Market System;

•	dispose of all of our properties in a manner which will permit distributions to our shareholders of cash; or

•	merge, consolidate or otherwise combine with a real estate investment trust or similar investment vehicle.

The taking of any of these actions would be conditioned on the board of directors determining the action to be prudent and in the best interests of the shareholders. Virginia law and our articles of incorporation state that a majority of the common shares then outstanding and entitled to vote is required to approve the sale of all or substantially all our assets. However, we are under no obligation to take any of these actions, and these actions, if taken, might be taken after the seven-year period mentioned above.

If we undertake a transaction of the type described above, we would report on and explain the transaction to the extent required by applicable securities laws and regulations. However, since we are under no legal obligation to undertake any such transaction, we would not expect to disclose in a formal way our not taking any action of the type described above, unless required at that time by law. As a practical matter, however, we expect to communicate with our shareholders at least quarterly through quarterly and annual reports to shareholders and we would expect to keep our shareholders informed of our decisions and reasons with respect to not taking an action of the type described above if that course of action is deemed by us to not be appropriate to us and the shareholders.

Underwriting Policy

We do not intend to underwrite securities of other issuers, including securities of Apple REIT Six, Apple REIT Seven, Apple REIT Eight, Apple REIT Nine, Colonial Properties Trust or any of our affiliates.

Our bylaws place certain restrictions on the type of activities we conduct. Specifically, our bylaws state that we will not:

•	invest more than 10% of our total assets in unimproved real property or mortgage loans on unimproved real property;

•	invest in commodities or commodity future contracts or effect short sales of commodities or securities, except when done solely for hedging purposes;

•	invest in or make mortgage loans on property unless we obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title;

•	invest in contracts for the sale of real estate unless they are recordable in the chain of title;

•

make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans outstanding on the property (at the time we make or invest in our mortgage loan), including our loans, would exceed 85% of the appraised value of the property;

•	make or invest in junior mortgage loans, provided that this and the preceding limitation will not apply to us taking back secured debt in connection with the sale of any property;

•

issue debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient to properly service the higher level of debt or unless our cash flow (for the last fiscal year) excluding extraordinary, nonrecurring items, is sufficient to cover the debt service on all debt securities to be outstanding;

•	invest more than 20% of our total assets in the equity securities of any non-governmental issuer, including other REITs or limited partnerships for a period in excess of 18 months;

•	issue equity securities on a deferred payment basis or other similar arrangement;

•

incur any indebtedness, secured or unsecured, which would result in an aggregate amount of indebtedness in excess of 100% of Net Assets (before subtracting any liabilities), unless any excess borrowing over such 100% level shall be approved by a majority of the independent directors and disclosed to the shareholders in our next quarterly report, along with justification for such excess;

•

allow our aggregate borrowings to exceed 50% of our adjusted net asset value (before subtracting any liabilities), unless any excess borrowing over the 50% level is approved by a majority of the independent directors and disclosed to the shareholders in our next quarterly report, along with justification for the excess;

•	invest in single-family residential homes, secondary homes, nursing homes, gaming facilities or mobile home parks;

•	engage in any short sale, underwrite or distribute, as an agent, securities issued by others, or engage in trading, as compared with investment activities; and

•	acquire securities in any company holding investments or engaging in activities prohibited by the Internal Revenue Code of 1986, as amended, or Virginia law.

Changes in Objectives and Policies

Subject to the limitations in the articles of incorporation, the bylaws and the Virginia Stock Corporation Act, the powers of our company will be exercised by or under the authority of, and the business and affairs of our company will be controlled by, the board of directors. The board of directors also has the right and power to establish policies concerning investments and the right, power and obligation to monitor our procedures, investment operations and performance of our company.

In general, the articles of incorporation and the bylaws can be amended only with the affirmative vote of a majority of the outstanding common shares, except that the bylaws may be amended by the board of directors if necessary to comply with the real estate investment trust provisions of the Internal Revenue Code or with other applicable laws, regulations or requirements of any state securities regulator. The bylaws can also be amended by the board of directors to:

•	correct any ambiguity in the bylaws or resolve inconsistencies between the bylaws and the articles;

•	make changes that are not materially adverse to the rights of shareholders; or

•	allow us to take any action or fulfill any obligation which we are legally obligated or permitted to take.

Within the express restrictions and prohibitions of the bylaws, the articles of incorporation and applicable law, however, the board of directors has significant discretion to modify our investment objectives and policies, as stated in this prospectus. We have no present intention to modify any of our investment objectives and policies, and it is anticipated that any modification would occur only if business and economic factors affecting us make our stated investment objectives and policies unworkable or imprudent. By way of illustration only, the board of directors could elect to acquire primarily commercial properties such as parking garages instead of hotels.

Thus, while this prospectus accurately and fully discloses our current investment objectives and policies, prospective shareholders must be aware that the board of directors, acting consistently with our organizational documents, applicable law and their fiduciary obligations, may elect to modify or expand our objectives and policies from time to time. Any action by the board of directors would be based upon the perceived best interests of us and our shareholders.

If the board of directors were to modify our investment strategies or objectives as described above, we would report on and explain any changes or modifications to the extent required by applicable securities laws and regulations. However, since we are under no legal obligation to notify shareholders of any changes to our investment objectives and policies, we would not expect to disclose in a formal way actions taken by our board of directors for modifications of the type described above, unless required at that time by law. As a practical matter, however, we expect to communicate with our shareholders at least quarterly through quarterly and annual reports to shareholders and we would expect to keep our shareholders informed of significant decisions or actions taken by the board of directors.

DISTRIBUTIONS POLICY

Distributions will be at the discretion of our board of directors and will depend upon factors including:

•	the gross revenues we receive from our properties;

•	our operating expenses;

•	our interest expenses incurred in borrowing;

•	capital expenditures; and

•	our need for cash reserves.

To maintain REIT status, we generally must distribute to our shareholders in each taxable year at least 90% of our net ordinary income. More precisely, we must distribute an amount equal to the sum of 90% of our REIT taxable income before deduction of dividends paid and excluding any net capital gain and 90% of any net income from foreclosure property less the tax on that income, minus limited categories of excess non-cash income (including, cancellation of indebtedness and original issue discount income).

While we intend to make monthly distributions, there can be no assurance that we will be able to make distributions at any particular time or rate, or at all.

In accordance with applicable real estate investment trust requirements, we will make distributions in compliance with the Internal Revenue Code.

We anticipate distributions will exceed net income determined in accordance with generally accepted accounting principles in the U.S. due to non-cash expenses, primarily depreciation and amortization. While we will seek generally to make distributions from our cash generated from operations, we might make distributions (although there is no obligation to do so) in certain circumstances in part from financing proceeds (proceeds from debt we incur) or other sources, such as proceeds from our offering of Units. There is no limit on the amount of distributions that may be funded with offering proceeds or proceeds from debt, as opposed to cash generated from operations.

BUSINESS

General

We are based in Richmond, Virginia. We plan to elect to be treated as a real estate investment trust for federal income tax purposes for the year ending December 31, 2011, and for all succeeding years. We plan to acquire and own hotels and other income-producing real estate in metropolitan areas throughout the United States. We plan to acquire a diverse portfolio of properties in markets that we believe will continue to perform well over time. There is no specific geographic area in which we propose to acquire or not acquire properties.

Business Strategies

Our primary business objective is to maximize shareholder value by maintaining long-term growth in cash distributions to our shareholders. To achieve this objective, we will focus on maximizing the internal growth of our portfolio by selecting properties that have strong cash flow growth potential.

We have created two wholly-owned subsidiaries to hold our property acquisitions: Apple Ten Hospitality, Inc. and Apple Ten Ventures, Inc. The types of properties we will acquire and the entity holding the properties are described below.

Hotels. The hotels we acquire may be full-service or select-service (including extended-stay). Currently, we own no hotels. Full-service hotels generally provide a full complement of guest amenities including restaurants, concierge, porter and room service or valet parking. Select-service hotels typically do not include these amenities. Extended-stay hotels offer residential style lodging with a comprehensive package of guest services and amenities for extended-stay business and leisure travelers. Currently, we do not own any hotels. Apple Ten Hospitality, or one of its wholly-owned subsidiaries, will own all of the hotels we acquire.

We do not anticipate affiliating ourselves with only one brand of franchise or license. All of the hotels owned by Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine are franchised with Marriott International, Inc. or Hilton Worldwide or their affiliates. All of the hotels owned by Apple Hospitality Two and Apple Hospitality Five were franchised with Marriott International, Inc. or Hilton Worldwide or their affiliates. At the present time, we do not expect to vary our investment policies from those of the other Apple REIT companies, although we are not legally required to seek associations only with the Marriott and Hilton brands. We may change our policies, if our board determines such action to be in the best interests of us and our shareholders.

Because we are prohibited under the federal tax laws pertaining to qualifying as a real estate investment trust from operating our hotels directly, we will lease each of our hotels to our wholly-owned, taxable REIT subsidiary, Apple Ten Hospitality Management, or another lessee for their management. We anticipate that substantially all of our hotels will be leased to Apple Ten Hospitality Management or one of its wholly-owned subsidiaries. Apple Ten Hospitality Management has no significant assets.

We can own up to 100% of the stock of a taxable REIT subsidiary. For federal tax purposes, the REIT Modernization Act permits us to lease the hotels that we own to Apple Ten Hospitality Management (or other subsidiaries), rather than requiring us to lease our hotels to a separate, unaffiliated entity. The hotels that we lease to Apple Ten Hospitality Management (or other subsidiaries) will still have to be managed by an unaffiliated third-party. Any net profit from the leases held by Apple Ten Hospitality Management (or other subsidiaries), after payment of any applicable corporate tax, will be available for distribution to us.

We expect that our leases for our hotels with Apple Ten Hospitality Management will be long-term leases. We anticipate that each lease will provide for an initial term of ten years. We anticipate that we will have identified and secured an unaffiliated manager and licensor at or prior to entering into a lease agreement with Apple Ten Hospitality Management. We anticipate that each lease will provide that rents will be based on a base amount and a percentage of gross income. We anticipate that Apple Ten Hospitality Management will pay:

•	fixed monthly base rent;

•

on a monthly basis, the excess of “participating rent” over base rent, with participating rent based on percentages of room revenue, food and beverage revenue (if any) and telephone and other revenue at each property; and

•	other amounts, including interest accrued on any late payments or charges.

Base rent may increase annually by a percentage equal to the percentage increase in the consumer price index compared to the prior year. Base rent will be payable monthly in advance. Participating rent may be payable in arrears based on a monthly schedule adjusted to reflect the seasonal variations in the property’s revenue.

In addition to rent, the leases may require Apple Ten Hospitality Management to pay the following items: liability insurance and all costs, expenses, utility and other charges incurred in the operation of the properties. The leases may also provide for rent reductions and abatements in the event of damage or destruction or a partial condemnation of any property. We expect to be responsible for the following items: real estate and personal property taxes and assessments and casualty insurance, including loss of income insurance.

The hotel industry is highly competitive. This competition could reduce occupancy levels and rental revenues at our properties, which would adversely affect our operations. We expect to face competition from many sources. We will face competition from other hotels both in the immediate vicinity and the geographic market where our hotels will be located. Over-building of hotels in the markets in which we operate would increase the number of rooms available and may decrease occupancy and room rates. In addition, increases in operating costs due to inflation may not be offset by increased room rates. We will also face competition from nationally recognized hotel brands with which we will not be associated.

We will also face competition for investment opportunities. These competitors may be other real estate investment trusts, national hotel chains and other entities that may have substantially greater financial resources than we do. We also will face competition for investors from other real estate investment trusts and real estate entities.

Other Real Estate. Even though we intend primarily to acquire hotels, we may use a significant portion of the offering proceeds to purchase other real estate. This real estate will be owned by Apple Ten Ventures, or one of its wholly-owned subsidiaries. Apple Ten Ventures has no significant assets. We believe that approximately 20% of the net proceeds raised in this offering will be used to acquire real estate other than hotels. However, we may use more or less than 20% of the proceeds from this offering to acquire real estate other than hotels and are not bound to that limit. Real estate we acquire may include but will not be limited to retail and office space.

These industry sectors are known to be highly competitive. This competition could reduce revenues at our properties, which would adversely affect our operations. Regardless of what real estate we purchase, we will undoubtedly face competition from many sources both in the immediate vicinity and the geographic market where our properties will be located. Over-building in any of these industry sectors in the markets in which we operate would increase the competition and may decrease rental rates. In addition, increases in operating costs due to inflation may not be offset by increased rental rates.

We will also face competition for investment opportunities. These competitors may be other real estate investment trusts and other entities that may have substantially greater financial resources than we do. We also will face competition for investors from other real estate investment trusts and real estate entities.

Legal Proceedings

We are not presently subject to any material litigation. To our knowledge, there is no material litigation threatened against us. We may become subject to litigation in the future, including routine litigation arising in the ordinary course of business.

Regulation

Our properties may be subject to various laws, ordinances and regulations, including regulations relating to recreational facilities such as swimming pools, activity centers and other common areas. We intend to acquire the necessary permits and approvals under present laws, ordinances and regulations to operate our business.

Americans With Disabilities Act

Our properties will need to comply with Title III of the Americans with Disabilities Act of 1990 (the “ADA”) to the extent they are “public accommodations” and/or “commercial facilities” under the ADA. Compliance with ADA requirements could require removal of structural barriers to handicapped access in public areas of the properties where removal is readily achievable. “Readily achievable” is defined in the relevant federal regulations to refer to a barrier that can be removed “without much difficulty or expense” in light of cost of removal, available financial resources, and impact on safety or other relevant operations of the facility. Where the removal of a barrier is not readily achievable, the barrier does not have to be removed but the ADA may in such circumstances require us to take other action or adopt some alternative procedure to make the premises available to individuals with disabilities. The removal of barriers or the taking of such other actions could involve additional expense for us.

Environmental Matters

Under federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real estate may be required to investigate and remediate hazardous or toxic substances or petroleum product releases at a property. In addition, the owner or operator may be held liable to a government entity or third-party for property damage and investigation and remediation costs incurred by parties in connection with the contamination. These laws typically impose cleanup responsibility and liability without regard to whether the owner or operator knew of, or caused the presence of, the contaminants. The costs of investigation, remediation or removal of substances may be substantial, and the presence of these substances, or the failure to properly remediate these substances, may adversely affect the owner’s ability to sell or rent the real estate or to borrow using the real estate as collateral.

In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs incurred in connection with the contamination. Individuals who arrange for the disposal or treatment of hazardous or toxic substances may be held liable for the costs of investigation, remediation or removal of hazardous or toxic substances at or from the disposal or treatment facility regardless of whether the facility is owned or operated by the person. Finally, the owner of a site may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site.

Federal, state and local laws, ordinances and regulations also govern the removal, encapsulation or disturbance of asbestos-containing materials (“ACMs”) when the materials are in poor condition or in the event of the remodeling, renovation or demolition of a building. These laws may impose liability for the release of ACMs and may provide for third parties to seek recovery from owners or operators of real estate for personal injury associated with ACMs. In connection with the ownership and operation of its properties, we may be potentially liable for costs in connection with ACMs or other hazardous or toxic substances.

Prior to acquisition, all of our properties will have been the subject of environmental assessments, which are intended to reveal information regarding, and to evaluate the environmental condition of, the surveyed properties and surrounding properties. These assessments will generally include:

•	a historical review;

•	a public records review;

•	a preliminary site investigation of the site and surrounding properties;

•	examining for the presence of asbestos;

•	examining for equipment containing polychlorinated biphenyls;

•	examining for underground storage tanks; and

•	the preparation of a written report.

These assessments generally will not include soil sampling or subsurface investigations.

We will consider whether to undertake a Phase II Environmental Site Assessment on a case-by-case basis, based upon the advice and recommendations of an outside environmental consultant, following the completion of a Phase I Environmental Site Assessment.

Nevertheless, it is possible that these assessments will not reveal all environmental liabilities or that there are unknown material environmental liabilities. Moreover, we cannot guarantee that:

•	future laws, ordinances or regulations will not require any material expenditures by or impose any material liabilities in connection with environmental conditions by or on us or our properties;

•

the environmental condition of a property we purchase will not be adversely affected by residents and occupants of the property, by the condition of properties in the vicinity, such as the presence of underground storage tanks, or by unrelated third parties; or

•	prior owners of any property we purchase will not have created unknown environmental problems.

We will endeavor to ensure our properties will be in compliance in all material respects with all federal, state and local laws, ordinances and regulations regarding hazardous or toxic substances or petroleum products.

Insurance

We will carry comprehensive liability, fire, extended coverage and rental loss insurance with respect to any property we acquire, with policy specifications, insured limits and deductibles customarily carried for similar properties. There are, however, certain types of losses, such as losses arising from earthquakes or wars, that are not generally insured because they are either uninsurable or not economically insurable. Should an uninsured loss or a loss in excess of insured limits occur, we could lose our capital invested in the affected property, as well as the anticipated future revenues from the property and would continue to be obligated on any mortgage indebtedness or other obligations related to the property. We could be adversely affected by any such loss.

Seasonality

The hotel industry historically has been seasonal in nature. Seasonal variations in occupancy at the hotels may cause quarterly fluctuations in revenues. To the extent that cash flow from operations is insufficient during any quarter, due to temporary or seasonal fluctuations in revenue, we expect to utilize cash on hand to make distributions.

Available Information

We have filed a registration statement, of which this prospectus is a part, on Form S-11 with the Commission relating to this offering of Units. This prospectus does not contain all of the information in the registration statement or the exhibits and financial statements included with the registration statement. If we describe the contents of any contract or other document in this prospectus, the description may not necessarily be a complete description. You should refer to the copy of the document filed as an exhibit to the registration statement or incorporated by reference for a complete description. You can obtain copies of the registration statement and the exhibits for a fee from the Commission at its principal office in Washington, D.C.

We will also file periodic reports, proxy statements and other information with the Commission. You can review and copy these documents at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission also maintains an Internet web site that contains these documents and other information regarding registrants that file electronically. The Internet address of the Commission’s website is: www.sec.gov. You can obtain these documents, free of charge, at our website at the address www.applereitten.com.

We will furnish our shareholders with annual reports containing financial statements audited by our independent registered public accounting firm.

MANAGEMENT

We are managed by a board of directors elected by our shareholders. The directors are responsible for appointing our executive officers and for determining our strategic direction. The executive officers serve at the discretion of the board. The executive officers were initially elected at the organizational meeting of the board of directors and thereafter will be chosen annually by the board at its meeting following the annual meeting of shareholders. Currently, Glade M. Knight is our sole initial director. The following table sets forth the names and ages of Mr. Knight and those additional persons who will be elected as directors prior to the time of initial closing of the minimum 9,523,810 Units, and the names, ages and positions of our other executive officers. Our officers are not employees of us.

Name	Age	Position
Glade M. Knight	66	Chairman and Chief Executive Officer
Kent W. Colton	67	Director*
R. Garnett Hall, Jr.	71	Director*
Anthony Francis “Chip” Keating III	31	Director*
Ronald A. Rosenfeld	71	Director*
David Buckley	43	Executive Vice President and Chief Legal Counsel
Kristian Gathright	38	Executive Vice President and Chief Operating Officer
Justin Knight	37	President
David McKenney	48	President of Capital Markets
Bryan Peery	46	Executive Vice President and Chief Financial Officer

*	To be elected prior to the initial closing.

Glade M. Knight (age 66). Mr. Knight is our chairman and chief executive officer. Mr. Knight is the chief executive officer and sole shareholder of Apple Ten Advisors and Apple Suites Realty.

Mr. Knight also is the founder, chairman of the board and chief executive officer of Apple REIT Six, Inc., Apple REIT Seven, Inc., Apple REIT Eight, Inc. and Apple REIT Nine. Mr. Knight was the Chairman of the Board and Chief Executive Officer of Apple Hospitality Two, Inc., a lodging REIT, from 2001 until the company was sold to an affiliate of ING Clarion in May of 2007. Mr. Knight served in the same capacity for Apple Hospitality Five, Inc., another lodging REIT, from 2002 until the company was sold to Inland American Real Estate Trust, Inc. in October of 2007. In addition, Mr. Knight served as Chairman and Chief Executive Officer of Cornerstone Realty Income Trust, Inc. until it merged with a subsidiary of Colonial Properties Trust in 2005. Following the merger, Mr. Knight became a trustee of Colonial Properties Trust. For additional information concerning each ot these REITS, see “Apple Ten Adivsors and Apple Suites Realty—Prior REITS.” Mr. Knight is Chairman of the Board of Trustees of Southern Virginia University in Buena Vista, Virginia. He also is a member of the advisory board to the Graduate School of Real Estate and Urban Land Development at Virginia Commonwealth University. He has served on a National Advisory Council for Brigham Young University and is a founding member of the university’s Entrepreneurial Department of the Graduate School of Business Management. We believe that Mr. Knight’s significant business leadership and extensive experience with REITS provide him with the qualifications and skills to serve as a director.

The following persons will be elected as directors prior to the time of the initial investor closing and each such person will be deemed an “independent director”:

Kent W. Colton (age 67). Dr. Colton currently serves as Senior Fellow of the Joint Center for Housing Studies at Harvard University and served as Senior Scholar from 1999 until 2010. Since 1999 he has been President of KColton LLC, a consulting and housing research company in McLean, Virginia, and since December 2004, he has been a principal of CTC Housing Group, LLC of Raleigh, North Carolina, which is engaged in housing and real estate development. From April 1984 through May 1999, he was Executive Vice President and Chief Executive Officer of the National Association of Home Builders. From 2001 through March 2005, Dr. Colton served as an independent director of Cornerstone Realty Income Trust, a real estate investment trust (of which Glade M. Knight was Chairman and Chief Executive Officer) that owned apartment communities. He previously served as a director of Apple Hospitality Five, Inc. until the company was sold in October of 2007. Dr. Colton is also a director of Apple REIT Seven, Inc. and Apple REIT Eight,

Inc. We believe that Dr. Colton’s strong background in real estate, finance and strategic planning provide him with the qualifications and skills to serve as a director.

R. Garnett Hall, Jr. (age 71). Mr. Hall is currently a licensed real estate agent in the Commonwealth of Virginia with Long and Foster Real Estate, Inc. Mr. Hall served 38 years with SunTrust Bank (formerly Crestar Bank and United Virginia Bank) and was Senior Vice President of Trust and Investment Management when he took early retirement in 2001. In 1962 he began his banking career in Retail Banking. As Vice President, from 1973 to 1976, he managed the bank’s headquarters’ office. From 1977 to 1984, he managed major corporate relationships in the Southeast, Midwest and New England as Vice President/National Accounts. From 1985 to 1990, he served as Senior Vice President/Manager of Professional and Executive Banking, (now Private Banking) where he expanded that division, gaining the banking relationships of the majority of Richmond law firms and medical practices. In 1991 he joined the Trust area of the Bank and served as Senior Estate Planning Manager and Developer until 2001. Mr. Hall worked actively for The American Cancer Society serving on the Virginia Board of Directors from 1971 to 1997, during which time he served as Treasurer, Vice Chairman and Chairman of the Board. In 1991 he was the Recipient of the J. Shelton Horsley Award of Merit, the highest award bestowed by the Virginia division. He also was a member of the National Board of The American Cancer Society and was elected to three two-year terms to its House of Delegates as the Lay Director for Virginia, during which time he served on its National Investment Committee. Among other Community services, Mr. Hall served on the Executive Council of Boy Scouts of America/Heart of Virginia Executive Council from 1988 to 2001 and subsequently Council Member-at Large. He currently is a member of The Richmond Focus Club and serves on the strategic Planning Committee of Brookfield, Inc. Mr. Hall received a Bachelor’s degree from Hampden-Sydney College and Graduate Degree from Rutgers University/Stonier School of Banking. We believe that Mr. Hall’s significant experience in banking and real estate as well as his leadership skills provide him with the qualifications and skills needed to serve as a director.

Ronald A. Rosenfeld (age 71). Mr. Rosenfeld currently serves as a director for the Smithsonian Institution National Board, the National Zoo Advisory Board, the Urban Land Institute—Terwilliger Center for Workforce Housing Board and as Chairman of the Ohio Saving Advisory Board. In 2005, President Bush designated Mr. Rosenfeld chairman of the Federal Housing Finance Board which was later merged with the Office of Federal Housing Enterprise Oversight to create the Federal Housing Finance Agency. Mr. Rosenfeld continued to serve as Chairman until his resignation in 2008. Mr. Rosenfeld served as President of the Government National Mortgage Association (Ginnie Mae) under President George W. Bush from 2001 to 2004. From 1995 to 1998, Republican Governor of Oklahoma Frank Keating appointed Mr. Rosenfeld as his second Secretary of Commerce. In 1993, Mr. Rosenfeld left the federal government to become the Executive Vice President of NHP, Inc. In 1989, Mr. Rosenfeld was appointed Deputy Assistant Secretary of Housing with the Federal Housing Administration and in 1992 was appointed as Deputy Assistant Secretary for Corporate Finance with the Department of the Treasury. From 1981 to 1988 he was with Prescott, Ball and Turben, an investment banking firm where he served as a partner and later became that firm’s Executive Vice President when the firm was acquired by Kemper Financial Services. From 1976 until 1981 he was a partner of Zappala & Company, an investment banking firm that specialized in the financing of commercial real estate. Mr. Rosenfeld served as President of Multiplex, Inc., an apartment community developer and manager, from 1969 to 1975 and from 1965 to 1968 Mr. Rosenfeld served as Vice President of Willow Shore Builders, Inc. Mr. Rosenfeld received a Bachelors of Science Degree in Economics from the University of Pennsylvania (The Wharton School) and a Juris Doctor from Harvard Law School. We believe that Mr. Rosenfeld’s knowledge of housing law and mortgages, as well as his investment banking experience in the commercial real estate field provide him with the qualifications and skills to serve as a director.

Anthony Francis “Chip” Keating, III (age 31). Mr. Keating has been a principal with The Rebkee Company, a full service commercial real estate development and investment company, since March 2010. He currently serves on the Children’s Hospital Foundation and The Salvation Army boards. Mr. Keating is also a member of Leadership Oklahoma City, The Downtown Club of Oklahoma City and International Council of Shopping Centers. Prior to joining The Rebkee

Company, Mr. Keating served as the Real Estate Development Manager for Chesapeake Energy Corporation in Oklahoma City, Oklahoma from March 2007 to March 2010. While at Chesapeake, Mr. Keating closed and transacted over $850 million in real estate transactions ranging from corporate headquarters, sale leasebacks, field offices, investment properties and land for natural gas drill sites. Prior to joining Chesapeake, Mr. Keating worked as a commercial real estate broker with Trammell Crow Company from August 2004 to March 2007. While at Trammell Crow Company, he specialized in tenant representation and investment sales. Before joining Trammell Crow Company, he spent just over three years as an Oklahoma State Trooper from March 2001 to August 2004. Mr. Keating received a Bachelor of Business Administration from Southern Methodist University. We believe that Mr. Keating’s experience with sophisticated commercial real estate transactions and his knowledge of commercial real estate development and investment provide him with the qualifications and skills to serve as a director.

We believe our board should encompass a diverse range of talent, skill and expertise sufficient to provide sound and prudent advice with respect to our operations and interests. Each nominated director has an extensive real estate, business and financial background. We expect each director on our board to exhibit high standards of integrity, commitment and independence of thought and judgment; use his or her skills and experiences to provide independent oversight to our business; participate in a constructive and collegial manner; devote sufficient time to carry out these duties and responsibilities effectively; and represent the long-term interests of all shareholders.

None of our officers and directors will purchase Units in order to reach the minimum offering of 9,523,810 Units.

Board of Directors

Each director of the board will be elected for a term of one year.

Committees of the Board

The board will have an Audit Committee, a Compensation Committee and an Executive Committee. The board will have the ability to form additional committees in the future if it deems it advisable, subject to the provisions of our bylaws and applicable Virginia corporate law.

The Audit Committee’s function will make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of our internal accounting controls. The Audit Committee will consist of Kent W. Colton, R. Garnett Hall, Jr. and Anthony Francis “Chip” Keating, III. Mr. Colton will be the Chairperson of the Audit Committee.

The Compensation Committee will oversee, implement and/or make recommendations as to compensation of our senior officers, and will administer our stock incentive plan. The Compensation Committee will consist of Kent W. Colton, R. Garnett Hall, Jr. and Anthony Francis “Chip” Keating, III. Mr. Keating will be the Chairperson of the Compensation Committee.

The Executive Committee will have all powers of the board except for those which require action by all directors under our articles or bylaws or under applicable law. The Executive Committee will consist of Glade M. Knight, Kent W. Colton and Ronald A Rosenfeld. Glade M. Knight will be the Chairperson of the Executive Committee.

Corporate Governance

Our board has determined that all of our directors, except Glade M. Knight, are “independent” within the meaning of the rules of the New York Stock Exchange (although we are not listed on a national exchange, we adopted these rules for purposes of determining such independence).

In making this determination, our board considered all relationships between the director and us, including commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. The board has adopted a categorical standard that a director is not independent (a) if he or she receives any personal financial benefit from, on account of or in connection with a relationship between us and the director (excluding directors fees and options), (b) if he or she is a partner, officer, employee or managing member of an entity that has a business or professional relationship with, and that receives compensation from, us, or (c) if he or she is a non-managing member or shareholder of such an entity and owns 10% or more of the membership interests or common stock of that entity.

The board may determine that a director with a business or other relationship that does not fit within the categorical standard described in the immediately preceding sentence is nonetheless independent, but in that event, the board is required to disclose the basis for its determination in our annual proxy statement. In addition, the board has voluntarily adopted, based on rules of the New York Stock Exchange, certain conditions that prevent a director from being considered independent while the condition lasts and then for three years thereafter.

Indemnification and Insurance

We intend to obtain, and pay the cost of, directors’ and officers’ liability insurance coverage which insures (1) the directors and officers from any claim arising out of an alleged wrongful act by the directors and officers in their respective capacities as directors and officers of our company, and (2) us to the extent that we have indemnified the directors and officers for loss.

Executive Officers

In addition to Glade M. Knight, whose background is described above, the following are our executive officers. Because we do not have our own employees, our executive officers are employed by Apple Fund Management. No employee of Apple Fund Management is a FINRA registered representative. Apple Fund Management was formed in April 2007. The persons listed below became employees of Apple Fund Management in May 2007, and have been employees of Apple Fund Management since that time. The following officers, and other employees of Apple Fund Management, will not be compensated by us, except by the reimbursement compensation payable by us to Apple Ten Advisors and Apple Suites Realty.

David Buckley (age 43). Mr. Buckley will serve as Executive Vice President and Chief Legal Counsel. In addition, he serves as Executive Vice President and Chief Legal Counsel for Apple REIT Six, Inc. (April 2005—present), Apple REIT Seven, Inc. (May 2005—present), Apple REIT Eight, Inc. (January 2007—present) and Apple REIT Nine, Inc. (November 2007—present), each of which is a real estate investment trust. Mr. Buckley served as Senior Vice President and General Counsel for Apple Hospitality Two, Inc and Apple Hospitality Five, Inc., from April 2005 to May 2007 and October 2007, respectively. Prior to his service to these companies, from September 1999 to March 2005, Mr. Buckley was an associate with McGuireWoods LLP, a full-service law firm headquartered in Richmond, Virginia. Mr. Buckley holds a Juris Doctor degree, Cum Laude, from the University of Richmond, Richmond, Virginia, a Master of Urban and Regional Planning degree from Virginia Commonwealth University, Richmond, Virginia and a Bachelor of Science degree in Industrial Technology from the University of Massachusetts Lowell, Lowell, Massachusetts. Mr. Buckley is a member of the Virginia State Bar and the Richmond Bar Association.

Kristian Gathright (age 38). Mrs. Gathright will serve as Executive Vice President and Chief Operating Officer. In addition, Mrs. Gathright serves as Executive Vice President and Chief Operating Officer for Apple REIT Six, Inc. (February 2009—present), Apple REIT Seven, Inc. (February 2009—present), Apple REIT Eight, Inc. (February 2009—present) and Apple REIT Nine, Inc. (February 2009—present), each of which is a real estate investment trust. Mrs. Gathright served as Senior Vice President of Operations for Apple REIT Six, Inc. (April 2004—February 2009), Apple REIT Seven, Inc. (May 2005—February 2009), Apple REIT Eight, Inc. (January 2007—February 2009) and Apple REIT Nine, Inc. (November 2007—February 2009). In addition, Mrs. Gathright also served as Chief Operating Officer and Senior Vice President of Operations for Apple Hospitality Two, Inc. and Apple Hospitality Five, Inc. from January 2001 to May 2007, and September 2002 and October 2007, respectively. Mrs. Gathright served as Assistant Vice President and Investor Relations Manager for Cornerstone Realty Income Trust, Inc., a real estate investment trust or “REIT” which owned and operated apartment communities in Virginia, North Carolina, South Carolina, Georgia and Texas. From 1996 to 1998, she was an Asset Manager and Regional Controller of the Northern Region Operations for United Dominion Realty Trust, Inc., a real estate investment trust headquartered in Richmond, Virginia. From 1994 to 1996, she served as a Senior Staff Accountant at Ernst and Young LLP. Mrs. Gathright holds a Bachelor of Science degree, Graduate with Distinction, in Accounting from the McIntire School of Commerce at University of Virginia, Charlottesville, Virginia. Mrs. Gathright passed the Virginia CPA Exam in 1994.

Justin Knight (age 37). Justin Knight will serve as President. Justin Knight presently serves as President for Apple REIT Six, Inc. (February 2009—present), Apple REIT Seven, Inc. (February 2009—present), Apple REIT Eight, Inc. (February 2009—present) and Apple REIT Nine, Inc. (February 2009—present) each of which is a real estate investment trust. Justin Knight served as Chief Operating Officer and Senior Vice President of Acquisitions for Apple REIT Six, Inc. (April 2004—February 2009), Apple REIT Seven, Inc. (May 2005—February 2009), Apple REIT Eight, Inc. (January 2007—February 2009) and Apple REIT Nine, Inc. (November 2007—February 2009) In addition, Justin Knight served as Senior Vice President and as President of Apple Hospitality Two, Inc. from January 2001 to May 2007, and Senior Vice President of Acquisitions for Apple Hospitality Five from September 2002 to October 2007. From 1999 to 2000, Justin Knight served as Senior Account Manager for iAccess.com, LLP, a multi-media training company. In 1999 he was also an independent consultant with McKinsey & Company providing research for the company’s Evergreen Project. From 1997 to 1998, he served as President and Web Design Consultant of a Web development firm—Cornerstone Communications, LLC. From 1996 to 1998, Justin Knight served as Senior Asset Manager and Director of Quality Control for Cornerstone Realty Income Trust, Inc., a REIT which owned and operated apartment communities in Virginia, North Carolina, South Carolina, Georgia and Texas. Justin Knight is co-chairman for the Cashell Donahoe Scholarship Memorial Fund created to provide need-based scholarships to students of Southern Virginia University in Buena Vista, Virginia. Justin Knight also serves on the Marriott Owners Advisory Council and the Hilton Garden Inn Advisory Council. Justin Knight holds a Master of Business Administration degree with emphasis in Corporate Strategy and Finance from the Marriott School at Brigham Young University, Provo, Utah. He also holds a Bachelor of Arts degree, Cum Laude, in Political Science from Brigham Young University, Provo, Utah. Justin Knight is the son of Glade M. Knight.

David McKenney (age 48). Mr. McKenney will serve as President of Capital Markets. He also serves as President of Capital Markets for Apple REIT Six, Inc. (April 2004—present), Apple REIT Seven, Inc. (May 2005—present), Apple REIT Eight, Inc. (January 2007—present) and Apple REIT Nine, Inc. (January 2007—present), each of which is a real estate investment trust. Mr. McKenney served as President of Capital Markets for Apple Hospitality Two, Inc. from March 2002 to May 2007 and Apple Hospitality Five from September 2002 to October 2007. From 1994 to 2001, Mr. McKenney served as Senior Vice President and Treasurer of Cornerstone Income Trust, Inc., a REIT which owned and operated apartment communities in Virginia, North Carolina, South Carolina, Georgia and Texas. From 1992 to 1994, Mr. McKenney served as Chief Financial Officer for The Henry A. Long Company, a regional development firm located in Washington, D.C. From 1988 to 1992, Mr. McKenney served as a Controller at Bozzuto & Associates, a regional developer of apartments and condominiums in the Washington, D.C. area. Mr. McKenney also had five years of experience with Arthur Andersen & Company. Mr. McKenney is a Certified Public Accountant, holds a Virginia Real Estate Sales License, and is a member of the National Association of Real Estate Investment Trust (NAREIT) and the National Investor Relations Association (NIRA). Mr. McKenney holds Bachelor of Science degrees in Accounting and Management Information Systems from James Madison University, Harrisonburg, Virginia.

Bryan Peery (age 46). Mr. Peery will serve as Executive Vice President and Chief Financial Officer. He also serves as Executive Vice President and Chief Financial Officer for Apple REIT Six, Inc. (April 2004—present), Apple REIT Seven, Inc. (May 2005—present), Apple REIT Eight, Inc. (January 2007—present) and Apple REIT Nine, Inc. (November 2007—present), each of which is a real estate investment trust. Mr. Peery served as Senior Vice President, Chief Financial Officer and

Treasurer for Apple Hospitality Two, Inc. from November 2003 to May 2007 and Apple Hospitality Five from November 2003 to October 2007. Prior to his service with these companies, Mr. Peery served as President (2000-2003), Vice President-Finance (1998-2000) and Controller (1997-1998), of This End Up Furniture Company. Mr. Peery was with Owens & Minor, Inc. from 1991 until 1997, where he last served as Director and Assistant Controller-Financial Reporting. Mr. Peery’s experience also includes five years of service with KPMG LLP. Mr. Peery holds a Bachelor of Business Administration degree in Accounting from the College of William and Mary, Williamsburg, Virginia. Mr. Peery is a Certified Public Accountant.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation

Cost-Sharing Arrangements and Reimbursement

We have contracted with Apple Ten Advisors and Apple Suites Realty to provide us with necessary day-to-day advisory, management and property acquisition and disposition services. Although Apple Ten Advisors and Apple Suites Realty do not have employees, they have made arrangements with Apple Fund Management to provide the employees necessary to perform these services for us. Many of the senior managers of Apple Fund Management have been providing similar services for various REIT companies organized by Glade M. Knight for over 10 years. As indicated elsewhere in this prospectus, the employees of Apple Fund Management have substantial experience and expertise in providing these required services to real estate investment trusts.

Each member of the senior management is employed by, and each senior manager’s compensation is paid by, Apple Fund Management. Apple Fund Management performs similar operational services for various companies organized by Glade M. Knight. The compensation paid by Apple Fund Management to the senior management team is allocated among these various companies in a manner that is proportionate to the estimated amount of time devoted to activities associated with each such individual company. We are contractually obligated to Apple Ten Advisors and Apple Suites Realty to reimburse our allocation of such compensation to Apple Fund Management. This reimbursement obligation is in addition to the fees we are otherwise required to pay Apple Ten Advisors and Apple Suites Realty for providing strategic planning as well as industry expertise stemming from Glade M. Knight’s significant experience in our business. Apple Fund Management is a subsidiary of Apple REIT Six. See “Compensation—Cost-Sharing Arrangements and Reimbursements to Apple Fund Management.”

The Compensation Committees of each of these companies reviews annually the salaries of Apple Fund Management employees included in the allocation made by management. As set forth in the sections below, our Compensation Committee and Board of Directors apply the following policies, values and strategies when reviewing the compensation of the senior management team.

It is expected that our Compensation Committee of the Board of Directors will consider these agreements when developing compensation for our CEO. As a result, our CEO is not expected to be otherwise materially compensated by us.

Our officers are also the officers of Apple Fund Management. Other than Glade M. Knight, the officers of Apple Fund Management, and of us, will not be compensated by us, except through the compensation payable by us to Apple Ten Advisors and Apple Suites Realty.

General Philosophy

We have determined that by utilizing the senior management team of Apple Fund Management rather than directly hiring, or having Apple Ten Advisors or Apple Suites Realty directly hire, our or their own senior management, we will benefit from significant cost savings. The Apple Fund Management team has been providing operational and managerial services for multiple REIT companies organized by Glade M. Knight for almost 10 years. Under this cost-sharing arrangement, we are responsible for paying only our allocation of the salaries paid to employees and other associated expenses. We will experience additional cost savings and benefits because this team is highly experienced and already operational.

Our Compensation Committee, together with the compensation committees of the other REITs organized by Glade M. Knight that receive services from advisory companies (and Apple Suites Realty Group) that utilize the employees of Apple Fund Management to provide required services will (1) jointly review the amount and nature of the compensation payable to the employees of Apple Fund Management, and (2) review the proportion of the employees cost and overhead expenses of Apple Fund Management that will be allocated to each company that uses the services of employees of Apple Fund Management.

With the exception of our Chief Executive Officer (CEO), it is expected that Apple Fund Management will compensate senior management through a mix of base salary and bonus designed to be competitive with comparable employers. It is unlikely that Apple Fund Management will utilize stock based awards or long term compensation for senior management. We believe that a simplistic approach to compensation better matches the objectives of all stakeholders. See the section entitled “Compensation,” above for a discussion of the compensation we will pay to our CEO, who is Mr. Glade M. Knight, and to companies that are owned by Mr. Knight.

Base and Incentive Salaries

The process of establishing each senior manager’s compensation will involve establishing an overall targeted amount and allocating that total between base and incentive compensation. It is expected that each year, the Chairman of the board of directors will develop the compensation targets of senior management (as well as goals and objectives) with input from other members of senior management and review these items with the Compensation Committee of the board of directors and the compensation committee of the other REITs that receive the benefits of the services of employees of Apple Fund Management. The overall target will be developed by comparing compensation paid by other public hospitality REITs, and consideration of each individual’s experience in their position and the industry, the risks and deterrents associated with their position and the anticipated difficulty to replace the individual. It is our intention to set this overall target sufficiently high to attract and retain a strong and motivated leadership team, but not so high that it creates a negative perception with our other stakeholders. Once the overall target is established, approximately 75% of that number will be allocated to base salary and the remaining 25% will be allocated to incentive compensation. The incentive compensation will be allocated 50% to our overall performance (typically Funds From Operations (FFO) targets) and 50% to each individual’s subjective performance objectives.

Perquisites and Other Benefits

Senior management may participate in the benefit plans of Apple Fund Management on the same terms as other employees. These plans will include medical and dental insurance, life insurance and 401K plan. We directly, or through Apple Fund Management expect to provide limited perquisites to our senior managers.

Director Compensation

We will compensate directors as follows:

All Directors. All directors will be reimbursed by us for travel and other out-of-pocket expenses incurred by them to attend meetings of the directors or a committee and in conducting our business.

Independent Directors. The independent directors (classified by us as all directors other than Glade M. Knight) will receive annual directors’ fees of $15,000, plus $1,000 for each meeting of the Board attended and $1,000 for each committee meeting attended. Additionally, the Chair of the Audit Committee receives an additional fee of $2,500 per year and the Chair of the Compensation Committee will receive an additional fee of $1,500 per year. Under our Non-Employee Directors Stock Option Plan, each non-employee director will receive options to purchase Units based on the number of Units sold in the offering, exercisable at $11 per Unit.

Non-Independent Director. Glade M. Knight will receive no compensation from us for his services as a director.

Directors’ Plan

We plan to adopt a stock option plan for members of our board of directors who are not our employees or employees of Apple REIT Six, Apple REIT Seven, Apple REIT Eight, Apple REIT Nine, Apple Ten Advisors or Apple Suites Realty (the “Directors’ Plan”). Under the Directors’ Plan, the number of Units reserved for issuance is equal to 45,000 Units plus 1.8% of the number of

Units sold in the offering in excess of the minimum offering of 9,523,810 Units. While our offering is on-going, any Units issued under the Director Plan will be issued at $11.00 per Unit.

A director is eligible to receive an option under the Directors’ Plan if the director is not otherwise our employee or an employee of any subsidiary of ours and was not an employee of any of these entities for a period of at least one year before the date of grant of an option under the Plan. All of the directors except Glade M. Knight are expected initially to qualify to receive options under the Directors’ Plan.

The Directors’ Plan will be administered by the board of directors. Grants of stock options to eligible directors under the Plan will be automatic. However, the board of directors has powers vested in it by the terms of the Plan, including, without limitation, the authority to prescribe the form of the agreement embodying awards of stock options under the Plan, to construe the Plan, to determine all questions arising under the Plan, and to adopt and amend rules and regulations for the administration of the Plan as it may deem desirable. Any decision of the board of directors in the administration of the Directors’ Plan will be final and conclusive. The board of directors may act only by a majority of its members in office, except members thereof may authorize any one or more of their number, or any officer, to execute and deliver documents on behalf of the board of directors.

The Directors’ Plan provides for the following automatic option awards:

•

As of the initial closing of the Units, each eligible director will receive an option to purchase 5,500 Units plus 0.0125% of the number of Units in excess of the minimum offering sold by the initial closing.

•

As of each June 1 during the years 2011 through the date of termination of the Directors’ Plan (inclusive), each eligible director shall automatically receive an option to purchase 0.02% of the number of Units issued and outstanding on that date.

•	As of the election as a director of any new person who qualifies as an eligible director, the eligible director will automatically receive an option to purchase 5,500 Units.

The purpose of the Directors’ Plan is to enhance the identification of the participating directors’ interests with those of the shareholders.

The exercise price for each option granted under the Directors’ Plan will be 100% of the fair market value on the date of grant; no consideration will be paid to us for the granting of the option. Options granted under the Directors’ Plan will have a term of 10 years and will be fully exercisable six months after the date of grant. If an optionee ceases to serve as a director prior to the expiration of the six-month period following the date of grant, the option will terminate on the date of termination of service as a director. If an optionee ceases to serve as a director after the expiration of the six- month period following the date of grant, the option will terminate three years after the date of termination of service, or on expiration of the option, whichever is earlier.

Options granted under the Directors’ Plan are non-transferable other than by will or the laws of descent and distribution upon the death of the optionee and, during the lifetime of the optionee, are exercisable only by him or her. Payment upon exercise of an option under the Directors’ Plan may be made in cash or with our Units of equivalent value.

The board of directors may suspend or discontinue the Directors’ Plan or revise or amend the Plan in any respect; provided, however, that without approval of the shareholders no revision or amendment may increase the number of Units subject to the Plan, materially modify the requirements as to eligibility for participation in the Plan or materially increase the benefits accruing under the Plan.

Stock Option Grants

As of the date of this prospectus, there have been no grants under the Directors’ Plan.

APPLE TEN ADVISORS AND APPLE SUITES REALTY

General

On or before the initial closing of the minimum offering of $100,000,000, we will enter into an Advisory Agreement with Apple Ten Advisors, who will, among other things,

•	seek to obtain, investigate, evaluate and recommend property investment opportunities for us;

•	serve as property investment advisor and consultant in connection with investment policy decisions made by the board of directors; and

•	subject to the direction of the board, supervise our day-to-day operations.

Apple Ten Advisors, a Virginia corporation, was formed on August 11, 2010. All of its outstanding common shares are owned by Glade M. Knight. Glade M. Knight is the sole director of Apple Ten Advisors and its sole executive officer. David Buckley, Kristian Gathright, Justin Knight and David McKenney are Vice Presidents of (and also hold certain other subordinate offices in) Apple Ten Advisors, but are not employees of this company.

Apple Suites Realty, a Virginia corporation, was formed on September 1, 1999. Apple Suites Realty is engaged in the business of management of real property and the solution of financial and marketing problems related to investments in real property. Glade M. Knight is the sole shareholder and director of Apple Suites Realty as well as its sole executive officer. Justin Knight, Bryan Peery and David McKenney are Vice Presidents of (and also hold certain other subordinate offices in) Apple Suites Realty, but are not employees of this company.

Neither Apple Ten Advisors nor Apple Suites Realty is required to maintain any minimum assets or minimum net worth. Thus, our ability to recover money damages from either of them in the event of their breach of their agreements with us may be limited. The Advisory Agreement between us and Apple Ten Advisors is terminable by us on 60 days’ notice. Thus, our most effective remedy in the event of a breach by Apple Ten Advisors of the Advisory Agreement between us and Apple Ten Advisors could be to terminate the Advisory Agreement.

Apple Ten Advisors and Apple Suites Realty plans to engage staff in a manner at all times sufficient to fully serve us. We will not obtain, and neither will Apple Ten Advisors nor Apple Suites Realty obtain, “key-man” life insurance on the life of any officer. In the event a key person ceases to serve us, the staff of Apple Ten Advisors or Apple Suites Realty will be adjusted to serve us. Neither Apple Ten Advisors nor Apple Suites Realty currently have employees. Each company will make arrangements with third-parties (currently expected to be Apple Fund Management) to provide services for day-to-day operations and for the purchase or sale of real estate. These third-parties may compete with us and may be affiliated with Glade M. Knight, our chairman and chief executive officer. It is expected that each member of the senior management team will perform similar functions for us, Apple REIT Six, Apple REIT Seven, Apple REIT Eight, Apple REIT Nine, Apple Suites Realty Group (ASRG) Apple Six Advisors, Inc. (A6A), Apple Seven Advisors, Inc. (A7A), Apple Eight Advisors, Inc (A8A), Apple Nine Advisors, Inc. (A9A) and Apple Ten Advisors, Inc. (A10A). As a result each senior manager’s total compensation paid by us will be proportionate to the estimated amount of time devoted to activities associated with us.

The term “affiliate” as used in this document refers generally to a person or entity which is related to another specific person or entity through common control, through significant (10% or more) equity ownership, or by serving as an officer or director with the specified entity. Glade M. Knight, Apple Ten Advisors and Apple Suites Realty are affiliates.

The Advisory Agreement

Term

The Advisory Agreement will have an initial term of one year and will be renewable for additional one-year terms upon the consent of the board of directors. The Advisory Agreement provides that it may be terminated at any time by a majority of our directors, with or without cause, upon 60 days’ written notice. In addition, Glade M. Knight as the sole shareholder of Apple Ten

Advisors can terminate the Advisory Agreement with or without cause upon 60 days’ written notice. There is no termination fee payable at the time of termination of the Advisory Agreement. Under the Advisory Agreement, Apple Ten Advisors undertakes to use its best efforts (1) to supervise and arrange for the day-to-day management of our operations and (2) to assist us in maintaining a continuing and suitable property investment program consistent with our investment policies and objectives. Under the Advisory Agreement, generally, Apple Ten Advisors is not required to, and will not, advise us on investments in securities, i.e., the temporary investment of offering proceeds pending investment of those proceeds in real property. It is expected that we will generally make our own decisions with respect to temporary investments.

Compensation and Expenses

Pursuant to the Advisory Agreement, Apple Ten Advisors will be entitled to an annual asset management fee. The asset management fee is payable quarterly in arrears. The amount of the asset management fee is a percentage of the amount raised in this offering. The applicable percentage used to calculate the asset management fee is based on the ratio of our modified funds from operations to the amount raised in this offering for the calendar year or pro rata for a partial year. This ratio is referred to as the “return ratio.” The per annum asset management fee is initially equal to the following with respect to each calendar year:

•	0.1% if the return ratio for the calendar year is 6% or less;

•	0.15% if the return ratio for the calendar year is more than 6% but not more than 8%; and

•	0.25% if the return ratio for the calendar year is above 8%.

Assuming the minimum offering amount of $100,000,000 in Units is sold, the annual asset management fee would be:

•	$100,000 if the return ratio is 6% or less;

•	$150,000 if the return ratio is more than 6% but no more than 8%; or

•	$250,000 if the return ratio is more than 8%.

Assuming the maximum offering amount of $2,000,000,000 in Units is sold, the annual asset management fee would be:

•	$2,000,000 if the return ratio is 6% or less;

•	$3,000,000 if the return ratio is more than 6% but no more than 8%; or

•	$5,000,000 if the return ratio is more than 8%.

Our modified funds from operations is defined as net income excluding gains or losses from debt restructuring and sales of property, plus depreciation of real property, after adjustments for significant non-recurring items and unconsolidated partnerships and joint ventures, if any.

We believe that modified funds from operations is an appropriate measure to use in determining the fees to be paid to Apple Ten Advisors. Modified funds from operations differs from funds from operations as defined by the National Association of Real Estate Investment Trust’s (“NAREIT”) October 1999 White Paper. Funds from operations is defined by NAREIT as net income (computed in accordance with generally accepted accounting principles), excluding gains or losses on sales of depreciable property, plus depreciation and amortization of real estate property used in operations, less preferred dividends and after adjustments for unconsolidated partnerships and joint ventures. Modified funds from operations includes the NAREIT definition but allows for adding back non-recurring items which are not indicative of on-going performance. Modified funds from operations does not represent cash flow from operating, investing or financing activities in accordance with GAAP and is not indicative of cash available to fund all of our cash needs. Modified funds from operations should not be considered as an alternative to net income or any other GAAP measure as an indicator of performance and should not be considered as an alternative to cash flow as a measure of liquidity or the ability to service debt or to pay dividends.

The bylaws require our directors to monitor Apple Ten Advisors’ performance under the Advisory Agreement and to determine at least annually that the amount of compensation we pay to Apple Ten Advisors is reasonable, based on factors as they deem appropriate, including:

•	the amount of the asset management fee in relation to the size, composition and profitability of our investments;

•	the success of Apple Ten Advisors in selecting opportunities that meet our investment objectives;

•	the rates charged by other investment advisors performing comparable services;

•	the amount of additional revenues realized by it for other services performed for us;

•	the quality and extent of service and advice furnished by it;

•	the performance of our investments; and

•	the quality of our investments in relation to any investments generated by it for its own account.

Our bylaws generally prohibit our operating expenses from exceeding in any year the greater of 2% of our total “Average Invested Assets” or 25% of our “Company Net Income” for the year. Operating expense means, generally, all operating, general and administrative expenses, but excluding depreciation and similar non-cash items and expenses of raising capital, interest, taxes and costs related to asset acquisition, operation and disposition. Average Invested Assets means, generally, the monthly average of the aggregate book value of assets invested in real estate, before deducting depreciation. Company Net Income means, generally, the revenues for any period, less expenses other than depreciation or similar non-cash items.

Unless the directors conclude that a higher level of expenses is justified based upon unusual and nonrecurring factors which they deem sufficient, Apple Ten Advisors must reimburse us for the amount of any excess operating expenses. It must make reimbursement within 120 days from the end of our fiscal year. Apple Ten Advisors will be entitled to be repaid reimbursements in succeeding fiscal years to the extent actual operating expenses are less than the permitted levels. In determining that unusual and nonrecurring factors are present, the directors will be entitled to consider all relevant factors pertaining to our business and operations, and will be required to explain their conclusion in written disclosure to the shareholders. Apple Ten Advisors generally would expect to pay any required reimbursement out of compensation received from us in the current or prior years. However, there can be no assurance that it would have the financial ability to fulfill its reimbursement obligations.

Our bylaws further prohibit the total organizational and offering expenses, including selling commissions, from exceeding 15% of the amount raised in this offering. Furthermore, the total of all acquisition fees and acquisition expenses paid by us in connection with the purchase of a property by us shall be reasonable and shall in no event exceed an amount equal to 6% of the contract price for the property, unless a majority of the board of directors approves the transaction as being commercially competitive, fair and reasonable to us. For purposes of this limitation, the “contract price for the property” means the amount actually paid or allocated to the purchase, development, construction or improvement of the property, exclusive of acquisition fees and acquisition expenses. Any organizational and offering expenses or acquisition fees and acquisition expenses incurred by us in excess of the permitted limits shall be payable by Apple Ten Advisors immediately upon our demand.

In addition, we issued to Glade M. Knight 480,000 Series B convertible preferred shares. We issued the Series B convertible preferred shares for payment by Mr. Knight of $48,000. Upon the occurrence of certain events, including termination of the Advisory Agreement, the Series B convertible preferred shares are convertible into common shares. No additional consideration is due upon the conversion of the Series B convertible preferred shares into Units. In addition, to the extent not previously converted, upon our liquidation, the holder of a Series B convertible preferred share is entitled to a liquidation payment of $11 per number of common shares into which each Series B convertible preferred share would be convertible, subject to and after the priority liquidation payment to the holders of the Series A preferred shares. In the event that the liquidation of our assets results in proceeds that exceed the priority distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis. The priority distribution to the holders of the Series A preferred shares will terminate upon the conversion of the Series B convertible preferred shares into common shares.

The conversion of the Series B convertible preferred shares into common shares will result in an economic benefit for the holder of those shares.

Limits of Responsibility

Pursuant to the terms of the Advisory Agreement, Apple Ten Advisors has not assumed any responsibilities other than to render the services called for thereunder in good faith and with integrity and is not responsible for any decision by our Company in following or declining to follow Apple Ten Advisors’ advice or recommendations. We cannot assure you that we would be able to recover any damages for claims we may have against Apple Ten Advisors. Apple Ten Advisors and its shareholders, directors, officers, employees, affiliates or any person contracting with Apple Ten Advisors will not be liable to us, or to our board of directors or to our shareholders for any act or omission, unless such act or omission constitutes gross negligence or willful misconduct.

We have agreed to indemnify Apple Ten Advisors for certain liabilities and losses arising from the operations of our Company. However, before Apple Ten Advisors is eligible for such indemnification, our directors must first determine in good faith that the course of conduct which caused the liability or loss was undertaken in good faith within what Apple Ten Advisors reasonably believed to be the scope of its employment or authority, and for a purpose which it reasonably believed to be in our best interests. The indemnified amount is recoverable only out of our assets and not from the shareholders.

Indemnification is not allowed for any liability imposed by judgment, and costs associated therewith, including attorneys’ fees, arising from or out of a violation of federal or state securities laws associated with the public offering unless:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee;

•	the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or

•	a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee.

To the extent that the indemnification provisions purport to include indemnification for liabilities arising under the Securities Act of 1933, in the opinion of the Commission, the indemnification is contrary to public policy and therefore unenforceable.

This discussion is only a summary of the material terms of the Advisory Agreement. A copy of the form of agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. Please refer to the agreement for a complete statement of its provisions.

Apple Suites Realty

We will enter into a Property Acquisition/Disposition Agreement with Apple Suites Realty under which Apple Suites Realty has agreed to act as a real estate broker in connection with our purchases and sales of properties. Under the agreement, Apple Suites Realty is entitled to a fee equal to 2% of the gross purchase prices of our properties, payable by us in connection with each purchase, including any debt incurred in order to purchase the property. The fee amount is estimated at $1,716,000 if the minimum offering is sold (assuming no debt is incurred) and at $34.8 million if the maximum offering is sold (assuming no debt is incurred). If debt is incurred in each acquisition to the maximum permitted by our bylaws and the maximum offering is sold, the amount of compensation could be $69.6 million. Under the agreement, Apple Suites Realty is also entitled to a fee in connection with the disposition of some or all of our properties equal to 2% of the gross sales prices, whether these dispositions are dispositions of individual properties or of interests in us, the purpose or effect of which is to dispose of some or all of our properties, or the entities holding our properties, payable by us in connection with each property sale if, but only if, any property is sold and the sales price exceeds the sum of our cost basis in the property plus 10% of the cost basis. The cost basis is the original purchase price plus any and all capitalized costs and expenditures connected with the property. For purposes of this calculation, our cost basis will not be reduced by depreciation. If the sales price of a particular property does not equal the required amount, no real estate commission is payable. If the person from whom we purchase or to whom we sell a property pays any fee to Apple Suites Realty, that amount will decrease the amount of our obligation to Apple Suites Realty. Under the Property Acquisition/Disposition Agreement, Apple Suites Realty is not entitled to any real estate commission upon our sale of a property to, or purchase of a property from, Apple Suites Realty or an affiliate of Apple Suites Realty (including any other program organized by Glade M. Knight), but Apple Suites Realty will, in such case, be entitled to payment by us of its direct costs in performing services pertaining to any such purchase or sale. The agreement will have an initial term of five years and will renew automatically for successive terms of five years unless either party to the agreement elects not to renew by notice sent to the other party within 60 days before the end of any term.

This discussion is only a summary of the material terms of the Property Acquisition/Disposition Agreement. A copy of the form of Property Acquisition/Disposition Agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. Please refer to the agreement for a complete description of its provisions.

Subject to the conditions applicable generally to transactions between us and affiliates of Apple Ten Advisors or Apple Suites Realty, an affiliate may render services to us in connection with our financings or refinancings and would be entitled to compensation for those services. As of the date of this prospectus, there are no specific agreements for any of these services.

Apple Ten Advisors and Apple Suites Realty intend to pay Apple Fund Management the reimbursement compensation they receive from us under the Advisory Agreement and Property Acquisition/Disposition Agreement, respectively.

Property Management

We expect that each property acquired by us will be managed by a third-party manager or operator, who will be paid a management fee. These property-level management fees to third-party managers or operators will be in addition to the fee compensation and reimbursement compensation payable to Apple Ten Advisors and Apple Suites Realty under the Advisory Agreement and Property Acquisition/Disposition Agreement.

Prior Performance of Programs Sponsored by Glade M. Knight

The following paragraphs contain information on prior programs sponsored by Glade M. Knight to invest in real estate. This discussion is a narrative summary of Mr. Knight’s experience in the last ten years with other programs sponsored by him, both public and nonpublic, that have invested in real estate. The information set forth is current as of December 31, 2009, except where a different date is specified. This information should not be considered to be indicative of our capitalization or operations. Also, past performance of prior programs is not necessarily indicative of our future results. Purchasers of our Units will not have any interest in the entities referred to in this section or in any of the properties owned by those entities.

In general, the investment objectives of the six real estate investment trusts previously organized by Glade M. Knight over the past ten years (Apple Hospitality Two, Apple Hospitality Five, Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine), were similar to our investment objectives of achieving long-term growth in cash distributions, together with possible capital appreciation, through the acquisition, ownership and ultimate disposition of real properties. However, the types and locations of properties we may acquire and own will differ in varying degrees from the property portfolios of these previously-organized entities with similar investment objectives.

Prior REITS

Apple Hospitality Two

Glade M. Knight was responsible for the organization of Apple Hospitality Two, a real estate investment trust formed to acquire and own upper-end, extended-stay hotels in selected metropolitan areas. Mr. Knight was the chairman and chief executive officer of Apple Hospitality Two. Between May 1, 2001 and November 26, 2002, Apple Hospitality Two sold approximately $300 million in Units in a continuous best-efforts offering to approximately 9,700 investors. After the minimum offering of $30 million was achieved, the offering price for Apple Hospitality Two was $10 per unit (the initial offering price was $9.50 per unit). The net proceeds of the Apple Hospitality Two public offering were used to acquire 49 previously owned extended-stay hotels in select metropolitan areas in the United States, with an aggregate purchase price of $434,851,000. On December 31, 2006, there were approximately 10,750 beneficial holders of Apple Hospitality Two’s Units.

On May 23, 2007, Apple Hospitality Two merged with and into an affiliate managed by ING Clarion Partners, LLC. Pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of February 15, 2007, upon the completion of the merger, the separate corporate existence of Apple Hospitality Two ceased. Each shareholder of Apple Hospitality Two received approximately $11.20 for each outstanding unit (consisting of one common share together with one Series A preferred share).

Apple Hospitality Five

Glade M. Knight was responsible for the organization of Apple Hospitality Five, a real estate investment trust formed to acquire and own upper-end, extended-stay and other select-service hotels in selected metropolitan areas. Mr. Knight was the chairman and chief executive officer of Apple Hospitality Five. From September 20, 2002 to March 18, 2004, Apple Hospitality Five sold approximately $500 million in Units before its best-effort offering concluded. After the minimum offering of $50 million was achieved, the offering price for Apple Hospitality Five was $11 per unit (the initial offering price was $10.50 per unit). The net proceeds of the Apple Hospitality Five public offering were used to acquire 28 hotels in select metropolitan areas in the United States, with an aggregate purchase price of $418 million. On December 31, 2006, there were approximately 13,200 beneficial holders of Apple Hospitality Five’s Units.

On October 5, 2007, Apple Hospitality Five merged with and into a subsidiary of Inland American Real Estate Trust, Inc. Pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of July 25, 2007, upon the completion of the merger, the separate corporate existence of Apple Hospitality Five ceased. Each shareholder of Apple Hospitality Five received approximately $14.05 for each outstanding unit (consisting of one common share together with one Series A preferred share).

Apple REIT Six

Glade M. Knight was responsible for the organization of Apple REIT Six, a real estate investment trust formed to acquire and own hotels, residential apartment communities and other property in selected metropolitan areas. While Apple REIT Six is organized to acquire and own hotels, residential apartment communities and other property, it currently only owns hotels. Mr. Knight is the chairman and chief executive officer of Apple REIT Six. From April 23, 2004 to March 2006, Apple REIT Six sold approximately $1 billion in Units in its best-efforts offering. The net proceeds of the Apple REIT Six public offering have been used to acquire 68 hotels in select metropolitan areas in the United States, with an aggregate purchase price of approximately $870 million. To date, Apple REIT Six has not disposed of any of these properties. All hotels owned by Apple REIT Six are franchised with Marriott® or Hilton® or their affiliates. We will, upon request of any investor or prospective investor, provide at no cost a copy of the most recent Report on Form 10-K filed by Apple REIT Six with the Securities and Exchange Commission. For a reasonable charge, we will also provide copies of the exhibits to the Report on Form 10-K. All of these documents can be obtained, free of charge, at Apple REIT Six’s website at the address

www.applereitsix.com. As of September 30, 2010, there were approximately 19,500 beneficial holders of Apple REIT Six’s Units.

Apple REIT Seven

Glade M. Knight was responsible for the organization of Apple REIT Seven, a real estate investment trust formed to acquire and own hotels, residential apartment communities and other property in selected metropolitan areas. While Apple REIT Seven is organized to acquire and own hotels, residential apartment communities and other property, it currently only owns hotels. Mr. Knight is the chairman and chief executive officer of Apple REIT Seven. From March 15, 2006 to July 2007, Apple REIT Seven has sold approximately $1 billion in Units in a best-efforts offering. The net proceeds of the Apple REIT Seven public offering have been used to acquire 51 hotels in select metropolitan areas in the United States, with an aggregate purchase price of approximately $933 million. To date, Apple REIT Seven has not disposed of any of these properties. Apple REIT Seven does not have a material geographical concentration of properties. All hotels owned by Apple REIT Seven are franchised with Marriott International, Inc. or Hilton Worldwide or their affiliates. We will, upon request of any investor or prospective investor, provide at no cost a copy of the most recent Report on Form 10-K filed by Apple REIT Seven with the Securities and Exchange Commission. For a reasonable charge, we will also provide copies of the exhibits to the Report on Form 10-K. All of these documents can be obtained, free of charge, at Apple REIT Seven’s website at the address www.applereitseven.com. As of September 30, 2010, there were approximately 20,000 beneficial holders of Apple REIT Seven’s Units.

Apple REIT Eight

Glade M. Knight was responsible for the organization of Apple REIT Eight, a real estate investment trust formed to acquire and own hotels, residential apartment communities and other property in selected metropolitan areas. While Apple REIT Eight is organized to acquire and own hotels, residential apartment communities and other property, it currently only owns hotels. Mr. Knight is the chairman and chief executive officer of Apple REIT Eight. From July 19, 2007 to April 2008, Apple REIT Eight sold approximately $1 billion in Units in a best-efforts offering. The net proceeds of the Apple REIT Eight public offering have been used to acquire 51 hotels in select metropolitan areas in the United States, with an aggregate purchase price of approximately $991 million. Apple REIT Eight does not have a material geographical concentration of properties. To date, Apple REIT Eight has not disposed of any of these properties. All hotels owned by Apple REIT Eight are franchised with Marriott International, Inc. or Hilton Worldwide or their affiliates. We will, upon request of any investor or prospective investor, provide at no cost a copy of the most recent Report on Form 10-K filed by Apple REIT Eight with the Securities and Exchange Commission. For a reasonable charge, we will also provide copies of the exhibits to the Report on Form 10-K. All of these documents can be obtained, free of charge, at Apple REIT Eight’s website at the address www.applereiteight.com. As of September 30, 2010, there were approximately 20,000 beneficial holders of Apple REIT Eight’s Units.

Apple REIT Nine

Glade M. Knight was responsible for the organization of Apple REIT Nine, a real estate investment trust formed to acquire and own hotels, residential apartment communities and other property in selected metropolitan areas. While Apple REIT Nine is organized to acquire and own hotels, residential apartment communities and other property, it currently owns hotels and, as discussed below, 410 acres of land in the Ft. Worth, Texas area. Mr. Knight is the chairman and chief executive officer of Apple REIT Nine. From April 25, 2008 to the present, Apple REIT Nine has sold approximately $1.7 billion in Units in a continuous best-efforts offering. The net proceeds of the Apple REIT Nine public offering have been used to acquire 54 hotels through September 30, 2010 in select metropolitan areas in the United States, with an aggregate purchase price of approximately $934 million. Apple REIT Nine does not have a material geographical concentration of properties. It has acquired and intends to continue to acquire properties throughout the United States. To date, Apple REIT Nine has not disposed of any of these properties. Apple REIT Nine has not purchased any apartments since commencing its best-efforts offering in April 2008. All hotels owned by Apple REIT Nine are franchised with Marriott International, Inc. or Hilton Worldwide or their affiliates. Apple REIT Nine’s real estate portfolio also includes 410 acres of land and improvements located on 111 sites in the Ft. Worth, Texas area that are being leased to Chesapeake Energy Corporation for the production of natural gas. The purchase price for the land and improvements was approximately $145 million. Apple REIT Nine will continue to focus primarily on the hotel industry, however, will continue to look for unique opportunities to diversify its real estate portfolio. We will, upon request of any investor or prospective investor, provide at no cost a copy of the most recent Report on Form 10-K filed by Apple REIT Eight with the Securities and Exchange Commission. For a reasonable charge, we will also provide copies of the exhibits to the Report on Form 10-K. All of these documents can be obtained, free of charge, at Apple REIT Nine’s website at the address www.applereitnine.com. As of September 30, 2010, there were approximately 37,000 beneficial holders of Apple REIT Nine’s Units.

Additional Information on Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine

Table VI of Part II on pages II-7 through II-11 of our registration statement (which is not a part of this prospectus) contains a more detailed summary of all of the properties acquired by each REIT for the three most recent years ending December 31, 2009, including the 1 property acquisition by Apple REIT Six, 33 property acquisitions for Apple REIT Seven, 51 property acquisitions for Apple REIT Eight and the 33 property acquisitions for Apple REIT Nine. As noted above, Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine, each have acquired hotels in different metropolitan areas throughout the country. The states in which the hotels are located for acquisitions in the most recent 3 years are: Alabama, Alaska, Arizona, Arkansas, California, Colorado, Florida, Georgia, Idaho, Kansas, Kentucky, Louisiana, Maryland, Massachusetts, Minnesota, Mississippi, Missouri, New Jersey, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, South Carolina, Tennessee, Texas, Utah, Virginia and Washington state. Also Apple REIT Nine acquired and leased back to an affiliate of Chesapeake Energy Corporation appropriately 410 acres of land and land improvements located on 111 individual sites in the Ft. Worth, Texas area. Those prior programs acquired their properties using cash raised in continuous, best-efforts offerings of their shares to the public. In selected situations, management also utilized secured financing when the terms of the financing were deemed favorable by management. We will provide a copy of Table VI without charge upon request of any investor or prospective investor.

Additional Information on Prior Programs

Prospective investors should also refer to the tabular information on prior programs sponsored by Glade M. Knight appearing under the heading “Experience of Prior Programs” in this prospectus.

PRINCIPAL AND MANAGEMENT SHAREHOLDERS

Beneficial ownership of our Units, and options to purchase our Units, held by our directors and officers as of the date of this prospectus, are indicated in the table below. Each person named in the table has sole voting and investment powers as to the shares or shares those powers with his spouse and minor children, if any.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Units	Glade M. Knight* 814 East Main Street Richmond, VA 23219	10 Units	100%

*	Glade M. Knight is the sole beneficial owner of Apple Ten Advisors which is the record owner of the ten Units issued and outstanding.

In addition to the foregoing, Glade M. Knight, who is our chairman and chief executive officer, owns 480,000 Series B convertible preferred shares. The Series B convertible preferred shares are convertible into common shares pursuant to the formula and on the terms and conditions set forth below. We issued the Series B convertible preferred shares to Mr. Knight in exchange for the payment by him of $0.10 per Series B convertible preferred share, or an aggregate of $48,000.

There are no dividends payable on the Series B convertible preferred shares. Holders of more than two-thirds of the Series B convertible preferred shares must approve any proposed amendment to the articles of incorporation that would adversely affect the Series B convertible preferred shares.

Upon our liquidation, the holder of the Series B convertible preferred shares is entitled to a priority liquidation payment before any distribution of liquidation proceeds to the holders of the common shares. However, the priority liquidation payment of the holder of the Series B convertible preferred shares is junior to the holders of the Series A preferred shares distribution rights. The holder of a Series B convertible preferred share is entitled to a liquidation payment of $11 per number of common shares each Series B convertible preferred share would be convertible into according to the formula described below. In the event that the liquidation of our assets results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis.

The Series B convertible preferred shares are convertible into common shares upon and for 180 days following the occurrence of any of the following triggering events:

•

we sell or transfer substantially all of our assets, stock or business, whether through exchange, merger, consolidation, lease, share exchange, sale or otherwise, other than a sale of assets in liquidation, dissolution or winding up of our business;

•

the termination or expiration without renewal of the Advisory Agreement, including the unlikely termination of the Advisory Agreement by Glade M. Knight, who, as the sole shareholder of the advisor, may terminate the agreement at any time, upon 60 days notice;

•	if we cease to use Apple Suites Realty to provide property acquisition and disposition services; or

•	our common shares are listed on any securities exchange or quotation system or in any established market.

The Series A preferred shares terminate on conversion of the Series B convertible preferred shares even if the value of any consideration received in the transaction resulting in conversion, or the value of our common shares at that time, is less than the $11.00 priority distribution on liquidation associated with the Series A preferred shares.

Upon the occurrence of any triggering event as discussed above, and for purposes of determining the liquidation payment due to the holder of a Series B convertible preferred share, each Series B convertible preferred share is convertible into a number of common shares based upon the gross proceeds raised through the date of conversion in the $2 billion offering made by this prospectus according to the following table:

Gross Proceeds Raised from Sales of Units through Date of Conversion	Number of Common Shares through Conversion of One Series B Convertible Preferred Share
$100 million	0.92321
$200 million	1.83239
$300 million	3.19885
$400 million	4.83721
$500 million	6.11068
$600 million	7.29150
$700 million	8.49719
$800 million	9.70287
$900 million	10.90855
$1 billion	12.11423
$1.1 billion	13.31991
$1.2 billion	14.52559
$1.3 billion	15.73128
$1.4 billion	16.93696
$1.5 billion	18.14264
$1.6 billion	19.34832
$1.7 billion	20.55400
$1.8 billion	21.75968
$1.9 billion	22.96537
$2 billion	24.17104

In the event that after raising gross proceeds of $2 billion, we raise additional gross proceeds in a subsequent public offering, each Series B convertible preferred share may be converted into an additional number of common shares based on the additional gross proceeds raised through the date of conversion in a subsequent public offering according to the following formula: (X/100 million) × 1.20568, where X is the additional gross proceeds rounded down to the nearest 100 million.

No additional consideration is due upon the conversion of the Series B convertible preferred shares. The conversion into common shares of the Series B convertible preferred shares will result in dilution of the shareholders’ interests.

FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a summary of material United States federal income tax considerations that may be relevant to a holder of Units. This summary is not tax advice. This summary does not discuss all aspects of United States federal income taxation that may be relevant to a prospective shareholder in light of his or her particular circumstances, nor does it discuss any state, local, foreign or other tax laws or considerations. Further, this summary deals only with shareholders that hold Units as “capital assets” within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code”. This summary does not discuss the United States federal income tax consequences that may be relevant to certain types of shareholders who are subject to special treatment under the United States federal income tax laws, such as insurance companies, tax-exempt entities, financial institutions, regulated investment companies, broker-dealers, foreign corporations, traders in securities who elect to mark to market, a person that has a functional currency other than the U.S. dollar, a trust, an estate, a REIT, U.S. expatriates, persons holding Units as part of a “straddle,” “hedge,” “conversion transaction,” or other integrated investment, S corporation, persons who receive Units through the exercise of employee stock options or otherwise as compensation, persons subject to the alternative minimum tax provisions of the Code and persons who are not citizens or residents of the United States.

The statements in this discussion are based on:

•	current provisions of the Code;

•	current, temporary and proposed regulations promulgated by the U.S. Treasury Department;

•	the legislative history of the Code;

•	judicial decisions; and

•	current administrative interpretations of the Internal Revenue Service, including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS.

Future legislation, regulations, administrative interpretations or court decisions could adversely change current law and cause any statement in this prospectus to be inaccurate, possibly with retroactive effect.

We have not obtained any rulings from the IRS concerning the tax matters discussed below, and thus can provide no assurance that the tax considerations contained in this summary will not be successfully challenged by the IRS.

This discussion is not tax advice and is not intended as a substitute for careful tax planning. Each prospective purchaser of Units is advised to consult with his or her own tax advisor regarding the specific tax consequences to him or her of the purchase, ownership and disposition of Units in an entity electing to be taxed as a REIT, including the United States federal, state, local, foreign and other tax consequences of the purchase, ownership, and disposition of Units and of potential changes in applicable tax laws.

Tax Status of Our Company

We will elect to be treated as a REIT for United States federal income tax purposes commencing with our taxable year ending December 31, 2011, and we intend to operate in a manner that will allow us to qualify for taxation as a REIT. McGuireWoods LLP, our legal counsel, has rendered to us an opinion to the effect that commencing with our first taxable year, we were organized as a corporation in conformity with the requirements for qualification and taxation as a REIT under the Code and our proposed method of operations described in this prospectus will enable us to satisfy the requirements for qualification as a REIT. The opinion of McGuireWoods LLP is not binding on the IRS. Further, the opinion is based on existing federal income tax laws governing qualification as a REIT (which are subject to change either prospectively or retroactively) and on various assumptions and representations as to factual matters, including representations made by us in a factual certificate provided by one of our officers.

The rules governing REITs are highly technical and complex. They require ongoing compliance with a variety of tests that depend, among other things, on future operations and, in addition, an election under sections 856 through 860 of the Code. McGuireWoods LLP will not review or monitor our compliance with these requirements. While we expect to satisfy these tests, and will use our best efforts to do so, we cannot ensure we will qualify as a REIT for any particular year, or that the applicable law will not change and adversely affect us and our shareholders. The following is a summary of the material United States federal income tax considerations affecting us as a REIT and our shareholders.

REIT Qualification

In order to maintain our REIT qualification, we must meet the following criteria:

•	We must be organized as an entity that would, but for Sections 856 through 859 of the Code, be taxable as a regular domestic corporation;

•	We must not be either a financial institution referred to in section 582(c)(2) of the Code or an insurance company to which subchapter L of the Code applies;

•	We must be managed by one or more directors;

•	Our taxable year must be the calendar year;

•	Our beneficial ownership must be evidenced by transferable shares;

•

Beneficial ownership of our capital stock must be held by at least 100 persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months;

•

Not more than 50% of the value of our shares of capital stock may be held, directly or indirectly, applying constructive ownership rules, by five or fewer individuals at any time during the last half of each of our taxable years;

•	We must satisfy the 95% and 75% income tests and the 75%, 25%, 10% and 5% asset tests described below; and

•	If we make an election to be a REIT for 2011, we must maintain the requirements for REIT status thereafter.

We expect to satisfy each of the requirements discussed above. We also expect to satisfy the requirements that are separately described below concerning the nature and amounts of our income and assets and the levels of required annual distributions.

To protect against violations of these requirements, our bylaws provide restrictions on transfers of our shares, as well as provisions that automatically convert shares into nonvoting, non-dividend paying excess shares to the extent that the ownership otherwise might jeopardize our REIT status.

Specifically, our bylaws provide that no person may own or be deemed to own more than 9.8% of the issued and outstanding Units. The board may exempt a proposed transferee from this ownership limit. The board may require opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our status as a REIT.

Any acquisition or transfer of shares that would: (1) result in the common shares and any other stock being owned by fewer than 100 persons or (2) result in our being “closely-held” within the meaning of section 856(h) of the Code, will be null and void, and the intended transferee will acquire no rights to the shares. These restrictions on transferability and ownership will not apply if the board determines it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT and our articles are amended accordingly.

Any purported transfer of common shares or any other stock that would result in a person owning shares of capital stock in excess of the ownership limit will result in the transfer being declared null and void. The shares subject to the purported transfer will be considered to be “excess shares.” Under our bylaws, excess shares will be deemed to have been acquired and to be held on our behalf. The excess shares will not be considered to be outstanding for quorum and voting purposes. The excess shares will not be entitled to receive dividends or any other distributions. Any dividends or distributions paid to a purported transferee of excess shares prior to our discovery that the shares have been transferred in violation of our bylaws must be repaid to us upon demand.

Our bylaws provide that we may redeem any excess shares. The redemption price for any excess share will be equal to:

•	the price paid for the excess shares by the intended transferee; or

•	if no consideration was paid, the fair market value of the shares measured on the last business day prior to date on which we elect to redeem the excess shares.

Fair market value means the average daily closing price of a share if listed on a national securities exchange. If the shares are quoted on the NASD National Market System, fair market value will be the average of closing bid prices and closing asked prices. If there have been no sales or published bid and asked quotations with respect to the shares, the fair market value will be as determined in good faith by our board.

To monitor our compliance with the share ownership requirements, we are required to and will maintain records disclosing the actual ownership of shares. To do so, we will demand written statements each year from the record holders of certain percentages of shares in which the record holders are to disclose the actual owners of the shares. A list of those persons failing or refusing to comply with this demand will be maintained as part of our records. Shareholders who fail or refuse to comply with the demand must submit a statement with their tax returns disclosing the actual ownership of the shares and other information.

Sources of Gross Income

In order to qualify as a REIT for a particular year, we must meet two tests governing the sources of our income. These tests are designed to ensure that a REIT derives its income principally from passive real estate investments. In evaluating a REIT’s income, the REIT will be treated as receiving its proportionate share of the income produced by any partnership in which the REIT holds an interest as a partner, and that income will retain the character that it has in the hands of the partnership. The Code allows us to own and operate a number of our properties through wholly-owned subsidiaries which are “qualified REIT subsidiaries.” The Code provides that a qualified REIT subsidiary is not treated as a separate corporation, and all of its assets, liabilities and items of income, deduction and credit are treated as assets, liabilities and items of the REIT.

In addition, the character of the assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of section 856 of the Code, including satisfying the gross income tests and asset tests. Thus, our proportionate share of the assets, liabilities, and items of income of a partnership (including a partnership’s share of the assets, liabilities, and items of income with respect to any partnership in which we hold an interest) will be treated as assets, liabilities, and items of income of the REIT for purposes of applying the requirements described herein.

75% Gross Income Test

At least 75% of a REIT’s gross income for each taxable year must be derived from specified classes of income that principally are real estate related. The permitted categories of principal importance to us are:

•	rents from real property;

•	interest on obligations secured by real property;

•

gain from the sale of real property or obligations secured by real property (excluding gain from the sale of property held primarily for sale to customers in the ordinary course of a company’s trade or business, referred to below as “dealer property”);

•	income from the operation and gain from the sale of property acquired in connection with the foreclosure of a mortgage securing that property (referred to as “foreclosure property”);

•	distributions on, or gain from the sale of, shares of other REITs;

•	abatements and refunds of real property taxes; and

•

“qualified temporary investment income” (generally, any income from stock or a debt instrument that is attributable to the temporary investment of new capital and that we receive or accrue during the one-year period beginning on the date we receive the new capital).

In evaluating our compliance with the 75% gross income test, as well as the 95% gross income test described below, gross income does not include gross income from “prohibited transactions.” In general, a prohibited transaction is one involving a sale of dealer property, and does not include certain property held by us for at least four years provided we meet specified additional safe harbor requirements.

We expect that substantially all of our gross operating income will be considered rent from real property. Rent from real property is qualifying income for purposes of the gross income tests only if certain conditions are satisfied. Rent from real property includes charges for services customarily rendered to tenants, and rent attributable to personal property leased together with the real property so long as the personal property rent is less than 15% of the total rent. We do not expect to earn material amounts in these categories. Rent from real property generally does not include rent based on the income or profits derived from the property. We do not intend to lease property and receive rentals based on the tenant’s net income or profit. However, rent based on a percentage of gross income is permitted as rent from real property, and we will have leases where rent is based on a percentage of gross income.

With the exception for certain rents received from a taxable REIT subsidiary, “rents from real property” also excludes amounts received from a person or corporation in which we (or any of our 10% or greater owners) directly or indirectly through the constructive ownership rules contained in section 318 of the Code, own a 10% or greater interest. As described below, we expect that amounts received from Apple Ten Hospitality Management, our wholly-owned, taxable REIT subsidiary, will satisfy the conditions of the exception for rents received from a taxable REIT subsidiary with the result that such amounts will be considered rents from real property. A third exclusion covers amounts received with respect to real property if we furnish services to the tenants or manage or operate the property, other than through an “independent contractor” from whom we do not derive any income. The obligation to operate through an independent contractor generally does not apply, however, if the services provided by us are usually or customarily rendered in connection with the rental of space for occupancy only and are not considered rendered primarily for the convenience of the tenant. Further, if the value of the non-customary service income with respect to a property (valued at no less than 150% of our direct cost of performing the services) is 1% or less of the total income derived from the property, then all rental income from that property except the non-customary service income will qualify as rents from real property. If the value exceeds 1%, then none of the rental income from that property will qualify as rents from real property.

A REIT may jointly elect with a corporation, in which the REIT directly or indirectly owns stock, to cause the corporation to be treated as a taxable REIT subsidiary. We expect to make a joint election that would cause Apple Ten Hospitality Management to be treated as a taxable REIT subsidiary. In connection with that election, we intend to lease all our hotels to Apple Ten Hospitality Management, or its subsidiaries.

Amounts received as rent from a taxable REIT subsidiary are not excluded from rents from real property by reason of the related party rule described above, if the activities of the taxable REIT subsidiary and the nature of the properties it leases meet certain requirements. Generally, amounts received by us from Apple Ten Hospitality Management or its subsidiaries with respect to any hotels we own will be considered rents from real property only if the following conditions are met:

•

each hotel must not be managed or operated by Apple Ten Hospitality Management or its subsidiaries, but rather must be managed or operated by an entity that qualifies for federal tax purposes as an independent contractor that is actively engaged in the trade or business of operating lodging facilities for persons not related to us or Apple Ten Hospitality Management;

•

Apple Ten Hospitality Management or its subsidiaries may not directly or indirectly provide to any person, under a franchise, license or otherwise, rights to any brand name under which any hotel facility is operated, except with respect to an independent contractor in relation to facilities it manages for or leases from us; and

•	no wagering activities may be conducted at or in connection with our hotels by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business.

We expect that all our hotels will be operated in accordance with these requirements with the result that amounts received from Apple Ten Hospitality Management will be considered rents from real property. Apple Ten Hospitality Management, as a taxable REIT subsidiary, will pay regular corporate rates on any income it earns from the lease of our hotels. In addition, the taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT to assure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a taxable REIT subsidiary and its parent REIT or the REIT’s tenants whose terms are not on an arm’s-length basis.

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income tests described here and the asset tests applicable to REITs summarized below. A qualified REIT subsidiary is any corporation, other than a taxable REIT subsidiary, that is wholly-owned by a REIT, or by other disregarded subsidiaries, or by a combination of the two. Other entities that are wholly owned by a REIT, including single member limited liability companies, are also generally disregarded as a separate entity for federal income tax purposes, including for purposes of the REIT income and asset tests. If a disregarded subsidiary ceases to be wholly owned, the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and income test applicable to REITs, including the requirement described below that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation.

Upon the ultimate sale of any of our properties, any gains realized also are expected to constitute qualifying income, as gain from the sale of real property (not involving a prohibited transaction).

95% Gross Income Test

In addition to earning 75% of gross income from the sources listed above, at least an additional 20% of our gross income for each taxable year must come either from those sources, or from dividends, interest or gains from the sale or other disposition of stock or other securities that do not constitute dealer property. This test permits a REIT to earn a significant portion of its income from traditional “passive” investment sources that are not necessarily real estate related. The term “interest” (under both the 75% and 95% tests) does not include amounts that are based on the income or profits of any person, unless the computation is based only on a fixed percentage of receipts or sales. Income from a “hedging transaction” that is clearly and timely identified, including gain from the sale or disposition of such a financial instrument, will not constitute gross income for purposes of both the 75% and 95% gross income tests to the extent the financial instrument hedges indebtedness incurred or to be incurred to acquire or carry real estate assets.

Failing the 75% or 95% Tests; Reasonable Cause

As a result of the 75% and 95% tests, REITs generally are not permitted to earn more than 5% of their gross income from active sources such as brokerage commissions or other fees for services rendered. We may receive this type of income. This type of income will not qualify for the 75% test or 95% test but is not expected to be significant, and this income, together with other non-qualifying income, is expected to be at all times less than 5% of our annual gross income. While we do not anticipate we will earn substantial amounts of non-qualifying income, if non-qualifying income exceeds 5% of our gross income, we could lose our status as a REIT. As described above, we will establish one or more taxable REIT subsidiaries with whom we will enter into leases for all of our hotels. The gross income generated by these taxable REIT subsidiaries would not be included in our gross income; however, we will realize gross income from these subsidiaries in the form of rents. In addition, any dividends from subsidiaries to us would be included in our gross income and qualify for the 95% income test.

If we fail to meet either the 75% or 95% income tests during a taxable year, we may still qualify as a REIT for that year if

•	we report the source and nature of each item of our gross income in our federal income tax return for that year;

•	the inclusion of any incorrect information in our return is not due to fraud with intent to evade tax; and

•	the failure to meet the tests is due to reasonable cause and not to willful neglect.

However, in that case, we would be subject to a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test multiplied by a fraction intended to reflect our profitability.

Character of Assets Owned

On the last day of each calendar quarter, we also must meet two tests concerning the nature of our investments. First, at least 75% of the value of our total assets generally must consist of real estate assets, cash, cash items and government securities. For this purpose, real estate assets include interests in real property, interests in loans secured by mortgages on real property or by interests in real property, shares in other REITs and certain options, but excluding mineral, oil or gas royalty interests. The temporary investment of new capital in debt instruments also qualifies under this 75% asset test, but only for the one-year period beginning on the date we receive the new capital.

Second, although the balance of our assets generally may be invested without restriction, not more than 25% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries. Also, with exception for securities includible for purposes of the 75% test as well as the securities of a taxable REIT subsidiary and qualified REIT subsidiary, we will not be permitted to own:

•	securities of any one issuer that represent more than 5% of the value of our total assets;

•	more than 10% of the outstanding voting securities of any single issuer; or

•	more than 10% of the value of the outstanding securities of any single issuer.

The term “securities,” however, generally includes debt securities issued by a partnership or another REIT, except that certain “straight debt” and other specified securities are not treated as securities for purposes of the 10% value test described above. As noted, a REIT, however, may own 100% of the stock of a qualified REIT subsidiary, in which case the assets, liabilities and items of income, deduction and credit of the subsidiary are treated as those of the REIT. In evaluating a REIT’s assets, if the REIT invests in a partnership, it is deemed to own its proportionate share of the assets of the partnership.

In the event that we violate the 5% asset test or the 10% vote or value test described above, we will not lose our REIT qualification if (1) the failure is de minimis (up to the lesser of 1% of our assets or $10.0 million) and (2) we dispose of assets or otherwise comply with the asset test within six months after the last day of the quarter in which we identify such failure. In the event of a failure of any of the asset tests (other than de minimis failures described in the preceding sentence), as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (1) dispose of the assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify the failure, (2) we file a description of each asset causing the failure with the IRS and (3) pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

Our ability to satisfy these asset tests will depend upon the fair market values of the assets we own directly or indirectly. These values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy these requirements for qualification and taxation as a REIT.

Annual Distributions to Shareholders

To maintain REIT status, we generally must distribute to our shareholders in each taxable year at least 90% of our net ordinary income. More precisely, we must distribute an amount equal to (1) 90% of the sum of (a) our REIT taxable income before deduction of dividends paid and excluding any net capital gain and (b) any net income from foreclosure property less the tax on the income, minus (2) limited categories of excess non-cash income (including, cancellation of indebtedness and original issue discount income).

REIT taxable income is defined to be the taxable income of the REIT, computed as if it were an ordinary corporation, with modifications. For example, the deduction for dividends paid is allowed, but neither net income from foreclosure property, nor net income from prohibited transactions, is included. In addition, the REIT may carry over, but not carry back, a net operating loss for 20 years following the year in which it was incurred. To the extent that we have any net operating losses carried forward, these losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. These losses, however, generally will not affect the character, in the hands of our shareholders, of any distributions that are actually made by us.

A REIT may satisfy the 90% distribution test with dividends paid during the taxable year and with dividends paid after the end of the taxable year if the dividends fall within one of the following categories:

•

Dividends paid in January that were declared during the last calendar quarter of the prior year and were payable to shareholders of record on a date during the last calendar quarter of that prior year may be treated as paid in the prior year for ourselves and our shareholders.

•

Dividends declared before the due date of our tax return for the taxable year (including extensions) also may be treated as paid in the prior year for ourselves if they are paid (1) within 12 months of the end of the taxable year and (2) no later than our next regular distribution payment occurring after that declaration.

Dividends that are paid after the close of a taxable year that do not qualify under the rule governing payments made in January (described above) will be taxable to the shareholders in the year paid, even though we may take them into account for a prior year. A nondeductible excise tax equal to 4% will be imposed on a company for each calendar year to the extent that dividends declared and distributed or deemed distributed before December 31 are less than the sum of (a) 85% of a company’s “ordinary income” plus (b) 95% of a company’s capital gain net income plus (c) any undistributed income from prior periods.

We will be taxed at regular corporate rates to the extent we retain any portion of our taxable income. It is possible that we may not have sufficient cash or other liquid assets to meet the distribution requirement. This could arise because of competing demands for our funds, or because of timing differences between tax reporting and cash receipts and disbursements. Although we do not anticipate any difficulty in meeting this requirement, no assurance can be given that necessary funds will be available. In the event this occurs, we may arrange for short-term, or possibly long-term, borrowings to permit the payment of required dividends and meet the 90% distribution requirement.

If we fail to meet the 90% distribution requirement because of an adjustment to our taxable income by the IRS, we may be able to retroactively cure the failure by paying a deficiency dividend, as well as applicable interest and penalties, within a specified period.

Taxation as a REIT

If we qualify as a REIT, we generally will not be subject to federal corporate income tax to the extent we currently distribute our REIT taxable income to our shareholders. This treatment effectively eliminates the double taxation imposed on investments in most corporations. We generally will be taxed only on the portion of our taxable income which we retain, including any undistributed net capital gain, because we will be entitled to a deduction for dividends paid to shareholders during the taxable year. A dividends paid deduction is not available for dividends that are considered preferential within any given class of shares or as between classes except to the extent a class is entitled to a preference. We do not anticipate we will pay any preferential dividends.

Even as a REIT, we will be subject to tax in the following circumstances:

•	certain income or gain from foreclosure property will be taxed at the highest corporate rate;

•

a tax of 100% applies to any net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than sales of foreclosure property;

•

If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, in either case, multiplied by a fraction intended to reflect our profitability;

•	items of tax preference, excluding items specifically allocable to our shareholders, will be subject to the alternative minimum tax;

•

if we fail to distribute with respect to each calendar year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income from prior years, we would be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed; and

•

under regulations, we also may be taxed at the highest regular corporate tax rate on any built-in gain attributable to assets we acquire in tax-free corporate transactions, to the extent such built-in gain is recognized during the first ten years after we acquire the assets.

•	we will be subject to a 100% excise tax on transactions with a taxable REIT subsidiary that are not conducted on an arm’s-length basis.

•

In the event of a failure of any of the asset tests, other than a de minimis failure of the 5% asset test or the 10% vote or value test, as described below, as long as the failure was due to reasonable cause and not to willful neglect, we file a description of each asset that caused such failure with the IRS, and we dispose of such assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or the highest federal income tax rate then applicable to U.S. corporations (currently 35%) on the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

•

In the event we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

Failure to Qualify as a REIT

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests (for which the cure provisions are described above), we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure.

If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders. In fact, we would not be required to distribute any amounts to stockholders in that year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to stockholders would be taxable as dividend income. Subject to certain limitations, corporate stockholders might be eligible for the dividends received deduction and stockholders taxed at individual rates may be eligible for the reduced federal income tax rate of 15% through 2010 on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

As a result, our failure to qualify as a REIT during any taxable year could have a material adverse effect upon us and our shareholders. If we lose our REIT status, unless we are able to obtain relief, we will not be eligible to elect REIT status again until the fifth taxable year which begins after the taxable year during which our election was terminated.

Taxation of U.S. Shareholders

As used herein, the term “U.S. shareholder” means a holder of preferred or common shares who (for United States federal income tax purposes):

•	is a citizen or resident, as defined in Section 7701 of the Code, of the United States;

•

is a corporation, partnership, or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States or of any political subdivision thereof (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise);

•	is an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

is a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or a trust that has a valid election to be treated as a U.S. person in effect.

In general, distributions will be taxable to U.S. shareholders as ordinary income to the extent of our earnings and profits. Specifically, dividends and distributions will be treated as follows:

•

Dividends declared during the last quarter of a calendar year and actually paid during January of the immediately following calendar year generally are treated as if received by the U.S. shareholders on December 31 of the calendar year during which they were declared.

•

Distributions paid to U.S. shareholders will not constitute passive activity income, and as a result generally cannot be offset by losses from passive activities of a U.S. shareholder who is subject to the passive activity rules.

•

Distributions we designate as capital gains dividends generally will be taxed as long-term capital gains to U.S. shareholders to the extent that the distributions do not exceed our actual net capital gain for the taxable year. Corporate U.S. shareholders may be required to treat up to 20% of any capital gains dividends as ordinary income. Capital gain dividends, if any, will be allocated among different classes of shares in proportion to the allocation of earnings.

•

As long as we qualify as a REIT, distributions made to our U.S. shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income.

•

If we elect to retain and pay income tax on any net long-term capital gain, our U.S. shareholders would include in their income as long-term capital gain their proportionate share of net long-term capital gain. Our U.S. shareholders would receive a credit for the U.S. shareholder’s proportionate share of the tax paid by us on retained capital gains and an increase in basis in their shares in an amount equal to the difference between the undistributed long-term capital gains and the amount of tax we paid.

•	Any distributions we make, whether characterized as ordinary income or as capital gains, are not eligible for the dividends received deduction for corporations.

•	U.S. Shareholders are not permitted to deduct our losses or loss carry-forwards.

•	Foreign tax credits and our other tax attributes, if any, will generally not pass through to our shareholders.

The dividend and capital gains tax rate reductions provided in the Jobs and Growth Tax Relief Reconciliation Act of 2003 generally are effective for taxable years through December 31, 2010. It is unclear whether these rate reductions will be allowed to expire or extended beyond 2010. If extended unchanged beyond 2010, the 15% tax rate for qualified dividend income will apply to our ordinary REIT dividends (i) attributable to dividends received by us from non-REIT corporations, such as our taxable REIT subsidiary lessees, and (ii) to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a U.S. shareholder would need to hold our common shares for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our common shares become ex-dividend.

We may generate cash in excess of our net earnings. If we distribute cash to our U.S. shareholders in excess of our current and accumulated earnings and profits, other than as a capital gain dividend, the excess cash will be deemed to be a return of capital to each U.S. shareholder to the extent of the adjusted tax basis of the U.S. shareholder’s shares. Distributions in excess of the adjusted tax basis will be treated as gain from the sale or exchange of the shares. A U.S. shareholder who has received a distribution in excess of our current and accumulated earnings and profits may, upon the sale of the shares, realize a higher taxable gain or a smaller loss because the basis of the shares as reduced will be used for purposes of computing the amount of the gain or loss.

Generally, gain or loss realized by a U.S. shareholder upon the sale of shares will be reportable as capital gain or loss. If a shareholder receives a long-term capital gain dividend, or has included a share of our retained net long-term capital gain, as described above, and has held the shares for six months or less, any loss incurred on the sale or exchange of the shares is treated as a long-term capital loss to the extent of the corresponding long-term capital gain income received or included.

In any year in which we fail to qualify as a REIT, our U.S. shareholders generally will continue to be treated in the same fashion described above, except that none of our dividends will be eligible for treatment as capital gains dividends, corporate shareholders will qualify for the dividends received deduction, and the U.S. shareholders will not be required to report any share of our tax preference items.

Backup Withholding

We will report to our shareholders and the IRS the amount of dividends paid during each calendar year and the amount of tax withheld, if any. Under current law, if a shareholder is subject to backup withholding, we will be required to deduct and withhold from any dividends payable to that shareholder a tax of 28%. These rules may apply in the following circumstances:

•	when a shareholder fails to supply a correct taxpayer identification number;

•	when the IRS notifies us that the shareholder is subject to the rules or has furnished an incorrect taxpayer identification number; or

•	in the case of corporations or others within exempt categories, when they fail to demonstrate that fact when required.

A shareholder that does not provide a correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount withheld as backup withholding may be credited against the shareholder’s United States federal income tax liability. We also may be required to withhold a portion of capital gain distributions made to shareholders who fail to certify their non-foreign status.

The United States Treasury has issued final regulations regarding the withholding and information reporting rules discussed above. In general, the final regulations do not alter the substantive withholding and information reporting requirements but unify current certification procedures and clarify reliance standards. You should consult your own tax advisor concerning the adoption of the final withholding and information reporting regulations and their potential effect on your ownership of Units.

Taxation of Foreign Investors

The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders are complex. Prospective non-U.S. shareholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws with regard to an investment in Units, including any withholding and reporting requirements, as well as the tax treatment of an investment under the laws of their home country.

State and Local Taxes

We may be subject to state or local taxation in various state or local jurisdictions, including those in which we transact business. In addition, it is not clear that subsequent to December 31, 2000, all of the states have legislation similar to the federal legislation permitting taxable REIT subsidiaries. In those states where legislation similar to the federal legislation regarding taxable REIT subsidiaries is not in force, the state tax treatment will not conform to the federal treatment described above. If we were to transact business in a state whose tax laws do not conform to the Code, the rents received from Apple Ten Hospitality Management or its subsidiaries may be treated as related party rents with the result that for state income tax purposes we may not qualify as a REIT. In addition, our shareholders may also be subject to state or local taxation. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our securities.

ERISA CONSIDERATIONS

ERISA and the Internal Revenue Code impose requirements on Plans and Plan fiduciaries. The term “Plan” means an employee benefit plan, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA; a plan, as defined in section 4975(e)(1) of the Code, that is subject to Section 4975 of the Code, including individual retirement accounts and Keogh plans; and an entity whose underlying assets include plan assets by reason of a plan’s investment in that entity, including insurance company general accounts. A Plan fiduciary considering an investment in the Units should determine, among other factors, whether that investment is permitted under the governing Plan, is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio and is prudent considering the factors discussed in this prospectus.

ERISA and the Code prohibit various transactions involving the assets of a Plan and persons referred to as parties in interest under ERISA or disqualified persons under the Code. A prohibited transaction could subject disqualified persons to excise taxes and Plan fiduciaries to other liabilities, unless exemptive relief is available under an applicable statutory or administrative exemption. The administrative exemptions include Prohibited Transaction Class Exemption (“PTCE”) 96-23, for certain transactions effected by in-house asset managers, PTCE 95-60, for certain transactions involving insurance company general accounts, PTCE 91-38, for certain transactions involving bank collective investment funds, PTCE 90-1, for certain transactions involving insurance company pooled separate accounts, and PTCE 84-14, for certain transactions determined by independent qualified professional asset managers. A Plan fiduciary considering an investment in the Units should consider whether that investment might constitute a prohibited transaction under ERISA or the Code and whether exemptive relief is available.

A number of employee benefit plans, such as foreign plans, governmental plans, as defined in Section 3(32) of ERISA, and certain church plans, as defined in Section 3(33) of ERISA, are not subject to the restrictions of ERISA. As a result, assets of these plans may be invested in the Units without regard to the ERISA restrictions, subject to the provisions of any other applicable federal or state law. You should note, however, that any governmental plan or church plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code.

Prohibited Transaction Considerations

Treatment of REIT Assets as Plan Assets. A transaction involving the operation of the REIT might constitute a prohibited transaction under ERISA and the Code if assets of the REIT were deemed to be assets of an investing Plan. The United States Department of Labor has issued regulations, called the plan asset regulations, addressing whether the assets of a Plan would include the assets of an entity in which the Plan has invested for purposes of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. In general, under the plan asset regulations, when a Plan acquires an equity interest in an entity such as a REIT, the assets of the Plan include both the equity interest and an undivided interest in each of the underlying assets of the entity unless the exceptions set forth in the regulations apply. In general, an equity interest is defined under the plan asset regulations as any interest in an entity, other than an instrument that is treated as indebtedness under applicable local law and has no substantial equity features, and includes a beneficial interest in a trust.

If the assets of the REIT are deemed to be the assets of an investing Plan, any person who has discretionary authority or control with respect to the REIT assets, and any person who provides investment advice for a fee with respect to the REIT assets, will be a fiduciary of the investing Plan. This fiduciary status would increase the scope of activities that would constitute prohibited transactions under ERISA and the Code.

Exception for Real Estate Operating Company. The plan asset regulations provide an exception where a Plan acquires an interest in certain operating companies. In particular, when a Plan acquires an equity interest in a real estate operating company, the assets of the Plan will include the equity interest but not an undivided interest in the assets of the operating company. An entity is a real estate operating company for purposes of the plan asset regulations if (i) at least 50% of its assets are invested in real estate which is managed or developed and with respect to which such entity has the right to substantially participate in management or development activities, and (ii) such entity in the ordinary course of its business is engaged directly in real estate management or development activities. If an entity satisfies these requirements on the date it first makes a long-term investment (the “initial investment date”), or at any time during the entity’s first annual valuation period, it will be considered a real estate operating company for the entire period beginning on the initial investment date and ending on the last day of the first annual valuation period. Because we are a blind pool company (meaning that as of the date of this prospectus, we have not identified any properties to be acquired with the proceeds of our offering), we cannot assure you that it will be a real estate operating company within the meaning of the plan asset regulations.

Exception for Insignificant Participation by Benefit Plan Investors. The plan asset regulations provide that the assets of an entity such as the REIT will not be deemed to be the assets of an investing Plan if equity participation in the entity by benefit plan investors, such as employee benefit plans or individual retirement accounts, is not significant. An equity participation in an entity is not deemed to be significant if benefit plan investors hold less than 25% of the value of each class of equity interests in that entity. In calculating the value of a class of equity interests, the value of any equity interests held by us or any of our affiliates must be excluded. We cannot assure you that benefit plan investors will hold less than 25% of the value of each class of equity interests in the REIT.

Exception for Publicly Offered Securities. The plan asset regulations provide that the issuer of a publicly-offered security acquired by a Plan will not be deemed to hold Plan assets solely because of that acquisition. A publicly-offered security is a security that is “freely transferable,” part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another and either:

•	part of a class of securities registered under the Exchange Act; or

•

sold to the Plan as part of an offering of securities to the public under the Securities Act; provided, however, that the class of securities of which the security is a part must be registered under the Exchange Act within 120 days, or later if allowed by the SEC, after the end of the fiscal year of the issuer during which the offering of the securities to the public occurred.

The plan asset regulations further provide that whether a security is “freely transferable” is a factual question to be determined on the basis of all relevant facts and circumstances. The regulations provide that when a security is part of an offering in which the minimum investment is $10,000 or less, the existence of certain restrictions ordinarily will not, alone or in combination, affect the finding that the securities are freely transferable.

The Units offered are securities that will be registered under the Securities Act and are or will be registered under the Exchange Act. Furthermore, we believe that the restrictions imposed under our bylaws on the transfer of the Units are limited to the restrictions on transfer generally permitted under the plan asset regulation, and are not likely to result in the failure of the Units to be “freely transferable.” We also believe that the restrictions that apply to the Units held by us, or which may be derived from contractual arrangements requested by David Lerner Associates in connection with Units, are unlikely to result in the failure of the Units to be “freely transferable.” Nonetheless, no assurance can be given that the Department of Labor could not reach a contrary conclusion.

In addition, we cannot assure you that the Units will be held by 100 or more independent investors, and no monitoring or other measures will be taken to insure that this requirement of the publicly offered security exception will be satisfied. If the Units do not qualify as publicly offered securities under the plan asset regulations, the assets of the REIT may be deemed the assets of any Plan that invests in the Units. In that event, transactions involving the REIT and either parties in interest or disqualified persons with respect to an investing Plan might be prohibited under ERISA or the Code and could subject disqualified persons to excise taxes and impose other liabilities on Plan fiduciaries, unless exemptive relief is available under an applicable statutory or administrative exemption.

We suggest that Plan fiduciaries or other persons considering an investment in the Units on behalf of or with the assets of a Plan consult their own counsel regarding the consequences to the Plan of that investment, including the consequence to the Plan if the assets of the REIT were to become subject to the fiduciary and prohibited transaction rules of ERISA and the Code.

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value. When no fair market value of a particular asset is available, the fiduciary is to make a good faith determination of that asset’s “fair market value” assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.

Unless and until our Units are listed on a national securities exchange, it is not expected that a public market for the Units will develop. To date, neither the IRS nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the “fair market value” of our Units when the fair market value of our Units is not determined in an established marketplace.

The per Unit estimated market value is deemed by us to be the offering price of the Units, which is currently $10.50 per Unit and will increase to $11.00 per Unit if the minimum offering amount is achieved. This market valuation is supported by the fact that we are currently selling Units to the public through our best-efforts offering. However, there can be no assurance:

•	that the per Unit estimated market value could or will actually be realized by us or by shareholders upon liquidation,

•	that shareholders could realize this value if they were to attempt to sell their Units, or

•	that this value would comply with the ERISA or IRA requirements described above.

Additional Considerations for Insurance Company General Accounts

In John Hancock Mut. Life Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86 (1993), the United States Supreme Court held that, under some circumstances, assets held in an insurance company’s general account may be deemed to be assets of Plans that were issued policies supported by that general account.

The Small Business Job Protection Act of 1996 added a new section of ERISA relating to the status of the assets of insurance company general accounts under ERISA and the Code. This new section provides that assets underlying general account policies issued before December 31, 1998 will not be considered assets of a Plan to the extent the criteria set forth in DOL regulations are satisfied. This new section also requires the DOL to issue regulations establishing those criteria. On January 5, 2000, the DOL issued final regulations, called the general account regulations, for this purpose. The general account regulations became generally applicable July 5, 2001. The general account regulations provide that, when a Plan acquires a policy issued by an insurance company on or before December 31, 1998 which is supported by assets of the insurance company’s general account, the assets of the Plan will include the policy but not the underlying assets of the general account to the extent the requirements set forth in the general account regulations are satisfied. The general account regulations do not apply to any general account policies issued after December 31, 1998.

We suggest that Plan fiduciaries or other persons considering an investment in the Units on behalf of an insurance company general account consult their own counsel regarding the effect of the John Hancock decision and the general account regulations on that investment.

CAPITALIZATION

Our capitalization as of September 30, 2010, and as adjusted to reflect the issuance and sale of the Units offered assuming the minimum offering and maximum offering and after deducting anticipated offering expenses, selling commissions and the marketing expense allowance is as follows:

	Actual	As Adjusted
		Minimum Offering	Maximum Offering
Units; no par value; 10 Units issued, 9,523,810 and 182,251,082 Units issued as adjusted, respectively	$110	$88,500,000	$1,790,000,000
480,000 Series B convertible preferred shares issued	$48,000	$48,000	$48,000
Number of Units to be issued on conversion of 480,000 Series B convertible preferred shares(1)		443,141	11,602,099

(1)	Upon occurrence of certain events, the Series B convertible preferred shares are convertible into common shares. The events under which the Series B convertible preferred shares are convertible are described under “Principal and Management Shareholders.” The events under which the Series B convertible preferred shares are convertible do not include completion, by itself, of our offering as made by this prospectus, or completion, by itself, of any part of the offering. No additional consideration is due upon the conversion of the Series B convertible preferred shares into common shares.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We were organized on August 11, 2010 and have no significant operations to date. In addition, we currently own no properties. We intend to qualify as a REIT under the Internal Revenue Code.

Liquidity and Capital Resources

Our principal source of liquidity will be the proceeds of this offering and the cash flow generated from properties we will acquire and any short term investments. In addition, we may borrow funds, subject to the approval of our board of directors.

To fund start-up costs prior to receiving proceeds from this offering we have obtained an unsecured line of credit in a principal amount of $400,000. The lender is Bank of America. The line of credit bears interest based on LIBOR. Interest is payable monthly. Glade M. Knight, our chairman and chief executive officer, has guaranteed repayment of the line of credit. Mr. Knight did not receive any consideration in exchange for providing this guarantee. The maturity date of the line of credit is August 2011. We may prepay the line of credit without premium or penalty. We expect to repay this debt with proceeds from the sale of Units.

Before initial closing of the sale of the Units, we expect to incur up to approximately $400,000 in certain costs, including, among other items, $142,600 for a Commission filing fee, $75,500 for a FINRA filing fee, approximately $100,000 for state filing fees, approximately $100,000 for legal and accounting fees and approximately $10,000 for printing and related services. We expect that the aggregate amounts required by us before the initial closing of the sale of the Units will be less than $400,000 and, therefore, that we will not need to secure any sources of liquidity other than the unsecured line of credit from Bank of America.

Once we begin the offering and acquire properties, we anticipate that our cash flow from operations and the offering will be adequate to cover our operating expenses and to permit us to meet our anticipated liquidity requirements, including distribution requirements. As REIT’s are required to distribute substantially all of their earnings and profits annually, there may be distributions that include a return of capital. Additionally, due to the inherent delay between raising capital and investing that same capital in income producing real estate, a portion of distributions paid may be funded from our offering of Units. Earnings and profits is less than operating cash flow due to non-cash expenses such as depreciation. Inflation may increase our operating costs, including our costs on bank borrowings, if any. As of the date of this prospectus, we have no material commitments for capital expenditures.

If necessary, we will incur interim borrowings to supplement our liquidity needs. If we are unable to secure interim borrowings, it may limit our ability to purchase properties, and we may need to lower or suspend our distributions or suspend our Unit redemption program.

We intend to establish a working capital reserve of at least 0.5% of the proceeds from this offering. This reserve, in combination with income from our properties and short term investments, is anticipated to satisfy our liquidity requirements.

Critical Accounting Policies

The following contains a discussion of what we believe to be critical accounting policies. These items should be read to gain a further understanding of the principles used to prepare our financial statements. These principles include application of judgment; therefore, changes in judgments may have a significant impact on our reported results of operations and financial condition.

We account for acquisitions utilizing the purchase method, and accordingly, the results of the acquisition properties are included in our results of operations from the date of acquisition. Upon acquisition of real estate properties, the Company estimates the fair value of acquired tangible assets (consisting of land, land improvements, buildings and improvements) and identified intangible assets and liabilities, in-place leases and assumed debt based on evaluation of information and estimates available at that date. All transaction costs associated with the acquisitions of existing businesses, including title, legal, accounting and other related costs, as well as the brokerage commission paid to Apple Suites Realty Group, Inc. (“ASRG”), a related party 100% owned by Glade M. Knight, chairman and chief executive officer of the Company, are expensed as incurred. Determinations of fair values used in purchase price allocation is by its nature subjective and may have a significant impact on reported asset and liability balances in the consolidated balance sheets and in the reported amounts of depreciation expense and interest expense in the consolidated statements of operations.

Capitalization Policy

We consider expenditures to be capital in nature based on the following criteria: (1) for a single asset, the cost must be at least $500, including all normal and necessary costs to place the asset in service, and the useful life must be at least one year; (2) for group purchases of 10 or more identical assets, the unit cost for each asset must be at least $50, including all normal and necessary costs to place the asset in service, and the useful life must be at least one year; and (3) for major repairs to a single asset, the repair must be at least $2,500, and the useful life of the asset must be substantially extended. Most repair costs are considered routine repair and replacement costs and are expensed as incurred to property operating expenses.

Impairment Losses Policy

We record impairment losses on properties used in operations if indicators of impairment are present, and the sum of the undiscounted cash flows (cash inflows less associated cash outflows) estimated to be generated by the respective properties are less than the properties’ carrying amounts. Impairment losses are measured as the difference between the asset’s fair value, and its carrying value.

Start Up Costs

Start up costs are expensed as incurred.

Related Party Transactions

We will have significant transactions with related parties. These transactions cannot be construed to be arms length and the results of our operations may be different if these transactions were conducted with non-related parties.

We will contract with Apple Suites Realty to provide brokerage services for the acquisition and disposition of our real estate assets. In accordance with the contract, Apple Suites Realty is to be paid a fee of 2% of the gross purchase price of any acquisitions or 2% of the gross sale price of any dispositions of real estate investments, subject to certain conditions. The fees paid to Apple Suites Realty will be expensed as incurred.

We have negotiated an Advisory Agreement with Apple Ten Advisors to provide for management of us and our assets. We will pay to Apple Ten Advisors an annual fee ranging from 0.1% to 0.25% of total equity proceeds received by us, in addition to certain reimbursable expenses, for these services.

Apple Ten Advisors and Apple Suites Realty are 100% owned by Glade M. Knight. Apple Ten Advisors and Apple Suites Realty may purchase in the “best efforts” offering up to 2.5% of the total number of our shares sold in the “best efforts” offering, once the minimum offering is completed.

We issued 480,000 Series B convertible preferred shares to Glade M. Knight. The Series B convertible preferred shares were issued in exchange for payment of $0.10 per Series B convertible preferred share, or an aggregate of $48,000. There are no dividends payable on the Series B convertible preferred shares. On liquidation, the holder of the Series B convertible preferred shares will be entitled to a liquidation payment of $11 per share before any distributions of liquidation proceeds to holders of the common shares. However, the priority liquidation payment of the holder of the Series B convertible preferred shares is junior to the holders of the Series A preferred shares distribution rights. In the event that the liquidation of our assets results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred share, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares on an as converted basis.

Each holder of outstanding Series B convertible preferred shares has the right to convert any of such shares into common shares upon and for 180 days following the occurrence of any of the following conversion events:

•

substantially all of our assets, stock or business, is transferred through exchange, merger, consolidation, lease, share exchange or otherwise, other than a sale of assets in liquidation, dissolution or winding up of our business;

•

the termination or expiration without renewal of the Advisory Agreement, including the unlikely termination of the Advisory Agreement by Glade M. Knight, who, as the sole shareholder of the advisor, may terminate the agreement at any time, upon 60 days notice;

•	if we cease to use Apple Suites Realty to provide property acquisition and disposition services; or

•	our common shares are listed on any securities exchange or quotation system or in any established market.

The Series A preferred shares terminate on conversion of the Series B convertible preferred shares even if the value of any consideration received in the transaction resulting in conversion, or the value of our common shares at that time, is less than the $11.00 priority distribution on liquidation associated with the Series A preferred shares.

Upon the occurrence of any triggering event and for purposes of determining the liquidation payment due to the holder of a Series B convertible preferred share, each Series B convertible preferred share is convertible into a number of common shares based upon the gross proceeds raised through the date of conversion in the $2 billion offering made by this prospectus according to the following table:

Gross Proceeds Raised from Sales of Units through Date of Conversion	Number of Common Shares through Conversion of One Series B Convertible Preferred Share
$100 million	0.92321
$200 million	1.83239
$300 million	3.19885
$400 million	4.83721
$500 million	6.11068
$600 million	7.29150
$700 million	8.49719
$800 million	9.70287
$900 million	10.90855
$1 billion	12.11423
$1.1 billion	13.31991
$1.2 billion	14.52559
$1.3 billion	15.73128
$1.4 billion	16.93696
$1.5 billion	18.14264
$1.6 billion	19.34832
$1.7 billion	20.55400
$1.8 billion	21.75968
$1.9 billion	22.96537
$2 billion	24.17104

In the event that after raising gross proceeds of $2 billion, we raise additional gross proceeds in a subsequent public offering, each Series B convertible preferred share may be converted into an additional number of common shares based on the additional gross proceeds raised through the date of conversion in a subsequent public offering according to the following formula: (X/100 million) × 1.20568, where X is the additional gross proceeds rounded down to the nearest 100 million.

Upon the occurrence of any conversion event, the 480,000 Series B convertible preferred shares may be converted into a maximum of 11,602,099 common shares, based upon the gross proceeds raised through the date of conversion in this $2 billion offering made by our prospectus. In addition, upon conversion of the Series B convertible preferred shares into common shares, the Series A preferred shares will terminate and the priority distribution in liquidation associated with the Series A preferred shares will disappear. No additional consideration is due upon the conversion of the Series B convertible preferred shares.

Expense related to issuance of 480,000 Series B convertible preferred shares to Glade M. Knight will be recognized at such time when the number of common shares to be issued for conversion of the Series B shares can be reasonably estimated and the event triggering the conversion of the Series B shares to common shares occurs. The expense will be measured as the difference between the fair value of the common shares for which the Series B shares can be converted and the amounts paid for the Series B shares. Although the fair market value cannot be determined at this time, expense if the maximum offering is achieved could range from $0 to in excess of $127 million (assumes $11 per unit fair market value).

The reason the Series B convertible preferred shares were issued was to give Glade M. Knight a financial position between 4-6% of our outstanding Units as an incentive for working toward the completion of a successful offering. Even though the conversion rate varies from .92 to 24.17 depending upon the number of Units sold in this offering, Mr. Knight’s ownership position as a result of the Series B convertible preferred shares will remain relatively constant between 4-6% of the outstanding Units at any given time.

PLAN OF DISTRIBUTION

We are selling the Units using the service of David Lerner Associates as the managing dealer. David Lerner Associates is not affiliated with us. The Units are being offered on a “best efforts” basis, meaning that the managing dealer is not obligated to purchase any Units. No Units will be sold unless at least a minimum of 9,523,810 Units has been sold no later than one year after the date of this prospectus. None of our affiliates will purchase Units for the purpose of meeting the minimum offering amount. If the minimum offering of Units is not sold by that date, the offering will terminate and all funds deposited by investors into the interest-bearing escrow account will be promptly refunded in full, without deduction and with interest. We will not charge fees on funds returned if the minimum offering is not met. Branch Banking and Trust Company will act as escrow agent for the escrow account until the minimum offering of Units is sold. The address of the escrow agent is: Branch Banking and Trust Company, Corporate Trust Services, 223 West Nash Street, Wilson, North Carolina 27893. Unless and until the minimum offering amount is sold within the required time period of one year, all funds paid by investors will be transmitted to the escrow agent no later than noon of the next business day after receipt of such funds by the managing dealer, and otherwise in accordance with all applicable FINRA rules.

The Units are offered at $10.50 per unit until the minimum offering of $100,000,000 in Units is achieved and the minimum 9,523,810 Units have been sold. Thereafter, the Units will be offered at $11 per share.

Once the minimum offering of 9,523,810 Units is achieved, Glade M. Knight will purchase at least 18,182 Units at $11 per Unit from us. Following the issuance of the 18,182 Units, at a per Unit price of $11, Mr. Knight will have an initial capital investment of $200,002 in us (in addition to the $48,000 Mr. Knight paid for issuance of the Series B convertible preferred shares). Mr. Knight undertakes not to sell his Units (other than to an Affiliate, as defined in our bylaws) so long as he is an officer and director of us.

Neither prospective investors nor shareholders should assume that the per-Unit prices reflect the intrinsic or realizable value of the Units or otherwise reflect our value, earnings or other objective measures of worth. The increase in the per-Unit offering price from $10.50 to $11 once the minimum offering is achieved is also not based upon or reflective of any meaningful measure of our share value or in any increase in the share value. If we were to list the Units on a national securities exchange, the Unit price might drop below our shareholders’ original investment.

The offering of Units is expected to terminate when all Units offered by this prospectus have been sold or two years from the date hereof, unless extended by us for up to an additional year in order to achieve the maximum offering of 182,251,082 Units. The States of Colorado, Delaware, New York and Virginia will allow us to extend the offering without taking any further action. In all of the other states where we plan to sell the Units, we may be required to make certain filings, including the filing of new applications, with the state administrators, to extend the offering.

Purchasers will be sold Units at one or more closings. Following the sale of the minimum offering, additional closings will be held monthly during the offering period as orders are received. The final closing will be held shortly after the termination of the offering period or, if earlier, upon the sale of all the Units. It is expected that after the initial closing of the sale of the minimum offering, purchasers will be sold Units no later than the last day of the calendar month following the month in which their orders are received. Funds received during the offering but after the initial disbursement of funds will be held in purchasers’ accounts with David Lerner Associates until the next closing, and then disbursed to us.

In no event are we required to accept the subscription of any prospective investor, and no subscription shall become binding on us until a properly completed subscription agreement prepared and executed by the prospective investor has been accepted by our duly authorized representative, David Lerner Associates. By executing the subscription agreement, the investor is not waiving any rights under the Securities Act of 1933.

We intend to hold investors’ funds in escrow in an interest-bearing account with Branch Banking and Trust Company until the minimum offering of 9,523,810 Units is achieved and the initial closing has occurred. The account will pay interest to investors from the date the investors’ funds are received until the date of the initial closing. Branch Banking and Trust Company will remit the aggregate interest on escrowed funds to David Lerner Associates, and David Lerner Associates will pay the individual investors their interest. After the initial closing, investors’ funds will be held in each purchaser’s account with David Lerner Associates or other broker-dealers pending each applicable closing. Investors’ subscriptions will be revocable by written notice delivered to the escrow agent at least five days before the initial closing.

Each investor who desires to purchase Units will be required to complete and sign a Subscription Agreement in the form attached to this prospectus as Appendix A. In addition to requesting basic identifying information concerning the investor, such as his or her name and address, the number of Units subscribed for, and the manner in which ownership will be held, the Subscription Agreement requires the investor to make a series of representations to us set forth in paragraphs designated “(a)” through “(h).”

We ask for these representations to help us determine whether you have received the disclosure materials pertaining to the investment, meet certain suitability requirements we have established, and understand what you are investing in. Should a dispute later arise between you and us concerning matters that are the subject of any representation, we would expect to rely upon your making of that representation in the Subscription Agreement if you later claim that that representation is not correct.

We have established certain suitability standards in determining whether we should accept a subscription agreement from any purchaser. These suitability standards include those standards established by certain states where we plan to offer the Units. Except for the State of North Carolina and the State of Washington, each purchaser of Units must certify that he has either:

•	a minimum annual gross income of $45,000 and a net worth (exclusive of equity in home, home furnishings and personal automobiles) of at least $45,000, or

•	a net worth (similarly defined) of at least $150,000.

Each North Carolina or Washington purchaser must certify that he has either:

•	a minimum annual gross income of $70,000 and a net worth (similarly defined) of at least $70,000, or

•	a net worth (similarly defined) of at least $250,000.

Each California purchaser must certify that:

•	the purchaser has annual gross income of at least $75,000 with a net worth (similarly defined) of at least $150,000, or a net worth (similarly defined) of at least $250,000; and

•	units purchased do not exceed 10% of the purchaser’s net worth (similarly defined).

These standards impose minimum income and net worth standards which we believe are reasonable considering our planned business activities and the risks associated with a purchase of the Units. These risk factors include the potential income tax implications to purchasers, the lack of liquidity in the Units, potential variances in cash distributions to purchasers, our use of leverage, the financial condition of our sole promoter, Glade M. Knight, the relationship between Mr. Knight, Apple Ten Advisors and purchasers, past and potential future transactions between Mr. Knight, Apple Ten Advisors and us, and the risks generally inherent in the hotel and other income-producing real estate industry. See the discussion of “Risk Factors” beginning on page 13 of this prospectus.

No sale to a Virginia purchaser will be permitted to be completed until at least five business days after the Virginia purchaser receives a final copy of this prospectus, and the manager dealer will provide each Virginia purchaser with a written confirmation of his or her purchase.

We will require each purchaser to review and complete a Subscription Agreement in which he will represent that he meets the applicable suitability standards described above. The form of the Subscription Agreement is attached as Appendix A. We rely on the representations made by the purchaser in the Subscription Agreement in assuring adherence to these suitability standards by David Lerner Associates, Inc.

Set forth below is a brief summary of the nature of each representation in the lettered paragraphs of the Subscription Agreement. You should, however, carefully review the Subscription Agreement in its entirety.

(a) You acknowledge that you have received a copy of the prospectus and that you understand that your investment will be governed by the terms of that prospectus.

(b) You represent that you are of majority age and, therefore, can enter into a binding contract to purchase the Units.

(c) You represent that you have adequate financial resources, understand the financial risks of an investment in Units, and understand that there is no ready ability to sell or otherwise dispose of your investment in Units.

(d) You specifically represent that you either have a net worth (excluding home, furnishings and automobiles) of at least $45,000 (higher in certain states) and gross income of $45,000 (higher in certain states), or a net worth (with the same exclusions) of at least $150,000 (higher in certain states) and in the case of a California purchaser, the purchase of Units does not exceed 10% of your net worth (with the same exclusions). This representation helps us determine that your proposed investment is suitable for you based on your financial condition.

(e) If you are acting on behalf of an entity, you represent that you have authority to bind the entity.

(f) You represent that the taxpayer identification number (social security number in the case of an individual) provided is correct and that you are not subject to backup withholding. This representation allows us to make distributions to you without any requirement to withhold for income tax purposes.

(g) You understand that we have the right, in our sole discretion, to accept or reject your subscription for Units.

(h) You agree to settle by arbitration any controversy between you and your broker concerning the Subscription Agreement and the investment represented by the Subscription Agreement.

We intend to establish at a later date a dividend reinvestment plan, or DRIP, that will allow you to have your dividends otherwise distributable to you invested in additional Units.

Funds not invested in real properties may be invested by us only in:

(a) bank accounts, including savings accounts and bank money market accounts (as bank is defined in Section 3(a)(6) of the Securities Exchange Act of 1934) (including bank money market accounts managed by the escrow agent and its affiliates);

(b) short-term direct obligations of the United States of America or obligations the principal of and the interest on which are unconditionally guaranteed by the United States of America;

(c) short-term certificates of deposit issued by any bank (as defined in Section 3(a)(6) of the Securities Exchange Act of 1934) (including the escrow agent and its affiliates) located in the United States and having net worth of at least $50,000,000; or

(d) similar highly liquid investments to the extent permitted by applicable laws and regulations.

We will pay to David Lerner Associates selling commissions on all sales made in an amount equal to 7.5% of the purchase price of the Units or $0.7875 per Unit purchased at $10.50 per Unit and $0.825 per Unit purchased at $11 per Unit. We will also pay to David Lerner Associates a marketing expense allowance equal to 2.5% of the purchase price of the Units, as a non-accountable reimbursement for expenses incurred by it in connection with the offer and sale of the Units. The marketing expense allowance will equal $0.2625 per Unit purchased at $10.50 per Unit and $0.275 per Unit purchased at $11 per Unit. The maximum selling commission payable to David Lerner Associates is $150,000,000. The maximum marketing expense allowance payable to David Lerner Associates is $50,000,000. The selling commissions and marketing expense allowance are payable to David Lerner Associates at the times of the issuance of Units to purchasers.

The following table reflects the compensation payable to David Lerner Associates for the offer and sale of the Units (see “Compensation” on p. 35 for a further discussion of Compensation):

	Price To Public	Commissions	Marketing Expense Allowance
Per Unit Minimum offering	$10.50	$0.7875	$0.2625
Per Unit Maximum offering	$11.00	$0.8250	$0.2750
Total Minimum offering	$100,000,000	$7,500,000	$2,500,000
Total Maximum offering	$2,000,000,000	$150,000,000	$50,000,000

It is not expected that the managing dealer or other broker-dealers will purchase Units.

The agency agreement between us and David Lerner Associates permits David Lerner Associates to use the services of other broker-dealers in offering and selling the Units, subject to our approval. David Lerner Associates will pay the compensation owing to the broker-dealers out of the selling commissions or marketing expense allowance payable to it. Sales by the broker-dealers will be carried on in accordance with customary securities distribution procedures. David Lerner Associates may be deemed to be an “underwriter” for purposes of the Securities Act of 1933 in connection with this offering. Purchasers’ checks are to be made payable to David Lerner Associates unless the investor elects to use a portion of the proceeds in his or her David Lerner brokerage account. David Lerner Associates will forward to the escrow agent funds representing subscription payments by noon of the next business day following receipt by David Lerner Associates of the subscription payments.

David Lerner Associates is a member of the FINRA. Any other broker-dealers allowed to sell Units will be FINRA members. The maximum underwriting compensation that we will pay to David Lerner Associates or any other FINRA member firm will not exceed 10% of the gross proceeds of this offering. However, no commissions will be charged under the dividend reinvestment plan we plan to establish at a later date.

Purchasers are required to purchase a minimum of $5,000 in Units or $2,000 in Units for Plans. Existing Unit holders may purchase additional Units pursuant to procedures and minimum amounts established by David Lerner Associates. In addition, after the minimum offering is achieved, Apple Ten Advisors and Apple Suites Realty may purchase in this offering up to 2.5% of the total number of Units sold in the offering, on the same terms and conditions as the public. If Apple Ten Advisors and Apple Suites Realty purchase any Units, they will be permitted to vote on any matters submitted to a vote of holders of the common shares. Any purchase of Units in this offering by Apple Ten Advisors and Apple Suites Realty must be for investment, and not for resale or distribution. The Units described in this paragraph are exclusive of the Units which may be issued under our stock incentive plan.

There has been no previous market for any of our Units. The initial offering price for the Units is arbitrary and was determined on the basis of our proposed capitalization, market conditions and other relevant factors.

We have agreed to indemnify David Lerner Associates against a limited number of liabilities under the Securities Act. These liabilities include liabilities arising out of untrue statements of a material fact contained in this registration statement or arising out of the omission of a material fact required to be stated in this registration statement. We will also indemnify David Lerner Associates for losses from a breach of any warranties made by us in the agency agreement.

DESCRIPTION OF CAPITAL STOCK

The information set forth below is only a summary of the material terms of our common shares, Series A preferred shares, and Series B convertible preferred shares. You should refer to our articles of incorporation, and bylaws for a complete description of the common shares, the Series A preferred shares and the Series B convertible preferred shares.

Our authorized capital stock consists of:

•	400,000,000 common shares, no par value;

•	400,000,000 Series A preferred shares, no par value;

•	480,000 Series B convertible preferred shares, no par value; and

•	30,000,000 additional preferred shares.

As of the date of this prospectus, there were 10 common shares and accompanying Series A preferred share issued and outstanding and 480,000 Series B convertible preferred shares issued and outstanding. All 480,000 authorized Series B convertible preferred shares are held by Glade M. Knight.

Common Shares

Dividend and Distribution Rights

Our common shares have equal rights in connection with:

•	dividends;

•	distributions; and

•	liquidations.

If our board of directors determines, in its sole discretion, to declare a dividend, the right to a dividend is subject to the following restrictions:

•	the dividend rights of the common shares may be subordinate to any other of our shares ranking senior to the common shares; and

•	the amount of the dividend may be limited by law.

If we liquidate our assets or dissolve entirely, the holders of the common shares will share, on a pro rata basis, in the assets we are legally allowed to distribute. We must pay all of our known debts and liabilities or have made adequate provision for payment of these debts and liabilities before holders of common shares can share in our assets. Upon liquidation, the rights of the holders of the common shares will initially arise out of their rights as holders of the Series A preferred shares. In addition, in the event that the liquidation of our company results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the holders of the common shares and the holder of the Series B convertible preferred shares, on an as converted basis.

Holders of common shares do not have the right to convert or redeem their shares. In addition, they do not have rights to a sinking fund or to subscribe for any of our securities.

Voting Rights

Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders. The holders of common shares have exclusive voting power with respect to the election of directors, except as otherwise required by law or except as provided with respect to any other class or series of stock. There is no cumulative voting in the election of directors. Therefore the holders of a majority of the outstanding common shares can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.

Our articles state that a majority of common shares outstanding and entitled to vote on a matter may approve our company to take any of the following actions:

•	dissolve;

•	amend our charter or articles of incorporation;

•	merge;

•	sell all or substantially all of our assets; or

•	engage in a share exchange or similar transaction.

Our articles further provide that, subject to mandatory provisions of applicable laws, shareholders may vote on a proposal for our dissolution without the necessity for concurrence by our board of directors.

The transfer agent and registrar for the common shares will be Branch Banking and Trust Company.

Series A Preferred Shares

The Series A preferred shares have no voting rights and no conversion rights. In addition, the Series A preferred shares are not separately tradable from the common shares to which they relate. The only right associated with each Series A preferred share is a priority distribution upon the sale of our assets in liquidation, dissolution or winding up of our business. The priority distribution will be equal to $11.00 per Series A preferred share, and no more, before any distribution will be made to the holders of any other shares. Upon that distribution, the Series A preferred shares will have no other distribution rights. In the event we pay special dividends on our common shares, the amount of the $11.00 priority will be reduced by the amount of any special dividends approved by our board. In order to be a special dividend for this purpose, our board of directors must specifically designate the dividend as a special dividend which reduces the priority distribution to Series A preferred shares. We anticipate that we will not pay any Special Dividend from ordinary operating revenue.

The Series A preferred shares will terminate and have no liquidation preference or any other rights upon:

•	the conversion of the Series B convertible preferred shares into common shares, as described below; or

•	the reduction of the $11.00 priority distribution payment to zero as a result of the payment of one or more special dividends which aggregates $11.00.

Once the Series B convertible preferred shares are converted into common shares, a Unit holder will only hold common shares and will no longer have the priority distribution upon the sale of our assets in liquidation associated with the Series A preferred shares.

Series B Convertible Preferred Shares

Our authorized capital stock includes 480,000 Series B convertible preferred shares. Glade M. Knight is the sole holder of the Series B convertible preferred shares. There are no dividends payable on the Series B convertible preferred shares. Holders of more than two-thirds of the Series B convertible preferred shares must approve any proposed amendment to the articles of incorporation that would adversely affect the Series B convertible preferred shares.

Upon our liquidation, the holder of the Series B convertible preferred shares is entitled to a priority liquidation payment. However the priority liquidation payment of the holder of the Series B convertible preferred shares is junior to the holders of the Series A preferred shares distribution rights. The holder of a Series B convertible preferred share is entitled to a liquidation payment of $11 per number of common shares each Series B convertible preferred share would be convertible into according to the formula described below. In the event that the liquidation of our assets results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis.

The Series B convertible preferred shares are convertible into common shares upon and for 180 days following the occurrence of either of the following events:

•

substantially all of our assets, stock or business is sold or transferred through exchange, merger, consolidation, lease, share exchange, sale or otherwise, other than a sale of assets in liquidation, dissolution or winding up of our business;

•

the termination or expiration without renewal of the Advisory Agreement, including the unlikely termination of the Advisory Agreement by Glade M. Knight, who, as the sole shareholder of the advisor, may terminate the agreement at any time, upon 60 days notice;

•	if we cease to use Apple Suites Realty to provide property acquisition and disposition services; or

•	our common shares are listed on any securities exchange or quotation system or in any established market.

The Series A preferred shares terminate on conversion of the Series B convertible preferred shares even if the value of any consideration received in the transaction resulting in conversion, or the value of our common shares at that time, is less than the $11.00 priority distribution on liquidation associated with the Series A preferred shares.

Upon the occurrence of any triggering event and for purposes of determining the liquidation payment due to the holder of a Series B convertible preferred share, each Series B convertible preferred share is convertible into a number of common shares based upon the gross proceeds raised through the date of conversion in the $2 billion offering made by this prospectus according to the following table:

Gross Proceeds Raised from Sales of Units through Date of Conversion	Number of Common Shares through Conversion of One Series B Convertible Preferred Share
$100 million	0.92321
$200 million	1.83239
$300 million	3.19885
$400 million	4.83721
$500 million	6.11068
$600 million	7.29150

Gross Proceeds Raised from Sales of Units through Date of Conversion	Number of Common Shares through Conversion of One Series B Convertible Preferred Share
$700 million	8.49719
$800 million	9.70287
$900 million	10.90855
$1 billion	12.11423
$1.1 billion	13.31991
$1.2 billion	14.52559
$1.3 billion	15.73128
$1.4 billion	16.93696
$1.5 billion	18.14264
$1.6 billion	19.34832
$1.7 billion	20.55400
$1.8 billion	21.75968
$1.9 billion	22.96537
$2 billion	24.17104

In the event that after raising gross proceeds of $2 billion, we raise additional gross proceeds in a subsequent public offering, each Series B convertible preferred share may be converted into an additional number of common shares based on the additional gross proceeds raised through the date of conversion in a subsequent public offering according to the following formula: (X/100 million) × 1.20568, where X is the additional gross proceeds rounded down to the nearest 100 million.

No additional consideration is due upon the conversion of the Series B convertible preferred shares. The conversion into common shares of the Series B convertible preferred shares will result in dilution of the shareholders’ interests.

Glade M. Knight is our chairman of the board and chief executive officer. As chairman of our board, Mr. Knight will chair meetings of the board and vote with our other directors. As chief executive officer, Mr. Knight also has in-depth knowledge of our day-to-day operations. Even though Mr. Knight, as a board member and as our chief executive officer, can influence whether substantially all of our assets, stock or business is transferred, whether the Advisory Agreement is terminated or expired without renewal, or we cease to use Apple Suites Realty to provide property acquisition and disposition services or whether our common shares are listed or quoted, board approval is required for us to take any of these actions. Accordingly, Mr. Knight can influence both the conversion of the Series B convertible preferred shares issued to him and the resulting dilution of other shareholders.

Termination of the Advisory Agreement will result in conversion of the Series B convertible preferred shares and will entitle the Series B convertible preferred shares to dividend distributions and voting rights on an as converted basis. Upon the occurrence of any triggering event and for purposes of determining the liquidation payment due to the holder of Series B convertible preferred shares, the 480,000 Series B convertible preferred shares are convertible into a maximum of 11,602,099 common shares, based upon the gross proceeds raised through the date of conversion in the offering made by this $2 billion prospectus. The effect of the conversion of the Series B convertible preferred shares is that Glade M. Knight would own approximately 4.45% to 5.98% of the total number of common shares outstanding following the conversion in exchange for an aggregate payment $48,000.

The reason the Series B convertible preferred shares were issued was to give Glade M. Knight a financial position between 4-6% of our outstanding Units as an incentive for working toward the completion of a successful offering. Even though the conversion rate varies from 0.92 to 24.17 depending upon the number of Units sold in this offering, Mr. Knight’s ownership position as a result of the Series B convertible preferred shares will remain relatively constant between 4-6% of the outstanding Units at any given time.

Following the occurrence of an event permitting conversion of the Series B convertible preferred shares, we will disclose the conversion of the Series B convertible preferred shares (and the resulting termination of the Series A preferred shares and the termination of the priority distribution in liquidation associated with the Series A preferred shares) in a supplement to this prospectus (if this offering is then still continuing) and in a Report on Form 8-K (as required by law). We would also expect to notify our shareholders of the occurrence of the conversion of the Series B convertible preferred shares in our next quarterly or annual report sent to our shareholders, or, if we deem it appropriate, in a separate letter or notice mailed to our shareholders.

Preferred Shares

Our articles of incorporation authorize our issuance of up to 30 million additional preferred shares. No preferred shares other than the Series A preferred shares and the Series B convertible preferred shares have been issued.

We believe that the authorization to issue additional preferred shares benefit us and our shareholders by permitting flexibility in financing additional growth, giving us additional financing options in our corporate planning and in responding to developments in our business, including financing of additional acquisitions and other general corporate purposes. Having authorized preferred shares available for issuance in the future gives us the ability to respond to future developments and allow preferred shares to be issued without the expense and delay of a special shareholders’ meeting.

At present, we have no specific financing or acquisition plans involving the issuance of additional preferred shares and we do not propose to fix the characteristics of any series of preferred shares in anticipation of issuing preferred shares. We cannot now predict whether or to what extent, if any, additional preferred shares will be used or if so used what the characteristics of a particular series may be. Any issuance by us of any additional preferred shares (whether in a public or private offering) would be done by us in compliance with all applicable federal and state securities laws and regulations.

The voting rights and rights to distributions of the holders of common shares will be subject to the prior rights of the holders of any subsequently-issued preferred shares. Unless otherwise required by applicable law or regulation, the preferred shares would be issuable without further authorization by holders of the common shares and on such terms and for such consideration as may be determined by the board of directors. The preferred shares could be issued in one or more series having varying voting rights, redemption and conversion features, distribution (including liquidating distribution) rights and preferences, and other rights, including rights of approval of specified transactions. A series of preferred shares could be given rights that are superior to rights of holders of common shares and a series having preferential distribution rights could limit common share distributions and reduce the amount holders of common shares would otherwise receive on dissolution.

Restrictions On Transfer

To qualify as a REIT under the Internal Revenue Code, our shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. Further, not more than 50% of the value of our issued and outstanding shares may be owned, directly or indirectly, by five or fewer individuals or, in limited circumstances, entities such as qualified private pension plans, during the last half of a taxable year or during a proportionate part of a shorter taxable year.

Since our board of directors believes it is essential that we maintain our REIT status, our bylaws provide that no person may own or be deemed to own more than 9.8% of the issued and outstanding Units. The board may exempt a proposed transferee from this ownership limit. The board may require opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our status as a REIT.

Any acquisition or transfer of shares that would: (1) result in the common shares and any other stock being owned by fewer than 100 persons or (2) result in our being “closely-held” within the meaning of section 856(h) of the Code, will be null and void, and the intended transferee will acquire no rights to the shares. These restrictions on transferability and ownership will not apply if the board determines it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT and our articles are amended accordingly.

Any purported transfer of common shares or any other stock that would result in a person owning shares of capital stock in excess of the ownership limit will result in the transfer being declared null and void. The shares subject to the purported transfer will be considered to be “excess shares.” Under our bylaws, excess shares will be deemed to have been acquired and to be held on our behalf. The excess shares will not be considered to be outstanding for quorum and voting purposes. The excess shares will not be entitled to receive dividends or any other distributions. Any dividends or distributions paid to a purported transferee of excess shares prior to our discovery that the shares have been transferred in violation of our bylaws must be repaid to us upon demand.

Our bylaws provide that we may redeem any excess shares. The redemption price for any excess share will be equal to:

•	the price paid for the excess shares by the intended transferee; or

•	if no consideration was paid, the fair market value of the shares measured on the last business day prior to date on which we elect to redeem the excess shares.

Fair market value means the average daily closing price of a share if listed on a national securities exchange. If the shares are quoted on the NASD National Market System, fair market value will be the average of closing bid prices and closing asked prices. If there have been no sales or published bid and asked quotations with respect to the shares, the fair market value will be as determined in good faith by our board.

In addition, each shareholder shall, upon demand, be required to disclose in writing all information regarding the direct and indirect beneficial ownership of shares of capital stock as our board deems reasonably necessary to comply with the provisions of the Internal Revenue Code applicable to a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any compliance with those provisions or requirements.

These ownership limitations could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of shares of capital stock might receive a premium for their shares over the then-prevailing market price or which these holders might believe to be otherwise in their best interest.

Facilities for Transferring Common Shares

No public market for the Units currently exists. We do not plan to cause the common shares nor the Series A preferred shares to be listed on any securities exchange or quoted on any system or in any established market either immediately or at any definite time in the future. While we may cause the Units to be listed or quoted if our board of directors determines that action to be prudent, there can be no assurance that this event will ever occur. In addition, the Units are uncertificated securities, are not represented by stock certificates, and may be difficult to transfer. Prospective shareholders should view the Units as illiquid and must be prepared to hold their investment for an indefinite length of time.

Unit Redemption Program

Prior to the time that our Units may be listed on a national securities exchange, our shareholders who have held their Units for at least one year may receive the benefit of limited liquidity by presenting for redemption all or a portion of their Units to us at any time in accordance with the procedures outlined in this prospectus. At that time, we may, subject to the conditions and limitations described below, redeem the Units presented for redemption for cash to the extent that we have sufficient funds available to us to fund such redemption. If your redemption request is granted, you will receive the redemption amount within 30 days following the end of the quarter in which your redemption request is granted. We will not reject a request for redemption unless you have not held the units for one year or you have failed to fill out a redemption request form completely.

After you have held your Units for a minimum of one year, our Unit redemption program will provide an opportunity for you to redeem all or a portion of your Units, subject to certain restrictions and limitations, for a purchase price equal to: (1) for redemptions made during the first five (5) years from the date of your purchase of the Units to be redeemed, 92% of the price you paid for your Units to be redeemed, and (2) for redemptions made after the first five (5) years from the date of your purchase of the Units to be redeemed, 100% of the price you paid for your Units to be redeemed. In the case of redemption of Units following the death of all shareholders in one account, the purchase price will equal 100% of the price paid by the deceased shareholders for the Units.

In the event that you are redeeming all of your Units, Units purchased pursuant to our dividend reinvestment plan, which we plan to implement following the conclusion of this offering, may be excluded from the foregoing one-year holding period requirement, in the discretion of the board of directors. The board of directors reserves the right in its sole discretion at any time and from time to time to:

•

waive the one-year holding period in the event of the death of a shareholder, a shareholder’s disability or need for long-term care, other involuntary exigent circumstances such as bankruptcy, or a mandatory distribution requirement under a shareholder’s IRA;

•	reject any request for redemption;

•	change the purchase price for redemptions; or

•	otherwise amend the terms of, suspend or terminate our Unit redemption program.

Redemption of Units, when requested, will be made quarterly on a first-come, first-served basis. We will limit the number of Units redeemed pursuant to our Unit redemption program to the lesser of as follows: (1) during any 12-month period, we will not redeem in excess of three percent (3.0%) of the weighted average number of Units outstanding during the 12-month period immediately prior to the date of redemption; and (2) funding for the redemption of Units will come exclusively from the net proceeds we receive from the sale of Units under this offering or our dividend reinvestment plan which we plan to implement following the conclusion of the offering so that in no event will the aggregate amount of redemptions under our Unit redemption program exceed aggregate net proceeds received by us from the sale of Units (after commissions), pursuant to this offering or our dividend reinvestment plan.

If funds available for our Unit redemption program are not sufficient to accommodate all requests, Units will be redeemed on a first-come, first-served basis.

The board of directors, in its sole discretion, may choose to suspend or terminate the Unit redemption program or to reduce the number of Units purchased under the Unit redemption program if it determines the funds otherwise available to fund our Unit redemption program are needed for other purposes. If the board of directors amends, suspends or terminates the Unit redemption program or reduces the number of Units purchased under the Unit redemption program, we will provide shareholders with thirty (30) days advance written notice by means of either (1) an annual or quarterly report or (2) a separate mailing accompanied by disclosure in a current or periodic report under the Securities Exchange Act of 1934.

We cannot guarantee that the funds set aside for the Unit redemption program will be sufficient to accommodate all requests made in any year. If we do not have such funds available, at the time when redemption is requested, you can withdraw your request for redemption by submitting a written request to withdraw your request for redemption to David Lerner Associates. If no withdrawal is requested, we will honor your request at such time, if any, when sufficient funds become available. You may withdraw your request for redemption at any time up until the time at which units are redeemed.

In general, a shareholder or his or her estate, heir or beneficiary may present to us fewer than all of the Units then-owned for redemption, except that the minimum number of Units that must be presented for redemption shall be at least 10% of the holder’s Units.

A shareholder who wishes to have Units redeemed must mail or deliver to us a written request on a form provided by us and executed by the shareholder, its trustee or authorized agent. An estate, heir or beneficiary that wishes to have Units redeemed following the death of a shareholder must mail or deliver to us a written request on a form provided by us, including evidence acceptable to our board of directors of the death of the shareholder, and executed by the executor or executrix of the estate, the heir or beneficiary, or their trustee or authorized agent. A shareholder requesting the redemption of his Units due to a disability must mail or deliver to us a written request on a form provided by us, including the evidence acceptable to our board of directors of the shareholder’s disability. If the Units are to be redeemed under any conditions outlined herein, we will forward the documents necessary to effect the redemption, including any signature guaranty we may require.

The Unit redemption program is only intended to provide limited liquidity for shareholders until a secondary market develops for the Units. No such market presently exists, and we cannot assure you that any market for your Units will ever develop. If you redeem Units under the Unit redemption program, you will not be permitted to purchase additional Units in this offering for a period of one year from the date of redemption.

The Units we purchase under the Unit redemption program will be cancelled, and will have the status of authorized, but unissued shares. We will not reissue such Units unless they are first registered with the Securities and Exchange Commission under the Securities Act of 1933 and under appropriate state securities laws or otherwise issued in compliance with such laws.

In the unlikely event that the Series B convertible preferred shares are converted and there is no related liquidity event with respect to the Units, the Unit redemption program may be reformulated or modified by the board of directors at that time. Any such reformulation or modification by the board of directors may include a reduction in the redemption price.

We will not begin the Unit redemption program until the expiration of one year from the initial closing of this offering. If we terminate, suspend, reduce the scope of or otherwise change the Unit redemption program, we will disclose the changes in reports filed with the Commission. We also will send written notification to all of our shareholders reporting the change.

We intend to establish at a later date a dividend reinvestment plan, or DRIP, that will allow you to have your dividends otherwise distributable to you invested in additional Units. Once the DRIP is established, funding for the redemption of shares will come from the proceeds we receive from the sale of Units under our DRIP and this offering. At that time, subject to funds being available, we will limit the number of Units redeemed pursuant to our Unit redemption program to the lesser of as follows: during any 12-month period, we will not redeem in excess of three percent (3.0%) of the weighted average number of shares outstanding during the 12-month period immediately prior to the date of redemption; and funding for the redemption of shares will come exclusively from the proceeds we receive from the sale of shares under our dividend reinvestment plan and this offering provided that in no event will the aggregate amount of redemptions under our Unit redemption program exceed aggregate proceeds received from the sale of shares pursuant to our dividend reinvestment plan and this offering. Notwithstanding the foregoing, we may consider other sources of funding other than the DRIP and this offering to fund the redemption of shares under the Unit redemption program. No commissions will be charged under the dividend reinvestment plan established by us.

SUMMARY OF ORGANIZATIONAL DOCUMENTS

The following is a summary of the material provisions of our articles of incorporation and bylaws, some of which may be described or referred to elsewhere in this prospectus. Neither this summary nor the descriptions appearing elsewhere in this prospectus purport to be, or should be considered, a complete statement of the terms and conditions of the articles of incorporation or bylaws or any specific provision thereof. The articles of incorporation and bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

Board of Directors

The board of directors, subject to specific limitations in the articles of incorporation and those imposed by law, has full, exclusive, and absolute power, control and authority over our property and business. The board of directors, without approval of the shareholders, may alter our investment policies in view of changes in economic circumstances and other relevant factors, subject to the investment restrictions set forth in the bylaws.

A director may be removed if the director is declared of unsound mind by an order of court or if the director has pled guilty to or been convicted of a felony involving moral turpitude. In addition, a director may be removed (1) for cause by the vote or written consent of all directors other than the director whose removal is being considered, or (2) with or without cause at a special meeting of the shareholders by vote of a majority of the outstanding common shares. “For cause” is defined as willful violations of the articles of incorporation or bylaws, or gross negligence in the performance of a director’s duties. Any vacancies in the office of director may be filled by a majority of the directors continuing in office or at a special meeting of shareholders by vote of a majority of the common shares present at a meeting at which there is a quorum. Any director so elected shall hold office for the remainder of his predecessor’s term. The number of directors shall not be less than three nor more than 15, except that before initial closing, there will be a minimum of one director. At the time of initial closing, there will be three directors. The holders of the common shares are entitled to vote on the election or removal of the board of directors, with each common share entitled to one vote.

The board of directors is empowered to fix the compensation of all officers and the board of directors. Under the bylaws, directors may receive reasonable compensation for their services as directors and officers and reimbursement of their expenses, and we may pay a director such compensation for special services, including legal and accounting services, as the board of directors deems reasonable. The board of directors may delegate some of its powers to one or more committees, each comprised of at least two directors.

Responsibility of Board of Directors, Officers and Employees

Virginia law permits a Virginia corporation to include in its articles of incorporation a provision limiting the liability of its directors and officers to the corporation and its shareholders for money damages. Our articles of incorporation contain a provision which eliminates such liability for officers and for a director if such director meets all requirements for indemnification.

Our articles of incorporation obligate us to indemnify any person who is made a party to, or is threatened to be made a party to, any proceeding by reason of:

•	his or her service as a present or former director or officer of us, or

•

his or her service as a present or former director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise, while a director or officer of ours and serving in such capacity at our request.

The indemnification provided for in our articles of incorporation shall include reasonable expenses (including reasonable legal expenses) and other costs and shall be paid or reimbursed by us in advance of the final disposition of any such proceeding, if certain conditions outlined in our articles are satisfied.

Under Virginia law, unless its articles of incorporation provide otherwise, a corporation is required to indemnify a director or officer who entirely prevails in the defense of any proceeding to which the director or officer was a party because he or she is or was a director or officer of the corporation, against reasonable expenses incurred by him or her in connection with the proceeding. Our articles do not provide otherwise.

Our articles of incorporation limit our indemnification of our directors and provide that we will provide indemnification only if all of the following conditions have been met:

•	the indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	the indemnitee was acting on our behalf or performing services for us;

•

the liability or loss was not the result of negligence or misconduct, if the indemnitee is a director other than an independent director, or gross negligence or willful misconduct, if the indemnitee is an independent director; and

•	any indemnification is only recoverable out of our net assets and not from shareholders.

In addition, we will not provide indemnification of a director for any liability, loss or expense arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the indemnitee;

•	the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or

•

a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, after having been advised of the position of the Commission and the published position of any state securities regulatory authority as to indemnification for violations of securities laws.

Also, our articles of incorporation limit our advancement of funds to our directors for reasonable legal expenses and other costs incurred, and provide that we will only advance funds if all of the following conditions have been met:

•	the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of us;

•

the legal proceeding was initiated by a third party who is not a shareholder or, if by a shareholder of ours acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and

•

the indemnitee provides us with a written agreement to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that the indemnitee did not comply with the requisite standard of conduct and is not entitled to indemnification.

The exculpation and indemnification provisions in the articles of incorporation have been adopted to help induce the beneficiaries of these provisions to agree to serve on our behalf by providing a degree of protection from liability for alleged mistakes in making decisions and taking actions. The exculpation and indemnification provisions have been adopted, in part, in response to a perceived increase generally in shareholders’ litigation alleging director and officer misconduct. The exculpation and indemnification provisions in the articles of incorporation may result in a shareholder or our company having a more limited right of action against a director than he or it would otherwise have had in the absence of the provisions. Conversely, the presence of these provisions may have the effect of conferring greater discretion upon the directors in making decisions and taking actions with respect to us.

Issuance of Securities

Subject to the number of shares authorized in the articles of incorporation, the board of directors may in its discretion issue additional common shares, preferred shares, or other equity or debt securities, including options, warrants and other rights, on such terms and for such consideration as it may deem advisable. The board of directors may, in its sole discretion, issue shares of stock or other equity or debt securities, (1) to persons from whom we acquire property, as part or all of the purchase price of the property, or (2) to Apple Ten Advisors and Apple Suites Realty in lieu of cash payments required under the Advisory Agreement or other contract or obligation. The board of directors, in its sole discretion, may determine the value of any shares or other equity or debt securities issued in consideration of property or services provided, or to be provided, to us, except that while Units are offered by us to the public, the public offering price of the Units shall be deemed their value.

We have adopted a stock incentive plan for the benefit of our directors.

Our authorized capital stock includes 480,000 Series B convertible preferred shares. Glade M. Knight is the sole holder of the Series B convertible preferred shares. There are no dividends payable on the Series B convertible preferred shares. Holders of more than two-thirds of the Series B convertible preferred shares must approve any proposed amendment to the articles of incorporation that would adversely affect the Series B convertible preferred shares.

Upon our liquidation, the holder of the Series B convertible preferred shares is entitled to a priority liquidation payment. However the priority liquidation payment of the holder of the Series B convertible preferred shares is junior to the holders of the Series A preferred shares distribution rights. The holder of a Series B convertible preferred share is entitled to a liquidation payment of $11 per number of common shares each Series B convertible preferred share would be convertible into according to the formula described below. In the event that the liquidation of our assets results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis.

The Series B convertible preferred shares are convertible into common shares upon and for 180 days following the occurrence of either of the following events:

•

substantially all of our assets, stock or business is sold or transferred through exchange, merger, consolidation, lease, share exchange, sale or otherwise, other than a sale of assets in liquidation, dissolution or winding up of our business;

•

the termination or expiration without renewal of the Advisory Agreement, including the unlikely termination of the Advisory Agreement by Glade M. Knight, who, as the sole shareholder of the advisor, may terminate the agreement at any time, upon 60 days notice;

•	if we cease to use Apple Suites Realty to provide property acquisition and disposition services; or

•	our common shares are listed on any securities exchange or quotation system or in any established market.

The Series A preferred shares terminate on conversion of the Series B convertible preferred shares even if the value of any consideration received in the transaction resulting in conversion, or the value of our common shares at that time, is less than the $11.00 priority distribution on liquidation associated with the Series A preferred shares.

Upon the occurrence of any triggering event and for purposes of determining the liquidation payment due to the holder of a Series B convertible preferred share, each Series B convertible preferred share is convertible into a number of common shares based upon the gross proceeds raised through the date of conversion in the $2 billion offering made by this prospectus according to the following table:

Gross Proceeds Raised from Sales of Units through Date of Conversion	Number of Common Shares through Conversion of One Series B Convertible Preferred Share
$100 million	0.92321
$200 million	1.83239
$300 million	3.19885
$400 million	4.83721
$500 million	6.11068
$600 million	7.29150
$700 million	8.49719
$800 million	9.70287
$900 million	10.90855
$1 billion	12.11423
$1.1 billion	13.31991
$1.2 billion	14.52559
$1.3 billion	15.73128
$1.4 billion	16.93696
$1.5 billion	18.14264
$1.6 billion	19.34832
$1.7 billion	20.55400
$1.8 billion	21.75968
$1.9 billion	22.96537
$2 billion	24.17104

In the event that after raising gross proceeds of $2 billion, we raise additional gross proceeds in a subsequent public offering, each Series B convertible preferred share may be converted into an additional number of common shares based on the additional gross proceeds raised through the date of conversion in a subsequent public offering according to the following formula: (X/100 million) × 1.20568, where X is the additional gross proceeds rounded down to the nearest 100 million.

No additional consideration is due upon the conversion of the Series B convertible preferred shares. The conversion into common shares of the Series B convertible preferred shares will result in dilution of the shareholders’ interests.

Glade M. Knight, as our chief executive officer, can influence whether substantially all of our assets, stock or business is transferred, whether the Advisory Agreement is terminated or expired without renewal or if we cease to use Apple Ten Advisors to provide property acquisition and disposition services or whether our common shares are listed or quoted. Accordingly, Mr. Knight can influence both the conversion of the Series B convertible preferred shares issued to him and the resulting dilution of other shareholders.

Termination of the Advisory Agreement will result in conversion of the Series B convertible preferred shares and will entitle the Series B convertible preferred shares to dividend distributions and voting rights on an as converted basis. Upon the occurrence of any triggering event and for purposes of determining the liquidation payment due to the holder of Series B convertible preferred shares, the 480,000 Series B convertible preferred shares are convertible into a maximum of 11,602,099 common shares, based upon the gross proceeds raised through the date of conversion in the offering made by this $2 billion prospectus. The effect of the conversion of the Series B convertible preferred shares is that Glade M. Knight would own approximately 4.45% to 5.98% of the total number of common shares outstanding following the conversion in exchange for an aggregate payment $48,000.

No additional consideration is due upon the conversion of the Series B convertible preferred shares. The conversion into common shares of the Series B convertible preferred shares will result in dilution of the shareholders’ interests.

Redemption and Restrictions on Transfer

For us to qualify as a REIT under the Internal Revenue Code, not more than 50% of the value of our outstanding shares may be owned directly or indirectly by five or fewer individuals during the last half of any year other than the first year, and after the first year all shares must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. As a means of attempting to ensure compliance with these requirements, the bylaws provide that we may prohibit any person from directly or indirectly acquiring ownership, beneficial or otherwise, of more than 9.8% of the issued and outstanding Units.

Amendment

The articles of incorporation and the bylaws may be amended or altered or we may be dissolved by the affirmative vote of the holders of a majority of the outstanding common shares, with each shareholder entitled to cast one vote per common share held. Our articles and bylaws may not be amended unless approved by the vote of the holders of a majority of the common shares except that the directors may amend the bylaws if they determine the amendment to be necessary to comply with the REIT provisions of the Internal Revenue Code or other applicable laws and regulations or the requirements of any state securities regulator or similar official. The bylaws can also be amended by the board of directors to: correct any ambiguity in the bylaws or resolve inconsistencies between the bylaws and the articles; make changes that are not materially adverse to the rights of shareholders; or allow us to take any action or fulfill any obligation which we are legally obligated or permitted to take. No amendment that would change any rights with respect to any outstanding common shares, or diminish or eliminate any voting rights pertaining thereto, may be made unless approved by the vote of the holders of two-thirds of the outstanding common shares so affected.

Shareholder Liability

The holders of our Units shall not be liable personally on account of any of our obligations.

Restrictions on Roll-Up Transactions

In accordance with our articles of incorporation, in connection with any proposed transaction considered a “roll-up transaction” (as defined below) involving us and the issuance of only securities of an entity that would be created or would survive after the successful completion of the roll-up transaction, an appraisal of all of our assets shall be obtained from a competent independent appraiser. If the appraisal will be included in a prospectus used to offer the securities of a roll-up entity, the appraisal will be filed with the Commission and the states as an exhibit to the registration statement for the offering. The assets will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of the assets as of a date immediately prior to the announcement of the proposed roll-up transaction. The appraisal will assume an orderly liquidation of the assets over a 12-month period. The terms of the engagement of the independent appraiser will clearly state that the engagement is for our benefit and the benefit of our shareholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to shareholders in connection with any proposed roll-up transaction.

A “roll-up transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of only securities of another entity, or a roll-up entity, that would be created or would survive after the successful completion of such transaction. The term roll-up transaction does not include:

•	a transaction involving our securities that have been for at least 12 months listed on a national securities exchange; or

•	a transaction involving our conversion to a corporate, trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: common shareholder voting rights; the term of our existence; compensation to our advisor; or our investment objectives.

In connection with a proposed roll-up transaction, the person sponsoring the roll-up transaction must offer to common shareholders who vote “no” on the proposal the choice of:

(1) accepting the securities of a roll-up entity offered in the proposed roll-up transaction; or

(2) one of the following:

(a) remaining as our shareholders and preserving their interests in us on the same terms and conditions as existed previously; or

(b) receiving cash in an amount equal to the shareholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed roll-up transaction:

•

that would result in the common shareholders having voting rights in a roll-up entity that are less than those provided in specified sections of our articles of incorporation or bylaws, including rights with respect to the election of directors, annual and special meetings, amendment of our articles of incorporation and our dissolution;

•

that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of the roll-up entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the roll-up entity on the basis of the number of shares held by that investor;

•	in which investor’s rights to access of records of the roll-up entity will be less than those described in specific sections of our bylaws, or

•	in which any of the costs of the roll-up transaction would be borne by us if the roll-up transaction is rejected by the shareholders.

Antitakeover Provisions

Our bylaws contain restrictions on stock ownership that may discourage or preclude third parties from making acquisition proposals. These same antitakeover provisions may also impede our shareholders’ ability to change our management.

In order to maintain our qualification as a REIT, no more than 50% in value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals or entities. As a result, our bylaws prohibit ownership, either directly or indirectly, of more than 9.8% of the outstanding Units by any shareholder. Our board may waive this ownership limitation on a case-by-case basis, but has no obligation to do so. As a result, without our board’s approval, no person may acquire more than 9.8% of our outstanding Units, limiting a third-party’s ability to acquire control of us.

Our articles of incorporation authorize the board, without shareholder approval, to issue up to 30,000,000 preferred shares and to establish the preference and rights of those shares. These preferred shares would be in addition to the Series A preferred shares and Series B convertible preferred shares. Thus, our board could create a new class of preferred shares with voting or other rights senior to any existing class of stock. These rights could be structured and implemented in a manner that could delay or prevent a change in control even if a change were in our shareholders’ best interest. Rights of this type are sometimes referred to as a “poison pill.”

Under our bylaws, the number of our directors can be as few as three or as many as 15, as determined by our board. Thus, our board may increase the number of directors and, under our bylaws, the newly-created directorships resulting from an increase in the size of the board may be filled by the existing directors. As a result, if faced with an attempt to take control of our board, our directors could increase the size of the board and install directors opposed to the takeover attempt. Similarly, the directors could install additional directors to oppose directors elected by shareholders seeking to change our management policies, objectives or other matters.

Our bylaws also require that a shareholder who desires to nominate a candidate for election to the board of directors, or to raise new or additional business at an annual or special meeting of shareholders, comply with a number of procedural conditions and requirements described in the bylaws. These conditions and requirements could as a practical matter make it more difficult for a shareholder to nominate a candidate for election to the board or to raise business matters at a meeting of shareholders.

Virginia Antitakeover Statutes

The Virginia Stock Corporation Act contains several provisions relating to transactions with interested shareholders (i.e., holders of more than 10% of any class of a corporation’s outstanding voting shares). Specified transactions between a corporation and an interested shareholder are referred to as affiliated transactions. The Virginia Stock Corporation Act requires that certain affiliated transactions must be approved by at least two-thirds of the shareholders not including the interested shareholder. Affiliated transactions requiring this two-thirds approval include mergers, share exchanges, material dispositions of corporate assets outside the ordinary course of business, dissolution proposed by or on behalf of the interested shareholder or any reclassification of securities or merger of the corporation with any of its subsidiaries which increases the percentage of voting shares owned by an interested shareholder by more than five percent.

For three years following the time that a shareholder becomes an interested shareholder, a Virginia corporation cannot engage in an affiliated transaction with the interested shareholder without the approval of two-thirds of the disinterested voting shares and a majority of the disinterested directors. A disinterested director is a director who was a director on the date on which an interested shareholder became an interested shareholder or was recommended for election or elected by a majority of the disinterested directors then on the board. After three years, the approval of the disinterested directors is no longer required.

The provisions of the Virginia Stock Corporation Act relating to an affiliated transaction do not apply if a majority of disinterested directors approve the acquisition of shares making a person an interested shareholder.

The Virginia Stock Corporation Act permits corporations to opt out of the affiliated transactions provisions. We have not opted out.

The Virginia Stock Corporation Act also contains provisions regarding certain control share acquisitions, which are transactions causing the voting strength of shares of any person acquiring beneficial ownership of shares of a public corporation in Virginia to meet or exceed certain threshold voting percentages (20%, 33 1/3%, or 50%) of the total votes entitled to be cast for the election of directors. Shares acquired in a control share acquisition have no voting rights unless the voting rights are granted by a majority vote of all outstanding shares other than those held by the acquiring person or any officer or employee-director of the corporation. The acquiring person may require that a special meeting of the shareholders be held to consider the grant of voting rights to the shares acquired in the control share acquisition.

The Virginia Stock Corporation Act permits corporations to opt out of the control share acquisition provisions. We have not opted out.

SALES LITERATURE

The offering is made only by means of this prospectus. We have not authorized the use of any other supplemental literature in connection with the offering.

REPORTS TO SHAREHOLDERS

Financial information contained in all reports to shareholders will be prepared in accordance with generally accepted accounting principles. The annual report, which will contain financial statements audited by a nationally recognized accounting firm, will be furnished within 120 days following the close of each fiscal year. The annual report will contain a complete statement of compensation and fees paid or accrued by us to Apple Ten Advisors and Apple Suites Realty together with a description of any new agreements. Under the bylaws, we are also obligated to send to our shareholders quarterly reports after the end of the first three calendar quarters of each year. Quarterly reports will include unaudited financial statements prepared in accordance with generally accepted accounting principles. The shareholders also have the right under applicable law to obtain other information about us.

LEGAL MATTERS

The validity of the Units offered by this prospectus will be passed upon for us by McGuireWoods LLP, Richmond, Virginia. McGuireWoods LLP will also pass upon specified matters relating to federal income tax considerations.

EXPERTS

The consolidated balance sheet of Apple REIT Ten, Inc. as of August 13, 2010 (initial capitalization), appearing in this Prospectus and Registration Statement has been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and is included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

EXPERIENCE OF PRIOR PROGRAMS

The tables following this introduction set forth information with respect to certain of the prior real estate programs sponsored by Glade M. Knight, who is sometimes referred to as the “prior program sponsor.” These tables provide information for use in evaluating the programs, the results of the operations of the programs, and compensation paid by the programs. Information in the tables is current as of December 31, 2009. The tables are furnished solely to provide prospective investors with information concerning the past performance of entities formed by Glade M. Knight. Regulatory filings and annual reports of, Apple REIT Nine, Apple REIT Eight, Apple REIT Seven, Apple REIT Six, Apple Hospitality Five and Apple Hospitality Two will be provided upon request for no cost (except for exhibits, for which there is a minimal charge). In addition, Part II of our registration statement contains detailed information on the property acquisitions of Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine and is available without charge upon request of any investor or prospective investor. Please send all requests to Apple REIT Ten, Inc., 814 East Main Street, Richmond, VA 23219, Attn: Kelly Clarke; telephone: 804-344-8121.

In the five years ending December 31, 2009, Glade M. Knight sponsored only, Apple Hospitality Two, Apple Hospitality Five, Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine, which have investment objectives similar to ours. Apple Hospitality Two, Apple Hospitality Five, Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine were formed to invest in existing residential rental properties and/or extended-stay and select-service hotels and possibly other properties for the purpose of providing regular monthly or quarterly distributions to shareholders and the possibility of long-term appreciation in the value of properties and shares.

On May 23, 2007, Apple Hospitality Two merged with and into an affiliate managed by ING Clarion Partners, LLC. Pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of February 15, 2007, upon the completion of the merger, the separate corporate existence of Apple Hospitality Two ceased. Each shareholder of Apple Hospitality Two received approximately $11.20 for each outstanding unit (consisting of one common share together with one Series A preferred share).

On October 5, 2007, Apple Hospitality Five merged with and into a subsidiary of Inland American Real Estate Trust, Inc. Pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of July 25, 2007, upon the completion of the merger, the separate corporate existence of Apple Hospitality Five ceased. Each shareholder of Apple Hospitality Five received approximately $14.05 for each outstanding unit (consisting of one common share together with one Series A preferred share).

The information in the following tables should not be considered as indicative of our capitalization or operations. Also past performance of prior programs is not necessarily indicative of our future results. Purchasers of units offered by our offering will not have any interest in the entities referred to in the following tables or in any of the properties owned by those entities as a result of the acquisition of Units in us.

See, “Apple Ten Advisors and Apple Suites Realty—Prior Performance of Programs Sponsored by Glade M. Knight” in the prospectus for additional information on certain prior real estate programs sponsored by Mr. Knight, including a description of the investment objectives which are deemed by Mr. Knight to be similar and dissimilar to ours.

The following tables use certain financial terms. The following paragraphs briefly describe the meanings of these terms.

•	“Acquisition Costs” means fees related to the purchase of property, cash down payments, acquisition fees, and legal and other costs related to property acquisitions.

•

“Cash Generated From Operations” means the excess (or the deficiency in the case of a negative number) of operating cash receipts, including interest on investments, over operating cash expenditures, including debt service payments.

•	“GAAP” refers to “Generally Accepted Accounting Principles” in the United States.

•	“Recapture” means the portion of taxable income from property sales or other dispositions that is taxed as ordinary income.

•	“Reserves” refers to offering proceeds designated for repairs and renovations to properties and offering proceeds not committed for expenditure and held for potential unforeseen cash requirements.

•	“Return of Capital” refers to distributions to investors in excess of net income.

TABLE I: EXPERIENCE IN RAISING AND INVESTING FUNDS

Table I presents a summary of the funds raised and the use of those funds by Apple REIT Eight and Apple REIT Seven, whose investment objectives are similar to those of Apple REIT Ten, and whose offering closed within the three years ending December 31, 2009.

	Apple REIT Eight	Apple REIT Seven
Dollar Amount Offered	$1,000,000,000	$1,000,000,000
Dollar Amount Raised	1,000,000,000	1,000,000,000
Dollar Amount Raised as % of Total Offering	100%	100%
LESS OFFERING EXPENSES:
Selling Commissions and Discounts	10.00%	10.00%
Organizational Expenses	0.15%	0.19%
Other	0.00%	0.00%
Reserves	0.50%	0.50%
Percent Available from Investment	89.35%	89.31%
ACQUISITON COSTS:
Prepaid items and fees to purchase property(1)	87.23%	87.16%
Cash down payment	0.00%	0.00%
Acquisition fees(2)	2.00%	2.00%
Acquisition related reimbursement of employee payroll and benefits and overhead costs(3)	0.12%	0.15%
Other	0.00%	0.00%
Total Acquisition Costs	89.35%	89.31%
Percentage Leverage (excluding unsecured debt)	12.89%	11.06%
Date Offering Began	July 2007	March 2006
Length of offering (in months)	9	17
Months to invest 90% of amount available for investment (measured from beginning of offering)	11	22

(1)	This line item includes the contracted purchase price plus any additional closing costs such as transfer taxes, title insurance and legal fees.

(2)	Substantially all of the acquisition fees were paid to the sponsor or affiliates of the sponsor. The acquisition fees include real estate commissions paid on the acquisition.

(3)

Represents payroll and benefits expenses and other overhead expenses either directly incurred, or reimbursements to Apple Fund Management (a subsidiary of Apple REIT Six and indirectly controlled by the Prior Performance Sponsor) or a prior related REIT organized and indirectly controlled by the Prior Program Sponsor. Generally Accepted Accounting Principles (“GAAP”) require these amounts to be expensed in the Companies’ statements of operations as incurred. Therefore the amounts reflected in this schedule are not intended to reflect the basis of properties acquired in accordance with GAAP.

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results.

Purchasers of Units in our offering will own no interest in these prior programs.

TABLE II: COMPENSATION TO SPONSOR AND ITS AFFILIATES

Table II summarizes the compensation paid to the Prior Program Sponsor and its Affiliates (i) by programs organized by it and closed within three years ended December 31, 2009, and (ii) by all other programs during the three years ended December 31, 2009.

	Apple REIT Nine	Apple REIT Eight	Apple REIT Seven	Apple REIT Six	Other Programs(1)
Date offering commenced	April 2008	July 2007	March 2006	April 2004
Dollar amount raised	$1,081,621,320	$1,000,000,000	$1,000,000,000	$1,000,000,000
Amounts Paid to Prior Program Sponsor from Proceeds of Offering:
Underwriting fees	—	—	—	—	—
Acquisition fees:
—Real Estate commission(2)	13,600,000	19,011,000	18,032,000	16,906,642	—
—Advisory Fees	—	—	—	—	—
—Other	—	—	—	—	—
Other	—	—	—	—	—
Dollar amount of cash generated from operations before deducting payments to sponsor	49,216,000	97,373,000	189,257,000	376,049,000	—
Amount paid to sponsor from operations:
Property management fees	—	—	—	—	—
Partnership management fees	—	—	—	—	—
Reimbursement of operational employee payroll and benefits and overhead costs(3)	1,133,000	3,106,000	4,506,000	7,780,000	1,952,000
Reimbursement of acquisition employee payroll and benefits and overhead costs(3)	1,136,000	1,116,000	1,269,000	825,000	—
Leasing commissions	—	—	—	—	—
Other—Advisory Fees	893,000	2,135,000	3,882,000	9,646,000	309,000
Dollar amount of property sales and refinancing before deducting payments to sponsor
—Cash	—	—	—	—	—
—Notes	—	—	—	—	—
Amount paid to sponsor from property sales and refinancing
Real estate commissions	—	—	—	—	—
Incentive fees	—	—	—	—	—
Other	—	—	—	—	—

(1)

Includes Apple Hospitality Two, Inc. and Apple Hospitality Five, Inc. which merged with unaffiliated companies in 2007. Information reported is only for 2007. The shareholders of these programs received $11.20 per share and $14.05 respectively upon merger. Column reflects only payments to prior program sponsor in 2007.

(2)

Although reflected in this table as paid from offering proceeds, effective January 1, 2009, the Financial Accounting Standards Board issued a pronouncement requiring acquisition related costs to be expensed as incurred, therefore these costs are reflected in these Company’s Statements of Operations as of the effective date for financial reporting purposes.

(3)

Represents payroll and benefits expenses and other overhead expenses either directly incurred, or reimbursements to Apple Fund Management (a subsidiary of Apple REIT Six and indirectly controlled by the Prior Performance Sponsor) or a prior related REIT organized and indirectly controlled by the Prior Program Sponsor.

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results.

Purchasers of Units in our offering will own no interest in these prior programs.

TABLE III: OPERATING RESULTS OF PRIOR PROGRAMS*

Table III presents a summary of the annual operating results for Apple REIT Eight, Apple REIT Seven and Apple REIT Six, whose offerings closed in the five year period ending December 31, 2009. Table III is shown on both an income tax basis as well as in accordance with generally accepted accounting principles, the only significant difference being the methods of calculating depreciation.

	2009 Apple REIT Eight	2008 Apple REIT Eight	2007 Apple REIT Eight
Gross revenues	$170,885,000	$133,284,000	$1,485,000
Profit on sale of properties	—	—	—
Less: Operating expenses	126,178,000	95,047,000	2,097,000
Interest income (expense)	(6,295,000)	(1,928,000)	6,343,000
Depreciation	32,907,000	22,044,000	333,000
Net income (loss) GAAP basis	5,505,000	14,265,000	5,398,000
Taxable income	—	—	—
Cash generated from operations	45,739,000	39,714,000	5,563,000
Cash generated from sales	—	—	—
Cash generated from refinancing	—	—	—
Less: cash distributions to investors	74,924,000	76,378,000	14,464,000
Cash generated after cash distribution	(29,185,000)	(36,664,000)	(8,901,000)
Less: Special items	—	—	—
Cash generated after cash distributions and special items	(29,185,000)	(36,664,000)	(8,901,000)
Capital contributions, net	13,692,000	234,054,000	679,435,000
Fixed asset additions	29,923,000	759,346,000	87,643,000
Line of credit-change in(1)	48,090,000	10,258,000	—
Cash generated(2)	—	(562,009,000)	561,985,000
End of period cash	—	—	562,009,000
Tax and distribution data per $1,000 invested
Federal income tax results
Ordinary income	24	42	11
Capital gain	—	—	—
Cash distributions to investors
Source (on GAAP basis)
Investment income(4)	24	42	11
Long-term capital gain(4)	—	—	—
Return of capital(4)	50	38	25
Source (on Cash basis)
Sales	—	—	—
Refinancings	—	—	—
Operations	45	42	14
Other(3)	29	38	22
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)	100%

*	Any rows not reflected from the Commission’s Industry Guide 5 are not applicable to the programs.

(1)	Amount reflects change in Company’s short term credit facilities.

(2)	Amount reflects the net change in Company’s cash balance during the year.

(3)

Source of distributions is not defined for purposes of this table. For further information, see cash flow information above or the Company’s related statement of cash flows included in its most recent for Form 10K filed with the Securities and Exchange Commission. However, although the Company believes that cash is fungible and that the statement of cash flows should be read in its entirety, the Company has shown the source of distributions from operations to the extent of cash generated from operations from the Company’s statement of cash flows. It is possible to deem the difference, if any, or any other amount to be paid from debt or offering proceeds to the extent that debt proceeds or offering proceeds were available in the period.

(4)	Amounts determined based on Federal Tax reporting information, Generally Accepted Accounting Principals do not define these line items.

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results.

Purchasers of Units in our offering will own no interest in these prior programs.

TABLE III: OPERATING RESULTS OF PRIOR PROGRAMS* (Continued)

	2009 Apple REIT Seven	2008 Apple REIT Seven	2007 Apple REIT Seven	2006 Apple REIT Seven
Gross revenues	$191,715,000	$214,291,000	$138,564,000	$20,345,000
Profit on sale of properties	—	—	—	—
Less: Operating expenses	132,285,000	144,028,000	89,338,000	15,689,000
Interest income (expense)	(6,292,000)	(3,766,000)	997,000	1,855,000
Depreciation	32,425,000	28,434,000	16,990,000	3,073,000
Net income (loss) GAAP basis	20,713,000	38,063,000	33,233,000	3,438,000
Taxable income	—	—	—	—
Cash generated from operations	55,460,000	69,025,000	49,957,000	5,158,000
Cash generated from sales	—	—	—	—
Cash generated from refinancing	—	—	—	—
Less: cash distributions to investors	75,380,000	81,440,000	60,234,000	12,526,000
Cash generated after cash distribution	(19,920,000)	(12,415,000)	(10,277,000)	(7,368,000)
Less: Special items	—	—	—	—
Cash generated after cash distributions and special items	(19,920,000)	(12,415,000)	(10,277,000)	(7,368,000)
Capital contributions, net	1,171,000	20,599,000	542,799,000	363,640,000
Fixed asset additions	13,777,000	129,589,000	391,227,000	318,157,000
Line of credit-change in(1)	11,510,000	—	(18,000,000)	18,000,000
Cash generated(2)	(20,609,000)	(121,828,000)	97,833,000	44,554,000
End of period cash	—	20,609,000	142,437,000	44,604,000
Tax and distribution data per $1,000 invested
Federal income tax results
Ordinary income	35	45	50	38
Capital gain	—	—	—	—
Cash distributions to investors
Source (on GAAP basis)
Investment income(4)	35	45	50	38
Long-term capital gain(4)	—	—	—	—
Return of capital(4)	39	35	30	22
Source (on Cash basis)
Sales	—	—	—	—
Refinancings	—	—	—	—
Operations	54	68	66	25
Other(3)	20	12	14	35
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)	100%

*	Any rows not reflected from the Commission’s Industry Guide 5 are not applicable to the programs.

(1)	Amount reflects change in Company’s short term credit facilities.

(2)	Amount reflects the net change in Company’s cash balance during the year.

(3)

Source of distributions is not defined for purposes of this table. For further information, see cash flow information above or the Company’s related statement of cash flows included in its most recent for Form 10K filed with the Securities and Exchange Commission. However, although the Company believes that cash is fungible and that the statement of cash flows should be read in its entirety, the Company has shown the source of distributions from operations to the extent of cash generated from operations from the Company’s statement of cash flows. It is possible to deem the difference, if any, or any other amount to be paid from debt or offering proceeds to the extent that debt proceeds or offering proceeds were available in the period.

(4)	Amounts determined based on Federal Tax reporting information, Generally Accepted Accounting Principals do not define these line items.

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results.

Purchasers of Units in our offering will own no interest in these prior programs.

TABLE III: OPERATING RESULTS OF PRIOR PROGRAMS* (Continued)

	2009 Apple REIT Six	2008 Apple REIT Six	2007 Apple REIT Six	2006 Apple REIT Six	2005 Apple REIT Six
Gross revenues	$219,689,000	$264,302,000	$257,934,000	$235,875,000	$101,790,000
Profit on sale of properties	—	—	—	—	—
Less: Operating expenses	153,060,000	173,098,000	165,059,000	154,424,000	68,733,000
Interest income (expense)	(2,312,000)	(1,784,000)	(1,853,000)	(1,809,000)	2,126,000
Depreciation	30,938,000	30,918,000	27,694,000	25,529,000	11,366,000
Net income (loss) GAAP basis	33,379,000	58,502,000	63,328,000	54,113,000	23,817,000
Taxable income	—	—	—	—	—
Cash generated from operations	66,029,000	88,747,000	89,848,000	81,363,000	28,907,000
Cash generated from sales	—	—	—	—	—
Cash generated from refinancing	—	—	—	—	—
Less: cash distributions to investors	82,215,000	81,746,000	78,834,000	77,997,000	48,865,000
Cash generated after cash distribution	(16,186,000)	7,001,000	11,014,000	3,366,000	(19,958,000)
Less: Special items	—	—	—	—	—
Cash generated after cash distributions and special items	(16,186,000)	7,001,000	11,014,000	3,366,000	(19,958,000)
Capital contributions, net	(3,149,000)	16,325,000	13,159,000	78,026,000	471,784,000
Fixed asset additions	9,155,000	33,434,000	15,635,000	62,075,000	570,034,000
Line of credit-change in(1)	25,940,000	—	—	(28,000,000)	28,000,000
Cash generated(2)	(935,000)	(32,326,000)	7,101,000	(9,788,000)	(106,842,000)
End of period cash	—	935,000	33,261,000	26,160,000	35,948,000
Tax and distribution data per $1,000 invested
Federal income tax results
Ordinary income	51	70	72	66	50
Capital gain	—	—	—	—	—
Cash distributions to investors
Source (on GAAP basis)
Investment income(4)	51	70	72	66	50
Long-term capital gain(4)	—	—	—	—	—
Return of capital(4)	31	12	8	14	30
Source (on Cash basis)
Sales	—	—	—	—	—
Refinancings	—	—	—	—	—
Operations	66	82	80	80	47
Other(3)	16	—	—	—	33
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)	100%

*	Any rows not reflected from the Commission’s Industry Guide 5 are not applicable to the programs.

(1)	Amount reflects change in Company’s short term credit facilities.

(2)	Amount reflects the net change in Company’s cash balance during the year.

(3)

Source of distributions is not defined for purposes of this table. For further information, see cash flow information above or the Company’s related statement of cash flows included in its most recent for Form 10K filed with the Securities and Exchange Commission. However, although the Company believes that cash is fungible and that the statement of cash flows should be read in its entirety, the Company has shown the source of distributions from operations to the extent of cash generated from operations from the Company’s statement of cash flows. It is possible to deem the difference, if any, or any other amount to be paid from debt or offering proceeds to the extent that debt proceeds or offering proceeds were available in the period.

(4)	Amounts determined based on Federal Tax reporting information, Generally Accepted Accounting Principals do not define these line items.

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results.

Purchasers of Units in our offering will own no interest in these prior programs.

TABLE IV: RESULTS OF COMPLETED PROGRAMS

Table IV shows the aggregate results during the period of operation for Apple Hospitality Two and Apple Hospitality Five, each of which completed operations within the five year period ending December 31, 2009. Apple Hospitality Two merged with and into an affiliate managed by ING Clarion Partners, LLC on May 23, 2007. Apple Hospitality Five merged with and into a subsidiary of Inland American Real Estate Trust, Inc. on October 5, 2007.

	Apple Hospitality Two	Apple Hospitality Five
Dollar Amount Raised	$300,000,000	$500,000,000
Number of Properties Purchased	66	28
Date of Closing of Offering	11/26/02	3/18/04
Date of First Sale of Property	3/24/06	8/10/07
Date of Final Sale of Property	5/23/07	10/5/07
Tax and Distribution Data per $1,000 Investment through:
Federal Income Tax Results:
Ordinary income (loss)
—from operations	$429	$235
—from recapture/return capital	$1,000	$1,000
Capital Gain (loss)	$288	$426
Deferred Gain
—Capital	$—	$—
—Ordinary	$—	$—
Cash Distributions to Investors	$1,717	$1,661
Source (on GAAP basis)
—Investment income	$717	$661
—Return of Capital	$1,000	$1,000
Source (on cash basis)
—Sales	$1,120	$1,277
—Refinancing	$—	$—
—Operations	$597	$384
—Other	$—	$—
Receivable on Net Purchase Money Financing	$—	$—

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results. Purchasers of Units in our offering will own no interest in these prior programs.

TABLE V: SALES OR DISPOSALS OF PROPERTIES

On May 23, 2007, Apple Hospitality Two merged with and into an affiliate managed by ING Clarion Partners, LLC. Prior to the merger, Apple Hospitality Two owned 63 hotels.

On October 5, 2007, Apple Hospitality Five merged with and into a subsidiary of Inland American Real Estate Trust, Inc. Prior to the merger, Apple Hospitality Five owned 27 hotels.

Selling Price, Net of Closing Costs and GAAP Adjustments

Property	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program	Adjustments Resulting from Application of GAAP	Total	Original Mortgage Financing	Total Acquisition Cost, Capital Improvements, Closing and Soft Costs	Total	Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures
Sale of two hotels in 2006 Apple Hospitality Two, Inc.
Charlotte	Aug 02	Mar 06	$3,700,000	—	—	—	$3,700,000	—	$5,833,000	$5,833,000	$452,000
Spartanburg	Aug 02	Mar 06	1,900,000	—	—	—	1,900,000	—	3,202,000	3,202,000	343,000

			$5,600,000				$5,600,000		$9,035,000	$9,035,000	$795,000

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results.

Purchasers of Units in our offering will own no interest in these prior programs.

APPLE REIT TEN, INC.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Apple REIT Ten, Inc.

We have audited the accompanying consolidated balance sheet of Apple REIT Ten, Inc. as of August 13, 2010 (initial capitalization). This balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the consolidated financial position of Apple REIT Ten, Inc. at August 13, 2010 (initial capitalization), in conformity with U.S. generally accepted accounting principles.

/s/ ERNST & YOUNG LLP

Richmond, Virginia
August 19, 2010

F-2

APPLE REIT TEN, INC.

CONSOLIDATED BALANCE SHEET AS OF AUGUST 13, 2010

ASSETS
Cash and cash equivalents	$48,110
Prepaid Offering Costs	10,000

Total Assets	$58,110

LIABILITIES AND SHAREHOLDERS’ EQUITY
Note Payable	$—
Accrued expenses	10,000

Total Liabilities	10,000
Preferred stock, authorized 30,000,000 shares; none issued and outstanding	—
Series A preferred stock, no par value, authorized 400,000,000 shares; issued and outstanding 10 shares	—
Series B convertible preferred stock, no par value, authorized 480,000 shares; issued and outstanding 480,000 shares	48,000
Common stock, no par value, authorized 400,000,000 shares; issued and outstanding 10 shares	110

Total Shareholders’ Equity	48,110

Total Liabilities and Shareholders’ Equity	$58,110

F-3

APPLE REIT TEN, INC.
NOTES TO CONSOLIDATED BALANCE SHEET

1. General Information and Summary of Significant Accounting Policies

Organization

Apple REIT Ten, Inc. together with its wholly owned subsidiaries (the “Company”) is a Virginia corporation that intends to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. The Company, which has no operating history, was formed to invest in hotels and other income-producing real estate assets in selected metropolitan areas in the United States. Initial capitalization occurred on August 13, 2010, when 10 shares of common stock and Series A preferred stock were purchased by Apple Ten Advisors, Inc. (“A10A”) (see Notes 2 and 3) and 480,000 Series B convertible preferred shares were purchased by Glade M. Knight, the Company’s chairman, chief executive officer and president. The Company’s fiscal year end is December 31. The consolidated balance sheet includes the accounts of the Company and its subsidiaries. All intercompany accounts and transactions have been eliminated.

Significant Accounting Policies

Start Up Costs

Start up costs incurred will be expensed.

Use of Estimates

The preparation of the financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Offering Costs

Offering costs have been deferred and recorded as prepaid expense. Upon the commencement of the Company’s offering these costs will be recorded as a reduction to Shareholders’ equity.

Earnings Per Common Share

Basic earnings per common share will be computed upon the weighted average number of shares outstanding during the year. Diluted earnings per share will be calculated after giving effect to all potential common shares that were dilutive and outstanding for the year. There were no dilutive shares outstanding at August 13, 2010. Series B convertible preferred shares are not included in earnings per common share calculations until such time that such shares are converted to common shares (see Note 5).

Cash and Cash Equivalents

Cash and cash equivalents consist of highly liquid investments with original maturities of three months or less. The fair market value of cash and cash equivalents approximates their carrying value. As of August 13, 2010, all cash and cash equivalents were held at BB&T Corporation. Cash balances may at times exceed federal depository insurance limits.

Investments in Real Estate

Real estate will be stated at cost, net of depreciation. Repair and maintenance costs will be expensed as incurred while significant improvements, renovations, and replacements will be capitalized. Depreciation will be computed using the straight-line method over estimated useful lives

F-4

APPLE REIT TEN, INC.
NOTES TO CONSOLIDATED BALANCE SHEET—(Continued)

of the assets, which are 39 years for buildings, ten years for major improvements and three to seven years for furniture and equipment.

The Company considers expenditures to be capital in nature based on the following criteria: (1) for a single asset, the cost must be at least $500, including all normal and necessary costs to place the asset in service, and the useful life must be at least one year; (2) for group purchases of 10 or more identical assets, the unit cost for each asset must be at least $50, including all normal and necessary costs to place the asset in service, and the useful life must be at least one year; (3) for major repairs to a single asset, the repair must be at least $2,500 and the useful life of the asset must be substantially extended.

Upon acquisition of real estate properties, the Company will estimate the fair value of acquired tangible assets (consisting of land, land improvements, buildings and improvements) and identified intangible assets and liabilities, in-place leases and assumed debt based on evaluation of information and estimates available at that date. The Company will expense as incurred all transaction costs associated with the acquisitions of existing businesses, including title, legal, accounting and other related costs, as well as the brokerage commission paid to Apple Suites Realty Group, Inc. (“ASRG”), a related party 100% owned by Glade M. Knight, Chairman and Chief Executive Officer of the Company.

The Company will record impairment losses on real estate investments used in operations if indicators of impairment are present, and the sum of the undiscounted cash flows estimated to be generated by the respective properties, based on historical and industry information, is less than the properties’ carrying amount. Impairment losses are measured as the difference between the asset’s fair value less cost to sell, and its carrying value.

2. Offering of Shares

The Company intends to raise capital through a “best-efforts” offering of shares by David Lerner Associates, Inc. (the “Managing Dealer”), which will receive a total of 10% in selling commissions and a marketing expense allowance based on gross proceeds of the Units sold.

The minimum offering must be sold within one year from the beginning of this offering or the offering will terminate and investors’ subscription payments, with interest, will be refunded to investors. Pending sale of such minimum offering amount, investors’ subscription payments will be placed in an escrow account.

With each purchase of one common share, the Company will issue one Series A preferred share. The Series A preferred shares will have no voting rights, no conversion rights and no distribution rights. The only right associated with the Series A preferred shares will be a priority distribution upon the sale of the Company’s assets. The priority will be equal to $11.00 per Series A preferred share, and no more, before any distributions are made to the holders of any other shares. In the event the Company pays special dividends, the amount of the $11.00 priority will be reduced by the amount of any special dividends approved by the board. The Series A preferred shares will not be separately tradable from the common shares to which they relate.

3. Related Parties

The Company has negotiated, but not signed, a Property Acquisition and Disposition Agreement with ASRG, to acquire and dispose of real estate assets for the Company. A fee of 2% of the gross purchase price or gross sale price in addition to certain reimbursable expenses will be payable for these services. The fees paid to ASRG will be expensed as incurred.

The Company has negotiated, but not signed, an Advisory Agreement with A10A to provide management of the Company and its assets. An annual fee ranging from 0.1% to 0.25% of total

F-5

APPLE REIT TEN, INC.
NOTES TO CONSOLIDATED BALANCE SHEET—(Continued)

equity proceeds received by the Company in addition to certain reimbursable expenses will be payable for these services.

ASRG and A10A are 100% owned by Glade M. Knight, chairman and chief executive officer of the Company. ASRG and A10A may purchase in the “best efforts” offering up to 2.5% of the total number of shares sold in the offering.

Glade M. Knight is also chairman and chief executive officer of Apple REIT Six, Inc., Apple REIT Seven, Inc., Apple REIT Eight, Inc. and Apple REIT Nine, Inc.

4. Stock Incentive Plans

The Company intends to adopt a stock incentive plan (“Directors’ Plan”) to provide incentives to attract and retain directors. The plan provides for the grant of options to purchase a specified number of shares of common stock (“Options”) to directors of the Company. Following consummation of the offering, a Compensation Committee (“Committee”) will be established to implement and administer the plan. The Committee will be responsible for granting Options and for establishing the exercise price of Options.

5. Series B Convertible Preferred Stock

The Company has authorized 480,000 shares of Series B convertible preferred stock. The Company has issued 480,000 Series B convertible preferred shares to Glade M. Knight, chairman, chief executive officer and president of the Company, in exchange for the payment by him of $0.10 per Series B convertible preferred share, or an aggregate of $48,000. The Series B convertible preferred shares are convertible into common shares pursuant to the formula and on the terms and conditions set forth below.

There are no dividends payable on the Series B convertible preferred shares. Holders of more than two-thirds of the Series B convertible preferred shares must approve any proposed amendment to the articles of incorporation that would adversely affect the Series B convertible preferred shares.

Upon the Company’s liquidation, the holder of the Series B convertible preferred shares is entitled to a priority liquidation payment before any distribution of liquidation proceeds to the holders of the common shares. However, the priority liquidation payment of the holder of the Series B convertible preferred shares is junior to the holders of the Series A preferred shares distribution rights. The holder of a Series B convertible preferred share is entitled to a liquidation payment of $11 per number of common shares each Series B convertible preferred share would be convertible into according to the formula described below. In the event that the liquidation of the Company’s assets results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis.

Each holder of outstanding Series B convertible preferred shares shall have the right to convert any of such shares into Common Shares of the Company upon and for 180 days following the occurrence of any of the following events:

(1) substantially all of the Company’s assets, stock or business is sold or transferred through exchange, merger, consolidation, lease, share exchange, sale or otherwise, other than a sale of assets in liquidation, dissolution or winding up of the Company;

(2) the termination or expiration without renewal of the Advisory Agreement, or if the Company ceases to use ASRG to provide property acquisition and disposition services; or

(3) the Company’s common shares are listed on any securities exchange or quotation system or in any established market.

F-6

APPLE REIT TEN, INC.
NOTES TO CONSOLIDATED BALANCE SHEET—(Continued)

Upon the occurrence of any conversion event, each Series B convertible preferred share may be converted into a number of common shares based upon the gross proceeds raised through the date of conversion in the Company’s $2 billion offering according to the following table:

Gross Proceeds Raised from Sales of Units through Date of Conversion	Number of Common Shares through Conversion of One Series B Convertible Preferred Share
$100 million	0.92321
$200 million	1.83239
$300 million	3.19885
$400 million	4.83721
$500 million	6.11068
$600 million	7.29150
$700 million	8.49719
$800 million	9.70287
$900 million	10.90855
$1 billion	12.11423
$1.1 billion	13.31991
$1.2 billion	14.52559
$1.3 billion	15.73128
$1.4 billion	16.93696
$1.5 billion	18.14264
$1.6 billion	19.34832
$1.7 billion	20.55400
$1.8 billion	21.75968
$1.9 billion	22.96537
$2 billion	24.17104

In the event that after raising gross proceeds of $2 billion, the Company raises additional gross proceeds in a subsequent public offering, each Series B convertible preferred share may be converted into an additional number of common shares based on the additional gross proceeds raised through the date of conversion in a subsequent public offering according to the following formula: (X/50 million) x 1.20568, where X is the additional gross proceeds rounded down to the nearest 50 million.

No additional consideration is due upon the conversion of the Series B convertible preferred shares. The conversion into common shares of the Series B convertible preferred shares will result in dilution of the shareholders’ interests.

Expense related to the issuance of 480,000 Series B convertible preferred shares to Glade M. Knight will be recognized at such time when the number of common shares to be issued for conversion of the Series B shares can be reasonably estimated and the event triggering the conversion of the Series B shares to common shares occurs. The expense will be measured as the difference between the fair value of the common stock for which the Series B shares can be converted and the amounts paid for the Series B shares. Although the fair market value cannot be determined at this time, expense if the maximum offering is achieved could range from $0 to in excess of $127 million (assumes $11 per unit fair market value).

6. Subsequent Event

In August 2010, the Company has obtained an unsecured line of credit in a principal amount of $400,000 to fund some of the offering expenses. The lender is Bank of America. The line of credit bears interest at a variable rate based on the London InterBank Offered Rate (LIBOR). Interest will be payable monthly. Glade M. Knight, the Company’s chairman, chief executive officer and president, will guarantee repayment of the line of credit. Mr. Knight will not receive any

F-7

APPLE REIT TEN, INC.
NOTES TO CONSOLIDATED BALANCE SHEET—(Continued)

consideration in exchange for providing this guarantee. The line of credit will mature in August 2011. The Company may prepay the line of credit without premium or penalty. Although there are no amounts outstanding as of the date of this financial statement, any borrowings by the Company will be repaid with proceeds from the sale of Units.

F-8

APPLE REIT TEN, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30, 2010	August 13, 2010 (Initial Capitalization)
ASSETS
Cash	$167,513	$48,110
Prepaid Offering Costs	378,958	10,000

Total Assets	$546,471	$58,110

LIABILITIES AND SHAREHOLDERS’ EQUITY
Note Payable	$400,000	$—
Accrued expenses	105,000	10,000

Total Liabilities	505,000	10,000
Preferred stock, authorized 30,000,000 shares; none issued and outstanding	—	—
Series A preferred stock, no par value, authorized 400,000,000 shares; issued and outstanding 10 shares	—	—
Series B convertible preferred stock, no par value, authorized 480,000 shares; issued and outstanding 480,000 shares	48,000	48,000
Common stock, no par value, authorized 400,000,000 shares; issued and outstanding 10 shares	110	110

Retained deficit	(6,639)	—

Total Shareholders’ Equity	41,471	48,110

Total Liabilities and Shareholders’ Equity	$546,471	$58,110

See accompanying notes to consolidated financial statements.

F-9

APPLE REIT TEN, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)

For the period August 13, 2010 (initial capitalization) through September 30, 2010
Revenue	$—
EXPENSES:
General and Administrative	5,802
Interest	837

Total Expenses	6,639

Net loss	$(6,639)

Net loss per common share	$(663.90)

Weighted average common shares	10

See accompanying notes to consolidated financial statements.

F-10

APPLE REIT TEN, INC.
CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY
(Unaudited)

	Common Stock		Class B Convertible Stock		Retained Deficit	Total
	Number of Shares	Amount	Number of Shares	Amount
Initial capitalization August 13, 2010	10	$110	480,000	$48,000	$—	$48,110
Net loss	—	—	—	—	(6,639)	(6,639)

Balance at September 30, 2010	10	$110	480,000	$48,000	$(6,639)	$41,471

See accompanying notes to consolidated financial statements.

F-11

APPLE REIT TEN, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

For the period August 13, 2010 (initial capitalization) through September 30, 2010
Cash flow from operating activities:
Net loss	$(6,639)
Changes in operating assets and liabilities:
Accrued expenses	5,000

Net cash used in operating activities	(1,639)
Cash flow from investing activities	—
Cash flow from financing activities
Cash paid for offering costs	(278,958)
Proceeds from line of credit	400,000

Cash used in financing activities	121,042

Increase in cash and cash equivalents	119,403
Cash and cash equivalents, beginning of period	48,110

Cash and cash equivalents, end of period	$167,513

Supplemental information:
Accrued prepaid offering costs	$100,000

See accompanying notes to consolidated financial statements.

F-12

APPLE REIT TEN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

1. General Information and Summary of Significant Accounting Policies

Organization

Apple REIT Ten, Inc. together with its wholly owned subsidiaries (the “Company”) is a Virginia corporation that intends to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. The Company, which has no operating history, was formed to invest in hotels and other income-producing real estate assets in selected metropolitan areas in the United States. Initial capitalization occurred on August 13, 2010, when 10 shares of common stock and Series A preferred stock were purchased by Apple Ten Advisors, Inc. (“A10A”) (see Notes 2 and 3) and 480,000 Series B convertible preferred shares were purchased by Glade M. Knight, the Company’s chairman, chief executive officer and president. The Company’s fiscal year end is December 31. The consolidated balance sheet includes the accounts of the Company and its subsidiaries. All intercompany accounts and transactions have been eliminated.

Significant Accounting Policies

Start Up Costs

Start up costs incurred will be expensed.

Use of Estimates

The preparation of the financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Offering Costs

Offering costs have been deferred and recorded as prepaid expense. Upon the commencement of the Company’s offering these costs will be recorded as a reduction to Shareholders’ equity.

Earnings Per Common Share

Basic earnings per common share will be computed upon the weighted average number of shares outstanding during the year. Diluted earnings per share will be calculated after giving effect to all potential common shares that were dilutive and outstanding for the year. There were no dilutive shares outstanding at September 30, 2010. Series B convertible preferred shares are not included in earnings per common share calculations until such time that such shares are converted to common shares (see Note 5).

Cash and Cash Equivalents

Cash and cash equivalents consist of highly liquid investments with original maturities of three months or less. The fair market value of cash and cash equivalents approximates their carrying value. Cash balances may at times exceed federal depository insurance limits.

Investments in Real Estate

Real estate will be stated at cost, net of depreciation. Repair and maintenance costs will be expensed as incurred while significant improvements, renovations, and replacements will be

F-13

APPLE REIT TEN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Unaudited)

capitalized. Depreciation will be computed using the straight-line method over estimated useful lives of the assets, which are 39 years for buildings, ten years for major improvements and three to seven years for furniture and equipment.

The Company considers expenditures to be capital in nature based on the following criteria: (1) for a single asset, the cost must be at least $500, including all normal and necessary costs to place the asset in service, and the useful life must be at least one year; (2) for group purchases of 10 or more identical assets, the unit cost for each asset must be at least $50, including all normal and necessary costs to place the asset in service, and the useful life must be at least one year; (3) for major repairs to a single asset, the repair must be at least $2,500 and the useful life of the asset must be substantially extended.

Upon acquisition of real estate properties, the Company will estimate the fair value of acquired tangible assets (consisting of land, land improvements, buildings and improvements) and identified intangible assets and liabilities, in-place leases and assumed debt based on evaluation of information and estimates available at that date. The Company will expense as incurred all transaction costs associated with the acquisitions of existing businesses, including title, legal, accounting and other related costs, as well as the brokerage commission paid to Apple Suites Realty Group, Inc. (“ASRG”), a related party 100% owned by Glade M. Knight, Chairman and Chief Executive Officer of the Company.

The Company will record impairment losses on real estate investments used in operations if indicators of impairment are present, and the sum of the undiscounted cash flows estimated to be generated by the respective properties, based on historical and industry information, is less than the properties’ carrying amount. Impairment losses are measured as the difference between the asset’s fair value less cost to sell, and its carrying value.

2. Offering of Shares

The Company intends to raise capital through a “best-efforts” offering of shares by David Lerner Associates, Inc. (the “Managing Dealer”), which will receive a total of 10% in selling commissions and a marketing expense allowance based on gross proceeds of the Units sold.

The minimum offering must be sold within one year from the beginning of this offering or the offering will terminate and investors’ subscription payments, with interest, will be refunded to investors. Pending sale of such minimum offering amount, investors’ subscription payments will be placed in an escrow account.

With each purchase of one common share, the Company will issue one Series A preferred share. The Series A preferred shares will have no voting rights, no conversion rights and no distribution rights. The only right associated with the Series A preferred shares will be a priority distribution upon the sale of the Company’s assets. The priority will be equal to $11.00 per Series A preferred share, and no more, before any distributions are made to the holders of any other shares. In the event the Company pays special dividends, the amount of the $11.00 priority will be reduced by the amount of any special dividends approved by the board. The Series A preferred shares will not be separately tradable from the common shares to which they relate.

3. Related Parties

The Company has negotiated, but not signed, a Property Acquisition and Disposition Agreement with ASRG, to acquire and dispose of real estate assets for the Company. A fee of 2% of the gross purchase price or gross sale price in addition to certain reimbursable expenses will be payable for these services. The fees paid to ASRG will be expensed as incurred.

F-14

APPLE REIT TEN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Unaudited)

The Company has negotiated, but not signed, an Advisory Agreement with A10A to provide management of the Company and its assets. An annual fee ranging from 0.1% to 0.25% of total equity proceeds received by the Company in addition to certain reimbursable expenses will be payable for these services.

ASRG and A10A are 100% owned by Glade M. Knight, chairman and chief executive officer of the Company. ASRG and A10A may purchase in the “best efforts” offering up to 2.5% of the total number of shares sold in the offering.

Glade M. Knight is also chairman and chief executive officer of Apple REIT Six, Inc., Apple REIT Seven, Inc., Apple REIT Eight, Inc. and Apple REIT Nine, Inc.

4. Stock Incentive Plans

The Company intends to adopt a stock incentive plan (“Directors’ Plan”) to provide incentives to attract and retain directors. The plan provides for the grant of options to purchase a specified number of shares of common stock (“Options”) to directors of the Company. Following consummation of the offering, a Compensation Committee (“Committee”) will be established to implement and administer the plan. The Committee will be responsible for granting Options and for establishing the exercise price of Options.

5. Series B Convertible Preferred Stock

The Company has authorized 480,000 shares of Series B convertible preferred stock. The Company has issued 480,000 Series B convertible preferred shares to Glade M. Knight, chairman, chief executive officer and president of the Company, in exchange for the payment by him of $0.10 per Series B convertible preferred share, or an aggregate of $48,000. The Series B convertible preferred shares are convertible into common shares pursuant to the formula and on the terms and conditions set forth below.

There are no dividends payable on the Series B convertible preferred shares. Holders of more than two-thirds of the Series B convertible preferred shares must approve any proposed amendment to the articles of incorporation that would adversely affect the Series B convertible preferred shares.

Upon the Company’s liquidation, the holder of the Series B convertible preferred shares is entitled to a priority liquidation payment before any distribution of liquidation proceeds to the holders of the common shares. However, the priority liquidation payment of the holder of the Series B convertible preferred shares is junior to the holders of the Series A preferred shares distribution rights. The holder of a Series B convertible preferred share is entitled to a liquidation payment of $11 per number of common shares each Series B convertible preferred share would be convertible into according to the formula described below. In the event that the liquidation of the Company’s assets results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis.

Each holder of outstanding Series B convertible preferred shares shall have the right to convert any of such shares into Common Shares of the Company upon and for 180 days following the occurrence of any of the following events:

(1) substantially all of the Company’s assets, stock or business is sold or transferred through exchange, merger, consolidation, lease, share exchange, sale or otherwise, other than a sale of assets in liquidation, dissolution or winding up of the Company;

(2) the termination or expiration without renewal of the Advisory Agreement, or if the Company ceases to use ASRG to provide property acquisition and disposition services; or

F-15

APPLE REIT TEN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Unaudited)

(3) the Company’s common shares are listed on any securities exchange or quotation system or in any established market.

Upon the occurrence of any conversion event, each Series B convertible preferred share may be converted into a number of common shares based upon the gross proceeds raised through the date of conversion in the Company’s $2 billion offering according to the following table:

Gross Proceeds Raised from Sales of Units through Date of Conversion	Number of Common Shares through Conversion of One Series B Convertible Preferred Share
$100 million	0.92321
$200 million	1.83239
$300 million	3.19885
$400 million	4.83721
$500 million	6.11068
$600 million	7.29150
$700 million	8.49719
$800 million	9.70287
$900 million	10.90855
$1 billion	12.11423
$1.1 billion	13.31991
$1.2 billion	14.52559
$1.3 billion	15.73128
$1.4 billion	16.93696
$1.5 billion	18.14264
$1.6 billion	19.34832
$1.7 billion	20.55400
$1.8 billion	21.75968
$1.9 billion	22.96537
$2 billion	24.17104

In the event that after raising gross proceeds of $2 billion, the Company raises additional gross proceeds in a subsequent public offering, each Series B convertible preferred share may be converted into an additional number of common shares based on the additional gross proceeds raised through the date of conversion in a subsequent public offering according to the following formula: (X/50 million) x 1.20568, where X is the additional gross proceeds rounded down to the nearest 50 million.

No additional consideration is due upon the conversion of the Series B convertible preferred shares. The conversion into common shares of the Series B convertible preferred shares will result in dilution of the shareholders’ interests.

Expense related to the issuance of 480,000 Series B convertible preferred shares to Glade M. Knight will be recognized at such time when the number of common shares to be issued for conversion of the Series B shares can be reasonably estimated and the event triggering the conversion of the Series B shares to common shares occurs. The expense will be measured as the difference between the fair value of the common stock for which the Series B shares can be converted and the amounts paid for the Series B shares. Although the fair market value cannot be determined at this time, expense if the maximum offering is achieved could range from $0 to in excess of $127 million (assumes $11 per unit fair market value).

F-16

APPLE REIT TEN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Unaudited)

6. Line of Credit

The Company has obtained an unsecured line of credit in a principal amount of $400,000 to fund some of the offering expenses. The lender is Bank of America. The line of credit bears interest at a variable rate based on the London Interbank Borrowing Rate (LIBOR). Interest is payable monthly. Glade M. Knight, the Company’s chairman and chief executive officer, has guaranteed repayment of the line of credit. Mr. Knight will not receive any consideration in exchange for providing this guarantee. The line of credit will mature in August 2011. The Company may prepay the line of credit without premium or penalty. The outstanding balance as of September 30, 2010 was $400,000. The Company will repay the outstanding borrowings with proceeds from the sale of Units.

F-17

APPENDIX A

SUBSCRIPTION AGREEMENT

To:	Apple REIT Ten, Inc. 814 East Main Street Richmond, VA 23219

Gentlemen:

By executing or having executed on my (our) behalf this Subscription Agreement and submitting payment, I (we) hereby subscribe for the number of Units set forth on the signature page hereof in Apple REIT Ten, Inc. (“REIT”) at the purchase price set forth on the signature page hereof. By executing or having executed on my (our) behalf this Subscription Agreement and submitting payment, I (we) further:

(a) acknowledge receipt of a copy of the prospectus of Apple REIT Ten, Inc., of which this Subscription Agreement is a part, and understand that the shares being acquired will be governed by the terms of such prospectus and any amendments and supplements thereto;

(b) represent that I am (we are) of majority age;

(c) represent that I (we) have adequate means of providing for my (our) current needs and personal contingencies; and have no need for liquidity from this investment;

(d) represent that I (we) have either: (i) a net worth (excluding home, home furnishings and automobiles) of at least $45,000 ($150,000 in the case of California purchasers, $70,000 in the case of North Carolina, Pennsylvania, Virginia or Washington purchasers) and estimate that (without regard to investment in the REIT) I (we) will have gross income during the current year of $45,000 ($75,000 in the case of California purchasers, $70,000 in the case of North Carolina, Pennsylvania, Virginia or Washington purchasers), or (ii) a net worth (excluding home, home furnishings and automobiles) of at least $150,000 ($250,000 in the case of California, North Carolina, Pennsylvania, Virginia or Washington purchasers); and (iii) in the case of California purchasers, the purchase of Units does not exceed 10% of my (our) net worth (excluding home, home furnishings and automobiles);

(e) represent (if purchasing in a fiduciary or other representative capacity) that I (we) have due authority to execute the Subscription Agreement and to thereby legally bind the trust or other entity of which I am (we are) trustee(s), legal representative(s) or authorized agent(s); and agree to fully indemnify and hold the REIT, its officers and directors, its affiliates and employees, harmless from any and all claims, actions and causes of action whatsoever which may result by a breach or an alleged breach of the representations contained in this paragraph;

The REIT shall have the right to accept or reject this subscription in whole or in part in its sole and absolute discretion. The REIT will either accept or reject this subscription within four business days from the receipt of the subscription by the Managing Dealer or Selected Dealer. However, no sale to a Virginia purchaser will be permitted to be completed until at least five business days after the Virginia purchaser receives a final copy of this prospectus, and the manager dealer will provide each Virginia purchaser with a written confirmation of his or her purchase.

The subscriber is again reminded that an investment in Units involves numerous risks, and is illiquid. We expect that investors will understand these factors based on a review of the prospectus, and in light of their employment experience, educational level attained, access to advice from qualified advisors, prior experience with similar investments, or a combination of these things. To the extent permitted by applicable law, the REIT intends to assert the foregoing representations as a defense to any claim based on factual assertions contrary to those set forth above.

(f) PRE-DISPUTE ARBITRATION CLAUSE. THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE. BY SIGNING THIS SUBSCRIPTION AGREEMENT THE INVESTOR(S)/CUSTOMER(S) AND DAVID LERNER ASSOCIATES, INC. (REFERRED TO IN THIS SECTION “(F)” AS “THE PARTIES”) AGREE AS FOLLOWS:

1.	ALL PARTIES TO THIS AGREEMENT ARE GIVING UP THE RIGHT TO SUE EACH OTHER IN COURT, INCLUDING THE RIGHT TO A TRIAL BY JURY,

EXCEPT AS PROVIDED BY THE RULES OF THE ARBITRATION FORUM IN WHICH A CLAIM IS FILED.

2.	ARBITRATION AWARDS ARE GENERALLY FINAL AND BINDING; A PARTY’S ABILITY TO HAVE A COURT REVERSE OR MODIFY AN ARBITRATION AWARD IS VERY LIMITED.

3.	THE ABILITY OF THE PARTIES TO OBTAIN DOCUMENTS, WITNESS STATEMENTS AND OTHER DISCOVERY IS GENERALLY MORE LIMITED IN ARBITRATION THAN IN COURT PROCEEDINGS.

4.	THE ARBITRATORS DO NOT HAVE TO EXPLAIN THE REASON(S) FOR THEIR AWARD.

5.	THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

6.	THE RULES OF SOME ARBITRATION FORUMS MAY IMPOSE TIME LIMITS FOR BRINGING A CLAIM IN ARBITRATION. IN SOME CASES, A CLAIM THAT IS INELIGIBLE FOR ARBITRATION MAY BE BROUGHT IN COURT.

7.	THE RULES OF THE ARBITRATION FORUM IN WHICH THE CLAIM IS FILED, AND ANY AMENDMENTS THERETO, SHALL BE INCORPORATED INTO THIS AGREEMENT.

8.

NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PREDISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTON; OR WHO IS A MEMBER OF A PUTATIVE CLASS ACTION WHO HAS NOT OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL: (i) THE CLASS CERTIFICATION IS DENIED; OR (ii) THE CLASS IS DECERTIFIED; OR (iii) THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT. SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

THE CUSTOMER AGREES TO SETTLE BY ARBITRATION ANY CONTROVERSY BETWEEN HIM/HER AND THE BROKER CONCERNING THIS AGREEMENT, HIS/HER ACCOUNT(S), OR ACCOUNT TRANSACTIONS, OR IN ANY WAY ARISING FROM HIS/HER RELATIONSHIP WITH BROKER WHETHER ENTERED INTO PRIOR, ON, OR SUBSEQUENT TO THIS DATE. SUCH ARBITRATION WILL BE CONDUCTED BEFORE AND ACCORDING TO THE ARBITRATION RULES OF THE FINANCIAL INDUSTRY REGULATORY AUTHORITY (FINRA) OR ANY OTHER SELF-REGULATORY ORGANIZATION OF WHICH BROKER IS A MEMBER. EITHER THE BROKER OR THE CUSTOMER MAY INITIATE ARBITRATION BY MAILING A WRITTEN NOTICE. IF THE CUSTOMER DOES NOT DESIGNATE THE ARBITRATION FORUM IN HIS/HER NOTICE, OR RESPOND IN WRITING WITHIN 5 DAYS AFTER RECEIPT OF BROKER’S NOTICE, CUSTOMER AUTHORIZES BROKER TO DESIGNATE THE ARBITRATION FORUM ON CUSTOMER’S BEHALF. JUDGMENT ON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION, AND CUSTOMER SUBMITS HIMSELF/HERSELF AND PERSONAL REPRESENTATIVES TO THE JURISDICTION OF SUCH COURT.

NOTHING CONTAINED IN THIS AGREEMENT SHALL BE CONSTRUED AS REQUIRING ARBITRATION FOR ALLEGATIONS INVOLVING BREACH OF CONTRACT, NEGLIGENCE, VIOLATIONS OF STATE OR FEDERAL SECURITIES LAWS, BREACH OF FIDUCIARY DUTY OR OTHER MISCONDUCT BY THE DIRECTORS OF THE REIT OR APPLE TEN ADVISORS, INC.

APPLE REIT TEN, INC.—Signature Page of the Subscription Agreement

Acct. #:    Date:    Doc # 1024

IC Name/Code:    Track #:

1.	Name(s) in which Units are to be registered:
2.	Manner in which title is to be held (Please check one).
☐ Individual ☐ Joint Tenants WROS ☐ Corporation ☐ Community Property
☐ Tenants in Common ☐ Partnership ☐ Trust
☐ As Custodian for
☐ For Estate of
☐ Other
3.	Address for correspondence

4.

Are you a non-resident alien individual (other than a non-resident alien who has elected to be taxed as a resident), a foreign corporation, a foreign partnership, a foreign trust, a foreign estate, or otherwise not qualified as a United States person? If so, transaction will not be executed without a completed W-8BEN Form. ☐ Yes  ☐ No

5.

Amount of Investment $   for   Units (Investment must be for a minimum of $5,000 in Units or $2,000 in Units for qualified plans). Make check payable to: David Lerner Associates, Inc. (or as otherwise instructed).

6.	☐ Liquidate funds from money market ☐ Check Enclosed
7.	I (WE) UNDERSTAND THAT THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE AT PARAGRAPH (H).
8.	Signature(s) of Investor(s) (Please sign in same manner in which shares are to be registered. Read Subscription Agreement, an important legal document, before signing.)
By executing this Subscription Agreement, the Investor is not waiving any rights under the Securities Act of 1933.
X
	Signature	Date
X
	Signature	Date
X
	Signature	Date
9.	Broker/Dealer Information:
X
	Registered Representative’s Name and Number	Second Registered Representative’s Name and Number
X
	Broker/Dealer Firm	Registered Representative’s Office Address
X
	City/State/Zip	Telephone Number
10.

To substantiate compliance with Rule 2810 of the FINRA Conduct Rules, the undersigned Registered Representative hereby certifies: I have reasonable grounds to believe, based on information obtained from the investor(s) concerning investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the REIT is suitable for such investor(s) in light of financial position, net worth and other suitability characteristics.

	Registered Representative	Date

	General Securities Principal	Date

SUBSCRIPTION AGREEMENT

To:	Apple REIT Ten, Inc. 814 East Main Street Richmond, VA 23219

Gentlemen:

By executing or having executed on my (our) behalf this Subscription Agreement and submitting payment, I (we) hereby subscribe for the number of Units set forth on the signature page hereof in Apple REIT Ten, Inc. (“REIT”) at the purchase price set forth on the signature page hereof. By executing or having executed on my (our) behalf this Subscription Agreement and submitting payment, I (we) further:

(a) acknowledge receipt of a copy of the prospectus of Apple REIT Ten, Inc., of which this Subscription Agreement is a part, and understand that the shares being acquired will be governed by the terms of such prospectus and any amendments and supplements thereto;

(b) represent that I am (we are) of majority age;

(c) represent that I (we) have adequate means of providing for my (our) current needs and personal contingencies; and have no need for liquidity from this investment;

(d) represent that I (we) have either: (i) a net worth (excluding home, home furnishings and automobiles) of at least $45,000 ($150,000 in the case of California purchasers, $70,000 in the case of North Carolina, Pennsylvania, Virginia or Washington purchasers) and estimate that (without regard to investment in the REIT) I (we) will have gross income during the current year of $45,000 ($75,000 in the case of California purchasers, $70,000 in the case of North Carolina, Pennsylvania, Virginia or Washington purchasers), or (ii) a net worth (excluding home, home furnishings and automobiles) of at least $150,000 ($250,000 in the case of California, North Carolina, Pennsylvania, Virginia or Washington purchasers); and (iii) in the case of California purchasers, the purchase of Units does not exceed 10% of my (our) net worth (excluding home, home furnishings and automobiles);

(e) represent (if purchasing in a fiduciary or other representative capacity) that I (we) have due authority to execute the Subscription Agreement and to thereby legally bind the trust or other entity of which I am (we are) trustee(s), legal representative(s) or authorized agent(s); and agree to fully indemnify and hold the REIT, its officers and directors, its affiliates and employees, harmless from any and all claims, actions and causes of action whatsoever which may result by a breach or an alleged breach of the representations contained in this paragraph;

The REIT shall have the right to accept or reject this subscription in whole or in part in its sole and absolute discretion. The REIT will either accept or reject this subscription within four business days from the receipt of the subscription by the Managing Dealer or Selected Dealer. However, no sale to a Virginia purchaser will be permitted to be completed until at least five business days after the Virginia purchaser receives a final copy of this prospectus, and the manager dealer will provide each Virginia purchaser with a written confirmation of his or her purchase.

The subscriber is again reminded that an investment in Units involves numerous risks, and is illiquid. We expect that investors will understand these factors based on a review of the prospectus, and in light of their employment experience, educational level attained, access to advice from advisors, prior experience with similar investments, or a combination of these things. To the extent permitted by applicable law, the REIT intends to assert the foregoing representations as a defense to any claim based on factual assertions contrary to those set forth above.

(f) PRE-DISPUTE ARBITRATION CLAUSE. THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE. BY SIGNING THIS SUBSCRIPTION AGREEMENT THE INVESTORS(S)/CUSTOMER(S) AND DAVID LERNER ASSOCIATES, INC. (REFERRED TO IN THIS SECTION “(F)” AS “THE PARTIES”) AGREE AS FOLLOWS:

1.	ALL PARTIES TO THIS AGREEMENT ARE GIVING UP THE RIGHT TO SUE EACH OTHER IN COURT, INCLUDING THE RIGHT TO A TRIAL BY JURY,

EXCEPT AS PROVIDED BY THE RULES OF THE ARBITRATION FORUM IN WHICH A CLAIM IS FILED.

2.	ARBITRATION AWARDS ARE GENERALLY FINAL AND BINDING; A PARTY’S ABILITY TO HAVE A COURT REVERSE OR MODIFY AN ARBITRATION AWARD IS VERY LIMITED.

3.	THE ABILITY OF THE PARTIES TO OBTAIN DOCUMENTS, WITNESS STATEMENTS AND OTHER DISCOVERY IS GENERALLY MORE LIMITED IN ARBITRATION THAN IN COURT PROCEEDINGS.

4.	THE ARBITRATORS DO NOT HAVE TO EXPLAIN THE REASON(S) FOR THEIR AWARD.

5.	THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

6.	THE RULES OF SOME ARBITRATION FORUMS MAY IMPOSE TIME LIMITS FOR BRINGING A CLAIM IN ARBITRATION. IN SOME CASES, A CLAIM THAT IS INELIGIBLE FOR ARBITRATION MAY BE BROUGHT IN COURT.

7.	THE RULES OF THE ARBITRATION FORUM IN WHICH THE CLAIM IS FILED, AND ANY AMENDMENTS THERETO, SHALL BE INCORPORATED INTO THIS AGREEMENT.

8.

NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PREDISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTON; OR WHO IS A MEMBER OF A PUTATIVE CLASS ACTION WHO HAS NOT OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL: (i) THE CLASS CERTIFICATION IS DENIED; OR (ii) THE CLASS IS DECERTIFIED; OR (iii) THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT. SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

THE CUSTOMER AGREES TO SETTLE BY ARBITRATION ANY CONTROVERSY BETWEEN HIM/HER AND THE BROKER CONCERNING THIS AGREEMENT, HIS/HER ACCOUNT(S), OR ACCOUNT TRANSACTIONS, OR IN ANY WAY ARISING FROM HIS/HER RELATIONSHIP WITH BROKER WHETHER ENTERED INTO PRIOR, ON, OR SUBSEQUENT TO THIS DATE. SUCH ARBITRATION WILL BE CONDUCTED BEFORE AND ACCORDING TO THE ARBITRATION RULES OF THE FINANCIAL INDUSTRY REGULATORY AUTHORITY (FINRA) OR ANY OTHER SELF-REGULATORY ORGANIZATION OF WHICH BROKER IS A MEMBER. EITHER THE BROKER OR THE CUSTOMER MAY INITIATE ARBITRATION BY MAILING A WRITTEN NOTICE. IF THE CUSTOMER DOES NOT DESIGNATE THE ARBITRATION FORUM IN HIS/HER NOTICE, OR RESPOND IN WRITING WITHIN 5 DAYS AFTER RECEIPT OF BROKER’S NOTICE, CUSTOMER AUTHORIZES BROKER TO DESIGNATE THE ARBITRATION FORUM ON CUSTOMER’S BEHALF. JUDGMENT ON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION, AND CUSTOMER SUBMITS HIMSELF/HERSELF AND PERSONAL REPRESENTATIVES TO THE JURISDICTION OF SUCH COURT.

NOTHING CONTAINED IN THIS AGREEMENT SHALL BE CONSTRUED AS REQUIRING ARBITRATION FOR ALLEGATIONS INVOLVING BREACH OF CONTRACT, NEGLIGENCE, VIOLATIONS OF STATE OR FEDERAL SECURITIES LAWS, BREACH OF FIDUCIARY DUTY OR OTHER MISCONDUCT BY THE DIRECTORS OF THE REIT OR APPLE TEN ADVISORS, INC.

APPLE REIT TEN, INC.—Signature Page of the Subscription Agreement

Acct. #:    Date:    Doc # 1024

IC Name/Code:    Track #:

1.	Name(s) in which Units are to be registered:
2.	Manner in which title is to be held (Please check one).
☐ Individual ☐ Joint Tenants WROS ☐ Corporation ☐ Community Property
☐ Tenants in Common ☐ Partnership ☐ Trust
☐ As Custodian for
☐ For Estate of
☐ Other
3.	Address for correspondence

4.

Are you a non-resident alien individual (other than a non-resident alien who has elected to be taxed as a resident), a foreign corporation, a foreign partnership, a foreign trust, a foreign estate, or otherwise not qualified as a United States person? If so, transaction will not be executed without a completed W-8BEN Form. ☐ Yes  ☐ No

5.

Amount of Investment $   for   Units (Investment must be for a minimum of $5,000 in Units or $2,000 in Units for qualified plans). Make check payable to: David Lerner Associates, Inc. (or as otherwise instructed).

6.	☐ Liquidate funds from money market ☐ Check Enclosed
7.	I (WE) UNDERSTAND THAT THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE AT PARAGRAPH (H).
8.	Signature(s) of Investor(s) (Please sign in same manner in which shares are to be registered. Read Subscription Agreement, an important legal document, before signing.)
By executing this Subscription Agreement, the Investor is not waiving any rights under the Securities Act of 1933.
X
		Signature	Date
X
		Signature	Date
X
		Signature	Date
9.		Broker/Dealer Information:
X
		Registered Representative’s Name and Number	Second Registered Representative’s Name and Number
X
		Broker/Dealer Firm	Registered Representative’s Office Address
X
		City/State/Zip	Telephone Number
10.

To substantiate compliance with Rule 2810 of the FINRA Conduct Rules, the undersigned Registered Representative hereby certifies: I have reasonable grounds to believe, based on information obtained from the investor(s) concerning investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the REIT is suitable for such investor(s) in light of financial position, net worth and other suitability characteristics.

	Registered Representative		Date

	General Securities Principal		Date

PROSPECTUS

DAVID LERNER ASSOCIATES, INC.
as Managing Dealer

January 19, 2011

No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the offering made by this prospectus, and, if given or made, any other information or representations must not be relied upon. This prospectus does not constitute an offer in any state in which an offer may not legally be made. The delivery of this prospectus at any time does not imply that information contained in this prospectus has not changed as of any time after its date.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses Of Issuance And Distribution.

The following are estimates of the expenses to be incurred in connection with the issuance and distribution of the securities to be registered:

SEC registration fee	$142,600
FINRA filing fee	75,500
Printing and engraving fees	4,350,000
Legal fees and expenses	4,100,000
Accounting fees and expenses	1,191,900
Blue Sky fees and expense	100,000
Transfer Agent and Registrar fees	20,000
Registrant travel expense	20,000
Marketing Expense Allowance*	50,000,000

Total	$60,000,000

*	The Marketing Expense Allowance is the only item in this list that constitutes FINRA underwriting compensation and that is payable to a FINRA member.

Item 32. Sales To Special Parties.

On August 13, 2010, the Registrant agreed to sell 10 Units to Apple Ten Advisors for $110 cash.

On August 13, 2010, Glade M. Knight subscribed to purchase an aggregate of 480,000 Series B convertible preferred shares from the Registrant in exchange for an agreed upon subscription price of $48,000 cash.

Item 33. Recent Sales Of Unregistered Securities.

On August 13, 2010, the Registrant agreed to sell 10 Units to Apple Ten Advisors for $110 cash, in a transaction that was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof.

On August 13, 2010, Glade M. Knight subscribed to purchase an aggregate of 480,000 Series B convertible preferred shares from the Registrant in exchange for an agreed upon subscription price of $48,000 cash. The transactions with respect to the Class B convertible preferred shares were also exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof.

Item 34. Indemnification Of Directors And Officers.

The Virginia Stock Corporation Act (the Virginia Act) permits a Virginia corporation to include in its articles of incorporation a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages. Our articles of incorporation contain a provision which eliminates such liability for officers and for a director if such director meets all requirements for indemnification.

The Virginia Act permits indemnification of the Registrant’s directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933. Additionally, under the Virginia Act, unless its articles of incorporation provide otherwise, a corporation is required to indemnify a director or officer who entirely prevails in the defense of any proceeding to which the director or officer was a party because he or she is or was a director or officer of the corporation, against reasonable expenses incurred by him or her in connection with the proceeding. Our articles do not provide otherwise.

Our articles of incorporation obligate us to indemnify any person who is made a party to, or is threatened to be made a party to, any proceeding by reason of:

•	his or her service as a present or former director or officer of us, or

•

his or her service as a present or former director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise, while a director or officer of ours and serving in such capacity at our request.

The indemnification provided for in our articles of incorporation shall include reasonable expenses (including reasonable legal expenses) and other costs and shall be paid or reimbursed by us in advance of the final disposition of any such proceeding, if certain conditions outlined in our articles are satisfied.

Pursuant to our articles, we will provide indemnification of a director only if all of the following conditions have been met:

•	the indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	the indemnitee was acting on our behalf or performing services for us;

•

the liability or loss was not the result of negligence or misconduct, if the indemnitee is a director other than an independent director, or gross negligence or willful misconduct, if the indemnitee is an independent director; and

•	any indemnification is only recoverable out of our net assets and not from shareholders.

In addition, we will not provide indemnification of a director for any liability, loss or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the indemnitee;

•	the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or

•

a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, after having been advised of the position of the Commission and the published position of any state securities regulatory authority as to indemnification for violations of securities laws.

Also, our articles of incorporation limit our advancement of funds to our directors for reasonable legal expenses and other costs incurred, and provide that we will only advance funds if all of the following conditions have been met:

•	the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of us;

•

the legal proceeding was initiated by a third party who is not a shareholder or, if by a shareholder of ours acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and

•

the indemnitee provides us with a written agreement to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that the indemnitee did not comply with the requisite standard of conduct and is not entitled to indemnification.

The exculpation and indemnification provisions in the articles of incorporation may result in a shareholder or the corporation having a more limited right of action against a director, the Registrant or its affiliates than he, she or it would otherwise have had in the absence of the provisions. Conversely, the presence of these provisions may have the effect of conferring greater discretion upon the directors, the Registrant and its affiliates in making decisions and taking actions with respect to the Registrant.

We will obtain, and pay the cost of, directors’ and officers’ liability insurance coverage which insures (i) our directors and officers from any claim arising out of an alleged wrongful act by our directors and officers in their respective capacities as directors and officers, and (ii) us to the extent that we have indemnified the directors and officers for such loss. Such insurance may cover liabilities under the Securities Act of 1933.

Item 35. Treatment Of Proceeds From Stock Being Registered.

None of the proceeds will be credited to an account other than the appropriate capital

Item 36. Financial Statements and Exhibits.

(a) Financial Statements. See Index to Financial Statements in the Prospectus, Supplement No. 14 and in Supplement No. 15.

(b) Exhibits. Except as expressly noted otherwise, the Exhibits have been previously filed.

Exhibit Number	Description of Documents
1.1

Agency Agreement between the Registrant and David Lerner Associates, Inc. with form of selected Dealer Agreement attached as Exhibit A thereto. (Incorporated by reference to Exhibit 1.1 to amendment no. 3 to the registrant’s registration statement on Form S-11 (SEC File No. 333-168971) filed December 20, 2010 and effective January 19, 2011)

1.2

Escrow Agreement. (Incorporated by reference to Exhibit 1.2 to amendment no. 3 to the registrant’s registration statement on Form S-11 (SEC File No. 333-168971) filed December 20, 2010 and effective January 19, 2011)

3.1

Articles of Incorporation of the Registrant, as amended. (Incorporated by reference to Exhibit 3.1 to amendment no. 4 to the registrant’s registration statement on Form S-11 (SEC File No. 333-168971) filed January 7, 2011 and effective January 19, 2011)

3.2

Bylaws of the Registrant, as amended. (Incorporated by reference to Exhibit 3.2 to amendment no. 3 to the registrant’s registration statement on Form S-11 (SEC File No. 333-168971) filed December 20, 2010 and effective January 19, 2011)

5.1

Opinion of McGuireWoods LLP as to the legality of the securities being registered. (Incorporated by reference to Exhibit 5.1 to amendment no. 4 to the registrant’s registration statement on Form S-11 (SEC File No. 333-168971) filed January 7, 2011 and effective January 19, 2011)

8.1

Opinion of McGuireWoods LLP as to certain tax matters. (Incorporated by reference to Exhibit 8.1 to amendment no. 4 to the registrant’s registration statement on Form S-11 (SEC File No. 333-168971) filed January 7, 2011 and effective January 19, 2011)

10.1

Advisory Agreement between the Registrant and Apple Ten Advisors, Inc., as amended. (Incorporated by reference to Exhibit 10.1 to registrant’s quarterly report on Form 10-Q (SEC File No. 333-168971) filed May 6, 2011)

10.2

Property Acquisition/Disposition Agreement between the Registrant and Apple Suites Realty Group, Inc. (Incorporated by reference to Exhibit 10.2 to amendment no. 3 to the registrant’s registration statement on Form S-11 (SEC File No. 333-168971) filed December 20, 2010 and effective January 19, 2011)

10.3

Apple REIT Ten, Inc. 2010 Non-Employee Directors Stock Option Plan. (Incorporated by reference to Exhibit 10.3 to registrant’s quarterly report on Form 10-Q (SEC File No. 333-168971) filed May 6, 2011)

10.4

Purchase Contract dated as of February 1, 2011 between 5280 Lodging, LLC and Apple Ten Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.4 to registrant’s quarterly report on Form 10-Q (SEC File No. 333-168971) filed May 6, 2011)

Exhibit Number	Description of Documents
10.5

Management Agreement dated as of March 4, 2011 between Stonebridge Realty Advisors, Inc. and Apple Ten Hospitality Management, Inc. (Incorporated by reference to Exhibit 10.5 to registrant’s quarterly report on Form 10-Q (SEC File No. 333-168971) filed May 6, 2011)

10.6

Franchise License Agreement dated as of March 4, 2011 between Hilton Garden Inns Franchise LLC and Apple Ten Hospitality Management, Inc. (Incorporated by reference to Exhibit 10.6 to registrant’s quarterly report on Form 10-Q (SEC File No. 333-168971) filed May 6, 2011)

10.7

Hotel Lease Agreement effective as of March 4, 2011 between Apple Ten Hospitality Ownership, Inc. and Apple Ten Hospitality Management, Inc. (Incorporated by reference to Exhibit 10.7 to registrant’s quarterly report on Form 10-Q (SEC File No. 333-168971) filed May 6, 2011)

10.8

Purchase Contract dated as of February 4, 2011 between Yogi Hotel, Inc. and Apple Ten Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.8 to registrant’s quarterly report on Form 10-Q (SEC File No. 333-168971) filed May 6, 2011)

10.9

Management Agreement dated as of March 15, 2011 between MHH Management, LLC and Apple Ten Hospitality Management, Inc. (Incorporated by reference to Exhibit 10.9 to registrant’s quarterly report on Form 10-Q (SEC File No. 333-168971) filed May 6, 2011)

10.10

Franchise License Agreement dated as of March 15, 2011 between Hampton Inns Franchise LLC and Apple Ten Hospitality Management, Inc. (Incorporated by reference to Exhibit 10.10 to registrant’s quarterly report on Form 10-Q (SEC File No. 333-168971) filed May 6, 2011)

10.11

Hotel Lease Agreement effective as of March 15, 2011 between Apple Ten North Carolina, L.P. and Apple Ten Hospitality Management, Inc. (Incorporated by reference to Exhibit 10.11 to registrant’s quarterly report on Form 10-Q (SEC File No. 333-168971) filed May 6, 2011)

10.12

Purchase Contract dated as of February 25, 2011 between Independence Hospitality, Inc. and Apple Ten Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.12 to registrant’s quarterly report on Form 10-Q (SEC File No. 333-168971) filed May 6, 2011)

10.13

Management Agreement dated as of March 25, 2011 between Newport Charlotte Management, LLC and Apple Ten Hospitality Management, Inc. (Incorporated by reference to Exhibit 10.13 to registrant’s quarterly report on Form 10-Q (SEC File No. 333-168971) filed May 6, 2011)

10.14

Relicensing Franchise Agreement dated as of March 25, 2011 between Marriott International, Inc. and Apple Ten Hospitality Management, Inc. (Incorporated by reference to Exhibit 10.14 to registrant’s quarterly report on Form 10-Q (SEC File No. 333-168971) filed May 6, 2011)

10.15

Hotel Lease Agreement effective as of March 25, 2011 between Apple Ten North Carolina, L.P. and Apple Ten Hospitality Management, Inc. (Incorporated by reference to Exhibit 10.15 to registrant’s quarterly report on Form 10-Q (SEC File No. 333-168971) filed May 6, 2011)

10.16

Purchase Contract dated as of February 4, 2011 between Columbia East Hospitality, Inc. and Apple Ten Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.16 to registrant’s quarterly report on Form 10-Q (SEC File No. 333-168971) filed May 6, 2011)

10.17

Management Agreement dated as of March 25, 2011 between Newport Columbia Management, LLC and Apple Ten Hospitality Management, Inc. (Incorporated by reference to Exhibit 10.17 to registrant’s quarterly report on Form 10-Q (SEC File No. 333-168971) filed May 6, 2011)

Exhibit Number	Description of Documents
10.18

Relicensing Franchise Agreement dated as of March 25, 2011 between Marriott International, Inc. and Apple Ten Hospitality Management, Inc. (Incorporated by reference to Exhibit 10.18 to registrant’s quarterly report on Form 10-Q (SEC File No. 333-168971) filed May 6, 2011)

10.19

Hotel Lease Agreement effective as of March 25, 2011 between Apple Ten Business Trust and Apple Ten Hospitality Management, Inc. (Incorporated by reference to Exhibit 10.19 to registrant’s quarterly report on Form 10-Q (SEC File No. 333-168971) filed May 6, 2011)

10.20

Purchase Contract dated as of February 4, 2011 between Onslow Hospitality, Inc. and Apple Ten Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.20 to registrant’s quarterly report on Form 10-Q (SEC File No. 333-168971) filed May 6, 2011)

10.21

Purchase Contract dated as of February 4, 2011 between Krishna Hotel, Inc. and Apple Ten Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.21 to registrant’s quarterly report on Form 10-Q (SEC File No. 333-168971) filed May 6, 2011)

10.22

Purchase Contract dated as of November 5, 2010 between The Generation Companies, LLC and Apple Suites Realty Group, Inc. (Incorporated by reference to Exhibit 10.22 to registrant’s quarterly report on Form 10-Q (SEC File No. 333-168971) filed May 6, 2011)

10.23

Assignment of Contract dated as of February 8, 2011 between Apple Suites Realty Group, Inc. and Apple Ten Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.23 to registrant’s quarterly report on Form 10-Q (SEC File No. 333-168971) filed May 6, 2011)

10.24

Purchase Contract dated as of March 1, 2011 between KRG/White LS Hotel, LLC and Kite Realty/White Hotel LS Operators, LLC and Apple Ten Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.24 to registrant’s quarterly report on Form 10-Q (SEC File No. 333-168971) filed May 6, 2011)

10.25

Purchase Contract dated as of April 4, 2011 between Collins Hospitality, Inc. and Apple Ten Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.25 to registrant’s quarterly report on Form 10-Q (SEC File No. 333-168971) filed May 6, 2011)

10.26

Purchase Contract dated as of April 4, 2011 between Five Seasons Hospitality, Inc. and Apple Ten Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.26 to registrant’s quarterly report on Form 10-Q (SEC File No. 333-168971) filed May 6, 2011)

10.27

Purchase Contract dated as of April 4, 2011 between Sajni, Inc. and Apple Ten Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.27 to registrant’s quarterly report on Form 10-Q (SEC File No. 333-168971) filed May 6, 2011)

10.28

Purchase Contract dated as of April 4, 2011 between Windy City Lodging, Inc. and Apple Ten Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.28 to registrant’s quarterly report on Form 10-Q (SEC File No. 333-168971) filed May 6, 2011)

10.29

Purchase Contract dated as of April 12, 2011 between McKibbon Hotel Group of Knoxville, Tennessee #3, L.P. and Apple Ten Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.29 to registrant’s quarterly report on Form 10-Q (SEC File No. 333-168971) filed May 6, 2011)

10.30

Purchase Contract dated as of April 12, 2011 between MHG-TC, #2, LLC and Apple Ten Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.30 to registrant’s quarterly report on Form 10-Q (SEC File No. 333-168971) filed May 6, 2011)

10.31

Purchase Contract dated as of April 12, 2011 between MHG-TC, LLC and Apple Ten Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.31 to registrant’s quarterly report on Form 10-Q (SEC File No. 333-168971) filed May 6, 2011)

Exhibit Number	Description of Documents
10.32

Purchase Contract dated as of April 12, 2011 between MHG of Gainesville, Florida #3, LLC and Apple Ten Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.32 to registrant’s quarterly report on Form 10-Q (SEC File No. 333-168971) filed May 6, 2011)

10.33

Purchase Contract dated as of April 12, 2011 between McKibbon Hotel Group of Fort Myers, Florida #2, L.P. and Apple Ten Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.33 to registrant’s quarterly report on Form 10-Q (SEC File No. 333-168971) filed May 6, 2011)

10.34

Purchase Contract dated as of April 12, 2011 between MHG of Richmond, Virginia, LLC and Apple Ten Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.34 to registrant’s quarterly report on Form 10-Q (SEC File No. 333-168971) filed May 6, 2011)

10.35

Purchase Contract dated as of April 12, 2011 between MHG of Pensacola, Florida, LLC and Apple Ten Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.35 to registrant’s quarterly report on Form 10-Q (SEC File No. 333-168971) filed May 6, 2011)

10.36

Purchase Contract dated as of April 12, 2011 between McKibbon Hotel Group of Montgomery, Alabama, L.P. and Apple Ten Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.36 to registrant’s quarterly report on Form 10-Q (SEC File No. 333-168971) filed May 6, 2011)

10.37

Purchase Contract dated as of April 12, 2011 between MHG of Mobile, Alabama #5, LLC and Apple Ten Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.37 to registrant’s quarterly report on Form 10-Q (SEC File No. 333-168971) filed May 6, 2011)

10.38

Purchase Contract dated as of May 4, 2011 between McKibbon Hotel Group of Gainesville, Florida #2, LP and Apple Ten Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.38 to registrant’s quarterly report on Form 10-Q (SEC File No. 333-168971) filed May 6, 2011)

10.39

Purchase Contract dated as of May 27, 2011 between Chicago North Shore Lodging Associates, LLC and Apple Ten Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.39 to registrant’s quarterly report on Form 10-Q (SEC File No. 333-168971) filed August 12, 2011)

10.40

Purchase Contract dated as of May 27, 2011 between Chicago River Road Lodging Associates, LLC and Apple Ten Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.40 to registrant’s quarterly report on Form 10-Q (SEC File No. 333-168971) filed August 12, 2011)

10.41

Purchase Contract dated as of May 27, 2011 between VHRMR Round Rock, LTD. and Apple Ten Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.41 to registrant’s quarterly report on Form 10-Q (SEC File No. 333-168971) filed August 12, 2011)

10.42

Purchase Contract dated as of July 11, 2011 between Ascent Hospitality, Inc. and Apple Ten Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.42 to registrant’s quarterly report on Form 10-Q (SEC File No. 333-168971) filed August 12, 2011)

10.43

Purchase Contract dated as of July 11, 2011 between SASI, LLC, and Apple Ten Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.43 to registrant’s quarterly report on Form 10-Q (SEC File No. 333-168971) filed August 12, 2011)

10.44

Purchase Contract dated as of July 13, 2011 between Omaha Downtown Lodging Investors II, LLC and Apple Ten Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.44 to registrant’s quarterly report on Form 10-Q (SEC File No. 333-168971) filed August 12, 2011)

Exhibit Number	Description of Documents
10.45

Purchase Contract dated as of July 13, 2011 between Scottsdale Lodging Investors, LLC and Apple Ten Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.45 to registrant’s quarterly report on Form 10-Q (SEC File No. 333-168971) filed August 12, 2011)

10.46

Purchase Contract dated as of October 28, 2011 between Oceanside Seagate SPE, LLC and Apple Ten Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.46 to registrant’s quarterly report on Form 10-Q (SEC File No. 333-168971) filed November 10, 2011)

10.47

Purchase Contract dated as of November 1, 2011 between Dallas Lodging, LLC and Apple Ten Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.47 to registrant’s quarterly report on Form 10-Q (SEC File No. 333-168971) filed November 10, 2011)

10.48

Purchase Contract dated as of November 1, 2011 between Grapevine Equity Partners, LLC and Apple Ten Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.48 to registrant’s quarterly report on Form 10-Q (SEC File No. 333-168971) filed November 10, 2011)

10.49

Purchase Contract dated as of November 1, 2011 between Sunbelt—I2HA, LLC, et. al. and Apple Ten Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.49 to registrant’s quarterly report on Form 10-Q (SEC File No. 333-168971) filed November 10, 2011)

10.50

Purchase Contract dated as of July 8, 2010 between Sunbelt-FTH, LLC and Apple Suites Realty Group, Inc. (Incorporated by reference to Exhibit 10.50 to post-effective amendment no. 4 to the registrant’s registration statement on Form S-11 (SEC File No. 333-168971) filed February 17, 2012)

10.51

Assignment of Contract dated as of December 8, 2011 between Apple Suites Realty Group, Inc. and Apple Ten Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.51 to post-effective amendment no. 4 to the registrant’s registration statement on Form S-11 (SEC File No. 333- 168971) filed February 17, 2012)

10.52

Purchase Contract dated as of July 8, 2010 between Sunbelt-TNT, LLC and Apple Suites Realty Group, Inc. (Incorporated by reference to Exhibit 10.52 to post-effective amendment no. 4 to the registrant’s registration statement on Form S-11 (SEC File No. 333-168971) filed February 17, 2012)

10.53

Assignment of Contract dated as of January 11, 2012 between Apple Suites Realty Group, Inc. and Apple Ten Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.53 to post-effective amendment no. 4 to the registrant’s registration statement on Form S-11 (SEC File No. 333- 168971) filed February 17, 2012)

23.1

Consent of McGuireWoods LLP (included in Exhibit 5 and 8) (Incorporated by reference to Exhibit 23.1 to amendment no. 4 to the registrant’s registration statement on Form S-11 (SEC File No. 333-168971) filed January 7, 2011 and effective January 19, 2011)

23.2

Consent of Ernst & Young LLP (regarding prospectus) (Incorporated by reference to Exhibit 23.2 to amendment no. 4 to the registrant’s registration statement on Form S-11 (SEC File No. 333-168971) filed January 7, 2011 and effective January 19, 2011)

23.3

Consent of Ernst & Young LLP (Incorporated by reference to Exhibit 23.3 to post-effective amendment no. 4 to the registrant’s registration statement on Form S-11 (SEC File No. 333-168971) filed February 17, 2012)

23.4

Consent of Gerald O. Dry, PA (Incorporated by reference to Exhibit 23.4 to post-effective amendment no. 4 to the registrant’s registration statement on Form S-11 (SEC File No. 333-168971) filed February 17, 2012)

Exhibit Number	Description of Documents
23.5

Consent of Mauldin & Jenkins, LLC (Incorporated by reference to Exhibit 23.5 to post-effective amendment no. 4 to the registrant’s registration statement on Form S-11 (SEC File No. 333-168971) filed February 17, 2012)

23.6

Consent of Wade Stables P.C. (Incorporated by reference to Exhibit 23.6 to post-effective amendment no. 4 to the registrant’s registration statement on Form S-11 (SEC File No. 333-168971) filed February 17, 2012)

23.7

Consent of Warren Averett, LLC (formerly Wilson, Price, Barranco, Blankenship & Billingsley, P.C.) (Incorporated by reference to Exhibit 23.7 to post-effective amendment no. 4 to the registrant’s registration statement on Form S-11 (SEC File No. 333-168971) filed February 17, 2012)

23.8

Consent of Baker Tilly Virchow Krause, LLP (Incorporated by reference to Exhibit 23.8 to post-effective amendment no. 4 to the registrant’s registration statement on Form S-11 (SEC File No. 333-168971) filed February 17, 2012)

23.9

Consent of Pannell Kerr Forster of Texas, P.C. (Incorporated by reference to Exhibit 23.9 to post-effective amendment no. 4 to the registrant’s registration statement on Form S-11 (SEC File No. 333-168971) filed February 17, 2012)

23.10

Consent of Crowe Horwath LLP (Incorporated by reference to Exhibit 23.10 to post-effective amendment no. 4 to the registrant’s registration statement on Form S-11 (SEC File No. 333-168971) filed February 17, 2012)

23.11	Consent of Ernst & Young LLP (FILED HEREWITH)
24.1

Power of Attorney of Kent W. Colton (Incorporated by reference to Exhibit 24.1 to post-effective amendment no. 1 to the registrant’s registration statement on Form S-11 (SEC File No. 333-168971) filed May 19, 2011 and effective May 31, 2011)

24.2

Power of Attorney of R. Garnett Hall, Jr. (Incorporated by reference to Exhibit 24.2 to post-effective amendment no. 1 to the registrant’s registration statement on Form S-11 (SEC File No. 333-168971) filed May 19, 2011 and effective May 31, 2011)

24.3

Power of Attorney of Anthony Francis Keating, III (Incorporated by reference to Exhibit 24.3 to post-effective amendment no. 1 to the registrant’s registration statement on Form S-11 (SEC File No. 333-168971) filed May 19, 2011 and effective May 31, 2011)

24.4

Power of Attorney of David J. Adams (Incorporated by reference to Exhibit 24.4 to post-effective amendment no. 2 to the registrant’s registration statement on Form S-11 (SEC File No. 333-168971) filed August 19, 2011 and effective August 30, 2011)

101

The following materials from Apple REIT Ten, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011 formatted in XBRL (eXtensible Business Reporting Language): (i) the Consolidated Balance Sheets, (ii) the Consolidated Statements of Operations, (iii) the Consolidated Statements of Shareholders’ Equity, (iv) the Consolidated Statements of Cash Flows, and (v) related notes to these financial statements, tagged as blocks of text (FURNISHED HEREWITH)

Item 37. Undertakings.

The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, That:

A. Paragraphs (a)(i) and (a)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

B. Paragraphs (a)(i), (a)(ii) and (a)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement; and

C. Paragraphs (a)(i) and (a)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (d) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(e) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (Section 230.430B of the Regulations under the Securities Act of 1933):

A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(f) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The registrant undertakes to send to each shareholder at least on an annual basis a detailed statement of any transactions with the advisor or its affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

The registrant undertakes to provide to the shareholders the financial statements required by Form 10-K for the first full fiscal year of operations of the registrant.

The registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing shareholders. Each sticker supplement will also disclose all compensation and fees received by the advisor or its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 or Rule 3-05, as applicable (based upon the type of property acquired and/or the type of lease to which the property will be subject), of Regulation S-X only for properties acquired during the distribution period.

The registrant undertakes to file, after the end of the offering period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 or Rule 3-05, as applicable, of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering.

Offers and sales of the interests may continue after the filing of a post-effective amendment containing information previously disclosed in sticker supplements to the prospectus, as long as the information disclosed in a current sticker supplement accompanying the prospectus is as complete as the information contained in the most recently filed post-effective amendment.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Pre-Effective Amendment No. 2 to Post-Effective Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on March 22, 2012.

APPLE REIT TEN, INC.

By:	/s/ GLADE M. KNIGHT Glade M. Knight Chairman of the Board and Chief Executive Officer (and as such, Principal Executive Officer)
By:	/s/ BRYAN F. PEERY Bryan F. Peery Chief Financial Officer (and as such, Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 2 to Post-Effective Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Capacities	Date

/s/ GLADE M. KNIGHT (Glade M. Knight)		Chairman of the Board and Chief Executive Officer (and as such, Principal Executive Officer)	March 22, 2012
/s/ BRYAN F. PEERY (Bryan F. Peery)		Chief Financial Officer (and as such, Principal Accounting Officer)	March 22, 2012
* (Kent W. Colton)		Director	March 22, 2012
* (R. Garnett Hall, Jr.)		Director	March 22, 2012
* (Anthony Francis Keating, III)		Director	March 22, 2012
* (David J. Adams)		Director	March 22, 2012
*By:	/s/ GLADE M. KNIGHT Glade M. Knight Attorney-In-Fact for the above-named person